                                                    Filed Pursuant to Rule 424B5
                                             Registration File No. 333-120922-01

PROSPECTUS SUPPLEMENT
(TO ACCOMPANY PROSPECTUS DATED JANUARY 19, 2005)

                          $1,686,718,000 (APPROXIMATE)
                            (OFFERED CERTIFICATES)
                    WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C16

                 WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                                  (DEPOSITOR)

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-48 OF THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 14 OF THE ACCOMPANYING PROSPECTUS.

Neither the offered certificates nor the underlying mort- gage loans are insured or guaranteed by any government agency or instrumentality.

The offered certificates will represent interests in the trust fund only. They will not represent obligations of any other party. The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association.

This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus dated January 19, 2005.
--------------------------------------------------------------------------------

THE TRUST FUND:

o   As of January 11, 2005, the mortgage loans included in the trust fund will have an aggregate principal balance of approximately $2,063,442,241.

o   The trust fund will consist of a pool of 183 fixed rate mortgage loans.

o   The mortgage loans are secured by first liens on commercial and multifamily properties.

o   All of the mortgage loans were originated or acquired by Wachovia Bank,
    National Association, Countrywide Commercial Real Estate Finance, Inc. and
    Artesia Mortgage Capital Corporation.

THE CERTIFICATES:

o   The trust fund will issue 28 classes of certificates.

o   Only the 9 classes of offered certificates described in the following table are being offered by this prospectus supple ment and the accompanying prospectus.

--------------------------------------------------------------------------------

=====================================================================================================================
                         ORIGINAL     PERCENTAGE OF        PASS-                                           EXPECTED
                       CERTIFICATE     CUT-OFF DATE       THROUGH          ASSUMED FINAL                  S&P/MOODY'S
CLASS                   BALANCE(1)     POOL BALANCE        RATE        DISTRIBUTION DATE(2)   CUSIP NO.    RATING(3)
---------------------------------------------------------------------------------------------------------------------

Class A-1 ..........  $ 70,861,000         3.434%          4.061%      September 15, 2009     929766YU1     AAA/Aaa
Class A-2 ..........  $621,678,000        30.128%          4.380%       December 15, 2009     929766YV9     AAA/Aaa
Class A-3 ..........  $ 67,687,000         3.280%          4.615%       December 15, 2011     929766YW7     AAA/Aaa
Class A-PB .........  $109,727,000         5.318%          4.692%      September 15, 2014     929766B69     AAA/Aaa
Class A-4 ..........  $569,152,000        27.583%          4.847%(4)    November 15, 2014     929766YX5     AAA/Aaa
Class A-J ..........  $131,545,000         6.375%          4.896%(4)    December 15, 2014     929766ZA4     AAA/Aaa
Class B ............  $ 56,744,000         2.750%          4.945%(4)    December 15, 2014     929766ZB2     AA/Aa2
Class C ............  $ 25,793,000         1.250%          4.985%(4)    December 15, 2014     929766ZC0     AA-/Aa3
Class D ............  $ 33,531,000         1.625%          5.044%(4)    December 15, 2014     929766ZD8       A/A2
=====================================================================================================================

(Footnotes explaining the table are on page S-2)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR HAS
DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Wachovia Capital Markets, LLC is acting as sole lead manager for this offering.
Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the offered certificates. Countrywide Securities Corporation, ABN AMRO
Incorporated, Credit Suisse First Boston LLC, Deutsche Bank Securities Inc. and
Greenwich Capital Markets, Inc. are acting as co-managers for the offering.
Wachovia Capital Markets, LLC, Countrywide Securities Corporation, ABN AMRO
Incorporated, Credit Suisse First Boston LLC, Deutsche Bank Securities Inc. and
Greenwich Capital Markets, Inc. are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. We expect to receive from this offering approximately 100.49% of the initial certificate balance of the offered certificates, plus accrued interest from January 1, 2005, before deducting expenses.

We expect that delivery of the offered certificates will be made in book-entry form on or about January 27, 2005.

                              WACHOVIA SECURITIES
                      COUNTRYWIDE SECURITIES CORPORATION

ABN AMRO INCORPORATED
                   CREDIT SUISSE FIRST BOSTON
                                          DEUTSCHE BANK SECURITIES
                                                           RBS GREENWICH CAPITAL

                                JANUARY 19, 2005

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

         Commercial Mortgage Pass-Through Certificates, Series 2005-C16
                     Geographic Overview of Mortgage Pool(1)

                         [MAP OF UNITED STATES OMITTED]

WASHINGTON             NEW JERSEY                        VIRGINIA
7 properties           4 properties                      7 properties
$115,066,055           $40,743,468                       $49,190,116
5.6% of total          2.0% of total                     2.4% of total

SOUTH DAKOTA           DISTRICT OF COLUMBIA              NORTH CAROLINA
1 property             5 properties                      7 properties
$8,062,785             $16,714,876                       $81,010,223
0.4% of total          0.8% of total                     3.9% of total

IOWA                   MARYLAND                          SOUTH CAROLINA
1 property             4 properties                      7 properties
$3,500,000             $6,913,678                        $43,610,310
0.2% of total          0.3% of total                     2.1% of total

ILLINOIS               GEORGIA                           COLORADO
9 properties           18 properties                     2 properties
$248,336,990           $93,847,062                       $6,690,094
12.0% of total         4.5% of total                     0.3% of total

MINNESOTA              FLORIDA                           ARIZONA
7 properties           27 properties                     3 properties
$14,195,347            $144,168,362                      $16,153,170
0.7% of total          7.0% of total                     0.8% of total

WISCONSIN               ALABAMA                          UTAH
17 properties           1 property                       1 property
$47,595,942             $6,300,000                       $1,797,982
2.3% of total           0.3% of total                    0.1% of total

INDIANA                 TENNESSEE                        SOUTHERN CALIFORNIA(2)
1 property              2 properties                     25 properties
$12,646,892             $4,757,891                       $309,649,201
0.6% of total           0.2% of total                    15.0% of total

MICHIGAN                MISSISSIPPI                      CALIFORNIA
1 property              1 property                       30 properties
$4,050,000              $4,829,422                       $412,210,322
0.2% of total           0.2% of total                    20.0% of total

OHIO                    LOUISIANA                        NORTHERN CALIFORNIA(2)
1 property              2 properties                     5 properties
$2,140,000              $13,346,000                      $102,561,121
0.1% of total           0.6% of total                    5.0% of total

PENNSYLVANIA            TEXAS                            NEVADA
5 properties            17 properties                    6 properties
$19,396,830             $72,197,720                      $74,634,637
0.9% of total           3.5% of total                    3.6% of total

NEW YORK                OKLAHOMA                         ALASKA
7 properties            1 property                       1 property
$392,491,637            $3,738,864                       $16,962,915
19.0% of total          0.2% of total                    0.8% of total

MASSACHUSETTS           NEW MEXICO
4 properties            2 properties
$62,392,651             $23,750,000
3.0% of total           1.2% of total

[PIE CHART OMITTED]
------------------------------------
MORTGAGE PROPERTIES BY PROPERTY TYPE
Office 37.2%
Retail 25.9%
Multifamily 12.3%
Hospitality 10.5%
Self Storage 6.2%
Mixed Use 4.8%
Mobile Home Park 2.0%
Land(3) 0.6%
Industrial 0.6%
-------------------------------------

Geographic Overview of Mortgaged Properties

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties mortgaged by the appraised values of the mortgaged properties or the allocated loan amount as detailed in the related mortgage loan documents).

(2) For purposes of determining whether a mortgaged property is located in
Northern or Southern California, mortgaged properties located north of San Luis
Obispo County, Kern County and San Bernadino County were included in Northern
California and mortgaged properties located in and south of such counties were included in Southern California.

(3)Specifically, the fee interest in land which the ground tenant has improved and leased as a hotel or restaurant. The related building is not part of the loan collateral, and the source of funds for loan repayment is the ground rent payments made to the borrower.

[CHART OMITTED]
----------------------------
(more than or equal to) 10.0%
of Cut-Off Date Pool Balance

(more than or equal to) 5.0 - 10.0%
of Cut-Off Date Pool Balance

(more than or equal to) 1.0 - 5.0%
of Cut-Off Date Pool Balance

(less than or equal to) 1.0%
of Cut-Off Date Pool Balance
----------------------------

[6 TIMES SQUARE PICTURE OMITTED]              [175 WEST JACKSON PICTURE OMITTED]
6 Times Square, New York, NY                  175 West Jackson, Chicago, IL

[180 MAIDEN LANE PICTURE OMITTED]             [FIGUEROA PLAZA PICTURE OMITTED]
180 Maiden Lane, New York, NY                 Figueroa Plaza, Los Angeles, CA

                                              [RESIDENCE INN PORTFOLIO #2 PICTURE OMITTED]
                                              Residence Inn
                                              Portfolio #2, Various, Various

[HOTEL GANSEVOORT PICTURE OMITTED]            [900 FOURTH AVENUE PICTURE OMITTED]
Hotel Gansevoort, New York, NY                900 Fourth Avenue, Seattle, WA

[AON OFFICE BUILDING PICTURE OMITTED]         [AON OFFICE BUILDING PICTURE OMITTED]
AON Office Building, Glenview, IL

[EXTRA SPACE SELF STORAGE PORTFOLIO #1        [EXTRA SPACE SELF STORAGE PORTFOLIO #2
PICTURE OMITTED]                              PICTURE OMITTED]
Extra Space Self Storage                      Extra Space Self Storage
Portfolio #1, Various, Various                Portfolio #2, Various, Various

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO
PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THE INFORMATION IN THIS
DOCUMENT MAY ONLY BE ACCURATE AS OF THE DATE OF THIS DOCUMENT. IF THE
DESCRIPTIONS OF THE OFFERED CERTIFICATES VARY BETWEEN THE ACCOMPANYING
PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION
IN THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

     o   SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-5 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

     o   RISK FACTORS, commencing on page S-48 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the prospectus.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "INDEX OF DEFINED TERMS"
beginning on page S-305 in this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our"
refer to Wachovia Commercial Mortgage Securities, Inc.

     WE DO NOT INTEND THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS TO BE AN OFFER OR SOLICITATION:

     o   if used in a jurisdiction in which such offer or solicitation is not authorized;

     o   if the person making such offer or solicitation is not qualified to do so; or

     o   if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

     This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

                                      S-1

(Footnotes to table on the front cover)

----------------

(1)   Subject to a permitted variance of plus or minus 5.0%.

(2)   The "Assumed Final Distribution Date" has been determined on the basis of the assumptions set forth in "DESCRIPTION OF THE CERTIFICATES--Assumed
      Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement and a 0% CPR (as defined in "YIELD AND MATURITY
      CONSIDERATIONS--Weighted Average Life" in this prospectus supplement).
      The "Rated Final Distribution Date" is the distribution date to occur in
      October 2041. See "DESCRIPTION OF THE CERTIFICATES--Assumed Final
      Distribution Date; Rated Final Distribution Date" and "RATINGS" in this prospectus supplement.

(3)   By each of Standard & Poor's Ratings Services, a division of The McGraw
      Hill-Companies Inc., and Moody's Investors Service, Inc. See "RATINGS" in
      this prospectus supplement.

(4)   The pass-through rate applicable to the Class A-4, Class A-J, Class B,
      Class C and Class D certificates for any distribution date will be subject to a maximum rate of the applicable weighted average net mortgage rate (which, in the case of the Edgewater Hotel mortgage loan and the
      Thousand Oaks Medical Office Building mortgage loan, respectively, is calculated only with respect to the related pooled component and excludes the related non-pooled component) for the related date.

                                      S-2

                                      S-3

ANNEX A-1A  Certain Characteristics of the Mortgage Loans and Mortgaged Properties
            in Loan Group 1 ..............................................................    A-1A
ANNEX A-1B  Certain Characteristics of the Mortgage Loans and Mortgaged Properties
            in Loan Group 2 ..............................................................    A-1B

ANNEX A-5   Certain Characteristics of the Mortgage Loans and Mortgaged Properties

                                      S-4

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     o   THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS
         SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO
         CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF
         THE OFFERED CERTIFICATES, YOU MUST CAREFULLY READ THIS ENTIRE
         PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

     o   THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS
         AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE
         FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER
         INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
         PROSPECTUS.

     o   WE PROVIDE INFORMATION IN THIS PROSPECTUS SUPPLEMENT ON THE
         CERTIFICATES THAT ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT ONLY TO
         ENHANCE YOUR UNDERSTANDING OF THE OFFERED CERTIFICATES. WE ARE NOT
         OFFERING THE NON-OFFERED CERTIFICATES PURSUANT TO THIS PROSPECTUS
         SUPPLEMENT.

     o   FOR PURPOSES OF MAKING DISTRIBUTIONS TO THE CLASS A-1, CLASS A-2, CLASS
         A-3, CLASS A-PB, CLASS A-4 AND CLASS A-1A CERTIFICATES, THE POOL OF
         MORTGAGE LOANS WILL BE DEEMED TO CONSIST OF 2 DISTINCT LOAN GROUPS,
         LOAN GROUP 1 AND LOAN GROUP 2.

     o   UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS INCLUDED
         IN THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED
         IN THE TRUST FUND, REFERRED TO IN THIS PROSPECTUS SUPPLEMENT ARE
         CALCULATED USING THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS
         INCLUDED IN THE TRUST FUND AS OF THE CUT-OFF DATE (WHICH IS JANUARY 1,
         2005, WITH RESPECT TO 3 MORTGAGE LOANS AND JANUARY 11, 2005, WITH
         RESPECT TO 180 MORTGAGE LOANS), AFTER GIVING EFFECT TO PAYMENTS DUE ON
         OR BEFORE SUCH DATE WHETHER OR NOT RECEIVED. THE CUT-OFF DATE BALANCE
         OF EACH MORTGAGE LOAN INCLUDED IN THE TRUST FUND AND EACH CUT-OFF DATE
         CERTIFICATE BALANCE IN THIS PROSPECTUS SUPPLEMENT ASSUMES THE TIMELY
         RECEIPT OF PRINCIPAL SCHEDULED TO BE PAID (IF ANY) ON EACH MORTGAGE
         LOAN AND NO DEFAULTS, DELINQUENCIES OR PREPAYMENTS ON ANY MORTGAGE LOAN
         ON OR BEFORE THE RELATED CUT-OFF DATE. PERCENTAGES OF MORTGAGED
         PROPERTIES ARE REFERENCES TO THE PERCENTAGES OF THE AGGREGATE PRINCIPAL
         BALANCE OF ALL THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND, OR OF ANY
         SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED IN THE TRUST FUND, AS OF THE
         CUT-OFF DATE REPRESENTED BY THE AGGREGATE PRINCIPAL BALANCE OF THE
         RELATED MORTGAGE LOANS AS OF THE CUT-OFF DATE.

     o   ONE (1) MORTGAGE LOAN, THE 175 WEST JACKSON MORTGAGE LOAN, IS PART OF A
         SPLIT LOAN STRUCTURE WHERE 1 COMPANION LOAN THAT IS PART OF THIS SPLIT
         LOAN STRUCTURE IS PARI PASSU IN RIGHT OF ENTITLEMENT TO PAYMENT WITH
         THE RELATED MORTGAGE LOAN AND THE OTHER COMPANION LOAN IS SUBORDINATE
         TO THE 2 LOANS THAT ARE PARI PASSU IN RIGHT OF ENTITLEMENT TO PAYMENT.
         ONE (1) MORTGAGE LOAN, THE 180 MAIDEN LANE MORTGAGE LOAN, IS PART OF A
         SPLIT LOAN STRUCTURE WHERE 1 COMPANION LOAN THAT IS PART OF THIS SPLIT
         LOAN STRUCTURE IS PARI PASSU IN RIGHT OF ENTITLEMENT TO PAYMENT WITH
         THE RELATED MORTGAGE LOAN AND THE OTHER 2 COMPANION LOANS ARE JUNIOR TO
         THE 2 LOANS THAT ARE PARI PASSU IN RIGHT OF ENTITLEMENT TO PAYMENT.
         CERTAIN OTHER MORTGAGE LOANS ARE EACH PART OF A SPLIT LOAN STRUCTURE IN
         WHICH THE RELATED COMPANION LOANS ARE SUBORDINATE TO THE RELATED
         MORTGAGE LOANS. AMOUNTS ATTRIBUTABLE TO ANY COMPANION LOAN WILL NOT BE
         ASSETS OF THE TRUST FUND AND WILL BE BENEFICIALLY OWNED BY THE HOLDER
         OF SUCH COMPANION LOAN.

     o   ONE (1) MORTGAGE LOAN, THE EDGEWATER HOTEL MORTGAGE LOAN IS DIVIDED
         INTO A SENIOR POOLED COMPONENT AND A SUBORDINATE NON-POOLED COMPONENT
         AND, UNLESS OTHERWISE STATED IN THIS PROSPECTUS SUPPLEMENT, ALL
         REFERENCES TO THE PRINCIPAL BALANCE OF THE MORTGAGE LOANS IN THE TRUST
         FUND AND RELATED INFORMATION (INCLUDING LOAN BALANCE PER ROOM AND DEBT
         SERVICE COVERAGE AND LOAN-TO-VALUE RATIOS) ARE REFERENCES TO THE POOLED
         COMPONENT ONLY OF THE EDGEWATER HOTEL MORTGAGE LOAN. ONE (1) MORTGAGE
         LOAN, THE THOUSAND OAKS MEDICAL OFFICE BUILDING MORTGAGE LOAN, IS
         DIVIDED INTO A SENIOR POOLED COMPONENT AND A SUBORDINATE NON-POOLED
         COMPONENT AND, UNLESS OTHERWISE STATED IN THIS PROSPECTUS SUPPLEMENT,
         ALL REFERENCES TO THE PRINCIPAL BALANCE OF THE MORTGAGE LOANS IN THE
         TRUST FUND AND RELATED INFORMATION (INCLUDING LOAN BALANCE PER SQUARE
         FOOT AND DEBT SERVICE COVERAGE AND LOAN-TO-VALUE RATIOS) ARE REFERENCES
         TO THE POOLED COMPONENT ONLY OF THE THOUSAND OAKS MEDICAL OFFICE
         BUILDING MORTGAGE LOAN.

     o   ALL NUMERICAL OR STATISTICAL INFORMATION CONCERNING THE MORTGAGE LOANS
         INCLUDED IN THE TRUST FUND IS PROVIDED ON AN APPROXIMATE BASIS AND
         EXCLUDES INFORMATION ON THE SUBORDINATE COMPANION LOANS.

                                      S-5

                         OVERVIEW OF THE CERTIFICATES

     The table below lists certain summary information concerning the Wachovia
Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates,
Series 2005-C16, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

                  CLOSING DATE
                   CERTIFICATE     PERCENTAGE                                               WEIGHTED     CASH FLOW OR
                   BALANCE OR      OF CUT-OFF                PASS-THROUGH   INITIAL PASS-     AVERAGE      PRINCIPAL      EXPECTED
                    NOTIONAL        DATE POOL    CREDIT          RATE          THROUGH         LIFE          WINDOW      S&P/MOODY'S
       CLASS        AMOUNT(1)        BALANCE     SUPPORT      DESCRIPTION        RATE       (YEARS)(2)   (MON./YR.)(2)    RATING(3)
-------------- ------------------ ------------ -----------  -------------- --------------- ------------ --------------- ------------

Class A-1 ....  $    70,861,000        3.434%    20.000%         Fixed          4.061%        2.69         02/05-09/09     AAA/Aaa
Class A-2 ....  $   621,678,000       30.128%    20.000%         Fixed          4.380%        4.81         09/09-12/09     AAA/Aaa
Class A-3 ....  $    67,687,000        3.280%    20.000%         Fixed          4.615%        6.85         10/11-12/11     AAA/Aaa
Class A-PB ...  $   109,727,000        5.318%    20.000%         Fixed          4.692%        7.29         12/09-09/14     AAA/Aaa
Class A-4 ....  $   569,152,000       27.583%    20.000%         Fixed(4)       4.847%        9.74         09/14-11/14     AAA/Aaa
Class A-J ....  $   131,545,000        6.375%    13.625%         Fixed(4)       4.896%        9.88         12/14-12/14     AAA/Aaa
Class B ......  $    56,744,000        2.750%    10.875%         Fixed(4)       4.945%        9.88         12/14-12/14     AA/Aa2
Class C ......  $    25,793,000        1.250%     9.625%         Fixed(4)       4.985%        9.88         12/14-12/14     AA-/Aa3
Class D ......  $    33,531,000        1.625%     8.000%         Fixed(4)       5.044%        9.88         12/14-12/14      A/A2
Class A-1A ...  $   211,648,000       10.257%    20.000%         Fixed(4)       4.770%         (7)              (7)        AAA/Aaa
Class E ......  $    20,635,000        1.000%     7.000%         Fixed(4)       5.153%         (7)              (7)          A-/A3
Class F ......  $    25,793,000        1.250%     5.750%         WAC(5)         5.160%         (7)              (7)       BBB+/Baa1
Class G ......  $    20,634,000        1.000%     4.750%         WAC(5)         5.260%         (7)              (7)        BBB/Baa2
Class H ......  $    28,373,000        1.375%     3.375%         WAC(6)         5.305%         (7)              (7)       BBB-/Baa3
Class J ......  $     2,579,000        0.125%     3.250%         Fixed(4)       4.693%         (7)              (7)         BB+/Ba1
Class K ......  $     7,738,000        0.375%     2.875%         Fixed(4)       4.693%         (7)              (7)         BB/Ba2
Class L ......  $    10,317,000        0.500%     2.375%         Fixed(4)       4.693%         (7)              (7)         BB-/Ba3
Class M ......  $     5,159,000        0.250%     2.125%         Fixed(4)       4.693%         (7)              (7)          B+/B1
Class N ....... $     5,158,000        0.250%     1.875%         Fixed(4)       4.693%         (7)              (7)          B/B2
Class O ......  $     5,159,000        0.250%     1.625%         Fixed(4)       4.693%         (7)              (7)          B-/B3
Class P ......  $    33,531,240        1.625%     0.000%         Fixed(4)       4.693%         (7)              (7)          NR/NR
Class X-P ....  $ 1,989,471,000        N/A        N/A            WAC-IO(8)     0.469646%       (8)              (8)        AAA/Aaa
Class X-C ....  $ 2,063,442,240        N/A        N/A            WAC-IO(8)     0.173740%       (8)              (8)        AAA/Aaa
Class EH .....  $     2,997,070        N/A        N/A            Fixed(9)       7.490%         (7)              (7)          NR/NR
Class TO .....  $       498,974        N/A        N/A            Fixed(10)      5.620%         (7)              (7)          NR/NR

----------------

(1)   Subject to a permitted variance of plus or minus 5.0%.

(2)   Based on no prepayments and the other assumptions set forth under "YIELD
      AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement.

(3)   By each of Standard & Poor's Ratings Services, a division of The
      McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc. See
      "RATINGS" in this prospectus supplement.

(4)   The pass-through rates applicable to the Class A-4, Class A-1A, Class
      A-J, Class B, Class C, Class D, Class E, Class J, Class K, Class L, Class
      M, Class N, Class O and Class P certificates for any distribution date will be subject to a maximum rate of the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for that date.

(5)   The pass-through rate applicable to the Class F and Class G certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement), less 0.145% and 0.045%, respectively.

                                      S-6

(6)   The pass-through rate applicable to the Class H certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement).

(7)   Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(8)   The Class X-C and Class X-P certificates are not offered by this prospectus supplement. Any information we provide in this prospectus supplement regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class X-C and
      Class X-P certificates will not have certificate balances and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class X-C or Class X-P certificates, as the case may be, as described in this prospectus supplement. The interest rates applicable to the Class X-C and Class X-P certificates for each distribution date will be as described in this prospectus supplement. See
      "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

(9)   Because the Edgewater Hotel mortgage loan accrues interest on an
      "actual/360" basis but the Class EH certificates accrue interest on a
      "30/360" basis, the pass-through rate in certain months on such class may be higher or lower than indicated.

(10)  Because the Thousand Oaks Medical Office Building mortgage loan accrues interest on an "actual/360" basis but the Class TO certificates accrue interest on a "30/360" basis, the pass-through rate in certain months on such class may be higher or lower than indicated.

----------
                 Offered certificates
----------

----------
                 Private certificates
----------

                                      S-7

                                   THE PARTIES

THE TRUST FUND................   The trust fund will be created on or about
                                 the closing date pursuant to a pooling and
                                 servicing agreement, dated as of January 1,
                                 2005, by and among the depositor, the master
                                 servicer, the special servicers and the
                                 trustee.

THE DEPOSITOR.................   Wachovia Commercial Mortgage Securities, Inc.
                                 We are a wholly owned subsidiary of Wachovia
                                 Bank, National Association, which is one of the
                                 mortgage loan sellers, the master servicer, a
                                 special servicer, the master servicer under the
                                 2004-C15 pooling and servicing agreement under
                                 which the 180 Maiden Lane whole loan and the
                                 175 West Jackson whole loan are serviced, the
                                 special servicer with respect to the 180 Maiden
                                 Lane Loan under the 2004-C15 pooling and
                                 servicing agreement under which the 180 Maiden
                                 Lane is specially serviced and an affiliate of
                                 one of the underwriters. Our principal
                                 executive office is located at 301 South
                                 College Street, Charlotte, North Carolina
                                 28288-0166 and our telephone number is (704)
                                 374-6161. Neither we nor any of our affiliates
                                 have insured or guaranteed the offered
                                 certificates. For more detailed information,
                                 see "THE DEPOSITOR" in the accompanying
                                 prospectus.

                                 On the closing date, we will sell the mortgage
                                 loans and related assets to be included in the
                                 trust fund to the trustee to create the trust
                                 fund.

THE ISSUER....................   The trust fund to be established under the
                                 pooling and servicing agreement. For more
                                 detailed information, see "DESCRIPTION OF THE
                                 CERTIFICATES" in this prospectus supplement and
                                 the accompanying prospectus.

THE MORTGAGE LOAN SELLERS.....   Wachovia Bank, National Association,
                                 Countrywide Commercial Real Estate Finance,
                                 Inc. and Artesia Mortgage Capital Corporation.
                                 For more information, see "DESCRIPTION OF THE
                                 MORTGAGE POOL--The Mortgage Loan Sellers" in
                                 this prospectus supplement. The mortgage loan
                                 sellers will sell and assign to us on the
                                 closing date the mortgage loans to be included
                                 in the trust fund. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.

                                      S-8

                     MORTGAGE LOANS BY MORTGAGE LOAN SELLER

                                NUMBER OF      AGGREGATE      PERCENTAGE OF    PERCENTAGE OF     PERCENTAGE OF
                                 MORTGAGE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
     MORTGAGE LOAN SELLER         LOANS         BALANCE        POOL BALANCE   GROUP 1 BALANCE   GROUP 2 BALANCE
------------------------------ ----------- ----------------- --------------- ----------------- ----------------

  Wachovia Bank, National
     Association .............     120      $1,650,390,986         80.0%            79.1%             87.6%
  Countrywide Commercial
     Real Estate Finance,
     Inc .....................      23         242,195,151         11.7             13.1               0.0
  Artesia Mortgage Capital
     Corporation .............      40         170,856,104          8.3              7.8              12.4
                                   ---      --------------        -----            -----             -----
  TOTAL ......................     183      $2,063,442,241        100.0%           100.0%            100.0%
                                   ===      ==============        =====            =====             =====

THE MASTER SERVICER...........   Wachovia Bank, National Association. Wachovia
                                 Bank, National Association is our affiliate,
                                 one of the mortgage loan sellers, a special
                                 servicer and an affiliate of one of the
                                 underwriters. The master servicer will be
                                 primarily responsible for collecting payments
                                 and gathering information with respect to the
                                 mortgage loans included in the trust fund and
                                 the companion loans which are not part of the
                                 trust fund; provided, however, the 180 Maiden
                                 Lane whole loan and the 175 West Jackson whole
                                 loan will be serviced under the pooling and
                                 servicing agreement entered into in connection
                                 with the issuance of the Wachovia Bank
                                 Commercial Mortgage Trust, Commercial Mortgage
                                 Pass-Through Certificates, Series 2004-C15. The
                                 master servicer under the 2004-C15 pooling and
                                 servicing agreement is Wachovia Bank, National
                                 Association.

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Master Servicer and the Special Servicer" in
                                 this prospectus supplement.

THE SPECIAL SERVICERS.........   Initially, (i) GMAC Commercial Mortgage
                                 Corporation with respect to each mortgage loan
                                 other than the 17 Battery Place mortgage loan,
                                 and (ii) Wachovia Bank, National Association
                                 with respect to the 17 Battery Place mortgage
                                 loan. References to the special servicer in
                                 this prospectus supplement are references to
                                 the special servicer for an applicable mortgage
                                 loan as the context requires.

                                 The special servicers will be responsible for
                                 performing certain servicing functions with
                                 respect to the mortgage loans included in the
                                 trust fund and the companion loans which are
                                 not part of the trust fund that, in general,
                                 are in default or as to which default is
                                 imminent; provided, however, the 180 Maiden
                                 Lane whole loan and the 175 West Jackson whole
                                 loan are specially serviced (during those
                                 periods where special servicing is required)
                                 under the pooling and servicing agreement
                                 entered into in connection with the issuance
                                 of the Wachovia Bank Commercial Mortgage
                                 Trust, Commercial Mortgage Pass-Through
                                 Certificates, Series 2004-C15. The special
                                 servicer under the 2004-C15 pooling and
                                 servicing agreement is (i) Clarion Partners,
                                 LLC with respect to

                                      S-9

                                 each mortgage loan other than the 180 Maiden
                                 Lane whole loan and (ii) Wachovia Bank,
                                 National Association with respect to the 180
                                 Maiden Lane whole loan.

                                 Some holders of certificates (initially the
                                 holder of the Class P certificates with
                                 respect to each mortgage loan other than the
                                 175 West Jackson whole loan, the 180 Maiden
                                 Lane whole loan, the 900 Fourth Avenue
                                 mortgage loan and the 17 Battery Place
                                 mortgage loan) will have the right to replace
                                 the special servicer and to select a
                                 representative who may advise and direct the
                                 special servicer and whose approval is
                                 required for certain actions by the special
                                 servicer under certain circumstances. With
                                 respect to the 180 Maiden Lane whole loan,
                                 except during the continuance of a control
                                 appraisal period under the related
                                 intercreditor agreement, the holder of the
                                 most subordinate existing companion loan
                                 related to the 180 Maiden Lane mortgage loan
                                 may (subject to certain limitations) appoint
                                 or remove the special servicer with respect to
                                 the 180 Maiden Lane whole loan, and with
                                 respect to the 175 West Jackson whole loan,
                                 except during the continuance of a control
                                 appraisal period under the related
                                 intercreditor agreement, the holder of the
                                 most subordinate certificates representing
                                 beneficial ownership interests in the 175 West
                                 Jackson subordinate companion loan issued
                                 under the Wachovia Bank Commercial Mortgage
                                 Trust, Commercial Mortgage Pass-Through
                                 Certificates, Series 2004-C15 commercial
                                 mortgage securitization may (subject to
                                 certain limitations) appoint or remove the
                                 special servicer with respect to the 175 West
                                 Jackson whole loan. With respect to the 900
                                 Fourth Avenue mortgage loan, except during the
                                 continuance of a control appraisal period
                                 under the related intercreditor agreement, or
                                 when the principal balance of the related
                                 companion loan is less than $3,000,000, the
                                 holder of the companion loan related to the
                                 900 Fourth Avenue mortgage loan may (subject
                                 to certain limitations) appoint or remove the
                                 special servicer solely with respect to the
                                 900 Fourth Avenue mortgage loan. In addition,
                                 with respect to the 17 Battery Place mortgage
                                 loan, except during the continuance of a
                                 control appraisal period under the related
                                 intercreditor agreement, the holder of the
                                 companion loan related to the 17 Battery Place
                                 mortgage loan may (subject to certain
                                 limitations) appoint or remove the special
                                 servicer solely with respect to the 17 Battery
                                 Place mortgage loan. See "SERVICING OF THE
                                 MORTGAGE LOANS--The Master Servicer and the
                                 Special Servicer" and "--The Controlling Class
                                 Representative" in this prospectus supplement.

                                 It is anticipated that Cadim TACH Inc. or an
                                 affiliate will purchase certain non-offered
                                 classes of certificates (including the Class P
                                 certificates). See "SERVICING OF THE MORTGAGE
                                 LOANS--The Master Servicer and the Special
                                 Servicer" in this prospectus supplement. It is
                                 anticipated that

                                      S-10

                                 GKK Manager LLC, an affiliate of the holder of
                                 a 180 Maiden Lane subordinate companion loan
                                 not included in the trust fund, will be
                                 appointed as a sub-servicer for the special
                                 servicer with respect to the 180 Maiden Lane
                                 whole loan and may appoint additional
                                 sub-servicers with respect to its obligations.
                                 In addition, it is further anticipated that SL
                                 Green Funding LLC will be appointed as a
                                 sub-servicer for the special servicer with
                                 respect to the 17 Battery Place mortgage loan.
                                 See "RISK FACTORS--Potential Conflicts of
                                 Interest" in this prospectus supplement.

THE TRUSTEE...................   Wells Fargo Bank, N.A. The trustee will be
                                 responsible for (among other things)
                                 distributing payments to certificateholders and
                                 delivering to certificateholders certain
                                 reports on the mortgage loans included in the
                                 trust fund and the certificates. See
                                 "DESCRIPTION OF THE CERTIFICATES--The Trustee"
                                 in this prospectus supplement.

THE UNDERWRITERS..............   Wachovia Capital Markets, LLC, Countrywide
                                 Securities Corporation, ABN AMRO Incorporated,
                                 Credit Suisse First Boston LLC, Deutsche Bank
                                 Securities Inc. and Greenwich Capital Markets,
                                 Inc. Wachovia Capital Markets, LLC is our
                                 affiliate and is an affiliate of Wachovia Bank,
                                 National Association, which is the master
                                 servicer, one of the mortgage loan sellers, a
                                 special servicer, the master servicer under the
                                 2004-C15 pooling and servicing agreement under
                                 which the 180 Maiden Lane whole loan and the
                                 175 West Jackson whole loan are serviced and
                                 the special servicer for the 180 Maiden Lane
                                 Whole Loan under the 2004-C15 pooling and
                                 servicing agreement under which the 180 Maiden
                                 Lane Whole Loan is specially serviced. Wachovia
                                 Capital Markets, LLC is acting as sole lead
                                 manager for this offering. Countrywide
                                 Securities Corporation is an affiliate of
                                 Countrywide Commercial Real Estate Finance,
                                 Inc., one of the mortgage loan sellers.
                                 Countrywide Securities Corporation, ABN AMRO
                                 Incorporated, Credit Suisse First Boston LLC,
                                 Deutsche Bank Securities Inc. and Greenwich
                                 Capital Markets, Inc. are acting as co-managers
                                 for this offering. Wachovia Capital Markets,
                                 LLC is acting as sole bookrunner with respect
                                 to the offered certificates.

                           IMPORTANT DATES AND PERIODS

CLOSING DATE..................   On or about January 27, 2005.

CUT-OFF DATE..................   For 180 mortgage loans, representing 99.7% of
                                 the mortgage pool (161 mortgage loans in loan
                                 group 1 or 99.9% and 19 mortgage loans in loan
                                 group 2 or 98.5%), January 11, 2005; and for 3
                                 of the mortgage loans, representing 0.3% of the
                                 mortgage pool (2 mortgage loans in loan group 1
                                 or 0.1% and 1 mortgage loan in loan group 2 or
                                 1.5%), January 1, 2005. The cut-off date
                                 balance of each mortgage loan included in

                                      S-11

                                 the trust fund and each cut-off date
                                 certificate balance in this prospectus
                                 supplement assumes the timely receipt of
                                 principal scheduled to be paid (if any) on
                                 each mortgage loan and no defaults,
                                 delinquencies or prepayments on any mortgage
                                 loan as of the related cut-off date.

DISTRIBUTION DATE.............   The fourth business day following the related
                                 determination date, commencing in February
                                 2005.

DETERMINATION DATE............   The 11th day of each month, or if such 11th
                                 day is not a business day, the next succeeding
                                 business day, commencing in February 2005.

COLLECTION PERIOD.............   For any distribution date, the period
                                 beginning on the 12th day in the immediately
                                 preceding month (or the day after the
                                 applicable cut-off date in the case of the
                                 first collection period) through and including
                                 the 11th day of the month in which the
                                 distribution date occurs. Notwithstanding the
                                 foregoing, in the event that the last day of a
                                 collection period is not a business day, any
                                 payments with respect to the mortgage loans
                                 which relate to such collection period and are
                                 received on the business day immediately
                                 following such last day will be deemed to have
                                 been received during such collection period and
                                 not during any other collection period.

                                THE CERTIFICATES

OFFERED CERTIFICATES..........   We are offering to you the following 9
                                 classes of certificates of our Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2005-C16 pursuant to this prospectus
                                 supplement:

                                    Class A-1
                                    Class A-2
                                    Class A-3
                                    Class A-PB
                                    Class A-4
                                    Class A-J
                                    Class B
                                    Class C
                                    Class D

PRIORITY OF DISTRIBUTIONS.....   On each distribution date, the owners of the
                                 certificates (other than the Class EH
                                 certificates and Class TO certificates) will be
                                 entitled to distributions of payments or other
                                 collections on the mortgage loans (other than
                                 payments or other collections allocable to the
                                 Edgewater Hotel non-pooled component or to the
                                 Thousand Oaks Medical Office Building
                                 non-pooled component) that the master servicer
                                 collected or that the master servicer and/or
                                 the trustee advanced during or with respect to
                                 the related collection period after deducting
                                 certain fees and expenses. For purposes of
                                 making certain distributions to the Class A-1,
                                 Class A-2, Class A-3, Class A-PB, Class A-4 and
                                 Class A-1A

                                      S-12

                                 Certificates, the mortgage pool will be deemed
                                 to consist of 2 loan groups.

                                  o Loan group 1 will consist of (i) all of the
                                    mortgage loans that are not secured by
                                    multifamily or mobile home park properties,
                                    (ii) 7 mortgage loans that are secured by
                                    multifamily properties; and (iii) 4
                                    mortgage loans that are secured by mobile
                                    home park properties, and

                                  o Loan group 2 will consist of 19 mortgage
                                    loans that are secured by multifamily
                                    properties and 1 mortgage loan that is
                                    secured by a mobile home park property.

                                 Annex A to this prospectus supplement sets
                                 forth the loan group designation for each
                                 mortgage loan.

                                 The trustee will distribute amounts to the
                                 extent that the money is available, in the
                                 following order of priority, to pay:

                                 ----------------------------------------------
                                  Interest, concurrently (i) pro rata, on the
                                  Class A-1, Class A-2, Class A-3, Class A-PB
                                  and Class A-4 certificates from the portion
                                  of money available attributable to mortgage
                                  loans in loan group 1, (ii) on the Class
                                  A-1A certificates from the portion of money
                                  available attributable to mortgage loans in
                                  loan group 2, and (iii) pro rata, on the
                                  Class X-C and Class X-P certificates from
                                  any and all money attributable to the
                                  mortgage pool; provided, however, if on any
                                  distribution date the money available is
                                  insufficient to pay in full the total amount
                                  of interest to be paid to any of the classes
                                  as described above, money available with
                                  respect to the entire mortgage pool will be
                                  allocated among all those classes pro rata
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Principal of the Class A-PB certificates, up
                                  to the principal distribution amount related
                                  to loan group 1, until the certificate
                                  balance of the Class A-PB certificates is
                                  reduced to the planned principal balance set
                                  forth in the table on Annex D to this
                                  prospectus supplement, and, after the Class
                                  A-1A certificate balance has been reduced to
                                  zero, the principal distribution amount
                                  relating to loan group 2 remaining after
                                  payments to the Class A-1A certificates have
                                  been made, until the certificate balance of
                                  the Class A-PB certificates is reduced to the
                                  planned principal balance set forth in the
                                  table on Annex D to this prospectus
                                  supplement.
                                 ----------------------------------------------

                                      S-13

                                 ----------------------------------------------
                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  relating to loan group 1 to the Class A-PB
                                  certificates as set forth in the priority
                                  immediately preceding, principal of the Class
                                  A-1 certificates, up to the remaining
                                  principal distribution amount relating to
                                  loan group 1 and, after the Class A-1A
                                  certificate balance has been reduced to zero,
                                  the principal distribution amount relating to
                                  loan group 2 remaining after payments to the
                                  Class A-1A certificates and the Class A-PB
                                  certificates have been made, until their
                                  certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  relating to loan group 1 to the Class A-PB
                                  certificates and the Class A-1 certificates
                                  as set forth in the immediately preceding
                                  priorities, principal of the Class A-2
                                  certificates, up to the remaining principal
                                  distribution amount relating to loan group 1
                                  and, after the Class A-1A certificate balance
                                  has been reduced to zero, the principal
                                  distribution amount relating to loan group 2
                                  remaining after payments to the Class A-1A
                                  certificates, the Class A-PB certificates and
                                  the Class A-1 certificates have been made,
                                  until their certificate balance is reduced to
                                  zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  related to loan group 1 to the Class A-PB,
                                  Class A-1 and Class A-2 Certificates as set
                                  forth in the immediately preceding
                                  priorities, principal of the Class A-3
                                  certificates, up to the remaining principal
                                  distribution amount relating to loan group 1
                                  and, after the Class A-1A certificate balance
                                  has been reduced to zero, the principal
                                  distribution amount relating to loan group 2
                                  remaining after payments to the Class A-1A
                                  certificates, the Class A-PB certificates,
                                  the Class A-1 certificates and the Class A-2
                                  certificates have been made, until their
                                  certificate balance is reduced to zero.
                                 ----------------------------------------------

                                      S-14

                                 ----------------------------------------------
                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  related to loan group 1 to the Class A-1,
                                  Class A-2, Class A-3 and Class A-PB
                                  certificates as set forth in the immediately
                                  preceding priorities, principal of the Class
                                  A-PB certificates, up to the remaining
                                  principal distribution amount relating to
                                  loan group 1 and, after the Class A-1A
                                  certificate balance has been reduced to zero,
                                  the principal distribution amount relating to
                                  loan group 2 remaining after payments to the
                                  Class A-1, Class A-2 and Class A-3
                                  certificates have been made, until their
                                  certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  related to loan group 1 to the Class A-1,
                                  Class A-2, Class A-3 and Class A-PB
                                  certificates as set forth in the immediately
                                  preceding priorities, principal of the Class
                                  A-4 certificates, up to the remaining
                                  principal distribution amount relating to
                                  loan group 1 and, after the Class A-1A
                                  certificate balance has been reduced to zero,
                                  the principal distribution amount relating to
                                  loan group 2 remaining after payments to the
                                  Class A-1A certificates, the Class A-PB
                                  certificates, the Class A-1 certificates, the
                                  Class A-2 certificates and the Class A-3
                                  certificates have been made, until their
                                  certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Principal of the Class A-1A certificates, up
                                  to the principal distribution amount relating
                                  to loan group 2 and, after the Class A-1,
                                  Class A-2, Class A-3, Class A-PB and Class
                                  A-4 certificate balances have been reduced to
                                  zero, the principal distribution amount
                                  relating to loan group 1 remaining after
                                  payments to the Class A-1, Class A-2, Class
                                  A-3, Class A-PB and Class A-4 certificates
                                  have been made, until their certificate
                                  balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Reimbursement to the Class A-1, Class A-2,
                                  Class A-3, Class A-PB, Class A-4 and Class
                                  A-1A certificates, pro rata, for any realized
                                  loss and trust fund expenses borne by such
                                  classes.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Interest on the Class A-J Certificates.
                                 ----------------------------------------------

                                      S-15

                                 ----------------------------------------------
                                  Principal of the Class A-J certificates, up
                                  to the principal distribution amount, until
                                  their certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Reimbursement to the Class A-J certificates
                                  for any realized losses and trust fund
                                  expenses borne by such class.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Interest on the Class B Certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Principal of the Class B certificates, up to
                                  the principal distribution amount, until
                                  their certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Reimbursement to the Class B certificates for
                                  any realized losses and trust fund expenses
                                  borne by such class.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Interest on the Class C Certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Principal of the Class C certificates, up to
                                  the principal distribution amount, until
                                  their certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Reimbursement to the Class C certificates for
                                  any realized losses and trust fund expenses
                                  borne by such class.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Interest on the Class D Certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Principal of the Class D certificates, up to
                                  the principal distribution amount, until
                                  their certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Reimbursement to the Class D certificates for
                                  any realized losses and trust fund expenses
                                  borne by such class.
                                 ----------------------------------------------

                                      S-16

                                 If, on any distribution date, the certificate
                                 balances of the Class A-J through Class P
                                 certificates have been reduced to zero, but
                                 any two or more of the Class A-1, Class A-2,
                                 Class A-3, Class A-PB, Class A-4 and Class
                                 A-1A certificates remain outstanding,
                                 distributions of principal (other than
                                 distributions of principal otherwise allocable
                                 to reduce the certificate balance of the Class
                                 A-PB certificates to the planned principal
                                 amount set forth in the table on Annex D to
                                 this prospectus supplement) and interest will
                                 be made, pro rata, to the outstanding Class
                                 A-1, Class A-2, Class A-3, Class A-PB, Class
                                 A-4 and Class A-1A certificates. See
                                 "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" in this
                                 prospectus supplement.

                                 On each distribution date, amounts available
                                 in respect of the Edgewater Hotel non-pooled
                                 component (net of administrative costs and
                                 fees) will be distributed in respect of the
                                 principal of, and interest on, the Class EH
                                 certificates.

                                 The Edgewater Hotel non-pooled component will
                                 support only the Class EH certificates and
                                 amounts allocated to such component will not
                                 be part of funds available for distributions
                                 to holders of the other certificates.

                                 On each distribution date, amounts available
                                 in respect of the Thousand Oaks Medical Office
                                 Building non-pooled component (net of
                                 administrative costs and fees) will be
                                 distributed in respect of the principal of,
                                 and interest on, the Class TO certificates.

                                 The Thousand Oaks Medical Office Building
                                 non-pooled component will support only the
                                 Class TO certificates and amounts allocated to
                                 such component will not be part of funds
                                 available for distributions to holders of the
                                 other certificates.

                                 No companion loan will be part of the trust
                                 fund, and amounts received with respect to any
                                 companion loan will not be available for
                                 distributions to holders of any certificates.

INTEREST......................   On each distribution date, each class of
                                 certificates (other than the Class Z, Class R-I
                                 and Class R-II certificates) will be entitled
                                 to receive:

                                 o  for each class of these certificates, one
                                    month's interest at the applicable
                                    pass-through rate accrued during the
                                    calendar month prior to the related
                                    distribution date, on the certificate
                                    balance or notional amount, as applicable,
                                    of each class of these certificates
                                    immediately prior to that distribution
                                    date;

                                 o  plus any interest that this class of
                                    certificates was entitled to receive on all
                                    prior distribution dates to the extent not
                                    received;

                                      S-17

                                 o  minus (other than in the case of the Class
                                    X-C and Class X-P certificates) that class'
                                    share of any shortfalls in interest
                                    collections due to prepayments on mortgage
                                    loans included in the trust fund (or, in
                                    the case of the Class EH certificates, the
                                    Edgewater Hotel non-pooled component and in
                                    the case of the Class TO certificates, the
                                    Thousand Oaks Medical Office Building
                                    non-pooled component) that are not offset
                                    by certain payments made by the master
                                    servicer; and

                                 o  minus (other than in the case of the Class
                                    X-C and Class X-P certificates) that class'
                                    allocable share of any reduction in
                                    interest accrued on any mortgage loan (or,
                                    in the case of the Class EH certificates,
                                    the Edgewater Hotel non-pooled component
                                    and in the case of the Class TO
                                    certificates, the Thousand Oaks Medical
                                    Office Building non-pooled component) as a
                                    result of a modification that reduces the
                                    related mortgage rate and allows the
                                    reduction in accrued interest to be added
                                    to the stated principal balance of the
                                    mortgage loan.

                                 As reflected in the chart under "--Priority of
                                 Distributions" above, so long as funds are
                                 sufficient on any distribution date to make
                                 distributions of all interest on that
                                 distribution date to the Class A-1, Class A-2,
                                 Class A-3, Class A-PB, Class A-4, Class A-1A,
                                 Class X-C and Class X-P certificates, interest
                                 distributions on the Class A-1, Class A-2,
                                 Class A-3, Class A-PB and Class A-4
                                 certificates will be based upon amounts
                                 available relating to mortgage loans in loan
                                 group 1 and interest distributions on the
                                 Class A-1A certificates will be based upon
                                 amounts available relating to mortgage loans
                                 in loan group 2.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Certificate Balances and Notional Amounts" and
                                 "--Distributions" in this prospectus
                                 supplement.

                                 The Class X-C and Class X-P certificates will
                                 be entitled to distributions of interest on
                                 their respective notional amounts. The
                                 notional amounts of each of these classes of
                                 certificates are calculated as described under
                                 "DESCRIPTION OF THE CERTIFICATES--Certificate
                                 Balances and Notional Amounts" in this
                                 prospectus supplement.

                                 The Class X-C and Class X-P certificates will
                                 accrue interest at a rate as described under
                                 "--Pass-Through Rates" below.

                                 The certificates (other than the Class Z,
                                 Class R-I and Class R-II certificates) will
                                 accrue interest on the basis of a 360-day year
                                 consisting of twelve 30-day months.

                                 The interest accrual period with respect to
                                 any distribution date and any class of
                                 certificates (other than the Class Z, Class
                                 R-I and Class R-II certificates) is the
                                 calendar month preceding the month in which
                                 such distribution date occurs.

                                      S-18

                                 As reflected in the chart under "--Priority of
                                 Distributions" beginning on page S-12 above,
                                 on each distribution date, the trustee will
                                 distribute interest to the holders of the
                                 offered certificates and the Class X-C and
                                 Class X-P certificates:

                                 o  first, pro rata, to the Class X-C
                                    certificates, Class X-P certificates, Class
                                    A-1 certificates, Class A-2 certificates,
                                    Class A-3 certificates, Class A-PB
                                    certificates, Class A-4 certificates and
                                    Class A-1A certificates as described above
                                    under "Priority of Distributions", and then
                                    to each other class of offered certificates
                                    in alphabetical order; and

                                 o  only to the extent funds remain after the
                                    trustee makes all distributions of interest
                                    and principal required to be made on such
                                    date to each class of certificates with a
                                    higher priority of distribution.

                                 You may, in certain circumstances, also
                                 receive distributions of prepayment premiums
                                 and yield maintenance charges collected on the
                                 mortgage loans included in the trust fund.
                                 These distributions are in addition to the
                                 distributions of principal and interest
                                 described above. See "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" in this
                                 prospectus supplement.

PASS-THROUGH RATES............   The pass-through rate for each class of
                                 certificates (other than the Class X-C, Class
                                 X-P, Class Z, Class R-I and Class R-II
                                 certificates) on each distribution date is set
                                 forth above under "OVERVIEW OF THE
                                 CERTIFICATES" in this prospectus supplement.

                                 The pass-through rate applicable to the Class
                                 X-C certificates and Class X-P certificates is
                                 described under "DESCRIPTION OF THE
                                 CERTIFICATES--Pass-Through Rates" in this
                                 prospectus supplement.

                                 The weighted average net mortgage rate for
                                 each distribution date is the weighted average
                                 of the net mortgage rates for the mortgage
                                 loans (excluding the interest rate and
                                 component principal balance of the Edgewater
                                 Hotel non-pooled component and the Thousand
                                 Oaks Medical Office Building non-pooled
                                 component) included in the trust fund as of
                                 the beginning of the related collection
                                 period, weighted on the basis of their
                                 respective stated principal balances
                                 (excluding, with respect to the Edgewater
                                 Hotel mortgage loan, the component principal
                                 balance of the non-pooled component of the
                                 Edgewater Hotel mortgage loan and excluding,
                                 with respect to the Thousand Oaks Medical
                                 Office Building mortgage loan, the component
                                 principal balance of the non-pooled component
                                 of the Thousand Oaks Medical Office Building
                                 mortgage loan) immediately following the
                                 preceding distribution date; provided that,
                                 for the purpose of determining the weighted
                                 average net mortgage rate only, if

                                      S-19

                                 the mortgage rate for any mortgage loan
                                 included in the trust fund has been modified
                                 in connection with a bankruptcy or similar
                                 proceeding involving the related borrower or a
                                 modification, waiver or amendment granted or
                                 agreed to by the special servicer, the
                                 weighted average net mortgage rate for that
                                 mortgage loan will be calculated without
                                 regard to that event. The net mortgage rate
                                 for each mortgage loan included in the trust
                                 fund (which in the case of the Edgewater Hotel
                                 mortgage loan excludes the Edgewater Hotel
                                 non-pooled component and in the case of the
                                 Thousand Oaks Medical Office Building mortgage
                                 loan excludes the Thousand Oaks Medical Office
                                 Building non-pooled component) will generally
                                 equal:

                                 o  the mortgage interest rate in effect for
                                    that mortgage loan as of the closing date;
                                    minus

                                 o  the applicable administrative cost rate, as
                                    described in this prospectus supplement.

                                 For the purpose of calculating the weighted
                                 average net mortgage rate, the mortgage rate
                                 of each mortgage loan will be deemed adjusted
                                 as described under "DESCRIPTION OF THE
                                 CERTIFICATES--Pass-Through Rates" in this
                                 prospectus supplement.

                                 The stated principal balance of each mortgage
                                 loan included in the trust fund will generally
                                 equal the principal balance of that mortgage
                                 loan as of the cut-off date, reduced as of any
                                 date of determination (to not less than zero)
                                 by:

                                 o  the portion of the principal distribution
                                    amount for the related distribution date
                                    that is attributable to that mortgage loan;
                                    and

                                 o  the principal portion of any realized loss
                                    incurred in respect of that mortgage loan
                                    during the related collection period.

                                 The stated principal balance of any mortgage
                                 loan as to which the mortgage rate is reduced
                                 through a modification may be increased in
                                 certain circumstances by the amount of the
                                 resulting interest reduction. See "DESCRIPTION
                                 OF THE CERTIFICATES--Pass-Through Rates" in
                                 this prospectus supplement.

PRINCIPAL DISTRIBUTIONS.......   On the closing date, each class of
                                 certificates (other than the Class X-C, Class
                                 X-P, Class Z, Class R-I and Class R-II
                                 certificates) will have the certificate balance
                                 set forth above under "OVERVIEW OF THE
                                 CERTIFICATES". The certificate balance for each
                                 class of certificates entitled to receive
                                 principal may be reduced by:

                                 o  distributions of principal; and

                                 o  allocations of realized losses and trust
                                    fund expenses.

                                      S-20

                                 The certificate balance or notional amount of
                                 a class of certificates may be increased in
                                 certain circumstances by the allocation of any
                                 increase in the stated principal balance of
                                 any mortgage loan resulting from the reduction
                                 of the related mortgage rate through
                                 modification. See "DESCRIPTION OF THE
                                 CERTIFICATES--Certificate Balances and
                                 Notional Amounts" in this prospectus
                                 supplement.

                                 The Class X-C and Class X-P certificates do
                                 not have principal balances and will not
                                 receive distributions of principal.

                                 As reflected in the chart under "--Priority of
                                 Distributions" above:

                                 o  generally, the Class A-1, Class A-2, Class
                                    A-3, Class A-PB and Class A-4 certificates
                                    will only be entitled to receive
                                    distributions of principal collected or
                                    advanced in respect of mortgage loans (or,
                                    with respect to the Edgewater Hotel
                                    mortgage loan and the Thousand Oaks Medical
                                    Office Building mortgage loan, only the
                                    pooled component) in loan group 1 until the
                                    certificate balance of the Class A-1A
                                    certificates has been reduced to zero, and
                                    the Class A-1A certificates will only be
                                    entitled to receive distributions of
                                    principal collected or advanced in respect
                                    of mortgage loans in loan group 2 until the
                                    certificate balance of the Class A-4
                                    certificates has been reduced to zero;
                                    provided, however, the Class A-1, Class
                                    A-2, Class A-3 and Class A-4 certificates
                                    will not be entitled to distributions of
                                    principal from either loan group 1 or loan
                                    group 2 until the certificate balance of
                                    the Class A-PB certificates is reduced to
                                    the planned principal balance set forth on
                                    Annex D to this prospectus supplement.

                                 o  principal is distributed to each class of
                                    certificates entitled to receive
                                    distributions of principal in the order
                                    described in "DESCRIPTION OF THE
                                    CERTIFICATES--Distributions" in this
                                    prospectus supplement;

                                 o  principal is only distributed on a related
                                    class of certificates to the extent funds
                                    remain after the trustee makes all
                                    distributions of principal and interest on
                                    those classes of certificates with a higher
                                    priority of distribution as described under
                                    "DESCRIPTION OF THE
                                    CERTIFICATES--Distributions" in this
                                    prospectus supplement;

                                 o  generally, no class of certificates is
                                    entitled to distributions of principal
                                    until the certificate balance of each class
                                    of certificates with a higher priority of
                                    distribution as described under
                                    "DESCRIPTION OF THE
                                    CERTIFICATES--Distributions" in this
                                    prospectus supplement has been reduced to
                                    zero; and

                                      S-21

                                 o  in no event will holders of the Class A-J,
                                    Class B, Class C or Class D certificates or
                                    the classes of non-offered certificates
                                    (other than the Class A-1A, Class EH and
                                    Class TO certificates) be entitled to
                                    receive any payments of principal until the
                                    certificate balances of the Class A-1,
                                    Class A-2, Class A-3, Class A-PB, Class A-4
                                    and Class A-1A certificates have all been
                                    reduced to zero.

                                 The amount of principal to be distributed for
                                 each distribution date generally will be an
                                 amount equal to:

                                 o  the scheduled principal payments (other
                                    than balloon payments) due on the mortgage
                                    loans included in the trust fund during the
                                    related collection period whether or not
                                    those scheduled payments are actually
                                    received;

                                 o  balloon payments actually received with
                                    respect to mortgage loans included in the
                                    trust fund during the related collection
                                    period;

                                 o  prepayments received with respect to the
                                    mortgage loans included in the trust fund
                                    during the related collection period; and

                                 o  all liquidation proceeds, insurance
                                    proceeds, condemnation awards and
                                    repurchase and substitution amounts
                                    received during the related collection
                                    period that are allocable to principal.

                                 For purposes of making distributions to the
                                 Class A-1, Class A-2, Class A-3, Class A-PB,
                                 Class A-4 and Class A-1A certificates, the
                                 principal distribution amount for each loan
                                 group on any distribution date will be equal
                                 to the sum of the collections specified above
                                 but only to the extent such amounts relate to
                                 the mortgage loans comprising the specified
                                 loan group.

                                 However, if the master servicer or the trustee
                                 reimburses itself out of general collections
                                 on the mortgage pool for any advance that it
                                 or the special servicer has determined is not
                                 recoverable out of collections on the related
                                 mortgage loan (including with respect to the
                                 Edgewater Hotel non-pooled component and with
                                 respect to the Thousand Oaks Medical Office
                                 Building non-pooled component) and certain
                                 advances that are determined not to be
                                 reimbursed currently in connection with the
                                 work-out of a mortgage loan (including with
                                 respect to the Edgewater Hotel non-pooled
                                 component and with respect to the Thousand
                                 Oaks Medical Office Building non-pooled
                                 component), then those advances (together with
                                 accrued interest thereon) will be deemed, to
                                 the fullest extent permitted pursuant to the
                                 terms of the pooling and servicing agreement,
                                 to be reimbursed first out of payments and
                                 other collections of principal otherwise
                                 distributable on the principal balance
                                 certificates (with respect to the Edgewater
                                 Hotel mortgage loan, first out of principal

                                      S-22

                                 payments and collections distributable on the
                                 Class EH certificates, and then to the extent
                                 not sufficient, out of principal payments and
                                 collections distributable on the principal
                                 balance certificates and with respect to the
                                 Thousand Oaks Medical Office Building mortgage
                                 loan, first out of principal payments and
                                 collections distributable on the Class TO
                                 certificates, and then to the extent not
                                 sufficient, out of principal payments and
                                 collections distributable on the principal
                                 balance certificates), prior to, in the case
                                 of nonrecoverable advances only, being deemed
                                 reimbursed out of payments and other
                                 collections of interest otherwise
                                 distributable on the offered certificates.

SUBORDINATION; ALLOCATION OF
 LOSSES AND CERTAIN EXPENSES...  Credit support for any class of certificates
                                 (other than the Class Z, Class R-I, Class R-II,
                                 Class EH and Class TO certificates) is provided
                                 by the subordination of payments and allocation
                                 of any losses to such classes of certificates
                                 which have a later alphabetical class
                                 designation (other than the Class X-C and Class
                                 X-P certificates) and, with respect to the
                                 Class A-1, Class A-2, Class A-3, Class A-PB,
                                 Class A-4 and Class A-1A certificates, the
                                 Class A-J certificates, and, with respect to
                                 the Edgewater Hotel mortgage loan, the Class EH
                                 certificates and, with respect to the Thousand
                                 Oaks Medical Office Building mortgage loan, the
                                 Class TO certificates. The certificate balance
                                 of a class of certificates (other than the
                                 Class X-C, Class X-P, Class Z, Class R-I and
                                 Class R-II certificates) will be reduced on
                                 each distribution date by any losses on the
                                 mortgage loans that have been realized and
                                 certain additional trust fund expenses actually
                                 allocated to that class of certificates on that
                                 distribution date.

                                 Losses on the mortgage loans that have been
                                 realized and additional trust fund expenses
                                 will be allocated without regard to loan group
                                 and will first be allocated to the
                                 certificates (other than the Class A-1A, Class
                                 X-C, Class X-P, Class Z, Class R-I and Class
                                 R-II certificates) that are not offered by
                                 this prospectus supplement and then to the
                                 offered certificates and the Class A-1A
                                 certificates as indicated on the following
                                 table; provided, that losses and additional
                                 trust fund expenses on the Edgewater Hotel
                                 mortgage loan and the Thousand Oaks Medical
                                 Office Building mortgage loan will first be
                                 allocated to the non-pooled component of the
                                 Edgewater Hotel mortgage loan and the
                                 non-pooled component of the Thousand Oaks
                                 Medical Office Building mortgage loan,
                                 respectively (and therefore to the Class EH
                                 certificates and the Class TO certificates, as
                                 applicable); provided, further, that losses
                                 and additional trust fund expenses on the
                                 mortgage loans (other than losses and trust
                                 fund expenses with respect to the Edgewater
                                 Hotel mortgage loan or the Thousand Oaks

                                      S-23

                                 Medical Office Building mortgage loan, as
                                 applicable) will not be allocated to the Class
                                 EH certificates or Class TO certificates, as
                                 applicable.

                                                                ORDER OF
                                                  PERCENTAGE   APPLICATION
                                     ORIGINAL     OF CUT-OFF    OF LOSSES
                                   CERTIFICATE     DATE POOL       AND
        CLASS DESIGNATION            BALANCE        BALANCE     EXPENSES
-------------------------------- --------------- ------------ ------------
  Class A-1 ....................  $ 70,861,000       3.434%         6
  Class A-2 ....................  $621,678,000      30.128%         6
  Class A-3 ....................  $ 67,687,000       3.280%         6
  Class A-PB ...................  $109,727,000       5.318%         6
  Class A-4 ....................  $569,152,000      27.583%         6
  Class A-1A ...................  $211,648,000      10.257%         6
  Class A-J ....................  $131,545,000       6.375%         5
  Class B ......................  $ 56,744,000       2.750%         4
  Class C ......................  $ 25,793,000       1.250%         3
  Class D ......................  $ 33,531,000       1.625%         2
  Non-offered certificates
     (excluding the Class A-1A,
     Class R-I, Class R-II,
     Class X-C, Class X-P, Class
     Z, Class EH* and Class TO**
     certificates) .............  $165,076,240       8.000%         1

                                 ----------
                                 *   The Class EH certificates have been
                                     excluded for purposes of the table;
                                     mortgage loan losses and additional
                                     trust fund expenses on the mortgage
                                     loans will not be allocated to the Class
                                     EH certificates other than mortgage loan
                                     losses and additional trust fund
                                     expenses with respect to the Edgewater
                                     Hotel mortgage loan.

                                 **  The Class TO certificates have been
                                     excluded for purposes of the table;
                                     mortgage loan losses and additional
                                     trust fund expenses on the mortgage
                                     loans will not be allocated to the Class
                                     TO certificates other than mortgage loan
                                     losses and additional trust fund
                                     expenses with respect to the Thousand
                                     Oaks Medical Office Building mortgage
                                     loan.

                                 Any losses realized on the mortgage loans
                                 included in the trust fund or additional trust
                                 fund expenses allocated in reduction of the
                                 certificate balance of any class of sequential
                                 pay certificates will result in a corresponding
                                 reduction in the notional amount of the Class
                                 X-C certificates and, with respect to the Class
                                 A-2, Class A-3, Class A-PB, Class A-4, Class
                                 A-J, Class B, Class C, Class D, Class E, Class
                                 F, Class G and Class H certificates and
                                 portions of the Class A-1 and Class A-1A
                                 certificates, a corresponding reduction in the
                                 notional amount of the Class X-P certificates.

                                 Any losses and expenses that are associated
                                 with each co-lender loan will be allocated in
                                 accordance with the related intercreditor
                                 agreement. Specifically, any losses and
                                 expenses that are associated with each of the
                                 mortgage loans secured by the 175 West Jackson
                                 mortgaged property will be allocated in
                                 accordance with the terms of the related
                                 intercreditor agreement: first, to the 175
                                 West Jackson subordinate companion loan; and
                                 second, pro rata between the related mortgage
                                 loan (and therefore to the certificates other
                                 than the Class X-C, Class X-P, Class Z, Class
                                 R-I and Class R-II certificates) and the
                                 related pari passu companion loan. Any losses
                                 and expenses that are associated with each

                                      S-24

                                 of the mortgage loans secured by the 180
                                 Maiden Lane mortgaged property will be
                                 allocated in accordance with the terms of the
                                 related intercreditor agreement: first, to the
                                 most subordinate companion loan secured by the
                                 related mortgaged property; second, to the 180
                                 Maiden Lane subordinate companion loan; and
                                 third, pro rata between the related mortgage
                                 loan (and therefore to the certificates other
                                 than the Class X-C, Class X-P, Class Z, Class
                                 R-I and Class R-II certificates) and the
                                 related pari passu companion loan. The portion
                                 of any losses and expenses that is allocated
                                 to the Edgewater Hotel mortgage loan will be
                                 allocated to the Edgewater Hotel non-pooled
                                 component (and therefore to the Class EH
                                 certificates) until the component principal
                                 balance of the Edgewater Hotel non-pooled
                                 component has been reduced to zero before
                                 being allocated among the other classes of
                                 Series 2005-C16 certificates in the manner
                                 described above. The portion of any losses and
                                 expenses that is allocated to the Thousand
                                 Oaks Medical Office Building mortgage loan
                                 will be allocated to the Thousand Oaks Medical
                                 Office Building non-pooled component (and
                                 therefore to the Class TO certificates) until
                                 the component principal balance of the
                                 Thousand Oaks Medical Office Building
                                 non-pooled component has been reduced to zero
                                 before being allocated among the other classes
                                 of Series 2005-C16 certificates in the manner
                                 described above. The portions of those losses
                                 and expenses that are allocated to the
                                 mortgage loans that are included in the trust
                                 fund will be allocated among the Series
                                 2005-C16 certificates in the manner described
                                 above.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Subordination; Allocation of Losses and
                                 Certain Expenses" in this prospectus
                                 supplement.

PREPAYMENT PREMIUMS; YIELD
 MAINTENANCE CHARGES..........   On each distribution date, any prepayment
                                 premium or yield maintenance charge actually
                                 collected during the related collection period
                                 on a mortgage loan included in the trust fund
                                 or, with respect to (a) the Edgewater Hotel
                                 mortgage loan, the portion of that loan
                                 allocated to the Edgewater Hotel pooled
                                 component and (b) the Thousand Oaks Medical
                                 Office Building mortgage loan, the portion of
                                 that loan allocated to the Thousand Oaks
                                 Medical Office Building non-pooled component,
                                 will be distributed to the holders of each
                                 class of offered certificates and the Class
                                 A-1A, Class E, Class F, Class G and Class H
                                 certificates then entitled to distributions as
                                 follows:

                                 The holders of each class of offered
                                 certificates and the Class A-1A, Class E,
                                 Class F, Class G and Class H certificates then
                                 entitled to distributions of principal with
                                 respect to the related loan group on that
                                 distribution date will generally be entitled
                                 to a portion of prepayment premiums or yield
                                 maintenance charges equal to the product of:

                                      S-25

                                 o  the amount of those prepayment premiums or
                                    yield maintenance charges;

                                 o  a fraction (in no event greater than one),
                                    the numerator of which is equal to the
                                    excess, if any, of the pass-through rate of
                                    that class of certificates over the
                                    relevant discount rate, and the denominator
                                    of which is equal to the excess, if any, of
                                    the mortgage interest rate of the prepaid
                                    mortgage loan over the relevant discount
                                    rate; and

                                 o  a fraction, the numerator of which is equal
                                    to the amount of principal distributable on
                                    that class of certificates on that
                                    distribution date, and the denominator of
                                    which is the principal distribution amount
                                    for that distribution date.

                                 If there is more than one class of
                                 certificates entitled to distributions of
                                 principal with respect to the related loan
                                 group on any particular distribution date on
                                 which a prepayment premium or yield
                                 maintenance charge is distributable, the
                                 aggregate amount of that prepayment premium or
                                 yield maintenance charge will be allocated
                                 among all such classes up to, and on a pro
                                 rata basis in accordance with, the foregoing
                                 entitlements.

                                 The portion, if any, of the prepayment
                                 premiums or yield maintenance charges
                                 remaining after any payments described above
                                 will be distributed as follows: (a) on or
                                 before the distribution date in January 2012,
                                 75% to the holders of the Class X-P
                                 certificates and 25% to the holders of the
                                 Class X-C certificates and (b) thereafter,
                                 100% to the holders of the Class X-C
                                 certificates.

                                 The "discount rate" applicable to any class of
                                 offered certificates and the Class A-1A, Class
                                 E, Class F, Class G and Class H certificates
                                 will equal the yield (when compounded monthly)
                                 on the US Treasury issue with a maturity date
                                 closest to the maturity date for the prepaid
                                 mortgage loan or mortgage loan for which title
                                 to the related mortgaged property was acquired
                                 by the trust.

                                 o  In the event that there are two or more
                                    such US Treasury issues with the same
                                    coupon, the issue with the lowest yield
                                    will be utilized; and

                                 o  In the event that there are two or more
                                    such US Treasury issues with maturity dates
                                    equally close to the maturity date for the
                                    prepaid mortgage loan, the issue with the
                                    earliest maturity date will be utilized.

                                      S-26

               EXAMPLES OF ALLOCATION OF PREPAYMENT PREMIUMS OR
                           YIELD MAINTENANCE CHARGES

  Mortgage interest rate .........................   8%
  Pass-through rate for applicable class .........   6%
  Discount rate ..................................   5%

    ALLOCATION
  PERCENTAGE FOR      ALLOCATION PERCENTAGE     ALLOCATION PERCENTAGE
 APPLICABLE CLASS         FOR CLASS X-P             FOR CLASS X-C
------------------   -----------------------   ----------------------

6% - 5%
-------   = 33 1/3%     (100% -- 33 1/3%) x         (100% - 33 1/3%) x
8% - 5%                   75% = 50%                  25% = 16 2/3%

                                 Any yield maintenance charges allocable to the
                                 non-pooled component of the Edgewater Hotel
                                 mortgage loan will be distributed to the
                                 holders of the Class EH certificates.

                                 Any yield maintenance charge allocable to the
                                 non-pooled component of the Thousand Oaks
                                 Medical Office Building mortgage loan will be
                                 distributed to the holders of the Class TO
                                 certificates.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Allocation of Prepayment
                                 Premiums and Yield Maintenance Charges",
                                 "--The Class EH Certificates and the Edgewater
                                 Hotel Non-Pooled Component" and "--The Class
                                 TO Certificates and the Thousand Oaks Medical
                                 Office Building Non-Pooled Component" in this
                                 prospectus supplement.

ALLOCATION OF
 ADDITIONAL INTEREST...........  On each distribution date, any additional interest collected in respect of a mortgage
                                 loan in the trust fund (and solely amounts
                                 allocable to the Edgewater Hotel pooled
                                 component with respect to the Edgewater Hotel
                                 mortgage loan) with an anticipated repayment
                                 date during the related collection period will
                                 be distributed to the holders of the Class Z
                                 certificates and, in the case of amounts
                                 allocable to the non-pooled component of the
                                 Edgewater Hotel mortgage loan, to the Class EH
                                 certificates. In each case, this interest will
                                 not be available to provide credit support for
                                 other classes of certificates or offset any
                                 interest shortfalls.

ADVANCING OF PRINCIPAL
 AND INTEREST..................  The master servicer is required to advance delinquent scheduled payments of principal and
                                 interest with respect to any mortgage loan
                                 included in the trust fund unless the master
                                 servicer or the special servicer determines
                                 that the advance would not be recoverable from
                                 proceeds of the related mortgage loan. The
                                 master servicer will not be required to advance
                                 balloon payments due at maturity in excess of
                                 regular periodic payments, interest in excess
                                 of the mortgage loan's regular interest rate or
                                 prepayment premiums or yield maintenance
                                 charges. The amount of the interest portion of
                                 any advance will be subject to reduction to the
                                 extent that an

                                      S-27

                                 appraisal reduction of the related mortgage
                                 loan has occurred. In addition the master
                                 servicer will be required to make interest
                                 advances, but not principal advances, with
                                 respect to delinquent scheduled payments on
                                 the Edgewater Hotel non-pooled component
                                 unless the master servicer determines that
                                 this advance would not be recoverable from the
                                 proceeds of the Edgewater Hotel whole loan
                                 (i.e., both the related pooled and non-pooled
                                 component). The master servicer will also be
                                 required to make interest advances, but not
                                 principal advances, with respect to delinquent
                                 scheduled payments on the Thousand Oaks
                                 Medical Office Building non-pooled component
                                 unless the master servicer determines that
                                 this advance would not be recoverable from the
                                 proceeds of the Thousand Oaks Medical Office
                                 Building whole loan (i.e., both the related
                                 pooled and non-pooled component). If the
                                 master servicer fails to make a required
                                 advance, the trustee will be required to make
                                 the advance, unless the trustee determines
                                 that such advance would not be recoverable
                                 from proceeds of the related mortgage loan.
                                 Notwithstanding the foregoing with respect to
                                 each of the 180 Maiden Lane mortgage loan and
                                 the 175 West Jackson mortgage loan, advances
                                 with respect to delinquent payments of
                                 principal and/or interest will be governed by
                                 the 2004-C15 pooling and servicing agreement
                                 under similar (although not identical)
                                 arrangements as described above with respect
                                 to the other mortgage loans included in the
                                 trust fund provided that in the event that the
                                 master servicer and the trustee under the
                                 2004-C15 pooling and servicing agreement fails
                                 to make a required advance of delinquent
                                 principal and/or interest (i.e., an advance
                                 that is determined to be recoverable) with
                                 respect to either the 180 Maiden Lane mortgage
                                 loan or the 175 West Jackson mortgage loan, as
                                 the case may be, the master servicer will be
                                 required to make that advance. See
                                 "DESCRIPTION OF THE CERTIFICATES--P&I
                                 Advances" in this prospectus supplement.

                                 These cash advances are only intended to
                                 maintain a regular flow of scheduled principal
                                 and interest payments on the certificates and
                                 are not intended to guarantee or insure
                                 against losses. In other words, the advances
                                 are intended to provide liquidity (rather than
                                 credit enhancement) to certificateholders. To
                                 the extent described in this prospectus
                                 supplement, the trust fund will pay interest
                                 to the master servicer or the trustee, as the
                                 case may be, on the amount of any principal
                                 and interest cash advance (including on
                                 interest advances, but not principal advances,
                                 with respect to the Edgewater Hotel non-pooled
                                 component and the Thousand Oaks Medical Office
                                 Building non-pooled component) calculated at
                                 the prime rate (provided that no principal
                                 and/or interest cash advance shall accrue
                                 interest until after the expiration of any
                                 applicable grace or cure period for the

                                      S-28

                                 related scheduled payment) and will reimburse
                                 the master servicer or the trustee for any
                                 principal and interest cash advances that are
                                 later determined to be not recoverable.
                                 Neither the master servicer nor the trustee
                                 will be required to make an advance with
                                 respect to any companion loan. See
                                 "DESCRIPTION OF THE CERTIFICATES--P&I
                                 Advances" in this prospectus supplement.

OPTIONAL TERMINATION OF THE
 TRUST FUND...................   The trust fund may be terminated when the
                                 aggregate principal balance of the mortgage
                                 loans included in the trust fund (including the
                                 non-pooled component of the Edgewater Hotel
                                 mortgage loan and the Thousand Oaks Medical
                                 Office Building non-pooled component) is less
                                 than 1.0% of the aggregate principal balance of
                                 the pool of mortgage loans (including the
                                 Edgewater Hotel non-pooled component and the
                                 Thousand Oaks Medical Office Building
                                 non-pooled component) included in the trust
                                 fund as of the cut-off date. See "DESCRIPTION
                                 OF THE CERTIFICATES--Termination" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

                                 The trust fund may also be terminated when the
                                 Class A-1, Class A-2, Class A-3, Class A-PB,
                                 Class A-4, Class A-1A, Class A-J, Class B,
                                 Class C and Class D certificates have been
                                 paid in full and all of the remaining
                                 certificates (other than the Class EH, Class
                                 TO, Class Z, Class R-I and Class R-II
                                 certificates) are held by a single
                                 certificateholder. See "DESCRIPTION OF THE
                                 CERTIFICATES--Termination" in this prospectus
                                 supplement.

REGISTRATION AND
 DENOMINATION..................  The offered certificates will initially be registered in the name of Cede & Co., as
                                 nominee for The Depository Trust Company in the
                                 United States, or in Europe through Clearstream
                                 Banking societe anonyme or Euroclear Bank S.A./
                                 N.V., as operator of the Euroclear System. You
                                 will not receive a definitive certificate
                                 representing your interest in the trust fund,
                                 except in the limited circumstances described
                                 in the accompanying prospectus. See
                                 "DESCRIPTION OF THE CERTIFICATES--Book-Entry
                                 Registration and Definitive Certificates" in
                                 the accompanying prospectus.

                                 Beneficial interests in the Class A-1, Class
                                 A-2, Class A-3, Class A-PB, Class A-4, Class
                                 A-J, Class B, Class C and Class D certificates
                                 will be offered in minimum denominations of
                                 $10,000 actual principal amount and in
                                 integral multiples of $1 in excess of those
                                 amounts.

MATERIAL FEDERAL INCOME TAX
 CONSEQUENCES.................   Two separate real estate mortgage investment
                                 conduit elections will be made with respect to
                                 most of the trust fund ("REMIC I" and "REMIC
                                 II"). In addition, a separate REMIC election
                                 will also be made with respect to the

                                      S-29

                                 Edgewater Hotel mortgage loan and the Thousand
                                 Oaks Medical Office Building mortgage loan
                                 (the "Component Mortgage Loan REMIC" and
                                 together with REMIC I and REMIC II, each a
                                 "REMIC"). The offered certificates will
                                 evidence regular interests in a REMIC and
                                 generally will be treated as debt instruments
                                 of such REMIC. The Class R-I certificates will
                                 represent the residual interests in the
                                 Component Mortgage Loan REMIC and REMIC I, and
                                 the Class R-II certificates will represent the
                                 residual interests in REMIC II. The Class Z
                                 certificateholders' (and, with respect to the
                                 Edgewater Hotel non-pooled component, the
                                 Class EH certificateholders') respective
                                 entitlement to any additional interest that
                                 has accrued on a related mortgage loan that
                                 provides for the accrual of that additional
                                 interest if the unamortized principal amount
                                 of such mortgage loan is not repaid on the
                                 anticipated repayment date set forth in the
                                 related mortgage note will be treated as a
                                 grantor trust (as described in the related
                                 prospectus) for United States federal income
                                 tax purposes.

                                 The offered certificates will be treated as
                                 newly originated debt instruments for federal
                                 income tax purposes. You will be required to
                                 report income with respect to the offered
                                 certificates using the accrual method of
                                 accounting, even if you otherwise use the cash
                                 method of accounting. It is anticipated that
                                 the Class A-1, Class A-2, Class A-3, Class
                                 A-PB, Class A-4, Class A-J, Class B, Class C
                                 and Class D certificates will be treated as
                                 having been issued at a premium for federal
                                 income tax reporting purposes.

                                 For further information regarding the federal
                                 income tax consequences of investing in the
                                 offered certificates, see "MATERIAL FEDERAL
                                 INCOME TAX CONSEQUENCES" in this prospectus
                                 supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS..........   Subject to important considerations described
                                 under "ERISA CONSIDERATIONS" in this prospectus
                                 supplement and the accompanying prospectus, the
                                 following certificates may be eligible for
                                 purchase by persons investing assets of
                                 employee benefit plans, individual retirement
                                 accounts, or other retirement plans and
                                 accounts:

                                    Class A-1
                                    Class A-2
                                    Class A-3
                                    Class A-PB
                                    Class A-4
                                    Class A-J
                                    Class B
                                    Class C
                                    Class D

                                      S-30

                                 This is based on individual prohibited
                                 transaction exemptions granted to each of
                                 Wachovia Capital Markets, LLC, Countrywide
                                 Securities Corporation, ABN AMRO Incorporated,
                                 Credit Suisse First Boston LLC, Deutsche Bank
                                 Securities Inc. and Greenwich Capital Markets,
                                 Inc. by the US Department of Labor. See "ERISA
                                 CONSIDERATIONS" in this prospectus supplement
                                 and in the accompanying prospectus.

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended. If your investment
                                 activities are subject to legal investment laws
                                 and regulations, regulatory capital
                                 requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisers for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "LEGAL INVESTMENT" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

RATINGS.......................   The offered certificates will not be issued
                                 unless they have received the following ratings
                                 from Standard & Poor's Ratings Services, a
                                 division of The McGraw-Hill Companies, Inc.,
                                 and Moody's Investors Service, Inc.:

                                                               EXPECTED RATING
                                           CLASS               FROM S&P/MOODY'S
                                 --------------------------   -----------------
                                 Class A-1 ................        AAA/Aaa
                                 Class A-2 ................        AAA/Aaa
                                 Class A-3 ................        AAA/Aaa
                                 Class A-PB ...............        AAA/Aaa
                                 Class A-4 ................        AAA/Aaa
                                 Class A-J ................        AAA/Aaa
                                 Class B ..................         AA/Aa2
                                 Class C ..................        AA-/Aa3
                                 Class D ..................          A/A2

                                 The ratings on the offered certificates
                                 address the likelihood of timely receipt of
                                 interest and ultimate receipt of principal by
                                 the rated final distribution date by the
                                 holders of offered certificates. They do not
                                 address the likely actual rate of prepayments.
                                 The rate of prepayments, if different than
                                 originally anticipated, could adversely affect
                                 the yield realized by holders of the offered
                                 certificates. In addition, ratings adjustments
                                 may result from a change in the financial
                                 position of the trustee as back-up liquidity
                                 provider. See "RATINGS" in this prospectus
                                 supplement and in the accompanying prospectus
                                 for a discussion of the basis upon which
                                 ratings are given, the limitations and
                                 restrictions on the ratings, and conclusions
                                 that should not be drawn from a rating.

                                      S-31

                               THE MORTGAGE LOANS

GENERAL.......................   It is expected that the mortgage loans to be
                                 included in the trust fund will have the
                                 following approximate characteristics as of the
                                 cut-off date. All information presented in this
                                 prospectus supplement (including cut-off date
                                 balance per square foot/pad/unit/room,
                                 loan-to-value ratios and debt service coverage
                                 ratios) with respect to the 11 mortgage loans
                                 with subordinate companion loans and 2 mortgage
                                 loans with non-pooled components is calculated
                                 without regard to the related subordinate
                                 companion loans or non-pooled components, as
                                 the case may be. Unless otherwise specified,
                                 the calculations of loan balance per square
                                 foot/pad/unit/room, loan-to-value ratios and
                                 debt service coverage ratios were based on the
                                 aggregate indebtedness of these mortgage loans
                                 (excluding the Edgewater Hotel non-pooled
                                 component and the Thousand Oaks Medical Office
                                 Building non-pooled component) and the related
                                 pari passu companion loans, if any (but not any
                                 subordinate companion loan). All percentages of
                                 the mortgage loans, or any specified group of
                                 mortgage loans, referred to in this prospectus
                                 supplement are approximate percentages.

                                 The totals in the following tables may not add
                                 up to 100% due to rounding.

                                       ALL               LOAN             LOAN
                                     MORTGAGE           GROUP            GROUP
                                      LOANS               1                2
                                ----------------- ----------------- ---------------

Number of mortgage
  loans .......................             183               163              20
Number of crossed loan
  pools(1) ....................               6                 6               1
Number of mortgaged
  properties ..................             209               183              26
Aggregate balance of all
  mortgage loans ..............  $2,063,442,241    $1,851,794,192    $211,648,049
Number of mortgage loans
  with balloon
  payments(2) .................             127               110              17
Aggregate balance of
  mortgage loans with
  balloon payments(2) .........  $1,336,413,664    $1,159,856,252    $176,557,412
Number of mortgage loans
  with anticipated
  repayment dates(3) ..........              16                13               3
Aggregate balance of
  mortgage loans with
  anticipated repayment
  dates(3) ....................  $  179,139,350    $  144,048,713    $ 35,090,637
Number of fully
  amortizing mortgage
  loans .......................               6                 6               0

                                      S-32

                                        ALL                 LOAN                 LOAN
                                     MORTGAGE               GROUP               GROUP
                                       LOANS                  1                   2
                               -------------------- -------------------- -------------------

Aggregate balance of fully
  amortizing mortgage
  loans ......................    $  14,564,226        $  14,564,226        $          0
Number of non-amortizing
  mortgage loans .............               34                   34                   0
Aggregate balance of
  non-amortizing
  mortgage loans .............    $ 533,325,000        $ 533,325,000        $          0
Average mortgage loan
  balance ....................    $  11,275,641        $  11,360,701        $ 10,582,402
Minimum mortgage loan
  balance ....................    $     523,509        $     523,509        $  1,672,891
Maximum mortgage loan
  balance ....................    $ 115,000,000        $ 115,000,000        $ 30,000,000
Maximum balance for a
  group of
  cross-collateralized and
  cross-defaulted loans ......    $  69,139,000(4)     $  69,139,000(4)     $  9,688,000(5)
Weighted average cut-off
  date loan-to-value ratio....             69.0%                68.6%               71.9%
Minimum cut-off date
  loan-to-value ratio ........             33.3%                33.3%               62.0%
Maximum cut-off date
  loan-to-value ratio ........             80.4%                80.4%               80.1%
Weighted average
  loan-to-value ratio at
  stated maturity or
  anticipated repayment
  date .......................             61.3%                61.1%               62.6%
Weighted average
  underwritten debt
  service coverage ratio(6)...             1.62x                1.64x               1.38x
Minimum underwritten
  debt service coverage
  ratio ......................             1.18x                1.18x               1.21x
Maximum underwritten
  debt service coverage
  ratio ......................             3.00x                3.00x               1.74x
Weighted average
  mortgage interest rate .....             5.347%              5.351%              5.308%
Minimum mortgage
  interest rate ..............             4.530%              4.530%              4.675%
Maximum mortgage
  interest rate ..............             7.290%              7.290%              6.330%
Weighted average
  remaining term to
  maturity or anticipated
  repayment date
  (months) ...................                98                  97                 108
Minimum remaining term
  to maturity or
  anticipated repayment
  date (months) ..............                56                  56                  58

                                      S-33

                                        ALL             LOAN             LOAN
                                     MORTGAGE           GROUP            GROUP
                                       LOANS              1                2
                                    ----------       ----------       ----------

Maximum remaining term
  to maturity or
  anticipated repayment
  date (months) .............              262             262              120
Weighted average
  occupancy rate(7) .........            92.8%           93.0%            91.5%

                                 ----------

                                 (1)   One (1) group of crossed loan pools
                                       consists of loans in both loan groups.

                                 (2)   Does not include mortgage loans with
                                       anticipated repayment dates or mortgage
                                       loans that are interest-only for their
                                       entire term.

                                 (3)   Not including mortgage loans that are
                                       interest-only for their entire term.

                                 (4)   Consists of a group of 11 individual
                                       mortgage loans (loan numbers 31, 34, 59,
                                       81, 94, 95, 108, 124, 132, 133 and 154).

                                 (5)   Consists of 2 mortgage loans which are
                                       part of the ADG Portfolio (loan numbers
                                       67 and 161) which are part of loan group
                                       2 and represent 4.6% of loan group 2
                                       balance. Four (4) mortgage loans (loan
                                       numbers 17, 135, 156 and 181) which are
                                       also part of the ADG Portfolio are part
                                       of loan group 1 and represent 1.8% of
                                       the loan group 1 balance.

                                 (6)   For purposes of determining the debt
                                       service coverage ratio of 1 mortgage
                                       loan (loan number 120), representing
                                       0.2% of the mortgage pool (0.2% of loan
                                       group 1), such ratio was adjusted by
                                       taking into account an amount available
                                       in cash reserves.

                                 (7)   Excludes 18 mortgage loans secured by
                                       hospitality properties, representing
                                       10.5% of the mortgage pool (11.7% of
                                       loan group 1). In certain cases,
                                       occupancy includes space for which
                                       leases have been executed, but the
                                       tenant has not taken occupancy.

NON-POOLED COMPONENTS,
 THE CLASS EH CERTIFICATES AND
 THE CLASS TO CERTIFICATES....   The Edgewater Hotel mortgage loan will be
                                 deemed to be split into a senior pooled
                                 component with a principal balance of
                                 $27,573,052, representing 1.3% of the mortgage
                                 pool (1.5% of loan group 1), that supports
                                 distributions on the certificates (other than
                                 the Class EH certificates) and a subordinate
                                 non-pooled component, with a principal balance
                                 of $2,997,071, that supports distributions only
                                 on the Class EH certificates, which are not
                                 being offered by this prospectus supplement.
                                 The aggregate principal balance of the
                                 Edgewater Hotel mortgage loan (including the
                                 subordinate non-pooled component) as of the
                                 cut-off date will be $30,570,123. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans--Edgewater Hotel" in
                                 this prospectus supplement. All principal and
                                 interest collections on the Edgewater Hotel
                                 mortgage loan will be distributed as described
                                 in this prospectus supplement and as more
                                 particularly described in the pooling and
                                 servicing agreement. See "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" in this
                                 prospectus supplement. For pur-poses of the
                                 statistical information in this prospectus
                                 supplement, unless otherwise noted, all
                                 numbers and statistical

                                      S-34

                                 information include only the pooled component
                                 of the Edgewater Hotel mortgage loan.
                                 Generally, the subordination of the non-pooled
                                 component of the Edgewater Hotel mortgage loan
                                 decreases the loan-to-value ratio and increases
                                 the debt service coverage ratio of the pooled
                                 component of the Edgewater Hotel mortgage loan
                                 included as a "mortgage loan" in this
                                 prospectus supplement because those ratios are
                                 based only on the pooled component of the
                                 Edgewater Hotel mortgage loan. All principal
                                 and interest collections on the Edgewater Hotel
                                 mortgage loan will be allocated between the
                                 pooled component and non-pooled components
                                 described in "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--the Class EH Certificates and
                                 the Edgewater Hotel Non-Pooled Component" in
                                 this prospectus supplement. Interest on the
                                 pooled component and non-pooled component will
                                 accrue on the balance of such component at a
                                 per annum rate equal to the net mortgage rate
                                 in effect for the Edgewater Hotel mortgage loan
                                 as of the beginning of the related collection
                                 period.

                                 Although the non-pooled component of the
                                 Edgewater Hotel mortgage loan will be part of
                                 the trust, that component supports only the
                                 Class EH certificates, which certificates are
                                 not being offered pursuant to this prospectus
                                 supplement.

                                 The Thousand Oaks Medical Office Building
                                 mortgage loan will be deemed to be split into a
                                 senior pooled component with a principal
                                 balance of $23,451,817, representing 1.1% of
                                 the mortgage pool (1.3% of loan group 1), that
                                 supports distributions on the certificates
                                 (other than the Class TO certificates) and a
                                 subordinate non-pooled component, with a
                                 principal balance of $498,975, that supports
                                 distributions only on the Class TO
                                 certificates, which are not being offered by
                                 this prospectus supplement. All principal and
                                 interest collections on the Thousand Oaks
                                 Medical Office Building mortgage loan will be
                                 distributed as described in this prospectus
                                 supplement and as more particularly described
                                 in the pooling and servicing agreement. See
                                 "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions" in this prospectus supplement.
                                 For purposes of the statistical information in
                                 this prospectus supplement, unless otherwise
                                 noted, all numbers and statistical information
                                 include only the pooled component of the
                                 Thousand Oaks Medical Office Building mortgage
                                 loan but exclude the non-pooled component of
                                 the Thousand Oaks Medical Office Building
                                 mortgage loan. Generally, the subordination of
                                 the non-pooled component of the Thousand Oaks
                                 Medical Office Building mortgage loan decreases
                                 the loan-to-value ratio and increases the debt
                                 service coverage ratio of the pooled component
                                 of the Thousand Oaks Medical Office Building
                                 mortgage loan included as a "mortgage loan" in
                                 this prospectus supplement because those ratios
                                 are based only on the pooled component of the
                                 Thousand Oaks Medical Office Building mortgage

                                      S-35

                                 loan. All principal and interest collections
                                 on the Thousand Oaks Medical Office Building
                                 mortgage loan will be allocated between the
                                 pooled component and non-pooled components
                                 described in "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions--the Class TO
                                 Certificates and the Thousand Oaks Medical
                                 Office Building Non-Pooled Component" in this
                                 prospectus supplement. Interest on the pooled
                                 component and non-pooled component will accrue
                                 on the balance of such component at a per
                                 annum rate equal to the net mortgage rate in
                                 effect for the Thousand Oaks Medical Office
                                 Building mortgage loan as of the beginning of
                                 the related collection period.

                                 Although the non-pooled component of the
                                 Thousand Oaks Medical Office Building mortgage
                                 loan will be part of the trust, that component
                                 supports only the Class TO certificates, which
                                 certificates are not being offered pursuant to
                                 this prospectus supplement.

SECURITY FOR THE MORTGAGE LOANS
 IN THE TRUST FUND............   Generally, all of the mortgage loans included
                                 in the trust fund are non-recourse obligations
                                 of the related borrowers.

                                 o  No mortgage loan included in the trust fund
                                    is insured or guaranteed by any government
                                    agency or private insurer.

                                 o  All of the mortgage loans included in the
                                    trust fund are secured by first lien fee
                                    mortgages and/or leasehold mortgages on
                                    commercial properties, multifamily
                                    properties or mobile home properties.

                                      S-36

PROPERTY TYPES................   The following table describes the mortgaged
                                 properties securing the mortgage loans expected
                                 to be included in the trust fund as of the
                                 cut-off date:

                    MORTGAGED PROPERTIES BY PROPERTY TYPE(1)

                                       NUMBER OF        AGGREGATE        PERCENTAGE OF      PERCENTAGE OF       PERCENTAGE OF
                                       MORTGAGED       CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE
           PROPERTY TYPE              PROPERTIES         BALANCE          POOL BALANCE     GROUP 1 BALANCE     GROUP 2 BALANCE
----------------------------------   ------------   -----------------   ---------------   -----------------   ----------------

Office ...........................         25        $  768,179,822           37.2%              41.5%                0.0%
Retail ...........................         71           534,048,585           25.9               28.8                 0.0
 Retail--Anchored ................         40           407,923,176           19.8               22.0                 0.0
 Retail--Unanchored ..............         21            93,066,173            4.5                5.0                 0.0
 Retail--Shadow Anchored(2) ......         10            33,059,236            1.6                1.8                 0.0
Multifamily ......................         28           252,775,817           12.3                2.6                96.4
Hospitality ......................         18           216,365,030           10.5               11.7                 0.0
Self Storage .....................         32           128,794,716            6.2                7.0                 0.0
Mixed Use(3) .....................         12            98,558,869            4.8                5.3                 0.0
Mobile Home Park .................         19            41,148,000            2.0                1.8                 3.6
Land(4) ..........................          2            12,100,000            0.6                0.7                 0.0
Industrial .......................          2            11,471,401            0.6                0.6                 0.0
                                           --        --------------          -----              -----               -----
 TOTAL ...........................        209        $2,063,442,241          100.0%             100.0%              100.0%
                                          ===        ==============          =====              =====               =====

----------
(1)   Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts
      (allocating the mortgage loan principal balance to each of those mortgaged properties by the appraised values of the mortgaged properties or the allocated loan amount as detailed in the related mortgage loan documents).

(2)   A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(3)   With respect to 1 mortgage loan (loan number 20), representing 1.1% of the mortgage pool (1.3% of loan group 1), a portion of the related mortgaged property is a medical office and the remainder of the mortgaged property is a surgical center (where patients may stay for overnight treatment).

(4)   Specifically, the fee interest in land, which the ground tenant has improved and leased as a hotel or restaurant. In each case, the related building is not part of the loan collateral, and the source of funds for loan repayment is the ground rent payments made to the borrower.

         [PIE CHART OMITTED]

          PROPERTY TYPE                  PERCENTAGE
          -------------                  ----------
          Office                            37.2%
          Retail                            25.9%
          Multifamily                       12.3%
          Hospitality                       10.5%
          Self Storage                       6.2%
          Mixed Use                          4.8%
          Mobile Home Park                   2.0%
          Industrial                         0.6%
          Land                               0.6%

                                      S-37

GEOGRAPHIC CONCENTRATIONS.....   The mortgaged properties are located
                                 throughout 32 states and the District of
                                 Columbia. The following table describes the
                                 number and percentage of mortgaged properties
                                 in states which have concentrations of
                                 mortgaged properties above 5.0%:

               MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                            NUMBER OF        AGGREGATE        PERCENTAGE OF
                            MORTGAGED       CUT-OFF DATE      CUT-OFF DATE
         STATE             PROPERTIES         BALANCE         POOL BALANCE
-----------------------   ------------   -----------------   --------------
  CA ..................         30        $  412,210,322           20.0%
    Southern(2) .......         25           309,649,201           15.0
    Northern(2) .......          5           102,561,121            5.0
  NY ..................          7           392,491,637           19.0
  IL ..................          9           248,336,990           12.0
  FL ..................         27           144,168,362            7.0
  WA ..................          7           115,066,055            5.6
  Other ...............        129           751,168,876           36.4
                               ---        --------------          -----
    TOTAL .............        209        $2,063,442,241          100.0%
                               ===        ==============          =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount as detailed in
                                       the related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San Bernardino County were
                                       included in Northern California and
                                       mortgaged properties located in and
                                       south of such counties were included in
                                       Southern California.

                                  LOAN GROUP 1
               MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                          NUMBER OF      AGGREGATE       PERCENTAGE OF
                          MORTGAGED     CUT-OFF DATE     CUT-OFF DATE
       STATE             PROPERTIES       BALANCE       GROUP 1 BALANCE
----------------------- ------------ ----------------- ----------------
  NY ..................        7      $  392,491,637          21.2%
  CA ..................       28         390,960,322          21.1
    Southern(2) .......       23         288,399,201          15.6
    Northern(2) .......        5         102,561,121           5.5
  IL ..................        9         248,336,990          13.4
  FL ..................       26         118,722,465           6.4
  WA ..................        6         107,066,055           5.8
  Other ...............      107         594,216,724          32.1
                             ---      --------------         -----
    TOTAL .............      183      $1,851,794,192         100.0%
                             ===      ==============         =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount as detailed in
                                       the related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San Bernardino County were
                                       included in Northern California and
                                       mortgaged properties located in and
                                       south of such counties were included in
                                       Southern California.

                                      S-38

                                  LOAN GROUP 2
               MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                           NUMBER OF     AGGREGATE     PERCENTAGE OF
                           MORTGAGED   CUT-OFF DATE    CUT-OFF DATE
       STATE              PROPERTIES      BALANCE     GROUP 2 BALANCE
------------------------ ------------ -------------- ----------------
  NV ...................       3       $ 60,100,000         28.4%
  FL ...................       1         25,445,897         12.0
  NM ...................       2         23,750,000         11.2
  CA ...................       2         21,250,000         10.0
    Southern(2) ........       2         21,250,000         10.0
  VA ...................       1         17,462,155          8.3
  TX ...................       1         13,840,637          6.5
  MN ...................       6         12,348,000          5.8
  AZ ...................       1         11,500,000          5.4
  Other ................       9         25,951,360         12.3
                              --       ------------        -----
  TOTAL ................      26       $211,648,049        100.0%
                              ==       ============        =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount as detailed in
                                       the related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San Bernardino County were
                                       included in Northern California and
                                       mortgaged properties located in and
                                       south of such counties were included in
                                       Southern California.

PAYMENT TERMS.................   All of the mortgage loans included in the
                                 trust fund accrue interest at a fixed rate,
                                 other than mortgage loans providing for an
                                 anticipated repayment date, which provide for
                                 an increase of fixed interest after a certain
                                 date.

                                 o  Payments on the mortgage loans included in
                                    the trust fund are due on the 11th day of
                                    the month, except payments on 3 mortgage
                                    loans, representing 0.3% of the mortgage
                                    pool (2 mortgage loans in loan group 1 or
                                    0.1% and 1 mortgage loan in loan group 2 or
                                    1.5%), are due on the 1st day of the month.
                                    No mortgage loan has a grace period that
                                    extends payment beyond the eleventh day of
                                    any calendar month.

                                 o  As of the cut-off date, 182 of the mortgage
                                    loans, representing 99.6% of the mortgage
                                    pool (162 mortgage loans in loan group 1 or
                                    99.5% and all of the mortgage loans in loan
                                    group 2), accrue interest on an actual/360
                                    basis, and 1 of the mortgage loans,
                                    representing 0.4% of the mortgage pool
                                    (0.5% of loan group 1), accrue interest on
                                    a 30/360 basis. Fifty-seven (57) of the
                                    mortgage loans, representing 42.3% of the
                                    mortgage pool (45 mortgage loans in loan
                                    group 1 or 39.2% and 12 mortgage loans in
                                    loan group 2 or 70.0%), have periods during
                                    which only interest is due and periods in
                                    which principal and interest are due.
                                    Thirty-four (34) of the mortgage loans,
                                    representing 25.8% of the mortgage pool
                                    (28.8% of loan

                                      S-39

                                    group 1), provide that only interest is due
                                    until maturity or the anticipated repayment
                                    date.

                                 The following tables set forth additional
                                 characteristics of the mortgage loans that we
                                 anticipate to be included in the trust fund as
                                 of the cut-off date:

                         RANGE OF CUT-OFF DATE BALANCES

                                                       AGGREGATE        PERCENTAGE OF      PERCENTAGE OF       PERCENTAGE OF
              RANGE OF                  NUMBER        CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE
     CUT-OFF DATE BALANCES ($)         OF LOANS         BALANCE          POOL BALANCE     GROUP 1 BALANCE     GROUP 2 BALANCE
-----------------------------------   ----------   -----------------   ---------------   -----------------   ----------------

-2,000,000 ........................        18       $   26,418,019            1.3%               1.3%                0.8%
2,000,001 -- 3,000,000 ............        23           57,871,138            2.8                2.9                 2.4
3,000,001 -- 4,000,000 ............        25           88,193,283            4.3                4.6                 1.5
4,000,001 -- 5,000,000 ............        26          117,450,982            5.7                5.6                 6.1
5,000,001 -- 6,000,000 ............        12           66,119,347            3.2                3.6                 0.0
6,000,001 -- 7,000,000 ............         8           52,736,981            2.6                2.8                 0.0
7,000,001 -- 8,000,000 ............        11           84,354,150            4.1                3.7                 7.3
8,000,001 -- 9,000,000 ............         6           50,225,967            2.4                2.7                 0.0
9,000,001 -- 10,000,000 ...........         5           48,619,316            2.4                2.1                 4.4
10,000,001 -- 15,000,000 ..........        20          238,804,508           11.6                9.0                34.0
15,000,001 -- 20,000,000 ..........         8          135,032,528            6.5                5.3                17.2
20,000,001 -- 25,000,000 ..........         3           70,004,147            3.4                3.8                 0.0
25,000,001 -- 30,000,000 ..........         5          138,094,641            6.7                4.5                26.2
35,000,001 -- 40,000,000 ..........         2           76,000,000            3.7                4.1                 0.0
45,000,001 -- 50,000,000 ..........         2           96,300,000            4.7                5.2                 0.0
50,000,001 -- 55,000,000 ..........         2          107,000,000            5.2                5.8                 0.0
60,000,001 -- 65,000,000 ..........         1           64,800,000            3.1                3.5                 0.0
65,000,001 -- 70,000,000 ..........         2          134,917,232            6.5                7.3                 0.0
85,000,001 -- 90,000,000 ..........         1           90,000,000            4.4                4.9                 0.0
90,000,001 -- 115,000,000 .........         3          320,500,000           15.5               17.3                 0.0
                                           --       --------------          -----              -----               -----
 TOTAL ............................       183       $2,063,442,241          100.0%             100.0%              100.0%
                                          ===       ==============          =====              =====               =====

                            RANGE OF MORTGAGE RATES

                                             AGGREGATE        PERCENTAGE OF      PERCENTAGE OF       PERCENTAGE OF
RANGE OF MORTGAGE RATES       NUMBER        CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE
(%)                          OF LOANS         BALANCE          POOL BALANCE     GROUP 1 BALANCE     GROUP 2 BALANCE
-------------------------   ----------   -----------------   ---------------   -----------------   ----------------

4.530 -- 5.249 ..........        58       $  857,827,816           41.6%              43.4%               26.0%
5.250 -- 5.499 ..........        54          588,098,938           28.5               25.5                54.9
5.500 -- 5.749 ..........        36          213,421,378           10.3               10.7                 7.4
5.750 -- 5.999 ..........        13          173,955,842            8.4                8.4                 9.0
6.000 -- 6.249 ..........         7          110,398,031            5.4                5.9                 0.8
6.250 -- 6.499 ..........         2           12,040,398            0.6                0.4                 1.9
6.500 -- 6.749 ..........         1           10,987,785            0.5                0.6                 0.0
6.750 -- 6.999 ..........        11           69,139,000            3.4                3.7                 0.0
7.250 -- 7.290 ..........         1           27,573,052            1.3                1.5                 0.0
                                 --       --------------          -----              -----               -----
 TOTAL ..................       183       $2,063,442,241          100.0%             100.0%              100.0%
                                ===       ==============          =====              =====               =====

                                      S-40

                       RANGE OF UNDERWRITTEN DSC RATIOS*

                                           AGGREGATE        PERCENTAGE OF      PERCENTAGE OF       PERCENTAGE OF
        RANGE OF            NUMBER        CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE
 UNDERWRITTEN DSCR (X)     OF LOANS         BALANCE          POOL BALANCE     GROUP 1 BALANCE     GROUP 2 BALANCE
-----------------------   ----------   -----------------   ---------------   -----------------   ----------------

1.15 -- 1.19 ..........         2       $    4,290,677            0.2%               0.2%                0.0%
1.20 -- 1.24 ..........         6           37,594,089            1.8                0.7                11.5
1.25 -- 1.29 ..........        27          233,935,069           11.3               10.1                21.9
1.30 -- 1.34 ..........        23          306,590,375           14.9               16.0                 4.4
1.35 -- 1.39 ..........        19          187,431,982            9.1                8.2                16.7
1.40 -- 1.44 ..........        20          251,047,553           12.2               11.7                16.2
1.45 -- 1.49 ..........        12           72,751,201            3.5                3.7                 2.3
1.50 -- 1.54 ..........         9           67,698,431            3.3                2.3                12.0
1.55 -- 1.59 ..........         7           95,672,003            4.6                3.5                14.2
1.60 -- 1.64 ..........         8           43,445,876            2.1                2.3                 0.0
1.65 -- 1.69 ..........         3           22,412,000            1.1                1.2                 0.0
1.70 -- 1.74 ..........         8          216,008,044           10.5               11.6                 0.8
1.80 -- 1.84 ..........         6           75,839,000            3.7                4.1                 0.0
1.85 -- 1.89 ..........         3           11,085,173            0.5                0.6                 0.0
1.90 -- 1.94 ..........         5           27,109,000            1.3                1.5                 0.0
1.95 -- 1.99 ..........         6           67,179,983            3.3                3.6                 0.0
2.00 -- 2.04 ..........         3           94,833,000            4.6                5.1                 0.0
2.05 -- 2.09 ..........         5           17,074,000            0.8                0.9                 0.0
2.10 -- 2.14 ..........         3           10,870,000            0.5                0.6                 0.0
2.15 -- 2.19 ..........         1            6,332,000            0.3                0.3                 0.0
2.20 -- 2.24 ..........         2            4,223,509            0.2                0.2                 0.0
2.25 -- 2.29 ..........         1           67,000,000            3.2                3.6                 0.0
2.30 -- 3.00 ..........         4          143,019,276            6.9                7.7                 0.0
                               --       --------------          -----              -----               -----
 TOTAL ................       183       $2,063,442,241          100.0%             100.0%              100.0%
                              ===       ==============          =====              =====               =====

----------
*     For purposes of determining the debt service coverage ratio of 1 mortgage loan (loan number 120), representing 0.2% of the mortgage pool
      (0.2% of loan group 1), this ratio was adjusted by taking into account an amount available in cash reserves. See "DESCRIPTION OF THE MORTGAGE
      POOL--Additional Mortgage Loan Information" in this prospectus supplement.

                        RANGE OF CUT-OFF DATE LTV RATIOS

                                             AGGREGATE        PERCENTAGE OF      PERCENTAGE OF       PERCENTAGE OF
  RANGE OF CUT-OFF DATE     NUMBER OF       CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE
     LTV RATIOS (%)           LOANS           BALANCE          POOL BALANCE     GROUP 1 BALANCE     GROUP 2 BALANCE
------------------------   -----------   -----------------   ---------------   -----------------   ----------------

30.01 -- 35.00 .........         1        $    2,000,000            0.1%               0.1%                0.0%
35.01 -- 40.00 .........         3            52,067,390            2.5                2.8                 0.0
40.01 -- 50.00 .........         5            15,809,674            0.8                0.9                 0.0
50.01 -- 55.00 .........         8           293,997,191           14.2               15.9                 0.0
55.01 -- 60.00 .........         7            45,812,520            2.2                2.5                 0.0
60.01 -- 65.00 .........        15           105,228,918            5.1                3.2                21.5
65.01 -- 70.00 .........        26           406,293,695           19.7               19.6                20.3
70.01 -- 75.00 .........        48           568,111,543           27.5               27.5                27.5
75.01 -- 80.39 .........        70           574,121,309           27.8               27.5                30.7
                                --        --------------          -----              -----               -----
 TOTAL .................       183        $2,063,442,241          100.0%             100.0%              100.0%
                               ===        ==============          =====              =====               =====

                                      S-41

                     RANGE OF REMAINING TERMS TO MATURITY
                         OR ANTICIPATED REPAYMENT DATE*

   RANGE OF REMAINING
  TERMS TO MATURITY OR                      AGGREGATE       PERCENTAGE OF      PERCENTAGE OF       PERCENTAGE OF
 ANTICIPATED REPAYMENT     NUMBER OF      CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE
     DATE (MONTHS)           LOANS           BALANCE         POOL BALANCE     GROUP 1 BALANCE     GROUP 2 BALANCE
-----------------------   -----------   ----------------   ---------------   -----------------   ----------------

0 -- 60 ...............        39        $  652,101,315          31.6%              33.4%               15.5%
61 -- 84 ..............         8            75,047,341           3.6                4.1                 0.0
85 -- 108 .............         1            13,840,637           0.7                0.0                 6.5
109 -- 120 ............       125         1,284,782,762          62.3               60.5                78.0
121 -- 156 ............         4            23,105,960           1.1                1.2                 0.0
169 -- 180 ............         5            11,650,138           0.6                0.6                 0.0
253 -- 262 ............         1             2,914,089           0.1                0.2                 0.0
                              ---        --------------         -----              -----               -----
 TOTAL ................       183        $2,063,442,241         100.0%             100.0%              100.0%
                              ===        ==============         =====              =====               =====

----------
*     With respect to the mortgage loans with anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

                               AMORTIZATION TYPES

                                                    AGGREGATE        PERCENTAGE OF      PERCENTAGE OF       PERCENTAGE OF
                                     NUMBER        CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE
        AMORTIZATION TYPE           OF LOANS         BALANCE          POOL BALANCE     GROUP 1 BALANCE     GROUP 2 BALANCE
--------------------------------   ----------   -----------------   ---------------   -----------------   ----------------

Interest-only, Amortizing
 Balloon(1) ....................        52       $  763,602,000           37.0%              35.1%               53.4%
Amortizing Balloon .............        75          572,811,664           27.8               27.5                30.0
Interest-only, Balloon .........        32          515,300,000           25.0               27.8                 0.0
Interest-only, Amortizing
 ARD(1) ........................         5          109,790,637            5.3                4.0                16.6
Amortizing ARD .................        11           69,348,713            3.4                3.7                 0.0
Interest-only, ARD .............         2           18,025,000            0.9                1.0                 0.0
Fully Amortizing ...............         6           14,564,226            0.7                0.8                 0.0
                                        --       --------------          -----              -----               -----
 TOTAL .........................       183       $2,063,442,241          100.0%             100.0%              100.0%
                                       ===       ==============          =====              =====               =====

----------
(1)   These mortgage loans require payments of interest-only for a period of 5 to 60 months from origination prior to the commencement of payments of principal and interest with respect to the mortgage pool and loan group 1 and a period of 12 to 36 months with respect to loan group 2.

                                 Balloon loans have amortization schedules
                                 significantly longer than their terms to
                                 maturity and have substantial principal
                                 payments due on their maturity dates, unless
                                 prepaid earlier.

                                 Mortgage loans providing for anticipated
                                 repayment dates generally fully or
                                 substantially amortize through their terms to
                                 maturity. However, if this type of mortgage
                                 loan is not prepaid by a date specified in its
                                 related mortgage note, interest will accrue at
                                 a higher rate and the related borrower will be
                                 required to apply all cash flow generated by
                                 the mortgaged property in excess of its
                                 regular debt service payments and certain
                                 other permitted expenses and reserves to repay
                                 principal on the mortgage loan.

                                 In addition, because the fixed periodic
                                 payment on the mortgage loans is determined
                                 assuming interest is calculated on a "30/360
                                 basis," but interest actually accrues and is
                                 applied on the majority of the mortgage loans
                                 on an "actual/

                                      S-42

                                 360 basis," there will be less amortization,
                                 absent prepayments, of the principal balance
                                 during the term of the related mortgage loan,
                                 resulting in a higher final payment on such
                                 mortgage loan. This will occur even if a
                                 mortgage loan is a "fully amortizing" mortgage
                                 loan.

                                 See "DESCRIPTION OF THE MORTGAGE POOL--
                                 Certain Terms and Conditions of the Mortgage
                                 Loans" in this prospectus supplement.
PREPAYMENT RESTRICTIONS.......   All of the mortgage loans included in the
                                 trust fund restrict or prohibit voluntary
                                 prepayments of principal in some manner for
                                 some period of time.

                        TYPES OF PREPAYMENT RESTRICTIONS

                                                       AGGREGATE        PERCENTAGE OF      PERCENTAGE OF       PERCENTAGE OF
       PREPAYMENT RESTRICTION           NUMBER        CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE
                TYPE                   OF LOANS         BALANCE          POOL BALANCE     GROUP 1 BALANCE     GROUP 2 BALANCE
-----------------------------------   ----------   -----------------   ---------------   -----------------   ----------------

Prohibit prepayment for most of
 the term of the mortgage loan;
 but permit defeasance after a
 date specified in the related
 mortgage note for most or all
 of the remaining term(1)(2) ......       171       $1,808,848,103           87.7%              86.3%              100.0%
Impose a yield maintenance
 charge for most or all of the
 remaining term(1) ................         2          144,000,000            7.0                7.8                 0.0
Impose a yield maintenance
 charge for a portion of the
 term of the mortgage loan and
 then permit defeasance for
 most of the remaining term(1).....         1           67,000,000            3.2                3.6                 0.0
Prohibit prepayment until a date
 specified in the related
 mortgage note and then
 impose a yield maintenance
 charge for most of the
 remaining term(1) ................         9           43,594,138            2.1                2.4                 0.0
                                          ---       --------------          -----              -----               -----
 TOTAL ............................       183       $2,063,442,241          100.0%             100.0%              100.0%
                                          ===       ==============          =====              =====               =====

----------
(1)   For the purposes hereof, "remaining term" refers to either remaining term to maturity or anticipated repayment date, as applicable.

(2)   Includes 1 mortgage loan that provides for an additional one month lockout period after the defeasance period ends.

                                 See "DESCRIPTION OF THE MORTGAGE POOL--
                                 Additional Mortgage Loan Information" in this
                                 prospectus supplement. The ability of the
                                 master servicer or special servicer to waive
                                 or modify the terms of any mortgage loan
                                 relating to the payment of a prepayment
                                 premium or yield maintenance charge will be
                                 limited as described in this prospectus
                                 supplement. See "SERVICING OF THE MORTGAGE
                                 LOANS--Modifications, Waivers and Amendments"
                                 in this prospectus supplement. We make no
                                 representations as to the enforceability of
                                 the provisions of any mortgage notes requiring
                                 the payment of a prepayment premium or yield
                                 maintenance charge or limiting prepayments to
                                 defeasance or the ability of the master
                                 servicer or special servicer to collect any
                                 prepayment premium or yield maintenance
                                 charge.

                                      S-43

DEFEASANCE....................   One hundred seventy-two (172) of the mortgage
                                 loans included in the trust fund as of the
                                 cut-off date, representing 90.9% of the
                                 mortgage pool (152 mortgage loans in loan group
                                 1 or 89.9% and all of the mortgage loans in
                                 loan group 2), permit the borrower, under
                                 certain conditions, to substitute United States
                                 government obligations as collateral for the
                                 related mortgage loans (or a portion thereof)
                                 following their respective lock-out or yield
                                 maintenance periods. Upon substitution, the
                                 related mortgaged property (or, in the case of
                                 a mortgage loan secured by multiple mortgaged
                                 properties, one or more of such mortgaged
                                 properties) will no longer secure the related
                                 mortgage loan. The payments on the defeasance
                                 collateral are required to be at least equal to
                                 an amount sufficient to make, when due, all
                                 payments on the related mortgage loan or
                                 allocated to the related mortgaged property;
                                 provided that in the case of certain mortgage
                                 loans, these defeasance payments may cease at
                                 the beginning of the open prepayment period
                                 with respect to that mortgage loan, and the
                                 final payment on the defeasance collateral
                                 would fully prepay the mortgage loan.
                                 Defeasance may not occur prior to the second
                                 anniversary of the issuance of the
                                 certificates. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Certain Terms and Conditions of the
                                 Mortgage Loans--Prepayment Provisions" in this
                                 prospectus supplement.

TWENTY LARGEST
 MORTGAGE LOANS................  The following table describes certain characteristics of the twenty largest mortgage
                                 loans or groups of cross collateralized
                                 mortgage loans in the trust fund by aggregate
                                 principal balance as of the cut-off date. With
                                 respect to the loans referred to as the 175
                                 West Jackson mortgage loan and the 180 Maiden
                                 Lane mortgage loan in the immediately following
                                 table, the loan balance per square foot, the
                                 debt service coverage ratio and the loan to
                                 value ratio set forth in such table, in each
                                 case, are based on the aggregate combined
                                 principal balance of each of the 175 West
                                 Jackson mortgage loan and the 180 Maiden Lane
                                 mortgage loan, as the case may be, and its
                                 related pari passu companion loans (but not any
                                 subordinate companion loans). With respect to
                                 the loan referred to as the Edgewater Hotel
                                 mortgage loan, the loan balance per room, the
                                 debt service coverage ratio and the loan to
                                 value ratio set forth in such table, in each
                                 case, are based on the principal balance of the
                                 Edgewater Hotel mortgage loan (but exclude the
                                 non-pooled component of the Edgewater Hotel
                                 mortgage loan). No companion loan is included
                                 in the trust fund.

                                      S-44

                                     NUMBER OF                                               % OF
                                     MORTGAGE                                     % OF    APPLICABLE
                                      LOANS /                                   CUT-OFF     CUT-OFF
                        MORTGAGE     NUMBER OF                    CUT-OFF         DATE     DATE LOAN
                          LOAN       MORTGAGED                      DATE          POOL       GROUP
      LOAN NAME          SELLER     PROPERTIES   LOAN GROUP      BALANCE(1)     BALANCE     BALANCE
-------------------- ------------- ------------ ------------ ----------------- --------- ------------

6 Times Square .....    Wachovia      1 / 1          1        $  115,000,000       5.6%         6.2%
175 West
 Jackson ...........    Wachovia      1 / 1          1           112,500,000       5.5          6.1%
180 Maiden Lane.....    Wachovia      1 / 1          1            93,000,000       4.5          5.0%
Figueroa Plaza .....    Wachovia      1 / 1          1            90,000,000       4.4          4.9%
Residence Inn
 Portfolio #2 ......    Wachovia     11 / 11         1            69,139,000       3.4          3.7%
Hotel
 Gansevoort ........  Countrywide     1 / 1          1            67,917,232       3.3          3.7%
900 Fourth
 Avenue ............    Wachovia      1 / 1          1            67,000,000       3.2          3.6%
AON Office
 Building ..........    Wachovia      1 / 1          1            64,800,000       3.1          3.5%
Extra Space
 Portfolio #1 ......    Wachovia     14 / 14         1            56,135,000       2.7          3.0%
Extra Space
 Portfolio #2 ......    Wachovia     12 / 12         1            54,865,000       2.7          3.0%
                                   ------------  ---------    --------------      ----
SUBTOTAL/WTD.
 AVG. ..............                  44/44                   $  790,356,232      38.3%
                                      -----                   --------------      ----
116 Huntington
 Avenue ............    Wachovia      1 / 1          1        $   54,000,000       2.6%         2.9%
17 Battery Place
 North .............    Wachovia      1 / 1          1            53,000,000       2.6          2.9%
Gilroy Crossing
 Shopping
 Center ............    Wachovia      1 / 1          1            49,000,000       2.4          2.6%
Cameron Village.....    Wachovia      1 / 1          1            47,300,000       2.3          2.6%
ADG Portfolio ......    Wachovia     6 / 20     Various(4)        43,288,000       2.1    Various(4)
Beach Shopping
 Center ............    Wachovia      1 / 1          1            40,000,000       1.9          2.2%
Westgate
 Business
 Center ............    Wachovia      1 / 1          1            36,000,000       1.7          1.9%
Willowbrook
 Apartments ........    Wachovia      1 / 1          2            30,000,000       1.5         14.2%
The Hub Office
 Building ..........    Wachovia      1 / 1          1            28,451,692       1.4          1.5%
The Edgewater
 Hotel .............    Wachovia      1 / 1          1            27,573,052       1.3          1.5%
                                   ------------               --------------      ----
SUBTOTAL/WTD.
 AVG. ..............                  15/29                   $  408,612,744      19.8%
                                      -----                   --------------      ----
TOTAL/WTD. AVG......                  59/73                   $1,198,968,976      58.1%
                                      =====                   ==============      ====

                                                                            WEIGHTED      WEIGHTED
                                            CUT-OFF DATE                    AVERAGE        AVERAGE      WEIGHTED
                                          POOL BALANCE PER    WEIGHTED      CUT-OFF       LTV RATIO     AVERAGE
                                              SF/UNIT/         AVERAGE      DATE LTV     AT MATURITY    MORTGAGE
      LOAN NAME         PROPERTY TYPE      PAD/ROOM(2)(3)    DSCR(2)(3)   RATIO(2)(3)   OR ARD(2)(3)      RATE
-------------------- ------------------- ------------------ ------------ ------------- -------------- -----------

6 Times Square ..... Office - CBD             $    385      1.32x             71.9%          69.7%        4.674%
175 West
 Jackson ........... Office - CBD             $    155      1.72x             53.2%          47.9%        5.860%
180 Maiden Lane..... Office - CBD             $    171      2.61x             51.7%          51.7%        5.410%
Figueroa Plaza ..... Office - CBD             $    147      2.00x             67.0%          67.0%        4.530%
Residence Inn        Hospitality -
 Portfolio #2 ......   Extended Stay          $ 59,194      1.53x             72.0%          59.3%        6.880%
Hotel                Hospitality - Full
 Gansevoort ........   Service                $363,194      1.73x             54.3%          42.5%        6.240%
900 Fourth
 Avenue ............ Office - CBD             $    125      2.28x             66.3%          66.3%        4.960%
AON Office
 Building .......... Office - Suburban        $    157      1.41x             75.0%          61.9%        5.230%
Extra Space
 Portfolio #1 ...... Self Storage             $     58      1.92x             80.1%          80.1%        4.650%
Extra Space
 Portfolio #2 ...... Self Storage             $     71      1.88x             79.9%          79.9%        4.650%
SUBTOTAL/WTD.
 AVG. ..............                                        1.83X             65.7%          61.4%        5.307%
116 Huntington
 Avenue ............ Office - CBD             $    204      1.82x             69.6%          69.6%        4.610%
17 Battery Place
 North ............. Office - CBD             $    133      1.96x             75.7%          75.7%        4.600%
Gilroy Crossing
 Shopping
 Center ............ Retail - Anchored        $    152      1.42x             79.8%          73.6%        5.010%
Cameron Village..... Retail - Anchored        $     75      2.42x             39.8%          39.8%        5.080%
ADG Portfolio ...... MHP / Multifamily        $ 16,996      1.28x             80.0%          70.2%        5.610%
Beach Shopping
 Center ............ Retail - Anchored        $    174      1.36x             72.7%          64.7%        5.250%
Westgate               Mixed Use -
 Business              Retail/Office/
 Center ............   Industrial             $     62      1.32x             75.0%          69.3%        5.110%
Willowbrook          Multifamily -
 Apartments ........   Conventional           $ 82,418      1.55x             63.7%          56.9%        5.390%
The Hub Office
 Building .......... Office - CBD             $    105      1.34x             79.9%          66.4%        5.280%
The Edgewater        Hospitality - Full
 Hotel .............   Service                $116,835      1.56x             59.9%          48.4%        7.290%
SUBTOTAL/WTD.
 AVG. ..............                                        1.64X             69.7%          64.4%        5.208%
TOTAL/WTD. AVG......                                        1.77X             67.1%          62.4%        5.273%

----------
(1)   In the case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.

(2)   Each of the 175 West Jackson mortgage loan and the 180 Maiden Lane mortgage loan are part of a split loan structure that includes a pari passu companion loan that is not included in the trust fund. With respect to these mortgage loans, unless otherwise specified, the calculations of
      LTV ratios, DSC ratios and loan balance per square foot are based on the aggregate indebtedness of each such mortgage loan and the related pari passu companion loan, but exclude the related subordinate companion loans.

(3)   With respect to the Edgewater Hotel mortgage loan, unless otherwise specified, the calculations of LTV ratios, DSC ratio and loan balance per room were based on the pooled component only and exclude the non-pooled component.

(4)   Four (4) mortgage loans in loan group 1 (1.8% of loan group 1) and 2 mortgage loans in loan group 2 (4.6% of loan group 2).

                                 For more information on the twenty largest
                                 mortgage loans in the trust fund, see
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans" in this prospectus
                                 supplement.

                                      S-45

CO-LENDER LOANS...............   Eleven (11) mortgage loans to be included in
                                 the trust fund that were originated or acquired
                                 by Wachovia Bank, National Association,
                                 representing approximately 21.0% of the
                                 mortgage pool (9 mortgage loans in loan group 1
                                 or 22.9% and 2 mortgage loans in loan group 2
                                 or 4.6%), are, in each case, evidenced by one
                                 of two or more notes which are secured by one
                                 or more mortgaged real properties. In each
                                 case, the related companion loan(s) will not be
                                 part of the trust fund.

                                 One (1) mortgage loan, loan number 2 (the 175
                                 West Jackson mortgage loan), is part of a
                                 split loan structure where 1 companion loan
                                 that is part of this split loan structure is
                                 pari passu in right of entitlement to payment
                                 with the related mortgage loan and the other
                                 companion loan is subordinate to the 2 loans
                                 that are pari passu in right of entitlement to
                                 payment. One (1) mortgage loan, loan number 3
                                 (the 180 Maiden Lane mortgage loan), is part
                                 of a split loan structure where 1 companion
                                 loan that is part of this split loan structure
                                 is pari passu in right of entitlement to
                                 payment with the related mortgage loan and the
                                 other 2 companion loans are junior to the 2
                                 loans that are pari passu in right of
                                 entitlement to payment. The remaining
                                 co-lender loans, loan numbers 6, 7, 9, 17, 67,
                                 135, 156, 161 and 181, are part of split loan
                                 structures in which the related companion
                                 loans are subordinate to the related mortgage
                                 loans. Each of these mortgage loans and its
                                 related companion loans are subject to
                                 intercreditor agreements.

                                 The intercreditor agreement for the 175 West
                                 Jackson mortgage loan generally allocates
                                 collections in respect of such mortgage loans
                                 first, to the related mortgage loan and the
                                 related pari passu companion loan, on a pro
                                 rata basis, and second, to amounts due on the
                                 related subordinate companion loan. The
                                 intercreditor agreement for the 180 Maiden
                                 Lane mortgage loan generally allocates
                                 collections in respect of that mortgage loan
                                 first, to the related mortgage loan and the
                                 related pari passu companion loan, on a pro
                                 rata basis, second, to amounts due on the
                                 related subordinate companion loan and third,
                                 to amounts due on the most subordinate
                                 companion loan. The intercreditor agreements
                                 for each of the remaining mortgage loans that
                                 are part of a split loan structure generally
                                 allocate collections in respect of that
                                 mortgage loan first, to the related mortgage
                                 loan, and then to amounts due on the related
                                 subordinate companion loans. No companion loan
                                 is included in the trust fund. The master
                                 servicer and special servicer will service and
                                 administer each of these mortgage loans and
                                 its related companion loans (other than the
                                 180 Maiden Lane mortgage loan and the 175 West
                                 Jackson mortgage loan and their related
                                 companion loans) pursuant to the pooling and
                                 servicing agreement and the related
                                 intercreditor agreement, for so long as the
                                 related mortgage loan is part of the trust
                                 fund. The 180 Maiden Lane

                                      S-46

                                 mortgage loan and the 175 West Jackson
                                 mortgage loan and their related companion
                                 loans will be serviced under the pooling and
                                 servicing agreement entered into in connection
                                 with the issuance of the Wachovia Bank
                                 Commercial Mortgage Trust, Commercial Mortgage
                                 Pass Through Certificates, Series 2004-C15.
                                 The master servicer and, with respect to the
                                 180 Maiden Lane mortgage loan, the special
                                 servicer under the 2004-C15 pooling and
                                 servicing agreement is Wachovia Bank, National
                                 Association and the special servicer, except
                                 with respect to the 180 Maiden Lane mortgage
                                 loan (but including the 175 West Jackson
                                 mortgage loan), under the 2004-C15 pooling and
                                 servicing agreement is Clarion Partners, LLC.
                                 The terms of the 2004-C15 pooling and
                                 servicing agreement are generally similar (but
                                 are not identical) to the terms of the pooling
                                 and servicing agreement for this transaction.
                                 See "SERVICING OF THE MORTGAGE
                                 LOANS--Servicing of the 180 Maiden Lane Loan
                                 and the 175 West Jackson Loan" in this
                                 prospectus supplement. With respect to 6
                                 mortgage loans (loan numbers 17, 67, 135, 156,
                                 161 and 181), the related intercreditor
                                 agreement allows the trust fund and the
                                 related companion loan to receive separate
                                 collections of principal and interest prior to
                                 any material defaults.

                                 Amounts attributable to any companion loan
                                 will not be assets of the trust fund and will
                                 be beneficially owned by the holder of such
                                 companion loan. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Co-Lender Loans" in this
                                 prospectus supplement.

                                 See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Co-Lender Loans" and "SERVICING OF THE
                                 MORTGAGE LOANS" in this prospectus supplement
                                 for a description of certain rights of the
                                 holders of these companion loans to direct or
                                 consent to the servicing of the related
                                 mortgage loans.

                                 In addition to the mortgage loans described
                                 above, certain of the mortgaged properties or
                                 the equity interests in the related borrowers
                                 are subject to, or are permitted to become
                                 subject to, additional debt. In certain cases,
                                 this additional debt is secured by the related
                                 mortgaged properties. See "RISK
                                 FACTORS--Additional Debt on Some Mortgage
                                 Loans Creates Additional Risks" in this
                                 prospectus supplement.

                                      S-47

                                  RISK FACTORS

     o   You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under "RISK FACTORS" in the accompanying prospectus) before making your investment decision.
         Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

     o   The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     o   This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

     o   If any of the following risks are realized, your investment could be materially and adversely affected.

                           THE OFFERED CERTIFICATES

ONLY TRUST FUND ASSETS ARE
 AVAILABLE TO PAY YOU.........   Neither the offered certificates nor the
                                 mortgage loans will be guaranteed or insured by
                                 us or any of our affiliates, by any
                                 governmental agency or instrumentality or by
                                 any other person. If the assets of the trust
                                 fund, primarily the mortgage loans, are
                                 insufficient to make payments on the offered
                                 certificates, no other assets will be available
                                 for payment of the deficiency. See "RISK
                                 FACTORS--The Assets of the Trust Fund May Not
                                 Be Sufficient to Pay Your Certificates" in the
                                 accompanying prospectus.
PREPAYMENTS WILL AFFECT
 YOUR YIELD....................  Prepayments. The yield to maturity on the offered certificates will depend on the rate
                                 and timing of principal payments (including
                                 both voluntary prepayments, in the case of
                                 mortgage loans that permit voluntary
                                 prepayment, and involuntary prepayments, such
                                 as prepayments resulting from casualty or
                                 condemnation, defaults, liquidations or
                                 repurchases for breaches of representations or
                                 warranties or other sales of defaulted mortgage
                                 loans which in either case may not require any
                                 accompanying prepayment premium or yield
                                 maintenance charge) on the mortgage loans
                                 included in the trust fund and how such
                                 payments are allocated among the offered
                                 certificates entitled to distributions of

                                 In addition, upon the occurrence of certain
                                 limited events, a party may be required or
                                 permitted to repurchase or purchase a mortgage
                                 loan from the trust fund and the money paid
                                 would be passed through to the holders of the
                                 certificates with the same effect as if such
                                 mortgage loan had been prepaid in full (except
                                 that no prepayment premium or yield
                                 maintenance charge would be payable with
                                 respect to purchase or repurchase). In
                                 addition, certain mortgage loans may permit
                                 prepayment without an accompanying prepayment
                                 premium or yield maintenance charge if the
                                 mortgagee elects to apply casualty or
                                 condemnation proceeds to the

                                      S-48

                                 mortgage loan. We cannot make any
                                 representation as to the anticipated rate of
                                 prepayments (voluntary or involuntary) on the
                                 mortgage loans or as to the anticipated yield
                                 to maturity of any certificate.

                                 In addition, because the amount of principal
                                 that will be distributed to the Class A-1,
                                 Class A-2, Class A-3, Class A-PB, Class A-4
                                 and Class A-1A certificates will generally be
                                 based upon the particular loan group in which
                                 the related mortgage loan is deemed to be a
                                 part, the yield on the Class A-1, Class A-2,
                                 Class A-3, Class A-PB and Class A-4
                                 certificates will be particularly sensitive to
                                 prepayments on mortgage loans in loan group 1
                                 and the yield on the Class A-1A certificates
                                 will be particularly sensitive to prepayments
                                 on mortgage loans in loan group 2.

                                 See "YIELD AND MATURITY CONSIDERATIONS" in
                                 this prospectus supplement and "YIELD
                                 CONSIDERATIONS" in the accompanying
                                 prospectus.

                                 Yield. In general, if you purchase an offered
                                 certificate at a premium and principal
                                 distributions on that offered certificate
                                 occur at a rate faster than you anticipated at
                                 the time of purchase, and no prepayment
                                 premiums or yield maintenance charges are
                                 collected, your actual yield to maturity may
                                 be lower than you had predicted at the time of
                                 purchase. Conversely, if you purchase an
                                 offered certificate at a discount and
                                 principal distributions on that offered
                                 certificate occur at a rate slower than you
                                 anticipated at the time of purchase, your
                                 actual yield to maturity may be lower than you
                                 had predicted at the time of purchase.

                                 The yield on the Class A-4, Class A-J, Class
                                 B, Class C and Class D certificates could be
                                 adversely affected if mortgage loans with
                                 higher mortgage interest rates pay faster than
                                 mortgage loans with lower mortgage interest
                                 rates, since those classes are limited by the
                                 weighted average net mortgage rate of the
                                 mortgage loans.

                                 In addition, because there can be no
                                 assurances with respect to losses, prepayments
                                 and performance of the mortgage loans, there
                                 can be no assurance that distributions of
                                 principal on the Class A-PB certificates will
                                 be made in conformity with the schedule
                                 attached on Exhibit D to this prospectus
                                 supplement.

                                 Interest Rate Environment. Mortgagors
                                 generally are less likely to prepay if
                                 prevailing interest rates are at or above the
                                 rates borne by their mortgage loans. On the
                                 other hand, mortgagors are generally more
                                 likely to prepay if prevailing interest rates
                                 fall significantly below the mortgage interest
                                 rates of their mortgage loans. Mortgagors are
                                 generally less likely to prepay mortgage loans
                                 with a lockout period, yield maintenance
                                 charge or prepayment premium provision, to the
                                 extent enforceable, than similar mortgage
                                 loans without such provisions, with shorter
                                 lockout periods or with lower yield
                                 maintenance charges or prepayment premiums.

                                      S-49

                                 Performance Escrows. In connection with the
                                 origination of some of the mortgage loans, the
                                 related borrowers were required to escrow
                                 funds or post a letter of credit related to
                                 obtaining certain performance objectives. In
                                 general, such funds will be released to the
                                 related borrower upon the satisfaction of
                                 certain conditions. If the conditions are not
                                 satisfied, although the master servicer will
                                 be directed in the pooling and servicing
                                 agreement (in accordance with the servicing
                                 standard) to hold the escrows, letters of
                                 credit or proceeds of such letters of credit
                                 as additional collateral and not use the funds
                                 to reduce the principal balance of the related
                                 mortgage loan, in the event such funds are
                                 required to be used to reduce the principal
                                 balance of such mortgage loans, such amounts
                                 will be passed through to the holders of the
                                 certificates as principal prepayments.

                                 Premiums. Provisions requiring prepayment
                                 premiums and yield maintenance charges may not
                                 be enforceable in some states and under
                                 federal bankruptcy law, and may constitute
                                 interest for usury purposes. Accordingly, we
                                 cannot provide assurance that the obligation
                                 to pay that premium or charge will be
                                 enforceable or, if enforceable, that the
                                 foreclosure proceeds will be sufficient to pay
                                 such prepayment premium or yield maintenance
                                 charge. Additionally, although the collateral
                                 substitution provisions related to defeasance
                                 are not intended to be, and do not have the
                                 same effect on the certificateholders as, a
                                 prepayment, we cannot provide assurance that a
                                 court would not interpret such provisions as
                                 requiring a prepayment premium or yield
                                 maintenance charge and possibly determine that
                                 such provisions are unenforceable or usurious
                                 under applicable law. Prepayment premiums and
                                 yield maintenance charges are generally not
                                 charged for prepayments resulting from
                                 casualty or condemnation and would not be paid
                                 in connection with repurchases of mortgage
                                 loans for breaches of representations or
                                 warranties or a material document defect. No
                                 prepayment premium or yield maintenance charge
                                 will be required for prepayments in connection
                                 with a casualty or condemnation unless, in the
                                 case of certain of the mortgage loans, an
                                 event of default has occurred and is
                                 continuing.

                                 Pool Concentrations. Principal payments
                                 (including prepayments) on the mortgage loans
                                 included in the trust fund or in a particular
                                 group will occur at different rates. In
                                 addition, mortgaged properties can be released
                                 from the trust fund as a result of
                                 prepayments, defeasance, repurchases,
                                 casualties or condemnations. As a result, the
                                 aggregate balance of the mortgage loans
                                 concentrated in various property types in the
                                 trust fund or in a particular loan group
                                 changes over time. You therefore may be
                                 exposed to varying concentration risks as the
                                 mixture of property types and relative
                                 principal balance of the mortgage loans
                                 associated with certain property types
                                 changes. See the table entitled "Range of
                                 Remaining Terms to Maturity or Anticipated
                                 Repayment Date for

                                      S-50

                                 all Mortgage Loans as of the Cut-Off Date"
                                 under "DESCRIPTION OF THE MORTGAGE
                                 POOL--Additional Mortgage Loan Information" in
                                 this prospectus supplement for a description
                                 of the respective maturity dates of the
                                 mortgage loans included in the trust fund and
                                 in each loan group. Because principal on the
                                 certificates (other than the Class X-C, Class
                                 X-P, Class Z, Class R-I and Class R-II
                                 certificates) is payable in sequential order
                                 to the extent described under "DESCRIPTION OF
                                 THE CERTIFI-CATES--Distributions" in this
                                 prospectus supplement, classes that have a
                                 lower priority of distributions are more
                                 likely to be exposed to the risk of changing
                                 concentrations discussed under "--Special
                                 Risks Associated With High Balance Mortgage
                                 Loans" below than classes with a higher
                                 sequential priority.

OPTIONAL EARLY TERMINATION OF
 THE TRUST  FUND MAY RESULT IN
 AN ADVERSE  IMPACT ON YOUR
 YIELD OR MAY RESULT IN A LOSS.  The offered certificates will be subject to optional early termination by means of the
                                 purchase of the mortgage loans in the trust
                                 fund. We cannot assure you that the proceeds
                                 from a sale of the mortgage loans will be
                                 sufficient to distribute the outstanding
                                 certificate balance plus accrued interest and
                                 any undistributed shortfalls in interest
                                 accrued on the certificates that are subject to
                                 the termination. Accordingly, the holders of
                                 offered certificates affected by such a
                                 termination may suffer an adverse impact on the
                                 overall yield on their certificates, may
                                 experience repayment of their investment at an
                                 unpredictable and inopportune time or may even
                                 incur a loss on their investment. See
                                 "DESCRIPTION OF THE CERTIFICATES--Termination"
                                 in this prospectus supplement.

BORROWER DEFAULTS MAY ADVERSELY
 AFFECT YOUR YIELD............   The aggregate amount of distributions on the
                                 offered certificates, the yield to maturity of
                                 the offered certificates, the rate of principal
                                 payments on the offered certificates and the
                                 weighted average life of the offered
                                 certificates will be affected by the rate and
                                 timing of delinquencies and defaults on the
                                 mortgage loans included in the trust fund.
                                 Delinquencies on the mortgage loans included in
                                 the trust fund, if the delinquent amounts are
                                 not advanced, may result in shortfalls in
                                 distributions of interest and/or principal to
                                 the offered certificates for the current month.
                                 Any late payments received on or in respect of
                                 the mortgage loans will be distributed to the
                                 certificates in the priorities described more
                                 fully in this prospectus supplement, but no
                                 interest will accrue on such shortfall during
                                 the period of time such payment is delinquent.

                                 If you calculate your anticipated yield based
                                 on an assumed default rate and an assumed
                                 amount of losses on the mortgage pool that are
                                 lower than the default rate and the amount

                                      S-51

                                 of losses actually experienced, and if such
                                 losses are allocated to your class of
                                 certificates, your actual yield to maturity
                                 will be lower than the yield so calculated and
                                 could, under certain scenarios, be negative.
                                 The timing of any loss on a liquidated
                                 mortgage loan also will affect the actual
                                 yield to maturity of the offered certificates
                                 to which all or a portion of such loss is
                                 allocable, even if the rate of defaults and
                                 severity of losses are consistent with your
                                 expectations. In general, the earlier you bear
                                 a loss, the greater the effect on your yield
                                 to maturity. See "YIELD AND MATURITY
                                 CONSIDERATIONS" in this prospectus supplement
                                 and "YIELD CONSIDERATIONS" in the accompanying
                                 prospectus.

                                 Even if losses on the mortgage loans included
                                 in the trust fund are allocated to a
                                 particular class of offered certificates, such
                                 losses may affect the weighted average life
                                 and yield to maturity of other certificates.
                                 Losses on the mortgage loans, to the extent
                                 not allocated to such class of offered
                                 certificates, may result in a higher
                                 percentage ownership interest evidenced by
                                 such certificates than would otherwise have
                                 resulted absent such loss. The consequent
                                 effect on the weighted average life and yield
                                 to maturity of the offered certificates will
                                 depend upon the characteristics of the
                                 remaining mortgage loans.

ADDITIONAL COMPENSATION AND
 CERTAIN  REIMBURSEMENTS TO
 THE SERVICER WILL  AFFECT
 YOUR RIGHT TO RECEIVE
 DISTRIBUTIONS................   To the extent described in this prospectus
                                 supplement, the master servicer or the trustee,
                                 as applicable, will be entitled to receive
                                 interest on unreimbursed advances and
                                 unreimbursed servicing expenses. The right of
                                 the master servicer or the trustee to receive
                                 such payments of interest is senior to the
                                 rights of certificateholders to receive
                                 distributions on the certificates and,
                                 consequently, may result in additional trust
                                 fund expenses being allocated to the offered
                                 certificates that would not have resulted
                                 absent the accrual of such interest. In
                                 addition, the related special servicer will
                                 receive a fee with respect to each specially
                                 serviced mortgage loan and any collections
                                 thereon, including specially serviced mortgage
                                 loans which have been returned to performing
                                 status. This will result in shortfalls which
                                 will be allocated to the offered certificates.

                                 Amounts in respect of the non-pooled component
                                 of the Edgewater Hotel mortgage loan are not
                                 available for distributions on the
                                 certificates (other than the Class EH
                                 certificates), nor are they available for the
                                 reimbursement of nonrecoverable advances of
                                 principal and interest on the certificates
                                 (other than the Class EH certificates) to the
                                 extent such amounts are unrelated to the
                                 Edgewater Hotel Avenue mortgage loan.
                                 Nevertheless, if an advance by the master
                                 servicer or the trustee on the non-pooled
                                 component of the Edgewater Hotel mortgage loan
                                 becomes a nonrecoverable advance and such
                                 party is unable to recover such

                                      S-52

                                 amounts from amounts available for
                                 distribution on the Class EH certificates, the
                                 master servicer or the trustee, as applicable,
                                 will be permitted to recover a nonrecoverable
                                 advance (including interest thereon) from the
                                 assets of the trust available for distribution
                                 on the certificates. This may result in
                                 shortfalls which will be allocated to the
                                 certificates.

                                 Similarly, amounts in respect of the
                                 non-pooled component of the Thousand Oaks
                                 Medical Office Building mortgage loan are not
                                 available for distributions on the
                                 certificates (other than the Class TO
                                 certificates), nor are they available for the
                                 reimbursement of nonrecoverable advances of
                                 principal and interest on the certificates
                                 (other than the Class TO certificates) to the
                                 extent such amounts are unrelated to the
                                 Thousand Oaks Medical Office Building mortgage
                                 loan. Nevertheless, if an advance by the
                                 master servicer or the trustee on the
                                 non-pooled component of the Thousand Oaks
                                 Medical Office Building mortgage loan becomes
                                 a nonrecoverable advance and such party is
                                 unable to recover such amounts from amounts
                                 available for distribution on the Class TO
                                 certificates, the master servicer or the
                                 trustee, as applicable, will be permitted to
                                 recover a nonrecoverable advance (including
                                 interest thereon) from the assets of the trust
                                 available for distribution on the
                                 certificates. This may result in shortfalls
                                 which will be allocated to the certificates.

SUBORDINATION OF SUBORDINATE
 OFFERED CERTIFICATES.........   As described in this prospectus supplement,
                                 unless your certificates are Class A-1, Class
                                 A-2, Class A-3, Class A-PB, Class A-4, Class
                                 A-1A, Class X-C or Class X-P certificates, your
                                 rights to receive distributions of amounts
                                 collected or advanced on or in respect of the
                                 mortgage loans will be subordinated to those of
                                 the holders of the offered certificates with an
                                 earlier alphabetical designation and the Class
                                 X-C and Class X-P certificates (and, with
                                 respect to the Class A-J certificates, the
                                 Class A-1, Class A-2, Class A-3, Class A-PB,
                                 Class A-4 and Class A-1A certificates).

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Application of the Available
                                 Distribution Amount" and "DESCRIPTION OF THE
                                 CERTIFI-CATES--Subordination; Allocation of
                                 Losses and Certain Expenses" in this
                                 prospectus supplement.

YOUR LACK OF CONTROL OVER
 THE TRUST FUND CAN CREATE
 RISKS........................   You and other certificateholders generally do
                                 not have a right to vote and do not have the
                                 right to make decisions with respect to the
                                 administration of the trust. See "SERVICING OF
                                 THE MORTGAGE LOANS--General" in this prospectus
                                 supplement. Those decisions are generally made,
                                 subject to the express terms of the pooling and
                                 servicing agreement, by the master servicer,
                                 the trustee or the special servicer, as
                                 applicable. Any decision made by one of those
                                 parties in respect of the trust, even if that
                                 decision is determined to be in your best
                                 interests by that party, may be contrary to the
                                 decision that you or other certificateholders
                                 would have made and may negatively affect your
                                 interests.

                                      S-53

                                 Under certain circumstances, the consent or
                                 approval of less than all certificateholders
                                 will be required to take, and will bind all
                                 certificateholders to, certain actions
                                 relating to the trust. The interests of those
                                 certificateholders may be in conflict with
                                 those of the other certificateholders. For
                                 example, certificateholders of certain classes
                                 that are subordinate in right of payment may
                                 direct the actions of the special servicer
                                 with respect to troubled mortgage loans and
                                 related mortgaged properties. In certain
                                 circumstances, the holder of a companion loan,
                                 mezzanine loan or subordinate debt may direct
                                 the actions of the special servicer with
                                 respect to the related mortgage loan and the
                                 holder of a companion loan, mezzanine loan or
                                 subordinate debt will have certain consent
                                 rights relating to foreclosure or modification
                                 of the related loans. The interests of such
                                 holder of a companion loan, mezzanine loan or
                                 subordinate debt may be in conflict with those
                                 of the certificateholders.

                                 Eleven (11) of the mortgage loans,
                                 representing 21.0% of the mortgage pool (9
                                 mortgage loans in loan group 1 or 22.9% and 2
                                 mortgage loans in loan group 2 or 4.6%), are
                                 each evidenced by multiple promissory notes.
                                 With respect to 2 of these mortgage loans,
                                 representing 10.0% of the mortgage pool (11.1%
                                 of loan group 1), the related mortgage loans
                                 are evidenced by promissory notes that are
                                 pari passu in right of payment. In addition,
                                 each of these mortgage loans is also comprised
                                 of promissory notes that are subordinate in
                                 right of payment to the promissory notes that
                                 are pari passu in right of payment, if any. In
                                 each case, the trust fund is comprised of only
                                 one of the pari passu notes. In the case of
                                 the 180 Maiden Lane whole loan, the related
                                 pari passu companion note and one of the
                                 subordinate notes is included in the trust
                                 fund created in connection with the Wachovia
                                 Bank Commercial Mortgage Trust, Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2004-C15 commercial mortgage securitization.
                                 The remaining subordinate companion note is
                                 held by a third party unaffiliated to us or
                                 our affiliates. In addition, in the case of
                                 the 175 West Jackson whole loan, each of the
                                 related pari passu companion note and the
                                 related subordinate note is included in the
                                 trust fund created in connection with the
                                 Wachovia Bank Commercial Mortgage Trust,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2004-C15 commercial mortgage
                                 securitization. In each case, the holders of
                                 the subordinate companion notes and/or the
                                 pari passu companion notes (or, if applicable,
                                 the holders of beneficial interests in the
                                 pari passu companion notes and/or the
                                 subordinate companion notes) have certain
                                 control and/or consent rights with respect to
                                 the servicing and/or administration of these
                                 loans. Accordingly, these rights may
                                 potentially conflict with the interests of the
                                 certificateholders.

                                 Additionally, less than all of the
                                 certificateholders may amend the pooling and
                                 servicing agreement in certain circumstances.

                                      S-54

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Controlling Class Representative" in this
                                 prospectus supplement and "DESCRIPTION OF THE
                                 CERTIFICATES--Voting Rights" in this
                                 prospectus supplement and the accompanying
                                 prospectus.

LIQUIDITY FOR CERTIFICATES
 MAY BE LIMITED...............   There is currently no secondary market for
                                 the offered certificates. While each
                                 underwriter has advised us that it intends to
                                 make a secondary market in one or more classes
                                 of the offered certificates, none of them are
                                 under any obligation to do so. No secondary
                                 market for your certificates may develop. If a
                                 secondary market does develop, there can be no
                                 assurance that it will be available for the
                                 offered certificates or, if it is available,
                                 that it will provide holders of the offered
                                 certificates with liquidity of investment or
                                 continue for the life of your certificates.
                                 Lack of liquidity could result in a substantial
                                 decrease in the market value of your
                                 certificates. Your certificates will not be
                                 listed on any securities exchange or traded in
                                 any automated quotation system of any
                                 registered securities association such as
                                 NASDAQ.

BOOK-ENTRY REGISTRATION.......   Your certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of Cede & Co., as the
                                 nominee for DTC, and will not be registered in
                                 your name. As a result, you will not be
                                 recognized as a certificateholder, or holder of
                                 record of your certificates.

POTENTIAL CONFLICTS
 OF INTEREST...................  The master servicer is one of the mortgage loan sellers and is acting as the initial special
                                 servicer for the 17 Battery Place mortgage loan
                                 and is an affiliate of the depositor and one of
                                 the underwriters. In addition, Wachovia Bank,
                                 National Association is also (a) the master
                                 servicer under the pooling and servicing
                                 agreement executed in connection with the
                                 Wachovia Bank Commercial Mortgage Trust,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2004-C15 commercial mortgage
                                 securitization under which the 180 Maiden Lane
                                 mortgage loan and the 175 West Jackson mortgage
                                 loan are being serviced and (b) the special
                                 servicer for the 180 Maiden Lane mortgage loan
                                 under the pooling and servicing agreement
                                 executed in connection with the Wachovia Bank
                                 Commercial Mortgage Trust, Commercial Mortgage
                                 Pass-Through Certificates, Series 2004-C15
                                 commercial mortgage securitization pursuant to
                                 which the 180 Maiden Lane mortgage loan will be
                                 specially serviced if so required. These
                                 affiliations could cause conflicts with the
                                 master servicer's duties to the trust under the
                                 pooling and servicing agreement. However, the
                                 pooling and servicing agreement provides that
                                 the mortgage loans shall be administered in
                                 accordance with the servicing standard
                                 described in this prospectus supplement without
                                 regard to an affiliation with any other party
                                 to the pooling and servicing agreement. See
                                 "SERVICING OF THE MORTGAGE LOANS--General" in
                                 this prospectus supplement.

                                      S-55

                                 Wachovia Bank, National Association (or an
                                 affiliate) is also the initial holder of
                                 certain beneficial ownership interests in the
                                 subordinate companion loans related to the 175
                                 West Jackson mortgage loan and the 180 Maiden
                                 Lane mortgage loan and is also the holder of
                                 the subordinate companion loan related to the
                                 900 Fourth Avenue mortgage loan and may also
                                 purchase certain classes of the certificates.
                                 These mortgage loans collectively represent
                                 13.2% of the mortgage pool (14.7% of loan
                                 group 1). Wachovia Bank, National Association
                                 or one of its affiliates may make certain
                                 determinations with respect to the 900 Fourth
                                 Avenue mortgage loan. Wachovia Bank, National
                                 Association or one of its affiliates is
                                 expected to be the initial holder of the Class
                                 EH certificates and may be able to make
                                 certain determinations with respect to the
                                 Edgewater Hotel mortgage loan. In addition,
                                 Wachovia Bank, National Association is also an
                                 equity owner of Capital Lease, LP, the holder
                                 of the companion loan with respect to the AON
                                 Office Building mortgage loan. Accordingly, a
                                 conflict may arise between Wachovia Bank,
                                 National Association's duties to the trust
                                 under the pooling and servicing agreement and
                                 its or its affiliate's interest as a holder of
                                 a companion loan or the holder of certain
                                 certificates. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Co-Lender Loans" in this prospectus
                                 supplement. Accordingly, Wachovia Bank,
                                 National Association may be able to make
                                 certain determinations with respect to the 175
                                 West Jackson whole loan, the 180 Maiden Lane
                                 whole loan, the 900 Fourth Avenue mortgage
                                 loan or the Edgewater Hotel mortgage loan. In
                                 addition, Wachovia Bank, National Association
                                 (or one of its affiliates) is expected to be
                                 appointed a sub-servicer with respect to the
                                 right of the borrower under the 900 Fourth
                                 Avenue mortgage loan to be advanced funds
                                 under the related companion loan, as described
                                 under "DESCRIPTION OF THE MORTGAGE
                                 POOL--Twenty Largest Mortgage Loans--900
                                 Fourth Avenue" in this prospectus supplement.
                                 The obligations to advance funds described in
                                 the immediately preceding sentence are
                                 personal to Wachovia Bank, National
                                 Association and are not obligations of the
                                 trust. This could cause a conflict between
                                 Wachovia Bank, National Association's duties
                                 to the trust under the pooling and servicing
                                 agreement and its or its affiliate's interest
                                 as a holder of those interests.

                                 Further, Capital Lease, LP, the holder of the
                                 companion loan with respect to the AON Office
                                 Building mortgage loan, is also the sole owner
                                 of the related borrower. The AON Office
                                 Building mortgage loan represents 3.1% of the
                                 mortgage pool (3.5% of loan group 1). Pursuant
                                 to the related intercreditor agreement, the
                                 mortgagee will be required to seek the consent
                                 of Capital Lease, LP as holder of the
                                 subordinate companion loan related to the AON
                                 Office Building mortgage loan in connection
                                 with certain modifications and/or waivers of
                                 the AON Office Building whole loan which

                                      S-56

                                 materially and adversely affects the holder of
                                 the subordinate companion loan. Accordingly, a
                                 conflict may result.

                                 GKK Manager LLC will be appointed by the
                                 special servicer under the 2004-C15 pooling
                                 and servicing agreement as a sub-servicer with
                                 respect to the 180 Maiden Lane mortgage loan.
                                 Affiliates of GKK Manager LLC own the most
                                 subordinate companion loan related to the 180
                                 Maiden Lane mortgage loan. This could cause a
                                 conflict between GKK Manager LLC's duty to the
                                 trust as a sub-servicer and its interest in
                                 the related 180 Maiden Lane subordinate
                                 companion loan.

                                 In addition, SL Green Funding LLC will be
                                 appointed by the special servicer as a
                                 sub-servicer with respect to the 17 Battery
                                 Place mortgage loan. An affiliate of SL Green
                                 Funding LLC owns the companion loan related to
                                 the 17 Battery Place mortgage loan. This could
                                 cause a conflict between SL Green Funding
                                 LLC's duty to the trust as a sub-servicer and
                                 its interest in the related companion loan.

                                 The special servicer (and any related
                                 sub-servicer) will be involved in determining
                                 whether to modify or foreclose a defaulted
                                 mortgage loan. The special servicer or an
                                 affiliate of the special servicer may purchase
                                 certain other non-offered certificates
                                 (including the controlling class and the Class
                                 Z certificates). The special servicer or its
                                 affiliate may serve as the initial controlling
                                 class representative. The special servicer or
                                 its affiliates may acquire non-performing
                                 loans or interests in non-performing loans,
                                 which may include REO properties that compete
                                 with the mortgaged properties securing
                                 mortgage loans in the trust fund. The special
                                 servicer or its affiliates own and are in the
                                 business of acquiring assets similar in type
                                 to the assets of the trust fund. The special
                                 servicer or its affiliates may also make loans
                                 on properties that may compete with the
                                 mortgaged properties and may also advise other
                                 clients that own or are in the business of
                                 owning properties that compete with the
                                 mortgaged properties or that own loans like
                                 the mortgage loans included in the trust fund.
                                 Accordingly, the assets of the special
                                 servicer and its affiliates may, depending
                                 upon the particular circumstances including
                                 the nature and location of such assets,
                                 compete with the mortgaged properties for
                                 tenants, purchasers, financing and so forth.
                                 See "SERVICING OF THE MORTGAGE
                                 LOANS--Modifications, Waivers and Amendments"
                                 in this prospectus supplement.

                                 This could cause a conflict between the
                                 special servicer's duties to the trust under
                                 the pooling and servicing agreement and its
                                 interest as a holder of a certificate.
                                 However, the pooling and servicing agreement
                                 provides that the mortgage loans shall be
                                 administered in accordance with the servicing
                                 standard without regard to ownership of any
                                 certificate by the master servicer, the
                                 special servicer or any affiliate of the
                                 special servicer. See "SERVICING OF THE
                                 MORTGAGE LOANS--General" in this prospectus
                                 supplement.

                                      S-57

                                 In addition, the related property managers and
                                 borrowers may experience conflicts of interest
                                 in the management and/or ownership of the
                                 mortgaged properties securing the mortgage
                                 loans because:

                                 o  a substantial number of the mortgaged
                                    properties are managed by property managers
                                    affiliated with the respective borrowers;

                                 o  these property managers also may manage
                                    and/or franchise additional properties,
                                    including properties that may compete with
                                    the mortgaged properties;

                                 o  affiliates of the property manager and/or
                                    the borrowers or the property managers
                                    and/or the borrowers themselves also may
                                    own other properties, including competing
                                    properties; or

                                 o  the mortgaged property is self managed.

                                 In addition, certain mortgage loans included
                                 in the trust fund may have been refinancings
                                 of debt previously held by (or by an affiliate
                                 of) one of the mortgage loan sellers.

                                 In addition, 3 mortgage loans (loan numbers
                                 139, 177 and 179), representing 0.3% of the
                                 mortgage pool (2 mortgage loans in loan group
                                 1 or 0.1% and 1 mortgage loan in loan group 2
                                 or 1.5% ) were originated by Cadim TACH Inc.
                                 or its affiliates. Cadim TACH Inc., or an
                                 affiliate, will be the initial controlling
                                 class representative.

                                 In addition, with respect to Thousand Oaks
                                 Medical Office Building mortgage loan (loan
                                 number 20), representing 1.1% of the mortgage
                                 pool (1.3% of loan group 1), the mortgage loan
                                 was originated by Countrywide Commercial Real
                                 Estate Finance, Inc. Countrywide Commercial
                                 Real Estate Finance, Inc. or an affiliate is
                                 expected to be the initial holder of the Class
                                 TO certificates and will have certain
                                 non-binding consultation rights with respect
                                 to the Thousand Oaks Medical Office Building
                                 mortgage loan.

TERRORIST ATTACKS AND MILITARY
 CONFLICTS  MAY ADVERSELY
 AFFECT YOUR INVESTMENT.......   On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which
                                 resulted in considerable uncertainty in the
                                 world financial markets. The full impact of
                                 these events is not yet known, but could
                                 include, among other things, increased
                                 volatility in the price of securities including
                                 your certificates. The terrorist attacks may
                                 also adversely affect the revenues or costs of
                                 operation of the mortgaged properties. The
                                 terrorist attacks on the World Trade Center and
                                 the Pentagon suggest an increased likelihood
                                 that large public areas such as shopping malls
                                 or large office buildings could become the
                                 target of terrorist attacks in the future. The
                                 possibility of such attacks could (i) lead to
                                 damage to one or more of the mortgaged
                                 properties if any such attacks occur, (ii)
                                 result in higher costs for security and
                                 insurance premiums, particularly for large
                                 properties, which could adversely affect the
                                 cash flow at those mortgaged

                                      S-58

                                 properties, or (iii) impact leasing patterns
                                 or shopping patterns which could adversely
                                 impact leasing revenue and mall traffic and
                                 percentage rent. As a result, the ability of
                                 the mortgaged properties to generate cash flow
                                 may be adversely affected. See "--Insurance
                                 Coverage on Mortgaged Properties May Not Cover
                                 Special Hazard Losses" below.

                                 Terrorist attacks in the United States,
                                 incidents of terrorism occurring outside the
                                 United States and military conflict in Iraq
                                 and elsewhere may significantly reduce air
                                 travel throughout the United States, and,
                                 therefore, continue to have a negative effect
                                 on revenues in areas heavily dependent on
                                 tourism. Any decrease in air travel may have a
                                 negative effect on certain of the mortgaged
                                 properties, including hotel mortgaged
                                 properties and those mortgaged properties
                                 located in tourist areas, which could reduce
                                 the ability of such mortgaged properties to
                                 generate cash flow.

                                 It is uncertain what continued effect armed
                                 conflict involving the United States,
                                 including the recent war between the United
                                 States and Iraq or any future conflict with
                                 any other country, will have on domestic and
                                 world financial markets, economies, real
                                 estate markets, insurance costs or business
                                 segments. Foreign or domestic conflicts of any
                                 kind could have an adverse effect on the
                                 mortgaged properties.

                                 Accordingly, these disruptions, uncertainties
                                 and costs could materially and adversely
                                 affect your investment in the certificates.

                               THE MORTGAGE LOANS

RISKS ASSOCIATED WITH
 COMMERCIAL LENDING MAY BE
 DIFFERENT THAN FOR
 RESIDENTIAL LENDING..........   Commercial and multifamily lending is
                                 generally viewed as exposing a lender (and your
                                 investment in the trust fund) to a greater risk
                                 of loss than lending which is secured by
                                 single-family residences, in part because it
                                 typically involves making larger loans to
                                 single borrowers or groups of related
                                 mortgagors. In addition, unlike loans which are
                                 secured by single-family residences, repayment
                                 of loans secured by commercial and multifamily
                                 properties depends upon the ability of the
                                 related real estate project:

                                 o  to generate income sufficient to pay debt
                                    service, operating expenses and leasing
                                    commissions and to make necessary repairs,
                                    tenant improvements and capital
                                    improvements; and

                                 o  in the case of loans that do not fully
                                    amortize over their terms, to retain
                                    sufficient value to permit the borrower to
                                    pay off the loan at maturity through a sale
                                    or refinancing of the mortgaged property.

                                      S-59

FUTURE CASH FLOW AND PROPERTY
 VALUES  ARE NOT PREDICTABLE..   A number of factors, many beyond the control
                                 of the property owner, may affect the ability
                                 of an income-producing real estate project to
                                 generate sufficient net operating income to pay
                                 debt service and/or to maintain its value.
                                 Among these factors are:

                                 o  economic conditions generally and in the
                                    area of the project;

                                 o  the age, quality, functionality and design
                                    of the project;

                                 o  the degree to which the project competes
                                    with other projects in the area;

                                 o  changes or continued weakness in specific
                                    industry segments;

                                 o  increases in operating costs;

                                 o  the willingness and ability of the owner to
                                    provide capable property management and
                                    maintenance;

                                 o  the degree to which the project's revenue
                                    is dependent upon a single tenant or user,
                                    a small group of tenants, tenants
                                    concentrated in a particular business or
                                    industry and the competition to any such
                                    tenants;

                                 o  an increase in the capital expenditures
                                    needed to maintain the properties or make
                                    improvements;

                                 o  a decline in the financial condition of a
                                    major tenant;

                                 o  the location of a mortgaged property;

                                 o  whether a mortgaged property can be easily
                                    converted (or converted at all) to
                                    alternative uses;

                                 o  an increase in vacancy rates;

                                 o  perceptions regarding the safety,
                                    convenience and attractiveness of such
                                    properties;

                                 o  vulnerability to litigation by tenants and
                                    patrons; and

                                 o  environmental contamination.

                                 Many of the mortgaged properties securing
                                 mortgage loans included in the trust fund have
                                 leases that expire or may be subject to tenant
                                 termination rights prior to the maturity date
                                 of the related mortgage loan. Certain of such
                                 loans may be leased entirely to a single
                                 tenant. If leases are not renewed or replaced,
                                 if tenants default, if rental rates fall
                                 and/or if operating expenses increase, the
                                 borrower's ability to repay the loan may be
                                 impaired and the resale value of the property,
                                 which is substantially dependent upon the
                                 property's ability to generate income, may
                                 decline. Even if borrowers successfully renew
                                 leases or relet vacated space, the costs
                                 associated with reletting, including tenant
                                 improvements, leasing commissions and free
                                 rent, can exceed the amount of any reserves
                                 maintained for that purpose and reduce cash
                                 from the mortgaged properties. Although some
                                 of the mortgage loans included in the trust
                                 fund require the borrower to

                                      S-60

                                 maintain escrows for leasing expenses, there
                                 is no guarantee that these reserves will be
                                 sufficient.

                                 In addition, there are other factors,
                                 including changes in zoning or tax laws,
                                 restrictive covenants, tenant exclusives and
                                 rights of first refusal to lease or purchase,
                                 the availability of credit for refinancing and
                                 changes in interest-rate levels that may
                                 adversely affect the value of a project and/or
                                 the borrower's ability to sell or refinance
                                 without necessarily affecting the ability to
                                 generate current income. In addition, certain
                                 of the mortgaged properties may be leased in
                                 whole or in part by government-sponsored
                                 tenants who may have certain rights to cancel
                                 their leases or reduce the rent payable with
                                 respect to such leases at any time for, among
                                 other reasons, lack of appropriations.

                                 Other factors are more general in nature, such
                                 as:

                                 o  national, regional or local economic
                                    conditions (including plant and military
                                    installation closings, industry slowdowns
                                    and unemployment rates);

                                 o  local real estate conditions (such as an
                                    oversupply of retail space, office space or
                                    multifamily housing);

                                 o  demographic factors;

                                 o  consumer confidence;

                                 o  consumer tastes and preferences; and

                                 o  changes in building codes and other
                                    applicable laws.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors,
                                 as well as by:

                                 o  the length of tenant leases;

                                 o  the creditworthiness of tenants;

                                 o  in the case of rental properties, the rate
                                    at which new rentals occur;

                                 o  the property's "operating leverage" (i.e.,
                                    the percentage of total property expenses
                                    in relation to revenue, the ratio of fixed
                                    operating expenses to those that vary with
                                    revenues and the level of capital
                                    expenditures required to maintain the
                                    property and to retain or replace tenants);
                                    and

                                 o  a decline in the real estate market or in
                                    the financial condition of a major tenant
                                    will tend to have a more immediate effect
                                    on the net operating income of property
                                    with short-term revenue sources, such as
                                    short-term or month-to-month leases, and
                                    may lead to higher rates of delinquency or
                                    defaults.

                                      S-61

SOME MORTGAGED PROPERTIES MAY
 NOT BE READILY CONVERTIBLE TO
 ALTERNATIVE USES.............   Some of the mortgaged properties securing the
                                 mortgage loans included in the trust fund may
                                 not be readily convertible (or convertible at
                                 all) to alternative uses if those properties
                                 were to become unprofitable for any reason. For
                                 example, a mortgaged property may not be
                                 readily convertible (or convertible at all) due
                                 to restrictive covenants related to such
                                 mortgaged property including, in the case of
                                 mortgaged properties which are part of a
                                 condominium regime, the use and other
                                 restrictions imposed by the condominium
                                 declaration and other related documents,
                                 especially in a situation where a mortgaged
                                 property does not represent the entire
                                 condominium regime. In addition, mortgaged
                                 properties that have been designated as
                                 historic sites may be difficult to convert to
                                 alternative uses. In addition, converting
                                 commercial properties to alternate uses
                                 generally requires substantial capital
                                 expenditures. The liquidation value of any
                                 mortgaged property, subject to limitations of
                                 the kind described above or other limitations
                                 on convertibility of use, may be substantially
                                 less than would be the case if the property
                                 were readily adaptable to other uses.

                                 See "--Special Risks Associated with
                                 Industrial and Mixed-Use Facilities" and
                                 "--Special Risks Associated with Self Storage
                                 Facilities" below.
LOANS NOT INSURED
 OR GUARANTEED.................  Generally, the mortgage loans included in the trust fund will not be an obligation of, or be
                                 insured or guaranteed by, any governmental
                                 entity, by any private mortgage insurer, or by
                                 the depositor, any mortgage loan seller, the
                                 underwriters, the master servicer, the special
                                 servicer, the trustee or any of their
                                 respective affiliates.

                                 We have not evaluated the significance of the
                                 recourse provisions of mortgage loans that may
                                 permit recourse against the related borrower
                                 or another person in the event of a default.
                                 Accordingly, you should assume all of the
                                 mortgage loans included in the trust fund are
                                 nonrecourse loans, and that recourse in the
                                 case of default will be limited to the related
                                 mortgaged property.

                                 However, in certain circumstances a mortgage
                                 loan seller will be obligated to repurchase or
                                 substitute a mortgage loan sold by it if:

                                 o  there is a defect or omission with respect
                                    to certain of the documents relating to
                                    such mortgage loan and such defect or
                                    omission materially and adversely affects
                                    the value of a mortgage loan or the
                                    interests of the trust therein or the
                                    interests of any certificateholder; or

                                 o  certain of their respective representations
                                    or warranties concerning such mortgage loan
                                    are breached, and such breach materially
                                    and adversely affects the value of such
                                    mortgage loan, the interests of the trust
                                    therein or the

                                      S-62

                                    interests of any certificateholder and is
                                    not cured as required.

                                 We cannot provide assurance that the
                                 applicable mortgage loan seller will be in a
                                 financial position to make such a repurchase
                                 or substitution.

RISKS RELATING TO CERTAIN
 PROPERTY TYPES...............   Particular types of income properties are
                                 exposed to particular risks. For instance:

SPECIAL RISKS ASSOCIATED WITH
 OFFICE PROPERTIES............   Office properties may require their owners to
                                 expend significant amounts of cash to pay for
                                 general capital improvements, tenant
                                 improvements and costs of re-leasing space.
                                 Office properties that are not equipped to
                                 accommodate the needs of modern businesses may
                                 become functionally obsolete and thus
                                 non-competitive.

                                 In addition, a large number of factors may
                                 adversely affect the value of office
                                 properties, including:

                                 o  the quality of an office building's
                                    tenants;

                                 o  the physical attributes of the building in
                                    relation to competing buildings (e.g., age,
                                    condition, design, access to transportation
                                    and ability to offer certain amenities,
                                    such as sophisticated building systems);

                                 o  the physical attributes of the building
                                    with respect to the technological needs of
                                    the tenants, including the adaptability of
                                    the building to changes in the
                                    technological needs of the tenants;

                                 o  the desirability of the area as a business
                                    location;

                                 o  the presence of competing properties; and

                                 o  the strength and nature of the local
                                    economy (including labor costs and quality,
                                    tax environment and quality of life for
                                    employees).

                                 Moreover, the cost of refitting office space
                                 for a new tenant is often higher than the cost
                                 of refitting other types of properties for new
                                 tenants.

                                 Office properties secure 23 of the mortgage
                                 loans included in the trust fund as of the
                                 cut-off date, representing 37.2% of the
                                 mortgage pool (41.5% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
 SHOPPING CENTERS AND OTHER
 RETAIL PROPERTIES.............  Shopping centers are affected by the health of the retail industry, which is currently
                                 undergoing a consolidation and is experiencing
                                 changes due to the growing market share of
                                 "off-price" retailing, including the popularity
                                 of home shopping networks, shopping via
                                 internet web sites and telemarketing. A
                                 particular shopping center may be adversely
                                 affected by the bankruptcy or decline in
                                 drawing power of an anchor, shadow anchor or
                                 major tenant, a shift in consumer

                                      S-63

                                 demand due to demographic changes (e.g.,
                                 population decreases or changes in average age
                                 or income) and/or changes in consumer
                                 preference (e.g., to discount retailers).

                                 In the case of retail properties, the failure
                                 of an anchor, shadow anchor or major tenant to
                                 renew its lease, the termination of an anchor,
                                 shadow anchor or major tenant's lease, the
                                 bankruptcy or economic decline of an anchor,
                                 shadow anchor or major tenant, or the
                                 cessation of the business of an anchor, shadow
                                 anchor or major tenant at its store,
                                 notwithstanding that such tenant may continue
                                 payment of rent after "going dark," may have a
                                 particularly negative effect on the economic
                                 performance of a shopping center property
                                 given the importance of anchor tenants, shadow
                                 anchor tenants and major tenants in attracting
                                 traffic to other stores within the same
                                 shopping center. In addition, the failure of
                                 one or more major tenants, such as an anchor
                                 or shadow anchor tenant, to operate from its
                                 premises may entitle other tenants to rent
                                 reductions or the right to terminate their
                                 leases. See "--The Failure of a Tenant Will
                                 Have a Negative Impact on Single Tenant and
                                 Tenant Concentration Properties" below.

                                 Retail properties, including shopping centers,
                                 secure 70 of the mortgage loans included in
                                 the trust fund as of the cut-off date,
                                 representing 25.9% of the mortgage pool (28.8%
                                 of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
 MULTIFAMILY PROJECTS.........   Multifamily projects are part of a market
                                 that, in general, is characterized by low
                                 barriers to entry. Thus, a particular apartment
                                 market with historically low vacancies could
                                 experience substantial new construction and a
                                 resultant oversupply of units in a relatively
                                 short period of time. Since multifamily
                                 apartment units are typically leased on a
                                 short-term basis, the tenants who reside in a
                                 particular project within such a market may
                                 easily move to alternative projects with more
                                 desirable amenities or locations.

                                 A large number of factors may adversely affect
                                 the value and successful operation of a
                                 multifamily property, including:

                                 o  the physical attributes of the apartment
                                    building (for example, its age, appearance
                                    and construction quality);

                                 o  the location of the property (for example,
                                    a change in the neighborhood over time);

                                 o  the ability of management to provide
                                    adequate maintenance and insurance;

                                 o  the types of services and amenities that
                                    the property provides;

                                 o  the property's reputation;

                                      S-64

                                 o  the level of mortgage interest rates
                                    (which, if relatively low, may encourage
                                    tenants to purchase rather than lease
                                    housing);

                                 o  the tenant mix, such as the tenant
                                    population being predominantly students or
                                    being heavily dependent on workers from a
                                    particular business or personnel from a
                                    local military base;

                                 o  dependence upon governmental programs that
                                    provide rent subsidies to tenants pursuant
                                    to tenant voucher programs or tax credits
                                    to developers to provide certain types of
                                    development;

                                 o  the presence of competing properties;

                                 o  adverse local or national economic
                                    conditions; and

                                 o  state and local regulations.

                                 Furthermore, multifamily projects may be
                                 subject to various tax credit, city, state and
                                 federal housing subsidies, rent stabilization
                                 or similar programs. The limitations and
                                 restrictions imposed by these programs could
                                 result in realized losses on the mortgage
                                 loans. In addition, in the event that the
                                 program is cancelled, it could result in less
                                 income for the project. These programs may
                                 include:

                                 o  rent limitations that could adversely
                                    affect the ability of borrowers to increase
                                    rents to maintain the condition of their
                                    mortgaged properties and satisfy operating
                                    expenses; and

                                 o  tenant income restrictions that may reduce
                                    the number of eligible tenants in those
                                    mortgaged properties and result in a
                                    reduction in occupancy rates.

                                 The differences in rents between subsidized or
                                 supported properties and other multifamily
                                 rental properties in the same area may not be
                                 a sufficient economic incentive for some
                                 eligible tenants to reside at a subsidized or
                                 supported property that may have fewer
                                 amenities or be less attractive as a
                                 residence. As a result, occupancy levels at a
                                 subsidized or supported property may decline,
                                 which may adversely affect the value and
                                 successful operation of such property.

                                 Multifamily properties secure 26 of the
                                 mortgage loans included in the trust fund as
                                 of the cut-off date, representing 12.3% of the
                                 mortgage pool (7 mortgage loans in loan group
                                 1 or 2.6% and 19 mortgage loans in loan group
                                 2 or 96.4%).

SPECIAL RISKS ASSOCIATED WITH
 HOSPITALITY PROPERTIES.......   Hospitality properties are affected by
                                 various factors, including:

                                 o  location;

                                 o  quality;

                                 o  management ability;

                                      S-65

                                 o  amenities;

                                 o  franchise affiliation (or lack thereof);

                                 o  continuing expenditures for modernizing,
                                    refurbishing and maintaining existing
                                    facilities prior to the expiration of their
                                    anticipated useful lives;

                                 o  a deterioration in the financial strength
                                    or managerial capabilities of the owner and
                                    operator of a hotel;

                                 o  changes in travel patterns caused by
                                    changes in access, energy prices, strikes,
                                    relocation of highways, the construction of
                                    additional highways or other factors;

                                 o  adverse economic conditions, either local,
                                    regional or national, which may limit the
                                    amount that may be charged for a room and
                                    may result in a reduction in occupancy
                                    levels; and

                                 o  construction of competing hotels or motels,
                                    which may also limit the amount that may be
                                    charged for a room and may result in a
                                    reduction in occupancy levels.

                                 Because hotel rooms generally are rented for
                                 short periods of time, hospitality properties
                                 tend to be affected more quickly by adverse
                                 economic conditions and competition than other
                                 commercial properties. Except with respect to
                                 the mortgaged properties known as Hotel
                                 Gansevoort, the Edgewater Hotel, the Park
                                 Central Hotel, the Portofino Inn & Suites and
                                 the DeSoto Beach Hotel, all of the mortgage
                                 loans secured by hotel properties are
                                 affiliated with a franchise or hotel
                                 management company through a franchise or
                                 management agreement. The performance of a
                                 hotel property affiliated with a franchise or
                                 hotel management company depends in part on:

                                 o  the continued existence and financial
                                    strength of the franchisor or hotel
                                    management company;

                                 o  the public perception of the franchise or
                                    hotel chain service mark; and

                                 o  the duration of the franchise licensing or
                                    management agreements.

                                 Any provision in a franchise agreement or
                                 management agreement providing for termination
                                 because of a bankruptcy of a franchisor or
                                 manager generally will not be enforceable.
                                 Replacement franchises may require
                                 significantly higher fees.

                                 The transferability of franchise license
                                 agreements is restricted. In the event of a
                                 foreclosure, the lender or its agent would not
                                 have the right to use the franchise license
                                 without the franchisor's consent. Conversely,
                                 in the case of certain mortgage loans, the
                                 lender may be unable to remove a franchisor or
                                 a hotel management company that it desires to
                                 replace following a foreclosure.

                                      S-66

                                 Furthermore, the ability of a hotel to attract
                                 customers, and some of such hotel's revenues,
                                 may depend in large part on its having a
                                 liquor license. Such a license may not be
                                 transferable (e.g., in connection with a
                                 foreclosure).

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature; different
                                 seasons affect different hotels depending on
                                 type and location. This seasonality can be
                                 expected to cause periodic fluctuations in a
                                 hospitality property's room and restaurant
                                 revenues, occupancy levels, room rates and
                                 operating expenses. In addition, the events of
                                 September 11, 2001, have had an adverse impact
                                 on the tourism and convention industry. See
                                 "--Terrorist Attacks and Military Conflicts
                                 May Adversely Affect Your Investment" in this
                                 prospectus supplement.

                                 Hospitality properties secure 18 of the
                                 mortgage loans included in the trust fund as
                                 of the cut-off date, representing 10.5% of the
                                 mortgage pool (11.7% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
 INDUSTRIAL AND MIXED-USE
 FACILITIES...................   Industrial and mixed-use facilities present
                                 risks not associated with other properties.
                                 Significant factors determining the value of
                                 industrial properties include:

                                 o  the quality of tenants;

                                 o  building design and adaptability; and

                                 o  the location of the property.

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in
                                 both office properties and industrial
                                 properties, although industrial properties are
                                 more frequently dependent on a single tenant.

                                 In addition, properties used for many
                                 industrial purposes are more prone to
                                 environmental concerns than other property
                                 types.

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial
                                 property. Site characteristics which are
                                 valuable to an industrial property include
                                 clear ceiling heights, column spacing, zoning
                                 restrictions, number of bays and bay depths,
                                 divisibility, truck turning radius and overall
                                 functionality and accessibility. In addition,
                                 because of the unique construction
                                 requirements of many industrial properties,
                                 any vacant industrial property may not be
                                 easily converted to other uses. Location is
                                 also important to an industrial property. An
                                 industrial property requires the availability
                                 of labor sources, proximity to supply sources
                                 and customers and accessibility to rail lines,
                                 major roadways and other distribution
                                 channels.

                                 Industrial properties may be adversely
                                 affected by reduced demand for industrial
                                 space occasioned by a decline in a particular
                                 industry segment (e.g., a decline in defense
                                 spending), and a particular industrial
                                 property that suited the needs of its original
                                 tenant may be difficult to relet to another

                                      S-67

                                 tenant or may become functionally obsolete
                                 relative to newer properties. In addition,
                                 lease terms with respect to industrial
                                 properties are generally for shorter periods
                                 of time than with respect to other properties
                                 and may result in a substantial percentage of
                                 leases expiring in the same year at any
                                 particular industrial property.

                                 With respect to the Thousand Oaks Medical
                                 Office Building mortgage loan (loan number
                                 20), representing 1.1% of the mortgage pool
                                 (1.3% of loan group 1), a portion of the
                                 related mortgaged property is a medical office
                                 and the remainder of the mortgaged property is
                                 a surgical center, where patients may stay for
                                 overnight treatment. The performance of a
                                 medical office property may depend on (i) the
                                 proximity of such property to a hospital or
                                 other health care establishment and (ii)
                                 reimbursement for patient fees from private or
                                 government-sponsored insurers. Issues related
                                 to reimbursement (ranging from non-payment to
                                 delays in payment) from such insurers could
                                 adversely impact cash flow at such mortgaged
                                 properties. In addition, medical office
                                 properties may not be easily converted to
                                 other uses.

                                 Industrial properties secure 2 of the mortgage
                                 loans included in the trust fund as of the
                                 cut-off date, representing 0.6% of the
                                 mortgage pool (0.6% of loan group 1).
                                 Mixed-use properties secure 7 of the mortgage
                                 loans included in the trust fund as of the
                                 cut-off date, representing 4.8% of the
                                 mortgage pool (5.3% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
 SELF STORAGE FACILITIES......   The self storage facilities market contains
                                 low barriers to entry. In addition, due to the
                                 short-term nature of self storage leases, self
                                 storage properties also may be subject to more
                                 volatility in terms of supply and demand than
                                 loans secured by other types of properties.

                                 Because of the construction utilized in
                                 connection with certain self storage
                                 facilities, it might be difficult or costly to
                                 convert such a facility to an alternative use.
                                 Thus, liquidation value of self storage
                                 properties may be substantially less than
                                 would be the case if the same were readily
                                 adaptable to other uses.

                                 In addition, it is difficult to assess the
                                 environmental risks posed by such facilities
                                 due to tenant privacy, anonymity and
                                 unsupervised access to such facilities.
                                 Therefore, such facilities may pose additional
                                 environmental risks to investors. The
                                 environmental site assessments discussed in
                                 this prospectus supplement did not include an
                                 inspection of the contents of the self storage
                                 units included in the self storage properties.
                                 We therefore cannot provide assurance that all
                                 of the units included in the self storage
                                 properties are free from hazardous substances
                                 or other pollutants or contaminants or will
                                 remain so in the future. See "--Environmental
                                 Laws May Adversely Affect the Value of and
                                 Cash Flow from a Mortgaged Property" below.

                                      S-68

                                 Self storage properties secure 32 of the
                                 mortgage loans included in the trust fund as
                                 of the cut-off date, representing 6.2% of the
                                 mortgage pool (7.0% of loan group 1).

ENVIRONMENTAL LAWS MAY ADVERSELY
 AFFECT THE VALUE OF AND CASH
 FLOW FROM A MORTGAGED PROPERTY. If an adverse environmental condition exists with respect to a mortgaged property securing a
                                 mortgage loan included in the trust fund, the
                                 trust fund may be subject to certain risks
                                 including the following:

                                 o  a reduction in the value of such mortgaged
                                    property which may make it impractical or
                                    imprudent to foreclose against such
                                    mortgaged property;

                                 o  the potential that the related borrower may
                                    default on the related mortgage loan due to
                                    such borrower's inability to pay high
                                    remediation costs or costs of defending
                                    lawsuits due to an environmental impairment
                                    or difficulty in bringing its operations
                                    into compliance with environmental laws;

                                 o  liability for clean-up costs or other
                                    remedial actions, which could exceed the
                                    value of such mortgaged property or the
                                    unpaid balance of the related mortgage
                                    loan; and

                                 o  the inability to sell the related mortgage
                                    loan in the secondary market or to lease
                                    such mortgaged property to potential
                                    tenants.

                                 Under certain federal, state and local laws,
                                 federal, state and local agencies may impose a
                                 statutory lien over affected property to
                                 secure the reimbursement of remedial costs
                                 incurred by these agencies to correct adverse
                                 environmental conditions. This lien may be
                                 superior to the lien of an existing mortgage.
                                 Any such lien arising with respect to a
                                 mortgaged property securing a mortgage loan
                                 included in the trust fund would adversely
                                 affect the value of such mortgaged property
                                 and could make impracticable the foreclosure
                                 by the special servicer on such mortgaged
                                 property in the event of a default by the
                                 related borrower.

                                 Under various federal, state and local laws,
                                 ordinances and regulations, a current or
                                 previous owner or operator of real property,
                                 as well as certain other types of parties, may
                                 be liable for the costs of investigation,
                                 removal or remediation of hazardous or toxic
                                 substances on, under, adjacent to or in such
                                 property. The cost of any required
                                 investigation, delineation and/or remediation
                                 and the owner's liability therefor is
                                 generally not limited under applicable laws.
                                 Such liability could exceed the value of the
                                 property and/or the aggregate assets of the
                                 owner. Under some environmental laws, a
                                 secured lender (such as the trust) may be
                                 found to be an "owner" or "operator" of the
                                 related mortgaged property if it is determined
                                 that the lender actually participated in the
                                 hazardous waste management of the borrower,
                                 regardless of

                                      S-69

                                 whether the borrower actually caused the
                                 environmental damage. In such cases, a secured
                                 lender may be liable for the costs of any
                                 required investigation, removal or remediation
                                 of hazardous substances. The trust's potential
                                 exposure to liability for environmental costs
                                 will increase if the trust, or an agent of the
                                 trust, actually takes possession of a
                                 mortgaged property or control of its
                                 day-to-day operations. See "CERTAIN LEGAL
                                 ASPECTS OF MORTGAGE LOANS AND
                                 LEASES--Environmental Considerations" in the
                                 accompanying prospectus, and "DESCRIPTION OF
                                 THE MORTGAGE POOL--Assessments of Property
                                 Condition--Environmental Assessments" in this
                                 prospectus supplement.

                                 A third-party environmental consultant
                                 conducted an environmental site assessment (or
                                 updated a previously conducted environmental
                                 site assessment) with respect to each
                                 mortgaged property securing a mortgage loan
                                 included in the trust fund. Such assessments
                                 do not generally include invasive
                                 environmental testing. In each case where the
                                 environmental site assessment or update
                                 revealed a material adverse environmental
                                 condition or circumstance at any mortgaged
                                 property, then (depending on the nature of the
                                 condition or circumstance) one or more of the
                                 following actions has been or is expected to
                                 be taken:

                                 o  an environmental consultant investigated
                                    those conditions and recommended no further
                                    investigations or remediation;

                                 o  an environmental insurance policy, having
                                    the characteristics described below, was
                                    obtained from a third-party insurer;

                                 o  either (i) an operations and maintenance
                                    program, including, in several cases, with
                                    respect to asbestos-containing materials,
                                    lead-based paint, microbial matter and/or
                                    radon, or periodic monitoring of nearby
                                    properties, has been or is expected to be
                                    implemented in the manner and within the
                                    time frames specified in the related loan
                                    documents, or (ii) remediation in
                                    accordance with applicable law or
                                    regulations has been performed, is
                                    currently being performed or is expected to
                                    be performed either by the borrower or by
                                    the party responsible for the
                                    contamination;

                                 o  an escrow or reserve was established to
                                    cover the estimated cost of remediation,
                                    with each remediation required to be
                                    completed within a reasonable time frame in
                                    accordance with the related loan documents;
                                    or

                                 o  the related borrower or other responsible
                                    party having financial resources reasonably
                                    estimated to be adequate to address the
                                    related condition or circumstance is
                                    required to take (or is liable for the
                                    failure to take) actions, if any, with
                                    respect to those circumstances or
                                    conditions that have been required by the
                                    applicable

                                      S-70

                                    governmental regulatory authority or any
                                    environmental law or regulation.

                                 We cannot provide assurance, however, that the
                                 environmental assessments identified all
                                 environmental conditions and risks, that the
                                 related borrowers will implement all
                                 recommended operations and maintenance plans,
                                 that such plans will adequately remediate the
                                 environmental condition, or that any
                                 environmental indemnity, insurance or escrow
                                 will fully cover all potential environmental
                                 conditions and risks. In addition, the
                                 environmental condition of the underlying real
                                 properties could be adversely affected by
                                 tenants or by the condition of land or
                                 operations in the vicinity of the properties,
                                 such as underground storage tanks.

                                 With respect to 1 mortgage loan (loan number
                                 13), representing 1.7% of the mortgage pool
                                 (1.9% of loan group 1), the related borrower
                                 was required to obtain a pollution legal
                                 liability environmental insurance policy. The
                                 premium for this policy was paid in full at
                                 origination of the loan and at issuance, the
                                 issuer has a claims paying ability of not less
                                 than "AAA" by S&P, and each policy has a limit
                                 of liability in an amount in excess of the
                                 anticipated remediation costs.

                                 We cannot provide assurance, however, that
                                 should such coverage be needed, coverage would
                                 be available or uncontested, that the terms
                                 and conditions of such coverage would be met,
                                 that coverage would be sufficient for the
                                 claims at issue or that coverage would not be
                                 subject to certain deductibles.

                                 In addition, some of the related borrowers
                                 have provided an environmental indemnification
                                 in favor of the mortgagee.

                                 With respect to the Cameron Village mortgage
                                 loan (loan number 11), representing 2.3% of
                                 the mortgage pool (2.6% of loan group 1),
                                 subsurface investigations identified soil and
                                 groundwater contamination in excess of North
                                 Carolina Department of Environmental and
                                 Natural Resources (NCDENR) clean-up standards
                                 at two locations. The extent of soil and
                                 groundwater contamination has not been
                                 delineated; however, both facilities have been
                                 accepted into the North Carolina Dry-Cleaning
                                 Solvent Cleanup Program (DCSCP). The
                                 environmental consultant recommends that
                                 investigations and remedial activities be
                                 conducted in accordance with the DCSCP in
                                 order to achieve a "NFA" status for both
                                 facilities. The estimated costs for conducting
                                 investigations and remediation for each
                                 facility could range between $150,000 and
                                 $250,000 for each facility. Based on the
                                 estimated remedial costs, total co-payments
                                 and deductibles to be paid to the DCSCP would
                                 be approximately $55,000. In addition, a
                                 former gasoline station operated at the
                                 mortgaged property. During tank removal
                                 activities in 1987, a spill impacting soil and
                                 groundwater at the site occurred and was
                                 reported to the NCDENR. A remediation system
                                 is currently operational. The consultant
                                 recommends remedial activities

                                      S-71

                                 be continued in order to achieve closure. An
                                 AIG pollution legal liability select insurance
                                 policy has been procured by the related
                                 borrower. The insurance policy has a term of
                                 15 years for existing conditions and 5 years
                                 for new conditions, a limit of liability of
                                 $12,000,000 and a $100,000 deductible.

                                 With respect to the Westgate Business Center
                                 mortgage loan (loan number 13), representing
                                 1.7% of the mortgage pool (1.9% of loan group
                                 1), subsurface investigations identified soil
                                 and groundwater contamination at the mortgaged
                                 property as a result of dry cleaning
                                 activities. The San Francisco Bay Region of
                                 the California Regional Water Quality Control
                                 Board conditionally approved a remedial action
                                 plan prepared by PES Environmental which
                                 includes excavation and removal of impacted
                                 soils beneath the building. The estimated cost
                                 for remedial activities was calculated to be
                                 $983,000. The related mortgage loan seller has
                                 escrowed $1,293,000, and the related borrower
                                 was required to purchase an environmental
                                 insurance policy.

                                 The pooling and servicing agreement will
                                 require that the special servicer obtain an
                                 environmental site assessment of a mortgaged
                                 property securing a mortgage loan included in
                                 the trust fund prior to taking possession of
                                 the property through foreclosure or otherwise
                                 or assuming control of its operation. Such
                                 requirement effectively precludes enforcement
                                 of the security for the related mortgage note
                                 until a satisfactory environmental site
                                 assessment is obtained (or until any required
                                 remedial action is thereafter taken), but will
                                 decrease the likelihood that the trust will
                                 become liable for a material adverse
                                 environmental condition at the mortgaged
                                 property. However, we cannot give assurance
                                 that the requirements of the pooling and
                                 servicing agreement will effectively insulate
                                 the trust from potential liability for a
                                 materially adverse environmental condition at
                                 any mortgaged property. See "DESCRIPTION OF
                                 THE POOLING AND SERVICING
                                 AGREEMENTS--Realization Upon Defaulted
                                 Mortgage Loans," "RISK FACTORS--Environmental
                                 Liability May Affect the Lien on a Mortgaged
                                 Property and Expose the Lender to Costs" and
                                 "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND
                                 LEASES--Environmental Considerations" in the
                                 accompanying prospectus.

SPECIAL RISKS ASSOCIATED WITH
 BALLOON  LOANS AND ANTICIPATED
 REPAYMENT DATE LOANS.........   One hundred seventy-seven (177) of the
                                 mortgage loans, representing 99.3% of the
                                 mortgage pool (157 mortgage loans in loan group
                                 1 or 99.2% and all of the mortgage loans in
                                 loan group 2), provide for scheduled payments
                                 of principal and/or interest based on
                                 amortization schedules significantly longer
                                 than their respective remaining terms to
                                 maturity or provide for payments of interest
                                 only until the respective maturity date and, in
                                 each case, a balloon payment on the respective

                                      S-72

                                 maturity date. Eighteen (18) of these mortgage
                                 loans, representing 9.6% of the mortgage pool
                                 (15 mortgage loans in loan group 1 or 8.8% and
                                 3 mortgage loans in loan group 2 or 16.6%),
                                 are anticipated repayment date loans, which
                                 provide that if the principal balance of the
                                 loan is not repaid on a date specified in the
                                 related mortgage note, the loan will accrue
                                 interest at an increased rate.

                                 o  A borrower's ability to make a balloon
                                    payment or repay its anticipated repayment
                                    date loan on the anticipated repayment date
                                    typically will depend upon its ability
                                    either to refinance fully the loan or to
                                    sell the related mortgaged property at a
                                    price sufficient to permit the borrower to
                                    make such payment.

                                 o  Whether or not losses are ultimately
                                    sustained, any delay in the collection of a
                                    balloon payment on the maturity date or
                                    repayment on the anticipated repayment date
                                    that would otherwise be distributable on
                                    your certificates will likely extend the
                                    weighted average life of your certificates.

                                 o  The ability of a borrower to effect a
                                    refinancing or sale will be affected by a
                                    number of factors, including (but not
                                    limited to) the value of the related
                                    mortgaged property, the level of available
                                    mortgage rates at the time of sale or
                                    refinancing, the borrower's equity in the
                                    mortgaged property, the financial condition
                                    and operating history of the borrower and
                                    the mortgaged property, rent rolling
                                    status, rent control laws with respect to
                                    certain residential properties, tax laws,
                                    prevailing general and regional economic
                                    conditions and the availability of credit
                                    for loans secured by multifamily or
                                    commercial properties, as the case may be.

                                 We cannot assure you that each borrower under
                                 a balloon loan or an anticipated repayment
                                 date loan will have the ability to repay the
                                 principal balance of such mortgage loan on the
                                 related maturity date or anticipated repayment
                                 date, as applicable. In addition, fully
                                 amortizing mortgage loans which pay interest
                                 on an "actual/360" basis but have fixed
                                 monthly payments may, in fact, have a small
                                 "balloon payment" due at maturity. For
                                 additional description of risks associated
                                 with balloon loans, see "RISK FACTORS--Balloon
                                 Payments on Mortgage Loans Result in
                                 Heightened Risk of Borrower Default" in the
                                 accompanying prospectus.

                                 In order to maximize recoveries on defaulted
                                 mortgage loans, the pooling and servicing
                                 agreement permits the special servicer to
                                 extend and modify mortgage loans that are in
                                 material default or as to which a payment
                                 default (including the failure to make a
                                 balloon payment) is imminent; subject,
                                 however, to the limitations described under
                                 "SERVICING OF THE MORTGAGE
                                 LOANS--Modifications, Waivers and Amendments"
                                 in this prospectus supplement.

                                      S-73

                                 We cannot provide assurance, however, that any
                                 such extension or modification will increase
                                 the present value of recoveries in a given
                                 case. Any delay in collection of a balloon
                                 payment that would otherwise be distributable
                                 on your certificates, whether such delay is
                                 due to borrower default or to modification of
                                 the related mortgage loan, will likely extend
                                 the weighted average life of your
                                 certificates. See "YIELD AND MATURITY
                                 CONSIDERATIONS" in this prospectus supplement
                                 and "YIELD CONSIDERATIONS" in the accompanying
                                 prospectus.

ADVERSE CONSEQUENCES ASSOCIATED
 WITH  BORROWER CONCENTRATION,
 BORROWERS UNDER COMMON CONTROL
 AND RELATED BORROWERS........   Certain borrowers under the mortgage loans
                                 included in the trust fund are affiliated or
                                 under common control with one another. In such
                                 circumstances, any adverse circumstances
                                 relating to a borrower or an affiliate thereof
                                 and affecting one of the related mortgage loans
                                 or mortgaged properties could also affect other
                                 mortgage loans or mortgaged properties of the
                                 related borrower. In particular, the bankruptcy
                                 or insolvency of any such borrower or affiliate
                                 could have an adverse effect on the operation
                                 of all of the mortgaged properties of that
                                 borrower and its affiliates and on the ability
                                 of such related mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the mortgage loans. For example, if a person
                                 that owns or directly or indirectly controls
                                 several mortgaged properties experiences
                                 financial difficulty at one mortgaged property,
                                 they could defer maintenance at one or more
                                 other mortgaged properties in order to satisfy
                                 current expenses with respect to the mortgaged
                                 property experiencing financial difficulty, or
                                 they could attempt to avert foreclosure by
                                 filing a bankruptcy petition that might have
                                 the effect of interrupting payments for an
                                 indefinite period on all the related mortgage
                                 loans. In particular, such person experiencing
                                 financial difficulty or becoming subject to a
                                 bankruptcy proceeding may have an adverse
                                 effect on the funds available to make
                                 distributions on the certificates and may lead
                                 to a downgrade, withdrawal or qualification (if
                                 applicable) of the ratings of the certificates.

                                 Mortgaged properties owned by related
                                 borrowers are likely to:

                                 o  have common management, increasing the risk
                                    that financial or other difficulties
                                    experienced by the property manager could
                                    have a greater impact on the pool of
                                    mortgage loans included in the trust fund;
                                    and

                                 o  have common general partners or managing
                                    members which would increase the risk that
                                    a financial failure or bankruptcy filing
                                    would have a greater impact on the pool of
                                    mortgage loans included in the trust fund.

                                      S-74

                                 The Beacon concentration consists of 3
                                 mortgage loans (loan numbers 4, 6 and 8),
                                 which collectively represent 10.2% of the
                                 mortgage pool (11.4% of loan group 1). These 3
                                 mortgage loans are not cross-collateralized or
                                 cross-defaulted but have common non-recourse
                                 carveout guarantors, and one or more
                                 principals of the related borrowers under each
                                 mortgage loan are the same. The sponsor of
                                 each mortgage loan in the Beacon concentration
                                 is Beacon Capital Strategic Partners III, L.P.
                                 See "--Poor Property Management Will Lower the
                                 Performance of the Related Mortgaged Property"
                                 and "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans" in this prospectus
                                 supplement.

                                 No group, individual borrower, sponsor
                                 concentration or borrower concentration
                                 represents more than 10.2% of the mortgage
                                 pool (11.4% of loan group 1).

THE GEOGRAPHIC CONCENTRATION
 OF MORTGAGED PROPERTIES
 SUBJECTS THE  TRUST FUND
 TO A GREATER EXTENT TO
 STATE AND  REGIONAL
 CONDITIONS....................  Except as indicated in the following tables, less than 5.0% of the mortgage loans, by
                                 cut-off date pool balance, are secured by
                                 mortgaged properties in any one state or the
                                 District of Columbia.

               MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                            NUMBER OF        AGGREGATE        PERCENTAGE OF
                            MORTGAGED       CUT-OFF DATE      CUT-OFF DATE
         STATE             PROPERTIES         BALANCE         POOL BALANCE
-----------------------   ------------   -----------------   --------------
  CA ..................         30        $  412,210,322           20.0%
    Southern(2) .......         25           309,649,201           15.0
    Northern(2) .......          5           102,561,121            5.0
  NY ..................          7           392,491,637           19.0
  IL ..................          9           248,336,990           12.0
  FL ..................         27           144,168,362            7.0
  WA ..................          7           115,066,055            5.6
  Other ...............        129           751,168,876           36.4
                               ---        --------------          -----
    TOTAL .............        209        $2,063,442,241          100.0%
                               ===        ==============          =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount as detailed in
                                       the related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is in Northern
                                       California or Southern California,
                                       mortgaged properties located north of
                                       San Luis Obispo County, Kern County and
                                       San Bernardino County were included in
                                       Northern California and mortgaged
                                       properties located in and south of such
                                       counties were included in Southern
                                       California.

                                      S-75

                                  LOAN GROUP 1
               MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                            NUMBER OF        AGGREGATE         PERCENTAGE OF
                            MORTGAGED       CUT-OFF DATE       CUT-OFF DATE
         STATE             PROPERTIES         BALANCE         GROUP 1 BALANCE
-----------------------   ------------   -----------------   ----------------
  NY ..................          7        $  392,491,637            21.2%
  CA ..................         28           390,960,322            21.1
    Southern(2) .......         23           288,399,201            15.6
    Northern(2) .......          5           102,561,121             5.5
  IL ..................          9           248,336,990            13.4
  FL ..................         26           118,722,465             6.4
  WA ..................          6           107,066,055             5.8
  Other ...............        107           594,216,724            32.1
                               ---        --------------           -----
    TOTAL .............        183        $1,851,794,192           100.0%
                               ===        ==============           =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount as detailed in
                                       the related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is in Northern
                                       California or Southern California,
                                       mortgaged properties located north of
                                       San Luis Obispo County, Kern County and
                                       San Bernardino County were included in
                                       Northern California and mortgaged
                                       properties located in and south of such
                                       counties were included in Southern
                                       California.

                                  LOAN GROUP 2
               MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                            NUMBER OF       AGGREGATE       PERCENTAGE OF
                            MORTGAGED     CUT-OFF DATE      CUT-OFF DATE
         STATE             PROPERTIES        BALANCE       GROUP 2 BALANCE
-----------------------   ------------   --------------   ----------------
  NV ..................         3         $ 60,100,000           28.4%
  FL ..................         1           25,445,897           12.0
  NM ..................         2           23,750,000           11.2
  CA ..................         2           21,250,000           10.0
    Southern(2) .......         2           21,250,000           10.0
  VA ..................         1           17,462,155            8.3
  TX ..................         1           13,840,637            6.5
  MN ..................         6           12,348,000            5.8
  AZ ..................         1           11,500,000            5.4
  Other ...............         9           25,951,360           12.3
                                -         ------------          -----
    TOTAL .............        26         $211,648,049          100.0%
                               ==         ============          =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount as detailed in
                                       the related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is in Northern
                                       California or Southern California,
                                       mortgaged properties located north of
                                       San Luis Obispo County, Kern County and
                                       San Bernardino County were included in
                                       Northern California and mortgaged
                                       properties located in and south of such
                                       counties were included in Southern
                                       California.

                                      S-76

                                 The concentration of mortgaged properties in a
                                 specific state or region will make the
                                 performance of the trust fund as a whole more
                                 sensitive to the following in the state or
                                 region where the mortgagors and the mortgaged
                                 properties are located:

                                 o  economic conditions;

                                 o  conditions in the real estate market;

                                 o  changes in governmental rules and fiscal
                                    policies;

                                 o  acts of God or terrorism (which may result
                                    in uninsured losses); and

                                 o  other factors which are beyond the control
                                    of the mortgagors.

                                 For a discussion of certain specific legal
                                 issues relating to California mortgage loans,
                                 see "DESCRIPTION OF THE MORTGAGE POOL--Certain
                                 State Specific Considerations" in this
                                 prospectus supplement.

SPECIAL RISKS ASSOCIATED WITH
 HIGH BALANCE MORTGAGE LOANS..   Several of the mortgage loans included in the
                                 trust fund, individually or together with other
                                 such mortgage loans with which they are
                                 cross-collateralized, have principal balances
                                 as of the cut-off date that are substantially
                                 higher than the average principal balance of
                                 the mortgage loans in the trust fund as of the
                                 cut-off date.

                                 In general, concentrations in a mortgage pool
                                 of loans with larger-than-average balances can
                                 result in losses that are more severe,
                                 relative to the size of the pool, than would
                                 be the case if the aggregate balance of the
                                 pool were more evenly distributed.

                                 o  The largest single mortgage loan included
                                    in the trust fund as of the cut-off date
                                    represents 5.6% of the mortgage pool (6.2%
                                    of loan group 1).

                                 o  The largest group of cross-collateralized
                                    mortgage loans included in the trust fund
                                    as of the cut-off date represents in the
                                    aggregate 3.4% of the mortgage pool (3.7%
                                    of loan group 1).

                                 o  The 5 largest mortgage loans or groups of
                                    cross-collateralized mortgage loans
                                    included in the trust fund as of the
                                    cut-off date represent, in the aggregate,
                                    23.2% of the mortgage pool (25.9% of loan
                                    group 1).

                                 o  The 10 largest mortgage loans or groups of
                                    cross-collateralized mortgage loans
                                    included in the trust fund as of the
                                    cut-off date represent, in the aggregate,
                                    38.3% of the mortgage pool (42.7% of loan
                                    group 1).

                                      S-77

CONCENTRATIONS OF MORTGAGED
 PROPERTY TYPES SUBJECT THE
 TRUST FUND TO INCREASED
 RISK OF DECLINE IN
 PARTICULAR INDUSTRIES........   A concentration of mortgaged property types
                                 can increase the risk that a decline in a
                                 particular industry or business would have a
                                 disproportionately large impact on a pool of
                                 mortgage loans. For example, if there is a
                                 decline in tourism, the hotel industry might be
                                 adversely affected, leading to increased losses
                                 on loans secured by hospitality properties as
                                 compared to the mortgage loans secured by other
                                 property types.

                                 In that regard:

                                 o  mortgage loans included in the trust fund
                                    and secured by office properties represent
                                    as of the cut-off date 37.2% of the
                                    mortgage pool (41.5% of loan group 1);

                                 o  mortgage loans included in the trust fund
                                    and secured by retail properties represent
                                    as of the cut-off date 25.9% of the
                                    mortgage pool (28.8% of loan group 1);

                                 o  mortgage loans included in the trust fund
                                    and secured by multifamily properties
                                    represent as of the cut-off date 12.3% of
                                    the mortgage pool (7 mortgage loans in loan
                                    group 1 or 2.6% and 19 mortgage loans in
                                    loan group 2 or 96.4%);

                                 o  mortgage loans included in the trust fund
                                    and secured by hospitality properties
                                    represent as of the cut-off date 10.5% of
                                    the mortgage pool (11.7% of loan group 1);

                                 o  mortgage loans included in the trust fund
                                    and secured by self storage facilities
                                    represent as of the cut-off date 6.2% of
                                    the mortgage pool (7.0% of loan group 1);
                                    and

                                 o  mortgage loans included in the trust fund
                                    and secured by industrial and mixed-use
                                    facilities represent as of the cut-off date
                                    5.3% of the mortgage pool (5.9% of loan
                                    group 1).

WE HAVE NOT REUNDERWRITTEN ANY
 OF THE MORTGAGE LOANS........   We have not reunderwritten the mortgage loans
                                 included in the trust fund. Instead, we have
                                 relied on the representations and warranties
                                 made by the mortgage loan sellers, and the
                                 mortgage loan sellers' respective obligations
                                 to repurchase, cure or substitute a mortgage
                                 loan in the event that a representation or
                                 warranty was not true when made and such breach
                                 materially and adversely affects the value of
                                 the mortgage loan, the interest of the trust or
                                 the interests of any certificateholder. These
                                 representations and warranties do not cover all
                                 of the matters that we would review in
                                 underwriting a mortgage loan and you should not
                                 view them as a substitute for reunderwriting
                                 the mortgage loans. If we had reunderwritten
                                 the mortgage loans included in the trust fund,
                                 it is possible that the reunderwriting process
                                 may have revealed problems with a mortgage loan
                                 not covered by

                                      S-78

                                 representations or warranties given by the
                                 mortgage loan sellers. In addition, we cannot
                                 provide assurance that the mortgage loan
                                 sellers will be able to repurchase or
                                 substitute a mortgage loan if a representation
                                 or warranty has been breached. See
                                 "DESCRIPTION OF THE MORTGAGE
                                 POOL--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.

FORECLOSURE ON MORTGAGED
 PROPERTIES MAY RESULT IN
 ADVERSE TAX CONSEQUENCES.....   One or more of the REMICs relating to the
                                 assets of the trust fund might become subject
                                 to federal (and possibly state or local) tax on
                                 certain of its net income from the operation
                                 and management of a mortgaged property
                                 subsequent to the trust's acquisition of a
                                 mortgaged property pursuant to a foreclosure or
                                 deed-in-lieu of foreclosure. Any such tax would
                                 substantially reduce net proceeds available for
                                 distribution to you. See "MATERIAL FEDERAL
                                 INCOME TAX CONSEQUENCES--Taxation of Owners of
                                 REMIC Regular Certificates", and "--Taxation of
                                 Owners of REMIC Residual Certificates" in the
                                 accompanying prospectus. In addition, if the
                                 trust were to acquire one or more mortgaged
                                 properties pursuant to a foreclosure or deed in
                                 lieu of foreclosure, upon acquisition of those
                                 mortgaged properties, the trust may in certain
                                 jurisdictions, particularly in New York, be
                                 required to pay state or local transfer or
                                 excise taxes upon liquidation of such
                                 properties. Such state or local taxes may
                                 reduce net proceeds available for distribution
                                 to the certificateholders.

INSURANCE COVERAGE ON MORTGAGED
 PROPERTIES MAY NOT COVER
 SPECIAL HAZARD LOSSES........   The master servicer (with respect to mortgage
                                 loans that are not specially serviced mortgage
                                 loans) and/or special servicer (with respect to
                                 specially serviced mortgage loans) will
                                 generally be required to cause the borrower on
                                 each mortgage loan included in the trust fund
                                 and serviced by it to maintain such insurance
                                 coverage on the related mortgaged property as
                                 is required under the related mortgage,
                                 including hazard insurance; provided that each
                                 of the master servicer and/or the special
                                 servicer may satisfy its obligation to cause
                                 hazard insurance to be maintained with respect
                                 to any mortgaged property by acquiring a
                                 blanket or master single interest insurance
                                 policy. In general, the standard form of fire
                                 and extended coverage policy covers physical
                                 damage to or destruction of the improvements on
                                 the related mortgaged property by fire,
                                 lightning, explosion, smoke, windstorm and
                                 hail, and riot, strike and civil commotion,
                                 subject to the conditions and exclusions
                                 specified in each policy. The mortgage loans
                                 generally do not require earthquake insurance.

                                 Although the policies covering the mortgaged
                                 properties are underwritten by different
                                 insurers under different state laws in
                                 accordance with different applicable state
                                 forms, and

                                      S-79

                                 therefore do not contain identical terms and
                                 conditions, most such policies typically may
                                 not cover any physical damage resulting from:

                                 o  war;

                                 o  terrorism;

                                 o  revolution;

                                 o  governmental actions;

                                 o  floods, and other water-related causes;

                                 o  earth movement (including earthquakes,
                                    landslides and mud flows);

                                 o  wet or dry rot;

                                 o  vermin;

                                 o  domestic animals;

                                 o  sink holes or similarly occurring soil
                                    conditions; and

                                 o  other kinds of risks not specified in the
                                    preceding paragraph.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City and the Washington,
                                 D.C. area, many reinsurance companies (which
                                 assume some of the risk of policies sold by
                                 primary insurers) indicated that they intended
                                 to eliminate coverage for acts of terrorism
                                 from their reinsurance policies. Without that
                                 reinsurance coverage, primary insurance
                                 companies would have to assume that risk
                                 themselves, which may cause them to eliminate
                                 such coverage in their policies, increase the
                                 amount of the deductible for acts of terrorism
                                 or charge higher premiums for such coverage.
                                 In order to offset this risk, Congress passed
                                 the Terrorism Risk Insurance Act of 2002,
                                 which established the Terrorism Insurance
                                 Program. The Terrorism Insurance Program is
                                 administered by the Secretary of the Treasury
                                 and was established to provide financial
                                 assistance from the United States government
                                 to insurers in the event of another terrorist
                                 attack that is the subject of an insurance
                                 claim. The Terrorism Risk Insurance Act of
                                 2002 requires the Treasury Department to
                                 establish procedures for the Terrorism
                                 Insurance Program under which the federal
                                 share of compensation will be equal to 90% of
                                 that portion of insured losses that exceeds an
                                 applicable insurer deductible required to be
                                 paid during each program year. The federal
                                 share in the aggregate in any program year may
                                 not exceed $100 billion. An insurer that has
                                 paid its deductible is not liable for the
                                 payment of any portion of total annual United
                                 States-wide losses that exceed $100 billion,
                                 regardless of the terms of the individual
                                 insurance contracts.

                                 The Terrorism Insurance Program required that
                                 each insurer for policies in place prior to
                                 November 26, 2002, provide its insureds with a
                                 statement of the proposed premiums for
                                 terrorism coverage, identifying the portion of
                                 the risk that

                                      S-80

                                 the federal government will cover, within 90
                                 days after November 26, 2002. Insureds had 30
                                 days to accept the continued coverage and pay
                                 the premium. If an insured authorizes the
                                 exclusion or does not pay the premium,
                                 insurance for acts of terrorism may be
                                 excluded from the policy. All policies for
                                 insurance issued after November 26, 2002, must
                                 make similar disclosure and provide a similar
                                 opportunity for the insured to purchase
                                 coverage. The Terrorism Risk Insurance Act of
                                 2002 does not require insureds to purchase the
                                 coverage nor does it stipulate the pricing of
                                 the coverage.

                                 Through December 2005, insurance carriers are
                                 required under the program to provide
                                 terrorism coverage in their basic "all-risk"
                                 policies. Any commercial property and casualty
                                 terrorism insurance exclusion that was in
                                 force on November 26, 2002, is automatically
                                 voided to the extent that it excludes losses
                                 that would otherwise be insured losses,
                                 subject to the immediately preceding
                                 paragraph. Any state approval of such types of
                                 exclusions in force on November 26, 2002, is
                                 also voided.

                                 However, the Terrorism Insurance Program
                                 applies to United States risks only and to
                                 acts that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest as an effort to
                                 influence or coerce United States civilians or
                                 the United States government. Further, the act
                                 must be certified as an "act of terrorism" by
                                 the federal government, which decision is not
                                 subject to judicial review. It remains unclear
                                 what acts will fall under the purview of the
                                 Terrorism Insurance Program.

                                 Furthermore, there can be no assurance that
                                 the Terrorism Insurance Program or state
                                 legislation will substantially lower the cost
                                 of obtaining terrorism insurance.

                                 Finally, the Terrorism Insurance Program
                                 terminates as described above. There can be no
                                 assurance that such temporary program will
                                 create any long-term changes in the
                                 availability and cost of such insurance.
                                 Moreover, there can be no assurance that
                                 subsequent terrorism insurance legislation
                                 will be passed upon its expiration.

                                 No assurance can be given that the mortgaged
                                 properties will continue to have the benefit
                                 of insurance against terrorist acts. In
                                 addition, no assurance can be given that the
                                 coverage for such acts, if obtained or
                                 maintained, will be broad enough to cover the
                                 particular act of terrorism that may be
                                 committed or that the amount of coverage will
                                 be sufficient to repair and restore the
                                 mortgaged property or to repay the mortgage
                                 loan in full. The insufficiency of insurance
                                 coverage in any respect could have a material
                                 and adverse affect on your certificates.

                                 Pursuant to the terms of the pooling and
                                 servicing agreement, the master servicer or
                                 the special servicer may not be required to
                                 maintain insurance covering terrorist or
                                 similar

                                      S-81

                                 acts, nor will it be required to call a
                                 default under a mortgage loan, if the related
                                 borrower fails to maintain such insurance
                                 (even if required to do so under the related
                                 loan documents) if the special servicer has
                                 determined, in consultation with the
                                 controlling class representative, in
                                 accordance with the servicing standard that
                                 either:

                                 o  such insurance is not available at
                                    commercially reasonable rates and that such
                                    hazards are not at the time commonly
                                    insured against for properties similar to
                                    the mortgaged property and located in or
                                    around the region in which such mortgaged
                                    property is located; or

                                 o  such insurance is not available at any
                                    rate.

                                 In addition, with respect to certain mortgage
                                 loans, the mortgagee may have waived the right
                                 to require terrorism insurance or may have
                                 limited the circumstances under which
                                 terrorism insurance is required. With respect
                                 to 6 mortgage loans (loan numbers 100, 103,
                                 107, 110, 127 and 147), representing 1.2% of
                                 the mortgage pool (1.3% of loan group 1), the
                                 tenant at the mortgaged property is permitted
                                 to self-insure and may not carry insurance
                                 coverage for acts of terrorism.

                                 Any losses incurred with respect to mortgage
                                 loans included in the trust fund due to
                                 uninsured risks or insufficient hazard
                                 insurance proceeds could adversely affect
                                 distributions on your certificates.

ADDITIONAL DEBT ON SOME
 MORTGAGE LOANS CREATES
 ADDITIONAL RISKS..............  In general, the borrowers are:

                                 o  required to satisfy any existing
                                    indebtedness encumbering the related
                                    mortgaged property as of the closing of the
                                    related mortgage loan; and

                                 o  prohibited from encumbering the related
                                    mortgaged property with additional secured
                                    debt without the mortgagee's prior
                                    approval.

                                 Except as provided below, none of the mortgage
                                 loans included in the trust fund, other than
                                 the mortgage loans with companion loans, are
                                 secured by mortgaged properties that secure
                                 other loans outside the trust fund, and none
                                 of the related entities with a controlling
                                 ownership interest in the borrower may pledge
                                 its interest in that borrower as security for
                                 mezzanine debt.

                                 With respect to 1 mortgage loan (loan number
                                 181), representing approximately 0.1% of the
                                 mortgage pool (0.1% of loan group 1), there is
                                 existing subordinated debt secured by the
                                 mortgaged property which is subordinated only
                                 by the terms of the subordinate mortgage, but
                                 is not subject to an intercrediter agreement
                                 and/or a subordination and standstill
                                 agreement.

                                      S-82

                                 Five (5) mortgage loans (loan numbers 40, 43,
                                 114, 174 and 178), representing 1.4% of the
                                 mortgage pool (3 mortgage loans in loan group
                                 1 or 0.4% and 2 mortgage loans in loan group 2
                                 or 10.6%), provide that under certain
                                 circumstances the related borrower may
                                 encumber the related mortgaged property with
                                 subordinate debt in the future with the
                                 consent of the mortgagee.

                                 With respect to 1 mortgage loan (loan number
                                 16), representing approximately 1.3% of the
                                 mortgage pool (1.5% of loan group 1), the
                                 related borrower, under certain circumstances,
                                 may incur additional unsecured indebtedness
                                 other than in the ordinary course of business
                                 and without the consent of the mortgagee. With
                                 respect to 3 mortgage loans (loan numbers 11,
                                 20, and 65) representing approximately 3.8% of
                                 the mortgage pool (4.2% of loan group 1), the
                                 loan documents provide that the borrower may
                                 incur additional unsecured debt or debt
                                 secured by the interests in the borrower with
                                 the consent of the mortgagee. With respect to
                                 2 mortgage loans (loan numbers 26 and 102),
                                 representing approximately 1.0% of the
                                 mortgage pool (1.1% of loan group 1), the
                                 related mortgage loan documents provide that,
                                 under certain circumstances, (a) the related
                                 borrower may encumber the related mortgaged
                                 property with subordinate debt in the future
                                 and/or (b) the entities with a controlling
                                 interest in the related borrower may pledge
                                 their interest in the borrower as security for
                                 mezzanine debt in the future, subject to the
                                 terms of a subordination and standstill
                                 agreement to be entered into in favor of the
                                 mortgagee. With respect to 1 mortgage loan
                                 (loan number 32), representing approximately
                                 0.7% of the mortgage pool (6.5% of loan group
                                 2), the related borrower has existing
                                 unsecured subordinate debt to affiliates.

                                 With respect to 4 mortgage loans (loan numbers
                                 1, 2, 3 and 24), representing approximately
                                 16.4% of the mortgage pool (3 mortgage loans
                                 in loan group 1 or 17.3% and 1 mortgage loan
                                 in loan group 2 or 8.3%), the ownership
                                 interests of the direct or indirect owners of
                                 the related borrower have been pledged as
                                 security for mezzanine debt, subject to the
                                 terms of an intercreditor agreement entered
                                 into in favor of the mortgagee.

                                 With respect to 12 mortgage loans (loan
                                 numbers 2, 5, 9, 24, 61, 71, 78, 126, 130,
                                 152, 160 and 170), representing approximately
                                 13.9% of the mortgage pool (10 mortgage loans
                                 in loan group 1 or 14.1% and 2 mortgage loans
                                 in loan group 2 or 12.0%), the related loan
                                 documents provide that, under certain
                                 circumstances, ownership interests in the
                                 related borrowers may be pledged as security
                                 for mezzanine debt in the future, subject to
                                 the terms of a subordination and standstill
                                 agreement to be entered into in favor of the
                                 mortgagee.

                                 In addition, 6 mortgage loans (loan numbers
                                 74, 82, 114, 166, 174 and 178), representing
                                 1.0% of the mortgage pool (1.2%

                                      S-83

                                 of loan group 1), do not prohibit the related
                                 borrower from incurring additional unsecured
                                 debt or an owner of an interest in the related
                                 borrower from pledging its ownership interest
                                 in the related borrower as security for
                                 mezzanine debt because the related borrower is
                                 not required by either the mortgage loan
                                 documents or related organizational documents
                                 to be a special purpose entity.

                                 Secured subordinated debt encumbering any
                                 mortgaged property may increase the difficulty
                                 of refinancing the related mortgage loan at
                                 maturity and the possibility that reduced cash
                                 flow could result in deferred maintenance.
                                 Also, in the event that the holder of the
                                 subordinated debt has filed for bankruptcy or
                                 been placed in involuntary receivership,
                                 foreclosure by any senior lienholder
                                 (including the trust) on the mortgaged
                                 property could be delayed. In addition,
                                 substantially all of the mortgage loans permit
                                 the related borrower to incur limited
                                 indebtedness in the ordinary course of
                                 business or for capital improvements that is
                                 not secured by the related mortgaged property
                                 which is generally limited to a specified
                                 percentage of the outstanding principal
                                 balance of the related mortgage loan. Further,
                                 certain of the mortgage loans included in the
                                 trust fund do not prohibit limited partners or
                                 other owners of non-controlling interests in
                                 the related borrower from pledging their
                                 interests in the borrower as security for
                                 mezzanine debt.

                                 In addition, certain mortgage loans, which may
                                 include the mortgage loans previously
                                 described in this risk factor, permit the
                                 related borrower to incur, or do not prohibit
                                 the related borrower from incurring, unsecured
                                 debt to an affiliate of, or owner of an
                                 interest in, the borrower or to an affiliate
                                 of such an owner, subject to certain
                                 conditions under the related mortgage loan
                                 documents. Further, certain of the mortgage
                                 loans permit additional liens on the related
                                 mortgaged properties for (1) assessments,
                                 taxes or other similar charges or (2) liens
                                 which in the aggregate constitute an
                                 immaterial and insignificant monetary amount
                                 with respect to the net value of the related
                                 borrower's assets. A default by the borrower
                                 on such additional indebtedness could impair
                                 the borrower's financial condition and result
                                 in the bankruptcy or receivership of the
                                 borrower which would cause a delay in the
                                 foreclosure by the trust on the mortgaged
                                 property. It may not be evident that a
                                 borrower has incurred any such future
                                 subordinate second lien debt until the related
                                 mortgage loan otherwise defaults. In cases in
                                 which one or more subordinate liens are
                                 imposed on a mortgaged property or the
                                 borrower incurs other indebtedness, the trust
                                 fund is subject to additional risks,
                                 including, without limitation, the following:

                                 o  the risk that the necessary maintenance of
                                    the mortgaged property could be deferred to
                                    allow the borrower to pay the required debt
                                    service on the subordinate financing

                                      S-84

                                    and that the value of the mortgaged
                                    property may fall as a result;

                                 o  the risk that the borrower may have a
                                    greater incentive to repay the subordinate
                                    or unsecured indebtedness first;

                                 o  the risk that it may be more difficult for
                                    the borrower to refinance the mortgage loan
                                    or to sell the mortgaged property for
                                    purposes of making any balloon payment upon
                                    the maturity of the mortgage loan;

                                 o  the existence of subordinated debt
                                    encumbering any mortgaged property may
                                    increase the difficulty of refinancing the
                                    related mortgage loan at maturity and the
                                    possibility that reduced cash flow could
                                    result in deferred maintenance; and

                                 o  the risk that, in the event that the holder
                                    of the subordinated debt has filed for
                                    bankruptcy or been placed in involuntary
                                    receivership, foreclosing on the mortgaged
                                    property could be delayed and the trust may
                                    be subjected to the costs and
                                    administrative burdens of involvement in
                                    foreclosure or bankruptcy proceedings or
                                    related litigation.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Subordinate Financing" and
                                 "--Due-on-Sale and Due-on-Encumbrance" in the
                                 accompanying prospectus and "DESCRIPTION OF
                                 THE MORTGAGE POOL--Certain Terms and
                                 Conditions of the Mortgage Loans--Other
                                 Financing" and "--Due-on-Sale and
                                 Due-on-Encumbrance Provisions" in this
                                 prospectus supplement.

                                 Mezzanine debt is debt that is incurred by the
                                 owner of equity in one or more borrowers and
                                 is secured by a pledge of the equity ownership
                                 interests in such borrowers. Because mezzanine
                                 debt is secured by the obligor's equity
                                 interest in the related borrowers, such
                                 financing effectively reduces the obligor's
                                 economic stake in the related mortgaged
                                 property. The existence of mezzanine debt may
                                 reduce cash flow on the borrower's mortgaged
                                 property after the payment of debt service and
                                 may increase the likelihood that the owner of
                                 a borrower will permit the value or income
                                 producing potential of a mortgaged property to
                                 fall and may create a greater risk that a
                                 borrower will default on the mortgage loan
                                 secured by a mortgaged property whose value or
                                 income is relatively weak.

                                 Generally, upon a default under mezzanine
                                 debt, the holder of such mezzanine debt would
                                 be entitled to foreclose upon the equity in
                                 the related mortgagor, which has been pledged
                                 to secure payment of such mezzanine debt.
                                 Although such transfer of equity may not
                                 trigger the due on sale clause under the
                                 related mortgage loan, it could cause the
                                 obligor under such mezzanine debt to file for
                                 bankruptcy, which

                                      S-85

                                 could negatively affect the operation of the
                                 related mortgaged property and such borrower's
                                 ability to make payments on the related
                                 mortgage loan in a timely manner.

                                 Additionally, some intercreditor agreements
                                 with respect to certain mezzanine debt may
                                 give the holder of the mezzanine debt the
                                 right to cure certain defaults and, upon a
                                 default, to purchase the related mortgage loan
                                 for an amount equal to then current
                                 outstanding balance of such loan. Some
                                 intercreditor agreements relating to mezzanine
                                 debt may also limit the special servicer's
                                 ability to enter into certain modifications of
                                 the mortgage loan without the consent of the
                                 related mezzanine lender.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Due-on-Sale and
                                 Due-on-Encumbrance" in the accompanying
                                 prospectus and "DESCRIPTION OF THE MORTGAGE
                                 POOL--Certain Terms and Conditions of the
                                 Mortgage Loans--Other Financing" and
                                 "--Due-on-Sale and Due-on-Encumbrance
                                 Provisions" in this prospectus supplement.

                                 Although the assets of the trust fund do not
                                 include the companion loans related to the
                                 mortgage loans which have companion loans, the
                                 related borrower is still obligated to make
                                 interest and principal payments on those
                                 additional obligations. As a result, the trust
                                 fund is subject to additional risks,
                                 including:

                                 o  the risk that the necessary maintenance of
                                    the related mortgaged property could be
                                    deferred to allow the borrower to pay the
                                    required debt service on the subordinate or
                                    pari passu obligations and that the value
                                    of the mortgaged property may fall as a
                                    result; and

                                 o  the risk that it may be more difficult for
                                    the borrower to refinance the mortgage loan
                                    or to sell the mortgaged property for
                                    purposes of making any balloon payment on
                                    the entire balance of both the loans
                                    contained in the loan pair upon the
                                    maturity of the mortgage loans.

                                 In addition, although 11 of the mortgage loans
                                 have companion loans that are subordinate to
                                 the related mortgage loan, each of the 175
                                 West Jackson mortgage loan and the 180 Maiden
                                 Lane mortgage loan, representing 10.0% of the
                                 mortgage pool (11.1% of loan group 1), has a
                                 companion loan that is pari passu with the
                                 mortgage loan. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Twenty Largest Mortgage Loans"
                                 and "--Co-Lender Loans" in this prospectus
                                 supplement.

THE BORROWER'S FORM OF ENTITY
 MAY CAUSE SPECIAL RISKS......   Most of the borrowers are legal entities
                                 rather than individuals. Mortgage loans made to
                                 legal entities may entail risks of loss greater
                                 than those of mortgage loans made to
                                 individuals. For example, a legal entity, as
                                 opposed to an individual,

                                      S-86

                                 may be more inclined to seek legal protection
                                 from its creditors under the bankruptcy laws.
                                 Unlike individuals involved in bankruptcies,
                                 most of the entities generally do not have
                                 personal assets and creditworthiness at stake.
                                 The bankruptcy of a borrower, or a general
                                 partner or managing member of a borrower, may
                                 impair the ability of the mortgagee to enforce
                                 its rights and remedies under the related
                                 mortgage.

                                 Many of the borrowers are not special purpose
                                 entities structured to limit the possibility
                                 of becoming insolvent or bankrupt, and
                                 therefore may be more likely to become
                                 insolvent or the subject of a voluntary or
                                 involuntary bankruptcy proceeding because such
                                 borrowers may be:

                                 o  operating entities with businesses distinct
                                    from the operation of the property with the
                                    associated liabilities and risks of
                                    operating an ongoing business; or

                                 o  individuals that have personal liabilities
                                    unrelated to the property.

                                 With respect to 3 mortgage loans (loan numbers
                                 17, 135 and 181), representing 1.5% of the
                                 mortgage pool (1.7% of loan group 1), each of
                                 the related borrowers are not special purpose
                                 entities because each of these borrowers is
                                 also a borrower under certain other mortgage
                                 loans, which are not included in the mortgage
                                 pool (not including for this purpose companion
                                 loans). Although these borrowers'
                                 organizational documents restrict their
                                 activities to ownership of the underlying
                                 mortgaged properties and incurring the debt
                                 represented by the related mortgage loans, as
                                 a result of these additional loans and
                                 additional properties, the risk of default
                                 and/or borrower insolvency is nonetheless
                                 increased by virtue of their extra
                                 obligations.

                                 However, any borrower, even a special purpose
                                 entity structured to be bankruptcy-remote, as
                                 an owner of real estate will be subject to
                                 certain potential liabilities and risks. We
                                 cannot provide assurances that any borrower
                                 will not file for bankruptcy protection or
                                 that creditors of a borrower or a corporate or
                                 individual general partner or managing member
                                 of a borrower will not initiate a bankruptcy
                                 or similar proceeding against such borrower or
                                 corporate or individual general partner or
                                 managing member.

                                 Furthermore, with respect to any related
                                 borrowers, creditors of a common parent in
                                 bankruptcy may seek to consolidate the assets
                                 of such borrowers with those of the parent.
                                 Consolidation of the assets of such borrowers
                                 would likely have an adverse effect on the
                                 funds available to make distributions on your
                                 certificates, and may lead to a downgrade,
                                 withdrawal or qualification of the ratings of
                                 your certificates. See "CERTAIN LEGAL ASPECTS
                                 OF MORTGAGE LOANS AND LEASES--Bankruptcy Laws"
                                 in the accompanying prospectus.

                                      S-87

                                 In addition, with respect to 16 mortgage loans
                                 (loan numbers 13, 21, 25, 33, 40, 41, 42, 43,
                                 51, 53, 61, 68, 72, 74, 82 and 98),
                                 representing 9.3% of the mortgage pool (9
                                 mortgage loans in loan group 1 or 6.7% and 7
                                 mortgage loans in loan group 2 or 32.4%), the
                                 borrowers own the related mortgaged property
                                 as tenants-in-common. As a result, the related
                                 mortgage loans may be subject to prepayment,
                                 including during periods when prepayment might
                                 otherwise be prohibited, as a result of
                                 partition. Although some of the related
                                 borrowers have purported to waive any right of
                                 partition, we cannot assure you that any such
                                 waiver would be enforced by a court of
                                 competent jurisdiction. In addition,
                                 enforcement of remedies against
                                 tenant-in-common borrowers may be prolonged if
                                 the tenant-in-common borrowers become
                                 insolvent or bankrupt at different times
                                 because each time a tenant-in-common borrower
                                 files for bankruptcy, the bankruptcy court
                                 stay is reinstated.

BANKRUPTCY PROCEEDINGS ENTAIL
 CERTAIN RISKS................   Under federal bankruptcy law, the filing of a
                                 petition in bankruptcy by or against a borrower
                                 will stay the sale of the mortgaged property
                                 owned by that borrower, as well as the
                                 commencement or continuation of a foreclosure
                                 action. In addition, even if a court determines
                                 that the value of the mortgaged property is
                                 less than the principal balance of the mortgage
                                 loan it secures, the court may prevent a lender
                                 from foreclosing on the mortgaged property
                                 (subject to certain protections available to
                                 the mortgagee). As part of a restructuring
                                 plan, a court also may reduce the amount of
                                 secured indebtedness to then current value of
                                 the mortgaged property, which would make the
                                 mortgagee a general unsecured creditor for the
                                 difference between then current value and the
                                 amount of its outstanding mortgage
                                 indebtedness. A bankruptcy court also may: (1)
                                 grant a debtor a reasonable time to cure a
                                 payment default on a mortgage loan; (2) reduce
                                 periodic payments due under a mortgage loan;
                                 (3) change the rate of interest due on a
                                 mortgage loan; or (4) otherwise alter the
                                 mortgage loan's repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain
                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the trustee may be subordinated to
                                 financing obtained by a debtor-in-possession
                                 subsequent to its bankruptcy.

                                 Under federal bankruptcy law, the mortgagee
                                 will be stayed from enforcing a borrower's
                                 assignment of rents and leases. Federal
                                 bankruptcy law also may interfere with the
                                 master servicer's or special servicer's
                                 ability to enforce lockbox requirements. The
                                 legal proceedings necessary to resolve these
                                 issues can be time consuming and costly and
                                 may

                                      S-88

                                 significantly delay or diminish the receipt of
                                 rents. Rents also may escape an assignment to
                                 the extent they are used by the borrower to
                                 maintain the mortgaged property or for other
                                 court authorized expenses.

                                 Additionally, pursuant to subordination
                                 agreements for certain of the mortgage loans,
                                 the subordinate lenders may have agreed that
                                 they will not take any direct actions with
                                 respect to the related subordinated debt,
                                 including any actions relating to the
                                 bankruptcy of the borrower, and that the
                                 holder of the mortgage loan will have all
                                 rights to direct all such actions. There can
                                 be no assurance that in the event of the
                                 borrower's bankruptcy, a court will enforce
                                 such restrictions against a subordinated
                                 lender.

                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D.
                                 Ill. March 10, 2000), the United States
                                 Bankruptcy Court for the Northern District of
                                 Illinois refused to enforce a provision of a
                                 subordination agreement that allowed a first
                                 mortgagee to vote a second mortgagee's claim
                                 with respect to a Chapter 11 reorganization
                                 plan on the grounds that pre-bankruptcy
                                 contracts cannot override rights expressly
                                 provided by the Bankruptcy Code. This holding,
                                 which one court has already followed,
                                 potentially limits the ability of a senior
                                 lender to accept or reject a reorganization
                                 plan or to control the enforcement of remedies
                                 against a common borrower over a subordinated
                                 lender's objections.

                                 As a result of the foregoing, the trustee's
                                 recovery with respect to borrowers in
                                 bankruptcy proceedings may be significantly
                                 delayed, and the aggregate amount ultimately
                                 collected may be substantially less than the
                                 amount owed.

                                 Certain of the mortgage loans have a sponsor
                                 that has previously filed bankruptcy. In each
                                 case, the related entity or person has emerged
                                 from bankruptcy. However, we cannot assure you
                                 that such sponsors will not be more likely
                                 than other sponsors to utilize their rights in
                                 bankruptcy in the event of any threatened
                                 action by the mortgagee to enforce its rights
                                 under the related loan documents.

INSPECTIONS AND APPRAISALS MAY
 NOT ACCURATELY REFLECT VALUE
 OR CONDITION OF MORTGAGED
 PROPERTY......................  In general, appraisals represent only the analysis and opinion of qualified experts and
                                 are not guaranties of present or future value,
                                 and may determine a value of a property that is
                                 significantly higher than the amount that can
                                 be obtained from the sale of a mortgaged
                                 property under a distress or liquidation sale.
                                 Information regarding the values of the
                                 mortgaged properties at the date of such report
                                 is presented under "DESCRIPTION OF THE MORTGAGE
                                 Additional Mortgage Loan Information" in this
                                 prospectus supplement for illustrative
                                 purposes only. Any engineering reports or site
                                 inspections obtained in connection with this

                                      S-89

                                 offering represent only the analysis of the
                                 individual engineers or site inspectors
                                 preparing such reports at the time of such
                                 report, and may not reveal all necessary or
                                 desirable repairs, maintenance or capital
                                 improvement items.

THE MORTGAGED PROPERTIES MAY
 NOT BE IN COMPLIANCE WITH
 CURRENT ZONING LAWS..........   The mortgaged properties securing the
                                 mortgage loans included in the trust fund are
                                 typically subject to building and zoning
                                 ordinances and codes affecting the construction
                                 and use of real property. Since the zoning laws
                                 applicable to a mortgaged property (including,
                                 without limitation, density, use, parking and
                                 set-back requirements) are usually subject to
                                 change by the applicable regulatory authority
                                 at any time, the improvements upon the
                                 mortgaged properties may not, currently or in
                                 the future, comply fully with all applicable
                                 current and future zoning laws. Such changes
                                 may limit the ability of the related borrower
                                 to rehabilitate, renovate and update the
                                 premises, and to rebuild or utilize the
                                 premises "as is" in the event of a casualty
                                 loss with respect thereto. Such limitations may
                                 adversely affect the cash flow of the mortgaged
                                 property following such loss. Insurance
                                 proceeds may not be sufficient to pay off such
                                 mortgage loan in full. In addition, if the
                                 mortgaged property were to be repaired or
                                 restored in conformity with then current law,
                                 its value could be less than the remaining
                                 balance on the mortgage loan and it may produce
                                 less revenue than before such repair or
                                 restoration.

RESTRICTIONS ON CERTAIN OF
 THE MORTGAGED PROPERTIES MAY
 LIMIT THEIR USE..............   Certain of the mortgaged properties securing
                                 mortgage loans included in the trust fund which
                                 are non-conforming may not be "legal
                                 non-conforming" uses. The failure of a
                                 mortgaged property to comply with zoning laws
                                 or to be a "legal non-conforming" use may
                                 adversely affect the market value of the
                                 mortgaged property or the borrower's ability to
                                 continue to use it in the manner it is
                                 currently being used.

                                 In addition, certain of the mortgaged
                                 properties are subject to certain use
                                 restrictions imposed pursuant to restrictive
                                 covenants, governmental requirements,
                                 reciprocal easement agreements or operating
                                 agreements or, in the case of those mortgaged
                                 properties that are condominiums, condominium
                                 declarations or other condominium use
                                 restrictions or regulations, especially in a
                                 situation where the mortgaged property does
                                 not represent the entire condominium building.
                                 For example, 1 mortgage loan (loan number 9),
                                 representing 2.6% (2.9% of loan group 1) of
                                 the mortgage pool, is subject to a condominum
                                 declaration where the mortgaged property does
                                 not represent the entire condominum building.
                                 Such use restrictions include, for example,
                                 limitations on the character of the
                                 improvements or the properties, limitations
                                 affecting

                                      S-90

                                 noise and parking requirements, among other
                                 things, and limitations on the borrowers'
                                 right to operate certain types of facilities
                                 within a prescribed radius. These limitations
                                 could adversely affect the ability of the
                                 related borrower to lease the mortgaged
                                 property on favorable terms, thus adversely
                                 affecting the borrower's ability to fulfill
                                 its obligations under the related mortgage
                                 loan.

COMPLIANCE WITH APPLICABLE LAWS AND
 REGULATIONS MAY RESULT
 IN LOSSES.....................  A borrower may be required to incur costs to comply with various existing and future
                                 federal, state or local laws and regulations
                                 applicable to the related mortgaged property
                                 securing a mortgage loan included in the trust
                                 fund. Examples of these laws and regulations
                                 include zoning laws and the Americans with
                                 Disabilities Act of 1990, which requires all
                                 public accommodations to meet certain federal
                                 requirements related to access and use by
                                 disabled persons. See "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Americans with
                                 Disabilities Act" in the accompanying
                                 prospectus. The expenditure of such costs or
                                 the imposition of injunctive relief, penalties
                                 or fines in connection with the borrower's
                                 noncompliance could negatively impact the
                                 borrower's cash flow and, consequently, its
                                 ability to pay its mortgage loan.

ENFORCEABILITY OF DUE-ON-SALE
 CLAUSES AND ASSIGNMENTS OF
 LEASES AND RENTS IS LIMITED..   The mortgages securing the mortgage loans
                                 included in the trust fund generally contain
                                 due-on-sale clauses, which permit the
                                 acceleration of the maturity of the related
                                 mortgage loan if the borrower sells, transfers
                                 or conveys the related mortgaged property or
                                 its interest in the mortgaged property without
                                 the consent of the mortgagee. There also may be
                                 limitations on the enforceability of such
                                 clauses. The mortgages also generally include a
                                 debt-acceleration clause, which permits the
                                 acceleration of the related mortgage loan upon
                                 a monetary or non-monetary default by the
                                 borrower. The courts of all states will
                                 generally enforce clauses providing for
                                 acceleration in the event of a material payment
                                 default, but may refuse the foreclosure of a
                                 mortgaged property when acceleration of the
                                 indebtedness would be inequitable or unjust or
                                 the circumstances would render acceleration
                                 unconscionable. However, certain of the
                                 mortgage loans included in the trust fund
                                 permit one or more transfers of the related
                                 mortgaged property or transfer of a controlling
                                 interest in the related borrower to
                                 pre-approved transferees or pursuant to
                                 pre-approved conditions set forth in the
                                 related mortgage loan documents without the
                                 mortgagee's approval. In addition, certain of
                                 the mortgage loans may not restrict the
                                 transfer of limited partnership interests or
                                 non-managing member interests in the related
                                 borrower.

                                      S-91

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Due-on-Sale and Due-on-
                                 Encumbrance" in the accompanying prospectus.

                                 The mortgage loans included in the trust fund
                                 may also be secured by an assignment of leases
                                 and rents pursuant to which the borrower
                                 typically assigns its right, title and
                                 interest as landlord under the leases on the
                                 related mortgaged property and the income
                                 derived therefrom to the mortgagee as further
                                 security for the related mortgage loan, while
                                 retaining a license to collect rents for so
                                 long as there is no default. In the event the
                                 borrower defaults, the license terminates and
                                 the mortgagee is entitled to collect the
                                 rents. Such assignments are typically not
                                 perfected as security interests prior to the
                                 mortgagee's taking possession of the related
                                 mortgaged property and/or appointment of a
                                 receiver. Some state laws may require that the
                                 mortgagee take possession of the mortgaged
                                 property and obtain a judicial appointment of
                                 a receiver before becoming entitled to collect
                                 the rents. In addition, if bankruptcy or
                                 similar proceedings are commenced by or in
                                 respect of the borrower, the mortgagee's
                                 ability to collect the rents may be adversely
                                 affected. See "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Leases and Rents"
                                 in the accompanying prospectus.

LIMITATIONS ON THE BENEFITS
 OF CROSS-COLLATERALIZED AND
 CROSS-DEFAULTED PROPERTIES...   Six (6) groups of mortgage loans, the
                                 Residence Inn Portfolio #2 concentration (loan
                                 numbers 31, 34, 59, 81, 94, 95, 108, 124, 132,
                                 133 and 154), representing in the aggregate
                                 3.4% of the mortgage pool (3.7% of loan group
                                 1), the Extra Space Self Storage Portfolio #1
                                 concentration (loan numbers 58, 77, 88, 91,
                                 106, 115, 118, 121, 128, 137, 159, 164, 165 and
                                 169), representing in the aggregate 2.7% of the
                                 mortgage pool (3.0% of loan group 1), the Extra
                                 Space Self Storage Portfolio #2 concentration
                                 (loan numbers 64, 84, 86, 87, 96, 105, 109,
                                 112, 123, 129, 150 and 155), representing in
                                 the aggregate 2.7% of the mortgage pool (3.0%
                                 of loan group 1), the ADG Portfolio
                                 concentration (loan numbers 17, 67, 135, 156,
                                 161 and 181), representing in the aggregate
                                 2.1% of the mortgage pool (4 mortgage loans in
                                 loan group 1 or 1.8% and 2 mortgage loans in
                                 loan group 2 or 4.6%), the DIKA Portfolio
                                 concentration (loan numbers 83 and 136),
                                 representing in the aggregate 0.4% of the
                                 mortgage pool (0.5% of loan group 1) and the
                                 Morgan Portfolio concentration (loan numbers
                                 171, 172 and 183), representing in the
                                 aggregate 0.2% of the mortgage pool (0.2% of
                                 loan group 1), are groups of mortgage loans
                                 that are cross-collateralized and
                                 cross-defaulted with each of the other mortgage
                                 loans in their respective groups. In addition,
                                 some mortgage loans are secured by first lien
                                 deeds of trust or mortgages, as applicable, on
                                 multiple properties securing obligations of one
                                 borrower or the joint and several obligations
                                 of multiple borrowers. For example,

                                      S-92

                                 the Jemal Portfolio mortgage loan (loan number
                                 19), representing 1.2% of the mortgage pool
                                 (1.3% of loan group 1) is secured by 9
                                 mortgaged properties located in 2 states and
                                 the District of Columbia. Such arrangements
                                 could be challenged as fraudulent conveyances
                                 by creditors of any of the related borrowers
                                 or by the representative of the bankruptcy
                                 estate of any related borrower if one or more
                                 of such borrowers becomes a debtor in a
                                 bankruptcy case. Generally, under federal and
                                 most state fraudulent conveyance statutes, a
                                 lien granted by any such borrower could be
                                 voided if a court determines that:

                                 o  such borrower was insolvent at the time of
                                    granting the lien, was rendered insolvent
                                    by the granting of the lien, was left with
                                    inadequate capital or was not able to pay
                                    its debts as they matured; and

                                 o  such borrower did not, when it allowed its
                                    mortgaged property to be encumbered by the
                                    liens securing the indebtedness represented
                                    by the other cross-collateralized loans,
                                    receive "fair consideration" or "reasonably
                                    equivalent value" for pledging such
                                    mortgaged property for the equal benefit of
                                    the other related borrowers.

                                 We cannot provide assurances that a lien
                                 granted by a borrower on a
                                 cross-collateralized loan to secure the
                                 mortgage loan of another borrower, or any
                                 payment thereon, would not be avoided as a
                                 fraudulent conveyance. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Certain Terms and Conditions of
                                 the Mortgage Loans--Cross-Default and
                                 Cross-Collateralization of Certain Mortgage
                                 Loans; Certain Multi-Property Mortgage Loans"
                                 in this prospectus supplement and Annex A-5 to
                                 this prospectus supplement for more
                                 information regarding the cross-collateralized
                                 loans. No mortgage loan included in the trust
                                 fund (other than the mortgage loans with
                                 companion loans) is cross-collateralized with
                                 a mortgage loan not included in the trust
                                 fund.

SUBSTITUTION OF MORTGAGED
 PROPERTIES MAY LEAD TO
 INCREASED RISKS...............  One (1) portfolio of 11 mortgage loans, referred to as the Residence Inn Portfolio #2,
                                 representing 3.4% of the mortgage pool (3.7% of
                                 loan group 1), permits the related borrowers
                                 the right to substitute mortgaged properties of
                                 like kind and quality for the properties
                                 currently securing the related mortgage loans.
                                 As a result, it is possible that the mortgaged
                                 properties that secure the mortgage loans may
                                 not secure such mortgage loans for their entire
                                 term. Any substitution will require mortgagee
                                 consent and will have to meet certain
                                 conditions, including loan-to-value tests, debt
                                 service coverage tests, and the related
                                 borrower will be required to obtain written
                                 confirmation from the rating agencies that any
                                 ratings of the certificates will not, as a
                                 result of the proposed substitution, be
                                 downgraded, qualified or withdrawn and provide
                                 an opinion of counsel that the

                                      S-93

                                 REMIC status of the trust fund will not be
                                 adversely impacted by the proposed
                                 substitution. Nevertheless, the replacement
                                 property may differ from the substituted
                                 property with respect to certain
                                 characteristics. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Twenty Largest Mortgage
                                 Loans--Residence Inn Portfolio #2".

SINGLE TENANTS AND CONCENTRATION
 OF TENANTS SUBJECT THE TRUST
 FUND TO INCREASED RISK.......   Certain of the mortgaged properties are
                                 leased in large part to a single tenant or are
                                 in large part owner occupied. Any default by a
                                 major tenant could adversely affect the related
                                 borrower's ability to make payments on the
                                 related mortgage loan. We cannot provide
                                 assurances that any major tenant will continue
                                 to perform its obligations under its lease (or,
                                 in the case of an owner-occupied mortgaged
                                 property, under the related mortgage loan
                                 documents).

                                 With respect to certain of the mortgage loans,
                                 the related borrower has given to certain
                                 tenants a right of first refusal in the event
                                 a sale is contemplated or an option to
                                 purchase all or a portion of the mortgaged
                                 property and this provision, if not waived,
                                 may impede the mortgagee's ability to sell the
                                 related mortgaged property at foreclosure or
                                 adversely affect the foreclosure proceeds.

                                 In addition, certain of the mortgaged
                                 properties that are leased to single tenants
                                 or a major tenant may have leases that
                                 terminate or grant the tenant early
                                 termination rights prior to the maturity date
                                 of the related mortgage loan. Mortgaged
                                 properties leased to a single tenant, or a
                                 small number of tenants, are more likely to
                                 experience interruptions of cash flow if a
                                 tenant fails to renew its lease because there
                                 may be less or no rental income until new
                                 tenants are found, and it may be necessary to
                                 expend substantial amounts of capital to make
                                 the space acceptable to new tenants.

                                 With respect to 1 mortgage loan (loan number
                                 3), representing 4.5% of the mortgage pool
                                 (5.0% of loan group 1), the largest tenant,
                                 Goldman, Sachs & Co. occupies approximately
                                 803,223 square feet, or approximately 73.8% of
                                 the net rentable area. The Goldman Sachs lease
                                 expires in April 2014, and the mortgage loan
                                 matures in November 2009. Goldman Sachs has
                                 the option to terminate all of its leased
                                 space in November 2009. This option may be
                                 exercised with 18 months notice and the
                                 payment of a termination fee equal to
                                 approximately nine months rent. Pursuant to
                                 the terms of the loan documents, in the event
                                 that Goldman Sachs exercises this termination
                                 option, the mortgagee will have the right to
                                 trap excess cash flow for the 18-month notice
                                 period in addition to the termination fee,
                                 which will be held in a mortgagee-controlled
                                 escrow account. See "--Future Cash Flow and
                                 Property Values are not Predictable" above and
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty

                                      S-94

                                 Largest Mortgage Loans--180 Maiden Lane" in
                                 this prospectus supplement.

                                 With respect to 1 mortgage loan (loan number
                                 4), representing 4.4% of the mortgage pool
                                 (4.9% of loan group 1), the largest tenant,
                                 the City of Los Angeles, occupies
                                 approximatley 317,515 square feet, or
                                 approximately 51.9% of the net rentable area.
                                 The City of Los Angeles' lease expires in
                                 August 2010 during the calendar year following
                                 the mortgage loan's maturity date. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans--Figueroa Plaza" in
                                 this prospectus supplement.

                                 Thirty (30) of the mortgaged properties
                                 securing mortgage loans included in the trust
                                 fund, representing 5.5% of the mortgage pool
                                 (6.1% of loan group 1), are leased wholly to a
                                 single tenant or are wholly owner occupied.

                                 Retail and office properties also may be
                                 adversely affected if there is a concentration
                                 of particular tenants among the mortgaged
                                 properties or of tenants in a particular
                                 business or industry. For example, with
                                 respect to 2 mortgage loans (loan numbers 2
                                 and 7), representing 8.6% of the mortgage pool
                                 (9.6% of loan group 1), AON Service
                                 Corporation leases 9.3% and 98.2% of the net
                                 rentable area, respectively. See "DESCRIPTION
                                 OF THE MORTGAGE POOL--Twenty Largest Mortgage
                                 Loans--175 West Jackson" and "--AON Office
                                 Building" in the prospectus supplement. For
                                 further information regarding certain
                                 significant tenants at the mortgaged
                                 properties, see Annex A-4 to this prospectus
                                 supplement.

THE FAILURE OF A TENANT WILL
 HAVE A NEGATIVE IMPACT ON
 SINGLE TENANT AND TENANT
 CONCENTRATION PROPERTIES......  The bankruptcy or insolvency of a major tenant or sole tenant, or a number of smaller tenants,
                                 in retail, industrial and office properties may
                                 adversely affect the income produced by a
                                 mortgaged property. Under the Bankruptcy Code,
                                 a tenant has the option of assuming or
                                 rejecting any unexpired lease. If the tenant
                                 rejects the lease, the landlord's claim for
                                 breach of the lease would be a general
                                 unsecured claim against the tenant (absent
                                 collateral securing the claim) and the amounts
                                 the landlord could claim would be limited.

LITIGATION MAY HAVE ADVERSE
 EFFECT ON BORROWERS..........   From time to time, there may be legal
                                 proceedings pending, threatened or ongoing
                                 against the borrowers, managers, sponsors and
                                 their respective affiliates relating to the
                                 business of, or arising out of the ordinary
                                 course of business of, the borrowers, managers,
                                 sponsors and their respective affiliates, and
                                 certain of the borrowers, managers, sponsors
                                 and their respective affiliates are subject to
                                 legal proceedings relating to the business of,
                                 or arising out of the ordinary course of
                                 business of, the borrowers, managers, sponsors
                                 or their respective affiliates. It is possible
                                 that such proceedings may have a material
                                 adverse effect on any borrower's ability

                                      S-95

                                 to meet its obligations under the related
                                 mortgage loan and, thus, on distributions on
                                 your certificates.

                                 With respect to the Hotel Gansevoort mortgage
                                 loan (loan number 5), representing 3.3% of the
                                 mortgage pool (3.7% of loan group 1), there is
                                 pending litigation involving the borrower and
                                 its principals. The plaintiff was a partner in
                                 the previous owner of the leasehold estate
                                 that secures the mortgage loan. The plaintiff
                                 has sued the managing and majority (85%)
                                 partners of the previous owner and the
                                 principals of the borrower and has filed a lis
                                 pendis on the mortgaged property. The claims
                                 relate generally to the authority of the
                                 managing and majority partners of the previous
                                 owner to sell the mortgaged property and the
                                 partnership distributions that should have
                                 been paid to plaintiff following the sale. The
                                 plaintiff has also alleged (i) that the
                                 managing and majority partners of the previous
                                 owner tortiously interfered with a contractual
                                 relationship between the plaintiff and the
                                 previous owner and the principals of the
                                 borrower and (ii) that it is owed a
                                 development fee in connection with the
                                 development of the mortgaged property pursuant
                                 to an oral contract. The plaintiff was awarded
                                 a $1 million judgment against the managing and
                                 majority partners as a return of its equity
                                 contribution due on sale of the mortgaged
                                 property. None of the other claims have been
                                 adjudicated. The title company has provided a
                                 clean title insurance policy with respect to
                                 the litigation. However, there can be no
                                 assurance that (i) the defendants will prevail
                                 in the litigation, (ii) that a court will not
                                 order the rescission of the sale of the
                                 mortgaged property, or (iii) that a prepayment
                                 of the mortgage loan will not result due to
                                 the litigation.

POOR PROPERTY MANAGEMENT WILL
 LOWER THE PERFORMANCE OF THE
 RELATED MORTGAGED PROPERTY...   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o  responding to changes in the local market;

                                 o  planning and implementing the rental
                                    structure;

                                 o  operating the property and providing
                                    building services;

                                 o  managing operating expenses; and

                                 o  assuring that maintenance and capital
                                    improvements are carried out in a timely
                                    fashion.

                                 Properties deriving revenues primarily from
                                 short-term sources, such as short-term leases,
                                 are generally more management intensive than
                                 properties leased to creditworthy tenants
                                 under long-term leases.

                                 Beacon Capital Partners, LLC or an affiliate
                                 is managing the mortgaged properties securing
                                 3 mortgage loans (loan numbers 4, 6 and 8),
                                 which collectively represent 10.2% of the

                                      S-96

                                 mortgage pool (11.4% of loan group 1). See
                                 "DESCRIP-TION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans" in this prospectus
                                 supplement.

                                 The failure of a property manager that manages
                                 a number of mortgaged properties as described
                                 above to properly manage the related mortgaged
                                 properties or any financial difficulties with
                                 respect to this property manager could have a
                                 significant negative impact on the continued
                                 income generation from these mortgaged
                                 properties and therefore the performance of
                                 the related mortgage loans. See "--Adverse
                                 Consequences Associated with Borrower
                                 Concentration, Borrowers Under Common Control
                                 and Related Borrowers" above and "DESCRIPTION
                                 OF THE MORTGAGE POOL--Twenty Largest Mortgage
                                 Loans" in this prospectus supplement.

                                 We cannot provide assurance regarding the
                                 performance of any operators, leasing agents
                                 and/or property managers or persons who may
                                 become operators and/or property managers upon
                                 the expiration or termination of management
                                 agreements or following any default or
                                 foreclosure under a mortgage loan. In
                                 addition, the property managers are usually
                                 operating companies and unlike limited purpose
                                 entities, may not be restricted from incurring
                                 debt and other liabilities in the ordinary
                                 course of business or otherwise.

                                 We make no representation or warranty as to
                                 the skills of any present or future managers.
                                 Additionally, we cannot provide assurance that
                                 the property managers will be in a financial
                                 condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

CONDEMNATIONS OF MORTGAGED
 PROPERTIES MAY RESULT
 IN LOSSES.....................  From time to time, there may be condemnations pending or threatened against one or more of
                                 the mortgaged properties securing mortgage
                                 loans included in the trust fund. The proceeds
                                 payable in connection with a total condemnation
                                 may not be sufficient to restore the related
                                 mortgaged property or to satisfy the remaining
                                 indebtedness of the related mortgage loan. The
                                 occurrence of a partial condemnation may have a
                                 material adverse effect on the continued use
                                 of, or income generation from, the affected
                                 mortgaged property. Therefore, we cannot give
                                 assurances that the occurrence of any
                                 condemnation will not have a negative impact
                                 upon distributions on your certificates.

THE STATUS OF A GROUND LEASE
 MAY BE  UNCERTAIN IN A
 BANKRUPTCY PROCEEDING........   Eleven (11) mortgage loans, representing
                                 14.1% of the mortgage pool (15.7% of loan group
                                 1), are secured in whole or in part by
                                 leasehold interests. Pursuant to Section 365(h)
                                 of the Bankruptcy Code, ground lessees in
                                 possession under a ground lease that has
                                 commenced have the right to continue in a
                                 ground lease even though the representative of
                                 their bankrupt ground lessor rejects the lease.
                                 The leasehold mortgages generally provide that
                                 the borrower may not elect

                                      S-97

                                 to treat the ground lease as terminated on
                                 account of any such rejection by the ground
                                 lessor without the prior approval of the
                                 holder of the mortgage note or otherwise
                                 prohibit the borrower from terminating the
                                 ground lease. In a bankruptcy of a ground
                                 lessee/borrower, the ground lessee/  borrower
                                 under the protection of the Bankruptcy Code
                                 has the right to assume (continue) or reject
                                 (breach and/or terminate) any or all of its
                                 ground leases. If the ground lessor and the
                                 ground lessee/borrower are concurrently
                                 involved in bankruptcy proceedings, the
                                 trustee may be unable to enforce the bankrupt
                                 ground lessee/borrower's right to continue in
                                 a ground lease rejected by a bankrupt ground
                                 lessor. In such circumstances, a ground lease
                                 could be terminated notwithstanding lender
                                 protection provisions contained therein or in
                                 the related mortgage. Further, in a recent
                                 decision by the United States Court of Appeals
                                 for the Seventh Circuit (Precision Indus. v.
                                 Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th
                                 Cir. 2003), the court ruled with respect to an
                                 unrecorded lease of real property that where a
                                 statutory sale of the fee interest in leased
                                 property occurs under Section 363(f) of the
                                 Bankruptcy Code (11 U.S.C. Section 363(f))
                                 upon the bankruptcy of a landlord, such sale
                                 terminates a lessee's possessory interest in
                                 the property, and the purchaser assumes title
                                 free and clear of any interest, including any
                                 leasehold estates. Pursuant to Section 363(e)
                                 of the Bankruptcy Code (11 U.S.C. Section
                                 363(a)), a lessee may request the bankruptcy
                                 court to prohibit or condition the statutory
                                 sale of the property so as to provide adequate
                                 protection of the leasehold interest; however,
                                 the court ruled that this provision does not
                                 ensure continued possession of the property,
                                 but rather entitles the lessee to compensation
                                 for the value of its leasehold interest,
                                 typically from the sale proceeds. While there
                                 are certain circumstances under which a "free
                                 and clear" sale under Section 363(f) of the
                                 Bankruptcy Code would not be authorized
                                 (including that the lessee could not be
                                 compelled in a legal or equitable proceeding
                                 to accept a monetary satisfaction of his
                                 possessory interest, and that none of the
                                 other conditions of Section 363(f)(1)-(4) of
                                 the Bankruptcy Code otherwise permits the
                                 sale), we cannot provide assurances that those
                                 circumstances would be present in any proposed
                                 sale of a leased premises. As a result, we
                                 cannot provide assurances that, in the event
                                 of a statutory sale of leased property
                                 pursuant to Section 363(f) of the Bankruptcy
                                 Code, the lessee may be able to maintain
                                 possession of the property under the ground
                                 lease. In addition, we cannot provide
                                 assurances that the lessee and/or the
                                 mortgagee will be able to recuperate the full
                                 value of the leasehold interest in bankruptcy
                                 court.

                                 In addition, certain of the mortgaged
                                 properties securing the mortgage loans are
                                 subject to operating leases. The operating
                                 lessee then sublets space in the mortgaged
                                 property to sub-tenants. Therefore, the cash
                                 flow from the rented mortgaged property will
                                 be subject to the bankruptcy risks with
                                 respect to the operating lessee.

                                      S-98

MORTGAGE LOAN SELLERS MAY NOT
 BE ABLE TO MAKE A REQUIRED
 REPURCHASE OR SUBSTITUTION
 OF A DEFECTIVE MORTGAGE LOAN..  Each mortgage loan seller is the sole warranting party in respect of the mortgage
                                 loans sold by such mortgage loan seller to us.
                                 Neither we nor any of our affiliates (except,
                                 in certain circumstances, for Wachovia Bank,
                                 National Association in its capacity as a
                                 mortgage loan seller) are obligated to
                                 repurchase or substitute any mortgage loan in
                                 connection with either a breach of any mortgage
                                 loan seller's representations and warranties or
                                 any document defects, if such mortgage loan
                                 seller defaults on its obligation to do so. We
                                 cannot provide assurances that the mortgage
                                 loan sellers will have the financial ability to
                                 effect such repurchases or substitutions.

                                 In addition, one or more of the mortgage loan
                                 sellers may have acquired a portion of the
                                 mortgage loans included in the trust fund in
                                 one or more secondary market purchases. Such
                                 purchases may be challenged as fraudulent
                                 conveyances. Such a challenge if successful,
                                 may have a negative impact on the
                                 distributions on your certificates. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Assignment
                                 of the Mortgage Loans; Repurchases and
                                 Substitutions" and "--Representations and
                                 Warranties; Repurchases and Substitutions" in
                                 this prospectus supplement and "DESCRIPTION
                                 OF THE POOLING AND SERVICING
                                 AGREEMENTS--Representations and Warranties;
                                 Repurchases" in the accompanying prospectus.

ONE ACTION JURISDICTION MAY
 LIMIT THE ABILITY OF THE
 SPECIAL SERVICER TO FORECLOSE
 ON THE MORTGAGED  PROPERTY...   Some states (including California) have laws
                                 that prohibit more than one judicial action to
                                 enforce a mortgage obligation, and some courts
                                 have construed the term judicial action
                                 broadly. Accordingly, the special servicer is
                                 required to obtain advice of counsel prior to
                                 enforcing any of the trust's rights under any
                                 of the mortgage loans that include mortgaged
                                 properties where this rule could be applicable.
                                 In the case of either a cross-collateralized
                                 and cross-defaulted mortgage loan or a
                                 multi-property mortgage loan which is secured
                                 by mortgaged properties located in multiple
                                 states, the special servicer may be required to
                                 foreclose first on properties located in states
                                 where such "one action" rules apply (and where
                                 non-judicial foreclosure is permitted) before
                                 foreclosing on properties located in the states
                                 where judicial foreclosure is the only
                                 permitted method of foreclosure. As a result,
                                 the special servicer may incur delay and
                                 expense in foreclosing on mortgaged properties
                                 located in states affected by one action rules.
                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES-- Foreclosure" in the accompanying
                                 prospectus.

                                      S-99

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The pool of mortgage loans included in the Trust Fund (the "Mortgage
Pool") is expected to consist of 183 fixed rate mortgage loans (the "Mortgage
Loans"), with an aggregate principal balance (the "Cut-Off Date Pool Balance")
of $2,063,442,241. The "Cut-Off Date" for (i) 180 of the Mortgage Loans is
January 11, 2005 and (ii) 3 of the Mortgage Loans is January 1, 2005. The
"Cut-Off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the related Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The
Mortgage Pool will be deemed to consist of 2 loan groups ("Loan Group 1" and
"Loan Group 2") and, collectively, the "Loan Groups"). Loan Group 1 will consist of (i) all of the Mortgage Loans that are not secured by multifamily or mobile home park properties and (ii) 7 Mortgage Loans that are secured by multifamily properties and (iii) 4 Mortgage Loans that are secured by mobile home park properties. Loan Group 1 is expected to consist of 163 Mortgage
Loans, with an aggregate Cut-Off Date Balance of $1,851,794,192 (the "Cut-Off
Date Group 1 Balance"). Loan Group 2 will consist of 19 Mortgage Loans that are secured by multifamily properties and 1 Mortgage Loan that is secured by a mobile home park property. Loan Group 2 is expected to consist of 20 Mortgage
Loans, with an aggregate Cut-Off Date Balance of $211,648,049 (the "Cut-Off
Date Group 2 Balance" and, together with the Cut-Off Date Group 1 Balance the
"Cut-Off Date Group Balances"). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. The
Cut-Off Date Balances of all of the Mortgage Loans in the Mortgage Pool range from $523,509 to $115,000,000. The Mortgage Loans in the Mortgage Pool have an average Cut-Off Date Balance of $11,275,641. The Cut-Off Date Balances of the
Mortgage Loans in Loan Group 1 range from $523,509 to $115,000,000. The
Mortgage Loans in Loan Group 1 have an average Cut-Off Date Balance of
$11,360,701. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 2
range from $1,672,891 to $30,000,000. The Mortgage Loans in Loan Group 2 have an average Cut-Off Date Balance of $10,582,402. References to percentages of
Mortgaged Properties referred to in this prospectus supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans and references to percentages of Mortgage Loans in a particular Loan Group without further description are references to the related Cut-Off Date Group
Balance. The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the pool of Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date. All percentages of the Mortgage
Loans or any specified group of Mortgage Loans referred to in this prospectus supplement are approximate percentages. All numerical and statistical information presented in this prospectus supplement (including Cut-Off Date
Balances, loan balances per square foot/room/pad/unit, loan-to-value ratios and debt service coverage ratios) with respect to the Co-Lender Loans are calculated without regard to the related Subordinate Companion Loans; provided that, with respect to the 175 West Jackson Loan and the 180 Maiden Lane Loan,
numerical and statistical information presented herein with respect to loan balance per square foot, loan-to-value ratios and debt service coverage ratios include the related Pari Passu Loans (but not any related Subordinate Companion
Loans) as well as the Mortgage Loans themselves.

     The Edgewater Hotel Loan will be deemed to be split into two components
(the "Edgewater Hotel Pooled Component" and the "Edgewater Hotel Non-Pooled
Component"). The Edgewater Hotel Pooled Component has a component principal balance of $27,573,052 and will represent 1.3% of the Cut-Off Date Pool Balance
(1.5% of the Cut-Off Date Group 1 Balance). The Certificates (other than the
Class EH Certificates) will be entitled to distributions from the Edgewater
Hotel Pooled Component. Although the Edgewater Hotel Non-Pooled Component is
included in the Trust Fund, for the purpose of numerical and statistical information presented in this prospectus supplement (including the annexes)
that information does not include the Edgewater Hotel Non-Pooled Component. The component principal balance of the Edgewater Hotel Non-Pooled Component as of the Cut-Off Date will be $2,997,071.

     The Thousand Oaks Medical Office Building Loan will be deemed to be split into two components (the "Thousand Oaks Medical Office Building Pooled
Component" and the "Thousand Oaks Medical Office Building Non-Pooled
Component"). The Thousand Oaks Medical Office Building Pooled Component has a
component principal balance of $23,451,817 and will represent 1.1% of the
Cut-Off Date Pool Balance (1.3% of the Cut-Off Date Group 1 Balance). The
Certificates (other than the Class TO Certificates) will be entitled to distributions from the Thousand Oaks Medical Office Building Pooled

                                     S-100

Component. Although the Thousand Oaks Medical Office Building Non-Pooled
Component is included in the Trust Fund, for the purpose of numerical and statistical information presented in this prospectus supplement (including the annexes) such information does not include the Thousand Oaks Medical Office
Building Non-Pooled Component. The component principal balance of the Thousand
Oaks Medical Office Building Non-Pooled Component as of the Cut-Off Date will be $498,975.

     The following table describes certain information regarding the Edgewater
Hotel Loan and the Thousand Oaks Medical Office Building Loan, together with the related Pooled Component and Non-Pooled Component:

                                                        POOLED       NON-POOLED
                                        COMBINED       COMPONENT      COMPONENT      COMBINED       COMBINED
                               LOAN   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   UNDERWRITTEN
        MORTGAGE LOAN           NO.      BALANCE        BALANCE        BALANCE          LTV           DSCR
----------------------------- ------ -------------- -------------- -------------- -------------- -------------

The Edgewater Hotel .........  16     $30,570,123    $27,573,052     $2,997,071         66.5%         1.41x
Thousand Oaks Medical Office
 Building ...................  20     $23,950,792    $23,451,817     $  498,975         74.3%         1.37x

     All of the Mortgage Loans are evidenced by a promissory note (each a
"Mortgage Note") and are secured by a mortgage, deed of trust or other similar security instrument (each, a "Mortgage") that creates a first mortgage lien on a fee simple estate (or, with respect to 11 Mortgage Loans, representing 14.1%
of the Cut-Off Date Pool Balance (15.7% of the Cut-Off Date Group 1 Balance) on
a portion or all of a leasehold estate in an income-producing real property)
(each, a "Mortgaged Property").

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans that are secured by Mortgaged Properties operated for each indicated purpose:

                    MORTGAGED PROPERTIES BY PROPERTY TYPE(1)

                                                                           % OF
                                         NUMBER OF      AGGREGATE      CUT-OFF DATE    PERCENTAGE OF     PERCENTAGE OF
                                         MORTGAGED     CUT-OFF DATE        POOL         CUT-OFF DATE     CUT-OFF DATE
             PROPERTY TYPE              PROPERTIES       BALANCE          BALANCE     GROUP 1 BALANCE   GROUP 2 BALANCE
-------------------------------------- ------------ ----------------- -------------- ----------------- ----------------

Office ...............................       25      $  768,179,822         37.2%           41.5%              0.0%
Retail ...............................       71         534,048,585         25.9            28.8               0.0
 Retail - Anchored ...................       40         407,923,176         19.8            22.0               0.0
 Retail - Unanchored .................       21          93,066,173          4.5             5.0               0.0
 Retail - Shadow Anchored(2) .........       10          33,059,236          1.6             1.8               0.0
Multifamily ..........................       28         252,775,817         12.3             2.6              96.4
Hospitality ..........................       18         216,365,030         10.5            11.7               0.0
Self Storage .........................       32         128,794,716          6.2             7.0               0.0
Mixed Use ............................       12          98,558,869          4.8             5.3               0.0
Mobile Home Park .....................       19          41,148,000          2.0             1.8               3.6
Land(3) ..............................        2          12,100,000          0.6             0.7               0.0
Industrial ...........................        2          11,471,401          0.6             0.6               0.0
                                             --      --------------        -----           -----             -----
                                            209      $2,063,442,241        100.0%          100.0%            100.0%
                                            ===      ==============        =====           =====             =====

----------

(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for the Mortgage
      Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   A Mortgaged Property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(3)   Specifically, the fee interest in land which the ground tenant has improved and leased as a hotel in one case and a restaurant in another.
      In each case, the related buildings are not part of the loan collateral, and the source of funds for loan repayment is the ground rent payments made to the borrower.

                                     S-101

[PIE CHART OMITTED]

PROPERTY TYPE                  PERCENTAGE
-------------                  ----------
Office                            37.2
Retail                            25.9
Multifamily                       12.3
Hospitality                       10.5
Self Storage                       6.2
Mixed Used                         4.8
Mobile Home Park                   2.0
Industrial                         0.6
Land                               0.6

MORTGAGE LOAN HISTORY

     All of the Mortgage Loans will be acquired on the Closing Date by the
Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association
("Wachovia"), in its capacity as a Mortgage Loan Seller, originated or acquired
120 of the Mortgage Loans representing 80.0% of the Cut-Off Date Pool Balance
(105 Mortgage Loans in Loan Group 1 or 79.1% of the Cut-Off Date Group 1
Balance and 15 Mortgage Loans in Loan Group 2 or 87.6% of the Cut-Off Date
Group 2 Balance). Countrywide Commercial Real Estate Finance, Inc.
("Countrywide") originated 23 of the Mortgage Loans representing 11.7% of the
Cut-Off Date Pool Balance (13.1% of the Cut-Off Date Group 1 Balance). Artesia
Mortgage Capital Corporation ("Artesia") originated 40 of the Mortgage Loans representing 8.3% of the Cut-Off Date Pool Balance (35 Mortgage Loans in Loan
Group 1 or 7.8% of the Cut-Off Date Group 1 Balance and 5 Mortgage Loans in
Loan Group 2 or 12.4% of the Cut-Off Date Group 2 Balance). None of the
Mortgage Loans were 30 days or more delinquent as of the Cut-Off Date, and no
Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage
Loan has been originated within the past 12 months).

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a "Mortgage Rate") that will remain fixed for their remaining terms, provided, however, that after the applicable Anticipated
Repayment Date, the interest rate on the related ARD Loans will increase as described in this prospectus supplement. See "--Amortization" below. One hundred eighty-two (182) of the Mortgage Loans, representing 99.6% of the
Cut-Off Date Balance (162 Mortgage Loans in Loan Group 1 or 99.5% of the
Cut-Off Date Group 1 Balance and all of the Mortgage Loans in Loan Group 2),
accrue interest on the basis (an "Actual/360 basis") of the actual number of days elapsed over a 360-day year. One (1) of the Mortgage Loans, representing
0.4% of the Cut-Off Date Pool Balance (0.5% of the Cut-Off Date Group 1
Balance), accrues interest on the basis (a "30/360 basis") of a 360-day year consisting of 12 thirty-day months. This Mortgage Loan is sometimes referred to in this prospectus supplement as the "30/360 Mortgage Loan". Fifty-seven (57)
of the Mortgage Loans, representing 42.3% of the Cut-Off Date Pool Balance (45
Mortgage Loans in Loan Group 1 or 39.2% of the Cut-Off Date Group 1 Balance and
12 Mortgage Loans in Loan Group 2 or 70.0% of the Cut-Off Date Group 2
Balance), have periods during which only interest is due and periods in which principal and interest are due. Thirty-four (34) of the Mortgage Loans, representing 25.8% of the Cut-Off Date Pool Balance (28.8% of the Cut-Off Date
Group 1 Balance), are interest-only for their entire term.

     Mortgage Loan Payments. Scheduled payments of principal and/or interest other than Balloon Payments (the "Periodic Payments") on all of the Mortgage
Loans are due monthly.

     Due Dates. Generally, the Periodic Payment for each Mortgage Loan is due on the date (each such date, a "Due Date") occurring on the 11th day of the month (or in the case of 3 Mortgage Loans, the 1st day of the month). No
Mortgage Loan has a grace period that extends beyond the 11th day of each calendar month.

                                     S-102

     Amortization. One hundred seventy-seven (177) of the Mortgage Loans (the
"Balloon Loans"), representing 99.3% of the Cut-Off Date Pool Balance (157
Mortgage Loans in Loan Group 1 or 99.2% of the Cut-Off Date Group 1 Balance and
all of the Mortgage Loans in Loan Group 2), provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity, in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a "Balloon Payment"). Thirty-four (34) of the Mortgage Loans, representing 25.8% of the Cut-Off Date Pool Balance (28.8%
of the Cut-Off Date Group 1 Balance), provide for interest-only Periodic
Payments for the entire term and do not amortize. Six (6) of the Mortgage Loans
(each a "Fully Amortizing Loan"), representing 0.7% of the Cut-Off Date Pool
Balance (0.8% of the Cut-Off Date Group 1 Balance), fully or substantially amortize through the related remaining term to maturity. In addition, because the fixed periodic payments on each Fully Amortizing Loan is determined assuming interest is calculated on a 30/360 basis, but interest actually accrues and is applied on the related Fully Amortizing Loan each on an
Actual/360 basis, there will be less amortization, absent prepayments, of the related principal balance during the related term, resulting in a higher final payment on the related Fully Amortizing Loan.

     Eighteen (18) of the Balloon Loans (the "ARD Loans"), representing 9.6% of the Cut-Off Date Pool Balance (15 Mortgage Loans in Loan Group 1 or 8.8% of the
Cut-Off Date Group 1 Balance and 3 Mortgage Loans in Loan Group 2 or 16.6% of
the Cut-Off Date Group 2 Balance), provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note
(the "Anticipated Repayment Date"), the Mortgage Loan will accrue additional interest (the "Additional Interest") at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the "Excess Cash
Flow") generated by the Mortgaged Property (as determined in the related loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess
Cash Flow will be deposited directly into a lockbox account. With respect to 2 of the ARD Loans, representing 0.9% of the Cut-Off Date Pool Balance (1.0% of the Cut-Off Date Group 1 Balance), provide for monthly payments of interest only until the related Anticipated Repayment Date and do not provide for any amortization of principal before the related Anticipated Repayment Date. Any amount received in respect of Additional Interest (other than such amounts allocable to the Edgewater Hotel Non-Pooled Component) will be distributed to
(i) the holders of the Class Z Certificates and (ii) with respect to Additional
Interest allocable to the Edgewater Hotel Non-Pooled Component, to the holders of the Class EH Certificates. Generally, Additional Interest will not be included in the calculation of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance
Charges will be due in connection with any principal prepayment after the
Anticipated Repayment Date.

     Fifty-seven (57) of the Balloon Loans and ARD Loans, representing 42.3% of the Cut-Off Date Pool Balance (45 Mortgage Loans in Loan Group 1 or 39.2% of
the Cut-Off Date Group 1 Balance and 12 Mortgage Loans in Loan Group 2 or 70.0%
of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only for the first 5 to 60 months of their respective terms followed by payments which amortize a portion of the principal balance of the Mortgage
Loans by their related maturity dates or Anticipated Repayment Dates, as applicable, but not the entire principal balance of the Mortgage Loans.
Thirty-four (34) of the Balloon Loans and ARD Loans, representing 25.8% of the
Cut-Off Date Pool Balance (28.8% of the Cut-Off Date Group 1 Balance), provide for monthly payments of interest only until maturity or ARD and do not provide for any amortization of principal. Eleven (11) of the ARD Loans, representing
3.4% of the Cut-Off Date Pool Balance (3.7% of the Cut-Off Date Group 1
Balance), provide for payments throughout their respective terms which amortize a portion of the principal balance by their related Anticipated Repayment
Dates, but not the entire principal balance of the Mortgage Loans.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans
restrict or prohibit voluntary principal prepayment. In general, the Mortgage
Loans either (i) prohibit voluntary prepayment of principal until a date specified in the related Mortgage Note, but permit defeasance after a date

                                     S-103

specified in the related Mortgage Note for most or all of the remaining term
(171 Mortgage Loans, or 87.7% of the Cut-Off Date Pool Balance (151 Mortgage
Loans in Loan Group 1 or 86.3% of the Cut-Off Date Group 1 Balance and all of
the Mortgage Loans in Loan Group 2), including 1 Mortgage Loan with a one-month lockout period after defeasance); (ii) impose a yield maintenance charge for most or all of the remaining term (2 Mortgage Loans, or 7.0% of the Cut-Off
Date Pool Balance (7.8% of the Cut-Off Date Group 1 Balance)); (iii) prohibit voluntary prepayment of principal for a period ending on a date specified in the related Mortgage Note, and thereafter impose a Yield Maintenance Charge for most of the remaining term (9 Mortgage Loans, or 2.1% of the Cut-Off Date Pool
Balance (2.4% of the Cut-Off Date Group 1 Balance)); or (iv) permit prepayment with the payment of a Yield Maintenance Charge followed by a defeasance period
(1 Mortgage Loan, or 3.2% of the Cut-Off Date Pool Balance (3.6% of the Cut-Off
Date Group 1 Balance)); provided that, for purposes of each of the foregoing,
"remaining term" refers to either the remaining term to maturity or the
Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See
"--Additional Mortgage Loan Information" in this prospectus supplement.
Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed as described under "DESCRIPTION OF THE
CERTIFICATES--Distributions--Allocation of Prepayment Premiums and Yield
Maintenance Charges" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or
of the collectability of any Prepayment Premium or Yield Maintenance Charge.

     Certain state laws limit the amounts that a mortgagee may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of
Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance
Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

     The Mortgage Loans included in the Trust Fund (other than certain of the
Artesia Mortgage Loans) provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged. See "RISK
FACTORS--Prepayments Will Affect Your Yield" in this prospectus supplement.

     One hundred seventy-two (172) of the Mortgage Loans, representing 90.9% of the Cut-Off Date Pool Balance(152 Mortgage Loans in Loan Group 1 or 89.9% of
the Cut-Off Date Group 1 Balance and all of the Mortgage Loans in Loan Group
2), provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing Date, to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property (or a portion thereof) from the lien of the related
Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Prepayment Premium or Yield Maintenance Charge. Mortgage Loans
secured by more than one Mortgaged Property which provide for partial defeasance generally require that, among other things, (i) prior to the release of a related Mortgaged Property (or a portion thereof), a specified percentage
(generally between 115% and 125%) of the allocated loan amount for such
Mortgaged Property be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining
Mortgaged Properties after the defeasance. In general, "Defeasance Collateral"
is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans) (provided that in the case of certain Mortgage Loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such Mortgage Loan, and the final payment on the Defeasance
Collateral may be sufficient to fully prepay the Mortgage Loan), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage Loan is paid in full)) the

                                     S-104

Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD
Loan, the principal balance on its Anticipated Repayment Date. The Pooling
Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance
Collateral in lieu of making a prepayment, to the extent the related Mortgage
Loan documents enable the Master Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master
Servicer in order for the Master Servicer to purchase, such Defeasance
Collateral may be in excess of the principal balance of the related Mortgage
Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

     Neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or
Yield Maintenance Charge except under the circumstances described in "SERVICING
OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement.

     Other Financing. With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the mortgagee's prior consent and prohibit the entities with a controlling interest in the related borrower from pledging their interests in such borrower as security for mezzanine debt.

     With respect to 1 Mortgage Loan (loan number 181), representing approximately 0.1% of the Cut-Off Date Pool Balance (0.1% of the Cut-Off Date
Group 1 Balance), there is existing subordinated debt secured by the Mortgaged
Property with an original loan amount of $1,000,000. Five (5) Mortgage Loans
(loan numbers 40, 43, 114, 174 and 178), representing 1.4% of the Cut-Off Date
Pool Balance (3 Mortgage Loans in Loan Group 1 or 0.4% of the Cut-Off Date
Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or 10.6% of the Cut-Off
Date Group 2 Balance), provide that the related borrower, under certain circumstances, may encumber the related Mortgaged Property with subordinate debt in the future with the consent of the mortgagee.

     With respect to 1 Mortgage Loan (loan number 16), representing approximately 1.3% of the Cut-Off Date Pool Balance (1.5% of the Cut-Off Date
Group 1 Balance), the related borrower, under certain circumstances, may incur additional unsecured indebtedness other than in the ordinary course of business and without the consent of the mortgagee. With respect to 3 Mortgage Loans
(loan numbers 11, 20 and 65), representing 3.8% of the Cut-Off Date Pool
Balance (4.2% of the Cut-Off Date Group 1 Balance), the related loan documents provide that the borrower may incur additional unsecured debt or debt secured by the interests in the related borrower with the consent of the mortgagee.
With respect to 2 Mortgage Loans (loan numbers 26 and 102), representing approximately 1.0% of the Cut-Off Date Pool Balance (1.1% of the Cut-Off Date
Group 1 Balance), the related Mortgage Loan documents provide that under certain circumstances (a) the related borrower may encumber the related
Mortgaged Property with subordinate debt in the future and/or (b) the entities with a controlling interest in the related borrower may pledge their interest in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee. With respect to 1 Mortgage Loan (loan number 32), representing approximately 0.7% of the Cut-Off Date Pool Balance (6.5% of the
Cut-off Date Group 2 Balance), the related borrower has existing unsecured subordinate debt to affiliates.

     With respect to 4 Mortgage Loans (loan numbers 1, 2, 3 and 24), representing approximately 16.4% of the Cut-Off Date Pool Balance (3 Mortgage
Loans in Loan Group 1 or 17.3% of the Cut-Off Date Group 1 Balance and 1
Mortgage Loan in Loan Group 2 or 8.3% of the Cut-Off Date Group 2 Balance), the
ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor agreement entered into in favor of the

                                     S-105

mortgagee. See "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates
Additional Risks" in this prospectus supplement. In addition, the borrower under the 175 West Jackson Whole Loan has submitted a request to incur mezzanine debt as described in "--Twenty Largest Mortgage Loans--175 West
Jackson". Further, certain of the Mortgage Loans included in the Trust Fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See "RISK FACTORS--Additional Debt on Some Mortgage Loans
Creates Additional Risks" in this prospectus supplement.

     With respect to 12 Mortgage Loans (loan numbers 2, 5, 9, 24, 61, 71, 78,
126, 130, 152, 160 and 170), representing approximately 13.9% of the Cut-Off
Date Pool Balance (10 Mortgage Loans in Loan Group 1 or 14.1% of the Cut-Off
Date Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or 12.0% of the
Cut-Off Date Group 2 Balance), the related Mortgage Loan documents provide that, under certain circumstances, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee.

     In addition, 6 Mortgage Loans (loan numbers 74, 82, 114, 166, 174 and
178), representing 1.0% of the Cut-Off Date Pool Balance (1.2% of the Cut-Off
Date Group 1 Balance), do not prohibit the related borrower from incurring additional unsecured debt or an owner of an interest in the related borrower from pledging its ownership interest in the related borrower as security for mezzanine debt because the related borrower is not required by either the
Mortgage Loan documents or related organizational documents to be a special purpose entity.

     In addition, with respect to the Co-Lender Loans, the related Mortgaged
Property also secures one or more Companion Loans. See "--Co-Lender Loans" in this prospectus supplement.

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

     Due-On-Sale and Due-On-Encumbrance Provisions. Substantially all of the
Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage
Loans may permit one or more transfers of the related Mortgaged Property or the transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions without the approval of the mortgagee, and certain Mortgage Loans may not prohibit transfers of limited partnership interests or non-managing member interests in the related borrowers. As provided in, and subject to, the Pooling Agreement, the Special
Servicer will determine, in a manner consistent with the servicing standard described under "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged
Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans;
Certain Multi-Property Mortgage Loans. Six (6) groups of Mortgage Loans (loan numbers 31, 34, 59, 81, 94, 95 108, 124, 132, 133 and 154; loan numbers 58, 77,
88, 91, 106, 115, 118, 121, 128, 137, 159, 164, 165 and 169; loan numbers 64,
84, 86, 87, 96, 105, 109, 112, 123, 129, 150 and 155; loan numbers 17, 67, 135,
156, 161 and 181; loan numbers 83 and 136; and loan numbers 171, 172 and 183), representing 11.5% of the Cut-Off Date Pool Balance (12.2% of the Cut-Off Date
Group 1 Balance and 4.6% of the Cut-Off Date Group 2 Balance), are groups of
Mortgage Loans that are cross-collateralized and cross-defaulted with the other
Mortgage Loans in such group as indicated in Annex A-5. Although the Mortgage
Loans within each group of cross-collateralized and cross-defaulted Mortgage
Loans are cross-collateralized and cross-defaulted with

                                     S-106

the other Mortgage Loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in any other group. The cross-default and cross-collateralization provisions for each group of Mortgage Loans may be terminated in the event one of the Mortgage Loans is defeased without a simultaneous defeasance of the other Mortgage Loans, provided that the Rating Agencies confirm that such release would not result in a downgrading of any of the current ratings of any Class of Certificates and certain loan-to-value ratio and debt service coverage ratio tests are satisfied. As of the Closing Date, no Mortgage Loan, except the Co-Lender
Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer,
as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

     Partial Releases. Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgaged Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan. With respect to the Aiken Mall Loan (loan number 26), representing 0.8% of the Cut-Off Date Pool Balance (0.9% of the
Cut-Off Date Group 1 Balance), the related borrower may release a parcel of the
Mortgaged Property and up to two of the three department stores at the related
Mortgaged Property (together with adjoining parking areas) in order to transfer such parcels to an affiliate or third party. In addition, the borrower under the 900 Fourth Avenue Loan (loan number 6), representing 3.2% of the Cut-Off
Date Pool Balance (3.6% of the Cut-Off Date Group 1 Balance), may release a portion of the land and the northeast corner of the Mortgaged Property for potential future development. The appraisal obtained by the related Mortgage
Loan Seller ascribed a $500,000 value to the release parcel. With respect to the Homewood Square Plaza Loan (loan number 83), representing 0.3% of the
Cut-Off Date Pool Balance (0.3% of the Cut-Off Date Group 1 Balance), the
related borrower may obtain a one-time release to convey a portion of the
Mortgaged Property to the anchor tenant if the anchor tenant exercises its right to expand; the proceeds of this conveyance will be the property of the borrower.

     Substitutions. Certain of the Mortgage Loans permit the related borrowers to substitute Mortgaged Properties of like kind of quality for the properties securing the related Mortgage Loans, upon mortgagee consent and subject to certain conditions, including loan-to-value tests, debt service coverage tests, the provision of an opinion of counsel that the proposed substitution will not adversely affect the REMIC status of the Trust Fund and written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn. See
"RISK FACTORS--Substitution of Mortgaged Properties" in this prospectus supplement.

CERTAIN STATE SPECIFIC CONSIDERATIONS

     Thirty (30) of the Mortgaged Properties, representing 20.0% of the Cut Off
Date Pool Balance (28 Mortgaged Properties in Loan Group 1 or 21.1% of the
Cut-Off Date Group 1 Balance and 2 Mortgaged Properties in Loan Group 2
representing 10.0% of the Cut-Off Date Group 2 Balance) are located in
California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted)
against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the

                                     S-107

time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under
California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition.
No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged
Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement
Act of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed by independent environmental consultants with respect to each
Mortgaged Property in connection with the origination of the related Mortgage
Loans. "Phase I" environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a "Phase II" environmental site assessment as recommended by such
"Phase I" assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the
Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third party. See also "RISK
FACTORS--Environmental Laws May Adversely Affect the Value of and Cash Flow
from a Mortgaged Property" in this prospectus supplement.

     Engineering Assessments. Except with respect to 2 Mortgage Loans, representing 0.6% of the Cut-Off Date Pool Balance (0.7% of the Cut-Off Date
Group 1 Balance), in connection with the origination of all of the Mortgage
Loans, a licensed engineer or architect inspected the related Mortgaged
Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged
Properties, the related borrowers were required to deposit with the lender an amount equal to at least 100% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.
Notwithstanding the foregoing with respect to the Artesia Mortgage Loans, these reserves are generally not required for repairs when the estimated cost is less than $10,000.

     Earthquake Analyses. An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, no Mortgaged Property is likely to suffer a probable maximum loss in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property.

                                     S-108

CO-LENDER LOANS

  General.

     Eleven (11) Mortgage Loans (loan number 2, the "175 West Jackson Loan", loan number 3, the "180 Maiden Lane Loan", loan number 6, the "900 Fourth
Avenue Loan", loan number 7, the "AON Office Building Loan", loan number 9, the
"17 Battery Place Loan", loan number 17, the "ADG MHP Pool Two Loan", loan number 67, the "ADG MHP Pool Three Loan", loan number 135, the "ADG -- Oakridge
Loan", loan number 156, the "ADG -- Coachman's Terrace Loan", loan number 161, the "ADG -- Northrup Court Apartments Loan" and loan number 181, the "ADG --
Fifth Avenue Loan") (collectively, the "Co-Lender Loans") originated by
Wachovia Bank, National Association are each evidenced by one of two or more notes each secured by a single mortgage and a single assignment of leases and rents. In addition to the Co-Lender Loans, certain other mortgage loans have additional debt. See "RISK FACTORS--Additional Debt on Some Mortgage Loans
Creates Additional Risks".

     The 175 West Jackson Loan is part of a split loan structure in which 1 companion loan (the "175 West Jackson Pari Passu Loan", together with the 175
West Jackson Loan, the "175 West Jackson Senior Loans") is pari passu in right of entitlement to payment with the 175 West Jackson Loan and 1 companion loan
(the "175 West Jackson Subordinate Companion Loan", together with the 175 West
Jackson Pari Passu Loan, the "175 West Jackson Companion Loans") is subordinate in its right of entitlement to payment to the 175 West Jackson Senior Loans to the extent described in this prospectus supplement. The 175 West Jackson
Companion Loans and the 175 West Jackson Loan are referred to collectively herein as the "175 West Jackson Whole Loan". The 175 West Jackson Loan has a
Cut-Off Date Balance of $112,500,000, representing 5.5% of the Cut-Off Date
Pool Balance (6.1% of the Cut-Off Date Group 1 Balance). The 175 West Jackson
Companion Loans will not be included in the Trust Fund. See "--175 West Jackson
Loan" below.

     The 180 Maiden Lane Loan is part of a split loan structure in which 1 companion loan (the "180 Maiden Lane Pari Passu Loan", together with the 180
Maiden Lane Loan, the "180 Maiden Lane Senior Loans") is pari passu in right of entitlement to payment with the 180 Maiden Lane Loan and 2 companion loans are subordinate in their right of entitlement to payment to the 180 Maiden Lane
Senior Loans to the extent described in this prospectus supplement. One of the subordinate companion loans (the "180 Maiden Lane Junior Subordinate Companion
Loan") is subordinate in its right of entitlement to payment to the other subordinate companion loan (the "180 Maiden Lane Subordinate Companion Loan", together with the 180 Maiden Lane Pari Passu Loan and the 180 Maiden Lane
Junior Subordinate Companion Loan, the "180 Maiden Lane Companion Loans") to
the extent described in this prospectus supplement. The 180 Maiden Lane
Companion Loans and the 180 Maiden Lane Loan are referred to collectively herein as the "180 Maiden Lane Whole Loan". The 180 Maiden Lane Loan has a
Cut-Off Date Balance of $93,000,000, representing 4.5% of the Cut-Off Date Pool
Balance (5.0% of the Cut-Off Date Group 1 Balance). The 180 Maiden Lane
Subordinate Companion Loan and the 180 Maiden Lane Junior Subordinate Companion
Loan have an aggregate Cut-Off Date Balance of $106,000,000. The 180 Maiden
Lane Companion Loans will not be included in the Trust Fund. See "--180 Maiden
Lane Loan" below.

     The 900 Fourth Avenue Loan is part of a split loan structure, which has 1 companion loan (the "900 Fourth Avenue Companion Loan") that is subordinate in its right of entitlement to payment to the 900 Fourth Avenue Loan to the extent described in this prospectus supplement.

     The 17 Battery Place Loan is part of a split loan structure, which has 1 companion loan (the "17 Battery Place Companion Loan") that is subordinate in its right of entitlement to payment to the 17 Battery Place Loan to the extent described in this prospectus supplement. See "--17 Battery Place Loan" below.

     The AON Office Building Loan is part of a split loan structure, which has
1 companion loan (the "AON Office Building Companion Loan") that is subordinate in its right of entitlement to payment to the AON Office Building Loan to the extent described in this prospectus supplement. Notwithstanding the immediately preceding sentence, the holder of the AON Office Building Companion Loan has agreed to subordinate its interests in certain respects to the AON Office
Building Loan, subject to its prior right to

                                     S-109

receive proceeds of a claim for accelerated future rent payments payable upon a default under the related lease (a "Defaulted Lease Claim"). See "--AON Office
Building Loan" below. Capital Lease, LP ("Caplease"), an affiliate of the related borrower, is the holder of the AON Office Building Companion Loan, but may elect to sell the AON Office Building Companion Loan at any time. See "RISK
FACTORS--Potential Conflicts of Interest" in this prospectus supplement. In addition, Wachovia Bank, National Association owns an equity interest in
Caplease and provides financing to Caplease secured by, among other things, the
AON Office Building Companion Loan.

     Six (6) Mortgage Loans (each of the ADG MHP Pool Two Loan, the ADG MHP
Pool Three Loan, ADG -- Oakridge Loan, the ADG -- Coachman's Terrace Loan, the
ADG -- The Northrup Court Apartments Loan and the ADG -- Fifth Avenue Loan
(collectively, the "Mezz Cap Loans")) are part of split loan structures, which in each case, have 1 companion loan (collectively, the "Mezz Cap Companion
Loans") that is subordinate in its right of entitlement to payment to the related Mezz Cap Loan. See "--Mezz Cap Loans" below.

     The 175 West Jackson Companion Loans, the 180 Maiden Lane Companion Loans,
The 900 Fourth Avenue Companion Loan, the AON Office Building Corporation Loan,
the 17 Battery Place Companion Loan and the Mezz Cap Companion Loans are
referred to herein as the "Companion Loans". None of the Companion Loans are
included in the Trust Fund. The 175 West Jackson Pari Passu Loan and the 180
Maiden Lane Pari Passu Loan are collectively referred to in this prospectus supplement as the "Pari Passu Companion Loans". The Companion Loans, except for the Pari Passu Companion Loans, are collectively referred to herein as the
"Subordinate Companion Loans". The 900 Fourth Avenue Loan together with the 900
Fourth Avenue Companion Loan is referred to in this prospectus supplement as the "900 Fourth Avenue Whole Loan". The 17 Battery Place Loan together with the
17 Battery Place Companion Loan is referred to in this prospectus supplement as the "17 Battery Place Whole Loan". The AON Office Building Loan together with the AON Office Building Companion Loan is referred to in this prospectus supplement as the "AON Office Building Whole Loan". The Mezz Cap Loans together with their respective Mezz Cap Companion Loans are referred to herein as the
"Mezz Cap Whole Loans". The 180 Maiden Lane Whole Loan, the 175 West Jackson
Whole Loan, the 900 Fourth Avenue Whole Loan, the 17 Battery Place Whole Loan,
the AON Office Building Whole Loans and each Mezz Cap Whole Loan are referred to in this prospectus supplement individually as a "Whole Loan" and collectively as the "Whole Loans".

     The trust fund relating to the Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2004-C15 transaction (the
"2004-C15 Transaction" and the related trust fund, the "2004-C15 Trust Fund")
is the holder of each of the 180 Maiden Lane Companion Loans, other than the
180 Maiden Junior Subordinate Companion Loan, and each of the 175 West Jackson
Companion Loans. Wachovia Bank, National Association (or certain of its affiliates) is the initial holder of (a) certain certificates issued in the
2004-C15 Transaction representing beneficial ownership interests in the 180
Maiden Lane Subordinate Companion Loan (the "Class 180ML Certificates" ) (b)
certain certificates issued in the 2004-C15 Transaction representing beneficial ownership interests in the 175 West Jackson Subordinate Companion Loan (the
"Class 175WJ Certificates") and (c) the 900 Fourth Avenue Companion Loan.
Entities that are not affiliated with the Mortgage Loan Sellers are the holders of the 180 Maiden Lane Junior Subordinate Companion Loan, the Mezz Cap
Companion Loans and the 17 Battery Place Companion Loan.

     With respect to the 175 West Jackson Loan, the terms of the related intercreditor agreement (the "175 West Jackson Intercreditor Agreement")
provide that the 175 West Jackson Loan and the 175 West Jackson Pari Passu Loan
are of equal priority with each other, and no portion of either loan will have priority or preference over the other and that the 175 West Jackson Subordinate
Companion Loan is subordinate in certain respects to the 175 West Jackson
Senior Loans.

     With respect to the 180 Maiden Lane Loan, the terms of the related intercreditor agreement (the "180 Maiden Lane Intercreditor Agreement") provide that the 180 Maiden Lane Loan and the 180 Maiden Lane Pari Passu Loan are of
equal priority with each other, and no portion of either loan will have priority or preference over the other, that the 180 Maiden Lane Subordinate
Companion Loan is subordinate in certain respects to the 180 Maiden Lane Senior
Loans, and that the 180 Maiden Lane

                                     S-110

Junior Subordinate Companion Loan is subordinate in certain respects to the 180
Maiden Lane Senior Loans and the 180 Maiden Lane Subordinate Companion Loan.

     With respect to the 900 Fourth Avenue Loan, the terms of the related intercreditor agreement (the "900 Fourth Avenue Intercreditor Agreement")
provide that the 900 Fourth Avenue Companion Loan is subordinate in certain respects to the 900 Fourth Avenue Loan. With respect to the 17 Battery Place
Loan, the terms of the related intercreditor agreement (the "17 Battery Place
Intercreditor Agreement") provide that the 17 Battery Place Companion Loan is subordinate in certain respects to the 17 Battery Place Loan. With respect to the AON Office Building Loan, the terms of the related intercreditor agreement
(the "AON Office Building Intercreditor Agreement") provide that the AON Office
Building Companion Loan is subordinate in certain respects to the AON Office
Building Loan. With respect to the Mezz Cap Loans, the terms of the related intercreditor agreements (each a "Mezz Cap Intercreditor Agreement" and collectively, the "Mezz Cap Intercreditor Agreements") provide that the Mezz
Cap Companion Loans are subordinate in certain respects to the related Mezz Cap
Loans. The 180 Maiden Lane Intercreditor Agreement, the 175 West Jackson
Intercreditor Agreement, the 900 Fourth Avenue Intercreditor Agreement, the 17
Battery Place Intercreditor Agreement, the AON Office Building Intercreditor
Agreement and each Mezz Cap Intercreditor Agreement are individually referred to in this prospectus supplement as an "Intercreditor Agreement" and collectively as the "Intercreditor Agreements".

     The following table presents certain information with respect to the
Co-Lender Loans:

                                                CUT-OFF DATE    CUT-OFF DATE
                                                 PRINCIPAL       PRINCIPAL      WHOLE LOAN     WHOLE LOAN
                                                 BALANCE OF      BALANCE OF    UNDERWRITTEN   CUT-OFF DATE
                MORTGAGE LOAN                  MORTGAGE LOAN     WHOLE LOAN        DSCR           LTV
--------------------------------------------- --------------- --------------- -------------- -------------

175 West Jackson ............................  $112,500,000    $280,000,000         1.38x         66.2%
180 Maiden Lane .............................  $ 93,000,000    $292,000,000         1.66x         81.1%
900 Fourth Avenue* ..........................  $ 67,000,000    $ 67,000,000         2.28x         66.3%
AON Office Building .........................  $ 64,800,000    $ 74,659,797         1.07x         86.4%
17 Battery Place North ......................  $ 53,000,000    $ 64,000,000         1.34x         91.4%
ADG MHP Pool Two ............................  $ 26,624,000    $ 28,287,933         1.13x         84.9%
ADG MHP Pool Three ..........................  $  7,548,000    $  8,019,731         1.21x         85.0%
ADG -- Oakridge .............................  $  3,440,000    $  3,654,991         1.09x         85.0%
ADG -- Coachman's Terrace ...................  $  2,376,000    $  2,524,494         1.20x         85.0%
ADG -- The Northrup Court Apartments ........  $  2,140,000    $  2,273,745         1.09x         85.0%
ADG -- Fifth Avenue .........................  $  1,160,000    $  1,232,497         1.16x         85.0%

----------
*     Calculated based on the 900 Fourth Avenue Companion Loan having a $0 balance. If the borrower were to incur the entire $15,000,000 line of credit, the resulting Whole Loan Underwritten DSCR and Whole Loan Cut-Off
      Date LTV would be 1.86x and 81.2%, respectively, based on one-month LIBOR of 2.00% plus a margin of 2.90% for the 900 Fourth Avenue Companion Loan.

  175 West Jackson Loan

     Servicing Provisions of the 175 West Jackson Intercreditor
Agreement. Pursuant to the terms of the 175 West Jackson Intercreditor
Agreement, the 175 West Jackson Whole Loan will be serviced and administered pursuant to the terms of the 2004-C15 Pooling Agreement (as defined in this prospectus supplement) by the 2004-C15 Master Servicer (as defined in this prospectus supplement) and the 2004-C15 Special Servicer (as defined in this prospectus supplement), as applicable. The 175 West Jackson Intercreditor
Agreement provides that expenses, losses and shortfalls relating to the 175
West Jackson Whole Loan will be allocated first, to the holder of the 175 West
Jackson Subordinate Companion Loan and thereafter, to the 175 West Jackson
Senior Loans, pro rata and pari passu.

     Prior to a 175 West Jackson Control Appraisal Period, the holder of the
175 West Jackson Subordinate Companion Loan will have the right to consult with and advise the 2004-C15 Special Servicer with respect to the 175 West Jackson
Whole Loan; following the occurrence and during the continuance of a 175 West
Jackson Control Appraisal Period, the holder of the 175 West Jackson Loan and the 175 West Jackson Pari Passu Loan will have such rights as provided in the
175 West Jackson Intercreditor

                                     S-111

Agreement. So long as no 175 West Jackson Control Appraisal Period exists, the holders of the class of Class 175WJ Certificates bearing the latest alphabetical designation and for which no 175WJ Certificate Control Transfer
Period has occurred will be entitled to exercise the rights and powers granted to the 175 West Jackson Representative. See "SERVICING OF THE MORTGAGE
LOANS--The Controlling Class Representative" in this prospectus supplement. A
"175 West Jackson Control Appraisal Period" will exist if, and for so long as, the initial principal balance of the 175 West Jackson Subordinate Companion
Loan (minus (i) the sum of any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the 175 West Jackson Subordinate Companion Loan after the Cut-Off Date,
(ii) any appraisal reduction amount for the 175 West Jackson Whole Loan and
(iii) realized losses with respect to the 175 West Jackson Whole Loan) is less than 25% of its initial principal balance. A "175WJ Certificate Control
Transfer Period" will exist with respect to a class of Class 175WJ Certificates if, and for so long as, the related certificate balance (as adjusted to reflect the allocation of any (i) principal payments, (ii) appraisal reduction amounts and (iii) realized losses allocated to such class of Class 175WJ Certificates)
of such class of Class 175WJ Certificates is less than 25% of its initial certificate balance; provided, however, a 175WJ Certificate Control Transfer
Period will be deemed to occur with respect to each class of Class 175WJ
Certificates upon the occurrence of a 175 West Jackson Control Appraisal Period without regard to whether a 175WJ Certificate Control Transfer Period exists.

     In the event that the 175 West Jackson Loan is in default, the majority holder of the class of Class 175WJ Certificates bearing the latest alphabetical designation and for which no 175WJ Certificate Control Transfer Period has occurred will have an option (the "175 West Jackson Purchase Option") to purchase the 175 West Jackson Loan and the 175 West Jackson Subordinate
Companion Loan from the Trust Fund, together with the 175 West Jackson Pari
Passu Loan from the holder of the 175 West Jackson Pari Passu Loan at a price
(the "175 West Jackson Loan Option Price") generally equal to the unpaid principal balance of the 175 West Jackson Whole Loan, plus accrued and unpaid interest on such balance, all related unreimbursed advances, together with accrued and unpaid interest on all advances and all accrued special servicing fees allocable to the 175 West Jackson Whole Loan whether paid or unpaid and any other expenses relating to the 175 West Jackson Whole Loan. So long as no
175 West Jackson Control Appraisal Period exists, if the majority holder of the class of Class 175WJ Certificates bearing the latest alphabetical designation and for which no 175WJ Certificate Control Transfer Period has occurred fails to exercise this option within the time period set forth in the 2004-C15
Pooling Agreement, certain other parties may have the right to exercise the related 175 West Jackson Loan Purchase Option as described under "SERVICING OF
THE MORTGAGE LOANS--Defaulted Mortgage Loans; REO Properties; Purchase Option"
in this prospectus supplement.

     So long as no 175 West Jackson Control Appraisal Period has occurred and is continuing, and all of the holders of the Class 175WJ Certificates unanimously agree, the holders of the Class 175WJ Certificates will be entitled to cure a monetary event of default under the 175 West Jackson Whole Loan within 5 business days of receipt of notice from the 2004-C15 Master Servicer, subject to certain limitations set forth in the 175 West Jackson Intercreditor
Agreement. In connection with the exercise of a cure right, the holders of the
Class 175WJ Certificates must pay or reimburse the 2004-C15 Master Servicer, the 2004-C15 Special Servicer, the 2004-C15 Trustee, the Master Servicer, the
Trustee and any other appropriate person for all unreimbursed advances and unpaid fees with respect to the 175 West Jackson Whole Loan, together with interest thereon, and any other expenses incurred by the 2004-C15 Trust Fund and the Trust Fund in respect of the 175 West Jackson Whole Loan.

     Application of Payments. Under the terms of the 175 West Jackson
Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the 175 West Jackson Whole Loan (or, if such a default has occurred, but the holders of the Class 175WJ Certificates have cured such a default), after payment of amounts payable or reimbursable under the 2004-C15 Pooling Agreement and/or the Pooling Agreement, payments and proceeds received with respect to the 175 West Jackson Whole Loan will generally be paid in the following manner:

     first, each holder of the 175 West Jackson Loan and the 175 West Jackson
Pari Passu Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, pro rata;

                                     S-112

     second, any scheduled principal payments will be paid to each of the holders of the 175 West Jackson Loan and the 175 West Jackson Pari Passu Loan,
pro rata, based on the principal balance of the 175 West Jackson Loan, the 175
West Jackson Pari Passu Loan and the 175 West Jackson Subordinate Companion
Loan;

     third, the holder of the 175 West Jackson Subordinate Companion Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     fourth, any scheduled principal payments will be paid to the holder of the
175 West Jackson Subordinate Companion Loan, pro rata, based on the principal balance of the 175 West Jackson Loan, the 175 West Jackson Pari Passu Loan and
the 175 West Jackson Subordinate Companion Loan;

     fifth, any unscheduled principal payments will be paid to the holder of the 175 West Jackson Loan, the 175 West Jackson Pari Passu Loan and the 175
West Jackson Subordinate Companion Loan, pro rata, based on the principal balance of each such loan, first to the 175 West Jackson Senior Loans and then to the 175 West Jackson Subordinate Companion Loan;

     sixth, any prepayment premiums that are allocable to the 175 West Jackson
Loan, the 175 West Jackson Pari Passu Loan, and the 175 West Jackson
Subordinate Companion Loan, to the extent actually paid by the borrower, will be paid pro rata to the holder of the 175 West Jackson Loan, the holder of the
175 West Jackson Pari Passu Loan, and the holder of the 175 West Jackson
Subordinate Companion Loan;

     seventh, any default interest (in excess of the interest paid in accordance with clauses first and third above) will be paid to each of the holders of the 175 West Jackson Loan, the 175 West Jackson Pari Passu Loan and
the 175 West Jackson Subordinate Companion Loan, on a pro rata basis, in accordance with the respective principal balance of each loan, first to each holder of the 175 West Jackson Loan and the 175 West Jackson Pari Passu Loan
and then to the holder of the 175 West Jackson Subordinate Companion Loan;

     eighth, the holder of the 175 West Jackson Subordinate Companion Loan will receive the amount of any unreimbursed cure payments made by such holder; and

     ninth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through eighth above, such amount will be paid to each of the holders of the 175 West Jackson Loan, the 175 West Jackson Pari Passu Loan and the 175 West Jackson Subordinate
Companion Loan on a pro rata basis in accordance with the respective initial principal balance of each loan, first to each holder of the 175 West Jackson
Loan and the 175 West Jackson Pari Passu Loan and then to the holder of the 175
West Jackson Subordinate Companion Loan.

     Following the occurrence and during the continuance of a monetary event of default or other material non monetary event of default with respect to the 175
West Jackson Whole Loan (unless the 175 West Jackson Representative has cured such a default), after payment of all amounts then payable or reimbursable under the 2004-C15 Pooling Agreement and/or the Pooling Agreement, liquidation proceeds and other collections with respect to the 175 West Jackson Whole Loan will generally be applied in the following manner:

     first, each holder of the 175 West Jackson Loan and the 175 West Jackson
Pari Passu Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, pro rata;

     second, any scheduled principal payments will be paid to each holder of the 175 West Jackson Loan and the 175 West Jackson Pari Passu Loan, pro rata, based on the principal balance of each such loan;

     third, the holder of the 175 West Jackson Subordinate Companion Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     fourth, any remaining principal payments will be paid to each holder of the 175 West Jackson Loan and the 175 West Jackson Pari Passu Loan, pro rata, until the principal balance of the related loan is reduced to zero;

     fifth, the holder of the 175 West Jackson Subordinate Companion Loan will receive an amount up to its principal balance, until such principal balance is reduced to zero;

                                     S-113

     sixth, if the proceeds of any foreclosure sale or any liquidation of the
175 West Jackson Whole Loan or the 175 West Jackson Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a workout, the principal balance of either the 175 West Jackson Loan and the 175 West Jackson Pari Passu Loan on
the one hand, and the 175 West Jackson Subordinate Companion Loan on the other hand have been reduced, such excess amount will first be paid to the holder of the 175 West Jackson Loan and the holder of the 175 West Jackson Pari Passu
Loan, pro rata, in an amount up to the reduction, if any, of the respective principal balance as a result of such workout, and then to the holder of the
175 West Jackson Subordinate Companion Loan in an amount up to the reduction, if any, of its principal balance as a result of such workout;

     seventh, any prepayment premiums that are allocable to the 175 West
Jackson Loan and the 175 West Jackson Pari Passu Loan on the one hand, and the
175 West Jackson Subordinate Companion Loan on the other hand, to the extent actually paid by the borrower, will be paid first to the holder of the 175 West
Jackson Loan and the holder of the 175 West Jackson Pari Passu Loan, pro rata, and then to the holder of the 175 West Jackson Subordinate Companion Loan, respectively;

     eighth, any default interest in excess of the interest paid in accordance with clauses first and third above, will be paid first to the holder of the 175
West Jackson Loan and the 175 West Jackson Pari Passu Loan, pro rata, and then to the holder of the 175 West Jackson Subordinate Companion Loan, based on the total amount of default interest then owing to each such party;

     ninth, the holder of the 175 West Jackson Subordinate Companion Loan will receive the amount of any unreimbursed cure payments made by such holder; and

     tenth, if any excess amount is paid by the borrower that is not otherwise applied in accordance with the foregoing clauses first through ninth or the proceeds of any foreclosure sale or any liquidation of the 175 West Jackson
Whole Loan or the related Mortgaged Property are received in excess of the amounts required to be applied in accordance with the foregoing clauses first through ninth, such amount will generally be paid, pro rata, first to the holders of the 175 West Jackson Loan and 175 West Jackson Pari Passu Loan (on a
pro rata basis) on the one hand, and then to the holder of the 175 West Jackson
Subordinate Companion Loan on the other hand, in accordance with the respective initial principal balances of each loan.

  180 Maiden Lane Loan

     Servicing Provisions of the 180 Maiden Lane Intercreditor
Agreement. Pursuant to the terms of the 180 Maiden Lane Intercreditor
Agreement, the 180 Maiden Lane Whole Loan will be serviced and administered pursuant to the terms of the 2004-C15 Pooling Agreement by the 2004-C15 Master
Servicer and the 2004-C15 Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The 180 Maiden Lane
Intercreditor Agreement provides that expenses, losses and shortfalls relating to the 180 Maiden Lane Whole Loan will be allocated first, to the holders of the 180 Maiden Lane Junior Subordinate Companion Loan, second, to the holders of the 180 Maiden Lane Subordinate Companion Loan and thereafter, pro rata and pari passu, to the 180 Maiden Lane Senior Loans.

     With respect to the 180 Maiden Lane Loan, the 2004-C15 Master Servicer and
the 2004-C15 Special Servicer will service and administer the 180 Maiden Lane
Loan and each of the 180 Maiden Lane Companion Loans pursuant to the 2004-C15
Pooling Agreement and the 180 Maiden Lane Intercreditor Agreement for so long as the 180 Maiden Lane Loan or the 180 Maiden Lane Subordinate Companion Loan
is part of the 2004-C15 Trust Fund. If the principal balance of the 180 Maiden
Lane Subordinate Companion Loan or the 180 Maiden Lane Junior Subordinate
Companion Loan, less any existing related appraisal reduction amount, is at least equal to 25% of the original principal balance of such Companion Loan, the holder of the most subordinated Companion Loan, or an advisor on its behalf, will be entitled to advise and direct the 2004-C15 Master Servicer and/or the 2004-C15 Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the 180
Maiden Lane Loan. With respect to any of the foregoing rights exercisable by the holder of the 180 Maiden Lane Subordinate Companion Loan, so long as the principal balance of the 180 Maiden Lane Subordinate Companion Loan is greater than 25% of its original principal balance, such rights will be exercisable by

                                     S-114

the majority holder(s) of the class of Class 180ML Certificates bearing the latest alphabetical designation and for which no 180ML Certificate Control
Transfer Period has occurred. However, no advice or direction may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling Agreement, including the Master Servicer's and the Special
Servicer's obligation to act in accordance with the Servicing Standard. See
"SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" in this prospectus supplement. A "180ML Certificate Control Transfer Period" will exist with respect to a class of Class 180ML Certificates if, and for so long as, the certificate balance (as adjusted to reflect the allocation of any (i) principal payments, (ii) appraisal reduction amounts and (iii) realized losses allocated to such class of Class 180ML Certificates) of such class of Class 180ML
Certificates is less than 25% of its initial certificate balance; provided, however, a 180ML Certificate Control Transfer Period will be deemed to occur with respect to each class of Class 180ML Certificates if, and for so long as, the principal balance of the 180 Maiden Lane Subordinate Companion Loan is less than 25% of its original principal balance without regard to whether a 180ML
Certificate Control Transfer Period exists.

     In the event of certain defaults under the 180 Maiden Lane Loan or any of the 180 Maiden Lane Companion Loans, the holder of the most subordinated 180
Maiden Lane Companion Loan then remaining (and with respect to any action by the holders of the Class 180ML Certificates, so long as all of the holders of the Class 180ML Certificates unanimously agree) will be entitled to (i) cure such default within 5 business days of receipt of notice from the 2004-C15
Master Servicer with respect to monetary defaults and within 20 days (which
20-day period may be extended by an additional 5-day period) of receipt of notice from the 2004-C15 Master Servicer with respect to non-monetary defaults and/or (ii) purchase the 180 Maiden Lane Loan from the Trust Fund after the expiration of the cure period subject to the conditions contained in the 180
Maiden Lane Intercreditor Agreement. Upon exercising its right to purchase the
180 Maiden Lane Loan, such holder of a 180 Maiden Lane Companion Loan will also be required to purchase all of the other 180 Maiden Lane Companion Loans senior to the 180 Maiden Lane Companion Loan held by such holder. The purchase price will generally equal the unpaid aggregate principal balance of the 180 Maiden
Lane Loan and the 180 Maiden Lane Companion Loans being purchased, together with all unpaid interest thereon (other than default interest) at the related mortgage rate and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the 180 Maiden Lane Whole Loan is responsible; provided, however, that the purchase price shall not (i) be reduced by any outstanding advance of delinquent principal and/or interest payments, (ii) include any prepayment premium, late payment charge, default interest or exit fees or (iii) include any liquidation fee or workout fee payable to the 2004-C15 Special Servicer pursuant to the 2004-C15 Pooling
Agreement, but shall include, in the event the purchase price is being calculated in connection with the purchase of REO Property, any and all costs and expenses incurred by the trust during the time it owned the Mortgaged
Property, net of all cash receipts from the Mortgaged Property actually received by the trust during such period, and any and all costs and expenses incurred by the trust in connection with the transfer of the Mortgaged Property to such purchasing holder, including, without limitation, reasonable attorneys fees and expenses, and any transfer or gains or similar taxes and fees paid in connection with such transfer.

     Application of Payments. Pursuant to the 180 Maiden Lane Intercreditor
Agreement, to the extent described below: (a) the rights of the holder of the
180 Maiden Lane Pari Passu Loan to receive payments with respect to the 180
Maiden Lane Pari Passu Loan are pari passu to the rights of the trust to receive payments with respect to the 180 Maiden Lane Loan; (b) the rights of the holder of the 180 Maiden Lane Subordinate Companion Loan to receive payments with respect to the 180 Maiden Lane Subordinate Companion Loan are
subordinated to the rights of the trust to receive payments with respect to the
180 Maiden Lane Loan and the rights of the holder of the 180 Maiden Lane Pari
Passu Loan; and (c) the rights of the holder of the 180 Maiden Lane Junior
Subordinate Companion Loan to receive payments with respect to the 180 Maiden
Lane Junior Subordinate Companion Loan are subordinated to the rights of the holder of the 180 Maiden Lane Subordinate Companion Loan to receive payments with respect to the 180 Maiden Lane Subordinate Companion Loan and the rights of the holder of the 180 Maiden Lane Loan and the 180 Maiden Lane Pari Passu
Loan to receive payments with respect to the 180 Maiden Lane Loan and the 180
Maiden Lane Pari Passu Loan, respectively.

                                     S-115

     Prior to the occurrence of an event of default with respect to the 180
Maiden Lane Loan or prior to an event under the 2004-C15 Pooling Agreement which would cause the 180 Maiden Lane Whole Loan to be transferred to special servicing, after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the 180 Maiden Lane
Loan or the 180 Maiden Lane Companion Loans, all payments and proceeds (of whatever nature) received with respect to the 180 Maiden Lane Loan and the 180
Maiden Lane Companion Loans will be paid in the following manner:

     first, pro rata (based on the outstanding principal balance of the 180
Maiden Lane Senior Loans), between the holder of the 180 Maiden Lane Loan and the holder of the 180 Maiden Lane Pari Passu Loan, in an amount equal to interest due with respect to the 180 Maiden Lane Senior Loans;

     second, pro rata (based on the outstanding principal balance of the 180
Maiden Lane Senior Loans), between the holder of the 180 Maiden Lane Loan and the holder of the 180 Maiden Lane Pari Passu Loan, in an amount equal to (A)
the principal payments due and payable, if any, with respect to the 180 Maiden
Lane Senior Loans, and (B) the pro rata portion (based on the outstanding principal balance of the 180 Maiden Lane Whole Loan) of any prepayments, including condemnation and casualty proceeds applied to repayment of the 180
Maiden Lane Whole Loan;

     third, pro rata (based on the outstanding principal balance of the 180
Maiden Lane Senior Loans), between the holder of the 180 Maiden Lane Loan and the holder of the 180 Maiden Lane Pari Passu Loan, in an amount equal to any unreimbursed realized losses previously allocated to the 180 Maiden Lane Senior
Loans;

     fourth, to the holder of the 180 Maiden Lane Subordinate Companion Loan, in an amount equal to interest due with respect to the 180 Maiden Lane
Subordinate Companion Loan;

     fifth, to the holder of the 180 Maiden Lane Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments relating to the 180 Maiden
Lane Senior Loans paid by the holder of the 180 Maiden Lane Subordinate
Companion Loan;

     sixth, to the holder of the 180 Maiden Lane Subordinate Companion Loan, in an amount equal to (A) principal payments due and payable with respect to the
180 Maiden Lane Subordinate Loan and (B) the pro rata (based on the outstanding principal balance of the 180 Maiden Lane Whole Loan) portion of any prepayments, including condemnation and casualty proceeds applied to repayment of the 180 Maiden Lane Whole Loan;

     seventh, to the holder of the 180 Maiden Lane Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses previously allocated to the 180 Maiden Lane Subordinate Companion Loan;

     eighth, to the holder of the 180 Maiden Lane Junior Subordinate Companion
Loan, in an amount equal to any unreimbursed cure payments relating to the 180
Maiden Lane Senior Loans paid by the holder of the 180 Maiden Lane Junior
Subordinate Companion Loan;

     ninth, to the holder of the 180 Maiden Lane Junior Subordinate Companion
Loan, in an amount equal to any unreimbursed cure payments relating to the 180
Maiden Lane Subordinate Companion Loan paid by the holder of the 180 Maiden
Lane Junior Subordinate Companion Loan;

     tenth, to the holder of the 180 Maiden Lane Junior Subordinate Companion
Loan, in an amount equal to interest due with respect to the 180 Maiden Lane
Junior Subordinate Companion Loan,

     eleventh, to the holder of the 180 Maiden Lane Junior Subordinate
Companion Loan, in an amount equal to (A) principal payments due and payable with respect to the 180 Maiden Lane Junior Subordinate Companion Loan, if any,
and (B) the pro rata (based on outstanding principal balance of the 180 Maiden
Lane Whole Loan) portion of any prepayments, including condemnation and casualty proceeds applied to repayment of the 180 Maiden Lane Whole Loan;

     twelfth, to the holder of the 180 Maiden Lane Junior Subordinate Companion
Loan, in an amount equal to any unreimbursed realized losses previously allocated to the 180 Maiden Lane Junior Subordinate Companion Loan;

     thirteenth, pro rata (based on the outstanding principal balance of the
180 Maiden Lane Senior Loans), between the holder of the 180 Maiden Lane Loan and the holder of the 180 Maiden Lane Pari

                                     S-116

Passu Loan, in an amount equal to any default interest due on the 180 Maiden
Lane Senior Loans; provided, however, that any default interest which accrued during any period for which the holder of the 180 Maiden Lane Junior
Subordinate Companion Loan made cure payments will instead be paid to the holder of the 180 Maiden Lane Junior Subordinate Companion Loan and any default interest which accrued during any period for which the holder of the 180 Maiden
Lane Subordinate Companion Loan made cure payments will instead be paid to the holder of the 180 Maiden Lane Subordinate Companion Loan;

     fourteenth, to the holder of the 180 Maiden Lane Subordinate Companion
Loan, in an amount equal to any default interest due on the 180 Maiden Lane
Subordinate Companion Loan; provided, however, that any default interest which accrued during any period for which the holder of the 180 Maiden Lane Junior
Subordinate Companion Loan made cure payments will instead be paid to the holder of the 180 Maiden Lane Junior Subordinate Companion Loan;

     fifteenth, to the holder of the 180 Maiden Lane Junior Subordinate
Companion Loan, in an amount equal to any default interest due on the 180
Maiden Lane Junior Subordinate Companion Loan;

     sixteenth, pro rata (based on the ratio of the prepayment premiums due to each note under the 180 Maiden Lane Whole Loan), among the holder of the 180
Maiden Lane Loan, the holder of the 180 Maiden Lane Pari Passu Loan, the holder of the 180 Maiden Lane Subordinate Companion Loan and the holder of the 180
Maiden Lane Junior Subordinate Companion Loan, in an amount equal to any prepayment premiums actually received;

     seventeenth, to the holder of the 180 Maiden Lane Subordinate Companion
Loan, in an amount equal to any unreimbursed costs and expenses related to the
180 Maiden Lane Whole Loan;

     eighteenth, to the holder of the 180 Maiden Lane Junior Subordinate
Companion Loan, in an amount equal to any unreimbursed costs and expenses related to the 180 Maiden Lane Whole Loan; and

     nineteenth, pro rata (based on the initial principal balance of the 180
Maiden Lane Whole Loan), among the holder of the 180 Maiden Lane Loan, the holder of the 180 Maiden Lane Pari Passu Loan, the holder of the 180 Maiden
Lane Subordinate Companion Loan and the holder of the 180 Maiden Lane Junior
Subordinate Companion Loan, any excess.

     Following the occurrence and during the continuance of an event of default with respect to the 180 Maiden Lane Loan or such Mortgage Loan becoming specially serviced pursuant to the 180 Maiden Lane Intercreditor Agreement, and subject to the right to purchase the 180 Maiden Lane Loan from the Trust Fund by the holder of the 180 Maiden Lane Subordinate Companion Loan or the 180
Maiden Lane Junior Subordinate Companion Loan, as applicable, after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the 180 Maiden Lane Loan and each of the
180 Maiden Lane Companion Loans, all payments and proceeds (of whatever nature)
on the 180 Maiden Lane Loan and the 180 Maiden Lane Companion Loans will be paid in the following manner:

     first, pro rata (based on the outstanding principal balance of the 180
Maiden Lane Senior Loans), between the holder of the 180 Maiden Lane Loan and the holder of the 180 Maiden Lane Pari Passu Loan, in an amount equal to interest due and payable with respect to the 180 Maiden Lane Senior Loans;

     second, pro rata (based on the outstanding principal balance of the 180
Maiden Lane Senior Loans), between the holder of the 180 Maiden Lane Loan and the holder of the 180 Maiden Lane Pari Passu Loan, in an amount equal to the regularly scheduled principal due and payable with respect to the 180 Maiden
Lane Senior Loans, if any;

     third, to the holder of the 180 Maiden Lane Subordinate Companion Loan, in an amount equal to interest due and payable with respect to the 180 Maiden Lane
Subordinate Companion Loan;

     fourth, pro rata, (based on the outstanding principal balance of the 180
Maiden Lane Senior Loans), between the holder of the 180 Maiden Lane Loan and the holder of the 180 Maiden Lane Pari Passu Loan, in an amount equal to the principal balance of the 180 Maiden Lane Senior Loans, until paid in full;

     fifth, pro rata (based on the outstanding principal balance of the 180
Maiden Lane Senior Loans), between the holder of the 180 Maiden Lane Loan and the holder of the 180 Maiden Lane Pari Passu Loan, in an amount equal to any unreimbursed realized losses previously allocated to the 180 Maiden Lane Senior
Loans;

                                     S-117

     sixth, to the holder of the 180 Maiden Lane Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments paid by the holder of such
180 Maiden Lane Subordinate Companion Loan;

     seventh, to the holder of the 180 Maiden Lane Subordinate Companion Loan, in an amount equal to the principal balance of the 180 Maiden Lane Subordinate
Companion Loan, until paid in full;

     eighth, to the holder of the 180 Maiden Lane Subordinate Companion Loan, in an amount equal to any unreimbursed losses previously allocated to the 180
Maiden Lane Subordinate Companion Loan;

     ninth, to the holder of the 180 Maiden Lane Junior Subordinate Companion
Loan, in an amount equal to any unreimbursed cure payments relating to the 180
Maiden Lane Subordinate Companion Loan paid by the holder of such 180 Maiden
Lane Junior Subordinate Companion Loan;

     tenth, to the holder of the 180 Maiden Lane Junior Subordinate Companion
Loan, in an amount equal to any unreimbursed cure payments relating to the 180
Maiden Lane Senior Loans paid by the holder of such 180 Maiden Lane Junior
Subordinate Companion Loan;

     eleventh, to the holder of the 180 Maiden Lane Junior Subordinate
Companion Loan, in an amount equal to interest due with respect to such 180
Maiden Lane Junior Subordinate Companion Loan;

     twelfth, to the holder of the 180 Maiden Lane Junior Subordinate Companion
Loan, in an amount equal to principal balance of the 180 Maiden Lane Junior
Subordinate Companion Loan, until paid in full;

     thirteenth, to the holder of the 180 Maiden Lane Junior Subordinate
Companion Loan, in an amount equal to any unreimbursed losses previously allocated to the 180 Maiden Lane Junior Subordinate Companion Loan;

     fourteenth, pro rata (based on the outstanding principal balance of the
180 Maiden Lane Senior Loans), between the holder of the 180 Maiden Lane Loan and the holder of the 180 Maiden Lane Pari Passu Loan, in an amount equal to any default interest due on the 180 Maiden Lane Senior Loans; provided, however, that any default interest which accrued during any period for which the holder of the 180 Maiden Lane Junior Subordinate Companion Loan made cure payments will instead be paid to the holder of the 180 Maiden Lane Junior
Subordinate Companion Loan and any default interest which accrued during any period for which the holder of the 180 Maiden Lane Subordinate Companion Loan made cure payments will instead be paid to the holder of the 180 Maiden Lane
Subordinate Companion Loan;

     fifteenth, to the holder of the 180 Maiden Lane Subordinate Companion
Loan, in an amount equal to any default interest due on the 180 Maiden Lane
Subordinate Companion Loan; provided, however, that any default interest which accrued during any period for which the holder of the 180 Maiden Lane Junior
Subordinate Companion Loan made cure payments will instead be paid to the holder of the 180 Maiden Lane Junior Subordinate Companion Loan;

     sixteenth, to the holder of the 180 Maiden Lane Junior Subordinate
Companion Loan, in an amount equal to any default interest due on the 180
Maiden Lane Junior Subordinate Companion Loan;

     seventeenth, pro rata (based on the initial principal balance of the 180
Maiden Lane Senior Loans), between the holder of the 180 Maiden Lane Loan and the holder of the 180 Maiden Lane Pari Passu Loan, in an amount equal to any prepayment premiums payable with respect to the 180 Maiden Lane Senior Loans;

     eighteenth, to the holder of the 180 Maiden Lane Subordinate Companion
Loan, in an amount equal to any prepayment premiums payable with respect to the
180 Maiden Lane Subordinate Companion Loan;

     nineteenth, to the holder of the 180 Maiden Lane Junior Subordinate
Companion Loan, in an amount equal to any prepayment premiums payable with respect to the 180 Maiden Lane Junior Subordinate Companion Loan;

     twentieth, to the holder of the 180 Maiden Lane Subordinate Companion
Loan, in an amount equal to any unreimbursed costs and expenses related to the
180 Maiden Lane Whole Loan;

     twenty-first, to the holder of the 180 Maiden Lane Junior Subordinate
Companion Loan, in an amount equal to any unreimbursed costs and expenses related to the 180 Maiden Lane Whole Loan; and

                                     S-118

     twenty-second, pro rata (based on the initial principal balance of the 180
Maiden Lane Whole Loan), to the holder of the 180 Maiden Lane Loan, the holder of the 180 Maiden Lane Pari Passu Loan, the holder of the 180 Maiden Lane
Subordinate Companion Loan and the holder of the 180 Maiden Lane Junior
Subordinate Companion Loan, any excess.

   900 Fourth Avenue Loan

     Servicing Provisions of the 900 Fourth Avenue Intercreditor
Agreement. Pursuant to the terms of the 900 Fourth Avenue Intercreditor
Agreement, the 900 Fourth Avenue Whole Loan will be serviced and administered pursuant to the terms of the Pooling Agreement by the Master Servicer and
Special Servicer, as applicable, on behalf of the holders of the various notes
(as a collective whole). The 900 Fourth Avenue Intercreditor Agreement provides that expenses, losses and shortfalls relating to the 900 Fourth Avenue Whole
Loan will be allocated first, to the holder of the 900 Fourth Avenue Companion
Loan and thereafter to the 900 Fourth Avenue Loan.

     With respect to the 900 Fourth Avenue Loan, the Master Servicer and
Special Servicer will service and administer the 900 Fourth Avenue Loan and the
900 Fourth Avenue Companion Loan pursuant to the Pooling Agreement and the 900
Fourth Avenue Intercreditor Agreement for so long as the 900 Fourth Avenue Loan is part of the Trust Fund. The holder of the 900 Fourth Avenue Companion Loan will be entitled to advise and direct the Master Servicer and/or Special
Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the 900 Fourth Avenue Loan at such times as the 900 Fourth Avenue Companion Loan is not the subject of a 900
Fourth Control Appraisal Period (as defined below) and the outstanding principal balance of the 900 Fourth Companion Loan is not then less than an amount equal to $3,000,000. For purposes of calculating either a 900 Fourth
Avenue Control Appraisal Period and/or such $3,000,000 amount, the 900 Fourth
Avenue Intercreditor Agreement permits the holder of the 900 Fourth Avenue
Companion Loan to post certain reserve collateral which generally includes cash, government securities and certain Rating Agency approved letters of credit ("900 Fourth Avenue Reserve Collateral") to be held by the mortgagee.
The 900 Fourth Avenue Reserve Collateral then operates to either prevent the occurrence of a 900 Fourth Avenue Control Appraisal Period or to meet the
$3,000,000 threshold amount described above.

     A "900 Fourth Avenue Control Appraisal Period" occurs at such times when the principal balance of the 900 Fourth Avenue Companion Loan minus any 900
Fourth Avenue Control Appraisal Amount is less than or equal to twenty-five percent (25%) of the principal balance of the 900 Fourth Avenue Companion Loan.
A "900 Fourth Avenue Control Appraisal Amount" is an amount equal to the excess
(if any) of (i)(A) the outstanding principal balance of the 900 Fourth Avenue
Whole Loan, plus (B) to the extent not previously advanced by the Master
Servicer or the Trustee, all accrued and unpaid interest on the 900 Fourth
Avenue Whole Loan at a per annum rate equal to its mortgage interest rate
(exclusive of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the 900 Fourth Avenue Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the 900 Fourth Avenue Intercreditor
Agreement (net of any liens senior to the lien of the mortgage instrument).

     No advice or direction of the holder of the 900 Fourth Avenue Companion
Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling Agreement, including the Master Servicer's and the Special Servicer's obligation to act in accordance with the Servicing
Standard. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class
Representative" in this prospectus supplement.

     In the event of certain defaults under the 900 Fourth Avenue Whole Loan, the holders of the 900 Fourth Avenue Companion Loan will be entitled to (i)
cure such default within five (5) business days of receipt of notice from the mortgagee with respect to monetary defaults and within thirty (30) days of receipt of notice from the mortgagee with respect to non monetary defaults and/or (ii) purchase the 900 Fourth Avenue Loan from the trust after the expiration of the cure period subject to the conditions

                                     S-119

contained in the 900 Fourth Avenue Intercreditor Agreement. The purchase price will generally equal the unpaid aggregate principal balance of the 900 Fourth
Avenue Loan together with all unpaid interest thereon (other than default interest) at the related mortgage interest rate and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the
900 Fourth Avenue Loan is responsible; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance, include any
Prepayment Premium, late payment charge, default interest or exit fees or include any Liquidation Fee or Workout Fee payable to the Special Servicer pursuant to the Pooling Agreement but shall include, in the event the purchase price is being calculated in connection with the purchase of REO Property, any and all costs and expenses incurred by the trust during the time it owned the
Mortgaged Property, net of all cash receipts from the Mortgaged Property actually received by the trust during such period, and any and all costs and expenses incurred by the trust in connection with the transfer of the Mortgaged
Property to such purchasing holder, including, without limitation, reasonable attorneys fees and expenses, and any transfer or gains or similar taxes and fees paid in connection with such transfer. No prepayment consideration will be payable in connection with such a purchase of the 900 Fourth Avenue Whole Loan.

     Application of Payments. Provided no (a) monetary event of default under the loan documents or (b) non-monetary event of default under the loan documents with respect to which the 900 Fourth Avenue Whole Loan becomes a
Specially Serviced Mortgage Loan (a "900 Fourth Avenue Special Event of
Default") has occurred and is continuing (subject to the cure and purchase rights of holder of the 900 Fourth Avenue Companion Loan under the 900 Fourth
Avenue Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the 900 Fourth Avenue Whole Loan will be paid in the following manner:

     first, to the holder of the 900 Fourth Avenue Loan in an amount equal to the accrued and unpaid interest due thereon;

     second, to the holder of the 900 Fourth Avenue Loan in an amount equal to its pro rata portion (based upon the outstanding principal balance of the 900
Fourth Avenue Loan and the 900 Fourth Avenue Companion Loan) of the principal balance of the 900 Fourth Avenue Whole Loan which is due and payable pursuant to the loan documents;

     third, to the holder of the 900 Fourth Avenue Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the 900 Fourth Avenue
Loan;

     fourth, to the holder of the 900 Fourth Avenue Companion Loan in an amount equal to any unreimbursed cure payments and advances made by it or in connection with an additional funding which are reimbursed by the related borrower;

     fifth, to the holder of the 900 Fourth Avenue Companion Loan in an amount equal to the accrued and unpaid interest due thereon;

     sixth, to the holder of the 900 Fourth Avenue Companion Loan in an amount equal to its pro rata portion (based upon the outstanding principal balance of the 900 Fourth Avenue Loan and the 900 Fourth Avenue Companion Loan) of the
principal balance of the 900 Fourth Avenue Whole Loan which is due and payable pursuant to the loan documents;

     seventh, to the holder of the 900 Fourth Avenue Companion Loan in an amount equal to any unreimbursed realized losses, if any, with respect to the
900 Fourth Avenue Companion Loan;

     eighth, to the holders of the 900 Fourth Avenue Loan and the 900 Fourth
Avenue Companion Loan, pro rata (based upon the outstanding principal balance of the 900 Fourth Avenue Loan and the 900 Fourth Avenue Companion Loan,
respectively), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the 900 Fourth Avenue Whole Loan;

     ninth, to the holders of the 900 Fourth Avenue Loan and the 900 Fourth
Avenue Companion Loan, pro rata (based upon the outstanding principal balance of the 900 Fourth Avenue Loan and the 900 Fourth Avenue Companion Loan,
respectively), in an amount equal to any extension fees, to the extent actually paid, allocable to the 900 Fourth Avenue Loan;

     tenth, to the holders of the 900 Fourth Avenue Loan and the 900 Fourth
Avenue Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the 900 Fourth Avenue Loan

                                     S-120

and the 900 Fourth Avenue Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and

     eleventh, any excess, pro rata, to the holders of the 900 Fourth Avenue
Loan and the 900 Fourth Avenue Companion Loan (based upon the outstanding principal balance of the 900 Fourth Avenue Loan and the 900 Fourth Avenue
Companion Loan, respectively).

     Following the occurrence and during the continuance of a 900 Fourth Avenue
Special Event of Default (subject to the cure and purchase rights of holder of the 900 Fourth Avenue Companion Loan under the 900 Fourth Avenue Intercreditor
Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the 900 Fourth Avenue
Whole Loan will be paid in the following manner:

     first, to the holder of the 900 Fourth Avenue Loan, in an amount equal to the accrued and unpaid interest due thereon;

     second, to the holder of the 900 Fourth Avenue Loan, in an amount equal to the principal balance of the 900 Fourth Avenue Loan until paid in full;

     third, to the holder of the 900 Fourth Avenue Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the 900 Fourth Avenue
Loan;

     fourth, to the holder of the 900 Fourth Avenue Companion Loan in an amount equal to any unreimbursed cure payments and advances made by it or in connection with an additional funding which are reimbursed by the related borrower;

     fifth, to the holder of the 900 Fourth Avenue Companion Loan in an amount equal to the accrued and unpaid interest due thereon;

     sixth, to the holder of the 900 Fourth Avenue Companion Loan, in an amount equal to the principal balance of the 900 Fourth Avenue Companion Loan until paid in full;

     seventh, to the holder of the 900 Fourth Avenue Companion Loan in an amount equal to any unreimbursed realized losses, if any, with respect to the
900 Fourth Avenue Companion Loan;

     eighth, to the holder of the 900 Fourth Avenue Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the 900 Fourth Avenue Loan (based upon the ratio between the initial principal balance of the 900 Fourth Avenue Loan and the initial principal balance of the 900 Fourth Avenue Whole Loan);

     ninth, to the holder of the 900 Fourth Avenue Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the 900 Fourth Avenue Companion Loan (based upon the ratio between the initial principal balance of the 900 Fourth Avenue Companion Loan and the initial principal balance of the 900 Fourth Avenue Whole Loan);

     tenth, to the holder of the 900 Fourth Avenue Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the holder of the 900 Fourth Avenue Loan (based upon the ratio between the initial principal balance of the 900 Fourth Avenue Loan and the initial principal balance of the 900 Fourth Avenue Whole Loan);

     eleventh, to the holder of the 900 Fourth Avenue Companion Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the 900 Fourth Avenue Companion Loan (based upon the ratio between the initial principal balance of the 900 Fourth Avenue Companion Loan and the initial principal balance of the 900 Fourth Avenue Whole Loan);

     twelfth, to the holder of the 900 Fourth Avenue Loan in an amount equal to any default interest;

     thirteenth, to the holder of the 900 Fourth Avenue Companion Loan in an amount equal to any default interest;

     fourteenth, to the holders of the 900 Fourth Avenue Loan and the 900
Fourth Avenue Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the 900 Fourth Avenue Loan and the 900 Fourth
Avenue Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and

                                     S-121

     fifteenth, any excess, pro rata, to the holders of the 900 Fourth Avenue
Loan and the 900 Fourth Avenue Companion Loan (based upon the initial principal balance of the 900 Fourth Avenue Loan and the initial principal balance of the
900 Fourth Avenue Companion Loan, respectively).

  17 Battery Place Loan

     Servicing Provisions of the 17 Battery Place Intercreditor
Agreement. Pursuant to the terms of the 17 Battery Place Intercreditor
Agreement, the 17 Battery Place Whole Loan will be serviced and administered pursuant to the terms of the Pooling Agreement by the Master Servicer and
Special Servicer, as applicable, on behalf of the holders of the various notes
(as a collective whole). The 17 Battery Place Intercreditor Agreement provides that expenses, losses and shortfalls relating to the 17 Battery Place Whole
Loan will be allocated first, to the holder of the 17 Battery Place Companion
Loan and thereafter to the 17 Battery Place Loan.

     With respect to the 17 Battery Place Loan, the Master Servicer and Special
Servicer will service and administer the 17 Battery Place Loan and the 17
Battery Place Companion Loan pursuant to the Pooling Agreement and the 17
Battery Place Intercreditor Agreement for so long as the 17 Battery Place Loan is part of the Trust Fund. The holder of the 17 Battery Place Companion Loan will be entitled to advise and direct the Master Servicer and/or Special
Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the 17 Battery Place Loan at such times as the 17 Battery Place Companion Loan is not the subject of a 17 Battery
Place Control Appraisal Period (as defined below). For purposes of determining whether a 17 Battery Place Control Appraisal Period exists, the 17 Battery
Place Intercreditor Agreement permits the holder of the 17 Battery Place
Companion Loan to post certain reserve collateral which generally includes cash, government securities and certain Rating Agency approved letters of credit ("17 Battery Place Reserve Collateral") to be held by the mortgagee. The
17 Battery Place Reserve Collateral then operates to prevent the occurrence of a 17 Battery Place Control Appraisal Period.

     A "17 Battery Place Control Appraisal Period" occurs at such times when the principal balance of the 17 Battery Place Companion Loan minus any 17
Battery Place Control Appraisal Amount is less than or equal to twenty-five percent (25%) of the principal balance of the 17 Battery Place Companion Loan.
A "17 Battery Place Control Appraisal Amount" is an amount equal to the excess
(if any) of (i)(A) the outstanding principal balance of the 17 Battery Place
Whole Loan, plus (B) to the extent not previously advanced by the Master
Servicer or the Trustee, all accrued and unpaid interest on the 17 Battery
Place Whole Loan at a per annum rate equal to its mortgage interest rate
(exclusive of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the 17 Battery Place Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the 17 Battery Place Intercreditor
Agreement (net of any liens senior to the lien of the mortgage instrument).

     No advice or direction of the holder of the 17 Battery Place Companion
Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling Agreement, including the Master Servicer's and the Special Servicer's obligation to act in accordance with the Servicing
Standard. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class
Representative" in this prospectus supplement.

     In the event of certain defaults under the 17 Battery Place Whole Loan, the holders of the 17 Battery Place Companion Loan will be entitled to cure a
(i)(A) a monetary default within the later of (1) five (5) business days of receipt of notice from the mortgagee and (2) the expiration of the cure period given the borrower under the loan documents with respect to monetary defaults and (B) a non monetary default within the later of (1) twenty-five (25) days of receipt of notice from the mortgagee with respect to non monetary defaults and
(2) the expiration of the cure period given the borrower under the loan documents with respect to non monetary defaults; provided that the holder of the 17 Battery Place Companion Loan may have additional time with respect to the curing of non monetary defaults if it cannot cure the related

                                     S-122

non monetary default in the time frame referenced above and it makes any payments required, there is no material impairment of the related Mortgaged
Property and the borrower is not then subject to an insolvency proceeding and/or (ii) purchase the 17 Battery Place Loan from the trust after the expiration of the cure period subject to the conditions contained in the 17
Battery Place Intercreditor Agreement. The purchase price will generally equal the unpaid aggregate principal balance of the 17 Battery Place Loan together with all unpaid interest thereon (other than default interest) at the related mortgage interest rate and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the 17 Battery Place Loan is responsible; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance, include any Prepayment Premium, late payment charge, default interest or exit fees or include any Liquidation Fee or Workout
Fee payable to the Special Servicer pursuant to the Pooling Agreement but shall include, in the event the purchase price is being calculated in connection with the purchase of REO Property, any and all costs and expenses incurred by the trust during the time it owned the Mortgaged Property, net of all cash receipts from the Mortgaged Property actually received by the trust during such period, and any and all costs and expenses incurred by the trust in connection with the transfer of the Mortgaged Property to such purchasing holder, including, without limitation, reasonable attorneys fees and expenses, and any transfer or gains or similar taxes and fees paid in connection with such transfer. No prepayment consideration will be payable in connection with such a purchase of the 17 Battery Place Whole Loan.

     Application of Payments. Provided no (a) monetary event of default under the loan documents or (b) non-monetary event of default under the loan documents with respect to which the 17 Battery Place Whole Loan becomes a
Specially Serviced Mortgage Loan (a "17 Battery Place Special Event of
Default") has occurred and is continuing (subject to the cure and purchase rights of holder of the 17 Battery Place Companion Loan under the 17 Battery
Place Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the 17 Battery Place Whole Loan will be paid in the following manner:

     first, to the holder of the 17 Battery Place Loan in an amount equal to the accrued and unpaid interest due thereon;

     second, to the holder of the 17 Battery Place Loan in an amount equal to its pro rata portion (based upon the outstanding principal balance of the 17
Battery Place Loan and the 17 Battery Place Companion Loan) of the principal balance of the 17 Battery Place Whole Loan which is due and payable pursuant to the loan documents together will all prepayments, including any loss proceeds applied to the repayment of the 17 Battery Place Whole Loan in an amount equal to its pro rata portion (based upon the outstanding principal balance of the 17
Battery Place Loan and the 17 Battery Place Companion Loan) of the principal balance of the 17 Battery Place Whole Loan;

     third, to the holder of the 17 Battery Place Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the 17 Battery Place
Loan;

     fourth, to the holder of the 17 Battery Place Companion Loan in an amount equal to any unreimbursed cure payments and advances made by it;

     fifth, to the holder of the 17 Battery Place Companion Loan in an amount equal to the accrued and unpaid interest due thereon;

     sixth, to the holder of the 17 Battery Place Companion Loan in an amount equal to its pro rata portion (based upon the outstanding principal balance of the 17 Battery Place Loan and the 17 Battery Place Companion Loan) of the
principal balance of the 17 Battery Place Whole Loan which is due and payable pursuant to the loan documents together will all prepayments, including any loss proceeds applied to the repayment of the 17 Battery Place Whole Loan in an amount equal to its pro rata portion (based upon the outstanding principal balance of the 17 Battery Place Loan and the 17 Battery Place Companion Loan)
of the principal balance of the 17 Battery Place Whole Loan;

     seventh, to the holder of the 17 Battery Place Companion Loan in an amount equal to any unreimbursed realized losses, if any, with respect to the 17
Battery Place Companion Loan;

     eighth, to the holders of the 17 Battery Place Loan and the 17 Battery
Place Companion Loan, pro rata (based upon the outstanding principal balance of the 17 Battery Place Loan and the 17 Battery Place

                                     S-123

Companion Loan, respectively), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the 17 Battery Place Whole Loan;

     ninth, to the holders of the 17 Battery Place Loan and the 17 Battery
Place Companion Loan, pro rata (based upon the outstanding principal balance of the 17 Battery Place Loan and the 17 Battery Place Companion Loan,
respectively), in an amount equal to any extension fees, to the extent actually paid, allocable to the 17 Battery Place Loan;

     tenth, to the holder of the 17 Battery Place Loan in an amount equal to any default interest; provided that if the holder of the 17 Battery Place
Companion Loan made cure payments in accordance with the terms of the 17
Battery Place Intercreditor Agreement than that default interest is paid to the holder of the 17 Battery Place Companion Loan;

     eleventh, to the holder of the 17 Battery Place Companion Loan in an amount equal to any default interest;

     twelfth, to the holders of the 17 Battery Place Loan and the 17 Battery
Place Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the 17 Battery Place Loan and the 17 Battery Place
Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and

     thirteenth, any excess, pro rata, to the holders of the 17 Battery Place
Loan and the 17 Battery Place Companion Loan (based upon the outstanding principal balance of the 17 Battery Place Loan and the 17 Battery Place
Companion Loan, respectively).

     Following the occurrence and during the continuance of a 17 Battery Place
Special Event of Default (subject to the cure and purchase rights of holder of the 17 Battery Place Companion Loan under the 17 Battery Place Intercreditor
Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the 17 Battery Place
Whole Loan will be paid in the following manner:

     first, to the holder of the 17 Battery Place Loan, in an amount equal to the accrued and unpaid interest due thereon;

     second, to the holder of the 17 Battery Place Loan, in an amount equal to the principal balance of the 17 Battery Place Loan until paid in full;

     third, to the holder of the 17 Battery Place Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the 17 Battery Place
Loan;

     fourth, to the holder of the 17 Battery Place Companion Loan in an amount equal to any unreimbursed cure payments and advances made by it;

     fifth, to the holder of the 17 Battery Place Companion Loan in an amount equal to the accrued and unpaid interest due thereon;

     sixth, to the holder of the 17 Battery Place Companion Loan, in an amount equal to the principal balance of the 17 Battery Place Companion Loan until paid in full;

     seventh, to the holder of the 17 Battery Place Companion Loan in an amount equal to any unreimbursed realized losses, if any, with respect to the 17
Battery Place Companion Loan;

     eighth, to the holder of the 17 Battery Place Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the 17 Battery Place Loan (based upon the ratio between the initial principal balance of the 17 Battery Place Loan and the initial principal balance of the 17 Battery Place Whole Loan);

     ninth, to the holder of the 17 Battery Place Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the 17 Battery Place Companion Loan (based upon the ratio between the initial principal balance of the 17 Battery Place Companion Loan and the initial principal balance of the 17 Battery Place Whole Loan);

     tenth, to the holder of the 17 Battery Place Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the holder of the 17 Battery Place Loan (based upon the ratio between the initial principal balance of the 17 Battery Place Loan and the initial principal balance of the 17 Battery Place Whole Loan);

                                     S-124

     eleventh, to the holder of the 17 Battery Place Companion Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the 17 Battery Place Companion Loan (based upon the ratio between the initial principal balance of the 17 Battery Place Companion Loan and the initial principal balance of the 17 Battery Place Whole Loan);

     twelfth, to the holder of the 17 Battery Place Loan in an amount equal to any default interest provided that if the holder of the 17 Battery Place
Companion Loan made cure payments in accordance with the terms of the 17
Battery Place Intercreditor Agreement than that default interest is paid to the holder of the 17 Battery Place Companion Loan;

     thirteenth, to the holder of the 17 Battery Place Companion Loan in an amount equal to any default interest;

     fourteenth, to the holders of the 17 Battery Place Loan and the 17 Battery
Place Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the 17 Battery Place Loan and the 17 Battery Place
Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and

     fifteenth, any excess, pro rata, to the holders of the 17 Battery Place
Loan and the 17 Battery Place Companion Loan (based upon the initial principal balance of the 17 Battery Place Loan and the initial principal balance of the
17 Battery Place Companion Loan, respectively).

   AON Office Building Loan

     Servicing Provisions of the AON Office Building Intercreditor
Agreement. With respect to the AON Office Building Loan, the Master Servicer and Special Servicer will service and administer the AON Office Building Loan and the AON Office Building Companion Loan pursuant to the Pooling Agreement and the AON Office Building Intercreditor Agreement for so long as such
Mortgage Loan is part of the Trust Fund. The AON Office Building Loan and the
AON Companion Loan are cross defaulted. However, upon an event of default which does not constitute a payment default but is limited to a default in the performance by the related borrower of its obligations under its lease, or the failure to reimburse a servicing advance made to fulfill such obligations, the
Master Servicer will generally be required to make servicing advances to cure any such borrower default and prevent a default under the lease, subject to customary standards of recoverability, and will be prohibited from foreclosing on the Mortgaged Property so long as any such advance, together with interest thereon, would be recoverable. Further, the Special Servicer will not be permitted to amend the AON Office Building Loan or the AON Office Building
Companion Loan in a manner materially adverse to the holder of the AON Office
Building Companion Loan without the consent of the holder of the AON Office
Building Companion Loan. The holder of the AON Office Building Companion Loan will not be entitled to advise the Special Servicer with respect to certain matters related to the AON Office Building Loan and the AON Office Building
Companion Loan. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class
Representative" in this prospectus supplement.

     In the event of an acceleration of the AON Office Building Loan and the
AON Office Building Companion Loan after an event of default under the related loan documents, the holder of the AON Office Companion Loan will be entitled to purchase the AON Office Building Loan from the trust for a purchase price equal to the sum of (i) the principal balance of the AON Office Building Loan, together with accrued and unpaid interest thereon through the date of purchase,
(ii) unreimbursed advances together with accrued and unpaid interest thereon and (iii) any other amounts payable under the related loan documents.

     Applications of Payments. Pursuant to the AON Office Building
Intercreditor Agreement, to the extent described below, the right of the holder of the AON Office Building Companion Loan to receive payments with respect to the AON Office Building Companion Loan (other than payments in respect of
Defaulted Lease Claims) is subordinated to the payment rights of the trust to receive payments with respect to the AON Office Building Loan. All payments and proceeds of the AON Office Building Loan and the AON Office Building Companion
Loan (including, among other things, regular payments, insurance proceeds and liquidation proceeds), other than in respect of Defaulted Lease Claims, whether

                                     S-125

before or after the occurrence of an event of default with respect to the AON
Office Building Loan, will be applied first, in the event of liquidation of the real property, a determination that applicable servicing advances are nonrecoverable, or a lease acceleration or termination, first to reimbursement of servicing advances together with interest thereon. All remaining amounts (or all amounts if no such liquidation, nonrecoverability determination or lease acceleration or termination has occurred), will be paid in the following manner:

     first, to the holder of the AON Office Building Loan, in an amount equal to interest due with respect to the AON Office Building Loan at the pre-default interest rate thereon;

     second, to the holder of the AON Office Building Loan, in an amount equal to the portion of any scheduled payments of principal allocable to the AON
Office Building Loan (including, following acceleration, the full principal balance thereof);

     third, to fund any applicable reserves under the terms of the loan documents for the AON Office Building Whole Loan;

     fourth, to the holder of the AON Office Building Companion Loan, in an amount equal to amounts then due with respect to the AON Office Building
Companion Loan (including reimbursement of any advances made by or on behalf of the holder of the AON Office Building Companion Loan, interest due with respect to the AON Office Building Companion Loan at the pre-default interest rate thereon and any scheduled payments of principal allocable to the related AON
Office Building Companion Loan);

     fifth, to reimburse the Master Servicer, Special Servicer or the holder of the AON Office Building Companion Loan for any outstanding advances made by either such party on the AON Office Building Loan or the AON Office Building
Companion Loan, to the extent then deemed to be nonrecoverable and not previously reimbursed;

     sixth, sequentially to the AON Office Building Loan and then the AON
Office Building Companion Loan, in each case until paid in full, any unscheduled payments of principal with respect thereto;

     seventh, to any prepayment premiums or yield maintenance charges
(allocated pro rata based on the principal then prepaid); and

     eighth, to any default interest, first to the default interest accrued on the AON Office Building Loan and then default interest accrued on the AON
Office Companion Loan.

     Proceeds of Defaulted Lease Claims will be applied first to payment of amounts due under the AON Office Building Companion Loan, and thereafter will be payable to holder of the AON Office Building Loan. If any excess amount is paid by the related borrower, and not otherwise applied in accordance with the foregoing seven clauses, such amount will be paid to the holder of the AON
Office Building Loan and the holder of the AON Office Building Companion Loan on a pro rata basis.

   Mezz Cap Loans

     Servicing Provisions of the Mezz Cap Intercreditor Agreements. With
respect to the Mezz Cap Loans, the Master Servicer and Special Servicer will service and administer each Mezz Cap Loan and the related Mezz Cap Companion
Loan pursuant to the Pooling Agreement and the related Intercreditor Agreements for so long as such Mezz Cap Loan is part of the Trust Fund. The Master
Servicer and/or Special Servicer may not enter into amendments, modifications or extensions of a Mezz Cap Loan or the related Mezz Cap Companion Loan without the consent of the holder of the related Mezz Cap Companion Loan if the proposed amendment, modification or extension adversely affects the holder of such Mezz Cap Companion Loan in a material manner; provided, however, that such consent right will expire when the repurchase period described in the next paragraph expires. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class
Representative" in this prospectus supplement.

     In the event that (i) any payment of principal or interest on a Mezz Cap
Loan or Mezz Cap Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of a Mezz Cap Loan or Mezz Cap Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap Loan or Mezz Cap
Companion Loan is not paid at maturity, (iv) the borrower declares bankruptcy or (v) any other

                                     S-126

event where the cash flow payment under a Mezz Cap Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of such Mezz Cap Companion Loan will be entitled to purchase the related Mezz Cap Loan from the Trust Fund for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related Mezz Cap Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related Mezz Cap Loan, together with all unpaid interest on the related Mezz Cap Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the related Mezz Cap Loan is responsible. Unless the borrower or an affiliate is purchasing a Mezz Cap Loan, no prepayment consideration will be payable in connection with the purchase of such Mezz Cap Loan.

     Application of Payments. Pursuant to the related Mezz Cap Intercreditor
Agreement and prior to the occurrence of (i) the acceleration of a Mezz Cap
Loan or Mezz Cap Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrower will make separate monthly payments of principal and interest to the
Master Servicer and the holder of the related Mezz Cap Companion Loan. Any escrow and reserve payments required in respect of a Mezz Cap Loan or Mezz Cap
Companion Loan will be paid to the Master Servicer.

     Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap Loan or Mezz Cap Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the a Mezz Cap
Companion Loan to purchase the related Mezz Cap Loan from the Trust Fund, all payments and proceeds (of whatever nature) on such Mezz Cap Companion Loan will be subordinated to all payments due on related Mezz Cap Loan and the amounts with respect to such Whole Loan will be paid in the following manner:

     first, to the Master Servicer, Special Servicer or Trustee, up to the
amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity;

     third, to the holder of the related Mezz Cap Loan, in an amount equal to interest due with respect to the related Mezz Cap Loan;

     fourth, to the holder of the related Mezz Cap Loan, in an amount equal to the principal balance of the related Mezz Cap Loan until paid in full;

     fifth, to the holder of the related Mezz Cap Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related
Mezz Cap Loan;

     sixth, to the holder of the related Mezz Cap Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of such Mezz
Cap Companion Loan;

     seventh, to the holder of the related Mezz Cap Companion Loan, in an amount equal to interest due with respect to such Mezz Cap Companion Loan;

     eighth, to the holder of the related Mezz Cap Companion Loan, in an amount equal to the principal balance of such Mezz Cap Companion Loan until paid in full;

     ninth, to the holder of the related Mezz Cap Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to such
Mezz Cap Companion Loan;

     tenth, to the holder of the related Mezz Cap Loan and the holder of the related Mezz Cap Companion Loan, in an amount equal to any unpaid default interest accrued on the related Mezz Cap Loan and such Mezz Cap Companion Loan, respectively; and

     eleventh, any excess, to the holder of the related Mezz Cap Loan and the holder of the related Mezz Cap Companion Loan, pro rata, based upon the outstanding principal balances; provided that if the principal balance of the related Mezz Cap Companion Loan is equal to zero, then based upon the initial principal balances.

      Application of Amounts Paid to Trust Fund.

     On or before each distribution date, amounts payable to the trust as holder of any Co-Lender Loan pursuant to the Intercreditor Agreements will be included in the Available Distribution Amount for such

                                     S-127

Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related Companion Loan will be distributed to the holder net of fees and expenses on such Companion Loan; and in the case of the 180 Maiden Lane Loan and the 175 West Jackson Loan, such amounts will be applied and distributed in accordance with the 2004-C15 Pooling Agreement.

MEZZANINE LOANS

     With respect to the Mortgage Loans with existing mezzanine debt, the holder of each mezzanine loan generally has the right to purchase the related
Mortgage Loan from the Trust Fund if certain defaults on the related Mortgage
Loan occur and, in some cases, may have the right to cure certain defaults occurring on the related Mortgage Loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such Mortgage Loan. The lenders for this mezzanine debt are generally not affiliates of the related Mortgage Loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an
individual basis, see Annexes A-1, A-1A, A-1B, A-2, A-3, A-4, A-5 and A-6 to
this prospectus supplement. For purposes of numerical and statistical information set forth in this prospectus supplement and Annexes A-1, A-1A,
A-1B, A-2, A-3, A-4, A-5 and A-6, unless otherwise specified, such numerical and statistical information excludes any Subordinate Companion Loans. For purposes of the calculation of DSC Ratios and LTV Ratios with respect to the
175 West Jackson Loan and the 180 Maiden Lane Loan, such ratios are calculated based upon the aggregate indebtedness of such Mortgage Loan and the related
Pari Passu Companion Loans (but excluding the related Subordinate Companion
Loans). For purposes of the calculation of DSC Ratios and LTV Ratios with respect to the Edgewater Hotel Loan, such information does not include the
Edgewater Hotel Non-Pooled Component. For purposes of the calculation of DSC
Ratios and LTV Ratios with respect to the Thousand Oaks Medical Office Building
Loan, such information does not include the Thousand Oaks Medical Office
Building Non-Pooled Component. Certain of the Mortgage Loans may have previously computed interest on a floating rate basis, but have been converted to a fixed rate prior to the Closing Date. With respect to these Mortgage
Loans, all calculations in this prospectus supplement will be computed on the basis of the date any such Mortgage Loan was converted to a fixed rate, rather than the date of origination. Certain additional information regarding the
Mortgage Loans is contained under "--Assignment of the Mortgage Loans;
Repurchases and Substitutions" and "--Representations and Warranties;
Repurchases and Substitutions," in this prospectus supplement and under
"DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
AND LEASES" in the accompanying prospectus.

     In the schedule and tables set forth in Annexes A-1, A-1A, A-1B, A-2, A-3,
A-4, A-5 and A-6 to this prospectus supplement, cross-collateralized Mortgage
Loans are not grouped together; instead, references are made under the heading
"Cross Collateralized and Cross Defaulted Loan Flag" with respect to the other
Mortgage Loans with which they are cross-collateralized.

     Each of the following tables sets forth certain characteristics of the
Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-1A, A-1B, A-2, A-3, A-4, A-5 and A-6:

       (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions, replacement reserves and furniture, fixture and equipment reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The
   DSC Ratio for any Mortgage Loan is

                                     S-128

   the ratio of Net Cash Flow produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that
   Mortgage Loan commencing after the origination date. The "Net Cash Flow"
   for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home park, industrial, residential health care, self-storage and office properties
   (each a "Rental Property"); provided, however, for purposes of calculating the DSC Ratios and DSCR provided herein (i) with respect to 57 Mortgage
   Loans, representing 42.3% of the Cut-Off Date Pool Balance (45 Mortgage
   Loans in Loan Group 1 or 39.2% of the Cut-Off Date Group 1 Balance and 12
   Mortgage Loans in Loan Group 2 or 70.0% of the Cut-Off Date Group 2
   Balance) where Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins and (ii) with respect to 1
   Mortgage Loan (loan number 120), representing 0.2% of the Cut-Off Date Pool
   Balance (0.2% of the Cut-Off Date Group 1 Balance), for purposes of determining the debt service coverage ratio, such ratio was adjusted by taking into account an amount available under certain cash reserves. In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all
   Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash
   Flow for the Mortgaged Properties.

     In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash
Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

     In determining the "revenue" component of Net Cash Flow for each Rental
Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases, executed extension options supplied, or other indications of anticipated income (generally supported by cash reserves or letters of credit) and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan
Seller determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and
(c) 5.0%. In determining rental revenue for multifamily, self storage and mobile home park properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then

                                     S-129

current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

     In determining the "expense" component of Net Cash Flow for each Mortgaged
Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.0% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 1.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See "--Underwriting Standards--Escrow Requirements--Replacement
Reserves" in this prospectus supplement. In addition, in some instances, the
Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow")
where the Mortgage Loan Sellers determined appropriate.

     The borrowers' financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan
Sellers nor the Depositor verified their accuracy.

       (ii) References to "Cut-Off Date LTV" and "Cut-Off Date LTV Ratio" are
   references to the ratio, expressed as a percentage, of the Cut-Off Date
   Balance of a Mortgage Loan to the appraised value of the related Mortgaged
   Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers.

       (iii) References to "Maturity Date LTV Ratio" and "LTV at ARD or
   Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (or ARD
   Loan on its Anticipated Repayment Date) (prior to the payment of any
   Balloon Payment or principal prepayments) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers.

       (iv) References to "Loan per Sq. Ft., Unit, Pad or Room" are, for each
   Mortgage Loan secured by a lien on a multifamily property (including a mobile home park property), hospitality property or assisted living facility or other healthcare property, respectively, references to the
   Cut-Off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms, respectively, that the related Mortgaged
   Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self-storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

       (v) References to "Year Built" are references to the year that a
   Mortgaged Property was originally constructed or substantially renovated.
   With respect to any Mortgaged Property which was constructed in phases, the
   "Year Built" refers to the year that the first phase was originally constructed.

       (vi) References to "weighted averages" or "WA" are references to averages weighted on the basis of the Cut-Off Date Balances of the related
   Mortgage Loans.

       (vii) References to "Underwritten Replacement Reserves" represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

       (viii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage
   Loan, and (b) 0.00117%, which percentage represents the trustee fee rate with respect to each Mortgage Loan. The Administrative Cost Rate for each
   Mortgage Loan is set forth on Annex A-1 hereto.

                                     S-130

       (ix) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

       (x) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the later of the
   Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any
   Balloon Payment, if any, due on such Mortgage Loan.

       (xi) References to "L ( )" or "Lockout" or "Lockout Period" represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its origination). References to "O ( )" represent the number of monthly payments for which (a) no Prepayment Premium or Yield Maintenance
   Charge is assessed and (b) defeasance is no longer required. References to
   "YM ( )" represent the period for which the Yield Maintenance Charge is assessed. "3% ( )", "2% ( )" and "1% ( )" each represents the period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due
   Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a
   Prepayment Premium or a Yield Maintenance Charge (each such period, an
   "Open Period") with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such
   Mortgage Loan as set forth in the related Mortgage Loan documents.

       (xii) References to "D ( )" or "Defeasance" represent, with respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

       (xiii) References to "Occupancy Percentage" are, with respect to any
   Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties, mobile home park properties and assisted living facilities, the percentage of units or pads rented, (b)
   in the case of office and retail properties, the percentage of the net rentable square footage rented and is exclusive of hospitality properties, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented
   (depending on borrower reporting), and is exclusive of hospitality properties.

       (xiv) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
   Loan).

       (xv) References to "NA" indicate that, with respect to a particular category of data, such data is not applicable.

       (xvi) References to "NAV" indicate that, with respect to a particular category of data, such data is not available.

       (xvii) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

       (xviii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

       (xix) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will

                                     S-131

   be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

       (xx) The sum in any column of any of the following tables may not equal the indicated total due to rounding.

                                     S-132

        MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS(1)

                                                             % OF
                            NUMBER OF      AGGREGATE       CUT-OFF       AVERAGE        HIGHEST       WTD. AVG.
                            MORTGAGED     CUT-OFF DATE    DATE POOL   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
      PROPERTY TYPE        PROPERTIES       BALANCE        BALANCE       BALANCE        BALANCE       LTV RATIO
------------------------- ------------ ----------------- ----------- -------------- -------------- --------------

Office ..................       25     $  768,179,822        37.2%   $30,727,193    $115,000,000         66.8%
Retail ..................       71        534,048,585        25.9    $ 7,521,811    $ 49,000,000         69.7%
 Retail - Anchored ......       40        407,923,176        19.8    $10,198,079    $ 49,000,000         69.4%
 Retail - Unanchored.....       21         93,066,173         4.5    $ 4,431,723    $ 22,000,000         70.5%
 Retail - Shadow
  Anchored(4) ...........       10         33,059,236         1.6    $ 3,305,924    $ 10,477,485         70.7%
Multifamily .............       28        252,775,817        12.3    $ 9,027,708    $ 30,000,000         71.6%
Hospitality .............       18        216,365,030        10.5    $12,020,279    $ 67,917,232         62.8%
Self Storage ............       32        128,794,716         6.2    $ 4,024,835    $  8,169,000         77.5%
Mixed Use ...............       12         98,558,869         4.8    $ 8,213,239    $ 36,000,000         72.5%
Mobile Home Park ........       19         41,148,000         2.0    $ 2,165,684    $  4,850,628         80.0%
Land(5) .................        2         12,100,000         0.6    $ 6,050,000    $  7,000,000         76.7%
Industrial ..............        2         11,471,401         0.6    $ 5,735,701    $  6,376,996         62.4%
                                --     --------------       -----
                               209     $2,063,442,241       100.0%   $ 9,872,929    $115,000,000         69.0%
                               ===     ==============       =====

                                          WTD. AVG.
                                            STATED
                                          REMAINING
                             WTD. AVG.     TERM TO      WTD. AVG.       MINIMUM        MAXIMUM      WTD. AVG.
                           LTV RATIO AT    MATURITY   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE    OCCUPANCY      WTD. AVG.
      PROPERTY TYPE         MATURITY(2)   (MOS.)(2)     DSC RATIO      DSC RATIO      DSC RATIO      RATE(3)     MORTGAGE RATE
------------------------- -------------- ----------- -------------- -------------- -------------- ------------- --------------

Office ..................       62.7%         81     1.79x          1.25x          2.61x               92.8%         5.090%
Retail ..................       59.3%        115     1.49x          1.18x          2.42x               94.1%         5.343%
 Retail - Anchored ......       59.4%        115     1.52x          1.22x          2.42x               94.4%         5.288%
 Retail - Unanchored.....       59.4%        123     1.39x          1.25x          1.99x               93.4%         5.584%
 Retail - Shadow
  Anchored(4) ...........       58.0%        106     1.41x          1.18x          2.20x               92.0%         5.345%
Multifamily .............       62.1%        108     1.38x          1.21x          1.74x               92.2%         5.293%
Hospitality .............       50.2%        119     1.62x          1.33x          1.73x               N/A           6.572%
Self Storage ............       76.0%         65     1.89x          1.29x          3.00x               89.4%         4.758%
Mixed Use ...............       61.5%        107     1.37x          1.19x          1.98x               92.7%         5.420%
Mobile Home Park ........       70.2%        117     1.28x          1.21x          1.35x               91.8%         5.610%
Land(5) .................       64.1%        120     1.42x          1.34x          1.48x              100.0%         5.382%
Industrial ..............       52.5%         92     1.29x          1.25x          1.32x               82.2%         5.817%
                                61.3%         98     1.62X          1.18X          3.00X               92.8%         5.347%

-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement but excludes 18 Mortgage Loans secured by hospitality properties representing
      10.5% of the Cut-Off Date Pool Balance.

(4)   A Mortgaged Property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(5)   Specifically, the fee interest in land, which the ground tenant has improved and leased as a hotel or restaurant. In each case, the related building is not part of the loan collateral, and the source of funds for loan repayment is the ground rent payments made to the borrower.

                                     S-133

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                              % BY
                                             AGGREGATE      CUT-OFF      AVERAGE        HIGHEST
                              NUMBER          CUT-OFF         DATE       CUT-OFF        CUT-OFF
                           OF MORTGAGED         DATE        GROUP 1       DATE            DATE
      PROPERTY TYPE         PROPERTIES        BALANCE       BALANCE      BALANCE        BALANCE
------------------------- -------------- ----------------- --------- -------------- ---------------

Office ..................        25       $  768,179,822      41.5%   $30,727,193    $115,000,000
Retail ..................        71          534,048,585      28.8    $ 7,521,811    $ 49,000,000
 Retail - Anchored ......        40          407,923,176      22.0    $10,198,079    $ 49,000,000
 Retail - Unanchored.....        21           93,066,173       5.0    $ 4,431,723    $ 22,000,000
 Retail - Shadow
  Anchored(4) ...........        10           33,059,236       1.8    $ 3,305,924    $ 10,477,485
Hospitality .............        18          216,365,030      11.7    $12,020,279    $ 67,917,232
Self Storage ............        32          128,794,716       7.0    $ 4,024,835    $  8,169,000
Mixed Use ...............        12           98,558,869       5.3    $ 8,213,239    $ 36,000,000
Multifamily .............         7           48,675,768       2.6    $ 6,953,681    $  9,978,466
Mobile Home Park ........        14           33,600,000       1.8    $ 2,400,000    $  4,850,628
Land(5) .................         2           12,100,000       0.7    $ 6,050,000    $  7,000,000
Industrial ..............         2           11,471,401       0.6    $ 5,735,701    $  6,376,996
                                 --       --------------     -----
                                183       $1,851,794,192     100.0%   $10,119,094    $115,000,000
                                ===       ==============     =====

                                                     WTD. AVG.
                           WTD. AVG.                   STATED    WTD. AVG.   MINIMUM    MAXIMUM
                            CUT-OFF     WTD. AVG.    REMAINING    CUT-OFF    CUT-OFF    CUT-OFF
                              DATE         LTV        TERM TO       DATE       DATE      DATE     WTD. AVG.   WTD. AVG.
                              LTV        RATIO AT     MATURITY      DSC        DSC        DSC     OCCUPANCY   MORTGAGE
      PROPERTY TYPE          RATIO     MATURITY(2)   (MOS.)(2)     RATIO      RATIO      RATIO     RATE(3)      RATE
------------------------- ----------- ------------- ----------- ----------- --------- ---------- ----------- ----------

Office ..................     66.8%        62.7%         81     1.79x       1.25x     2.61x          92.8%      5.090%
Retail ..................     69.7%        59.3%        115     1.49x       1.18x     2.42x          94.1%      5.343%
 Retail - Anchored ......     69.4%        59.4%        115     1.52x       1.22x     2.42x          94.4%      5.288%
 Retail - Unanchored.....     70.5%        59.4%        123     1.39x       1.25x     1.99x          93.4%      5.584%
 Retail - Shadow
  Anchored(4) ...........     70.7%        58.0%        106     1.41x       1.18x     2.20x          92.0%      5.345%
Hospitality .............     62.8%        50.2%        119     1.62x       1.33x     1.73x          N/A        6.572%
Self Storage ............     77.5%        76.0%         65     1.89x       1.29x     3.00x          89.4%      4.758%
Mixed Use ...............     72.5%        61.5%        107     1.37x       1.19x     1.98x          92.7%      5.420%
Multifamily .............     71.8%        60.8%        109     1.35x       1.23x     1.58x          95.3%      5.276%
Mobile Home Park ........     80.0%        70.2%        117     1.27x       1.21x     1.34x          91.2%      5.610%
Land(5) .................     76.7%        64.1%        120     1.42x       1.34x     1.48x         100.0%      5.382%
Industrial ..............     62.4%        52.5%         92     1.29x       1.25x     1.32x          82.2%      5.817%
                              68.6%        61.1%         97     1.64X       1.18X     3.00X          93.0%      5.351%

(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement but excludes 18 Mortgage Loans secured by hospitality properties representing
      11.7% of the Cut-Off Date Group 1 Balance.

(4)   A Mortgaged Property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(5)   Specifically, the fee interest in land, which the ground tenant has improved and leased as a hotel or restaurant. In each case, the related building is not part of the loan collateral, and the source of funds for loan repayment is the ground rent payments made to the borrower.

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                         % BY
                                         AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
                           NUMBER         CUT-OFF        DATE      CUT-OFF        CUT-OFF
                        OF MORTGAGED        DATE       GROUP 2       DATE          DATE
     PROPERTY TYPE       PROPERTIES       BALANCE      BALANCE     BALANCE        BALANCE
---------------------- -------------- --------------- --------- ------------- --------------

Multifamily ..........       21        $204,100,049      96.4%   $9,719,050    $30,000,000
Mobile Home Park .....        5           7,548,000       3.6    $1,509,600    $ 2,608,000
                             --        ------------     -----
                             26        $211,648,049     100.0%   $8,140,310    $30,000,000
                             ==        ============     =====

                                                  WTD. AVG.
                        WTD. AVG.                   STATED    WTD. AVG.   MINIMUM    MAXIMUM
                         CUT-OFF     WTD. AVG.    REMAINING    CUT-OFF    CUT-OFF    CUT-OFF
                           DATE         LTV        TERM TO       DATE       DATE      DATE     WTD. AVG.   WTD. AVG.
                           LTV        RATIO AT     MATURITY      DSC        DSC        DSC     OCCUPANCY   MORTGAGE
     PROPERTY TYPE        RATIO     MATURITY(2)   (MOS.)(2)     RATIO      RATIO      RATIO       RATE       RATE
---------------------- ----------- ------------- ----------- ----------- --------- ---------- ----------- ----------

Multifamily ..........     71.6%        62.4%    107         1.38x       1.21x     1.74x          91.4%      5.297%
Mobile Home Park .....     80.0%        70.3%    117         1.35x       1.35x     1.35x          94.4%      5.610%
                           71.9%        62.6%    108         1.38X       1.21X     1.74X          91.5%      5.308%

(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-134

             RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS

                                                              % OF
                                            AGGREGATE       CUT-OFF       AVERAGE
      RANGE OF CUT-OFF       NUMBER OF     CUT-OFF DATE    DATE POOL   CUT-OFF DATE
     DATE BALANCES ($)         LOANS         BALANCE        BALANCE       BALANCE
--------------------------- ----------- ----------------- ----------- --------------

(less than or equal to)
 2,000,000 ................      18      $   26,418,019        1.3%    $  1,467,668
  2,000,001 -  3,000,000 ..      23          57,871,138        2.8     $  2,516,136
  3,000,001 -  4,000,000 ..      25          88,193,283        4.3     $  3,527,731
  4,000,001 -  5,000,000 ..      26         117,450,982        5.7     $  4,517,345
  5,000,001 -  6,000,000 ..      12          66,119,347        3.2     $  5,509,946
  6,000,001 -  7,000,000 ..       8          52,736,981        2.6     $  6,592,123
  7,000,001 -  8,000,000 ..      11          84,354,150        4.1     $  7,668,559
  8,000,001 -  9,000,000 ..       6          50,225,967        2.4     $  8,370,995
  9,000,001 - 10,000,000 ..       5          48,619,316        2.4     $  9,723,863
 10,000,001 - 15,000,000 ..      20         238,804,508       11.6     $ 11,940,225
 15,000,001 - 20,000,000 ..       8         135,032,528        6.5     $ 16,879,066
 20,000,001 - 25,000,000 ..       3          70,004,147        3.4     $ 23,334,716
 25,000,001 - 30,000,000 ..       5         138,094,641        6.7     $ 27,618,928
 35,000,001 - 40,000,000 ..       2          76,000,000        3.7     $ 38,000,000
 45,000,001 - 50,000,000 ..       2          96,300,000        4.7     $ 48,150,000
 50,000,001 - 55,000,000 ..       2         107,000,000        5.2     $ 53,500,000
 60,000,001 - 65,000,000 ..       1          64,800,000        3.1     $ 64,800,000
 65,000,001 - 70,000,000 ..       2         134,917,232        6.5     $ 67,458,616
 85,000,001 - 90,000,000 ..       1          90,000,000        4.4     $ 90,000,000
 90,000,001 - 115,000,000..       3         320,500,000       15.5     $106,833,333
                                 --      --------------      -----
                                183      $2,063,442,241      100.0%    $ 11,275,641
                                ===      ==============      =====

                                                                       WTD. AVG.
                                                                        STATED
                                            WTD. AVG.                  REMAINING
                                HIGHEST      CUT-OFF      WTD. AVG.     TERM TO     WTD. AVG.
      RANGE OF CUT-OFF       CUT-OFF DATE    DATE LTV   LTV RATIO AT   MATURITY   CUT-OFF DATE     WTD. AVG.
     DATE BALANCES ($)          BALANCE       RATIO       MATURITY*     (MOS.)*     DSC RATIO    MORTGAGE RATE
--------------------------- -------------- ----------- -------------- ---------- -------------- --------------

(less than or equal to)
 2,000,000 ................  $  2,000,000      62.0%         48.6%        115    1.70x               5.509%
  2,000,001 -  3,000,000 ..  $  3,000,000      68.5%         52.5%        117    1.54x               5.436%
  3,000,001 -  4,000,000 ..  $  3,944,000      71.4%         60.6%        106    1.62x               5.427%
  4,000,001 -  5,000,000 ..  $  4,960,000      74.0%         63.8%        104    1.54x               5.496%
  5,000,001 -  6,000,000 ..  $  6,000,000      76.2%         68.9%         96    1.52x               5.251%
  6,000,001 -  7,000,000 ..  $  7,000,000      75.0%         66.5%        106    1.49x               5.368%
  7,000,001 -  8,000,000 ..  $  8,000,000      72.5%         63.4%        105    1.44x               5.465%
  8,000,001 -  9,000,000 ..  $  8,850,000      72.9%         62.1%        102    1.54x               5.450%
  9,000,001 - 10,000,000 ..  $ 10,000,000      74.7%         65.4%        100    1.36x               5.204%
 10,000,001 - 15,000,000 ..  $ 15,000,000      73.1%         63.3%        105    1.38x               5.497%
 15,000,001 - 20,000,000 ..  $ 19,000,000      71.4%         57.9%        119    1.41x               5.561%
 20,000,001 - 25,000,000 ..  $ 24,552,330      74.5%         63.5%        118    1.35x               5.631%
 25,000,001 - 30,000,000 ..  $ 30,000,000      70.5%         59.9%        118    1.45x               5.776%
 35,000,001 - 40,000,000 ..  $ 40,000,000      73.8%         66.9%        102    1.34x               5.184%
 45,000,001 - 50,000,000 ..  $ 49,000,000      60.1%         57.0%        117    1.91x               5.044%
 50,000,001 - 55,000,000 ..  $ 54,000,000      72.6%         72.6%         59    1.89x               4.605%
 60,000,001 - 65,000,000 ..  $ 64,800,000      75.0%         61.9%        118    1.41x               5.230%
 65,000,001 - 70,000,000 ..  $ 67,917,232      60.3%         54.3%         89    2.00x               5.604%
 85,000,001 - 90,000,000 ..  $ 90,000,000      67.0%         67.0%         59    2.00x               4.530%
 90,000,001 - 115,000,000..  $115,000,000      59.5%         56.8%         79    1.83x               5.304%
                             $115,000,000      69.0%         61.3%         98    1.62X               5.347%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-135

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                            % BY
                                           AGGREGATE      CUT-OFF      AVERAGE
                                            CUT-OFF         DATE       CUT-OFF
     RANGE OF CUT-OFF       NUMBER OF         DATE        GROUP 1        DATE
     DATE BALANCES ($)        LOANS         BALANCE       BALANCE      BALANCE
-------------------------- ----------- ----------------- --------- ---------------

(less than or equal to)
2,000,000 ................      17      $   24,745,128       1.3%   $  1,455,596
2,000,001 - 3,000,000 ....      21          52,839,750       2.9    $  2,516,179
3,000,001 - 4,000,000 ....      24          85,096,202       4.6    $  3,545,675
4,000,001 - 5,000,000 ....      23         104,500,982       5.6    $  4,543,521
5,000,001 - 6,000,000 ....      12          66,119,347       3.6    $  5,509,946
6,000,001 - 7,000,000 ....       8          52,736,981       2.8    $  6,592,123
7,000,001 - 8,000,000 ....       9          68,806,150       3.7    $  7,645,128
8,000,001 - 9,000,000 ....       6          50,225,967       2.7    $  8,370,995
9,000,001 - 10,000,000 ...       4          39,219,316       2.1    $  9,804,829
10,000,001 - 15,000,000 ..      14         166,763,871       9.0    $ 11,911,705
15,000,001 - 20,000,000 ..       6          98,570,373       5.3    $ 16,428,396
20,000,001 - 25,000,000 ..       3          70,004,147       3.8    $ 23,334,716
25,000,001 - 30,000,000 ..       3          82,648,744       4.5    $ 27,549,581
35,000,001 - 40,000,000 ..       2          76,000,000       4.1    $ 38,000,000
45,000,001 - 50,000,000 ..       2          96,300,000       5.2    $ 48,150,000
50,000,001 - 55,000,000 ..       2         107,000,000       5.8    $ 53,500,000
60,000,001 - 65,000,000 ..       1          64,800,000       3.5    $ 64,800,000
65,000,001 - 70,000,000 ..       2         134,917,232       7.3    $ 67,458,616
85,000,001 - 90,000,000 ..       1          90,000,000       4.9    $ 90,000,000
90,000,001 - 115,000,000 .       3         320,500,000      17.3    $106,833,333
                                --      --------------     -----
                               163      $1,851,794,192     100.0%   $ 11,360,701
                               ===      ==============     =====

                                                                    WTD. AVG.
                                            WTD. AVG.                 STATED    WTD. AVG.
                               HIGHEST       CUT-OFF    WTD. AVG.   REMAINING    CUT-OFF
                               CUT-OFF         DATE        LTV       TERM TO      DATE     WTD. AVG.
     RANGE OF CUT-OFF            DATE          LTV       RATIO AT    MATURITY      DSC     MORTGAGE
     DATE BALANCES ($)         BALANCE        RATIO     MATURITY*    (MOS.)*      RATIO      RATE
-------------------------- --------------- ----------- ----------- ----------- ---------- ----------

(less than or equal to)
     2,000,000 ...........  $  2,000,000       62.0%       48.6%       115     1.70x         5.471%
2,000,001 - 3,000,000 ....  $  3,000,000       67.7%       51.5%       117     1.56x         5.425%
3,000,001 - 4,000,000 ....  $  3,944,000       71.1%       60.4%       105     1.63x         5.424%
4,000,001 - 5,000,000 ....  $  4,960,000       73.5%       64.1%       102     1.56x         5.485%
5,000,001 - 6,000,000 ....  $  6,000,000       76.2%       68.9%        96     1.52x         5.251%
6,000,001 - 7,000,000 ....  $  7,000,000       75.0%       66.5%       106     1.49x         5.368%
7,000,001 - 8,000,000 ....  $  7,990,398       71.5%       62.3%       103     1.46x         5.468%
8,000,001 - 9,000,000 ....  $  8,850,000       72.9%       62.1%       102     1.54x         5.450%
9,000,001 - 10,000,000 ...  $ 10,000,000       74.4%       63.7%       110     1.37x         5.331%
10,000,001 - 15,000,000 ..  $ 15,000,000       72.6%       62.0%       110     1.41x         5.660%
15,000,001 - 20,000,000 ..  $ 18,480,000       72.0%       57.2%       119     1.43x         5.576%
20,000,001 - 25,000,000 ..  $ 24,552,330       74.5%       63.5%       118     1.35x         5.631%
25,000,001 - 30,000,000 ..  $ 28,451,692       73.3%       61.6%       118     1.39x         6.057%
35,000,001 - 40,000,000 ..  $ 40,000,000       73.8%       66.9%       102     1.34x         5.184%
45,000,001 - 50,000,000 ..  $ 49,000,000       60.1%       57.0%       117     1.91x         5.044%
50,000,001 - 55,000,000 ..  $ 54,000,000       72.6%       72.6%        59     1.89x         4.605%
60,000,001 - 65,000,000 ..  $ 64,800,000       75.0%       61.9%       118     1.41x         5.230%
65,000,001 - 70,000,000 ..  $ 67,917,232       60.3%       54.3%        89     2.00x         5.604%
85,000,001 - 90,000,000 ..  $ 90,000,000       67.0%       67.0%        59     2.00x         4.530%
90,000,001 - 115,000,000 .  $115,000,000       59.5%       56.8%        79     1.83x         5.304%
                            $115,000,000       68.6%       61.1%        97     1.64X         5.351%

--------------

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-136

        RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                          % BY
                                          AGGREGATE     CUT-OFF     AVERAGE
                                           CUT-OFF        DATE      CUT-OFF
     RANGE OF CUT-OFF       NUMBER OF        DATE       GROUP 2       DATE
     DATE BALANCES ($)        LOANS        BALANCE      BALANCE     BALANCE
-------------------------- ----------- --------------- --------- -------------

(less than or equal to)
2,000,000 ................       1      $  1,672,891       0.8%   $ 1,672,891
2,000,001 - 3,000,000 ....       2         5,031,388       2.4    $ 2,515,694
3,000,001 - 4,000,000 ....       1         3,097,080       1.5    $ 3,097,080
4,000,001 - 5,000,000 ....       3        12,950,000       6.1    $ 4,316,667
7,000,001 - 8,000,000 ....       2        15,548,000       7.3    $ 7,774,000
9,000,001 - 10,000,000 ...       1         9,400,000       4.4    $ 9,400,000
10,000,001 - 15,000,000 ..       6        72,040,637      34.0    $12,006,773
15,000,001 - 20,000,000 ..       2        36,462,155      17.2    $18,231,078
25,000,001 - 30,000,000 ..       2        55,445,897      26.2    $27,722,948
                                 -      ------------     -----
                                20      $211,648,049     100.0%   $10,582,402
                                ==      ============     =====

                                                                  WTD. AVG.
                                          WTD. AVG.                 STATED    WTD. AVG.
                              HIGHEST      CUT-OFF    WTD. AVG.   REMAINING    CUT-OFF
                              CUT-OFF        DATE        LTV       TERM TO      DATE     WTD. AVG.
     RANGE OF CUT-OFF           DATE         LTV       RATIO AT    MATURITY      DSC     MORTGAGE
     DATE BALANCES ($)        BALANCE       RATIO     MATURITY*    (MOS.)*      RATIO      RATE
-------------------------- ------------- ----------- ----------- ----------- ---------- ----------

(less than or equal to)
2,000,000 ................  $ 1,672,891      62.0%       48.1%       119     1.74x         6.070%
2,000,001 - 3,000,000 ....  $ 2,891,388      77.1%       62.7%       118     1.32x         5.547%
3,000,001 - 4,000,000 ....  $ 3,097,080      79.9%       66.8%       119     1.37x         5.500%
4,000,001 - 5,000,000 ....  $ 4,800,000      77.4%       61.3%       120     1.38x         5.588%
7,000,001 - 8,000,000 ....  $ 8,000,000      77.1%       68.2%       118     1.36x         5.450%
9,000,001 - 10,000,000 ...  $ 9,400,000      75.8%       72.2%        59     1.31x         4.675%
10,000,001 - 15,000,000 ..  $13,840,637      74.1%       66.1%        96     1.30x         5.121%
15,000,001 - 20,000,000 ..  $19,000,000      69.7%       59.8%       117     1.35x         5.519%
25,000,001 - 30,000,000 ..  $30,000,000      66.5%       57.4%       117     1.54x         5.358%
                            $30,000,000      71.9%       62.6%       108     1.38X         5.308%

-------------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-137

             MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS(1)

                                                         % OF
                                        AGGREGATE      CUT-OFF      AVERAGE
                         NUMBER OF       CUT-OFF         DATE       CUT-OFF
                         MORTGAGED         DATE          POOL        DATE
         STATE          PROPERTIES       BALANCE       BALANCE      BALANCE
---------------------- ------------ ----------------- --------- --------------

CA ...................       30      $  412,210,322      20.0%   $13,740,344
 Southern(3) .........       25         309,649,201      15.0    $12,385,968
 Northern(3) .........        5         102,561,121       5.0    $20,512,224
NY ...................        7         392,491,637      19.0    $56,070,234
IL ...................        9         248,336,990      12.0    $27,592,999
FL ...................       27         144,168,362       7.0    $ 5,339,569
WA ...................        7         115,066,055       5.6    $16,438,008
GA ...................       18          93,847,062       4.5    $ 5,213,726
NC ...................        7          81,010,223       3.9    $11,572,889
NV ...................        6          74,634,637       3.6    $12,439,106
TX ...................       17          72,197,720       3.5    $ 4,246,925
MA ...................        4          62,392,651       3.0    $15,598,163
VA ...................        7          49,190,116       2.4    $ 7,027,159
WI ...................       17          47,595,942       2.3    $ 2,799,761
SC ...................        7          43,610,310       2.1    $ 6,230,044
NJ ...................        4          40,743,468       2.0    $10,185,867
NM ...................        2          23,750,000       1.2    $11,875,000
PA ...................        5          19,396,830       0.9    $ 3,879,366
AK ...................        1          16,962,915       0.8    $16,962,915
DC ...................        5          16,714,876       0.8    $ 3,342,975
AZ ...................        3          16,153,170       0.8    $ 5,384,390
MN ...................        7          14,195,347       0.7    $ 2,027,907
LA ...................        2          13,346,000       0.6    $ 6,673,000
IN ...................        1          12,646,892       0.6    $12,646,892
SD ...................        1           8,062,785       0.4    $ 8,062,785
MD ...................        4           6,913,678       0.3    $ 1,728,420
CO ...................        2           6,690,094       0.3    $ 3,345,047
AL ...................        1           6,300,000       0.3    $ 6,300,000
MS ...................        1           4,829,422       0.2    $ 4,829,422
TN ...................        2           4,757,891       0.2    $ 2,378,946
MI ...................        1           4,050,000       0.2    $ 4,050,000
OK ...................        1           3,738,864       0.2    $ 3,738,864
IA ...................        1           3,500,000       0.2    $ 3,500,000
OH ...................        1           2,140,000       0.1    $ 2,140,000
UT ...................        1           1,797,982       0.1    $ 1,797,982
                             --      --------------     -----
                            209      $2,063,442,241     100.0%   $ 9,872,929
                            ===      ==============     =====

                                                                 WTD. AVG.
                                       WTD. AVG.                   STATED    WTD. AVG.
                           HIGHEST      CUT-OFF     WTD. AVG.    REMAINING    CUT-OFF
                           CUT-OFF        DATE         LTV        TERM TO      DATE     WTD. AVG.
                            DATE          LTV        RATIO AT     MATURITY      DSC     MORTGAGE
         STATE             BALANCE       RATIO     MATURITY(2)   (MOS.)(2)     RATIO      RATE
---------------------- -------------- ----------- ------------- ----------- ---------- ----------

CA ...................  $ 90,000,000      71.6%        64.1%         98     1.55x         5.282%
 Southern(3) .........  $ 90,000,000      70.2%        62.4%         96     1.61x         5.324%
 Northern(3) .........  $ 49,000,000      76.0%        69.2%        105     1.37x         5.155%
NY ...................  $115,000,000      64.9%        60.7%         79     1.79x         5.212%
IL ...................  $112,500,000      65.6%        55.5%        118     1.53x         5.590%
FL ...................  $ 25,445,897      71.0%        62.9%        103     1.60x         5.447%
WA ...................  $ 67,000,000      65.6%        61.1%         83     1.95x         5.623%
GA ...................  $ 12,425,000      77.0%        66.2%        107     1.51x         5.246%
NC ...................  $ 47,300,000      54.4%        47.9%        118     1.98x         5.321%
NV ...................  $ 30,000,000      68.6%        58.1%        120     1.41x         5.522%
TX ...................  $ 13,840,637      71.6%        63.4%         89     1.66x         5.107%
MA ...................  $ 54,000,000      68.4%        67.4%         67     1.80x         4.737%
VA ...................  $ 17,462,155      71.5%        62.4%        102     1.46x         5.241%
WI ...................  $ 10,987,785      76.2%        65.5%        118     1.33x         5.852%
SC ...................  $ 16,500,000      75.8%        67.7%         98     1.54x         5.349%
NJ ...................  $ 15,000,000      72.5%        61.4%        118     1.32x         5.448%
NM ...................  $ 12,750,000      75.8%        66.1%        120     1.29x         5.294%
PA ...................  $  6,376,996      68.4%        56.3%        103     1.36x         6.002%
AK ...................  $ 16,962,915      65.7%        42.1%        119     1.39x         5.370%
DC ...................  $  5,199,849      75.4%        63.5%        118     1.35x         5.740%
AZ ...................  $ 11,500,000      70.8%        58.7%         81     1.30x         4.931%
MN ...................  $  4,800,000      79.4%        67.1%        118     1.38x         5.402%
LA ...................  $  7,927,000      80.2%        80.2%         56     1.70x         4.650%
IN ...................  $ 12,646,892      79.9%        73.9%         59     1.40x         5.110%
SD ...................  $  8,062,785      65.6%        49.3%        119     1.58x         5.100%
MD ...................  $  3,391,206      73.0%        61.1%        118     1.42x         5.508%
CO ...................  $  4,590,094      58.1%        47.5%        119     1.78x         5.360%
AL ...................  $  6,300,000      79.8%        69.4%        120     1.35x         5.240%
MS ...................  $  4,829,422      79.8%        74.0%         58     1.47x         5.180%
TN ...................  $  3,085,000      72.4%        58.9%        120     1.53x         5.538%
MI ...................  $  4,050,000      73.0%        57.1%        120     1.35x         6.330%
OK ...................  $  3,738,864      60.9%        46.5%        118     1.47x         5.500%
IA ...................  $  3,500,000      74.5%        61.6%        120     1.52x         5.180%
OH ...................  $  2,140,000      80.0%        70.3%        117     1.21x         5.610%
UT ...................  $  1,797,982      78.2%        62.8%        119     1.29x         5.800%
                        $115,000,000      69.0%        61.3%         98     1.62X         5.347%

------------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                     S-138

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                   % BY
                                                  AGGREGATE      CUT-OFF      AVERAGE
                                                   CUT-OFF         DATE       CUT-OFF
                              NUMBER OF              DATE        GROUP 1       DATE
         STATE          MORTGAGED PROPERTIES       BALANCE       BALANCE      BALANCE
---------------------- ---------------------- ----------------- --------- --------------

NY ...................             7           $  392,491,637      21.2%   $56,070,234
CA ...................            28              390,960,322      21.1    $13,962,869
 Southern(3) .........            23              288,399,201      15.6    $12,539,096
 Northern(3) .........             5              102,561,121       5.5    $20,512,224
IL ...................             9              248,336,990      13.4    $27,592,999
FL ...................            26              118,722,465       6.4    $ 4,566,249
WA ...................             6              107,066,055       5.8    $17,844,342
GA ...................            17               90,749,981       4.9    $ 5,338,234
NC ...................             5               78,118,835       4.2    $15,623,767
MA ...................             4               62,392,651       3.4    $15,598,163
TX ...................            16               58,357,083       3.2    $ 3,647,318
WI ...................            17               47,595,942       2.6    $ 2,799,761
SC ...................             7               43,610,310       2.4    $ 6,230,044
NJ ...................             4               40,743,468       2.2    $10,185,867
VA ...................             6               31,727,961       1.7    $ 5,287,993
AK ...................             1               16,962,915       0.9    $16,962,915
DC ...................             5               16,714,876       0.9    $ 3,342,975
PA ...................             3               15,296,830       0.8    $ 5,098,943
NV ...................             3               14,534,637       0.8    $ 4,844,879
LA ...................             2               13,346,000       0.7    $ 6,673,000
IN ...................             1               12,646,892       0.7    $12,646,892
SD ...................             1                8,062,785       0.4    $ 8,062,785
MD ...................             4                6,913,678       0.4    $ 1,728,420
CO ...................             2                6,690,094       0.4    $ 3,345,047
AL ...................             1                6,300,000       0.3    $ 6,300,000
MS ...................             1                4,829,422       0.3    $ 4,829,422
AZ ...................             2                4,653,170       0.3    $ 2,326,585
OK ...................             1                3,738,864       0.2    $ 3,738,864
IA ...................             1                3,500,000       0.2    $ 3,500,000
TN ...................             1                3,085,000       0.2    $ 3,085,000
MN ...................             1                1,847,347       0.1    $ 1,847,347
UT ...................             1                1,797,982       0.1    $ 1,797,982
                                  --           --------------     -----
                                 183           $1,851,794,192     100.0%   $10,119,094
                                 ===           ==============     =====

                                                                  WTD. AVG.
                                        WTD. AVG.                   STATED    WTD. AVG.
                           HIGHEST       CUT-OFF     WTD. AVG.    REMAINING    CUT-OFF
                           CUT-OFF         DATE         LTV        TERM TO      DATE     WTD. AVG.
                             DATE          LTV        RATIO AT     MATURITY      DSC     MORTGAGE
         STATE             BALANCE        RATIO     MATURITY(2)   (MOS.)(2)     RATIO      RATE
---------------------- --------------- ----------- ------------- ----------- ---------- ----------

NY ...................  $115,000,000       64.9%        60.7%         79     1.79x         5.212%
CA ...................  $ 90,000,000       71.3%        63.6%        100     1.56x         5.314%
 Southern(3) .........  $ 90,000,000       69.6%        61.5%         99     1.63x         5.371%
 Northern(3) .........  $ 49,000,000       76.0%        69.2%        105     1.37x         5.155%
IL ...................  $112,500,000       65.6%        55.5%        118     1.53x         5.590%
FL ...................  $ 10,500,000       71.3%        63.9%        100     1.61x         5.474%
WA ...................  $ 67,000,000       64.9%        60.7%         81     1.99x         5.647%
GA ...................  $ 12,425,000       76.9%        66.2%        107     1.51x         5.237%
NC ...................  $ 47,300,000       53.7%        47.6%        118     2.01x         5.315%
MA ...................  $ 54,000,000       68.4%        67.4%         67     1.80x         4.737%
TX ...................  $  9,900,000       73.3%        66.0%         86     1.72x         5.073%
WI ...................  $ 10,987,785       76.2%        65.5%        118     1.33x         5.852%
SC ...................  $ 16,500,000       75.8%        67.7%         98     1.54x         5.349%
NJ ...................  $ 15,000,000       72.5%        61.4%        118     1.32x         5.448%
VA ...................  $ 10,477,485       72.7%        65.0%         93     1.48x         5.247%
AK ...................  $ 16,962,915       65.7%        42.1%        119     1.39x         5.370%
DC ...................  $  5,199,849       75.4%        63.5%        118     1.35x         5.740%
PA ...................  $  6,376,996       65.6%        55.4%         98     1.38x         6.149%
NV ...................  $  7,293,294       71.6%        48.9%        131     1.48x         5.599%
LA ...................  $  7,927,000       80.2%        80.2%         56     1.70x         4.650%
IN ...................  $ 12,646,892       79.9%        73.9%         59     1.40x         5.110%
SD ...................  $  8,062,785       65.6%        49.3%        119     1.58x         5.100%
MD ...................  $  3,391,206       73.0%        61.1%        118     1.42x         5.508%
CO ...................  $  4,590,094       58.1%        47.5%        119     1.78x         5.360%
AL ...................  $  6,300,000       79.8%        69.4%        120     1.35x         5.240%
MS ...................  $  4,829,422       79.8%        74.0%         58     1.47x         5.180%
AZ ...................  $  2,705,127       61.1%        27.5%        139     1.35x         5.106%
OK ...................  $  3,738,864       60.9%        46.5%        118     1.47x         5.500%
IA ...................  $  3,500,000       74.5%        61.6%        120     1.52x         5.180%
TN ...................  $  3,085,000       78.1%        64.7%        120     1.41x         5.250%
MN ...................  $  1,847,347       75.4%        57.2%        119     1.28x         5.390%
UT ...................  $  1,797,982       78.2%        62.8%        119     1.29x         5.800%
                        $115,000,000       68.6%        61.1%         97     1.64X         5.351%

----------------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                     S-139

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                % BY
                                                 AGGREGATE    CUT-OFF      AVERAGE
                                                  CUT-OFF       DATE       CUT-OFF
                              NUMBER OF            DATE       GROUP 2       DATE
         STATE          MORTGAGED PROPERTIES      BALANCE     BALANCE      BALANCE
---------------------- ---------------------- -------------- --------- --------------

NV ...................            3            $ 60,100,000     28.4%   $20,033,333
FL ...................            1              25,445,897     12.0    $25,445,897
NM ...................            2              23,750,000     11.2    $11,875,000
CA ...................            2              21,250,000     10.0    $10,625,000
 Southern(3) .........            2              21,250,000     10.0    $10,625,000
VA ...................            1              17,462,155      8.3    $17,462,155
TX ...................            1              13,840,637      6.5    $13,840,637
MN ...................            6              12,348,000      5.8    $ 2,058,000
AZ ...................            1              11,500,000      5.4    $11,500,000
WA ...................            1               8,000,000      3.8    $ 8,000,000
PA ...................            2               4,100,000      1.9    $ 2,050,000
MI ...................            1               4,050,000      1.9    $ 4,050,000
GA ...................            1               3,097,080      1.5    $ 3,097,080
NC ...................            2               2,891,388      1.4    $ 1,445,694
OH ...................            1               2,140,000      1.0    $ 2,140,000
TN ...................            1               1,672,891      0.8    $ 1,672,891
                                  -            ------------    -----
                                 26            $211,648,049    100.0%   $ 8,140,310
                                 ==            ============    =====

                                                                 WTD. AVG.
                                       WTD. AVG.                   STATED    WTD. AVG.
                           HIGHEST      CUT-OFF     WTD. AVG.    REMAINING    CUT-OFF
                           CUT-OFF        DATE         LTV        TERM TO      DATE     WTD. AVG.
                            DATE          LTV        RATIO AT     MATURITY      DSC     MORTGAGE
         STATE             BALANCE       RATIO     MATURITY(2)   (MOS.)(2)     RATIO      RATE
---------------------- -------------- ----------- ------------- ----------- ---------- ----------

NV ...................  $30,000,000       67.9%        60.4%        117     1.40x         5.504%
FL ...................  $25,445,897       69.7%        58.0%        118     1.52x         5.320%
NM ...................  $12,750,000       75.8%        66.1%        120     1.29x         5.294%
CA ...................  $11,850,000       78.2%        74.5%         59     1.28x         4.678%
 Southern(3) .........  $11,850,000       78.2%        74.5%         59     1.28x         4.678%
VA ...................  $17,462,155       69.3%        57.5%        118     1.43x         5.230%
TX ...................  $13,840,637       64.4%        52.1%        102     1.42x         5.250%
MN ...................  $ 4,800,000       80.0%        68.6%        118     1.40x         5.404%
AZ ...................  $11,500,000       74.7%        71.3%         58     1.28x         4.860%
WA ...................  $ 8,000,000       74.3%        66.2%        118     1.36x         5.300%
PA ...................  $ 2,680,769       78.9%        59.9%        120     1.28x         5.450%
MI ...................  $ 4,050,000       73.0%        57.1%        120     1.35x         6.330%
GA ...................  $ 3,097,080       79.9%        66.8%        119     1.37x         5.500%
NC ...................  $ 2,434,459       74.9%        57.2%        118     1.40x         5.500%
OH ...................  $ 2,140,000       80.0%        70.3%        117     1.21x         5.610%
TN ...................  $ 1,672,891       62.0%        48.1%        119     1.74x         6.070%
                        $30,000,000       71.9%        62.6%        108     1.38X         5.308%

-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                     S-140

 RANGE OF UNDERWRITTEN DSC RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                             % OF
                                           AGGREGATE       CUT-OFF       AVERAGE
   RANGE OF UNDERWRITTEN    NUMBER OF     CUT-OFF DATE    DATE POOL   CUT-OFF DATE
      DSC RATIOS (X)          LOANS         BALANCE        BALANCE       BALANCE
-------------------------- ----------- ----------------- ----------- --------------

1.15 -- 1.19 .............     2        $    4,290,677        0.2%    $ 2,145,339
1.20 -- 1.24 .............     6            37,594,089        1.8     $ 6,265,681
1.25 -- 1.29 .............     27          233,935,069       11.3     $ 8,664,262
1.30 -- 1.34 .............     23          306,590,375       14.9     $13,330,016
1.35 -- 1.39 .............     19          187,431,982        9.1     $ 9,864,841
1.40 -- 1.44 .............     20          251,047,553       12.2     $12,552,378
1.45 -- 1.49 .............     12           72,751,201        3.5     $ 6,062,600
1.50 -- 1.54 .............     9            67,698,431        3.3     $ 7,522,048
1.55 -- 1.59 .............     7            95,672,003        4.6     $13,667,429
1.60 -- 1.64 .............     8            43,445,876        2.1     $ 5,430,734
1.65 -- 1.69 .............     3            22,412,000        1.1     $ 7,470,667
1.70 -- 1.74 .............     8           216,008,044       10.5     $27,001,006
1.80 -- 1.84 .............     6            75,839,000        3.7     $12,639,833
1.85 -- 1.89 .............     3            11,085,173        0.5     $ 3,695,058
1.90 -- 1.94 .............     5            27,109,000        1.3     $ 5,421,800
1.95 -- 1.99 .............     6            67,179,983        3.3     $11,196,664
2.00 -- 2.04 .............     3            94,833,000        4.6     $31,611,000
2.05 -- 2.09 .............     5            17,074,000        0.8     $ 3,414,800
2.10 -- 2.14 .............     3            10,870,000        0.5     $ 3,623,333
2.15 -- 2.19 .............     1             6,332,000        0.3     $ 6,332,000
2.20 -- 2.24 .............     2             4,223,509        0.2     $ 2,111,755
2.25 -- 2.29 .............     1            67,000,000        3.2     $67,000,000
2.30 -- 3.00 .............     4           143,019,276        6.9     $35,754,819
                              ---       --------------      -----
                              183       $2,063,442,241      100.0%    $11,275,641
                              ===       ==============      =====

                                                                          WTD. AVG.
                                           WTD. AVG.                       STATED
                               HIGHEST      CUT-OFF      WTD. AVG.        REMAINING        WTD. AVG.    WTD. AVG.
   RANGE OF UNDERWRITTEN    CUT-OFF DATE    DATE LTV   LTV RATIO AT        TERM TO       CUT-OFF DATE   MORTGAGE
      DSC RATIOS (X)           BALANCE       RATIO       MATURITY*    MATURITY (MOS.)*     DSC RATIO      RATE
-------------------------- -------------- ----------- -------------- ------------------ -------------- ----------

1.15 -- 1.19 .............  $  3,000,000      64.6%         0.0%             179        1.19x             5.630%
1.20 -- 1.24 .............  $ 11,100,000      77.3%        63.3%             129        1.21x             5.426%
1.25 -- 1.29 .............  $ 26,624,000      75.3%        64.4%             114        1.27x             5.450%
1.30 -- 1.34 .............  $115,000,000      74.2%        67.0%              89        1.32x             5.117%
1.35 -- 1.39 .............  $ 40,000,000      71.5%        59.9%             117        1.36x             5.453%
1.40 -- 1.44 .............  $ 64,800,000      74.0%        62.2%             115        1.41x             5.335%
1.45 -- 1.49 .............  $ 10,500,000      73.9%        63.5%             102        1.47x             5.412%
1.50 -- 1.54 .............  $ 25,445,897      70.2%        57.7%             118        1.52x             5.879%
1.55 -- 1.59 .............  $ 30,000,000      65.5%        57.0%             107        1.56x             5.849%
1.60 -- 1.64 .............  $ 15,330,523      69.3%        57.5%             110        1.61x             5.713%
1.65 -- 1.69 .............  $ 14,850,000      72.8%        62.0%             109        1.68x             6.563%
1.70 -- 1.74 .............  $112,500,000      55.5%        47.2%             116        1.72x             5.997%
1.80 -- 1.84 .............  $ 54,000,000      71.7%        71.2%              61        1.82x             4.652%
1.85 -- 1.89 .............  $  6,790,000      62.2%        60.1%             118        1.87x             5.407%
1.90 -- 1.94 .............  $  8,169,000      80.2%        80.2%              56        1.91x             4.650%
1.95 -- 1.99 .............  $ 53,000,000      72.5%        71.5%              65        1.96x             4.717%
2.00 -- 2.04 .............  $ 90,000,000      67.6%        67.6%              59        2.00x             4.536%
2.05 -- 2.09 .............  $  5,723,000      80.2%        80.2%              56        2.06x             4.650%
2.10 -- 2.14 .............  $  4,481,000      79.1%        79.1%              56        2.11x             4.650%
2.15 -- 2.19 .............  $  6,332,000      80.2%        80.2%              56        2.15x             4.650%
2.20 -- 2.24 .............  $  3,700,000      38.9%        30.8%             119        2.20x             5.178%
2.25 -- 2.29 .............  $ 67,000,000      66.3%        66.3%              58        2.28x             4.960%
2.30 -- 3.00 .............  $ 93,000,000      47.5%        47.4%              79        2.55x             5.300%
                            $115,000,000      69.0%        61.3%              98        1.62X             5.347%

----------------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-141

   RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                              % BY
                                           AGGREGATE         CUT-OFF        AVERAGE
   RANGE OF UNDERWRITTEN    NUMBER OF     CUT-OFF DATE    DATE GROUP 1   CUT-OFF DATE
      DSC RATIOS (X)          LOANS         BALANCE          BALANCE        BALANCE
-------------------------- ----------- ----------------- -------------- --------------

1.15 -- 1.19 .............       2      $    4,290,677          0.2%     $ 2,145,339
1.20 -- 1.24 .............       3          13,354,089          0.7      $ 4,451,363
1.25 -- 1.29 .............      23         187,485,069         10.1      $ 8,151,525
1.30 -- 1.34 .............      22         297,190,375         16.0      $13,508,653
1.35 -- 1.39 .............      14         151,986,901          8.2      $10,856,207
1.40 -- 1.44 .............      17         216,853,373         11.7      $12,756,081
1.45 -- 1.49 .............      11          67,951,201          3.7      $ 6,177,382
1.50 -- 1.54 .............       8          42,252,534          2.3      $ 5,281,567
1.55 -- 1.59 .............       6          65,672,003          3.5      $10,945,334
1.60 -- 1.64 .............       8          43,445,876          2.3      $ 5,430,734
1.65 -- 1.69 .............       3          22,412,000          1.2      $ 7,470,667
1.70 -- 1.74 .............       7         214,335,153         11.6      $30,619,308
1.80 -- 1.84 .............       6          75,839,000          4.1      $12,639,833
1.85 -- 1.89 .............       3          11,085,173          0.6      $ 3,695,058
1.90 -- 1.94 .............       5          27,109,000          1.5      $ 5,421,800
1.95 -- 1.99 .............       6          67,179,983          3.6      $11,196,664
2.00 -- 2.04 .............       3          94,833,000          5.1      $31,611,000
2.05 -- 2.09 .............       5          17,074,000          0.9      $ 3,414,800
2.10 -- 2.14 .............       3          10,870,000          0.6      $ 3,623,333
2.15 -- 2.19 .............       1           6,332,000          0.3      $ 6,332,000
2.20 -- 2.24 .............       2           4,223,509          0.2      $ 2,111,755
2.25 -- 2.29 .............       1          67,000,000          3.6      $67,000,000
2.30 -- 3.00 .............       4         143,019,276          7.7      $35,754,819
                                --      --------------        -----
                               163      $1,851,794,192        100.0%     $11,360,701
                               ===      ==============        =====

                                                                          WTD. AVG.
                                           WTD. AVG.                       STATED        WTD. AVG.
                               HIGHEST      CUT-OFF      WTD. AVG.        REMAINING       CUT-OFF   WTD. AVG.
   RANGE OF UNDERWRITTEN    CUT-OFF DATE    DATE LTV   LTV RATIO AT        TERM TO       DATE DSC   MORTGAGE
      DSC RATIOS (X)           BALANCE       RATIO       MATURITY*    MATURITY (MOS.)*     RATIO      RATE
-------------------------- -------------- ----------- -------------- ------------------ ---------- ----------

1.15 -- 1.19 .............  $  3,000,000      64.6%         0.0%             179        1.19x         5.630%
1.20 -- 1.24 .............  $  7,000,000      76.4%        53.8%             149        1.22x         5.572%
1.25 -- 1.29 .............  $ 26,624,000      75.4%        63.6%             120        1.27x         5.501%
1.30 -- 1.34 .............  $115,000,000      74.2%        66.8%              90        1.32x         5.131%
1.35 -- 1.39 .............  $ 40,000,000      70.6%        58.7%             117        1.36x         5.443%
1.40 -- 1.44 .............  $ 64,800,000      75.0%        63.3%             116        1.41x         5.347%
1.45 -- 1.49 .............  $ 10,500,000      73.5%        63.3%             101        1.47x         5.436%
1.50 -- 1.54 .............  $ 10,987,785      70.5%        57.6%             119        1.52x         6.215%
1.55 -- 1.59 .............  $ 27,573,052      66.3%        57.0%             102        1.56x         6.058%
1.60 -- 1.64 .............  $ 15,330,523      69.3%        57.5%             110        1.61x         5.713%
1.65 -- 1.69 .............  $ 14,850,000      72.8%        62.0%             109        1.68x         6.563%
1.70 -- 1.74 .............  $112,500,000      55.5%        47.2%             116        1.72x         5.996%
1.80 -- 1.84 .............  $ 54,000,000      71.7%        71.2%              61        1.82x         4.652%
1.85 -- 1.89 .............  $  6,790,000      62.2%        60.1%             118        1.87x         5.407%
1.90 -- 1.94 .............  $  8,169,000      80.2%        80.2%              56        1.91x         4.650%
1.95 -- 1.99 .............  $ 53,000,000      72.5%        71.5%              65        1.96x         4.717%
2.00 -- 2.04 .............  $ 90,000,000      67.6%        67.6%              59        2.00x         4.536%
2.05 -- 2.09 .............  $  5,723,000      80.2%        80.2%              56        2.06x         4.650%
2.10 -- 2.14 .............  $  4,481,000      79.1%        79.1%              56        2.11x         4.650%
2.15 -- 2.19 .............  $  6,332,000      80.2%        80.2%              56        2.15x         4.650%
2.20 -- 2.24 .............  $  3,700,000      38.9%        30.8%             119        2.20x         5.178%
2.25 -- 2.29 .............  $ 67,000,000      66.3%        66.3%              58        2.28x         4.960%
2.30 -- 3.00 .............  $ 93,000,000      47.5%        47.4%              79        2.55x         5.300%
                            $115,000,000      68.6%        61.1%              97        1.64X         5.351%

---------------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-142

   RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                           % BY
                                          AGGREGATE       CUT-OFF        AVERAGE
   RANGE OF UNDERWRITTEN    NUMBER OF   CUT-OFF DATE   DATE GROUP 2   CUT-OFF DATE
      DSC RATIOS (X)          LOANS        BALANCE        BALANCE        BALANCE
-------------------------- ----------- -------------- -------------- --------------

1.20 -- 1.24 ............. 3            $ 24,240,000        11.5%     $ 8,080,000
1.25 -- 1.29 ............. 4              46,450,000        21.9      $11,612,500
1.30 -- 1.34 ............. 1               9,400,000         4.4      $ 9,400,000
1.35 -- 1.39 ............. 5              35,445,080        16.7      $ 7,089,016
1.40 -- 1.44 ............. 3              34,194,180        16.2      $11,398,060
1.45 -- 1.49 ............. 1               4,800,000         2.3      $ 4,800,000
1.50 -- 1.54 ............. 1              25,445,897        12.0      $25,445,897
1.55 -- 1.59 ............. 1              30,000,000        14.2      $30,000,000
1.70 -- 1.74 ............. 1               1,672,891         0.8      $ 1,672,891
                           --           ------------       -----
                           20           $211,648,049       100.0%     $10,582,402
                           ==           ============       =====

                                                                          WTD. AVG.
                                           WTD. AVG.                       STATED        WTD. AVG.
                               HIGHEST      CUT-OFF      WTD. AVG.        REMAINING       CUT-OFF   WTD. AVG.
   RANGE OF UNDERWRITTEN    CUT-OFF DATE    DATE LTV   LTV RATIO AT        TERM TO       DATE DSC   MORTGAGE
      DSC RATIOS (X)           BALANCE       RATIO       MATURITY*    MATURITY (MOS.)*     RATIO      RATE
-------------------------- -------------- ----------- -------------- ------------------ ---------- ----------

1.20 -- 1.24 .............  $11,100,000       77.8%         68.6%            118        1.21x         5.346%
1.25 -- 1.29 .............  $19,000,000       74.6%         67.7%             88        1.27x         5.245%
1.30 -- 1.34 .............  $ 9,400,000       75.8%         72.2%             59        1.31x         4.675%
1.35 -- 1.39 .............  $12,750,000       75.2%         65.0%            119        1.36x         5.494%
1.40 -- 1.44 .............  $17,462,155       67.8%         55.3%            112        1.42x         5.261%
1.45 -- 1.49 .............  $ 4,800,000       80.0%         65.9%            120        1.48x         5.080%
1.50 -- 1.54 .............  $25,445,897       69.7%         58.0%            118        1.52x         5.320%
1.55 -- 1.59 .............  $30,000,000       63.7%         56.9%            117        1.55x         5.390%
1.70 -- 1.74 .............  $ 1,672,891       62.0%         48.1%            119        1.74x         6.070%
                            $30,000,000       71.9%         62.6%            108        1.38X         5.308%

--------------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                   % OF
                                                 AGGREGATE       CUT-OFF       AVERAGE
                                  NUMBER OF     CUT-OFF DATE    DATE POOL   CUT-OFF DATE
 RANGE OF CUT-OFF LTV RATIO (%)     LOANS         BALANCE        BALANCE       BALANCE
-------------------------------- ----------- ----------------- ----------- --------------

30.01 -- 35.00 .................     1        $    2,000,000        0.1%    $ 2,000,000
35.01 -- 40.00 .................     3            52,067,390        2.5     $17,355,797
40.01 -- 50.00 .................     5            15,809,674        0.8     $ 3,161,935
50.01 -- 55.00 .................     8           293,997,191       14.2     $36,749,649
55.01 -- 60.00 .................     7            45,812,520        2.2     $ 6,544,646
60.01 -- 65.00 .................     15          105,228,918        5.1     $ 7,015,261
65.01 -- 70.00 .................     26          406,293,695       19.7     $15,626,681
70.01 -- 75.00 .................     48          568,111,543       27.5     $11,835,657
75.01 -- 80.39 .................     70          574,121,309       27.8     $ 8,201,733
                                    ---       --------------      -----
                                    183       $2,063,442,241      100.0%    $11,275,641
                                    ===       ==============      =====

                                                                            WTD. AVG.
                                                                              STATED
                                                 WTD. AVG.                  REMAINING   WTD. AVG.
                                     HIGHEST      CUT-OFF      WTD. AVG.     TERM TO     CUT-OFF   WTD. AVG.
                                  CUT-OFF DATE    DATE LTV   LTV RATIO AT    MATURITY   DATE DSC   MORTGAGE
 RANGE OF CUT-OFF LTV RATIO (%)      BALANCE       RATIO       MATURITY*     (MOS.)*      RATIO      RATE
-------------------------------- -------------- ----------- -------------- ----------- ---------- ----------

30.01 -- 35.00 .................  $  2,000,000      33.3%         25.7%        120     1.98x         5.890%
35.01 -- 40.00 .................  $ 47,300,000      39.5%         38.2%        118     2.38x         5.091%
40.01 -- 50.00 .................  $  7,990,398      48.0%         39.5%        118     1.84x         6.118%
50.01 -- 55.00 .................  $112,500,000      53.0%         47.2%         99     1.99x         5.770%
55.01 -- 60.00 .................  $ 27,573,052      59.4%         44.4%        123     1.57x         6.814%
60.01 -- 65.00 .................  $ 30,000,000      63.7%         50.8%        114     1.47x         5.583%
65.01 -- 70.00 .................  $ 90,000,000      67.7%         61.9%         85     1.77x         5.075%
70.01 -- 75.00 .................  $115,000,000      73.4%         64.2%        102     1.38x         5.374%
75.01 -- 80.39 .................  $ 53,000,000      78.7%         71.2%         97     1.49x         5.136%
                                  $115,000,000      69.0%         61.3%         98     1.62X         5.347%

--------------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-143

   RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                    % BY
                                                 AGGREGATE         CUT-OFF        AVERAGE
                                  NUMBER OF     CUT-OFF DATE    DATE GROUP 1   CUT-OFF DATE
 RANGE OF CUT-OFF LTV RATIO (%)     LOANS         BALANCE          BALANCE        BALANCE
-------------------------------- ----------- ----------------- -------------- --------------

30.01 -- 35.00 .................       1      $    2,000,000          0.1%     $ 2,000,000
35.01 -- 40.00 .................       3          52,067,390          2.8      $17,355,797
40.01 -- 50.00 .................       5          15,809,674          0.9      $ 3,161,935
50.01 -- 55.00 .................       8         293,997,191         15.9      $36,749,649
55.01 -- 60.00 .................       7          45,812,520          2.5      $ 6,544,646
60.01 -- 65.00 .................      12          59,715,390          3.2      $ 4,976,283
65.01 -- 70.00 .................      24         363,385,642         19.6      $15,141,068
70.01 -- 75.00 .................      42         509,920,155         27.5      $12,140,956
75.01 -- 80.39 .................      61         509,086,229         27.5      $ 8,345,676
                                      --      --------------        -----
                                     163      $1,851,794,192        100.0%     $11,360,701
                                     ===      ==============        =====

                                                                            WTD. AVG.
                                                                              STATED
                                                 WTD. AVG.                  REMAINING   WTD. AVG.
                                     HIGHEST      CUT-OFF      WTD. AVG.     TERM TO     CUT-OFF   WTD. AVG.
                                  CUT-OFF DATE    DATE LTV   LTV RATIO AT    MATURITY   DATE DSC   MORTGAGE
 RANGE OF CUT-OFF LTV RATIO (%)      BALANCE       RATIO       MATURITY*     (MOS.)*      RATIO      RATE
-------------------------------- -------------- ----------- -------------- ----------- ---------- ----------

30.01 -- 35.00 .................  $  2,000,000      33.3%         25.7%        120     1.98x         5.890%
35.01 -- 40.00 .................  $ 47,300,000      39.5%         38.2%        118     2.38x         5.091%
40.01 -- 50.00 .................  $  7,990,398      48.0%         39.5%        118     1.84x         6.118%
50.01 -- 55.00 .................  $112,500,000      53.0%         47.2%         99     1.99x         5.770%
55.01 -- 60.00 .................  $ 27,573,052      59.4%         44.4%        123     1.57x         6.814%
60.01 -- 65.00 .................  $ 10,987,785      63.6%         47.5%        116     1.43x         5.744%
65.01 -- 70.00 .................  $ 90,000,000      67.5%         62.4%         81     1.81x         5.050%
70.01 -- 75.00 .................  $115,000,000      73.5%         64.2%        102     1.39x         5.365%
75.01 -- 80.39 .................  $ 53,000,000      78.7%         71.4%         96     1.52x         5.134%
                                  $115,000,000      68.6%         61.1%         97     1.64X         5.351%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

   RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                 % BY
                                                AGGREGATE       CUT-OFF        AVERAGE
                                  NUMBER OF   CUT-OFF DATE   DATE GROUP 2   CUT-OFF DATE
 RANGE OF CUT-OFF LTV RATIO (%)     LOANS        BALANCE        BALANCE        BALANCE
-------------------------------- ----------- -------------- -------------- --------------

60.01 -- 65.00 ................. 3            $ 45,513,528        21.5%     $15,171,176
65.01 -- 70.00 ................. 2              42,908,052        20.3      $21,454,026
70.01 -- 75.00 ................. 6              58,191,388        27.5      $ 9,698,565
75.01 -- 80.07 ................. 9              65,035,080        30.7      $ 7,226,120
                                 --           ------------       -----
                                 20           $211,648,049       100.0%     $10,582,402
                                 ==           ============       =====

                                                                            WTD. AVG.
                                                                              STATED
                                                 WTD. AVG.                  REMAINING   WTD. AVG.
                                     HIGHEST      CUT-OFF      WTD. AVG.     TERM TO     CUT-OFF   WTD. AVG.
                                  CUT-OFF DATE    DATE LTV   LTV RATIO AT    MATURITY   DATE DSC   MORTGAGE
 RANGE OF CUT-OFF LTV RATIO (%)      BALANCE       RATIO       MATURITY*     (MOS.)*      RATIO      RATE
-------------------------------- -------------- ----------- -------------- ----------- ---------- ----------

60.01 -- 65.00 .................  $30,000,000       63.9%         55.1%        113     1.52x         5.372%
65.01 -- 70.00 .................  $25,445,897       69.5%         57.8%        118     1.48x         5.283%
70.01 -- 75.00 .................  $19,000,000       72.5%         64.0%        106     1.32x         5.449%
75.01 -- 80.07 .................  $11,850,000       78.5%         69.9%         99     1.28x         5.152%
                                  $30,000,000       71.9%         62.6%        108     1.38X         5.308%

-------------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-144

  RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY OR ANTICIPATED
                                 REPAYMENT DATE

                                                  AGGREGATE          % OF          AVERAGE
 RANGE OF MATURITY OR ANTICIPATED    NUMBER      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
  REPAYMENT DATE LTV RATIOS (%)*    OF LOANS       BALANCE       POOL BALANCE      BALANCE
---------------------------------- ---------- ----------------- -------------- --------------

 0.00 --  5.00 ...................     6       $   14,564,226          0.7%     $ 2,427,371
20.01 -- 30.00 ...................     2            5,700,000          0.3      $ 2,850,000
30.01 -- 40.00 ...................     5           60,106,191          2.9      $12,021,238
40.01 -- 50.00 ...................    18          280,898,110         13.6      $15,605,451
50.01 -- 55.00 ...................    13          179,941,532          8.7      $13,841,656
55.01 -- 60.00 ...................    26          194,970,475          9.4      $ 7,498,864
60.01 -- 65.00 ...................    42          409,641,225         19.9      $ 9,753,362
65.01 -- 70.00 ...................    31          600,506,168         29.1      $19,371,167
70.01 -- 75.00 ...................    12          141,264,315          6.8      $11,772,026
75.01 -- 80.18 ...................    28          175,850,000          8.5      $ 6,280,357
                                      ---      --------------        -----
                                      183      $2,063,442,241        100.0%     $11,275,641
                                      ===      ==============        =====

                                                                                 WTD. AVG.
                                                                                  STATED
                                                                                 REMAINING
                                       HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF MATURITY OR ANTICIPATED   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
  REPAYMENT DATE LTV RATIOS (%)*       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
---------------------------------- -------------- -------------- -------------- ---------- -------------- ----------

 0.00 --  5.00 ...................  $  3,586,944        58.7%          0.0%         196    1.29x             5.389%
20.01 -- 30.00 ...................  $  3,700,000        35.7%         27.8%         119    2.12x             5.377%
30.01 -- 40.00 ...................  $ 47,300,000        41.7%         39.4%         117    2.31x             5.289%
40.01 -- 50.00 ...................  $112,500,000        55.9%         46.0%         118    1.66x             6.039%
50.01 -- 55.00 ...................  $ 93,000,000        58.1%         52.0%          85    2.09x             5.603%
55.01 -- 60.00 ...................  $ 30,000,000        69.5%         57.9%         117    1.42x             5.495%
60.01 -- 65.00 ...................  $ 64,800,000        74.0%         62.5%         117    1.39x             5.611%
65.01 -- 70.00 ...................  $115,000,000        72.7%         67.9%          82    1.59x             4.965%
70.01 -- 75.00 ...................  $ 49,000,000        79.2%         72.1%         101    1.36x             5.197%
75.01 -- 80.18 ...................  $ 53,000,000        78.7%         78.5%          57    1.88x             4.637%
                                    $115,000,000        69.0%         61.3%          98    1.62X             5.347%

--------------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-145

   RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE MATURITY OR
                           ANTICIPATED REPAYMENT DATE

                                                                     % BY
                                                  AGGREGATE      CUT-OFF DATE      AVERAGE
 RANGE OF MATURITY OR ANTICIPATED    NUMBER      CUT-OFF DATE       GROUP 1     CUT-OFF DATE
  REPAYMENT DATE LTV RATIOS (%)*    OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------------- ---------- ----------------- -------------- --------------

 0.00 -- 5.00 ....................       6     $   14,564,226          0.8%     $ 2,427,371
20.01 -- 30.00 ...................       2          5,700,000          0.3      $ 2,850,000
30.01 -- 40.00 ...................       5         60,106,191          3.2      $12,021,238
40.01 -- 50.00 ...................      17        279,225,219         15.1      $16,425,013
50.01 -- 55.00 ...................      12        166,100,895          9.0      $13,841,741
55.01 -- 60.00 ...................      20        111,021,034          6.0      $ 5,551,052
60.01 -- 65.00 ...................      40        377,891,225         20.4      $ 9,447,281
65.01 -- 70.00 ...................      26        562,509,087         30.4      $21,634,965
70.01 -- 75.00 ...................       8        110,676,315          6.0      $13,834,539
75.01 -- 80.18 ...................      27        164,000,000          8.9      $ 6,074,074
                                        --     --------------        -----
                                       163     $1,851,794,192        100.0%     $11,360,701
                                       ===     ==============        =====

                                                                                 WTD. AVG.
                                                                                  STATED
                                                                                 REMAINING
                                       HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF MATURITY OR ANTICIPATED   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
  REPAYMENT DATE LTV RATIOS (%)*       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
---------------------------------- -------------- -------------- -------------- ---------- -------------- ----------

 0.00 -- 5.00 ....................  $  3,586,944        58.7%          0.0%         196    1.29x             5.389%
20.01 -- 30.00 ...................  $  3,700,000        35.7%         27.8%         119    2.12x             5.377%
30.01 -- 40.00 ...................  $ 47,300,000        41.7%         39.4%         117    2.31x             5.289%
40.01 -- 50.00 ...................  $112,500,000        55.8%         46.0%         118    1.66x             6.039%
50.01 -- 55.00 ...................  $ 93,000,000        57.6%         52.0%          84    2.15x             5.633%
55.01 -- 60.00 ...................  $ 15,000,000        70.4%         58.3%         116    1.36x             5.577%
60.01 -- 65.00 ...................  $ 64,800,000        74.2%         62.5%         116    1.40x             5.614%
65.01 -- 70.00 ...................  $115,000,000        72.4%         67.9%          80    1.61x             4.942%
70.01 -- 75.00 ...................  $ 49,000,000        79.9%         72.4%         108    1.37x             5.241%
75.01 -- 80.18 ...................  $ 53,000,000        78.6%         78.6%          57    1.92x             4.634%
                                    $115,000,000        68.6%         61.1%          97    1.64X             5.351%

-----------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

   RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE MATURITY OR
                           ANTICIPATED REPAYMENT DATE

                                                                  % BY
                                                 AGGREGATE    CUT-OFF DATE      AVERAGE
 RANGE OF MATURITY OR ANTICIPATED    NUMBER    CUT-OFF DATE      GROUP 2     CUT-OFF DATE
  REPAYMENT DATE LTV RATIOS (%)*    OF LOANS      BALANCE        BALANCE        BALANCE
---------------------------------- ---------- -------------- -------------- --------------

40.01 -- 50.00 ...................      1      $  1,672,891         0.8%     $ 1,672,891
50.01 -- 55.00 ...................      1        13,840,637         6.5      $13,840,637
55.01 -- 60.00 ...................      6        83,949,440        39.7      $13,991,573
60.01 -- 65.00 ...................      2        31,750,000        15.0      $15,875,000
65.01 -- 70.00 ...................      5        37,997,080        18.0      $ 7,599,416
70.01 -- 75.00 ...................      4        30,588,000        14.5      $ 7,647,000
75.01 -- 76.31 ...................      1        11,850,000         5.6      $11,850,000
                                        -      ------------       -----
                                       20      $211,648,049       100.0%     $10,582,402
                                       ==      ============       =====

                                                                                 WTD. AVG.
                                                                                  STATED
                                                                                 REMAINING
                                       HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF MATURITY OR ANTICIPATED   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
  REPAYMENT DATE LTV RATIOS (%)*       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
---------------------------------- -------------- -------------- -------------- ---------- -------------- ----------

40.01 -- 50.00 ...................  $ 1,672,891         62.0%          48.1%        119    1.74x             6.070%
50.01 -- 55.00 ...................  $13,840,637         64.4%          52.1%        102    1.42x             5.250%
55.01 -- 60.00 ...................  $30,000,000         68.3%          57.5%        118    1.49x             5.388%
60.01 -- 65.00 ...................  $19,000,000         71.0%          62.3%        118    1.31x             5.582%
65.01 -- 70.00 ...................  $11,100,000         77.4%          67.5%        118    1.29x             5.300%
70.01 -- 75.00 ...................  $11,500,000         76.7%          71.3%         77    1.30x             5.041%
75.01 -- 76.31 ...................  $11,850,000         80.1%          76.3%         59    1.26x             4.680%
                                    $30,000,000         71.9%          62.6%        108    1.38X             5.308%

------------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-146

                 RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS

                                                                 % OF
                                              AGGREGATE      CUT-OFF DATE      AVERAGE
                                 NUMBER      CUT-OFF DATE        POOL       CUT-OFF DATE
  RANGE OF MORTGAGE RATES (%)   OF LOANS       BALANCE          BALANCE        BALANCE
------------------------------ ---------- ----------------- -------------- --------------

4.530 -- 5.249 ...............    58       $  857,827,816         41.6%     $14,790,135
5.250 -- 5.499 ...............    54          588,098,938         28.5      $10,890,721
5.500 -- 5.749 ...............    36          213,421,378         10.3      $ 5,928,372
5.750 -- 5.999 ...............    13          173,955,842          8.4      $13,381,219
6.000 -- 6.249 ...............     7          110,398,031          5.4      $15,771,147
6.250 -- 6.499 ...............     2           12,040,398          0.6      $ 6,020,199
6.500 -- 6.749 ...............     1           10,987,785          0.5      $10,987,785
6.750 -- 6.999 ...............    11           69,139,000          3.4      $ 6,285,364
7.250 -- 7.290 ...............     1           27,573,052          1.3      $27,573,052
                                  ---      --------------        -----
                                  183      $2,063,442,241        100.0%     $11,275,641
                                  ===      ==============        =====

                                                                             WTD. AVG.
                                                                              STATED
                                                                             REMAINING
                                   HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
                                CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
  RANGE OF MORTGAGE RATES (%)      BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
------------------------------ -------------- -------------- -------------- ---------- -------------- ----------

4.530 -- 5.249 ...............  $115,000,000        71.3%          67.5%         77    1.71x             4.849%
5.250 -- 5.499 ...............  $ 93,000,000        69.5%          59.7%        109    1.58x             5.362%
5.500 -- 5.749 ...............  $ 26,624,000        73.0%          60.7%        119    1.37x             5.608%
5.750 -- 5.999 ...............  $112,500,000        58.1%          50.4%        116    1.59x             5.845%
6.000 -- 6.249 ...............  $ 67,917,232        59.4%          46.6%        119    1.68x             6.158%
6.250 -- 6.499 ...............  $  7,990,398        57.7%          45.2%        119    1.58x             6.317%
6.500 -- 6.749 ...............  $ 10,987,785        64.6%          51.2%        119    1.54x             6.690%
6.750 -- 6.999 ...............  $ 14,850,000        72.0%          59.3%        118    1.53x             6.880%
7.250 -- 7.290 ...............  $ 27,573,052        59.9%          48.4%        119    1.56x             7.290%
                                $115,000,000        69.0%          61.3%         98    1.62X             5.347%

-----------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

             RANGE OF MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                 % BY
                                              AGGREGATE      CUT-OFF DATE      AVERAGE
                                 NUMBER      CUT-OFF DATE       GROUP 1     CUT-OFF DATE
  RANGE OF MORTGAGE RATES (%)   OF LOANS       BALANCE          BALANCE        BALANCE
------------------------------ ---------- ----------------- -------------- --------------

4.530 -- 5.249 ...............      53     $  802,815,661         43.4%     $15,147,465
5.250 -- 5.499 ...............      46        471,862,404         25.5      $10,257,878
5.500 -- 5.749 ...............      32        197,744,910         10.7      $ 6,179,528
5.750 -- 5.999 ...............      12        154,955,842          8.4      $12,912,987
6.000 -- 6.249 ...............       6        108,725,140          5.9      $18,120,857
6.250 -- 6.499 ...............       1          7,990,398          0.4      $ 7,990,398
6.500 -- 6.749 ...............       1         10,987,785          0.6      $10,987,785
6.750 -- 6.999 ...............      11         69,139,000          3.7      $ 6,285,364
7.250 - 7.290 ................       1         27,573,052          1.5      $27,573,052
                                    --     --------------        -----
                                   163     $1,851,794,192        100.0%     $11,360,701
                                   ===     ==============        =====

                                                                             WTD. AVG.
                                                                              STATED
                                                                             REMAINING
                                   HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
                                CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
  RANGE OF MORTGAGE RATES (%)      BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
------------------------------ -------------- -------------- -------------- ---------- -------------- ----------

4.530 -- 5.249 ...............  $115,000,000        71.0%          67.5%         77    1.73x             4.844%
5.250 -- 5.499 ...............  $ 93,000,000        69.3%          59.6%        108    1.62x             5.370%
5.500 -- 5.749 ...............  $ 26,624,000        72.6%          60.2%        119    1.38x             5.611%
5.750 -- 5.999 ...............  $112,500,000        56.6%          49.0%        116    1.63x             5.852%
6.000 -- 6.249 ...............  $ 67,917,232        59.3%          46.6%        119    1.68x             6.160%
6.250 -- 6.499 ...............  $  7,990,398        49.9%          39.1%        119    1.70x             6.310%
6.500 -- 6.749 ...............  $ 10,987,785        64.6%          51.2%        119    1.54x             6.690%
6.750 -- 6.999 ...............  $ 14,850,000        72.0%          59.3%        118    1.53x             6.880%
7.250 - 7.290 ................  $ 27,573,052        59.9%          48.4%        119    1.56x             7.290%
                                $115,000,000        68.6%          61.1%         97    1.64X             5.351%

------------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-147

            RANGE OF MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                               % BY
                                              AGGREGATE    CUT-OFF DATE      AVERAGE
                                  NUMBER    CUT-OFF DATE      GROUP 2     CUT-OFF DATE
  RANGE OF MORTGAGE RATES (%)    OF LOANS      BALANCE        BALANCE        BALANCE
------------------------------- ---------- -------------- -------------- --------------

4.675 -- 5.249 ................      5      $ 55,012,155        26.0%     $11,002,431
5.250 -- 5.499 ................      8       116,236,534        54.9      $14,529,567
5.500 -- 5.749 ................      4        15,676,468         7.4      $ 3,919,117
5.750 -- 5.999 ................      1        19,000,000         9.0      $19,000,000
6.000 -- 6.249 ................      1         1,672,891         0.8      $ 1,672,891
6.250 -- 6.330 ................      1         4,050,000         1.9      $ 4,050,000
                                     -      ------------       -----
                                    20      $211,648,049       100.0%     $10,582,402
                                    ==      ============       =====

                                                                              WTD. AVG.
                                                                               STATED
                                                                              REMAINING
                                    HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
                                 CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
  RANGE OF MORTGAGE RATES (%)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
------------------------------- -------------- -------------- -------------- ---------- -------------- ----------

4.675 -- 5.249 ................  $17,462,155         74.8%          67.7%         83    1.35x             4.926%
5.250 -- 5.499 ................  $30,000,000         70.0%          60.2%        116    1.42x             5.329%
5.500 -- 5.749 ................  $ 7,548,000         79.0%          67.2%        118    1.34x             5.568%
5.750 -- 5.999 ................  $19,000,000         70.1%          61.8%        117    1.27x             5.785%
6.000 -- 6.249 ................  $ 1,672,891         62.0%          48.1%        119    1.74x             6.070%
6.250 -- 6.330 ................  $ 4,050,000         73.0%          57.1%        120    1.35x             6.330%
                                 $30,000,000         71.9%          62.6%        108    1.38X             5.308%

-------------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-148

   RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL
                                 MORTGAGE LOANS

                                                             % OF        AVERAGE
 RANGE OF ORIGINAL TERMS TO                 AGGREGATE      CUT-OFF       CUT-OFF
   MATURITY OR ANTICIPATED     NUMBER     CUT-OFF DATE    DATE POOL       DATE
   REPAYMENT DATE (MONTHS)    OF LOANS       BALANCE       BALANCE       BALANCE
---------------------------- ---------- ---------------- ----------- --------------

0 -- 60 ....................      38     $  559,101,315      27.1%    $14,713,192
61 -- 84 ...................       9        168,047,341       8.1     $18,671,927
109 -- 120 .................     126      1,298,623,399      62.9     $10,306,535
121 -- 156 .................       4         23,105,960       1.1     $ 5,776,490
169 -- 180 .................       5         11,650,138       0.6     $ 2,330,028
253 -- 264 .................       1          2,914,089       0.1     $ 2,914,089
                                 ---     --------------     -----
                                 183     $2,063,442,241     100.0%    $11,275,641
                                 ===     ==============     =====

                                                                      WTD. AVG.
                                                                       STATED
                                 HIGHEST      WTD. AVG.   WTD. AVG.   REMAINING
 RANGE OF ORIGINAL TERMS TO      CUT-OFF       CUT-OFF    LTV RATIO    TERM TO     WTD. AVG.    WTD. AVG.
   MATURITY OR ANTICIPATED         DATE        DATE LTV       AT      MATURITY   CUT-OFF DATE   MORTGAGE
   REPAYMENT DATE (MONTHS)       BALANCE        RATIO     MATURITY*    (MOS.)*     DSC RATIO      RATE
---------------------------- --------------- ----------- ----------- ---------- -------------- ----------

0 -- 60 ....................  $115,000,000       72.6%       71.7%        58    1.78x             4.697%
61 -- 84 ...................  $ 93,000,000       61.1%       58.2%        69    2.06x             5.350%
109 -- 120 .................  $112,500,000       68.4%       57.9%       118    1.50x             5.624%
121 -- 156 .................  $  7,360,000       76.8%       61.1%       141    1.33x             5.455%
169 -- 180 .................  $  3,586,944       57.2%        0.0%       179    1.31x             5.299%
253 -- 264 .................  $  2,914,089       64.8%        0.0%       262    1.22x             5.750%
                              $115,000,000       69.0%       61.3%        98    1.62X             5.347%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

   RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                             GROUP 1 MORTGAGE LOANS

                                                                 % BY          AVERAGE
   RANGE OF ORIGINAL TERMS TO                  AGGREGATE        CUT-OFF        CUT-OFF
    MATURITY OR ANTICIPATED       NUMBER     CUT-OFF DATE    DATE GROUP 1       DATE
    REPAYMENT DATE (MONTHS)      OF LOANS       BALANCE         BALANCE        BALANCE
------------------------------- ---------- ---------------- -------------- --------------

0 -- 60 .......................      35     $  526,351,315        28.4%     $15,038,609
61 -- 84 ......................       9        168,047,341         9.1      $18,671,927
109 -- 120 ....................     109      1,119,725,350        60.5      $10,272,710
121 -- 156 ....................       4         23,105,960         1.2      $ 5,776,490
169 -- 180 ....................       5         11,650,138         0.6      $ 2,330,028
253 -- 264 ....................       1          2,914,089         0.2      $ 2,914,089
                                    ---     --------------       -----
                                    163     $1,851,794,192       100.0%     $11,360,701
                                    ===     ==============       =====

                                                                            WTD. AVG.
                                                                             STATED
                                    HIGHEST      WTD. AVG.                  REMAINING
   RANGE OF ORIGINAL TERMS TO       CUT-OFF       CUT-OFF      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
    MATURITY OR ANTICIPATED           DATE        DATE LTV   LTV RATIO AT   MATURITY   CUT-OFF DATE   MORTGAGE
    REPAYMENT DATE (MONTHS)         BALANCE        RATIO       MATURITY*     (MOS.)*     DSC RATIO      RATE
------------------------------- --------------- ----------- -------------- ---------- -------------- ----------

0 -- 60 .......................  $115,000,000       72.3%         71.6%         58    1.81x             4.694%
61 -- 84 ......................  $ 93,000,000       61.1%         58.2%         69    2.06x             5.350%
109 -- 120 ....................  $112,500,000       68.0%         57.4%        118    1.51x             5.658%
121 -- 156 ....................  $  7,360,000       76.8%         61.1%        141    1.33x             5.455%
169 -- 180 ....................  $  3,586,944       57.2%          0.0%        179    1.31x             5.299%
253 -- 264 ....................  $  2,914,089       64.8%          0.0%        262    1.22x             5.750%
                                 $115,000,000       68.6%         61.1%         97    1.64X             5.351%

------------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-149

   RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                             GROUP 2 MORTGAGE LOANS

                                                               % BY          AVERAGE
   RANGE OF ORIGINAL TERMS TO                 AGGREGATE       CUT-OFF        CUT-OFF
    MATURITY OR ANTICIPATED       NUMBER    CUT-OFF DATE   DATE GROUP 2       DATE
    REPAYMENT DATE (MONTHS)      OF LOANS      BALANCE        BALANCE        BALANCE
------------------------------- ---------- -------------- -------------- --------------

0 -- 60 ....................... 3           $ 32,750,000        15.5%     $10,916,667
109 -- 120 .................... 17           178,898,049        84.5      $10,523,415
                                --          ------------       -----
                                20          $211,648,049       100.0%     $10,582,402
                                ==          ============       =====

                                                                           WTD. AVG.
                                                                            STATED
                                    HIGHEST     WTD. AVG.                  REMAINING
   RANGE OF ORIGINAL TERMS TO       CUT-OFF      CUT-OFF      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
    MATURITY OR ANTICIPATED          DATE        DATE LTV   LTV RATIO AT   MATURITY   CUT-OFF DATE   MORTGAGE
    REPAYMENT DATE (MONTHS)         BALANCE       RATIO       MATURITY*     (MOS.)*     DSC RATIO      RATE
------------------------------- -------------- ----------- -------------- ---------- -------------- ----------

0 -- 60 .......................  $11,850,000       77.0%         73.4%         59    1.28x             4.742%
109 -- 120 ....................  $30,000,000       71.0%         60.7%        117    1.40x             5.411%
                                 $30,000,000       71.9%         62.6%        108    1.38X             5.308%

-------------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

   RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL
                      MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                              % OF        AVERAGE
 RANGE OF REMAINING TERMS TO                 AGGREGATE      CUT-OFF       CUT-OFF
   MATURITY OR ANTICIPATED      NUMBER     CUT-OFF DATE    DATE POOL       DATE
   REPAYMENT DATE (MONTHS)     OF LOANS       BALANCE       BALANCE       BALANCE
----------------------------- ---------- ---------------- ----------- --------------

0 -- 60 .....................      39     $  652,101,315      31.6%    $16,720,547
61 -- 84 ....................       8         75,047,341       3.6     $ 9,380,918
85 -- 108 ...................       1         13,840,637       0.7     $13,840,637
109 -- 120 ..................     125      1,284,782,762      62.3     $10,278,262
121 -- 156 ..................       4         23,105,960       1.1     $ 5,776,490
169 -- 180 ..................       5         11,650,138       0.6     $ 2,330,028
253 -- 264 ..................       1          2,914,089       0.1     $ 2,914,089
                                  ---     --------------     -----
                                  183     $2,063,442,241     100.0%    $11,275,641
                                  ===     ==============     =====

                                                                       WTD. AVG.
                                                                        STATED
                                  HIGHEST      WTD. AVG.   WTD. AVG.   REMAINING
 RANGE OF REMAINING TERMS TO      CUT-OFF       CUT-OFF    LTV RATIO    TERM TO     WTD. AVG.    WTD. AVG.
   MATURITY OR ANTICIPATED          DATE        DATE LTV       AT      MATURITY   CUT-OFF DATE   MORTGAGE
   REPAYMENT DATE (MONTHS)        BALANCE        RATIO     MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------------- --------------- ----------- ----------- ---------- -------------- ----------

0 -- 60 .....................  $115,000,000       69.6%       68.8%        58    1.89x             4.798%
61 -- 84 ....................  $ 36,000,000       72.7%       66.2%        82    1.39x             5.275%
85 -- 108 ...................  $ 13,840,637       64.4%       52.1%       102    1.42x             5.250%
109 -- 120 ..................  $112,500,000       68.4%       58.0%       118    1.50x             5.628%
121 -- 156 ..................  $  7,360,000       76.8%       61.1%       141    1.33x             5.455%
169 -- 180 ..................  $  3,586,944       57.2%        0.0%       179    1.31x             5.299%
253 -- 264 ..................  $  2,914,089       64.8%        0.0%       262    1.22x             5.750%
                               $115,000,000       69.0%       61.3%        98    1.62X             5.347%

----------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-150

  RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                 GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                  % BY          AVERAGE
   RANGE OF REMAINING TERMS TO                  AGGREGATE        CUT-OFF        CUT-OFF
     MATURITY OR ANTICIPATED       NUMBER     CUT-OFF DATE    DATE GROUP 1       DATE
     REPAYMENT DATE (MONTHS)      OF LOANS       BALANCE         BALANCE        BALANCE
-------------------------------- ---------- ---------------- -------------- --------------

0 -- 60 ........................      36     $  619,351,315        33.4%     $17,204,203
61 -- 84 .......................       8         75,047,341         4.1      $ 9,380,918
109 -- 120 .....................     109      1,119,725,350        60.5      $10,272,710
121 -- 156 .....................       4         23,105,960         1.2      $ 5,776,490
169 -- 180 .....................       5         11,650,138         0.6      $ 2,330,028
253 -- 264 .....................       1          2,914,089         0.2      $ 2,914,089
                                     ---     --------------       -----
                                     163     $1,851,794,192       100.0%     $11,360,701
                                     ===     ==============       =====

                                                                             WTD. AVG.
                                                                              STATED
                                     HIGHEST      WTD. AVG.                  REMAINING
   RANGE OF REMAINING TERMS TO       CUT-OFF       CUT-OFF      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
     MATURITY OR ANTICIPATED           DATE        DATE LTV   LTV RATIO AT   MATURITY   CUT-OFF DATE   MORTGAGE
     REPAYMENT DATE (MONTHS)         BALANCE        RATIO       MATURITY*     (MOS.)*     DSC RATIO      RATE
-------------------------------- --------------- ----------- -------------- ---------- -------------- ----------

0 -- 60 ........................  $115,000,000       69.2%         68.6%         58    1.93x             4.801%
61 -- 84 .......................  $ 36,000,000       72.7%         66.2%         82    1.39x             5.275%
109 -- 120 .....................  $112,500,000       68.0%         57.4%        118    1.51x             5.658%
121 -- 156 .....................  $  7,360,000       76.8%         61.1%        141    1.33x             5.455%
169 -- 180 .....................  $  3,586,944       57.2%          0.0%        179    1.31x             5.299%
253 -- 264 .....................  $  2,914,089       64.8%          0.0%        262    1.22x             5.750%
                                  $115,000,000       68.6%         61.1%         97    1.64X             5.351%

-------------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

  RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                 GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                % BY          AVERAGE
   RANGE OF REMAINING TERMS TO                 AGGREGATE       CUT-OFF        CUT-OFF
     MATURITY OR ANTICIPATED       NUMBER    CUT-OFF DATE   DATE GROUP 2       DATE
     REPAYMENT DATE (MONTHS)      OF LOANS      BALANCE        BALANCE        BALANCE
-------------------------------- ---------- -------------- -------------- --------------

0 -- 60 ........................ 3           $ 32,750,000        15.5%     $10,916,667
85 -- 108 ...................... 1             13,840,637         6.5      $13,840,637
109 -- 120 ..................... 16           165,057,412        78.0      $10,316,088
                                 --          ------------       -----
                                 20          $211,648,049       100.0%     $10,582,402
                                 ==          ============       =====

                                                                            WTD. AVG.
                                                                             STATED
                                     HIGHEST     WTD. AVG.                  REMAINING
   RANGE OF REMAINING TERMS TO       CUT-OFF      CUT-OFF      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
     MATURITY OR ANTICIPATED          DATE        DATE LTV   LTV RATIO AT   MATURITY   CUT-OFF DATE   MORTGAGE
     REPAYMENT DATE (MONTHS)         BALANCE       RATIO       MATURITY*     (MOS.)*     DSC RATIO      RATE
-------------------------------- -------------- ----------- -------------- ---------- -------------- ----------

0 -- 60 ........................  $11,850,000       77.0%         73.4%         59    1.28x             4.742%
85 -- 108 ......................  $13,840,637       64.4%         52.1%        102    1.42x             5.250%
109 -- 120 .....................  $30,000,000       71.5%         61.4%        118    1.40x             5.425%
                                  $30,000,000       71.9%         62.6%        108    1.38X             5.308%

------------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-151

     RANGE OF REMAINING AMORTIZATION TERMS FOR ALL MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                         % OF       AVERAGE
        RANGE OF                        AGGREGATE      CUT-OFF      CUT-OFF
 REMAINING AMORTIZATION    NUMBER     CUT-OFF DATE    DATE POOL       DATE
    TERMS (MONTHS)(1)     OF LOANS       BALANCE       BALANCE      BALANCE
------------------------ ---------- ---------------- ----------- -------------

145 -- 180 .............       5     $   11,650,138       0.6%    $ 2,330,028
229 -- 264 .............       3         21,973,520       1.1     $ 7,324,507
265 -- 300 .............      34        304,221,750      14.7     $ 8,947,699
301 -- 348 .............       8        100,902,387       4.9     $12,612,798
349 -- 360 .............      99      1,091,369,446      52.9     $11,023,934
Non-amortizing .........      34        533,325,000      25.8     $15,686,029
                              --     --------------     -----
                             183     $2,063,442,241     100.0%    $11,275,641
                             ===     ==============     =====

                                                                    WTD. AVG.
                                                                      STATED
                             HIGHEST      WTD. AVG.    WTD. AVG.    REMAINING
        RANGE OF             CUT-OFF       CUT-OFF     LTV RATIO     TERM TO      WTD. AVG.    WTD. AVG.
 REMAINING AMORTIZATION        DATE        DATE LTV        AT        MATURITY   CUT-OFF DATE   MORTGAGE
    TERMS (MONTHS)(1)        BALANCE        RATIO     MATURITY(2)   (MOS.)(2)     DSC RATIO      RATE
------------------------ --------------- ----------- ------------- ----------- -------------- ----------

145 -- 180 .............  $  3,586,944       57.2%         0.0%        179     1.31x             5.299%
229 -- 264 .............  $ 16,962,915       64.6%        36.3%        138     1.39x             5.482%
265 -- 300 .............  $ 67,917,232       64.4%        51.1%        117     1.58x             6.261%
301 -- 348 .............  $ 64,800,000       75.0%        62.2%        118     1.38x             5.301%
349 -- 360 .............  $115,000,000       71.5%        63.0%        107     1.41x             5.339%
Non-amortizing .........  $ 93,000,000       65.7%        65.7%         64     2.13x             4.846%
                          $115,000,000       69.0%        61.3%         98     1.62X             5.347%

     The weighted average remaining amortization term for all Mortgage Loans
(excluding non-amortizing loans) is 342 months.

-------------
(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                          % BY         AVERAGE
   RANGE OF REMAINING                  AGGREGATE         CUT-OFF       CUT-OFF
      AMORTIZATION        NUMBER      CUT-OFF DATE    DATE GROUP 1       DATE
   TERMS (MONTHS)(1)     OF LOANS       BALANCE          BALANCE       BALANCE
----------------------- ---------- ----------------- -------------- -------------

145 -- 180 ............       5     $   11,650,138          0.6%     $ 2,330,028
229 -- 264 ............       3         21,973,520          1.2      $ 7,324,507
265 -- 300 ............      29        277,666,834         15.0      $ 9,574,718
301 -- 348 ............       8        100,902,387          5.4      $12,612,798
349 -- 360 ............      84        906,276,313         48.9      $10,789,004
Non-amortizing ........      34        533,325,000         28.8      $15,686,029
                             --     --------------        -----
                            163     $1,851,794,192        100.0%     $11,360,701
                            ===     ==============        =====

                                                                    WTD. AVG.
                                                                      STATED
                            HIGHEST      WTD. AVG.                  REMAINING
   RANGE OF REMAINING       CUT-OFF       CUT-OFF      WTD. AVG.     TERM TO      WTD. AVG.    WTD. AVG.
      AMORTIZATION            DATE        DATE LTV   LTV RATIO AT    MATURITY   CUT-OFF DATE   MORTGAGE
   TERMS (MONTHS)(1)        BALANCE        RATIO      MATURITY(2)   (MOS.)(2)     DSC RATIO      RATE
----------------------- --------------- ----------- -------------- ----------- -------------- ----------

145 -- 180 ............  $  3,586,944       57.2%         0.0%         179     1.31x             5.299%
229 -- 264 ............  $ 16,962,915       64.6%        36.3%         138     1.39x             5.482%
265 -- 300 ............  $ 67,917,232       63.9%        50.7%         118     1.59x             6.331%
301 -- 348 ............  $ 64,800,000       75.0%        62.2%         118     1.38x             5.301%
349 -- 360 ............  $115,000,000       71.3%        62.8%         107     1.41x             5.352%
Non-amortizing ........  $ 93,000,000       65.7%        65.7%          64     2.13x             4.846%
                         $115,000,000       68.6%        61.1%          97     1.64X             5.351%

------------
(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-152

RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                       % BY         AVERAGE
   RANGE OF REMAINING                 AGGREGATE       CUT-OFF       CUT-OFF
      AMORTIZATION        NUMBER    CUT-OFF DATE   DATE GROUP 2       DATE
   TERMS (MONTHS)(1)     OF LOANS      BALANCE        BALANCE       BALANCE
----------------------- ---------- -------------- -------------- -------------

265 -- 300 ............ 5           $ 26,554,916        12.5%     $ 5,310,983
349 -- 360 ............ 15           185,093,133        87.5      $12,339,542
                        --          ------------       -----
                        20          $211,648,049       100.0%     $10,582,402
                        ==          ============       =====

                                                                   WTD. AVG.
                                                                     STATED
                            HIGHEST     WTD. AVG.                  REMAINING
   RANGE OF REMAINING       CUT-OFF      CUT-OFF      WTD. AVG.     TERM TO      WTD. AVG.    WTD. AVG.
      AMORTIZATION           DATE        DATE LTV   LTV RATIO AT    MATURITY   CUT-OFF DATE   MORTGAGE
   TERMS (MONTHS)(1)        BALANCE       RATIO      MATURITY(2)   (MOS.)(2)     DSC RATIO      RATE
----------------------- -------------- ----------- -------------- ----------- -------------- ----------

265 -- 300 ............  $13,840,637       68.9%         54.3%    110         1.41x             5.524%
349 -- 360 ............  $30,000,000       72.3%         63.8%    107         1.38x             5.277%
                         $30,000,000       71.9%         62.6%    108         1.38X             5.308%

-------
(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                    AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                                                % OF        AVERAGE
                                              AGGREGATE       CUT-OFF       CUT-OFF
                                 NUMBER      CUT-OFF DATE    DATE POOL       DATE
      AMORTIZATION TYPES        OF LOANS       BALANCE        BALANCE       BALANCE
------------------------------ ---------- ----------------- ----------- --------------

Interest-only, Amortizing
 Balloon(2) ..................      52     $  763,602,000       37.0%    $14,684,654
Amortizing Balloon ...........      75        572,811,664       27.8     $ 7,637,489
Interest-only, Balloon .......      32        515,300,000       25.0     $16,103,125
Interest-only, Amortizing
 ARD(2) ......................       5        109,790,637        5.3     $21,958,127
Amortizing ARD ...............      11         69,348,713        3.4     $ 6,304,428
Interest-only, ARD ...........       2         18,025,000        0.9     $ 9,012,500
Fully Amortizing .............       6         14,564,226        0.7     $ 2,427,371
                                    --     --------------      -----
                                   183     $2,063,442,241      100.0%    $11,275,641
                                   ===     ==============      =====

                                                                          WTD. AVG.
                                                                            STATED
                                   HIGHEST      WTD. AVG.    WTD. AVG.    REMAINING
                                   CUT-OFF       CUT-OFF     LTV RATIO     TERM TO      WTD. AVG.    WTD. AVG.
                                     DATE        DATE LTV        AT        MATURITY   CUT-OFF DATE   MORTGAGE
      AMORTIZATION TYPES           BALANCE        RATIO     MATURITY(1)   (MOS.)(1)     DSC RATIO      RATE
------------------------------ --------------- ----------- ------------- ----------- -------------- ----------

Interest-only, Amortizing
 Balloon(2) ..................  $115,000,000       70.8%        63.2%        106     1.42x             5.445%
Amortizing Balloon ...........  $ 67,917,232       69.4%        56.8%        115     1.47x             5.615%
Interest-only, Balloon .......  $ 93,000,000       65.6%        65.6%         63     2.14x             4.837%
Interest-only, Amortizing
 ARD(2) ......................  $ 64,800,000       74.1%        63.6%        101     1.40x             5.112%
Amortizing ARD ...............  $ 27,573,052       63.5%        51.4%        121     1.52x             6.263%
Interest-only, ARD ...........  $ 11,235,000       69.3%        69.3%         81     1.67x             5.110%
Fully Amortizing .............  $  3,586,944       58.7%         0.0%        196     1.29x             5.389%
                                $115,000,000       69.0%        61.3%         98     1.62X             5.347%

-------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)   These Mortgage Loans require payments of interest only for a period of 5 to 60 months from origination prior to the commencement of payments of principal and interest.

                                     S-153

              AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                % BY          AVERAGE
                                             AGGREGATE         CUT-OFF        CUT-OFF
                                NUMBER      CUT-OFF DATE    DATE GROUP 1       DATE
      AMORTIZATION TYPES       OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------- ---------- ----------------- -------------- --------------

Interest-only, Amortizing
 Balloon(2) .................      43     $  650,564,000         35.1%     $15,129,395
Interest-only, Balloon ......      32        515,300,000         27.8      $16,103,125
Amortizing Balloon ..........      67        509,292,252         27.5      $ 7,601,377
Interest-only, Amortizing
 ARD(2) .....................       2         74,700,000          4.0      $37,350,000
Amortizing ARD ..............      11         69,348,713          3.7      $ 6,304,428
Interest-only, ARD ..........       2         18,025,000          1.0      $ 9,012,500
Fully Amortizing ............       6         14,564,226          0.8      $ 2,427,371
                                   --     --------------        -----
                                  163     $1,851,794,192        100.0%     $11,360,701
                                  ===     ==============        =====

                                                                          WTD. AVG.
                                                                            STATED
                                  HIGHEST      WTD. AVG.                  REMAINING
                                  CUT-OFF       CUT-OFF      WTD. AVG.     TERM TO      WTD. AVG.    WTD. AVG.
                                    DATE        DATE LTV   LTV RATIO AT    MATURITY   CUT-OFF DATE   MORTGAGE
      AMORTIZATION TYPES          BALANCE        RATIO      MATURITY(1)   (MOS.)(1)     DSC RATIO      RATE
----------------------------- --------------- ----------- -------------- ----------- -------------- ----------

Interest-only, Amortizing
 Balloon(2) .................  $115,000,000       70.7%         63.1%        105     1.43x             5.455%
Interest-only, Balloon ......  $ 93,000,000       65.6%         65.6%         63     2.14x             4.837%
Amortizing Balloon ..........  $ 67,917,232       69.1%         56.6%        114     1.47x             5.644%
Interest-only, Amortizing
 ARD(2) .....................  $ 64,800,000       74.8%         62.7%        113     1.43x             5.210%
Amortizing ARD ..............  $ 27,573,052       63.5%         51.4%        121     1.52x             6.263%
Interest-only, ARD ..........  $ 11,235,000       69.3%         69.3%         81     1.67x             5.110%
Fully Amortizing ............  $  3,586,944       58.7%          0.0%        196     1.29x             5.389%
                               $115,000,000       68.6%         61.1%         97     1.64X             5.351%

-------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)   These Mortgage Loans require payments of interest only for a period of 5 to 60 months from origination prior to the commencement of payments of principal and interest.

              AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                             % BY          AVERAGE
                                            AGGREGATE       CUT-OFF        CUT-OFF
                                NUMBER    CUT-OFF DATE   DATE GROUP 2       DATE
      AMORTIZATION TYPES       OF LOANS      BALANCE        BALANCE        BALANCE
----------------------------- ---------- -------------- -------------- --------------

Interest-only, Amortizing
 Balloon(2) ................. 9           $113,038,000        53.4%     $12,559,778
Amortizing Balloon .......... 8             63,519,412        30.0      $ 7,939,926
Interest-only, Amortizing
 ARD(2) ..................... 3             35,090,637        16.6      $11,696,879
                              --          ------------       -----
                              20          $211,648,049       100.0%     $10,582,402
                              ==          ============       =====

                                                                         WTD. AVG.
                                                                           STATED
                                  HIGHEST     WTD. AVG.                  REMAINING
                                  CUT-OFF      CUT-OFF      WTD. AVG.     TERM TO      WTD. AVG.    WTD. AVG.
                                   DATE        DATE LTV   LTV RATIO AT    MATURITY   CUT-OFF DATE   MORTGAGE
      AMORTIZATION TYPES          BALANCE       RATIO      MATURITY(1)   (MOS.)(1)     DSC RATIO      RATE
----------------------------- -------------- ----------- -------------- ----------- -------------- ----------

Interest-only, Amortizing
 Balloon(2) .................  $30,000,000       71.7%         63.9%        112     1.35x             5.389%
Amortizing Balloon ..........  $25,445,897       71.7%         58.7%        118     1.46x             5.387%
Interest-only, Amortizing
 ARD(2) .....................  $13,840,637       72.7%         65.7%         76     1.34x             4.903%
                               $30,000,000       71.9%         62.6%        108     1.38X             5.308%

-----------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)   These Mortgage Loans require payments of interest only for a period of 12 to 36 months from origination prior to the commencement of payments of principal and interest.

                                     S-154

                RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS

                                                                   % OF       AVERAGE
                                                 AGGREGATE       CUT-OFF      CUT-OFF
                                    NUMBER      CUT-OFF DATE    DATE POOL       DATE
 RANGE OF OCCUPANCY RATES (%)(1)   OF LOANS       BALANCE        BALANCE      BALANCE
--------------------------------- ---------- ----------------- ----------- -------------

60.00 -- 64.99 ..................       1     $    3,900,000        0.2%    $ 3,900,000
65.00 -- 69.99 ..................       1          6,376,996        0.3     $ 6,376,996
70.00 -- 74.99 ..................       3         86,482,155        4.2     $28,827,385
75.00 -- 79.99 ..................       2         19,166,915        0.9     $ 9,583,457
80.00 -- 84.99 ..................      12         60,098,392        2.9     $ 5,008,199
85.00 -- 89.99 ..................      22        353,540,715       17.1     $16,070,033
90.00 -- 94.99 ..................      34        411,976,805       20.0     $12,116,965
95.00 -- 99.99 ..................      33        419,800,156       20.3     $12,721,217
100.00 -- 100.00 ................      57        485,735,076       23.5     $ 8,521,668
                                       --     --------------       ----
                                      165     $1,847,077,211       89.5%    $11,194,407
                                      ===     ==============       ====

                                                                             WTD. AVG.
                                                                               STATED
                                      HIGHEST      WTD. AVG.    WTD. AVG.    REMAINING
                                      CUT-OFF       CUT-OFF     LTV RATIO     TERM TO      WTD. AVG.    WTD. AVG.
                                        DATE        DATE LTV        AT        MATURITY   CUT-OFF DATE   MORTGAGE
 RANGE OF OCCUPANCY RATES (%)(1)      BALANCE        RATIO     MATURITY(2)   (MOS.)(2)     DSC RATIO      RATE
--------------------------------- --------------- ----------- ------------- ----------- -------------- ----------

60.00 -- 64.99 ..................  $  3,900,000       62.9%        52.1%        120     1.84x             5.250%
65.00 -- 69.99 ..................  $  6,376,996       63.8%        55.4%         71     1.32x             5.750%
70.00 -- 74.99 ..................  $ 67,000,000       67.2%        64.8%         70     2.10x             5.007%
75.00 -- 79.99 ..................  $ 16,962,915       67.4%        46.5%        112     1.46x             5.287%
80.00 -- 84.99 ..................  $ 13,840,637       73.9%        64.5%         91     1.60x             5.089%
85.00 -- 89.99 ..................  $115,000,000       70.3%        65.5%         85     1.54x             5.003%
90.00 -- 94.99 ..................  $112,500,000       68.4%        60.7%        109     1.50x             5.470%
95.00 -- 99.99 ..................  $ 90,000,000       71.9%        65.3%         93     1.61x             5.041%
100.00 -- 100.00 ................  $ 93,000,000       68.4%        59.8%        101     1.70x             5.302%
                                   $115,000,000       69.7%        62.6%         96     1.61X             5.203%

-------------
(1)   Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes 18 Mortgage Loans secured by hospitality properties representing
      10.5% of the Cut-Off Date Pool Balance.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

           RANGE OF OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                           % BY         AVERAGE
                                        AGGREGATE         CUT-OFF       CUT-OFF
        RANGE OF           NUMBER      CUT-OFF DATE    DATE GROUP 1       DATE
 OCCUPANCY RATES (%)(1)   OF LOANS       BALANCE          BALANCE       BALANCE
------------------------ ---------- ----------------- -------------- -------------

60.00 -- 64.99 .........       1     $    3,900,000         0.2%      $ 3,900,000
65.00 -- 69.99 .........       1          6,376,996         0.3       $ 6,376,996
70.00 -- 74.99 .........       2         69,020,000         3.7       $34,510,000
75.00 -- 79.99 .........       2         19,166,915         1.0       $ 9,583,457
80.00 -- 84.99 .........      11         46,257,755         2.5       $ 4,205,250
85.00 -- 89.99 .........      19        326,990,715        17.7       $17,210,038
90.00 -- 94.99 .........      28        343,038,805        18.5       $12,251,386
95.00 -- 99.99 .........      25        347,692,900        18.8       $13,907,716
100.00 -- 100.00 .......      56        472,985,076        25.5       $ 8,446,162
                              --     --------------        ----
                             145     $1,635,429,162        88.3%      $11,278,822
                             ===     ==============        ====

                                                                     WTD. AVG.
                                                                       STATED
                             HIGHEST      WTD. AVG.                  REMAINING
                             CUT-OFF       CUT-OFF      WTD. AVG.     TERM TO      WTD. AVG.    WTD. AVG.
        RANGE OF               DATE        DATE LTV   LTV RATIO AT    MATURITY   CUT-OFF DATE   MORTGAGE
 OCCUPANCY RATES (%)(1)      BALANCE        RATIO      MATURITY(2)   (MOS.)(2)     DSC RATIO      RATE
------------------------ --------------- ----------- -------------- ----------- -------------- ----------

60.00 -- 64.99 .........  $  3,900,000       62.9%         52.1%        120     1.84x             5.250%
65.00 -- 69.99 .........  $  6,376,996       63.8%         55.4%         71     1.32x             5.750%
70.00 -- 74.99 .........  $ 67,000,000       66.7%         66.7%         58     2.27x             4.951%
75.00 -- 79.99 .........  $ 16,962,915       67.4%         46.5%        112     1.46x             5.287%
80.00 -- 84.99 .........  $ 10,477,485       76.8%         68.2%         87     1.66x             5.040%
85.00 -- 89.99 .........  $115,000,000       69.9%         65.3%         85     1.56x             4.981%
90.00 -- 94.99 .........  $112,500,000       67.8%         59.8%        111     1.52x             5.526%
95.00 -- 99.99 .........  $ 90,000,000       71.8%         66.2%         87     1.65x             4.952%
100.00 -- 100.00 .......  $ 93,000,000       68.3%         59.7%        100     1.71x             5.302%
                          $115,000,000       69.4%         62.6%         95     1.64X             5.190%

-------
(1)   Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes 18 Mortgage Loans secured by hospitality properties representing
      11.7% of the Cut-Off Date Group 1 Balance.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-155

           RANGE OF OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                     % BY          AVERAGE
                                    AGGREGATE       CUT-OFF        CUT-OFF
       RANGE OF         NUMBER    CUT-OFF DATE   DATE GROUP 2       DATE
 OCCUPANCY RATES (%)   OF LOANS      BALANCE        BALANCE        BALANCE
--------------------- ---------- -------------- -------------- --------------

70.00 -- 74.99 ...... 1           $ 17,462,155         8.3%     $17,462,155
80.00 -- 84.99 ...... 1             13,840,637         6.5      $13,840,637
85.00 -- 89.99 ...... 3             26,550,000        12.5      $ 8,850,000
90.00 -- 94.99 ...... 6             68,938,000        32.6      $11,489,667
95.00 -- 99.99 ...... 8             72,107,257        34.1      $ 9,013,407
100.00 -- 100.00 .... 1             12,750,000         6.0      $12,750,000
                      --          ------------       -----
                      20          $211,648,049       100.0%     $10,582,402
                      ==          ============       =====

                                                                 WTD. AVG.
                                                                  STATED
                          HIGHEST     WTD. AVG.                  REMAINING
                          CUT-OFF      CUT-OFF      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
       RANGE OF            DATE        DATE LTV   LTV RATIO AT   MATURITY   CUT-OFF DATE   MORTGAGE
 OCCUPANCY RATES (%)      BALANCE       RATIO       MATURITY*     (MOS.)*     DSC RATIO      RATE
--------------------- -------------- ----------- -------------- ---------- -------------- ----------

70.00 -- 74.99 ......  $17,462,155       69.3%         57.5%        118    1.43x             5.230%
80.00 -- 84.99 ......  $13,840,637       64.4%         52.1%        102    1.42x             5.250%
85.00 -- 89.99 ......  $11,500,000       76.5%         68.4%         93    1.26x             5.271%
90.00 -- 94.99 ......  $30,000,000       71.7%         65.3%         99    1.41x             5.191%
95.00 -- 99.99 ......  $25,445,897       72.4%         61.2%        118    1.38x             5.468%
100.00 -- 100.00 ....  $12,750,000       72.4%         63.1%        120    1.36x             5.280%
                       $30,000,000       71.9%         62.6%        108    1.38X             5.308%

--------------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-156

           PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION(1)(2)

     PREPAYMENT RESTRICTION          JAN-2005        JAN-2006        JAN-2007        JAN-2008        JAN-2009
-------------------------------- --------------- --------------- --------------- --------------- ---------------

Locked Out .....................        89.77%          89.49%          12.33%           6.47%           0.46%
Defeasance .....................         0.00            0.00           79.49           84.99           90.69
Yield Maintenance ..............        10.23           10.51            8.18            8.54            8.86
Prepayment Premium .............         0.00            0.00            0.00            0.00            0.00
Open ...........................         0.00            0.00            0.00            0.00            0.00
                                   ----------      ----------      ----------      ----------      ----------
Total ..........................       100.00%         100.00%         100.00%         100.00%         100.00%
                                   ==========      ==========      ==========      ==========      ==========
Mortgage Pool Balance
 Outstanding (in millions) .....   $ 2,063.44      $ 2,052.79      $ 2,039.07      $ 2,020.71      $ 1,996.95
                                   ==========      ==========      ==========      ==========      ==========
% of Initial Pool Balance ......       100.00%          99.48%          98.82%          97.93%          96.78%

     PREPAYMENT RESTRICTION          JAN-2010        JAN-2011        JAN-2012        JAN-2013        JAN-2014      JAN-2015
-------------------------------- --------------- --------------- --------------- --------------- --------------- ------------

Locked Out .....................         0.00%           0.00%           0.00%           0.00%           0.00%         0.00%
Defeasance .....................        98.05           98.04           98.07           98.06           98.04         92.30
Yield Maintenance ..............         1.95            1.96            1.93            1.94            1.96          7.70
Prepayment Premium .............         0.00            0.00            0.00            0.00            0.00          0.00
Open ...........................         0.00            0.00            0.00            0.00            0.00          0.00
                                   ----------      ----------      ----------      ----------      ----------       -------
Total ..........................       100.00%         100.00%         100.00%         100.00%         100.00%       100.00%
                                   ==========      ==========      ==========      ==========      ==========       =======
Mortgage Pool Balance
 Outstanding (in millions) .....   $ 1,326.12      $ 1,295.73      $ 1,206.89      $ 1,180.50      $ 1,141.69      $ 26.18
                                   ==========      ==========      ==========      ==========      ==========      ========
% of Initial Pool Balance ......        64.27%          62.79%          58.49%          57.21%          55.33%         1.27%

--------------
(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (and assuming that each ARD Loan will be repaid in full on its
      Anticipated Repayment Date).

(2)   Based upon the assumptions set forth in footnote (1) above, after January
      2015, the outstanding loan balances represent less than 1.27% of the
      Cut-Off Date Pool Balance.

                                     S-157

           PERCENTAGE OF LOAN GROUP 1 BY PREPAYMENT RESTRICTION(1)(2)

      PREPAYMENT RESTRICTION          JAN-2005        JAN-2006        JAN-2007        JAN-2008        JAN-2009
-----------------------------------------------------------------------------------------------------------------

Locked Out ......................        88.61%          88.29%           7.19%           2.07%           0.51%
Defeasance ......................         0.00%           0.00%          83.70%          88.42%          89.63%
Yield Maintenance ...............        11.39%          11.71%           9.11%           9.51%           9.86%
Prepayment Premium ..............         0.00%           0.00%           0.00%           0.00%           0.00%
Open ............................         0.00%           0.00%           0.00%           0.00%           0.00%
-----------------------------------------------------------------------------------------------------------------
Total ...........................       100.00%         100.00%         100.00%         100.00%         100.00%
-----------------------------------------------------------------------------------------------------------------
Mortgage Pool Balance
  Outstanding (in millions) .....   $ 1,851.79      $ 1,842.34      $ 1,830.03      $ 1,814.31      $ 1,793.80
-----------------------------------------------------------------------------------------------------------------
% of Cut-Off Date Group 1
 Balance ........................       100.00%          99.49%          98.82%          97.98%          96.87%

      PREPAYMENT RESTRICTION          JAN-2010        JAN-2011        JAN-2012        JAN-2013       JAN-2014     JAN-2015
---------------------------------------------------------------------------------------------------------------------------

Locked Out ......................         0.00%           0.00%           0.00%           0.00%         0.00%         0.00%
Defeasance ......................        97.77%          97.75%          97.77%          97.76%        97.75%        92.30%
Yield Maintenance ...............         2.23%           2.25%           2.23%           2.24%         2.25%         7.70%
Prepayment Premium ..............         0.00%           0.00%           0.00%           0.00%         0.00%         0.00%
Open ............................         0.00%           0.00%           0.00%           0.00%         0.00%         0.00%
---------------------------------------------------------------------------------------------------------------------------
Total ...........................       100.00%         100.00%         100.00%         100.00%       100.00%       100.00%
---------------------------------------------------------------------------------------------------------------------------
Mortgage Pool Balance
  Outstanding (in millions) .....   $ 1,157.60      $ 1,130.29      $ 1,044.72      $ 1,021.74      $ 997.09      $ 26.18
---------------------------------------------------------------------------------------------------------------------------
% of Cut-Off Date Group 1
 Balance ........................        62.51%          61.04%          56.42%          55.18%        53.84%         1.41%

--------------
(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (and assuming that each ARD Loan will be repaid in full on its
      Anticipated Repayment Date).

(2)   Based upon the assumptions set forth in footnote (1) above, after January
      2015, the outstanding loan balances represent less than 1.41% of the
      Cut-Off Date Pool Balance.

             PERCENTAGE OF LOAN GROUP 2 BY PREPAYMENT RESTRICTION*

     PREPAYMENT RESTRICTION       JAN-2005     JAN-2006      JAN-2007      JAN-2008      JAN-2009
---------------------------------------------------------------------------------------------------

Locked Out ....................     100.00%      100.00%       57.36%        45.13%         0.00%
Defeasance ....................       0.00%        0.00%       42.64%        54.87%       100.00%
Yield Maintenance .............       0.00%        0.00%        0.00%         0.00%         0.00%
Prepayment Premium ............       0.00%        0.00%        0.00%         0.00%         0.00%
Open ..........................       0.00%        0.00%        0.00%         0.00%         0.00%
---------------------------------------------------------------------------------------------------
Total .........................     100.00%      100.00%      100.00%       100.00%       100.00%
---------------------------------------------------------------------------------------------------
Mortgage Pool Balance
  Outstanding (in millions) ...  $ 211.65     $ 210.45      $ 209.04      $ 206.40      $ 203.15
---------------------------------------------------------------------------------------------------
% of Cut-Off Date Group 2
 Balance ......................     100.00%       99.43%       98.77%        97.52%        95.99%

     PREPAYMENT RESTRICTION        JAN-2010      JAN-2011      JAN-2012      JAN-2013      JAN-2014    JAN-2015
---------------------------------------------------------------------------------------------------------------

Locked Out ....................       0.00%         0.00%         0.00%         0.00%         0.00%       0.00%
Defeasance ....................     100.00%       100.00%       100.00%       100.00%       100.00%       0.00%
Yield Maintenance .............       0.00%         0.00%         0.00%         0.00%         0.00%       0.00%
Prepayment Premium ............       0.00%         0.00%         0.00%         0.00%         0.00%       0.00%
Open ..........................       0.00%         0.00%         0.00%         0.00%         0.00%       0.00%
---------------------------------------------------------------------------------------------------------------
Total .........................     100.00%       100.00%       100.00%       100.00%       100.00%       0.00%
---------------------------------------------------------------------------------------------------------------
Mortgage Pool Balance
  Outstanding (in millions) ...   $ 168.53      $ 165.44      $ 162.18      $ 158.76      $ 144.60     $ 0.00
---------------------------------------------------------------------------------------------------------------
% of Cut-Off Date Group 2
 Balance ......................      79.63%        78.17%        76.63%        75.01%        68.32%       0.00%

-------------
*     Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (and assuming that each ARD Loan will be repaid in full on its
      Anticipated Repayment Date).

                                     S-158

TWENTY LARGEST MORTGAGE LOANS

     The following table and summaries describe the twenty largest Mortgage
Loans or groups of cross-collateralized mortgage loans in the Mortgage Pool by
Cut-Off Date Balance:

                                                                                               % OF
                                       NUMBER OF                                            APPLICABLE
                                       MORTGAGE                                     % OF      CUT-OFF
                                        LOANS /                     CUT-OFF       CUT-OFF      DATE
                          MORTGAGE     MORTGAGED      LOAN            DATE          POOL       GROUP
       LOAN NAME        LOAN SELLER   PROPERTIES      GROUP        BALANCE(1)     BALANCE     BALANCE
---------------------- ------------- ------------ ------------ ----------------- --------- ------------

6 Times Square ....... Wachovia         1 / 1          1        $  115,000,000       5.6%         6.2%
175 West Jackson...... Wachovia         1 / 1          1           112,500,000       5.5          6.1%
180 Maiden Lane....... Wachovia         1 / 1          1            93,000,000       4.5          5.0%
Figueroa Plaza ....... Wachovia         1 / 1          1            90,000,000       4.4          4.9%
Residence Inn
 Portfolio #2 ........ Wachovia        11 / 11         1            69,139,000       3.4          3.7%
Hotel Gansevoort...... CFC              1 / 1          1            67,917,232       3.3          3.7%
900 Fourth
 Avenue .............. Wachovia         1 / 1          1            67,000,000       3.2          3.6%
AON Office
 Building ............ Wachovia         1 / 1          1            64,800,000       3.1          3.5%
Extra Space
 Portfolio #1 ........ Wachovia        14 / 14         1            56,135,000       2.7          3.0%
Extra Space
 Portfolio #2 ........ Wachovia        12 / 12                      54,865,000       2.7          3.0%
                                     ------------               --------------      ----
SUBTOTAL/WTD.
 AVG .................                 44 / 44                  $  790,356,232      38.3%
                                     ============               ==============      ====
116 Huntington
 Avenue .............. Wachovia         1 / 1          1        $   54,000,000       2.6%         2.9%
17 Battery Place
 North ............... Wachovia         1 / 1          1            53,000,000       2.6          2.9%
Gilroy Crossing
 Shopping
 Center .............. Wachovia         1 / 1          1            49,000,000       2.4          2.6%
Cameron Village ...... Wachovia         1 / 1          1            47,300,000       2.3          2.6%
ADG Portfolio ........ Wachovia        6 / 20     Various(4)        43,288,000       2.1   Various(4)
Beach Shopping
 Center .............. Wachovia         1 / 1          1            40,000,000       1.9          2.2%
Westgate Business
 Center .............. Wachovia         1 / 1          1            36,000,000       1.7          1.9%
Willowbrook
 Apartments .......... Wachovia         1 / 1          2            30,000,000       1.5         14.2%
The Hub Office
 Building ............ Wachovia         1 / 1          1            28,451,692       1.4          1.5%
The Edgewater
 Hotel ............... Wachovia         1 / 1          1            27,573,052       1.3          1.5%
                                     ------------               --------------      ----
SUBTOTAL/WTD.
 AVG .................                 15 / 29                  $  408,612,744      19.8%
                                     ------------               --------------      ----
TOTAL/WTD. AVG .......                 59 / 73                  $1,198,968,976      58.1%
                                     ============               ==============      ====

                                               LOAN                                  WEIGHTED
                                             BALANCE                   WEIGHTED       AVERAGE
                                             PER SF/                   AVERAGE          LTV        WEIGHTED
                                              UNIT/      WEIGHTED      CUT-OFF       RATIO AT      AVERAGE
                             PROPERTY         ROOM/       AVERAGE      DATE LTV      MATURITY      MORTGAGE
       LOAN NAME               TYPE         PAD(2)(3)   DSCR(2)(3)   RATIO(2)(3)   OR ARD(2)(3)      RATE
---------------------- ------------------- ----------- ------------ ------------- -------------- -----------

6 Times Square ....... Office - CBD         $    385   1.32x             71.9%          69.7%        4.674%
175 West Jackson...... Office - CBD         $    155   1.72x             53.2%          47.9%        5.860%
180 Maiden Lane....... Office - CBD         $    171   2.61x             51.7%          51.7%        5.410%
Figueroa Plaza ....... Office - CBD         $    147   2.00x             67.0%          67.0%        4.530%
Residence Inn          Hospitality -
 Portfolio #2 ........ Extended Stay        $ 59,194   1.53x             72.0%          59.3%        6.880%
                       Hospitality - Full
Hotel Gansevoort...... Service              $363,194   1.73x             54.3%          42.5%        6.240%
900 Fourth
 Avenue .............. Office - CBD         $    125   2.28x             66.3%          66.3%        4.960%
AON Office
 Building ............ Office - Suburban    $    157   1.41x             75.0%          61.9%        5.230%
Extra Space
 Portfolio #1 ........ Self Storage         $     58   1.92x             80.1%          80.1%        4.650%
Extra Space
 Portfolio #2 ........ Self Storage         $     71   1.88x             79.9%          79.9%        4.650%
SUBTOTAL/WTD.
 AVG .................                                 1.83X             65.7%          61.4%        5.307%
116 Huntington
 Avenue .............. Office - CBD         $    204   1.82x             69.6%          69.6%        4.610%
17 Battery Place
 North ............... Office - CBD         $    133   1.96x             75.7%          75.7%        4.600%
Gilroy Crossing
 Shopping
 Center .............. Retail - Anchored    $    152   1.42x             79.8%          73.6%        5.010%
Cameron Village ...... Retail - Anchored    $     75   2.42x             39.8%          39.8%        5.080%
ADG Portfolio ........ MHP / Multifamily    $ 16,996   1.28x             80.0%          70.2%        5.610%
Beach Shopping
 Center .............. Retail - Anchored    $    174   1.36x             72.7%          64.7%        5.250%
                       Mixed Use -
Westgate Business      Retail/Office/
 Center .............. Industrial           $     62   1.32x             75.0%          69.3%        5.110%
Willowbrook            Multifamily -
 Apartments .......... Conventional         $ 82,418   1.55x             63.7%          56.9%        5.390%
The Hub Office
 Building ............ Office - CBD         $    105   1.34x             79.9%          66.4%        5.280%
The Edgewater          Hospitality - Full
 Hotel ............... Service              $116,835   1.56x             59.9%          48.4%        7.290%
SUBTOTAL/WTD.
 AVG .................                                 1.64X             69.7%          64.4%        5.208%
TOTAL/WTD. AVG .......                                 1.77X             67.1%          62.4%        5.273%

---------
(1)   In the case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.

(2)   Two (2) Mortgage Loans (loan numbers 2 and 3), representing in the aggregate 10.0% of the Cut-Off Date Pool Balance (11.1% of the Cut-Off
      Date Group 1 Balance), are each part of a pari passu split loan structure. With respect to these Mortgage Loans, unless otherwise specified, the calculations of LTV ratios, DSC ratios and loan balance per SF were based on the aggregate indebtedness of each such Mortgage
      Loan and the related pari passu companion loans, if any.

(3)   One (1) Mortgage Loan (loan number 16), representing 1.3% of the Cut-Off
      Date Pool Balance (1.5% of the Cut-Off Date Group 1 Balance), is divided into a pooled component and a non-pooled component. With respect to this
      Mortgage Loan, unless otherwise specified, the calculations of LTV ratios, DSC ratios and loan balance per Room were based on the pooled component only and exclude the non-pooled component.

(4)   Four (4) Mortgage Loans (loan numbers 17, 135, 156 and 181) in Loan Group
      1 (1.8% of the Cut-Off Date Group 1 Balance) and 2 Mortgage Loans (loan numbers 67 and 161) in Loan Group 2 (4.6% of the Cut-Off Date Group 2
      Balance).

                                     S-159

6 Times Square

--------------------------------------------------------------------------------
                             LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                               $115,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    5.6%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                              Ralph Sitt, Marilyn Sitt and Sharon Sutton
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                           4.6739%
 MATURITY DATE                                                 December 11, 2009
 AMORTIZATION TYPE                                                       Balloon
 INTEREST ONLY PERIOD                                                         36
 ORIGINAL TERM / AMORTIZATION                                           60 / 360
 REMAINING TERM / AMORTIZATION                                          59 / 360
 LOCKBOX                                                                     Yes

 UP-FRONT RESERVES
   TAX/INSURANCE                             Yes
   ENGINEERING                               $8,688
   TI/LC(1)                                  $1,700,000

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                             Yes
   REPLACEMENT                               $3,734
   TI/LC(2)                                  $31,114
   CURTAILMENT RESERVE(3)                    Springing

ADDITIONAL FINANCING                        Mezzanine Debt           $21,000,000

 CUT-OFF DATE BALANCE                                               $115,000,000
 CUT-OFF DATE BALANCE/SF                                                    $385
 CUT-OFF DATE LTV                                                          71.9%
 MATURITY DATE LTV                                                         69.7%
 UW DSCR ON NCF                                                            1.32x
--------------------------------------------------------------------------------

(1)   The upfront TI/LC reserve relates to the ground floor retail space.

(2)   The monthly TI/LC reserve deposits are required up to a maximum reserve amount of $1,500,000. Following the occurrence of The Gap, Inc., or a replacement tenant acceptable to mortgagee, renewing its lease for a term of not less than five years, the maximum amount shall be reduced to
      $750,000 and so long as no event of default is then continuing, the borrower will be entitled to a refund of the balance of funds in excess of $750,000.

(3)   Upon the determination by mortgagee that the debt service coverage ratio is less than 1.00x, any excess cash remaining after the allocation of rents and profits is to be held in escrow as additional security for the curtailment reserve. The Curtailment Reserve shall be released provided that no event of default under the loan documents has occurred and is continuing and the debt service coverage ratio has been equal to or greater than 1.00x for two consecutive calendar quarters.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                           New York, NY
 PROPERTY TYPE                                                     Office -- CBD
 SIZE (SF)                                                               298,695
 OCCUPANCY AS OF NOVEMBER 15, 2004                                         88.4%
 YEAR BUILT / YEAR RENOVATED                                         1907 / 2004
 APPRAISED VALUE                                                    $160,000,000
 PROPERTY MANAGEMENT                                  Sitt Asset Management, LLC
 UW ECONOMIC OCCUPANCY                                                     93.7%
 UW REVENUES                                                         $14,570,872
 UW TOTAL EXPENSES                                                    $4,668,389
 UW NET OPERATING INCOME (NOI)                                        $9,902,483
 UW NET CASH FLOW (NCF)                                               $9,451,026
--------------------------------------------------------------------------------

                                     S-160

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------
                                                              NET      % OF NET
                                           RATINGS(1)       RENTABLE   RENTABLE
TENANT                                 MOODY'S/S&P/FITCH   AREA (SF)     AREA
--------------------------------------------------------------------------------

The Gap, Inc. .......................     Ba1/BB+/BB+        39,589       13.3%
Vincent Equities . ..................       NR/NR/NR         19,777        6.6
Jones Apparel .......................     Baa2/BBB/NR        14,939        5.0
Quicksilver, Inc. ...................       NR/NR/NR          7,648        2.6
Assoc. Business Publication .........       NR/NR/NR          7,458        2.5
Non-major tenants ...................                       174,706       58.5
Vacant ..............................                        34,578       11.6
                                                            -------      -----
TOTAL ...............................                       298,695      100.0%
                                                            =======      =====
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                                                  % OF          DATE OF
                                        ACTUAL                   ACTUAL          LEASE
TENANT                                 RENT PSF   ACTUAL RENT     RENT         EXPIRATION
---------------------------------------------------------------------------------------------

The Gap, Inc. ....................... $ 68.24     $ 2,701,420      25.3%        January 2011
Vincent Equities . .................. $ 33.44         661,422       6.2   Multiple Spaces(2)
Jones Apparel ....................... $ 32.94         492,115       4.6         October 2013
Quicksilver, Inc. ................... $ 35.39         270,632       2.5   Multiple Spaces(3)
Assoc. Business Publication ......... $ 30.78         229,569       2.2            July 2014
Non-major tenants ................... $ 36.14       6,314,128      59.2
Vacant ..............................                       0       0.0
                                                  -----------     -----
TOTAL ...............................             $10,669,286     100.0%
                                                  ===========     =====
---------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, 19,383 square feet will expire in
      December 2006 and 394 square feet of basement space is leased on a month-to-month basis.

(3)   Under the terms of multiple leases, 5,300 square feet will expire in
      October 2008 and 2,348 square feet will expire in October 2012.

--------------------------------------------------------------------------------------------------------
                                       LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------------------------------
                  # OF     WA BASE                             CUMULATIVE   % OF ACTUAL    CUMULATIVE %
                 LEASES    RENT/SF    TOTAL SF    % OF TOTAL     % OF SF        RENT      OF ACTUAL RENT
     YEAR       ROLLING    ROLLING     ROLLING   SF ROLLING*    ROLLING*      ROLLING*       ROLLING*
--------------------------------------------------------------------------------------------------------

     2005         54       $ 36.39     51,630        17.3%         17.3%        17.6%          17.6%
     2006         32       $ 35.85     58,236        19.5%         36.8%        19.6%          37.2%
     2007         22       $ 34.45     48,848        16.4%         53.1%        15.8%          53.0%
     2008          6       $ 39.99     10,884         3.6%         56.8%         4.1%          57.0%
     2009          7       $ 38.85     16,253         5.4%         62.2%         5.9%          63.0%
     2010          1       $ 34.21      7,365         2.5%         64.7%         2.4%          65.3%
     2011          6       $ 64.50     44,950        15.0%         79.7%        27.2%          92.5%
     2012          1       $ 34.00      2,348         0.8%         80.5%         0.7%          93.2%
     2013          4       $ 32.94     14,939         5.0%         85.5%         4.6%          97.8%
     2014          2       $ 30.78      7,458         2.5%         88.0%         2.2%         100.0%
     2015          0       $  0.00          0         0.0%         88.0%         0.0%         100.0%
  Thereafter       1       $  0.00      1,206         0.4%         88.4%         0.0%         100.0%
    Vacant         0         N/A       34,578        11.6%        100.0%         0.0%         100.0%
--------------------------------------------------------------------------------------------------------

  *   Calculated based on the approximate square footage occupied by each tenant

                                     S-161

THE LOAN. The Mortgage Loan (the "6 Times Square Loan") is secured by a first mortgage encumbering an office building located in New York, New York. The 6
Times Square Loan represents approximately 5.6% of the Cut-Off Date Pool
Balance (6.2% of the Cut-Off Date Group 1 Balance). The 6 Times Square Loan was
originated on November 15, 2004, and has a principal balance as of the Cut-Off
Date of $115,000,000. The 6 Times Square Loan provides for interest-only payments for the first 36 months of its term, and thereafter, fixed monthly payments of principal and interest.

The 6 Times Square Loan has a remaining term of 59 months and matures on
December 11, 2009. The 6 Times Square Loan may be prepaid on or after October
11, 2009, and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower is 6 Times Square LLC, a special purpose entity.
Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 6 Times Square Loan. The sponsors are
Ralph Sitt, Marilyn Sitt and Sharon Sutton, members of the Sitt Family, which owns and manages approximately 1.5 million square feet of commercial space throughout the United States.

THE PROPERTY. The Mortgaged Property is an approximately 298,695 square foot office building situated on approximately 0.5 acres. The Mortgaged Property was constructed in 1907 and renovated in 2004. The Mortgaged Property is located in
New York, New York. As of November 15, 2004, the occupancy rate for the
Mortgaged Property securing the 6 Times Square Loan was approximately 88.4%.

The largest tenant is The Gap, Inc., occupying approximately 39,589 square feet, or approximately 13.3% of the net rentable area. The Gap, Inc. is a global specialty retailer selling casual apparel, accessories and personal care products for men, women and children under a variety of brand names, including
Gap, Banana Republic and Old Navy. As of December 6, 2004, The Gap, Inc. was
rated "Ba1" (Moody's), "BB+" (S&P) and "BB+" (Fitch). The Gap, Inc. lease expires in January 2011. The second largest tenant is Vincent Equities, occupying approximately 19,777 square feet, or approximately 6.6% of the net rentable area. Vincent Equities is part of the Nesi Apparel Group and manufactures clothing under the labels Shady, Ltd., Roca Wear and Ruff Ryders.
The majority of the Vincent Equities space expires in December 2006 with 394 square feet of basement space leased on a month-to-month basis. The third largest tenant is Jones Apparel, occupying approximately 14,939 square feet, or approximately 5.0% of the net rentable area. Jones Apparel designs and markets branded apparel, footwear and accessories under the brand names Jones New York,
Evan-Picone, Norton McNaughton, Gloria Vanderbilt, Erika, l.e.i., Energie, Nine
West and Easy Spirit. As of December 6, 2004, Jones Apparel was rated "Baa2"
(Moody's) and "BBB" (S&P). The Jones Apparel lease expires in October 2013.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

MEZZANINE DEBT. A mezzanine loan in the amount of $21,000,000 was originated on
November 15, 2004. The mezzanine loan is not an asset of the Trust Fund and is secured by a pledge of the equity interests in the borrower.

FACADE CONSERVATION EASEMENT AND FREE RELEASE. The borrower has applied for a
Federal Facade Conservation Easement relating to the preservation of the historical facade of the building. The mortgagee will consent to the easement upon several conditions, including, but not limited to: (i) no event of default has occurred and is continuing under the loan documents; (ii) the borrower provides an opinion of counsel that the easement will not adversely affect the
REMIC status of the Trust Fund and (iii) the borrower delivers an appraisal of the Mortgaged Property that sets forth a value of the Mortgaged Property (with the easement) that is not less than $160,000,000 (the appraised value of the
Mortgaged Property at the time of origination of the 6 Times Square Loan). The loan documents allow a release of the air rights above the Mortgaged Property without any consideration upon certain conditions, including, but not limited to: (i) no event of default has occurred and is continuing under the loan documents; (ii) the borrower provides an opinion of counsel that the release of the air rights will not adversely affect the REMIC status of the Trust Fund and
(iii) the borrower provides evidence that the remaining Mortgaged Property will be in compliance with all applicable laws.

MANAGEMENT. Sitt Asset Management, LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the 6 Times Square Loan.
Sitt Asset Management, LLC and its related companies own or manage approximately 1.5 million square feet of commercial space throughout the United
States.

                                     S-162

175 West Jackson

--------------------------------------------------------------------------------
                              LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                               $112,500,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    5.5%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                           Strategic Investment Property
                                                     Fund, Inc. and Gary Barnett
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.860%
 MATURITY DATE                                                September 11, 2014
 AMORTIZATION TYPE                                                       Balloon
 INTEREST ONLY PERIOD                                                         36
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         116 / 360
 LOCKBOX                                                                     Yes
 SHADOW RATING (S&P/MOODY'S)(1)                                        BBB-/Baa3

UP-FRONT RESERVES
  TAX/INSURANCE                  Yes
  MASTER LEASE(2)                $20,000,000
  MECHANIC'S LIEN                $200,000

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                  Yes
  REPLACEMENT                    $12,100
  TI/LC                          $135,850

 ADDITIONAL FINANCING(3)         Pari Passu Debt                  $112,500,000
                                 Subordinate Debt                  $55,000,000
                                 Mezzanine Debt                    $40,000,000

                                                                     WHOLE
                                                PARI PASSU          MORTGAGE
                                                 NOTES(4)             LOAN
                                               ------------       ------------
 CUT-OFF DATE BALANCE                          $225,000,000      $280,000,000
 CUT-OFF DATE BALANCE/SF                           $155              $193
 CUT-OFF DATE LTV                                  53.2%             66.2%
 MATURITY DATE LTV                                 47.9%             59.7%
 UW DSCR ON NCF                                    1.72x             1.38x
--------------------------------------------------------------------------------

(1)   S&P and Moody's have confirmed that the 175 West Jackson Loan has, in the context of its inclusion in the trust, credit characteristics consistent with an investment grade obligation.

(2)   The Master Lease reserve was funded in conjunction with the execution of a master lease by Intell Management and Investment Company. Reserve to be
      held during the first 5 years of the master lease, with reductions only upon the signing of additional leases which reduce the vacancy.

(3)   Future mezzanine debt permitted.

(4)   LTV ratios, DSC ratios and Cut-Off Date Balance/SF were derived based on the aggregate indebtedness of the 175 West Jackson Loan and the 175 West
      Jackson Pari Passu Loan.

--------------------------------------------------------------------------------
                      PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Chicago, IL
PROPERTY TYPE                                                      Office -- CBD
SIZE (SF)                                                              1,449,067
OCCUPANCY AS OF DECEMBER 1, 2004                                           90.0%
YEAR BUILT / YEAR RENOVATED                                          1912 / 2002
APPRAISED VALUE                                                     $423,000,000
PROPERTY MANAGEMENT                                            Intell Management
                                                          and Investment Company
UW ECONOMIC OCCUPANCY                                                      90.0%
UW REVENUES                                                          $45,840,045
UW TOTAL EXPENSES                                                    $17,236,093
UW NET OPERATING INCOME (NOI)                                        $28,603,952
UW NET CASH FLOW (NCF)                                               $27,398,334
--------------------------------------------------------------------------------

                                     S-163

------------------------------------------------------------------------------------------
                                      TENANT SUMMARY
------------------------------------------------------------------------------------------
                                                                    NET
                                                 RATINGS(1)       RENTABLE      % OF NET
                   TENANT                    MOODY'S/S&P/FITCH   AREA (SF)   RENTABLE AREA
------------------------------------------------------------------------------------------

MWH Energy & Infrastructure ...............    Baa3/BBB-/BBB-      139,067         9.6%
Aon Service Corporation ...................     Baa2/BBB+/A-       135,029         9.3
Intell Management & Investment Co.(2) .....       NR/NR/NR         129,473         8.9
US Securities & Exchange Commission .......     Aaa/AAA/AAA        102,613         7.1
Navigant Consulting, Inc. .................       NR/NR/NR          72,817         5.0
Non-major tenants . .......................                        725,161        50.0
Vacant . ..................................                        144,907        10.0
                                                                   -------       -----
TOTAL .....................................                      1,449,067       100.0%
                                                                 =========       =====
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                              ACTUAL                    % OF ACTUAL     DATE OF LEASE
                   TENANT                    RENT PSF    ACTUAL RENT        RENT          EXPIRATION
--------------------------------------------------------------------------------------------------------

MWH Energy & Infrastructure ............... $ 28.19     $  3,919,996        10.0%             June 2015
Aon Service Corporation ................... $ 29.50        3,983,356        10.1             April 2012
Intell Management & Investment Co.(2) ..... $ 29.00        3,754,717         9.6              July 2014
US Securities & Exchange Commission ....... $ 32.20        3,304,548         8.4           January 2012
Navigant Consulting, Inc. ................. $ 27.39        1,994,815         5.1     Multiple Spaces(3)
Non-major tenants . ....................... $ 30.83       22,355,920        56.9
Vacant . ..................................                        0         0.0
                                                        ------------       -----
TOTAL .....................................             $ 39,313,351       100.0%
                                                        ============       =====

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Pursuant to a master lease. The space is available for sublease and is currently unoccupied.

(3)   Under the terms of multiple leases, 67,725 square feet expire May 2012 and 5,092 square feet are on a month-to-month basis.

--------------------------------------------------------------------------------------------------------------------------
                                                LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------------------------------------------------
                                   WA BASE                   % OF TOTAL     CUMULATIVE     % OF ACTUAL     CUMULATIVE % OF
                  # OF LEASES      RENT/SF      TOTAL SF         SF           % OF SF          RENT          ACTUAL RENT
     YEAR           ROLLING        ROLLING       ROLLING      ROLLING*       ROLLING*        ROLLING*         ROLLING*
--------------------------------------------------------------------------------------------------------------------------

     2005              12          $ 19.52       19,541          1.3%            1.3%           1.0%              1.0%
     2006               2          $ 32.38       23,033          1.6%            2.9%           1.9%              2.9%
     2007               0          $  0.00            0          0.0%            2.9%           0.0%              2.9%
     2008               5          $ 35.76        5,552          0.4%            3.3%           0.5%              3.4%
     2009               1          $ 28.15          810          0.1%            3.4%           0.1%              3.4%
     2010               1          $ 31.30       19,920          1.4%            4.8%           1.6%              5.0%
     2011               6          $ 31.51      127,050          8.8%           13.5%          10.2%             15.2%
     2012               7          $ 29.42      375,940         25.9%           39.5%          28.1%             43.3%
     2013               3          $ 57.17        4,873          0.3%           39.8%           0.7%             44.0%
     2014               2          $ 29.12      130,243          9.0%           48.8%           9.6%             53.7%
     2015              10          $ 28.04      304,095         21.0%           69.8%          21.7%             75.4%
  Thereafter           12          $ 33.02      293,103         20.2%           90.0%          24.6%            100.0%
    Vacant              0            N/A        144,907         10.0%          100.0%           0.0%            100.0%
--------------------------------------------------------------------------------------------------------------------------

 *     Calculated based on the approximate square footage by each tenant

                                     S-164

THE LOAN. The Mortgage Loan (the "175 West Jackson Loan") is secured by a first mortgage encumbering an office building located in Chicago, Illinois. The 175
West Jackson Loan represents approximately 5.5% of the Cut-Off Date Pool
Balance (6.1% of the Cut-Off Date Group 1 Balance). The 175 West Jackson Loan
was originated on August 26, 2004, and has a principal balance as of the
Cut-Off Date of $112,500,000. The 175 West Jackson Loan, which is evidenced by a pari passu note dated August 26, 2004, is a portion of a whole loan with an original principal balance of $280,000,000. The other loans related to the 175
West Jackson Loan are evidenced by 2 separate notes, each dated August 26, 2004
(the "175 West Jackson Pari Passu Loan", with an original principal balance of
$112,500,000, and the "175 West Jackson Subordinate Companion Loan", with an original principal balance of $55,000,000). The 175 West Jackson Pari Passu
Loan and the 175 West Jackson Subordinate Companion Loan will not be assets of the Trust Fund. The 175 West Jackson Loan, the 175 West Jackson Pari Passu Loan
and the 175 West Jackson Subordinate Companion Loan are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial
Mortgage Pass-Through Certificates, Series 2004-C15, as described in the preliminary prospectus supplement under "DESCRIPTION OF THE MORTGAGE
POOL--Co-Lender Loans". The 175 West Jackson Loan provides for interest-only payments for the first 36 months of its term, and thereafter, fixed monthly payments of principal and interest.

The 175 West Jackson Loan has a remaining term of 116 months and matures on
September 11, 2014. The 175 West Jackson Loan may be prepaid on or after July
11, 2014, and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower is 175 Jackson, L.L.C., a special purpose entity.
Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 175 West Jackson Loan. The sponsors are
Strategic Investment Property Fund, Inc. and Gary Barnett, the principal of
Intell Management and Investment Company ("Intell"). Intell is a New York-based national owner, developer, construction manager and asset manager of office, retail and multifamily properties. Intell was founded by Gary Barnett in 1991 and, along with his partners, is currently serving as manager and primary owner of a portfolio of approximately 10 million square feet of real estate located in New York City, Chicago, Boston and St. Louis.

THE PROPERTY. The Mortgaged Property is an approximately 1,449,067 square foot office building situated on approximately 1.8 acres. The Mortgaged Property was constructed in two phases -- 1912 and 1923 and completely restored and renovated from 2001-2002. The Mortgaged Property is located in Chicago,
Illinois. As of December 1, 2004, the occupancy rate for the Mortgaged Property securing the 175 West Jackson Loan was approximately 90.0%.

The largest tenant is MWH Energy & Infrastructure ("MWH"), occupying approximately 139,067 square feet, or approximately 9.6% of the net rentable area. MWH offers design, construction, finance, operation and maintenance services for infrastructure projects in more than 30 countries. As of December
6, 2004, MWH was rated "Baa3" (Moody's), "BBB-" (S&P) and "BBB-" (Fitch). The
MWH lease expires in June 2015. The second largest tenant is Aon Service
Corporation ("Aon"), occupying approximately 135,029 square feet, or approximately 9.3% of the net rentable area. Aon is one of the world's largest insurance brokerage and consulting companies with divisions specializing in commercial brokerage, consulting services, and consumer insurance underwriting.
As of December 6, 2004, Aon was rated "Baa2" (Moody's), "BBB+" (S&P) and "A-"
(Fitch). The Aon lease expires in April 2012. The third largest tenant is
Intell, which has leased approximately 129,473 square feet, or approximately
8.9% of the net rentable area, through a master lease; the space is available for sublease and is currently unoccupied. Intell is the property manager of the
Mortgaged Property securing the 175 West Jackson Loan. The Intell lease expires in July 2014.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

MEZZANINE DEBT. A mezzanine loan in the amount of $40,000,000 was originated on
December 30, 2004. The mezzanine loan is not an asset of the Trust Fund and is secured by a pledge of the equity interests in the borrower.

MANAGEMENT. Intell Management and Investment Company, an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the 175
West Jackson Loan.

                                     S-165

180 Maiden Lane

--------------------------------------------------------------------------------
                             LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $ 93,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     4.5%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                           Joseph Moinian
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.410%
MATURITY DATE                                                  November 11, 2009
AMORTIZATION TYPE                                                  Interest Only
INTEREST ONLY PERIOD                                                          62
ORIGINAL TERM / AMORTIZATION                                             62 / IO
REMAINING TERM / AMORTIZATION                                            58 / IO
LOCKBOX                                                                      Yes
SHADOW RATING (S&P/MOODY'S)(1)                                           A-/Baa1

UP-FRONT RESERVES
 TAX/INSURANCE                 Yes
 TI/LC(2)                      $984,714

ONGOING MONTHLY RESERVES
 TAX/INSURANCE                 Yes
 REPLACEMENT                   $13,610

ADDITIONAL FINANCING           Pari Passu Debt                       $93,000,000
                               Subordinate Debt                     $106,000,000
                               Mezzanine Debt                        $36,500,000

                                             PARI PASSU             WHOLE
                                              NOTES(3)          MORTGAGE LOAN
                                            ------------        ----------------
 CUT-OFF DATE BALANCE                       $186,000,000        $292,000,000
 CUT-OFF DATE BALANCE/SF                        $171                $268
 CUT-OFF DATE LTV                               51.7%               81.1%
 MATURITY DATE LTV                              51.7%               81.1%
 UW DSCR ON NCF                                 2.61x               1.66x
--------------------------------------------------------------------------------

(1)   S&P and Moody's have confirmed that the 180 Maiden Lane Loan has, in the context of its inclusion in the trust, credit characteristics consistent with an investment grade obligation.

(2)   The TI/LC reserve relates to (a) an outstanding tenant improvement credit of $831,750 for the 25th floor that is available to Goldman Sachs at any time and (b) the Stroock & Stroock & Lavan work letter for the 26th floor space equal to $152,964.

(3)   LTV ratios, DSC ratios and Cut-Off Date Balance/SF were derived based on the aggregate indebtedness of the 180 Maiden Lane Loan and the 180 Maiden
      Pari Passu Loan.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                           New York, NY
 PROPERTY TYPE                                                      Office - CBD
 SIZE (SF)                                                             1,088,763
 OCCUPANCY AS OF DECEMBER 1, 2004                                         100.0%
 YEAR BUILT / YEAR RENOVATED                                         1984 / 2000
 APPRAISED VALUE                                                    $360,000,000
 PROPERTY MANAGEMENT                                   Cushman & Wakefield, Inc.
 UW ECONOMIC OCCUPANCY                                                     99.5%
 UW REVENUES                                                         $44,723,263
 UW TOTAL EXPENSES                                                   $18,228,003
 UW NET OPERATING INCOME (NOI)                                       $26,495,260
 UW NET CASH FLOW (NCF)                                              $26,222,621
--------------------------------------------------------------------------------

                                     S-166

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
-------------------------------------------------------------------------------
                                                            NET      % OF NET
                                         RATINGS(1)       RENTABLE   RENTABLE
               TENANT                MOODY'S/S&P/FITCH   AREA (SF)     AREA
--------------------------------------------------------------------------------

Goldman Sachs & Company ...........      Aa3/A+/AA-        803,223      73.8%
Stroock & Stroock & Lavan .........       NR/NR/NR         231,932      21.3
Weitz & Luxenberg .................       NR/NR/NR          28,000       2.6
HeartWorks ........................       NR/NR/NR          10,545       1.0
Nausch, Hogan and Murray ..........       NR/NR/NR          10,245       0.9
Non-major tenants .................                          4,818       0.4
Vacant ............................                              0       0.0
                                                           -------     -----
TOTAL .............................                      1,088,763     100.0%
                                                         =========     =====
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                                                  % OF
                                      ACTUAL                     ACTUAL      DATE OF LEASE
               TENANT                RENT PSF    ACTUAL RENT      RENT         EXPIRATION
---------------------------------------------------------------------------------------------

Goldman Sachs & Company ...........  $ 38.55    $ 30,966,468       78.5%          April 2014
Stroock & Stroock & Lavan .........  $ 31.50       7,306,142       18.5   Multiple Spaces(2)
Weitz & Luxenberg .................  $ 28.00         784,000        2.0           April 2009
HeartWorks ........................  $  0.00               0        0.0           April 2014
Nausch, Hogan and Murray ..........  $ 36.00         368,820        0.9          August 2006
Non-major tenants .................  $  9.55          46,035        0.1
Vacant ............................                        0        0.0
                                                ------------      -----
TOTAL .............................             $ 39,471,465      100.0%
                                                ============      =====
---------------------------------------------------------------------------------------------

(1) Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2) Under the terms of multiple leases, 8,498 square feet expire in January
    2008, 17,686 square feet expire in January 2013 and 205,748 square feet expire in May 2013.

                                          LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------------------------------------
                               WA BASE                             CUMULATIVE                    CUMULATIVE %
                # OF LEASES    RENT/SF    TOTAL SF    % OF TOTAL     % OF SF     % OF ACTUAL    OF ACTUAL RENT
     YEAR         ROLLING      ROLLING     ROLLING   SF ROLLING*    ROLLING*    RENT ROLLING*      ROLLING*
--------------------------------------------------------------------------------------------------------------

     2005             1       $  58.50        100         0.0%          0.0%          0.0%            0.0%
     2006             1       $  36.00     10,245         0.9%          1.0%          0.9%            0.9%
     2007             0       $   0.00          0         0.0%          1.0%          0.0%            0.9%
     2008             2       $  34.12      8,591         0.8%          1.7%          0.7%            1.7%
     2009             1       $  28.00     28,000         2.6%          4.3%          2.0%            3.7%
     2010             0       $   0.00          0         0.0%          4.3%          0.0%            3.7%
     2011             0       $   0.00          0         0.0%          4.3%          0.0%            3.7%
     2012             2       $ 157.21        229         0.0%          4.3%          0.1%            3.8%
     2013             4       $  31.41    223,434        20.5%         24.9%         17.8%           21.5%
     2014            50       $  38.05    813,768        74.7%         99.6%         78.5%          100.0%
     2015             0       $   0.00          0         0.0%         99.6%          0.0%          100.0%
  Thereafter          2       $   0.00      4,396         0.4%        100.0%          0.0%          100.0%
    Vacant            0          N/A            0         0.0%        100.0%          0.0%          100.0%
--------------------------------------------------------------------------------------------------------------

 *   Calculated based on the approximate square footage occupied by each tenant

                                     S-167

THE LOAN. The Mortgage Loan (the "180 Maiden Lane Loan") is secured by a first mortgage encumbering an office building located in New York, New York. The 180
Maiden Lane Loan represents approximately 4.5% of the Cut-Off Date Pool Balance
(5.0% of the Cut-Off Date Group 1 Balance). The 180 Maiden Lane Loan was
originated on August 19, 2004, and has a principal balance as of the Cut-Off
Date of $93,000,000. The 180 Maiden Lane Loan, which is evidenced by a pari passu note dated August 19, 2004, is a portion of a whole loan with an original principal balance of $292,000,000. The other loans related to the 180 Maiden
Lane Loan are evidenced by 3 separate notes, each dated August 19, 2004 (the
"180 Maiden Lane Pari Passu Loan", with an original principal balance of
$93,000,000, the "180 Maiden Lane Subordinate Companion Loan", with an original principal balance of $69,500,000, and the "180 Maiden Lane Junior Subordinate
Companion Loan", with an original principal balance of $36,500,000). The 180
Maiden Lane Pari Passu Loan, the 180 Maiden Lane Subordinate Companion Loan and
the 180 Maiden Lane Junior Subordinate Companion Loan will not be assets of the
Trust Fund. The 180 Maiden Lane Loan, the 180 Maiden Lane Pari Passu Loan, the
180 Maiden Lane Subordinate Companion Loan and the 180 Maiden Lane Junior
Subordinate Companion Loan will be governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement entered into in connection with the issuance of the
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through
Certificates, Series 2004-C15, as described in the preliminary prospectus supplement under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans". The 180
Maiden Lane Loan provides for interest-only payments for the entire loan term.

The 180 Maiden Lane Loan has a remaining term of 58 months and matures on
November 11, 2009. The 180 Maiden Lane Loan may be prepaid on or after
September 11, 2009, and permits defeasance with United States government obligations beginning the earlier of four years after the origination date or two years from the date of the last securitization of any portion of the 180
Maiden Lane Loan and its related Companion Loans.

THE BORROWER. The borrower is Almah LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 180 Maiden Lane Loan. The sponsor is Joseph
Moinian. Joseph Moinian has been actively involved in New York City commercial real estate for over 15 years and currently controls a portfolio of properties in excess of 6 million square feet of office space and approximately 1,200 apartment units.

THE PROPERTY. The Mortgaged Property is an approximately 1,088,763 square foot office building situated on approximately 1.1 acres. The Mortgaged Property was constructed in 1984 and renovated in 2000. The Mortgaged Property is located in
New York, New York. As of December 1, 2004, the occupancy rate for the
Mortgaged Property securing the 180 Maiden Lane Loan was approximately 100.0%.

The largest tenant is Goldman Sachs, occupying approximately 803,223 square feet, or approximately 73.8% of the net rentable area. Goldman Sachs is a global investment banking, securities and investment management firm that provides a range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As of December 6, 2004, Goldman Sachs was rated
"Aa3" (Moody's), "A+" (S&P) and "AA-" (Fitch). The Goldman Sachs lease expires in April 2014; however, Goldman Sachs has the option to terminate all of its leased space in November 2009. This option may be exercised with 18 months notice and the payment of a termination fee equal to approximately nine months rent. Pursuant to the terms of the loan documents, in the event that Goldman
Sachs exercises this termination option, the mortgagee will have the right to trap excess cash flow for the 18-month notice period in addition to the termination fee, which will be held in a mortgagee-controlled escrow account.
The second largest tenant is Stroock & Stroock & Lavan LLP ("Stroock"), occupying approximately 231,932 square feet, or approximately 21.3% of the net rentable area. Stroock is a law firm specializing in capital markets, litigation and real estate matters with over 350 attorneys practicing in New
York, Los Angeles and Miami. The Stroock lease expires in various years, the largest being 205,748 square feet in May 2013. Stroock has the right to terminate its lease of the 39th floor in June 2008 with a termination fee of
$1.64 million with 12 months notice. The third largest tenant is Weitz &
Luxenberg, P.C. ("Weitz & Luxenberg"), occupying approximately 28,000 square feet, or approximately 2.6% of the net rentable area. Weitz & Luxenberg is a law firm specializing in mass tort, product liability and personal injury litigation with over 50 attorneys practicing in New York City. The Weitz &
Luxenberg lease expires in April 2009.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

MEZZANINE DEBT. A mezzanine loan in the amount of $36,500,000 was originated on
August 19, 2004. The mezzanine loan is not an asset of the Trust Fund and is secured by a pledge of the equity interests in the borrower.

                                     S-168

MANAGEMENT. Cushman & Wakefield, Inc. is the property manager for the Mortgaged
Property securing the 180 Maiden Lane Loan. Cushman & Wakefield, with offices in approximately 50 countries, provides property management services for nearly
300 million square feet of commercial space.

                                     S-169

Figueroa Plaza

--------------------------------------------------------------------------------
                                 LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $ 90,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     4.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                              Beacon Capital Strategic Partners III, L.P.
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             4.530%
MATURITY DATE                                                  December 11, 2009
AMORTIZATION TYPE                                                  Interest Only
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                             60 / IO
REMAINING TERM / AMORTIZATION                                            59 / IO
LOCKBOX                                                                      Yes

UP-FRONT RESERVES                          None

ONGOING MONTHLY RESERVES
 TAX / INSURANCE*                          Springing
 REPLACEMENT*                              Springing

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $90,000,000
CUT-OFF DATE BALANCE/SF                                                     $147
CUT-OFF DATE LTV                                                           67.0%
MATURITY DATE LTV                                                          67.0%
UW DSCR ON NCF                                                             2.00x
--------------------------------------------------------------------------------

*  Upon an event of default under the loan documents, reserves will be collected monthly for property taxes, insurance and replacements.

--------------------------------------------------------------------------------
                          PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                        Los Angeles, CA
 PROPERTY TYPE                                                      Office - CBD
 SIZE (SF)                                                               611,992
 OCCUPANCY AS OF DECEMBER 1, 2004                                          97.3%
 YEAR BUILT / YEAR RENOVATED                                         1986 / 1991
 APPRAISED VALUE                                                    $134,400,000
 PROPERTY MANAGEMENT                           Beacon Capital Strategic Partners
                                                    III Property Management, LLC
 UW ECONOMIC OCCUPANCY                                                     95.2%
 UW REVENUES                                                         $15,479,905
 UW TOTAL EXPENSES                                                    $6,862,046
 UW NET OPERATING INCOME (NOI)                                        $8,617,859
 UW NET CASH FLOW (NCF)                                               $8,170,985
--------------------------------------------------------------------------------

                                     S-170

--------------------------------------------------------------------------------------
                                    TENANT SUMMARY
--------------------------------------------------------------------------------------
                                                                    NET      % OF NET
                                                 RATINGS(1)       RENTABLE   RENTABLE
                   TENANT                    MOODY'S/S&P/FITCH   AREA (SF)     AREA
--------------------------------------------------------------------------------------

City of Los Angeles .......................      Aa2/AA/AA        317,515       51.9%
Lewis, Brisbois, Bisgaard & Smith, LLP ....      NR/NR/NR         143,156       23.4
County of Los Angeles .....................      Aa2/AA/AA         84,607       13.8
CA Employment Development Dept ............       A3/A/NR          19,657        3.2
Water & Power Community Credit
  Union ...................................      NR/NR/NR          10,629        1.7
Non-major tenants .........................                        20,034        3.3
Vacant ....................................                        16,394        2.7
                                                                  -------      -----
TOTAL .....................................                       611,992      100.0%
                                                                  =======      =====
--------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                                          % OF
                                              ACTUAL                     ACTUAL      DATE OF LEASE
                   TENANT                    RENT PSF    ACTUAL RENT      RENT         EXPIRATION
-----------------------------------------------------------------------------------------------------

City of Los Angeles ....................... $ 18.22     $  5,785,806       47.2%         August 2010
Lewis, Brisbois, Bisgaard & Smith, LLP .... $ 25.76        3,687,699       30.1        November 2012
County of Los Angeles ..................... $ 19.36        1,638,096       13.4   Multiple Spaces(2)
CA Employment Development Dept ............ $ 24.22          476,093        3.9          August 2008
Water & Power Community Credit
  Union ................................... $ 21.00          223,209        1.8        February 2009
Non-major tenants ......................... $ 22.71          455,000        3.7
Vacant ....................................                        0        0.0
                                                        ------------      -----
TOTAL .....................................             $ 12,265,903      100.0%
                                                        ============      =====
-----------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, 83,164 square feet expire in November
      2005 and 1,443 square feet expire in September 2007.

                                               LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------
                    # OF       WA BASE                                   CUMULATIVE                        CUMULATIVE %
                   LEASES      RENT/SF      TOTAL SF      % OF TOTAL       % OF SF       % OF ACTUAL      OF ACTUAL RENT
     YEAR         ROLLING      ROLLING       ROLLING     SF ROLLING*      ROLLING*      RENT ROLLING*        ROLLING*
------------------------------------------------------------------------------------------------------------------------

     2005             9        $ 18.42       90,940          14.9%           14.9%           13.7%             13.7%
     2006             0        $  0.00            0           0.0%           14.9%            0.0%             13.7%
     2007             4        $ 23.86        5,436           0.9%           15.7%            1.1%             14.7%
     2008             2        $ 27.47       27,467           4.5%           20.2%            6.2%             20.9%
     2009             1        $ 21.00       10,629           1.7%           22.0%            1.8%             22.7%
     2010            22        $ 18.22      317,515          51.9%           73.9%           47.2%             69.9%
     2011             1        $ 21.00          455           0.1%           73.9%            0.1%             69.9%
     2012             5        $ 25.76      143,156          23.4%           97.3%           30.1%            100.0%
     2013             0        $  0.00            0           0.0%           97.3%            0.0%            100.0%
     2014             0        $  0.00            0           0.0%           97.3%            0.0%            100.0%
     2015             0        $  0.00            0           0.0%           97.3%            0.0%            100.0%
  Thereafter          0        $  0.00            0           0.0%           97.3%            0.0%            100.0%
    Vacant            0          N/A         16,394           2.7%          100.0%            0.0%            100.0%
------------------------------------------------------------------------------------------------------------------------

  *  Calculated based on the approximate square footage occupied by each tenant

                                     S-171

THE LOAN. The Mortgage Loan (the "Figueroa Plaza Loan") is secured by a first mortgage encumbering an office building located in Los Angeles, California. The
Figueroa Plaza Loan represents approximately 4.4% of the Cut-Off Date Pool
Balance (4.9% of the Cut-Off Date Group 1 Balance). The Figueroa Plaza Loan was
originated on November 19, 2004, and has a principal balance as of the Cut-Off
Date of $90,000,000. The Figueroa Plaza Loan provides for interest-only payments for the entire loan term.

The Figueroa Plaza Loan has a remaining term of 59 months and matures on
December 11, 2009. The Figueroa Plaza Loan may be prepaid with the payment of a yield maintenance charge prior to September 11, 2009 and may be prepaid without penalty or premium on or after September 11, 2009.

THE BORROWER. The borrower is 201 North Figueroa Property LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Figueroa Plaza Loan. The sponsor is Beacon Capital Strategic Partners III, L.P., an office-focused private equity fund, with over $1 billion of committed equity capital.

THE PROPERTY. The Mortgaged Property is an approximately 611,992 square foot office building situated on approximately 3.1 acres. The Mortgaged Property was constructed in 1986 and renovated in 1991. The Mortgaged Property is located in
Los Angeles, California. As of December 1, 2004, the occupancy rate for the
Mortgaged Property securing the Figueroa Plaza Loan was approximately 97.3%.

The largest tenant is the City of Los Angeles ("City of Los Angeles"), occupying approximately 317,515 square feet, or approximately 51.9% of the net rentable area. The City of Los Angeles operates several offices at the
Mortgaged Property including the Department of Building and Safety, Los Angeles
Police Department Facilities Management Division, the Office of the City
Attorney, the Department of Transportation, and the Department of Public Works.
As of December 20, 2004, the City of Los Angeles was rated "Aa2" (Moody's),
"AA" (S&P) and "AA" (Fitch). The City of Los Angeles lease expires in August
2010. The second largest tenant is Lewis, Brisbois, Bisgaard & Smith, LLP
("LBBS"), occupying approximately 143,156 square feet, or approximately 23.4%
of the net rentable area. LBBS is a full service law firm with offices located in Los Angeles, San Francisco, San Diego, Orange County, Sacramento, Inland
Empire, New York, Las Vegas, Phoenix and Tucson. The LBBS lease expires in
November 2012. The third largest tenant is the County of Los Angeles ("County of Los Angeles"), occupying approximately 84,607 square feet, or approximately
13.8% of the net rentable area. The County of Los Angeles operates the office of the Los Angeles County District Attorney at the Mortgaged Property. The Los
Angeles County District Attorney is one of the largest prosecutorial agencies in the United States. As of December 20, 2004, the County of Los Angeles was
rated "Aa2" (Moody's), "AA" (S&P) and "AA" (Fitch). The majority of the County of Los Angeles space expires in November 2005 with 1,443 square feet expiring in September 2007.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a borrower-designated lock box account.

MANAGEMENT. Beacon Capital Strategic Partners III Property Management, LLC is
the property manager for the Mortgaged Property securing the Figueroa Plaza
Loan.

                                     S-172

Residence Inn Portfolio #2

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $69,139,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     3.4%
NUMBER OF MORTGAGE LOANS                                                      11
LOAN PURPOSE                                                           Refinance
SPONSOR                                              Apple Hospitality Two, Inc.
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             6.880%
MATURITY DATE                                                  November 11, 2014
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          12
ORIGINAL TERM / AMORTIZATION                                           120 / 300
REMAINING TERM / AMORTIZATION                                          118 / 300
LOCKBOX                                                                     None

UP-FRONT RESERVES                             None

ONGOING MONTHLY RESERVES                      None

ADDITIONAL FINANCING                          None

CUT-OFF DATE BALANCE                                                 $69,139,000
CUT-OFF DATE BALANCE/ROOM                                                $59,194
WA CUT-OFF DATE LTV                                                        72.0%
WA MATURITY DATE LTV                                                       59.3%
UW DSCR ON NCF                                                             1.53x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                               11
 LOCATION                                                                Various
 PROPERTY TYPE                                      Hospitality -- Extended Stay
 SIZE (ROOMS)                                                              1,168
 OCCUPANCY AS OF OCTOBER 8, 2004                                           80.5%
 YEAR BUILT / YEAR RENOVATED                                   Various / Various
 APPRAISED VALUE                                                     $97,020,000
 PROPERTY MANAGEMENT                             Residence Inn by Marriott, Inc.
 UW ECONOMIC OCCUPANCY                                                     79.3%
 UW REVENUES                                                         $32,469,886
 UW TOTAL EXPENSES                                                   $21,976,163
 UW NET OPERATING INCOME (NOI)                                       $10,493,722
 UW NET CASH FLOW (NCF)                                               $8,870,229
--------------------------------------------------------------------------------

                                     S-173

--------------------------------------------------------------------------------------
                          RESIDENCE INN PORTFOLIO #2 SUMMARY
--------------------------------------------------------------------------------------
                                         CUT-OFF DATE    YEAR      YEAR     NUMBER OF
             PROPERTY NAME                  BALANCE     BUILT   RENOVATED     ROOMS
--------------------------------------------------------------------------------------

Residence Inn #2 -- Arcadia, CA .......  $14,850,000   1989    2003             120
Residence Inn #2 -- Irvine, CA ........   12,750,000   1989    2003             112
Residence Inn #2 -- Deerfield, IL .....    8,100,000   1988    2004             128
Residence Inn #2 -- Berwyn, PA ........    5,979,000   1988    2004              88
Residence Inn #2 -- Greensboro, NC ....    4,875,000   1987    1998             128
Residence Inn #2 -- Jacksonville, FL ..    4,875,000   1986    2004             112
Residence Inn #2 -- Columbia, SC ......    4,380,000   1988    2003             128
Residence Inn #2 -- Boca Raton, FL ....    3,750,000   1987    2005             120
Residence Inn #2 -- Clearwater, FL ....    3,540,000   1986    2003              88
Residence Inn #2 -- Pensacola, FL .....    3,540,000   1985    2003              64
Residence Inn #2 -- Lubbock, TX .......    2,500,000   1986    2004              80
                                         -----------                            ---
                                         $69,139,000                          1,168
                                         ===========                          =====
--------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                            CUT-OFF                                               APPRAISED
                                         DATE BALANCE                                APPRAISED      VALUE
             PROPERTY NAME                 PER ROOM     OCCUPANCY*      UW NCF         VALUE      PER ROOM
------------------------------------------------------------------------------------------------------------

Residence Inn #2 -- Arcadia, CA .......    $123,750         87.1%    $2,111,326    $19,800,000    $165,000
Residence Inn #2 -- Irvine, CA ........    $113,839         85.7%     1,507,741     17,000,000    $151,786
Residence Inn #2 -- Deerfield, IL .....    $ 63,281         80.3%     1,033,592     10,800,000    $ 84,375
Residence Inn #2 -- Berwyn, PA ........    $ 67,943         67.4%       666,986      8,500,000    $ 96,591
Residence Inn #2 -- Greensboro, NC ....    $ 38,086         74.8%       654,858      6,500,000    $ 50,781
Residence Inn #2 -- Jacksonville, FL ..    $ 43,527         79.6%       559,339      6,500,000    $ 58,036
Residence Inn #2 -- Columbia, SC ......    $ 34,219         82.0%       614,966      7,300,000    $ 57,031
Residence Inn #2 -- Boca Raton, FL ....    $ 31,250         85.8%       484,083      5,000,000    $ 41,667
Residence Inn #2 -- Clearwater, FL ....    $ 40,227         79.8%       443,687      5,900,000    $ 67,045
Residence Inn #2 -- Pensacola, FL .....    $ 55,313         84.0%       505,790      4,720,000    $ 73,750
Residence Inn #2 -- Lubbock, TX .......    $ 31,250         76.1%       287,860      5,000,000    $ 62,500
                                                                     ----------    -----------
                                           $ 59,194         80.5%    $8,870,229    $97,020,000    $ 83,065
                                                                     ==========    ===========
------------------------------------------------------------------------------------------------------------

*  Based on the year-to-date occupancy rates as of October 8, 2004.

                                     S-174

THE LOAN. The 11 Mortgage Loans (the "Residence Inn Portfolio #2 Loans") are
secured by 11 first deeds of trust or mortgages encumbering 11 hotels located in Florida (4 Mortgaged Properties), California (2 Mortgaged Properties),
Illinois (1 Mortgaged Property), North Carolina (1 Mortgaged Property),
Pennsylvania (1 Mortgaged Property), South Carolina (1 Mortgaged Property) and
Texas (1 Mortgaged Property). The Residence Inn Portfolio #2 Loans represent approximately 3.4% of the Cut-Off Date Pool Balance (3.7% of the Cut-Off Date
Group 1 Balance). All of the Residence Inn Portfolio #2 Loans were originated on November 10, 2004, and have an aggregate principal balance as of the Cut-Off
Date of $69,139,000. Each of the Residence Inn Portfolio #2 Loans is
cross-collateralized and cross-defaulted with each of the other Residence Inn
Portfolio #2 Loans. Each Residence Inn Portfolio #2 Loan provides for interest-only payments for the first 12 months of its term, and thereafter, fixed monthly payments of principal and interest.

The Residence Inn Portfolio #2 Loans each have a remaining term of 118 months and mature on November 11, 2014. The Residence Inn Portfolio #2 Loans may be
prepaid on or after August 11, 2014, and permit defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower for each Residence Inn Portfolio #2 Loan is Marriott
Residence Inn II Limited Partnership, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of each Residence Inn Portfolio #2 Loan. The sponsor of the borrower is Apple Hospitality Two, Inc. ("Apple Hospitality"). Apple
Hospitality is an extended-stay real estate investment trust, with a portfolio of approximately 66 hotels.

THE PROPERTIES. The Residence Inn Portfolio #2 Loans consists of 11 hotels containing, in the aggregate, 1,168 rooms. The 11 Mortgaged Properties are located in 7 states throughout the United States. As of October 8, 2004, the year-to-date occupancy rate for the Mortgaged Properties securing the Residence
Inn Portfolio #2 Loans was approximately 80.5%.

LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

SUBSTITUTION. The borrower may substitute one or more of the Mortgaged
Properties for properties of like kind and quality upon mortgagee consent and satisfaction of certain conditions set forth under the loan documents, including without limitation; (i) the satisfaction of certain loan-to-value and debt service coverage tests, (ii) the borrower provides an opinion of counsel that the proposed substitution will not adversely affect the REMIC status of the Trust Fund and (iii) a written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn. See "RISK FACTORS--The
Mortgage Loans--Substitution of Mortgaged Properties" for a discussion of risks related to substitution.

MANAGEMENT. Residence Inn by Marriott, Inc., a wholly owned subsidiary of
Marriott International, Inc. ("Marriott"), is the property manager for the
Mortgaged Properties securing the Residence Inn Portfolio #2 Loans. Marriott operates or franchises approximately 2,600 lodging properties located in 50 states and 63 countries, and also manages 156 senior living communities across the United States.

                                     S-175

Hotel Gansevoort

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                Countrywide
 CUT-OFF DATE BALANCE                                                $67,917,232
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    3.3%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                                    William S. Achenbaum
 TYPE OF SECURITY                                              Fee and Leasehold
 MORTGAGE RATE                                                            6.240%
 MATURITY DATE                                                 December 11, 2014
 AMORTIZATION TYPE                                                       Balloon
 ORIGINAL TERM / AMORTIZATION                                          120 / 300
 REMAINING TERM / AMORTIZATION                                         119 / 299
 LOCKBOX                                                                     Yes

 UP-FRONT RESERVES
  TAX/INSURANCE                                 Yes
   REPLACEMENT                                  $38,639
 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                                 Yes
  REPLACEMENT(1)                                Yes

 ADDITIONAL FINANCING(2)                                                    None
 CUT-OFF DATE BALANCE                                                $67,917,232
 CUT-OFF DATE BALANCE/ROOM                                              $363,194
 CUT-OFF DATE LTV                                                          54.3%
 MATURITY DATE LTV                                                         42.5%
 UW DSCR ON NCF                                                            1.73x
--------------------------------------------------------------------------------

(1) An amount equal to the aggregate of a percentage of the projected room revenue plus an additional percentage of the projected gross revenue (other than the projected room revenue and the restaurant revenue) each for a specified period, in accordance with the loan documents; provided, that in no event shall the capital expenditure reserve amount exceed $500,000 per annum.

(2) Future mezzanine debt permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                           New York, NY
 PROPERTY TYPE                                       Hospitality -- Full Service
 SIZE (ROOMS)                                                                187
 OCCUPANCY AS OF NOVEMBER 1, 2004                                          72.5%
 YEAR BUILT / YEAR RENOVATED                                           2004 / NA
 APPRAISED VALUE                                                    $125,000,000
 PROPERTY MANAGEMENT                                               HK Hotels LLC
 UW ECONOMIC OCCUPANCY                                                     75.0%
 UW REVENUES                                                         $22,305,788
 UW TOTAL EXPENSES                                                   $13,010,392
 UW NET OPERATING INCOME (NOI)                                        $9,295,396
 UW NET CASH FLOW (NCF)                                               $9,295,396
--------------------------------------------------------------------------------

                                     S-176

--------------------------------------------------------------------------------
                        HOTEL GANSEVOORT FACILITY SUMMARY
--------------------------------------------------------------------------------
TYPES OF ROOMS                                                     NO. OF ROOMS
--------------------------------------------------------------------------------
  Superior Queen ...............................................      37
  Superior King ................................................       9
  Terrace King / Queen .........................................       4
  Deluxe 2 Double ..............................................       9
  Deluxe View Queen ............................................       6
  Deluxe View King .............................................      21
  Grand Deluxe Queen ...........................................      14
  Grand Deluxe King ............................................      45
  Grand Deluxe 2 Double ........................................      21
  Manhattan Suite ..............................................      10
  Gansevoort Suite .............................................      10
  Duplex Penthouse Suite .......................................       1
                                                                     ---
  TOTAL ........................................................     187
                                                                    ====

--------------------------------------------------------------------------------
  MEETING ROOMS                                                   SQUARE FEET
--------------------------------------------------------------------------------
  Various Meeting Space ........................................   7,300
                                                                  ------
  TOTAL ........................................................   7,300
                                                                  ======
--------------------------------------------------------------------------------
  FOOD AND BEVERAGE                                                SEATING
--------------------------------------------------------------------------------
  Ono Restaurant, Bar, and Lounge ..............................    370
  Lobby Lounge .................................................     30
  Rooftop Bar ..................................................    100*
  Spa Lounge (March 2005) ......................................    TBD
                                                                  ------
  TOTAL ........................................................    500
                                                                  ======
--------------------------------------------------------------------------------

*  Estimate -- significantly higher when full terrace is utilized in warmer months.

                                     S-177

THE LOAN. The Mortgage Loan (the "Hotel Gansevoort Loan") is secured by a first mortgage encumbering a full-service luxury hotel, the Hotel Gansevoort, located in New York, New York. The Hotel Gansevoort Loan represents approximately 3.3%
of the Cut-Off Date Pool Balance (3.7% of the Cut-Off Date Group 1 Balance).
The Hotel Gansevoort Loan was originated on December 22, 2004, and has a principal balance as of the Cut-Off Date of $67,917,232.

The Hotel Gansevoort Loan has a remaining term of 119 months and matures on
December 11, 2014. The Hotel Gansevoort Loan may be prepaid on or after
September 11, 2014, and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower is Gansevoort, LLC, a special purpose entity, which is obligated for the entire loan amount. The co-borrower is Regent SPE LLC, a
Delaware limited liability company, which is obligated for a portion of the debt. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hotel Gansevoort Loan. The sponsor of the borrower is William S. Achenbaum. Mr. Achenbaum has developed, owned and operated hotels, multifamily, office and industrial properties for over 45 years.

THE PROPERTY. The Mortgaged Property is a full-service luxury hotel containing
187 rooms, the Ono Restaurant, a rooftop bar, a rooftop pool, a rooftop event loft, a lobby bar, a retail shop and two executive boardrooms. The hotel became fully operational in May 2004. As of November 1, 2004, the occupancy rate for the Mortgaged Property securing the Hotel Gansevoort Loan was 72.5%.

There is pending litigation with respect to the Mortgaged Property. See "RISK
FACTORS--Litigation May Have Adverse Effect on Borrowers" in this prospectus supplement.

LOCK BOX ACCOUNT. All revenue (other than revenues from a spa that may be built) with respect to the Mortgaged Property (including credit card receivables and rent for space tenants) will be deposited into a mortgagee-designated lockbox account.

MANAGEMENT. HK Hotels LLC is the property manager for the Mortgaged Property securing the Hotel Gansevoort Loan.

                                     S-178

900 Fourth Avenue

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $67,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    3.2%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                             Beacon Capital Strategic Partners III, L.P.
 TYPE OF SECURITY                                              Fee and Leasehold
 MORTGAGE RATE                                                            4.960%
 MATURITY DATE                                                 November 11, 2009
 AMORTIZATION TYPE                                                 Interest Only
 INTEREST ONLY PERIOD                                                         60
 ORIGINAL TERM / AMORTIZATION                                            60 / IO
 REMAINING TERM / AMORTIZATION                                           58 / IO
 LOCKBOX                                                                     Yes

 UP-FRONT RESERVES                     None

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE(1)                     Springing
  REPLACEMENT(1)                       Springing

 ADDITIONAL FINANCING(2)               Subordinate Debt                       $0

 CUT-OFF DATE BALANCE                                                $67,000,000
 CUT-OFF DATE BALANCE/SF                                                    $125
 CUT-OFF DATE LTV(3)                                                       66.3%
 MATURITY DATE LTV(3)                                                      66.3%
 UW DSCR ON NCF(3)                                                         2.28x
--------------------------------------------------------------------------------

(1)   Upon an event of default under the loan documents, reserves will be collected monthly for property taxes, insurance and replacement.

(2)   The 900 Fourth Avenue Companion Loan is a subordinate line-of-credit for tenant improvement and capital improvement expenses incurred by the borrower. The line-of-credit has a maximum balance of $15,000,000.

(3)   Calculated based on the 900 Fourth Avenue Companion Loan having a $0 balance. If the borrower were to incur the entire $15,000,000 line of credit, the resulting Cut-Off Date LTV, Maturity Date LTV and UW DSCR on
      NCF would be 81.2%, 81.2% and 1.86x, respectively, based on one-month
      LIBOR of 2.00% plus a margin of 2.90% for the 900 Fourth Avenue Companion
      Loan.

--------------------------------------------------------------------------------
                        PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                            Seattle, WA
 PROPERTY TYPE                                                     Office -- CBD
 SIZE (SF)                                                               534,751
 OCCUPANCY AS OF OCTOBER 31, 2004                                          73.9%
 YEAR BUILT / YEAR RENOVATED                                         1973 / 1998
 APPRAISED VALUE                                                    $101,000,000
 PROPERTY MANAGEMENT                                Beacon Capital Partners, LLC
 UW ECONOMIC OCCUPANCY                                                     77.7%
 UW REVENUES                                                         $12,834,745
 UW TOTAL EXPENSES                                                    $4,492,757
 UW NET OPERATING INCOME (NOI)                                        $8,341,988
 UW NET CASH FLOW (NCF)                                               $7,562,841
--------------------------------------------------------------------------------

                                     S-179

---------------------------------------------------------------------------------------
                                    TENANT SUMMARY
---------------------------------------------------------------------------------------
                                                                     NET      % OF NET
                                                   RATINGS*        RENTABLE   RENTABLE
                   TENANT                     MOODY'S/S&P/FITCH   AREA (SF)     AREA
---------------------------------------------------------------------------------------

Attorney General - State of Washington .....      Aa1/AA/NR        115,501       21.6%
Union Bank of California, N.A. .............       A2/A-/A          44,678        8.4
Secure Computing Corporation ...............       NR/NR/NR         38,724        7.2
DLR Group ..................................       NR/NR/NR         16,797        3.1
KC Prosecuting Attorney's Office ...........       NR/NR/NR         16,797        3.1
Non-major tenants ..........................                       162,700       30.4
Vacant .....................................                       139,554       26.1
                                                                   -------      -----
TOTAL ......................................                       534,751      100.0%
                                                                   =======      =====
---------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                                           % OF
                                               ACTUAL                     ACTUAL    DATE OF LEASE
                   TENANT                     RENT PSF    ACTUAL RENT      RENT      EXPIRATION
-------------------------------------------------------------------------------------------------

Attorney General - State of Washington ..... $ 33.56     $  3,876,214       34.1%      June 2007
Union Bank of California, N.A. ............. $ 20.53          917,112        8.1    January 2014
Secure Computing Corporation ............... $ 34.23        1,325,523       11.7     August 2005
DLR Group .................................. $ 18.00          302,346        2.7    January 2014
KC Prosecuting Attorney's Office ........... $ 25.00          419,925        3.7             MTM
Non-major tenants .......................... $ 27.77        4,518,128       39.8
Vacant .....................................                        0        0.0
                                                         ------------      -----
TOTAL ......................................             $ 11,359,247      100.0%
                                                         ============      =====
-------------------------------------------------------------------------------------------------

*  Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                         LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------
                  # OF      WA BASE                             CUMULATIVE                    CUMULATIVE %
                 LEASES     RENT/SF    TOTAL SF    % OF TOTAL     % OF SF     % OF ACTUAL    OF ACTUAL RENT
     YEAR       ROLLING     ROLLING     ROLLING   SF ROLLING*    ROLLING*    RENT ROLLING*      ROLLING*
-----------------------------------------------------------------------------------------------------------

     2005         15       $ 29.98      86,202        16.1%         16.1%         22.7%           22.7%
     2006          8       $ 30.65      35,284         6.6%         22.7%          9.5%           32.3%
     2007          6       $ 32.75     135,529        25.3%         48.1%         39.1%           71.3%
     2008          7       $ 25.75      25,795         4.8%         52.9%          5.8%           77.2%
     2009          3       $ 24.06      21,017         3.9%         56.8%          4.5%           81.6%
     2010          1       $ 28.00      12,908         2.4%         59.2%          3.2%           84.8%
     2011          0       $  0.00           0         0.0%         59.2%          0.0%           84.8%
     2012          1       $ 25.78       1,415         0.3%         59.5%          0.3%           85.1%
     2013          0       $  0.00           0         0.0%         59.5%          0.0%           85.1%
     2014          3       $ 19.84      61,475        11.5%         71.0%         10.7%           95.9%
     2015          0       $  0.00           0         0.0%         71.0%          0.0%           95.9%
  Thereafter       1       $ 30.02      15,572         2.9%         73.9%          4.1%          100.0%
    Vacant         0         N/A       139,554        26.1%        100.0%          0.0%          100.0%
-----------------------------------------------------------------------------------------------------------

*     Calculated based on the approximate square footage occupied by each tenant

                                     S-180

THE LOAN. The Mortgage Loan (the "900 Fourth Avenue Loan") is secured by a first mortgage encumbering an office building located in Seattle, Washington.
The 900 Fourth Avenue Loan represents 3.2% of the Cut-Off Date Pool Balance
(3.6% of the Cut-Off Date Group 1 Balance). The 900 Fourth Avenue Loan was
originated on October 19, 2004, and has a principal balance as of the Cut-Off
Date of $67,000,000. The 900 Fourth Avenue Loan, which is evidenced by a senior note dated October 19, 2004, is the senior portion of a whole loan with subordinate revolving credit facility. The companion loan related to the 900
Fourth Avenue Loan is evidenced by a separate revolving line-of-credit promissory note dated October 19, 2004, with a maximum line-of-credit of
$15,000,000 (the "900 Fourth Avenue Companion Loan"). As of the Cut-Off Date,
the current principal balance of the companion loan was $0.00. The 900 Fourth
Avenue Companion Loan will not be an asset of the Trust Fund. The 900 Fourth
Avenue Loan and the 900 Fourth Avenue Companion Loan will be governed by an intercreditor and servicing agreement, as described in this prospectus supplement under "DESCRIPTION OF THE MORTGAGE POOL -- Co-Lender Loans" and will be serviced pursuant to the terms of the Pooling Agreement. The 900 Fourth
Avenue Loan provides for interest-only payments for the entire term.

The 900 Fourth Avenue Loan has a remaining term of 58 months and matures on
November 11, 2009. The 900 Fourth Avenue Loan may be prepaid on or after August
11, 2009 and permits prepayment with the payment of a yield maintenance charge at any time prior to the permitted defeasance period. Defeasance is permitted with United States government obligations beginning two years after the Closing
Date.

THE BORROWER. The borrower is 900 Fourth Avenue Property LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 900 Fourth Avenue Loan. The sponsor is
Beacon Capital Strategic Partners III, L.P., an office-focused private equity fund with over $1 billion of committed equity capital.

THE PROPERTY. The Mortgaged Property is an approximately 534,751 square foot office building situated on approximately 1.4 acres. The Mortgaged Property was constructed in 1973 and renovated in 1998. The Mortgaged Property is located in
Seattle, Washington. As of October 31, 2004, the occupancy rate for the
Mortgaged Property securing the 900 Fourth Avenue Loan was approximately 73.9%.

The largest tenant is the Attorney General of the State of Washington
("Washington State Attorney General"), occupying approximately 115,501 square feet, or approximately 21.6% of the net rentable area. The Washington State
Attorney General has a wide range of responsibilities, which are unique to the state government, including serving as legal counsel to more than 230 state agencies, boards and commissions, and colleges and universities, as well as to the Washington State Legislature and to the Governor of the State of
Washington. As of December 6, 2004, Washington State Attorney General was rated
"Aa1" (Moody's) and "AA" (S&P). The Washington State Attorney General lease expires in June 2007. The second largest tenant is Union Bank of California,
N.A. ("Union Bank of California"), occupying approximately 44,678 square feet, or approximately 8.4% of the net rentable area. Union Bank of California and its affiliates operate approximately 250 bank branches in California plus additional offices in Oregon, Washington and the Pacific Rim. As of December 6,
2004, Union Bank of California was rated "A2" (Moody's), "A-" (S&P) and "A"
(Fitch). The Union Bank of California lease expires in January 2014. The third largest tenant is Secure Computing Corporation ("Secure Computing"), occupying approximately 38,724 square feet, or approximately 7.2% of the net rentable area. Secure Computing provides a variety of network security products, including firewalls, user identification and authorization software and web filtering applications. The Secure Computing lease expires in August 2005.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a borrower-designated lock box account.

FREE RELEASE. The borrower may obtain the release of a certain parcel (improved with underground parking) upon the satisfaction of certain conditions, including, without limitation: (i) the borrower provides evidence that the proposed use of the release parcel will not violate any of the restrictions included in any lease at the remaining Mortgaged Property, (ii) the borrower provides evidence that the remaining Mortgaged Property will be in compliance with all applicable laws, (iii) the borrower provides an opinion of counsel that the proposed release will not adversely affect the REMIC status of the
Trust Fund and (iv) no event of default under the loan documents has occurred and is continuing. The related appraiser attributed a value of $500,000 to the release parcel. The Mortgaged Property would have a Cut-Off Date LTV of 66.7%
if the mortgagee released the release parcel from the lien of the mortgage.

                                     S-181

SUBORDINATE LINE-OF-CREDIT FACILITY. As described under "-- The Loan" above, the 900 Fourth Avenue Companion Loan serves as a revolving line-of-credit for eligible tenant improvement and capital improvement expenses. The borrower may receive advances of funds from this facility for 65% of tenant improvement or capital improvement expenses and must fund the remaining 35% of the expenses, which when fully funded, will require an additional equity investment in the
Mortgaged Property of approximately $8,000,000 by the sponsor. The obligation to advance funds under the 900 Fourth Avenue Companion Loan belongs solely to the holder of the 900 Fourth Avenue Companion Loan and is not an obligation of the Trust Fund.

MANAGEMENT. Beacon Capital Partners, LLC is the property manager for the
Mortgaged Property securing the 900 Fourth Avenue Loan.

                                     S-182

AON Office Building

--------------------------------------------------------------------------------
                            LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $64,800,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    3.1%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                                             Capital Lease Funding, Inc.
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.230%
 MATURITY DATE                                                 November 11, 2014
 AMORTIZATION TYPE                                                           ARD
 INTEREST ONLY PERIOD                                                         36
 ORIGINAL TERM / AMORTIZATION                                          120 / 322
 REMAINING TERM / AMORTIZATION                                         118 / 322
 LOCKBOX                                                                     Yes

 UP-FRONT RESERVES
   TAX/INSURANCE                Yes
   ENVIRONMENTAL                $4,375
   ENGINEERING                  $38,125
   HVAC(1)                      $1,217,342

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                Yes
   REPLACEMENT                  $3,437
   ROLLOVER(2)                  Springing

 ADDITIONAL FINANCING           Subordinate Debt                     $ 9,859,797

                                                                        WHOLE
                                                                      MORTGAGE
                                                   TRUST ASSET          LOAN
                                                  -----------------  -----------
   CUT-OFF DATE
   BALANCE                                        $64,800,000       $74,659,797
   CUT-OFF DATE BALANCE/SF                            $157              $181
   CUT-OFF DATE LTV                                   75.0%             86.4%
   MATURITY DATE LTV                                  61.9%             61.9%
   UW DSCR ON NCF                                     1.41x             1.07x
--------------------------------------------------------------------------------

(1)   To be released upon the completion of HVAC repairs.

(2)   If the rating of AON Corporation is downgraded below "BBB-" (S&P) or
      "Baa3" (Moody's), the borrower is required to deposit $90,000 monthly to a rollover reserve until the earlier of (a) 36 months from the first payment date or (b) the rating of AON Corporation is upgraded to at least
      "BBB-" (S&P) or "Baa3" (Moody's) for 12 consecutive months.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                           Glenview, IL
 PROPERTY TYPE                                                Office -- Suburban
 SIZE (SF)                                                               412,411
 OCCUPANCY AS OF NOVEMBER 1, 2004                                         100.0%
 YEAR BUILT / YEAR RENOVATED                                         1975 / 1998
 APPRAISED VALUE                                                     $86,400,000
 PROPERTY MANAGEMENT                      Grubb & Ellis Management Services Inc.
 UW ECONOMIC OCCUPANCY                                                     95.0%
 UW REVENUES                                                         $11,005,109
 UW TOTAL EXPENSES                                                    $4,626,318
 UW NET OPERATING INCOME (NOI)                                        $6,378,791
 UW NET CASH FLOW (NCF)                                               $6,332,982
--------------------------------------------------------------------------------

                                     S-183

-------------------------------------------------------------------------------------------------------------------------------
                                                        TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
                                                      NET      % OF NET                                              DATE OF
                                    RATINGS*        RENTABLE   RENTABLE    ACTUAL       ACTUAL          % OF          LEASE
            TENANT             MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF       RENT       ACTUAL RENT    EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

  Aon Corporation ...........     Baa2/BBB+/A-      405,041       98.2%  $ 16.65     $ 6,742,762        97.7%       April 2017
  Compass Group .............    Baa1/BBB+/BBB+       7,370        1.8   $ 21.59         159,118         2.3     December 2010
  Non-major tenants .........                             0        0.0                         0         0.0
  Vacant ....................                             0        0.0                         0         0.0
                                                    -------      -----               -----------       -----
  TOTAL .....................                       412,411      100.0%              $ 6,901,881       100.0%
                                                    =======      =====               ===========       =====
-------------------------------------------------------------------------------------------------------------------------------

     * Certain ratings are those of the parent whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------------------
                                       LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------
                  # OF     WA BASE                            CUMULATIVE                   CUMULATIVE %
                 LEASES    RENT/SF   TOTAL SF    % OF TOTAL     % OF SF     % OF ACTUAL      OF ACTUAL
     YEAR       ROLLING    ROLLING    ROLLING   SF ROLLING*    ROLLING*    RENT ROLLING*   RENT ROLLING*
---------------------------------------------------------------------------------------------------------

     2005      0          $  0.00          0         0.0%          0.0%          0.0%            0.0%
     2006      0          $  0.00          0         0.0%          0.0%          0.0%            0.0%
     2007      0          $  0.00          0         0.0%          0.0%          0.0%            0.0%
     2008      0          $  0.00          0         0.0%          0.0%          0.0%            0.0%
     2009      0          $  0.00          0         0.0%          0.0%          0.0%            0.0%
     2010      1          $ 21.59      7,370         1.8%          1.8%          2.3%            2.3%
     2011      0          $  0.00          0         0.0%          1.8%          0.0%            2.3%
     2012      0          $  0.00          0         0.0%          1.8%          0.0%            2.3%
     2013      0          $  0.00          0         0.0%          1.8%          0.0%            2.3%
     2014      0          $  0.00          0         0.0%          1.8%          0.0%            2.3%
     2015      0          $  0.00          0         0.0%          1.8%          0.0%            2.3%
  Thereafter   3          $ 16.65    405,041        98.2%        100.0%         97.7%          100.0%
    Vacant     0            N/A            0         0.0%        100.0%          0.0%          100.0%
---------------------------------------------------------------------------------------------------------

 *  Calculated based on the approximate square footage occupied by each tenant

                                     S-184

THE LOAN. The Mortgage Loan (the "AON Office Building") is secured by a first mortgage encumbering an office building located in Glenview, Illinois. The AON
Office Building Loan represents approximately 3.1% of the Cut-Off Date Pool
Balance (3.5% of the Cut-Off Date Group 1 Balance). The AON Office Building
Loan was originated on October 28, 2004, and has a principal balance as of the
Cut-Off Date of $64,800,000. The AON Office Building Loan, which is evidenced by a senior note dated October 28, 2004, is the senior portion of a whole loan with an original principal balance of $74,795,909. The companion loan related to the AON Office Building Loan is evidenced by a separate subordinate note dated October 28, 2004, with an original principal balance of $9,995,909 (the
"AON Office Building Companion Loan"). The AON Office Building Companion Loan
will not be an asset of the Trust Fund. The AON Office Building Loan and the
AON Office Building Companion Loan will be governed by an intercreditor and servicing agreement, as described in this prospectus supplement under
"DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" and will be serviced pursuant to the terms of the Pooling Agreement. The AON Office Building Loan provides for interest-only payments for the first 36 months of its term, and thereafter, fixed monthly payments of principal and interest.

The AON Office Building Loan has a remaining term of 118 months to its anticipated repayment date of November 11, 2014. The AON Office Building Loan may be prepaid on or after September 11, 2014, and permits defeasance with
United States government obligations beginning two years after the Closing
Date.

THE BORROWER. The borrower is CLF 1000 Milwaukee Avenue LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the AON Office Building Loan. The sponsor is
Capital Lease Funding, Inc., a real estate investment trust. Capital Lease
Funding, Inc. (through its affiliate) owns and finances commercial properties leased to high credit quality tenants and has structured and closed approximately $2.5 billion in credit-tenant lease transactions.

The sponsor (or one of its affiliates) is the holder of the AON Office Building
Companion Loan and pursuant to the AON Office Building Intercreditor Agreement, the holder of the AON Office Building Companion Loan is required to consent to certain modifications and/or waivers with respect to the AON Office Building
Loan by the mortgagee. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans"
and "RISK FACTORS--The Offered Certificates--Potential Conflicts of Interest".

THE PROPERTY. The Mortgaged Property is an approximately 412,411 square foot office building situated on approximately 33.4 acres. The Mortgaged property was constructed in 1975 and renovated in 1998. The Mortgaged Property is located in Glenview, Illinois, within the Chicago-Naperville-Joliet,
Illinois-Indiana-Wisconsin metropolitan statistical area. As of November 1,
2004, the occupancy rate for the Mortgaged Property securing the AON Office
Building Loan was approximately 100.0%.

The largest tenant is AON Corporation ("AON"), occupying approximately 405,041 square feet, or approximately 98.2% of the net rentable area. AON is one of the world's largest insurance brokerage and consulting companies with commercial brokerage, consulting, and consumer insurance underwriting services. As of
December 6, 2004, AON was rated "Baa2" (Moody's), "BBB+" (S&P), and "A-"
(Fitch). The AON lease expires in April 2017. The second largest tenant is
Compass Group PLC ("Compass Group"), occupying approximately 7,370 square feet, or approximately 1.8% of the net rentable area. Compass Group is one of the world's largest foodservice companies with contract and concession catering services at airports, hospitals, and schools in over 90 countries. As of
December 6, 2004, Compass Group was rated "Baa1" (Moody's), "BBB+" (S&P), and
"BBB+" (Fitch). The Compass Group lease expires in December 2010.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee-designated lock box account.

HYPER-AMORTIZATION. Commencing on the anticipated repayment date of November
11, 2014, if the AON Office Building Loan is not paid in full, the AON Office
Building Loan enters into a hyper-amortization period through November 11,
2032. The interest rate applicable to the AON Office Building Loan during this hyper-amortization period will increase to the greater of 2.5% over the mortgage rate or 2.5% over the treasury rate, as specified in the loan documents.

MANAGEMENT. Grubb & Ellis Management Services Inc. ("Grubb & Ellis") is the
property manager for the Mortgaged Property securing the AON Office Building
Loan. Grubb & Ellis, founded in 1981, manages 150 million square feet of third-party space and provides a full range of real estate services.

                                     S-185

Extra Space Self Storage Portfolio #1

--------------------------------------------------------------------------------
                     LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $56,135,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.7%
NUMBER OF MORTGAGE LOANS                                                      14
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                   Extra Space Storage LP
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             4.650%
MATURITY DATE                                                 September 11, 2009
AMORTIZATION TYPE                                                  Interest Only
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                             60 / IO
REMAINING TERM / AMORTIZATION                                            56 / IO
LOCKBOX                                                                Springing

UP-FRONT RESERVES
 TAX/INSURANCE                     Yes

ONGOING MONTHLY RESERVES
 TAX/INSURANCE                     Yes
 REPLACEMENT                       $12,716

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                                $56,135,000
CUT-OFF DATE BALANCE/SF                                                     $58
CUT-OFF DATE LTV                                                          80.1%
MATURITY DATE LTV                                                         80.1%
UW DSCR ON NCF                                                            1.92x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                               14
 LOCATION                                                                Various
 PROPERTY TYPE                                                      Self Storage
 SIZE (SF)                                                               972,300
 OCCUPANCY AS OF NOVEMBER 30, 2004                                         85.4%
 YEAR BUILT / YEAR RENOVATED                                        Various / NA
 APPRAISED VALUE                                                     $70,110,000
                                                          Extra Space Management
 PROPERTY MANAGEMENT                                                         LLC
 UW ECONOMIC OCCUPANCY                                                     84.4%
 UW REVENUES                                                          $9,583,038
 UW TOTAL EXPENSES                                                    $4,422,654
 UW NET OPERATING INCOME (NOI)                                        $5,160,385
 UW NET CASH FLOW (NCF)                                               $5,014,563
--------------------------------------------------------------------------------

                                     S-186

--------------------------------------------------------------------------------------------
                       EXTRA SPACE SELF STORAGE PORTFOLIO #1 SUMMARY
--------------------------------------------------------------------------------------------
                                                                              CUT-OFF DATE
                                    CUT-OFF DATE    YEAR             SQUARE      BALANCE
           PROPERTY NAME               BALANCE     BUILT   UNITS*   FOOTAGE      PER SF
--------------------------------------------------------------------------------------------

Extra Space Self Storage #1 --
  Atlanta (Cheshire Bridge
  Road), GA ......................  $  8,169,000  1996       798    105,838       $ 77
Extra Space Self Storage #1 --
  Dallas, TX .....................     6,332,000  2000       946     94,108       $ 67
Extra Space Self Storage #1 --
  Snellville, GA .................     5,210,000  1998       603     85,656       $ 61
Extra Space Self Storage #1 --
  Fort Myers, FL .................     5,082,000  2000       605     73,728       $ 69
Extra Space Self Storage #1 --
  Fort Lauderdale, FL ............     4,457,000  2000       527     58,250       $ 77
Extra Space Self Storage #1 --
  Goose Creek, SC ................     4,184,000  2000       519     67,440       $ 62
Extra Space Self Storage #1 --
  Austin, TX .....................     3,944,000  2000       558     59,755       $ 66
Extra Space Self Storage #1 --
  Fort Worth, TX .................     3,880,000  1999       589     70,785       $ 55
Extra Space Self Storage #1 --
  Riverview, FL ..................     3,591,000  2000       533     57,245       $ 63
Extra Space Self Storage #1 --
  Columbia, SC ...................     3,182,000  2000       530     59,650       $ 53
Extra Space Self Storage #1 --
  Grand Prairie, TX ..............     2,204,000  1999       658     70,300       $ 31
Extra Space Self Storage #1 --
  San Antonio (Culebra
  Road), TX ......................     2,068,000  1985       557     49,955       $ 41
Extra Space Self Storage #1 --
  Arlington, TX ..................     2,020,000  1999       556     69,665       $ 29
Extra Space Self Storage #1 --
  San Antonio (Westchase
  Drive), TX .....................     1,812,000  2000       425     49,925       $ 36
                                    ------------             ---    -------
                                    $ 56,135,000           8,404    972,300       $ 58
                                    ============           =====    =======
--------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                                                    APPRAISED
                                                 UNDERWRITTEN NET     APPRAISED     VALUE PER
           PROPERTY NAME            OCCUPANCY*       CASH FLOW          VALUE          SF         LTV       DSCR
-------------------------------------------------------------------------------------------------------------------

Extra Space Self Storage #1 --
  Atlanta (Cheshire Bridge
  Road), GA ......................      81.3%       $   720,528     $ 10,190,000      $ 96        80.2%  1.90x
Extra Space Self Storage #1 --
  Dallas, TX .....................      89.3%           632,176        7,900,000      $ 84        80.2%  2.15x
Extra Space Self Storage #1 --
  Snellville, GA .................      86.2%           460,114        6,500,000      $ 76        80.2%  1.90x
Extra Space Self Storage #1 --
  Fort Myers, FL .................      97.6%           351,714        6,340,000      $ 86        80.2%  1.49x
Extra Space Self Storage #1 --
  Fort Lauderdale, FL ............      87.4%           375,422        5,560,000      $ 95        80.2%  1.81x
Extra Space Self Storage #1 --
  Goose Creek, SC ................      90.3%           372,661        5,220,000      $ 77        80.2%  1.92x
Extra Space Self Storage #1 --
  Austin, TX .....................      87.5%           387,452        4,920,000      $ 82        80.2%  2.11x
Extra Space Self Storage #1 --
  Fort Worth, TX .................      90.2%           373,917        4,840,000      $ 68        80.2%  2.07x
Extra Space Self Storage #1 --
  Riverview, FL ..................      88.4%           330,808        4,480,000      $ 78        80.2%  1.98x
Extra Space Self Storage #1 --
  Columbia, SC ...................      80.6%           248,406        3,970,000      $ 67        80.2%  1.68x
Extra Space Self Storage #1 --
  Grand Prairie, TX ..............      78.8%           200,823        2,750,000      $ 39        80.1%  1.96x
Extra Space Self Storage #1 --
  San Antonio (Culebra
  Road), TX ......................      82.8%           197,071        2,580,000      $ 52        80.2%  2.05x
Extra Space Self Storage #1 --
  Arlington, TX ..................      72.6%           189,889        2,600,000      $ 37        77.7%  2.02x
Extra Space Self Storage #1 --
  San Antonio (Westchase
  Drive), TX .....................      80.6%           173,582        2,260,000      $ 45        80.2%  2.06x
                                                    -----------     ------------
                                        85.4%       $ 5,014,563     $ 70,110,000      $ 72        80.1%  1.92X
                                                    ===========     ============
-------------------------------------------------------------------------------------------------------------------

*   As of November 30, 2004.

                                     S-187

THE LOAN. The 14 Mortgage Loans (the "Extra Space Self Storage Portfolio #1
Loans") are secured by 14 first deeds of trust encumbering 14 self storage properties located in Texas (7 Mortgaged Properties), Florida (3 Mortgaged
Properties), Georgia (2 Mortgaged Properties) and South Carolina (2 Mortgaged
Properties). The Extra Space Self Storage Portfolio #1 Loans represent approximately 2.7% of the Cut-Off Date Pool Balance (3.0% of the Cut-Off Date
Group 1 Balance). The Extra Space Self Storage Portfolio #1 Loans were originated on August 27, 2004, and have an aggregate principal balance as of the Cut-Off Date of $56,135,000. Each Extra Space Self Storage Portfolio #1
Loan is cross-collateralized and cross-defaulted with each of the other Extra
Space Self Storage Portfolio #1 Loans. Each Extra Space Self Storage Portfolio
#1 Loan provides for interest-only payments for the entire loan term.

The Extra Space Self Storage Portfolio #1 Loans have a remaining term of 56 months and mature on September 11, 2009. The Extra Space Self Storage Portfolio
#1 Loans may be prepaid on or after July 11, 2009, and permit defeasance with
United States government obligations beginning two years after the Closing
Date.

THE BORROWER. The borrower for 7 of the Extra Space Self Storage Portfolio #1
Loans is ES of Texas One LP, a special purpose entity. The borrower for the remaining 7 Extra Space Self Storage Portfolio #1 Loans is Extra Space
Properties Fifteen LLC, a special purpose entity. Legal counsel to each of the borrowers delivered a non-consolidation opinion in connection with the origination of the related Extra Space Self Storage Portfolio #1 Loan. The sponsor for both of the borrowers is Extra Space Storage LP. Extra Space
Storage LP is a publicly traded self-storage operator with a geographically diverse portfolio of approximately 130 facilities in 16 states.

THE PROPERTIES. The Mortgaged Properties consist of 14 self storage facilities containing, in the aggregate, 972,300 square feet (8,404 units). Each Mortgaged
Property contains regular storage and/or climate controlled units. As of
November 30, 2004, the occupancy rate for the Mortgaged Properties securing the
Extra Space Self Storage Portfolio #1 Loans was approximately 85.4%.

LOCK BOX ACCOUNT. At any time during the term of the Extra Space Self Storage
Portfolio #1 Loans, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x for a 12 consecutive month period or (ii) upon the occurrence of an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a
mortgagee-designated lock box account.

MANAGEMENT. Extra Space Management LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the Extra Space Self
Storage Portfolio #1 Loans.

                                     S-188

Extra Space Self Storage Portfolio #2

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $54,865,000
PERCENTAGE OF CUT-OFF DATE POOL  BALANCE                                    2.7%
NUMBER OF MORTGAGE LOANS                                                      12
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                   Extra Space Storage LP
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             4.650%
MATURITY DATE                                                 September 11, 2009
AMORTIZATION TYPE                                                  Interest Only
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                             60 / IO
REMAINING TERM / AMORTIZATION                                            56 / IO
LOCKBOX                                                                Springing

UP-FRONT RESERVES
 TAX/INSURANCE                   Yes

ONGOING MONTHLY RESERVES
 TAX/INSURANCE                   Yes
 REPLACEMENT                     $9,735

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $54,865,000
CUT-OFF DATE BALANCE/SF                                                      $71
CUT-OFF DATE LTV                                                           79.9%
MATURITY DATE LTV                                                          79.9%
UW DSCR ON NCF                                                             1.88x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                               12
 LOCATION                                                                Various
 PROPERTY TYPE                                                      Self Storage
 SIZE (SF)                                                               773,493
 OCCUPANCY AS OF NOVEMBER 30, 2004                                         91.4%
 YEAR BUILT / YEAR RENOVATED                                        Various / NA
 APPRAISED VALUE                                                     $68,650,000
 PROPERTY MANAGEMENT                                  Extra Space Management LLC
 UW ECONOMIC OCCUPANCY                                                     87.0%
 UW REVENUES                                                          $8,398,659
 UW TOTAL EXPENSES                                                    $3,477,435
 UW NET OPERATING INCOME (NOI)                                        $4,921,225
 UW NET CASH FLOW (NCF)                                               $4,807,710
--------------------------------------------------------------------------------

                                     S-189

-----------------------------------------------------------------------------------------------
                         EXTRA SPACE SELF STORAGE PORTFOLIO #2 SUMMARY
-----------------------------------------------------------------------------------------------
                                                                                  CUT-OFF DATE
                                   CUT-OFF DATE                          SQUARE    BALANCE PER
          PROPERTY NAME               BALANCE     YEAR BUILT   UNITS*   FOOTAGE        SF
-----------------------------------------------------------------------------------------------

Extra Space Self Storage #2 --
  New Orleans, LA ...............  $ 7,927,000   2000            764     80,050       $ 99
Extra Space Self Storage #2 --
  Richmond, VA ..................    5,723,000   2000            775     67,010       $ 85
Extra Space Self Storage #2 --
  Metairie, LA ..................    5,419,000   1999            647     67,850       $ 80
Extra Space Self Storage #2 --
  Orlando, FL ...................    5,290,000   2000            719     92,611       $ 57
Extra Space Self Storage #2 --
  Madeira Beach, FL .............    4,857,000   1999            644     56,939       $ 85
Extra Space Self Storage #2 --
  Port Charlotte, FL ............    4,481,000   1999            582     69,660       $ 64
Extra Space Self Storage #2 --
  Valrico, FL ...................    4,272,000   2000            493     53,800       $ 79
Extra Space Self Storage #2 --
  Stone Mountain, GA ............    4,256,000   1998            483     72,120       $ 59
Extra Space Self Storage #2 --
  Charleston, SC ................    3,791,000   2000            464     49,354       $ 77
Extra Space Self Storage #2 --
  Summerville, SC ...............    3,591,000   2000            575     70,525       $ 51
Extra Space Self Storage #2 --
  Atlanta (Roswell Road), GA.....    2,813,000   1997            336     41,416       $ 68
Extra Space Self Storage #2 --
  Alpharetta, GA ................    2,445,000   1995            467     52,158       $ 47
                                   -----------                   ---     ------
                                   $54,865,000                 6,949    773,493       $ 71
                                   ===========                 =====    =======
-----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                                                     APPRAISED
                                                UNDERWRITTEN NET                     VALUE PER
          PROPERTY NAME            OCCUPANCY*       CASH FLOW      APPRAISED VALUE      SF         LTV       DSCR
--------------------------------------------------------------------------------------------------------------------

Extra Space Self Storage #2 --
  New Orleans, LA ...............      89.8%           594,150       $  9,890,000      $ 124       80.2%  1.61x
Extra Space Self Storage #2 --
  Richmond, VA ..................      95.4%           549,881          7,140,000      $ 107       80.2%  2.07x
Extra Space Self Storage #2 --
  Metairie, LA ..................      81.6%           464,048          6,760,000      $ 100       80.2%  1.84x
Extra Space Self Storage #2 --
  Orlando, FL ...................      97.9%           467,965          6,600,000      $  71       80.2%  1.90x
Extra Space Self Storage #2 --
  Madeira Beach, FL .............      94.5%           387,951          6,060,000      $ 106       80.1%  1.72x
Extra Space Self Storage #2 --
  Port Charlotte, FL ............      97.4%           438,207          5,590,000      $  80       80.2%  2.10x
Extra Space Self Storage #2 --
  Valrico, FL ...................      97.2%           358,026          5,330,000      $  99       80.2%  1.80x
Extra Space Self Storage #2 --
  Stone Mountain, GA ............      89.1%           382,028          5,310,000      $  74       80.2%  1.93x
Extra Space Self Storage #2 --
  Charleston, SC ................      93.8%           318,756          4,730,000      $  96       80.1%  1.81x
Extra Space Self Storage #2 --
  Summerville, SC ...............      90.0%           342,622          4,480,000      $  64       80.2%  2.05x
Extra Space Self Storage #2 --
  Atlanta (Roswell Road), GA.....      83.3%           263,068          3,510,000      $  85       80.1%  2.01x
Extra Space Self Storage #2 --
  Alpharetta, GA ................      81.8%           241,009          3,250,000      $  62       75.2%  2.12x
                                                       -------       ------------
                                       91.4%       $ 4,807,710       $ 68,650,000      $  89       79.9%  1.88X
                                                   ===========       ============
--------------------------------------------------------------------------------------------------------------------

*  As of November 30, 2004.

                                     S-190

THE LOAN. The 12 Mortgage Loans (the "Extra Space Self Storage Portfolio #2
Loans") are secured by 12 first deeds of trust encumbering 12 self storage properties located in Florida (4 Mortgaged Properties), Georgia (3 Mortgaged
Properties), Louisiana (2 Mortgaged Properties), South Carolina (2 Mortgaged
Properties) and Virginia (1 Mortgaged Property). The Extra Space Self Storage
Portfolio #2 Loans represent approximately 2.7% of the Cut-Off Date Pool
Balance (3.0% of the Cut-Off Date Group 1 Balance). The Extra Space Self
Storage Portfolio #2 Loans were originated on August 27, 2004, and have an aggregate principal balance as of the Cut-Off Date of $54,865,000. Each Extra
Space Self Storage Portfolio #2 Loan is cross-collateralized and cross-defaulted with each of the other Extra Space Self Storage Portfolio #2
Loans. Each Extra Space Self Storage Portfolio #2 Loan provides for interest-only payments for the entire loan term.

The Extra Space Self Storage Portfolio #2 Loans have a remaining term of 56 months and mature on September 11, 2009. The Extra Space Self Storage Portfolio
#2 Loans may be prepaid on or after July 11, 2009, and permit defeasance with
United States government obligations beginning two years after the Closing
Date.

THE BORROWER. The borrower is Extra Space Properties Sixteen LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Extra Space Self Storage
Portfolio #2 Loans. The sponsor for the borrower is Extra Space Storage LP.
Extra Space Storage LP is a publicly traded self-storage operator with a geographically diverse portfolio of approximately 130 facilities in 16 states.

THE PROPERTIES The Mortgaged Properties consist of 12 self storage facilities containing, in the aggregate, 773,493 square feet (6,949 units). Each Mortgaged
Property contains regular storage and/or climate controlled units. As of
November 30, 2004, the occupancy rate for the Mortgaged Properties securing the
Extra Space Self Storage Portfolio #2 Loans was approximately 91.4%.

LOCK BOX ACCOUNT. At any time during the term of the Extra Space Self Storage
Portfolio #2 Loans, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x for a 12 consecutive month period or (ii) upon the occurrence of an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a
mortgagee-designated lock box account.

MANAGEMENT. Extra Space Management LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the Extra Space Self
Storage Portfolio #2 Loans.

                                      S-191

116 Huntington Avenue

--------------------------------------------------------------------------------
                        LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $54,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.6%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                 Beacon Capital Strategic
                                                              Partners III, L.P.
TYPE OF SECURITY                                                       Leasehold
MORTGAGE RATE                                                             4.610%
MATURITY DATE                                                  December 11, 2009
AMORTIZATION TYPE                                                  Interest Only
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                             60 / IO
REMAINING TERM / AMORTIZATION                                            59 / IO
LOCKBOX                                                                      Yes

UP-FRONT RESERVES                    None

ONGOING MONTHLY RESERVES
 TAX/INSURANCE*                      Springing
 REPLACEMENT*                        Springing

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $54,000,000
CUT-OFF DATE BALANCE/SF                                                     $204
CUT-OFF DATE LTV                                                           69.6%
MATURITY DATE LTV                                                          69.6%
UW DSCR ON NCF                                                             1.82x
--------------------------------------------------------------------------------

*  Upon an event of default under the loan documents, reserves will be collected monthly for property taxes, insurance and replacements.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                              Boston, MA
PROPERTY TYPE                                                      Office -- CBD
SIZE (SF)                                                                264,098
OCCUPANCY AS OF JUNE 1, 2005                                               96.6%
YEAR BUILT / YEAR RENOVATED                                            1991 / NA
APPRAISED VALUE                                                      $77,600,000
PROPERTY MANAGEMENT                        Beacon Capital Strategic Partners III
                                                        Property Management, LLC
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                           $8,843,421
UW TOTAL EXPENSES                                                     $3,901,393
UW NET OPERATING INCOME (NOI)                                         $4,942,028
UW NET CASH FLOW (NCF)                                                $4,535,021
--------------------------------------------------------------------------------

                                     S-192

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------
                                                           NET      % OF NET
                                        RATINGS(1)       RENTABLE   RENTABLE
              TENANT                MOODY'S/S&P/FITCH   AREA (SF)     AREA
--------------------------------------------------------------------------------

IDX Systems ......................       NR/NR/NR        143,686       54.4%
American Towers ..................       BB/B-/B+         20,574        7.8
MC Ber&Co. Hay Group Inc .........       NR/NR/NR         16,837        6.4
Partners Healthcare System .......       NR/NR/NR         12,094        4.6
Sonesta International Hotels .....       NR/NR/NR         11,899        4.5
Non-major tenants ................                        50,008       18.9
Vacant ...........................                         9,000        3.4
                                                         -------      -----
TOTAL ............................                       264,098      100.0%
                                                         =======      =====
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                                               % OF
                                     ACTUAL                   ACTUAL      DATE OF LEASE
              TENANT                RENT PSF   ACTUAL RENT     RENT         EXPIRATION
------------------------------------------------------------------------------------------

IDX Systems ...................... $ 28.33     $ 4,070,793      51.7%  Multiple Spaces(2)
American Towers .................. $ 33.13         681,694       8.6        December 2012
MC Ber&Co. Hay Group Inc ......... $ 35.09         590,762       7.5        February 2010
Partners Healthcare System ....... $ 28.50         344,679       4.4       September 2009
Sonesta International Hotels ..... $ 34.00         404,566       5.1             May 2012
Non-major tenants ................ $ 35.77       1,788,648      22.7
Vacant ...........................                       0       0.0
                                               -----------     -----
TOTAL ............................             $ 7,881,143     100.0%
                                               ===========     =====
------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, 47,361 square feet expire in April
      2009 and 96,325 square feet expire in April 2014.

                                     S-193

17 Battery Place North

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $53,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    2.6%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                                                          Joseph Moinian
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                           4.6000%
 MATURITY DATE                                                 November 11, 2009
 AMORTIZATION TYPE                                                 Interest Only
 INTEREST ONLY PERIOD                                                         60
 ORIGINAL TERM / AMORTIZATION                                            60 / IO
 REMAINING TERM / AMORTIZATION                                           58 / IO
 LOCKBOX                                                                     Yes

 UP-FRONT RESERVES
  TAX/INSURANCE                     Yes
  ENGINEERING                       $20,625

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                     Yes
  REPLACEMENT                       $5,255

 ADDITIONAL FINANCING*              Subordinate Debt                $11,000,000

                                                                       WHOLE
                                                                      MORTGAGE
                                                  TRUST ASSET           LOAN
                                                  ----------------   -----------
 CUT-OFF DATE BALANCE                             $53,000,000        $64,000,000
 CUT-OFF DATE BALANCE/SF                              $133              $161
 CUT-OFF DATE LTV                                     75.7%             91.4%
 MATURITY DATE LTV                                    75.7%             91.4%
 UW DSCR ON NCF                                       1.96x             1.34x
--------------------------------------------------------------------------------

*  Future mezzanine debt permitted.

--------------------------------------------------------------------------------
                           PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                           New York, NY
 PROPERTY TYPE                                                     Office -- CBD
 SIZE (SF)                                                               398,354
 OCCUPANCY AS OF OCTOBER 8, 2004                                          100.0%
 YEAR BUILT / YEAR RENOVATED                                         1972 / 1993
 APPRAISED VALUE                                                     $70,000,000
 PROPERTY MANAGEMENT                         Newmark & Company Real Estate, Inc.
 UW ECONOMIC OCCUPANCY                                                     96.0%
 UW REVENUES                                                         $10,351,550
 UW TOTAL EXPENSES                                                    $5,334,664
 UW NET OPERATING INCOME (NOI)                                        $5,016,887
 UW NET CASH FLOW (NCF)                                               $4,784,377
--------------------------------------------------------------------------------

                                     S-194

-----------------------------------------------------------------------------------
                                  TENANT SUMMARY
-----------------------------------------------------------------------------------
                                                         NET
                                     RATINGS*       RENTABLE AREA      % OF NET
            TENANT              MOODY'S/S&P/FITCH        (SF)       RENTABLE AREA
-----------------------------------------------------------------------------------

The City of New York .........       A2/A/A+           249,854           62.7%
Wildcat Service Co. ..........       NR/NR/NR           42,044           10.6
New York Association for
  New Americans ..............       NR/NR/NR           41,567           10.4
MCI International ............       NR/NR/B            40,167           10.1
Securities Training ..........       NR/NR/NR           21,022            5.3
Non-major tenants ............                           3,700            0.9
Vacant .......................                               0            0.0
                                                       -------          -----
TOTAL ........................                         398,354          100.0%
                                                       =======          =====
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                                                               DATE OF
                                ACTUAL RENT                   % OF ACTUAL       LEASE
            TENANT                  PSF        ACTUAL RENT        RENT       EXPIRATION
-----------------------------------------------------------------------------------------

The City of New York ......... $ 24.98        $  6,240,183        60.9%    December 2012
Wildcat Service Co. .......... $ 23.20             975,421         9.5         June 2009
New York Association for
  New Americans .............. $ 27.61           1,147,656        11.2     December 2008
MCI International ............ $ 31.48           1,264,375        12.3      October 2006
Securities Training .......... $ 24.00             504,528         4.9     February 2015
Non-major tenants ............ $ 31.62             117,000         1.1
Vacant .......................                           0         0.0
                                              ------------       -----
TOTAL ........................                $ 10,249,163       100.0%
                                              ============       =====
-----------------------------------------------------------------------------------------

*  Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                     S-195

Gilroy Crossing Shopping Center

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $49,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    2.4%
 NUMBER OF MORTGAGE LOANS                                                     1
 LOAN PURPOSE                                                          Refinance
 SPONSOR(1)                                          Regency Realty Group, Inc.,
                                                     American Capital Group, LLC
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.010%
 MATURITY DATE                                                  October 11, 2014
 AMORTIZATION TYPE                                                       Balloon
 INTEREST ONLY PERIOD                                                         60
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         117 / 360
 LOCKBOX                                                                    None

UP-FRONT RESERVES
  CONSTRUCTION HOLDBACK(2)       $3,607,000
  TI/LC HOLDBACK(3)              $3,049,723
  DEBT SERVICE HOLDBACK(4)       $838,758

 ONGOING MONTHLY RESERVES        None

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $49,000,000
 CUT-OFF DATE BALANCE/SF                                                    $152
 CUT-OFF DATE LTV                                                          79.8%
 MATURITY DATE LTV                                                         73.6%
 UW DSCR ON NCF                                                            1.42x
--------------------------------------------------------------------------------

(1)   The related loan documents provide, subject to certain conditions, that
      American Capital Group, LLC has the option to purchase the Mortgaged
      Property.

(2)   The construction holdback represents the balance due under the remaining construction contracts. The funds are to be released subject to: (a) only one request per month at a minimum of $500,000, (b) copies of the general contractor's payment request, all appropriate lien waivers and are certified by the Borrower and (c) with respect to the release of the last
      $750,000, subject to receipt of an appropriate certificate of occupancy and signoff by a mortgagee-designated inspecting engineer.

(3)   The TI/LC holdback represents unfunded tenant improvement and leasing costs associated with the unoccupied spaces. The funds are to be released upon tenant occupancy, rent commencement and receipt of a tenant estoppel, fully satisfactory to the mortgagee. Approximately $2,200,000 of the TI/LC escrow is due to Kohl's as a tenant allowance and is required to be funded subject to satisfaction of the covenants outlined in the Borrower's lease with Kohl's.

(4)   The debt service holdback represents 4 months of debt service that may be used to make loan payments until certain tenants commence paying full, unabated rent.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                             Gilroy, CA
 PROPERTY TYPE                                                Retail -- Anchored
 SIZE (SF)                                                               322,955
 OCCUPANCY* AS OF NOVEMBER 23, 2004                                        98.1%
 YEAR BUILT / YEAR RENOVATED                                           2004 / NA
 APPRAISED VALUE                                                     $61,400,000
 PROPERTY MANAGEMENT                                  Regency Realty Group, Inc.
 UW ECONOMIC OCCUPANCY                                                     95.0%
 UW REVENUES                                                          $6,166,604
 UW TOTAL EXPENSES                                                    $1,603,502
 UW NET OPERATING INCOME (NOI)                                        $4,563,102
 UW NET CASH FLOW (NCF)                                               $4,476,207
--------------------------------------------------------------------------------

*  Includes space that has been leased but the related tenants have not taken occupancy.

                                     S-196

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
                                                              NET      % OF NET
                                            RATINGS*        RENTABLE   RENTABLE
                TENANT                 MOODY'S/S&P/FITCH   AREA (SF)     AREA
--------------------------------------------------------------------------------

ANCHOR TENANT -- ANCHOR OWNED
Target ..............................       A2/A+/A         123,751    ANCHOR
                                                            -------
                                                                      OWNED - NOT
                                                                      PART OF
                                                                      COLLATERAL
 TOTAL ANCHOR OWNED .................                       123,751
ANCHOR TENANT -- COLLATERAL .........
Kohl's ..............................       A3/A-/A          88,408       27.4%
                                                            -------   --------
 TOTAL ANCHOR TENANTS ...............                        88,408       27.4%
TOP 5 TENANTS
Sportmart, Inc. .....................       NR/NR/NR         35,000       10.8%
Ross Dress for Less .................      NR/BBB/NR         30,187        9.3
Bed, Bath & Beyond ..................      NR/BBB/NR         25,393        7.9
Michael's ...........................      Ba1/BB+/NR        24,288        7.5
Barnes & Noble ......................       NR/NR/NR         23,049        7.1
                                                            -------   --------
 TOTAL TOP 5 TENANTS ................                       137,917       42.7%
Non-Major Tenants ...................                        90,344       28.0
                                                            -------   --------
OCCUPIED COLLATERAL TOTAL ...........                       316,669       98.1%
Vacant Space ........................                         6,286        1.9
                                                            -------   --------
COLLATERAL TOTAL ....................                       322,955      100.0%
                                                                      ========
PROPERTY TOTAL ......................                       446,706
                                                            =======
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                                                  % OF
                                        ACTUAL                   ACTUAL    DATE OF LEASE
                TENANT                 RENT PSF   ACTUAL RENT     RENT      EXPIRATION
----------------------------------------------------------------------------------------

ANCHOR TENANT -- ANCHOR OWNED
Target ..............................
 TOTAL ANCHOR OWNED .................
ANCHOR TENANT -- COLLATERAL .........
Kohl's .............................. $ 11.00     $   972,488      19.1%   January 2025
                                                  -----------     -----
 TOTAL ANCHOR TENANTS ............... $ 11.00     $   972,488      19.1%
TOP 5 TENANTS
Sportmart, Inc. ..................... $ 13.25     $   463,750       9.1%   January 2015
Ross Dress for Less ................. $ 12.00         362,244       7.1    January 2015
Bed, Bath & Beyond .................. $ 12.50         317,413       6.2    January 2015
Michael's ........................... $ 13.25         321,816       6.3      April 2014
Barnes & Noble ...................... $ 15.00         345,735       6.8    October 2014
                                                  -----------     -----
 TOTAL TOP 5 TENANTS ................ $ 13.13     $ 1,810,958      35.6%
Non-Major Tenants ................... $ 25.45       2,298,823      45.2
                                                  -----------     -----
OCCUPIED COLLATERAL TOTAL ........... $ 16.05     $ 5,082,269     100.0%
                                                  ===========     =====
Vacant Space ........................
COLLATERAL TOTAL ....................
PROPERTY TOTAL ......................
----------------------------------------------------------------------------------------

*  Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                     S-197

Cameron Village

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $47,300,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    2.3%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                                           Columbia Cameron Village, LLC
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.080%
 MATURITY DATE                                                  October 11, 2014
 AMORTIZATION TYPE                                                 Interest Only
 INTEREST ONLY PERIOD                                                        120
 ORIGINAL TERM / AMORTIZATION                                           120 / IO
 REMAINING TERM / AMORTIZATION                                          117 / IO
 LOCKBOX                                                                    None
 SHADOW RATING (S&P/MOODY'S)(1)                                        BBB-/Baa3

 UP-FRONT RESERVES                         None

 ONGOING MONTHLY RESERVES                  None

 ADDITIONAL FINANCING(2)                                                    None

 CUT-OFF DATE BALANCE                                                $47,300,000
 CUT-OFF DATE BALANCE/SF                                                     $75
 CUT-OFF DATE LTV                                                          39.8%
 MATURITY DATE LTV                                                         39.8%
 UW DSCR ON NCF                                                            2.42x
--------------------------------------------------------------------------------

(1)   S&P and Moody's have confirmed that the Cameron Village Loan has, in the context of its inclusion in the trust, credit characteristics consistent with an investment grade obligation.

(2)   Future mezzanine debt and future unsecured debt are permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                            Raleigh, NC
 PROPERTY TYPE                                                Retail -- Anchored
 SIZE (SF)                                                               630,123
 OCCUPANCY AS OF NOVEMBER 23, 2004                                         85.4%
 YEAR BUILT / YEAR RENOVATED                                         1949 / 2003
 APPRAISED VALUE                                                    $118,900,000
 PROPERTY MANAGEMENT                                       York Properties, Inc.
 UW ECONOMIC OCCUPANCY                                                     87.0%
 UW REVENUES                                                          $9,144,320
 UW TOTAL EXPENSES                                                    $2,802,328
 UW NET OPERATING INCOME (NOI)                                        $6,341,992
 UW NET CASH FLOW (NCF)                                               $5,824,874
--------------------------------------------------------------------------------

                                     S-198

--------------------------------------------------------------------------------
                                TENANT SUMMARY
--------------------------------------------------------------------------------
                                                            NET      % OF NET
                                         RATINGS(1)       RENTABLE   RENTABLE
               TENANT                MOODY'S/S&P/FITCH   AREA (SF)     AREA
--------------------------------------------------------------------------------

ANCHOR TENANT -- Collateral
Harris Teeter ..................... NR/NR/NR               63,000       10.0%
                                                           ------      -----
TOTAL ANCHOR TENANTS ..............                        63,000       10.0%
TOP 5 TENANTS
Great Outdoors .................... NR/NR/NR               31,001        4.9%
Eckerd ............................ NR/NR/NR               30,500        4.8
Wake County Library ............... NR/NR/NR               29,292        4.6
Talbots ........................... Baa3/A-/NR             26,929        4.3
York Properties ................... NR/NR/NR               24,183        3.8
                                                           ------      -----
TOTAL TOP 5 TENANTS ...............                       141,905       22.5%
Non-Major Tenants .................                       332,941       52.8
                                                          -------      -----
OCCUPIED COLLATERAL TOTAL .........                       537,846       85.4%
Vacant Space ......................                        92,277       14.6
                                                          -------      -----
COLLATERAL TOTAL ..................                       630,123      100.0%
                                                          -------      =====
PROPERTY TOTAL ....................                       630,123
                                                          =======
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                                                % OF
                                      ACTUAL                   ACTUAL      DATE OF LEASE
               TENANT                RENT PSF   ACTUAL RENT     RENT         EXPIRATION
-------------------------------------------------------------------------------------------

ANCHOR TENANT -- Collateral
Harris Teeter .....................  $  8.33    $   524,790       7.4%          March 2013
                                                -----------     -----
TOTAL ANCHOR TENANTS ..............  $  8.33    $   524,790       7.4%
TOP 5 TENANTS
Great Outdoors ....................  $  5.52    $   170,989       2.4%  Multiple Spaces(2)
Eckerd ............................  $  5.33        162,565       2.3             May 2010
Wake County Library ...............  $  9.76        285,890       4.1            June 2024
Talbots ...........................  $ 15.92        428,607       6.1         January 2012
York Properties ...................  $  5.20        125,721       1.8   Multiple Spaces(3)
                                                -----------     -----
TOTAL TOP 5 TENANTS ...............  $  8.27    $ 1,173,772      16.7%
Non-Major Tenants .................  $ 16.06      5,346,727      75.9
                                                -----------     -----
OCCUPIED COLLATERAL TOTAL .........  $ 13.10    $ 7,045,289     100.0%
                                                ===========     =====
Vacant Space ......................
COLLATERAL TOTAL ..................
PROPERTY TOTAL ....................
-------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, 2,601 square feet is expiring month-to-month and 28,400 square feet will expire in January 2006.

(3)   Under the terms of multiple leases, 138 square feet is expiring month-to-month, 20,500 will expire in December 2007 and 3,545 square feet will expire in January 2007.

                                     S-199

ADG Portfolio

--------------------------------------------------------------------------------
                            LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $43,288,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.1%
NUMBER OF MORTGAGE LOANS                                                       6
LOAN PURPOSE                                                           Refinance
SPONSOR                                       Bruce A. Arbit, James A. Reitzner,
                                                 Jerry Benjamin, M. Nicol Padway
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.610%
MATURITY DATE                                                   October 11, 2014
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          24
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          117 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
  TAX/INSURANCE                      Yes
  ENGINEERING                        $249,774

ONGOING MONTHLY RESERVES
  TAX/INSURANCE                      Yes
  REPLACEMENT                        $9,321
  SUBORDINATE DEBT(1)                $11,666

ADDITIONAL FINANCING(2)              Subordinate Debt                 $2,705,392

                                                                      WHOLE
                                                    TRUST           MORTGAGE
                                                    ASSETS            LOANS
                                                 -----------       -----------
 CUT-OFF DATE BALANCE                            $43,288,000      $45,993,392
 CUT-OFF DATE BALANCE/PAD OR UNIT                  $16,996          $18,058
 CUT-OFF DATE LTV                                   80.0%            85.0%
 MATURITY DATE LTV                                  70.2%            75.1%
 UW DSCR ON NCF                                     1.28x            1.15x
--------------------------------------------------------------------------------

(1)   Capped at $70,000.

(2)   In addition, the Mortgaged Property securing the ADG - Fifth Avenue
      Mortgage Loan is encumbered by an additional secured subordinate debt with an original principal balance of $1,000,000.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                               20
 LOCATION                                                                Various
 PROPERTY TYPE                                  Mobile Home Park and Multifamily
 SIZE (PADS/UNITS)                                                    2,457 / 90
 OCCUPANCY AS OF JULY 31, 2004                                             91.4%
 YEAR BUILT / YEAR RENOVATED                                        Various / NA
 APPRAISED VALUE                                                     $54,130,000
 PROPERTY MANAGEMENT                               Asset Development Group, Inc.
 UW ECONOMIC OCCUPANCY                                                     89.2%
 UW REVENUES                                                          $6,902,445
 UW TOTAL EXPENSES                                                    $2,970,092
 UW NET OPERATING INCOME (NOI)                                        $3,932,354
 UW NET CASH FLOW (NCF)                                               $3,820,624
--------------------------------------------------------------------------------

                                     S-200

-------------------------------------------------------------------------------------------
                                   ADG PORTFOLIO SUMMARY
-------------------------------------------------------------------------------------------
                                               CUT-OFF           CUT-OFF
                                                 DATE             DATE           PROPERTY
    PROPERTY NAME         CITY      STATE     BALANCE(1)    BALANCE PER UNIT       TYPE
-------------------------------------------------------------------------------------------

                                                                                  Mobile
ADG Pool Two             Various   WI       $ 26,624,000        $ 16,496        Home Park
                                                                               Mobile Home
 Bridgeview Gardens      Neenah    WI          4,850,628        $ 25,264           Park
                         Beaver                                                Mobile Home
 South Hills               Dam     WI          3,518,590        $ 20,698           Park
                                                                               Mobile Home
 Country Crossing       Appleton   WI          2,555,167        $ 20,279           Park
                                                                               Mobile Home
 Lake Onalaska          Onalaska   WI          2,379,237        $ 19,034           Park
                                                                               Mobile Home
 Manor Hill               Eden     WI          2,337,349        $ 15,900           Park
                                                                               Mobile Home
 Camelot Acres          Rice Lake  WI          2,245,196        $ 16,631           Park
                                                                               Mobile Home
 Birch Terrace          Menomonie  WI          2,178,175        $ 11,345           Park
 Spring Brook                                                                  Mobile Home
  Village                Beloit    WI          1,943,602        $ 14,187           Park
                                                                               Mobile Home
 Lakeshore Terrace      Rice Lake  WI          1,876,581        $ 13,901           Park
                        Wisconsin                                              Mobile Home
 The Maples              Rapids    WI          1,558,233        $ 12,566           Park
                                                                               Mobile Home
 Parkview Terrace       Marinette  WI          1,181,241        $  9,017           Park
                                                                                  Mobile
ADG Pool Three           Various   MN          7,548,000        $ 14,405        Home Park
                                                                               Mobile Home
 Evergreen Estates      Faribault  MN          2,608,000        $ 16,199           Park
                                                                               Mobile Home
 Cloverleaf             St. Cloud  MN          2,576,000        $ 15,333           Park
                                                                               Mobile Home
 Maplewood              Lake City  MN          1,020,000        $ 13,600           Park
                                                                               Mobile Home
 Alexandria            Alexandria  MN            976,000        $ 10,966           Park
                                                                               Mobile Home
 Shamrock                Albany    MN            368,000        $ 11,871           Park
                          Fort                                                    Mobile
ADG - Oakridge          Atkinson   WI          3,440,000        $ 24,397        Home Park
ADG -
 Coachman's               Lake                                                    Mobile
 Terrace                 Geneva    WI          2,376,000        $ 18,563        Home Park
ADG - The
 Northrup Court           North
 Apartments              Canton    OH          2,140,000        $ 23,778       Multifamily
ADG - Fifth                                                                       Mobile
 Avenue                 Oak Creek  WI          1,160,000        $ 23,200        Home Park
                                            ------------
                                            $ 43,288,000        $ 16,996
                                            ============
-------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                                                                          AVERAGE
                         YEAR    PADS /                   UNDERWRITTEN     APPRAISED      RENTAL
    PROPERTY NAME       BUILT     UNITS   OCCUPANCY(2)   NET CASH FLOW      VALUE(3)       RANGE
---------------------------------------------------------------------------------------------------

ADG Pool Two           Various   1,614         90.9%      $ 2,327,829    $ 33,300,000    135-275
 Bridgeview Gardens      1974      192         93.2%          424,333       5,790,000    265-270
 South Hills             1980      170         95.9%          316,861       4,200,000    265-275
 Country Crossing        1960      126         93.7%          230,938       3,050,000    235-245
 Lake Onalaska           1960      125         92.0%          216,393       2,840,000    200-210
 Manor Hill              1964      147         84.4%          242,503       2,790,000    220-230
 Camelot Acres           1970      135         94.8%          183,725       2,680,000    190-205
 Birch Terrace           1960      192         88.5%          184,032       2,600,000    160-170
 Spring Brook
  Village                1972      137         90.5%          150,042       2,320,000    200-200
 Lakeshore Terrace       1970      135         93.3%          162,016       2,240,000    190-210
 The Maples              1964      124         82.3%          113,406       1,860,000    210-220
 Parkview Terrace        1965      131         90.1%          103,580       1,410,000    135-140
ADG Pool Three         Various     524         94.3%          703,295       9,435,000    190-360
 Evergreen Estates       1969      161         98.8%          260,096       3,260,000    245-245
 Cloverleaf              1953      168         89.3%          217,861       3,220,000    250-250
 Maplewood               1974       75         97.3%           92,130       1,275,000    190-190
 Alexandria              1968       89         91.0%           96,917       1,220,000    195-195
 Shamrock                1971       31        100.0%           36,291         460,000    200-200
ADG - Oakridge           1971      141         95.0%          288,103       4,300,000    245-255
ADG -
 Coachman's
 Terrace                 1970      128         81.3%          218,914       2,970,000    360-360
ADG - The
 Northrup Court
 Apartments              1986       90         92.2%          179,018       2,675,000    325-549
ADG - Fifth
 Avenue                  1950       50         92.0%          103,466       1,450,000    290-310
                                 -----                    -----------    ------------
                                 2,547         91.4%      $ 3,820,624    $ 54,130,000
                                 =====                    ===========    ============
---------------------------------------------------------------------------------------------------

(1)   Balances allocated by Appraised Value.

(2)   Occupancy as of July 31, 2004, for each Mortgaged Property.

(3)   ADG Pool Two Appraisal Value is $1,520,000 greater than the sum of the individual Mortgaged Property appraisal values pursuant to a letter dated
      August 20, 2004 from Joseph J. Blake and Associates, Inc., that cites increased value through the realization of economies of scale in the management of the individual properties as a portfolio.

                                     S-201

Beach Shopping Center

--------------------------------------------------------------------------------
                             LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $40,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.9%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                              DLC Management Corporation
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.250%
 MATURITY DATE                                                 December 11, 2014
 AMORTIZATION TYPE                                                       Balloon
 INTEREST ONLY PERIOD                                                         36
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         119 / 360
 LOCKBOX                                                               Springing

 UP-FRONT RESERVES
   TAX                               Yes
   TI/LC(1)                          $800,000
   TUESDAY MORNING(2)                $20,000
   ENGINEERING                       $38,125

 ONGOING MONTHLY RESERVES
   TAX                               Yes
   REPLACEMENT(3)                    $1,912

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $40,000,000
 CUT-OFF DATE BALANCE/SF                                                    $174
 CUT-OFF DATE LTV                                                          72.7%
 MATURITY DATE LTV                                                         64.7%
 UW DSCR ON NCF                                                            1.36x
--------------------------------------------------------------------------------

(1)   The TI/LC reserve represents amounts allocated for costs associated with leasing of the remaining vacant space. Amounts will be released incrementally as leases are signed and work completed, with any remaining amounts to be released when the Mortgaged Property achieves additional rental income of $163,000 and certain other conditions are satisfied.

(2)   To be released upon Tuesday Morning commencing the payment of full, unabated rent.

(3)   Capped at $68,833.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                          Peekskill, NY
 PROPERTY TYPE                                                Retail -- Anchored
 SIZE (SF)                                                               229,231
 OCCUPANCY AS OF NOVEMBER 15, 2004                                         92.5%
 YEAR BUILT / YEAR RENOVATED                                         1958 / 2003
 APPRAISED VALUE                                                     $55,000,000
 PROPERTY MANAGEMENT                                  DLC Management Corporation
 UW ECONOMIC OCCUPANCY                                                     92.2%
 UW REVENUES                                                          $4,899,073
 UW TOTAL EXPENSES                                                    $1,174,995
 UW NET OPERATING INCOME (NOI)                                        $3,724,078
 UW NET CASH FLOW (NCF)                                               $3,608,536

                                     S-202

                                                      TENANT SUMMARY
---------------------------------------------------------------------------------------------------------------------------
                                                      NET      % OF NET                              % OF
                                    RATINGS*        RENTABLE   RENTABLE    ACTUAL                   ACTUAL    DATE OF LEASE
            TENANT             MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Stop & Shop .................      Ba3/BB/BB         65,568       28.6%   $ 24.00    $ 1,573,632      40.9%     March 2029
Silverman Furniture .........       NR/NR/NR         15,510        6.8    $  5.80         90,000       2.3       July 2006
Jembro ......................       NR/NR/NR         15,500        6.8    $  8.55        132,500       3.4    January 2015
CVS .........................       A3/A-/A-         12,150        5.3    $ 30.00        364,500       9.5    January 2026
Amazing Savings .............       NR/NR/NR         12,000        5.2    $ 11.50        138,000       3.6        May 2012
Non-major tenants ...........                        91,190       39.8    $ 17.00      1,550,673      40.3
Vacant ......................                        17,313        7.6                         0       0.0
                                                     ------      -----               -----------     -----
TOTAL .......................                       229,231      100.0%              $ 3,849,305     100.0%
                                                    =======      =====               ===========     =====
---------------------------------------------------------------------------------------------------------------------------

*  Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                     S-203

Westgate Business Center

--------------------------------------------------------------------------------
                         LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $36,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.7%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                        Acquisition
                                               Scanlankemperbard Companies, LLC,
 SPONSOR                              Robert D.Scanlan and N. Thomson  Bard, Jr.
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.110%
 MATURITY DATE                                                 December 11, 2011
 AMORTIZATION TYPE                                                       Balloon
 INTEREST ONLY PERIOD                                                         24
 ORIGINAL TERM / AMORTIZATION                                           84 / 360
 REMAINING TERM / AMORTIZATION                                          83 / 360
 LOCKBOX                                                               Springing

 UP-FRONT RESERVES
   TAX/INSURANCE                      Yes
   ENVIRONMENTAL*                     $1,293,000
 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                      Yes
   REPLACEMENT                        $8,655

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $36,000,000
 CUT-OFF DATE BALANCE/SF                                                     $62
 CUT-OFF DATE LTV                                                          75.0%
 MATURITY DATE LTV                                                         69.3%
 UW DSCR ON NCF                                                            1.32x
--------------------------------------------------------------------------------

*  The environmental reserve represents approximately 125% of the anticipated remediation costs associated with a former dry cleaning tenant.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                        San Leandro, CA
 PROPERTY TYPE                             Mixed Use -- Retail/Office/Industrial
 SIZE (SF)                                                               577,009
 OCCUPANCY AS OF SEPTEMBER 1, 2004                                         88.2%
 YEAR BUILT / YEAR RENOVATED                                         1954 / 1991
 APPRAISED VALUE                                                     $48,000,000
 PROPERTY MANAGEMENT                     Cushman & Wakefield of California, Inc.
 UW ECONOMIC OCCUPANCY                                                     88.2%
 UW REVENUES                                                          $5,966,628
 UW TOTAL EXPENSES                                                    $2,442,660
 UW NET OPERATING INCOME (NOI)                                        $3,523,968
 UW NET CASH FLOW (NCF)                                               $3,093,805
--------------------------------------------------------------------------------

                                     S-204

--------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT SUMMARY
--------------------------------------------------------------------------------------------------------------------------------
                                                      NET      % OF NET                              % OF
                                   RATINGS(1)       RENTABLE   RENTABLE    ACTUAL                   ACTUAL      DATE OF LEASE
            TENANT             MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT     RENT         EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

The Home Depot ..............      Aa3/AA/AA        157,020       27.2%   $  6.66    $ 1,046,234      23.8%  Multiple Spaces(2)
JBR, Inc. ...................       NR/NR/NR         78,816       13.7    $  4.80        378,317       8.6   Multiple Spaces(3)
Sportmart Inc. ..............       NR/NR/NR         57,360        9.9    $  7.17        411,271       9.4           April 2006
Office Depot ................      NR/BBB-/NR        21,518        3.7    $ 13.62        293,075       6.7         October 2005
Prozyme, Inc. ...............       NR/NR/NR         16,398        2.8    $ 11.59        190,117       4.3            June 2009
Non-major tenants . .........                       177,545       30.8    $ 11.69      2,074,722      47.2
Vacant ......................                        68,352       11.8                         0       0.0
                                                    -------      -----               -----------     -----
TOTAL .......................                       577,009      100.0%              $ 4,393,736     100.0%
                                                    =======      =====               ===========     =====
--------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, 154,495 square feet expire in January
      2009 and 2,525 square feet are month-to-month.

(3)   Under the terms of multiple leases, 78,430 square feet expire in November
      2012 and 386 square feet expire in June 2005.

                                     S-205

Willowbrook Apartments

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $30,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.5%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                                   Olen Properties Corp.
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.390%
 MATURITY DATE                                                  October 11, 2014
 AMORTIZATION TYPE                                                       Balloon
 INTEREST ONLY PERIOD                                                         36
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         117 / 360
 LOCKBOX                                                               Springing

 UP-FRONT RESERVES
   TAX                                Yes

 ONGOING MONTHLY RESERVES
   TAX                                Yes
   REPLACEMENT                        $5,310

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $30,000,000
 CUT-OFF DATE BALANCE/UNIT                                               $82,418
 CUT-OFF DATE LTV                                                          63.7%
 MATURITY DATE LTV                                                         56.9%
 UW DSCR ON NCF                                                            1.55x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                          Las Vegas, NV
 PROPERTY TYPE                                        Multifamily - Conventional
 SIZE (UNITS)                                                                364
 OCCUPANCY AS OF OCTOBER 13, 2004                                          90.1%
 YEAR BUILT / YEAR RENOVATED                                           2001 / NA
 APPRAISED VALUE                                                     $47,080,000
 PROPERTY MANAGEMENT                                       Realty Services Corp.
 UW ECONOMIC OCCUPANCY                                                     88.8%
 UW REVENUES                                                          $4,526,766
 UW TOTAL EXPENSES                                                    $1,296,899
 UW NET OPERATING INCOME (NOI)                                        $3,229,867
 UW NET CASH FLOW (NCF)                                               $3,138,867
--------------------------------------------------------------------------------

                                     S-206

------------------------------------------------------------------------------------------
                                         UNIT MIX
------------------------------------------------------------------------------------------
                     NO. OF     APPROXIMATE    APPROXIMATE
      UNIT MIX        UNITS   UNIT SIZE (SF)    NRA (SF)      % NRA        QUOTED RENT
------------------------------------------------------------------------------------------

  1BR/1BA .........     64           845          54,080       12.9%  $  859
  2BR/2BA .........    208         1,162         241,592       57.4   $1,139
  3BR/2BA .........     92         1,357         124,884       29.7   $1,326
                       ---                       -------      -----
   TOTAL ..........    364         1,155         420,556      100.0%  $1,137 / $0.98 / SF
                       ===                       =======      =====
------------------------------------------------------------------------------------------

                                     S-207

The Hub Office Building

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $28,451,692
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.4%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                                         Steven G. Levin

 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.280%
 MATURITY DATE                                                 December 11, 2014
 AMORTIZATION TYPE                                                       Balloon
 INTEREST ONLY PERIOD                                                       None
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         119 / 359
 LOCKBOX                                                                    None

 UP-FRONT RESERVES
 TAX                                  Yes
 CORINTHIAN ESCROW(1)                 $295,090
 RENT ABATEMENT(2)                    $300,000

 ONGOING MONTHLY RESERVES
 TAX                                  Yes
 REPLACEMENT                          $3,196
 TI/LC(3)                             $19,637

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $28,451,692
 CUT-OFF DATE BALANCE/SF                                                    $105
 CUT-OFF DATE LTV                                                          79.9%
 MATURITY DATE LTV                                                         66.4%
 UW DSCR ON NCF                                                            1.34x
--------------------------------------------------------------------------------

(1)   The Corinthian Escrow represents amounts related to tenant improvement expenses incurred in connection with the build-out of the Corinthian
      College space.

(2)   The borrower deposited $300,000 for tenants Time Out and Corinthian
      College, which received rent abatements on a total of 19,790 square feet of space, equating to $300,000 in rental income. The funds are available for release proportionately as each tenant commences full payment of unabated rent ($200,000 for Time Out and $100,000 for Corinthian
      College).

(3)   Capped at $800,000.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                            Chicago, IL
 PROPERTY TYPE                                                      Office - CBD
 SIZE (SF)                                                               272,233
 OCCUPANCY AS OF NOVEMBER 1, 2004                                          85.8%
 YEAR BUILT / YEAR RENOVATED                                         1911 / 2001
 APPRAISED VALUE                                                     $35,600,000
 PROPERTY MANAGEMENT                                    Real Estate Services LLC
 UW ECONOMIC OCCUPANCY                                                     85.9%
 UW REVENUES                                                          $5,647,829
 UW TOTAL EXPENSES                                                    $2,632,203
 UW NET OPERATING INCOME (NOI)                                        $3,015,626
 UW NET CASH FLOW (NCF)                                               $2,539,577
--------------------------------------------------------------------------------

                                     S-208

---------------------------------------------------------------------------------
                                 TENANT SUMMARY
---------------------------------------------------------------------------------
                                                               NET      % OF NET
                                            RATINGS(1)       RENTABLE   RENTABLE
                TENANT                  MOODY'S/S&P/FITCH   AREA (SF)     AREA
---------------------------------------------------------------------------------

Corinthian College ................... NR/NR/NR               47,346       17.4%
Metropolitan Family Services ......... NR/NR/NR               39,063       14.3
Hubbard One .......................... A3/A-/NR               31,564       11.6
The LZA Group ........................ NR/NR/NR               15,560        5.7
Time Out Chicago Partners ............ NR/NR/NR               14,008        5.1
Non-major tenants ....................                        85,992       31.6
Vacant ...............................                        38,700       14.2
                                                              ------      -----
TOTAL ................................                       272,233      100.0%
                                                             =======      =====
---------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                                                   % OF
                                         ACTUAL                   ACTUAL      DATE OF LEASE
                TENANT                  RENT PSF   ACTUAL RENT     RENT         EXPIRATION
----------------------------------------------------------------------------------------------

Corinthian College ................... $ 25.03     $ 1,185,228      23.1%  Multiple Spaces(2)
Metropolitan Family Services ......... $ 18.00         703,134      13.7           March 2006
Hubbard One .......................... $ 22.76         718,437      14.0        November 2010
The LZA Group ........................ $ 14.78         229,977       4.5            June 2009
Time Out Chicago Partners ............ $ 21.12         295,849       5.8            July 2014
Non-major tenants .................... $ 23.31       2,004,179      39.0
Vacant ...............................                       0       0.0
                                                   -----------     -----
TOTAL ................................             $ 5,136,804     100.0%
                                                   ===========     =====
----------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, 31,564 square feet expire in March
      2011 and 15,782 square feet expire in September 2012.

                                     S-209

The Edgewater Hotel

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE(1)                                             $27,573,052
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.3%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                      Noble House Hotel & Resorts, Ltd.,
                                        Westgroup Parnter, Inc. and Colee Family
                                                                           Trust
 TYPE OF SECURITY                                              Fee and Leasehold
 MORTGAGE RATE                                                            7.290%
 MATURITY DATE                                                 December 11, 2014
 AMORTIZATION TYPE                                                           ARD
 ORIGINAL TERM / AMORTIZATION                                          120 / 300
 REMAINING TERM / AMORTIZATION                                         119 / 299
 LOCKBOX                                                               Springing

 UP-FRONT RESERVES
   TAX/INSURANCE                    Yes
   CAPITAL IMPROVEMENT(2)           $2,500,000

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                    Yes
   REPLACEMENT(3)                   $59,775

 ADDITIONAL FINANCING(4)            Non-Pooled Component             $ 2,997,071

                                                                    WHOLE
                                       POOLED                      MORTGAGE
                                      COMPONENT                      LOAN
                                     -----------                 -----------
 CUT-OFF DATE BALANCE                $27,573,052                 $30,570,123
 CUT-OFF DATE BALANCE/ROOM             $116,835                   $129,534
 CUT-OFF DATE LTV                       59.9%                       66.5%
 MATURITY DATE LTV                      48.4%                       53.7%
 UW DSCR ON NCF                         1.56x                       1.41x
--------------------------------------------------------------------------------

(1)   The Edgewater Hotel Loan is split into a pooled component that supports distributions on the Certificates (other than the Class EH Certificates)
      and a non-pooled component that supports distributions on the Class EH
      Certificates.

(2)   The capital improvement reserve represents a general reserve for deferred maintenance.

(3)   The Replacement reserve represents an amount escrowed monthly for the first 12 payments, and thereafter an amount equal to the greater of
      $59,775 or 1/12th of 4% of gross revenue.

(4)   Future unsecured debt permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                            Seattle, WA
 PROPERTY TYPE                                       Hospitality -- Full Service
 SIZE (ROOMS)                                                                236
 OCCUPANCY AS OF OCTOBER 31, 2004                                          79.5%
 YEAR BUILT / YEAR RENOVATED                                         1962 / 2000
 APPRAISED VALUE                                                     $46,000,000
 PROPERTY MANAGEMENT                                         Westgroup Edgewater
 UW ECONOMIC OCCUPANCY                                                     72.0%
 UW REVENUES                                                         $17,932,640
 UW TOTAL EXPENSES                                                   $13,289,435
 UW NET OPERATING INCOME (NOI)                                        $4,643,205
 UW NET CASH FLOW (NCF)                                               $3,746,573
--------------------------------------------------------------------------------

                                     S-210

--------------------------------------------------------------------------------
                      THE EDGEWATER HOTEL FACILITY SUMMARY
--------------------------------------------------------------------------------
  TYPES OF ROOMS                                                   NO. OF ROOMS
--------------------------------------------------------------------------------
  Single Queen ...................................................    63
  Single King ....................................................    99
  Double Double ..................................................    69
  Family Suite ...................................................     1
  Standard Suite .................................................     3
  Presidential Suite .............................................     1
                                                                   -----
  TOTAL ..........................................................   236
                                                                   =====

--------------------------------------------------------------------------------
  MEETING/BANQUET ROOMS                                             SQUARE FEET
--------------------------------------------------------------------------------
  Olympic ........................................................ 2,600
  Terrace ........................................................   450
  Rainier ........................................................ 1,370
  Cascade I & II ................................................. 1,460
  Waterfront Suite ...............................................   500
  Waterfront Boardroom ...........................................   350
  Waterfront Boardroom ...........................................   350
  Waterfront Boardroom ...........................................   350
  Waterfront Boardroom ...........................................   350
                                                                   -----
  TOTAL .......................................................... 7,780
                                                                   =====

--------------------------------------------------------------------------------
  FOOD AND BEVERAGE                                                   SEATING
--------------------------------------------------------------------------------
  Restaurant .....................................................   179
  Lounge .........................................................    90
                                                                   -----
  TOTAL ..........................................................   269
                                                                   =====

                                     S-211

THE MORTGAGE LOAN SELLERS

     The Depositor will acquire the Mortgage Loans from the Mortgage Loan
Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a "Mortgage Loan Purchase Agreement" and together, the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers originated the Mortgage Loans as described above under "--Mortgage Loan History".

     One hundred twenty (120) of the Mortgage Loans (the "Wachovia Mortgage
Loans"), representing 80.0% of the Cut-Off Date Pool Balance (105 Mortgage
Loans in Loan Group 1 or 79.1% of the Cut-Off Date Group 1 Balance and 15
Mortgage Loans in Loan Group 2 or 87.6% of the Cut-Off Date Group 2 Balance)
were originated by Wachovia Bank, National Association ("Wachovia"). Wachovia
is a national banking association whose principal offices are located in
Charlotte, North Carolina. Wachovia's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. Wachovia
is a wholly-owned subsidiary of Wachovia Corporation, which, as of September
30, 2004, had total assets of $437 billion. Wachovia is acting as the Master
Servicer and a Special Servicer. Wachovia Capital Markets, LLC is acting as an
Underwriter for this transaction and is an affiliate of Wachovia.

     Twenty-three (23) of the Mortgage Loans (the "Countrywide Mortgage
Loans"), representing 11.7% of the Cut-Off Date Pool Balance (13.1% of the
Cut-Off Date Group 1 Balance) were originated by Countrywide Real Estate
Finance, Inc. ("Countrywide"), a California corporation, whose principal offices are located in Calabasas, California. Countrywide Securities
Corporation is acting as an Underwriter for this transaction and is an affiliate of Countrywide.

     Forty (40) of the Mortgage Loans (the "Artesia Mortgage Loans"),
representing 8.3% of the Cut-Off Date Pool Balance (35 Mortgage Loans in Loan
Group 1 or 7.8% of the Cut-Off Date Group 1 Balance and 5 Mortgage Loans in
Loan Group 2 or 12.4% of the Cut-Off Date Group 2 Balance) were originated by
Artesia Mortgage Capital Corporation ("Artesia"). Artesia is a Delaware
corporation engaged in the business of originating and securitizing US commercial mortgage loans. Its principal offices are located in the Seattle suburb of Issaquah, Washington. Artesia is a wholly-owned subsidiary of Dexia
Bank which is rated "AA+" by Fitch, "AA" by S&P and "Aa2" by Moody's. Dexia
Bank is part of Dexia Group, a diversified financial services firm located in
Brussels, Belgium with a balance sheet of 350 billion EUR ($441 billion) and a stock market capitalization of approximately 16 billion EUR ($20 billion) as of
December 2003.

     Wachovia has no obligation to repurchase or substitute any of the Artesia
Mortgage Loans or the Countrywide Mortgage Loans. Countrywide has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans or the Artesia
Mortgage Loans. Artesia has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans or the Countrywide Mortgage Loans.

     All information concerning the Wachovia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by
Wachovia. All information concerning the Countrywide Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Countrywide Real Estate Finance, Inc. All information concerning the Artesia
Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Artesia Mortgage Capital Corporation.

UNDERWRITING STANDARDS

     General. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien mortgage loans for securitization. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking operation is staffed by real estate professionals. Each Mortgage Loan Seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan application, the respective Mortgage Loan Seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

                                     S-212

     Loan Analysis. Generally, each Mortgage Loan Seller performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Each Mortgage Loan Seller typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Each Mortgage Loan
Seller generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of the applicable Mortgage Loan Seller or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more provisions of the guidelines were waived or modified by the related Mortgage
Loan Seller where it was determined not to adversely affect the Mortgage Loans originated by it in any material respect. Three (3) Mortgage Loans (loan numbers 139, 177 and 179) representing 0.3% of the Cut Off Date Pool Balance (2
Mortgage Loans in Loan Group 1 or 0.1% of the Cut-Off Date Group 1 Balance and
1 Mortgage Loan in Loan Group 2 or 1.5% of the Cut-Off Date Group 2 Balance),
sold to the Depositor by Wachovia, were originated by Cadim TACH Inc. or its affiliate. See "RISK FACTORS--Potential Conflicts of Interest" in this prospectus supplement.

     Loan Approval. Prior to commitment, all Mortgage Loans must be approved by the applicable Mortgage Loan Seller's credit committee in accordance with its credit policies.

     Debt Service Coverage Ratio and LTV Ratio. Each Mortgage Loan Seller's
underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. The debt service coverage ratio guidelines are generally calculated based on net cash flow at the time of origination. In addition, each Mortgage Loan Seller's underwriting guidelines generally permit a maximum amortization period of 30 years and, with respect to loans with interest only periods, a maximum amortization period of 30 years following the interest only period. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the Mortgage Loans originated by such Mortgage Loan
Seller may vary from these guidelines.

     Escrow Requirements. Generally, each Mortgage Loan Seller requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each Mortgage Loan Seller are as follows:

     o   Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the Mortgage Loan Seller with sufficient funds to satisfy all taxes and assessments. Each Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

     o   Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the Mortgage Loan
         Seller with sufficient funds to pay all insurance premiums. Each
         Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

     o   Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. An originator of a
         Mortgage Loan may waive this escrow requirement under certain circumstances.

     o   Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, the Mortgage Loan Seller generally

                                     S-213

         requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan.

     o   Tenant Improvement/Lease Commissions--In most cases, various tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan
Seller to deliver to the Trustee or to a document custodian appointed by the
Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan originated by the applicable Mortgage Loan Seller
(the "Mortgage File"): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the
Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and
(subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases
(if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix)
any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan
Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to such Mortgage Loan; (xii) any intercreditor agreement relating to permitted debt (including mezzanine debt) of the mortgagor; (xiii) copies of any loan agreement, escrow agreement, or security agreement relating to such Mortgage
Loan; and (xiv) a copy of any letter of credit and related transfer documents related to such Mortgage Loan. Notwithstanding the foregoing, with respect to the 180 Maiden Lane Loan and the 175 West Jackson Loan, the 2004-C15 Trustee
will hold the original documents related to the 180 Maiden Lane Loan and the
175 West Jackson Loan for the benefit of the 2004-C15 Trust Fund and the Trust
Fund, other than the related Mortgage Notes which will be held by the Trustee under the Pooling Agreement.

     As provided in the Pooling Agreement, the Trustee or a Custodian on its
behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any

                                     S-214

Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable Mortgage Loan, the interest of the trust or the interests of any Certificateholder, the applicable
Mortgage Loan Seller, if it does not deliver the document or cure the defect
(other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage
Loan Seller's receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase
Price") generally equal to the sum of (i) the unpaid principal balance of such
Mortgage Loan (including with respect to the Edgewater Hotel Loan, the
Edgewater Hotel Non-Pooled Component and with respect to the Thousand Oaks
Medical Office Building Loan, the Thousand Oaks Medical Office Building
Non-Pooled Component), (ii) the unpaid accrued interest on such Mortgage Loan
(calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain
Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master
Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) other than with respect to the Edgewater Hotel
Loan and the Thousand Oaks Medical Office Building Loan, substitute a Qualified
Substitute Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified
Substitute Mortgage Loan as of the date of substitution (the "Substitution
Shortfall Amount"); provided that, unless the breach would cause the Mortgage
Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller will generally have an additional
90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided further, no such document omission or defect (other than with respect to the
Mortgage Note, the Mortgage, the title insurance policy, the ground lease, any letter of credit, any franchise agreement, comfort letter and comfort letter transfer document (the "Core Material Documents")) will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related
Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. With respect to material document defects other than those involving the Core Material Documents, any applicable cure period may be extended if the document involved is not needed imminently. Such extension will end upon 30 days notice of such need as reasonably determined by the Master
Servicer or Special Servicer (with a possible 30 day extension if the Master
Servicer or Special Servicer agrees that the applicable Mortgage Loan Seller is diligently pursuing a cure). All material document defects regardless of the document involved will be cured no later than 2 years after the Closing Date;
provided, however, that the initial 90-day cure period described herein will not be reduced.

     The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The Pooling Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the third preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Assignment of Mortgage Assets; Repurchases" in the prospectus.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated
Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan;

                                     S-215

(iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a
360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than then current loan-to-value ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable
Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage
Loan; (x) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution
Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution;
(xiv) have been approved by the Controlling Class Representative; (xv) not be
substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the
REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling Agreement; and (xvi) become a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage
Loan shall have a Mortgage Rate, net of the related Administrative Cost Rate, that is less than the highest Pass-Through Rate of any Class of Sequential Pay
Certificates then outstanding bearing a fixed rate. When a Qualified Substitute
Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable
Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee. Notwithstanding the foregoing, no substitutions will be permitted for the Edgewater Hotel Loan or the Thousand Oaks Medical
Office Building Loan.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan
Seller has represented and warranted with respect to each Mortgage Loan
(subject to certain exceptions specified in each Mortgage Loan Purchase
Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

          (i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the Cut-Off
     Date;

          (ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage
     Loan;

          (iii) immediately prior to the sale, transfer and assignment to the
     Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan;

          (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

          (v) each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the

                                     S-216

     related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such
     Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and the applicable Mortgage Loan Seller has no knowledge of any such rights, defenses or counterclaims having been asserted;

          (vii) each related assignment of Mortgage and assignment of assignment of leases from the applicable Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

          (viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,
     (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the
     Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage
     Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property,
     (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e)
     the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the
     Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage
     Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

          (ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

                                     S-217

          (x) each Mortgaged Property was covered by (1) a fire and extended perils included within the classification "All Risk of Physical Loss"
     insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the replacement cost of improvements located on such
     Mortgaged Property, with no deduction for depreciation, or the outstanding principal balance of the Mortgage Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (2)
     business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; and (3)
     comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by prudent commercial mortgage lenders, but not less than $1 million; such insurance is required by the Mortgage or related Mortgage Loan documents and was in full force and effect with respect to each related Mortgaged Property at origination and to the knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage is in full force and effect with respect to each Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; except for certain amounts not greater than amounts which would be considered prudent by a commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either to the repair or restoration of the related
     Mortgaged Property with mortgagee or a third-party custodian acceptable to mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or the reduction of the outstanding principal balance of the
     Mortgage Loan and accrued interest thereon; to the Mortgage Loan Seller's knowledge, the insurer with respect to each policy is qualified to do business in the relevant jurisdiction to the extent required; the insurance policies contain a standard mortgagee clause or names the mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced without 30 days prior written notice to the mortgagee (or, with respect to non-payment of premiums, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law; and each Mortgage requires that the mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above;

          (xi) as of the Closing Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment; and

          (xii) one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property during the
     18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).

     In the case of a breach of any of the representations and warranties in any Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan, the interests of the trust therein or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase
Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount (other than with respect to the Edgewater
Hotel Loan and the Thousand Oaks Medical Office Building Loan, for which no substitution is permitted) or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day

                                     S-218

period to cure such breach if it is diligently proceeding with such cure. Each
Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the
Depositor.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan
Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the
Depositor, and none of the Depositor nor any of such party's affiliates (except with respect to Wachovia Bank, National Association in its capacity as a
Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller's representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

     With respect to any Mortgage Loan which has become a Defaulted Mortgage
Loan under the Pooling Agreement or with respect to which the related Mortgaged
Property has been foreclosed and which is the subject of a repurchase claim under the related Mortgage Loan Purchase Agreement, the Special Servicer with the consent of the Controlling Class Representative will be required to notify the related Mortgage Loan Seller in writing of its intention to sell such
Defaulted Mortgage Loan or such foreclosed Mortgaged Property at least 45 days prior to commencing any such action. Such Mortgage Loan Seller shall have 10 business days to determine whether or not to consent to such sale. If such
Mortgage Loan Seller does not consent to such sale, the Special Servicer shall contract with a third party set forth in the Pooling Agreement (a
"Determination Party") as to the merits of such sale. If the related
Determination Party determines that the proposed sale is reasonable, given the circumstances, and subsequent to such sale, a court of competent jurisdiction determines that such Mortgage Loan Seller was liable under the related Mortgage
Loan Purchase Agreement and required to repurchase such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof, then such Mortgage Loan
Seller will be required to pay an amount equal to the difference (if any)
between the proceeds of the related action and the price at which such Mortgage
Loan Seller would have been obligated to pay had such Mortgage Loan Seller repurchased such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof which shall generally include the costs related to contracting with the Determination Party. In the event that (a) the Special Servicer ignores the determination of the Determination Party and liquidates the related
Defaulted Mortgage Loan or REO Property and/or (b) a court of competent jurisdiction determines that such Mortgage Loan Seller was not obligated to repurchase the related Defaulted Mortgage or REO Property, the costs of contracting with the Determination Party will constitute Additional Trust Fund
Expenses, and the Mortgage Loan Seller will not be liable for any such difference.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage Loans;
Repurchases and Substitutions" or "--Representations and Warranties;
Repurchases and Substitutions", (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a "Crossed
Loan" and, collectively, a "Crossed Group"), and (iii) the applicable document omission or defect (a "Defect") or breach of a representation and warranty (a
"Breach") does not constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other
Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided above in
"--Assignment of the Mortgage Loans; Repurchases and Substitutions" or
"--Representations and Warranties; Repurchases and Substitutions" unless: (i)
the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed
Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related

                                     S-219

Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the
Crossed Loans in the related Crossed Group.

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed
Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the
Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the
Crossed Loans held by such party, then both parties have agreed in the related
Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. "Primary Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off
Date will be made and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the applicable
Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the
Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling Agreement, with the Securities and
Exchange Commission within fifteen days after the initial issuance of the
Offered Certificates.

                                     S-220

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     Wachovia Bank, National Association ("Wachovia"), as Master Servicer and
Special Servicer (with respect to the 17 Battery Place Loan only), either directly or through sub-servicers, is required to service and administer the
Mortgage Loans (other than the 180 Maiden Lane Loan and the 175 West Jackson
Loan) for the benefit of the Certificateholders, and the Companion Loans (other than the 180 Maiden Lane Companion Loans and the 175 West Jackson Companion
Loans) for the holder of such Companion Loans, in accordance with applicable law, the terms of the Pooling Agreement, the terms of the related Intercreditor
Agreement, if applicable, and the terms of the respective Mortgage Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which Wachovia generally services and administers similar mortgage loans with similar borrowers (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or
(ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the trust or, if a Co-Lender Loan (other than the 180 Maiden Lane Loan and the 175 West
Jackson Loan) and its related Companion Loan(s) (a "Loan Pair") are involved, with a view towards the maximization of recovery on such Loan Pair to the
Certificateholders, the holder of the related Companion Loan and the Trust Fund
(as a collective whole, taking into account that the Subordinate Companion
Loans are subordinate to the related Mortgage Loans and that the Pari Passu
Companion Loans are pari passu in right of entitlement to payment to the related Mortgage Loan, to the extent set forth in the related Intercreditor
Agreement), and (c) without regard to (i) any relationship that Wachovia or any affiliate thereof, may have with the related borrower, the Mortgage Loan
Sellers or any other party to the Pooling Agreement or any affiliate thereof;
(ii) the ownership of any Certificate or Companion Loan by Wachovia or by any
affiliate thereof; (iii) the right of Wachovia to receive compensation or other fees for its services rendered pursuant to the Pooling Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this prospectus supplement); (v) the ownership, servicing or management by Wachovia or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of Wachovia, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any
obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt Wachovia or any affiliate thereof has extended to any obligor or any affiliate thereof on a Mortgage Note (the foregoing referred to as the
"Wachovia Servicing Standard").

     GMAC Commercial Mortgage Corporation, as Special Servicer (other than with respect to the 17 Battery Place Loan), for so long as it is the Special
Servicer, will be required to service and administer the Mortgage Loans and any
REO Properties that it is obligated to service and administer pursuant to the
Pooling Agreement, on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (or, with respect to a Loan Pair, in the best interests of and for the benefit of the Certificateholders and the holder of the related Companion Loan), as determined by the Special Servicer in its good faith and reasonable judgment, in accordance with applicable law, the terms of the Pooling Agreement and the terms of the respective Mortgage Loan documents (and in the case of a mezzanine loan or a Companion Loan, the terms of the related Intercreditor Agreement) and, to the extent consistent with the foregoing, further as follows: (a) with the same skill, care and diligence as is normal and usual in its mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO Properties that are comparable to the Mortgage Loans, (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a
Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) (or, if a Loan Pair is involved, with a view to the maximization of recovery on such Loan Pair to the Certificateholders and the holder of the related Companion Loan (as a collective whole)), on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of

                                     S-221

a Loan Pair, to the Certificateholders and the holder of the related Companion
Loan) to be performed at the related Net Mortgage Rate (or, in the case of a
Loan Pair, at the weighted average of the Net Mortgage Rates for such Loan
Pair); and (c) without regard to: (i) any other relationship that the Special
Servicer or any of its affiliates may have with the related borrower; (ii) the ownership of any Certificate or interest in any Companion Loan by such Special
Servicer or any of its affiliates; (iii) such Special Servicer's obligation to direct the Master Servicer to make Advances; and (iv) the right of the Special
Servicer to receive reimbursement of costs, or the sufficiency of any compensation payable to it under the Pooling Agreement or with respect to any particular transaction (the foregoing, collectively, the "GMAC Servicing
Standard".

     "Servicing Standard" means (a) with respect to Wachovia Bank, National
Association (or any successor master servicer and/or any special servicer other than GMAC Commercial Mortgage Corporation), the Wachovia Servicing Standard and
(b) with respect to GMAC Commercial Mortgage Corporation, the GMAC Servicing
Standard.

     Generally, for purposes of the servicing provisions described in this section, the term Mortgage Loan excludes the 175 West Jackson Loan and the 180
Maiden Lane Loan. See "--Servicing of the 180 Maiden Lane Loan and the 175 West
Jackson Loan" below for a description of the servicing of the 180 Maiden Lane
Loan and the 175 West Jackson Loan.

     The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans and Companion Loans; provided that the
Master Servicer and the Special Servicer will remain obligated under the
Pooling Agreement for the servicing of the Mortgage Loans (other than the 180
Maiden Lane Loan and the 175 West Jackson Loan). GKK Manager LLC will be appointed as a sub-servicer for the 2004-C15 Special Servicer with respect to the 180 Maiden Lane Loan and may appoint additional sub-servicers with respect to its obligations, and SL Green Funding LLC will be appointed as a sub-servicer for the Special Servicer with respect to the 17 Battery Place Loan on or before the Closing Date. See "RISK FACTORS--Potential Conflicts of
Interest" in this prospectus supplement. The trust will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the
Special Servicer. Each sub-servicer retained thereby will be reimbursed by the
Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or the Special Servicer would be reimbursed under the Pooling Agreement.

     Set forth below, following the subsection captioned "--The Master Servicer and the Special Servicer," is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans and the
Companion Loans (but excluding the 180 Maiden Lane Loan and the 175 West
Jackson Loan and their respective Companion Loans). Reference is also made to the prospectus, in particular to the section captioned "DESCRIPTION OF THE
POOLING AND SERVICING AGREEMENTS", for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Pooling Agreement as they relate to the rights and obligations of the
Master Servicer and the Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the accompanying prospectus and certain additional rights to indemnity as provided in the Pooling Agreement relating to actions taken at the direction of the
Controlling Class Representative (and, in certain circumstances, the holder of a Subordinate Companion Loan), and the Special Servicer rather than the Master
Servicer will perform the servicing duties described in the prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this prospectus supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the accompanying prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time, provided that (i) a willing successor thereto has been found,
(ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv)
the successor accepts appointment prior to the effectiveness of such resignation. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain
Matters Regarding the Master Servicer and the Depositor" in the accompanying prospectus.

                                     S-222

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Wachovia Bank, National Association, in its capacity as Master Servicer under the Pooling Agreement (in such capacity, the "Master Servicer"), will be responsible for servicing the Mortgage Loans (other than Specially Serviced
Mortgage Loans and the REO Properties). In addition, Wachovia Bank, National
Association will act as Special Servicer for the 17 Battery Place Loan.
Although the Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it will be responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling Agreement.

     Wachovia Bank, National Association is a wholly owned subsidiary of
Wachovia Corporation, our affiliate, one of the Mortgage Loan Sellers, one of the Special Servicers and an affiliate of one of the Underwriters. Wachovia
Bank, National Association or one of its affiliates is the holder of the Class
175WJ Certificates, the Class 180ML Certificates, the Class EH Certificates and
the 900 Fourth Avenue Companion Loan. Wachovia Bank, National Association is
also an equity owner of Capital Lease, LP, the holder of the companion loan with respect to the AON Office Building Loan and the sole owner of the related borrower. In addition, Wachovia Bank, National Association is the master servicer under the 2004-C15 Pooling Agreement pursuant to which the 180 Maiden
Lane Whole Loan and the 175 West Jackson Whole Loan are being serviced and is also the special servicer under that securitization for the 180 Maiden Lane
Whole Loan. In addition, Wachovia Bank National Association or one of its affiliates is expected to be appointed a sub-servicer with respect to certain additional funding obligations that relate solely to the 900 Fourth Avenue
Companion Loan. Wachovia Bank, National Association's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North
Carolina 28262.

     As of September 30, 2004, Wachovia Bank, National Association and its
affiliates were responsible for master or primary servicing approximately
15,087 commercial and multifamily loans, totaling approximately $136 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this prospectus supplement concerning
Wachovia Bank, National Association has been provided by Wachovia Bank,
National Association, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information. Wachovia Bank, National Association (apart from its obligations as a Mortgage Loan Seller and except for the information in the first three paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling Agreement, the Certificates, the Mortgage Loans,
this prospectus supplement or related documents.

     Initially, the "Special Servicer" will be (i) GMAC Commercial Mortgage
Corporation. with respect to the Mortgage Loans other than the 17 Battery Place
Loan, and (ii) Wachovia Bank, National Association with respect to the 17
Battery Place Loan. References to the Special Servicer in this prospectus supplement are references to the Special Servicer for an applicable Mortgage
Loan as the context requires.

     GMAC Commercial Mortgage Corporation, a California corporation will be responsible for special servicing any Specially Serviced Mortgage Loans (other than the 180 Maiden Lane Loan, the 175 West Jackson Loan and the 17 Battery
Place Loan and any related REO Properties) and REO Properties. The principal executive offices of the Special Servicer are located at 550 California Street,
12th Floor, San Francisco, California 94014. The Special Servicer and its
subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) acquiring, developing, managing and repositioning commercial and multifamily residential real estate properties, (ii) acquiring (often in partnership with financial institutions or real estate funds) and managing portfolios of mortgage loans and other real estate assets, (iii) investing in unrated and non investment grade rated commercial mortgage backed securities as to which GMAC Commercial Mortgage
Corporation has the right to be special servicer, and (iv) making high yielding real estate related loans and equity investments. As of August 31, 2004, the
Special Servicer and its affiliates were responsible for performing certain special servicing functions with respect to commercial and multifamily loans totaling approximately $94.6 billion. GMAC Commercial Mortgage Corporation will make no representations as to the validity or sufficiency of the Pooling
Agreement, the Certificates, the Mortgage Loans or this prospectus supplement.

                                     S-223

     Wachovia Bank, National Association's principal special servicing offices are located at 301 South College Street, TW-16, Charlotte, North Carolina
28288. As of September 30, 2004, Wachovia Bank, National Association served as the special servicer on 29 mortgage-backed securitization transactions encompassing 280 commercial and multifamily mortgage loans with an aggregate principal balance of approximately $12.2 billion.

     Each Special Servicer and their respective affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund.
Accordingly, the assets of either Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth herein regarding GMAC Commercial Mortgage
Corporation has been provided by GMAC Commercial Mortgage Corporation and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     With respect to the Mortgage Loans (other than the Edgewater Hotel Loan), the Pooling Agreement permits the holder (or holders) of the majority of the
Voting Rights allocated to the Controlling Class to replace the Special
Servicer and to select a representative (the "Controlling Class
Representative") who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. Notwithstanding anything contained in this prospectus supplement to the contrary, the holders of the Companion Loans may have the ability to exercise some or all of the rights of the Controlling Class and the Controlling
Class Representative as well as certain additional rights as more fully described in "--The Controlling Class Representative" below including with respect to (a) the 900 Fourth Avenue Loan, the right to replace the Special
Servicer solely with respect to the 900 Fourth Avenue Loan during any time that no 900 Fourth Avenue Control Appraisal Period exists and the principal balance of the 900 Fourth Avenue Companion Loan is not less than $3,000,000 and (b) the
17 Battery Place Loan, the right to replace the Special Servicer solely with respect to the 17 Battery Place Loan during any time that no 17 Battery Place
Control Appraisal Period exists. The Controlling Class Representative with respect to the Mortgage Loans (other than the Edgewater Hotel Loan) is selected by holders of Certificates representing more than 50% of the Certificate
Balance of the Controlling Class. The Controlling Class Representative with respect to the Edgewater Hotel Loan is appointed first by the holder of a majority of the Class EH Certificates until the Component Principal Balance of the Edgewater Hotel Non-Pooled Component minus the portion of any Appraisal
Reduction Amount allocable to the Edgewater Hotel Non-Pooled Component is less than 25% of its original Component Principal Balance, and then by the holders of Certificates representing more than 50% of the Certificate Balance of the
Controlling Class; provided that the Controlling Class Representative with respect to the Edgewater Hotel Loan may not be the related borrower or an affiliate of the related borrower. See "--The Controlling Class Representative"
below. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an event of default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The "Controlling Class" is the Class of Sequential Pay Certificates,
(i) which bears the lowest payment priority and (ii) the Certificate Balance of which is greater than 25% of its original Certificate Balance; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (ii)
above, the Controlling Class shall be the outstanding Class of Sequential Pay
Certificates bearing the lowest payment priority. The Class A-1, Class A-2,
Class A-3, Class A-PB, Class A-4 and Class A-1A Certificates will be treated as one Class for determining the Controlling Class.

     The 2004-C15 Pooling Agreement permits, so long as a 175 West Jackson
Control Appraisal Period has not occurred and is continuing, the holder (or holders) of a majority (by aggregate certificate balance) of the class of Class
175WJ Certificates bearing the latest alphabetical designation and for which no
175WJ Certificate Control Transfer Period has occurred to replace the 2004-C15
Special Servicer with respect to the 175 West Jackson Whole Loan and the holder
(or holders) of a majority (by aggregate certificate balance) of the class of
Class 175WJ Certificates bearing the latest alphabetical designation and for which no 175WJ Certificate Control Transfer Period has occurred will be entitled to select a representative (the "175 West Jackson Representative") who may advise the 2004-C15 Special Servicer and whose approval is required for certain actions by the 2004-C15 Special Servicer with respect to the 175 West
Jackson Whole Loan under certain circumstances. Such holder (or holders) would be required

                                     S-224

to pay all out of pocket costs related to the transfer of servicing if the
2004-C15 Special Servicer were replaced other than due to an event of default, including without limitation, any costs relating to rating agency confirmation and legal fees associated with the transfer. See "--The Controlling Class
Representative" in this prospectus supplement and the accompanying prospectus.

     The Special Servicer is responsible for servicing and administering any
Mortgage Loan (other than the 180 Maiden Lane Loan and the 175 West Jackson
Loan) or Companion Loan (other than the 180 Maiden Lane Companion Loans and the
175 West Jackson Companion Loans) as to which (a) the related mortgagor has (i)
failed to make within 60 days of the date due any Balloon Payment unless the
Master Servicer has, on or prior to such 60th day, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan or Companion Loan within 120 days after the due date of such
Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, a Servicing Transfer Event will be deemed to have occurred), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days;
(b) the Master Servicer or the Special Servicer (in the case of the Special
Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith reasonable judgment and in accordance with the
Servicing Standard, based on communications with the related mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) or any other default under the applicable Mortgage Loan documents that would (with respect to such other default) materially impair the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the
Mortgage Loan (or, if no grace period is specified, for 60 days and provided, that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the mortgage loan documents to be insured against pursuant to the terms of the Pooling Agreement) that the Master
Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing
Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the
Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property;
(f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;
(g) the Master Servicer shall have force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related borrower to maintain or cause such insurance to be maintained and (1)
subsequent to such force placement such borrower fails to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism for a period of 60 days (or such shorter time period as the
Controlling Class Representative may consent to) or (2) the Master Servicer fails to have been reimbursed for any Servicing Advances made in connection with the force placement of such insurance coverage (unless the circumstances giving rise to such forced placement of such insurance coverage have otherwise been cured and the Master Servicer has been reimbursed for any Servicing
Advances made in connection with the forced placement of such insurance coverage); or (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related
Mortgaged Property (each event described in clauses (a) through (h) above, a
"Servicing Transfer Event").

                                     S-225

     In general, as long as a Co-Lender Loan (other than the 180 Maiden Lane
Loan and the 175 West Jackson Loan) is owned by the trust, each related
Companion Loan will be serviced and administered under the Pooling Agreement as if it were a Mortgage Loan and the holder of the related promissory note were a
Certificateholder. If a Companion Loan (other than the 180 Maiden Lane
Companion Loans or the 175 West Jackson Companion Loans) becomes specially serviced, then the Co-Lender Loan will become a Specially Serviced Mortgage
Loan. If a Co-Lender Loan (other than the 180 Maiden Lane Loan or the 175 West
Jackson Loan) becomes a Specially Serviced Mortgage Loan, then the related
Companion Loan will become a Specially Serviced Mortgage Loan.

     If any amounts due under a Co-Lender Loan or the related Subordinate
Companion Loans are accelerated after an event of default under the applicable
Mortgage Loan documents, the holder of the related Subordinate Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement.

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan
(other than the 180 Maiden Lane Loan or the 175 West Jackson Loan) or a related
Companion Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan and Companion
Loan to the Special Servicer. Notwithstanding such transfer, the Master
Servicer will continue to receive payments on such Mortgage Loan and/or
Companion Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and Companion Loan, and to make remittances (including, if necessary, P&I Advances) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an
"REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof.

     Mortgage Loans and Companion Loans serviced by the Special Servicer are referred to in this prospectus supplement as "Specially Serviced Mortgage
Loans" and, together with any REO Properties, constitute "Specially Serviced
Trust Fund Assets". The Master Servicer has no responsibility for the Special
Servicer's performance of its duties under the Pooling Agreement.

     A Mortgage Loan (other than the 180 Maiden Lane Loan or the 175 West
Jackson Loan) or Companion Loan (other than the 180 Maiden Lane Companion Loans or the 175 West Jackson Companion Loans) will cease to be a Specially Serviced
Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the
Master Servicer will re-assume servicing responsibilities):

       (a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

       (b) with respect to any of the circumstances described in clauses (b),
    (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the
    Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

       (c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

       (d) with respect to the circumstances described in clause (h) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

SERVICING OF THE 180 MAIDEN LANE LOAN AND THE 175 WEST JACKSON LOAN

     The 180 Maiden Lane Loan and the 175 West Jackson Loan, and any related
REO Property, are being serviced under the pooling and servicing agreement which governs the 2004-C15 Transaction (the

                                     S-226

"2004-C15 Pooling Agreement"). Accordingly, the master servicer under the
2004-C15 Pooling Agreement (the "2004-C15 Master Servicer") and/or the trustee under the 2004-C15 Pooling Agreement (the "2004-C15 Trustee") will generally make advances and remit collections on the 180 Maiden Lane Loan and the 175
West Jackson Loan to or on behalf of the Trust Fund. The servicing arrangements under the 2004-C15 Pooling Agreement are generally similar (but are not identical) to the servicing arrangements under the Pooling Agreement.

     In that regard:

     o   Wachovia Bank, National Association is both the 2004-C15 Master
         Servicer and, with respect to the 180 Maiden Lane Loan, is the special servicer under the 2004-C15 Pooling Agreement (the "2004-C15 Special
         Servicer") and the 2004-C15 Special Servicer with respect to the each of the other mortgage loans serviced under the 2004-C15 Pooling
         Agreement (which includes the 175 West Jackson Loan) is Clarion
         Partners, LLC.

     o   The 2004-C15 Trustee is Wells Fargo Bank, N.A., who will be the mortgagee of record for the 180 Maiden Lane Loan and the 175 West
         Jackson Loan.

     o   The Master Servicer, the Special Servicer or the Trustee under the
         Pooling Agreement will have no obligation or authority to (a) supervise the 2004-C15 Master Servicer, the 2004-C15 Special Servicer or 2004-C15
         Trustee or (b) make servicing advances with respect to the 180 Maiden
         Lane Loan or the 175 West Jackson Loan. The obligation of the Master
         Servicer to provide information and collections to the Trustee and the
         Certificateholders with respect to the 180 Maiden Lane Loan and the 175
         West Jackson Loan is dependent on its receipt of the corresponding information and collection from the 2004-C15 Master Servicer or the
         2004-C15 Special Servicer.

     o   In accordance with the terms of the related Intercreditor Agreement and the 2004-C15 Pooling Agreement, after a 180 Maiden Lane Control
         Appraisal Period or a 175 West Jackson Control Appraisal Period has
         occurred and is continuing, subject to the exceptions described below under "--The Controlling Class Representative", the Controlling Class
         Representative will generally share with the 2004-C15 Controlling Class
         Representative (as defined in this prospectus supplement) the rights given to the 2004-C15 Controlling Class Representative under the
         2004-C15 Pooling Agreement to direct the servicing of the 180 Maiden
         Lane Loan or the 175 West Jackson Loan, as applicable. Prior to the occurrence of a 180 Maiden Lane Control Appraisal Period or a 175 West
         Jackson Control Appraisal Period, neither the Controlling Class
         Representative nor the 2004-C15 Controlling Class Representative will be entitled to exercise any of the rights and powers set forth in the
         2004-C15 Pooling Agreement with respect to the 180 Maiden Lane Loan or the 175 West Jackson Loan, as applicable, and, instead, the holders of the 180 Maiden Lane Subordinate Companion Loans or the 175 West Jackson
         Subordinate Companion Loan, as more particularly described in this prospectus supplement will have the right to direct the servicing and/or the administration of the 180 Maiden Lane Loan or the 175 West
         Jackson Loan, as the case may be. See "--The Controlling Class
         Representative" below.

     o   Pursuant to the 2004-C15 Pooling Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the 180
         Maiden Lane Loan or the 175 West Jackson Loan will be generally the same as under the Pooling Agreement.

     o   The Master Servicer will be required to make P&I Advances with respect to the 180 Maiden Lane Loan and the 175 West Jackson Loan that the
         2004-C15 Master Servicer or the 2004-C15 Trustee are required but fail to make, unless the 2004-C15 Master Servicer, the 2004-C15 Trustee or the Master Servicer, after receiving the necessary information from the
         2004-C15 Master Servicer, has determined that such advance would not be recoverable from collections on the 180 Maiden Lane Loan or the 175
         West Jackson Loan.

     o   If the 2004-C15 Master Servicer determines that a servicing advance it made with respect to the 180 Maiden Lane Loan or the 175 West Jackson
         Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed from general collections on all Mortgage
         Loans.

                                     S-227

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The "Master Servicing
Fee" is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan and each Specially Serviced Mortgage
Loan (and from REO Revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate ranging from 0.0400% to 0.1100%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be approximately 0.0406% per annum. The
Master Servicer will not be entitled to receive a separate fee with respect to a Companion Loan unless such fee is expressly set forth in the related
Intercreditor Agreement. Otherwise, all references in this Section to "Mortgage
Loans" will include the Companion Loans unless otherwise specified. In addition, with respect to the Edgewater Hotel Loan and the Thousand Oaks
Medical Office Building Loan, all references in this section to "Mortgage
Loans" include the Edgewater Hotel Non-Pooled Component and the Thousand Oaks
Medical Office Building Non-Pooled Component.

     The 180 Maiden Lane Loan and the 175 West Jackson Loan will be serviced by the 2004-C15 Master Servicer. Notwithstanding the foregoing, the Master
Servicer shall receive a Master Servicing Fee with respect to the 180 Maiden
Lane Loan and the 175 West Jackson Loan at a Master Servicing Fee Rate of
0.0200%.

     If a borrower prepays a Mortgage Loan on a date that is prior to its Due
Date in any Collection Period, the amount of interest (net of related Master
Servicing Fees and, if applicable, Additional Interest) that accrues on the
Mortgage Loan during such Collection Period will be less (such shortfall, a
"Prepayment Interest Shortfall") than the amount of interest (net of related
Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date.
If such a principal prepayment occurs during any Collection Period after the
Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a
"Prepayment Interest Excess") the amount of interest (net of related Master
Servicing Fees, and without regard to any Prepayment Premium or Yield
Maintenance Charge actually collected) that would have been collected on the
Mortgage Loan during such Collection Period if the borrower had not prepaid.
Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each
Distribution Date, the Master Servicer is required to deposit into the
Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction and other than any Companion Loan not owned by the Trust) that was subject to a voluntary
Principal Prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.02% per
annum) received by the Master Servicer during such Collection Period on such
Mortgage Loan and (b) investment income earned by the Master Servicer on the related Principal Prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall; provided, however, to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer's failure to enforce the applicable Mortgage Loan documents, the amount in clause (a) shall include the entire Master Servicing
Fee on the applicable Mortgage Loan for such Collection Period. Compensating
Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO
Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the "Servicing Fees") and, under the circumstances described in this prospectus supplement, Liquidation Fees and Workout Fees. The
"Special Servicing Fee" is calculated on the basis of a 360-day year consisting of twelve 30-day

                                     S-228

months, accrues at a rate (the "Special Servicing Fee Rate") equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be. However, earned Special Servicing
Fees are payable out of general collections on the Mortgage Loans then on deposit in the certificate account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan. The Special Servicer is entitled to a
"Liquidation Fee" with respect to each Specially Serviced Trust Fund Asset, which Liquidation Fee generally will be in an amount equal to 1.00% of all amounts received in respect of such Mortgage Loan or the related REO Property, as applicable, payable by withdrawal from such amounts on deposit in the
Certificate Account. However, no Liquidation Fee will be payable in connection with, or out of, insurance proceeds or liquidation proceeds resulting from the purchase of any Specially Serviced Trust Fund Asset (i) by a Mortgage Loan
Seller (as described under "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the
Mortgage Loans; Repurchases and Substitutions" and "--Representations and
Warranties; Repurchases and Substitutions" in this prospectus supplement) if purchased within the required time period set forth in the related Mortgage
Loan Purchase Agreement, (ii) by the Master Servicer, the Special Servicer, the
Majority Subordinate Certificateholder or the purchasing Certificateholder as described under "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement or (iii) in certain other limited circumstances, including in connection with the purchase of the Co-Lender Loans as described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement. The Special Servicer also is entitled to a "Workout Fee" with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan, payable by withdrawal from such amounts on deposit in the Certificate Account. If the Special Servicer is
terminated or resigns, it will retain the right to receive any and all Workout
Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage
Loan during the period that it acted as Special Servicer and remained a
Corrected Mortgage Loan at the time of its termination or resignation or if the
Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage
Loan to be a Specially Serviced Mortgage Loan, but the Mortgage Loan had not as
of the time the Special Servicer is terminated or resigns become a Corrected
Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage
Loan as a result of making such three consecutive payments. The successor
Special Servicer will not be entitled to any portion of those Workout Fees.

     As additional servicing compensation, the Master Servicer and/or the
Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption application fees, late payment charges and default interest (to the extent not used to offset interest on Advances, Additional
Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or
Liquidation Fees) and the cost of property inspections as provided in the
Pooling Agreement) and Prepayment Interest Excesses collected from borrowers on
Mortgage Loans. In addition, to the extent the Master Servicer or the Special
Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses (other than
Special Servicing Fees, Workout Fees and/or Liquidation Fees) related to such
Mortgage Loan has been paid and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the
Trust Fund for such payment of interest or Additional Trust Fund Expenses. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special
Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling Agreement.

                                     S-229

     Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. However, each of the Master
Servicer and Special Servicer is permitted to pay certain of such expenses
(including certain expenses incurred as a result of a Mortgage Loan default)
directly out of the Certificate Account and at times without regard to the
Mortgage Loan with respect to which such expenses were incurred. See
"DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account"
and "--Servicing Compensation and Payment of Expenses" in the prospectus.

     As and to the extent described in this prospectus supplement under
"DESCRIPTION OF THE CERTIFICATES--P&I Advances", each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan during the Collection Period in which such reimbursement is made and then from general collections on the
Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such
Mortgage Loan has been paid from general collections on deposit in the
Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holder of any related
Companion Loan and subject to non-binding consultation rights of the holder of the Thousand Oaks Medical Office Building Non-Pooled Component) to modify, waive or amend any term of any Mortgage Loan (other than the 180 Maiden Lane
Loan and the 175 West Jackson Loan) if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and the Special
Servicer determines that such modification, waiver or amendment is not
"significant" within the meaning of Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield
Maintenance Charge or permit a principal prepayment during the applicable
Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related
Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of then aggregate current principal balances of all Mortgage Loans or $35,000,000, or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer of (A) the related Mortgaged Property or any interest therein or (b) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any additional lien on the related
Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of then aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.20x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, or (vi) in the good faith,

                                     S-230

reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans (other than the 180 Maiden Lane Loan and the 175 West
Jackson Loan), subject to certain rights of the holders of any related
Companion Loan, the Special Servicer may (i) reduce the amounts owing under any
Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan,
including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan (and the Master Servicer may extend the maturity of Mortgage Loans with an original maturity of five years or less with
Controlling Class approval for up to two six-month extensions), and/or (v)
accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage
Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification, would increase the recovery to Certificateholders on a net present value basis determined in accordance with the Servicing Standard and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any
REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special
Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than any Class X-C or Class X-P
Certificates) then outstanding, or (c) a rate below then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the
Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated
Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the Servicing Standard described under
"--General" above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

     The Special Servicer is required to notify the Trustee, the Master
Servicer, the Controlling Class Representative and the Rating Agencies (and
with respect to the 175 West Jackson Loan, the 175 West Jackson Representative
and the holder of the 175 West Jackson Pari Passu Loan and, with respect to the
Edgewater Hotel Loan, the holder of the Class EH Certificates and, with respect to the Thousand Oaks Medical Office Building Loan, the holder of the Class TO
Certificates) and, with respect to the Co-Lender Loans (other than the 180
Maiden Lane Loan and the 175 West Jackson Loan), subject to certain rights of the holders of the related Companion Loans, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master
Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special
Servicer. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders;
Available Information" in this prospectus supplement.

     For any Mortgage Loan other than a Specially Serviced Mortgage Loan, the
180 Maiden Lane Loan and/or the 175 West Jackson Loan and subject to the rights of the Special Servicer, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling Agreement, including, without limitation, (i) approving certain leasing activity, (ii) approving certain substitute property managers, (iii)
approving certain waivers regarding the timing or need to audit certain financial statements, (iv) approving certain modifications in connection with a

                                     S-231

defeasance permitted by the terms of the applicable mortgage loan documents and
(v) approving certain consents with respect to right-of-ways and easements and consents to subordination of the related Mortgage Loan to such easements or right-of-ways.

     Any modification, extension, waiver or amendment of the payment terms of a
Co-Lender Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the Trust as holder of the
Co-Lender Loan and certain Companion Loans, nor the holder(s) of the related
Companion Loans gain a priority over the other such holder that is not reflected in the related loan documents and the related Intercreditor
Agreement.

     Further, to the extent consistent with the Servicing Standard and subject to the consent of the rights of the holders of the 180 Maiden Lane Subordinate
Companion Loan and the 180 Maiden Lane Junior Subordinate Companion Loan
specified in "--The Controlling Class Representative" below, if, pursuant to a workout or proposed workout, any modification of the terms of the 180 Maiden
Lane Whole Loan would cause (i) the principal balance to be reduced, (ii) the interest rates or scheduled payments to be reduced, (iii) payments of interest or principal to be waived, reduced or deferred, (iv) the maturity date to be modified, or (v) any other term to be adjusted, all payments to the Trust, as holder of the 180 Maiden Lane Loan, and to the holder of the 180 Maiden Lane
Pari Passu Loan, would be made as though such workout did not occur, and the full economic effect of any waiver, reduction or deferral of amounts due under the 180 Maiden Lane Whole Loan would be borne, first, by the holder of the 180
Maiden Lane Junior Subordinate Companion Loan (up to the principal balance of the related note and accrued interest thereon), second, by the holder of the
180 Maiden Lane Subordinate Companion Loan (up to the principal balance of the related note and accrued interest thereon), and finally by the Trust, as holder of the 180 Maiden Lane Loan, and the holder of the 180 Maiden Lane Pari Passu
Loan.

THE CONTROLLING CLASS REPRESENTATIVE

     Subject to the succeeding paragraphs, and other than with respect to the
180 Maiden Lane Loan and the 175 West Jackson Loan, the Controlling Class
Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not
permitted to take any of the following actions as to which the Controlling
Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the
Controlling Class Representative's approval will be deemed to have been given):

       (i) any actual or proposed foreclosure upon or comparable conversion
   (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

       (ii) any modification or waiver of any term of the related Mortgage Loan
   Documents of a Mortgage Loan that relates to the Maturity Date, Mortgage
   Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield
   Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

       (iii) any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under
   "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement or pursuant to a Purchase Option as described below under
   "--Defaulted Mortgage Loans; REO Properties; Purchase Option");

       (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

       (v) any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying loan documents;

       (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

       (vii) any release of any performance or "earn-out" reserves, escrows or letters of credit;

                                     S-232

       (viii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan documents);

       (ix) any termination of the related property manager for Mortgage Loans having an outstanding principal balance of greater than $5,000,000;

       (x) any termination of, or modification of, any applicable franchise agreements related to any Mortgage Loan secured by a hotel;

       (xi) any determination to allow a borrower not to maintain terrorism insurance; and

       (xii) any determination to decrease the time period referenced in clause
   (g) of the definition of Servicing Transfer Event.

     The holder of the Thousand Oaks Medical Office Building Non-Pooled
Component will have non-binding consultation rights with respect to the actions to be taken by the master servicer or the special servicer described above.

     In addition, the Controlling Class Representative may direct the Special
Servicer to take, or to refrain from taking, such other actions as the
Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the
Special Servicer to violate any REMIC provisions, any provision of the Pooling
Agreement or applicable law, including the Special Servicer's obligation to act in accordance with the Servicing Standard, or (ii) expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer or its responsibilities under the
Pooling Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders. Cadim TACH Inc., or an affiliate, will be the initial Controlling Class Representative with respect to each
Mortgage Loan other than the Edgewater Hotel Loan.

     So long as a 175 West Jackson Control Appraisal Period has not occurred and is continuing, the holders of a majority (by aggregate certificate balance)
of the class of Class 175WJ Certificates with the latest alphabetical designation and for which no 175WJ Certificate Control Transfer Period has occurred will be entitled to appoint the 175 West Jackson Representative who will have the ability to exercise rights similar to (but not identical) to the rights the Controlling Class and the Controlling Class Representative have with respect to the other Mortgage Loans with respect to the 175 West Jackson Whole
Loan. Upon the occurrence and continuance of a 175 West Jackson Control
Appraisal Period, the holders of a majority (by then outstanding principal balance) of the 175 West Jackson Senior Loans will be entitled to exercise the rights and powers of the Controlling Class Representative and the Controlling
Class with respect to the 175 West Jackson Whole Loan, but in the event that the Controlling Class Representative and the 2004-C15 Trust Fund as holder of the 175 West Jackson Pari Passu Loan (as directed by a representative of the controlling class of the 2004-C15 Transaction (the "2004-C15 Controlling Class
Representative")) give conflicting consents or directions to the 2004-C15
Master Servicer or the 2004-C15 Special Servicer, as applicable, and are unable to agree on a course of action for a period of 30 days, and neither such party represents greater than a majority (by then outstanding principal balance) of the 175 West Jackson Senior Loans, and the directions given by the 2004-C15
Controlling Class Representative satisfy the servicing standard under the
2004-C15 Pooling Agreement, the 2004-C15 Master Servicer or the 2004-C15
Special Servicer, as applicable, will be required to follow the directions of the 2004-C15 Controlling Class Representative. See "DESCRIPTION OF THE MORTGAGE
POOL--Co-Lender Loans--175 West Jackson Loan--Servicing Provisions of the 175
West Jackson Intercreditor Agreement" in this prospectus supplement.

     Notwithstanding the rights of the Controlling Class Representative detailed above, the holders of the 180 Maiden Lane Junior Subordinate Companion
Loan or the holders of the 180 Maiden Lane Subordinate Companion Loan will have certain rights to direct and/or consent to certain actions of the 2004-C15
Master Servicer and the 2004-C15 Special Servicer with respect to the 180
Maiden Lane Whole Loan, and the Controlling Class and the Controlling Class
Representative will not have the consent and advice rights described herein.
Generally, the holder of the 180 Maiden Lane Junior Subordinate

                                     S-233

Companion Loan, and if the 180 Maiden Lane Junior Subordinate Companion Loan
has a principal balance less than approximately 25% of the original unpaid principal amount of the 180 Maiden Lane Junior Subordinate Companion Loan, the
holder of the 180 Maiden Lane Subordinate Companion Loan will be entitled to such rights, but only so long as the unpaid principal amount of the 180 Maiden
Lane Junior Subordinate Companion Loan or 180 Maiden Lane Subordinate Companion
Loan, as the case may be, net of any existing related appraisal reduction amounts under the 2004-C15 Pooling Agreement with respect to (i) the 180 Maiden
Lane Senior Loans; (ii) any 180 Maiden Lane Subordinate Companion Loan; and
(iii) (in the case of the 180 Maiden Lane Junior Subordinate Companion Loan)
the 180 Maiden Lane Junior Subordinate Companion Loan (calculated as if the loans were a single mortgage loan), is greater than 25% of the original unpaid principal amount of the 180 Maiden Lane Junior Subordinate Companion Loan or
the 180 Maiden Lane Subordinate Companion Loan, as the case may be. With respect to any of the rights exercisable by the holder of the 180 Maiden Lane
Subordinate Companion Loan, such rights will be exercisable by the majority holder(s) of the class of Class 180ML Certificates bearing the latest alphabetical designation and for which no 180ML Certificate Control Transfer
Period has occurred. Such rights include (i) certain consultation rights provided in the 180 Maiden Lane Intercreditor Agreement and (ii) such holder of the 180 Maiden Lane Subordinate Companion Loan or the 180 Maiden Lane Junior
Subordinate Companion Loan, as the case may be, or its designee will be entitled to exercise rights and powers with respect to the 180 Maiden Lane
Whole Loan that are the same as or similar to those of the Controlling Class
Representative described above with respect to the actions described in clauses
(i) through (vii) above and the following additional actions: (A) any modification or waiver of a monetary term of the loan and any modification of, or waiver with respect to, the loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the loan or a modification or waiver of any other monetary term of the loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the loan documents or a modification or waiver of any provision of the loan which restricts the borrower or its equity owners from incurring additional indebtedness, any consent to the placement of additional liens encumbering the
Mortgaged Property or the ownership interests in borrower or to the incurring of additional indebtedness at any level or tier of ownership, or any modification or waiver with respect to the obligation to deposit or maintain reserves or escrows or to the amounts required to be deposited therein or any establishment of additional material reserves not expressly provided for in the loan documents, (B) any modification of, or waiver with respect to, the loan that would result in a discounted pay off of the loan, (C) commencement or termination of any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed in lieu of foreclosure or otherwise, (D) any sale of the Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the loan documents or in the Pooling Agreement) or, except, as specifically permitted in the loan documents, the transfer of any direct or indirect interest in borrower or any sale of the loan (other than pursuant to a purchase option contained in the loan documents or in the 2004-C15 Pooling
Agreement), (E) any action to bring the Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials, (F) any substitution or release of collateral for the loan (other than in accordance with the terms of, or upon satisfaction of, the loan), (G) any release of the borrower or any guarantor from liability with respect to the loan, (H) any substitution of the bank holding the central account, unless such bank agrees in writing (x) to comply with the relevant terms of the 180 Maiden Lane Intercreditor Agreement and (y) to provide to any co-lender copies of the weekly reconciliation required to be prepared thereunder, (I) any determination (x) not to enforce a
"due on sale" or "due on encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) or (y) to permit an assumption of the loan, (J) any material changes to or waivers of any of the insurance requirements, (K) any release of funds from the curtailment reserve escrow account or the designated lease reserve escrow account for the application of same to the repayment of the debt; provided, however, that (x)
the related operating advisor shall not have the right to consent to any such release after the occurrence of an event of default (unless such co-lender is continuously curing in accordance with the relevant terms of the 180 Maiden
Lane Intercreditor Agreement) and during the continuance thereof, and (y) the related

                                     S-234

operating advisor shall be required to consent to the release of such funds and the application of same to the repayment of the debt, if the holder of the 180
Maiden Lane Loan delivers to the related operating advisor a letter from any single Rating Agency stating that the failure to release funds from the curtailment reserve sub-account and to apply same to the repayment of the debt will result in the downgrading, withdrawal or qualification of any Class of
Certificates, (L) any determination to apply loss proceeds to the payment of the debt and with respect to the approval of any architects, contractors, plans and specifications or other material approvals which the holder of the 180
Maiden Lane Loan may give or withhold, (M) any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower, and (N) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower. However, to the extent neither the 180 Maiden Lane Subordinate Companion Loan nor the 180 Maiden Lane Junior
Subordinate Companion Loan is greater than the threshold described above, the holders of a majority (by then outstanding principal balance) of the 180 Maiden
Lane Senior Loans will be entitled to exercise rights and powers of the
Controlling Class Representative and the Controlling Class with respect to the
180 Maiden Lane Whole Loan. In the event that (x) the Controlling Class
Representative and the 2004-C15 Trust Fund as the holder of the 180 Maiden Lane
Pari Passu Loan (as directed by the 2004-C15 Controlling Class Representative)
gives conflicting consents or directions to the 2004-C15 Master Servicer or the
2004-C15 Special Servicer, as applicable, (y) no such consent or direction is agreed to by the holders of a majority (by then outstanding principal balance)
of the 180 Maiden Lane Senior Loans for a period of 30 days, and (z) the directions given by the 2004-C15 Controlling Class Representative satisfy the
Servicing Standard, the 2004-C15 Master Servicer or the 2004-C15 Special
Servicer, as applicable, will be required to follow the directions of the
2004-C15 Controlling Class Representative. See "DESCRIPTION OF THE MORTGAGE
POOL--Co-Lender Loans--180 Maiden Lane Loan--Servicing Provisions of the 180
Maiden Lane Intercreditor Agreement" in this prospectus supplement.

     Notwithstanding the foregoing, the holders of the 900 Fourth Avenue
Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the 900
Fourth Avenue Whole Loan and the Controlling Class, and the Controlling Class
Representative will not have the consent and advice rights described in this prospectus supplement. Generally, the holder of the 900 Fourth Avenue Companion
Loan will be entitled to such rights, but only so long as no 900 Fourth Avenue
Control Appraisal Period is then in effect and the outstanding principal balance of the 900 Fourth Avenue Companion Loan is not less than $3,000,000 (in each instance taking into consideration any 900 Fourth Avenue Reserve
Collateral, if applicable). These rights include that (i) the Special Servicer and/or the Master Servicer will be required to consult with the holder of the
900 Fourth Avenue Companion Loan or its designee in connection with (A) any adoption or implementation of a business plan submitted by the borrower with respect to the Mortgaged Property; (B) the execution or renewal of any lease;
(C) the release of any escrow, held in conjunction with the 900 Fourth Avenue
Whole Loan, to the borrower not expressly required by the terms of the loan documents or under applicable law; (D) alterations on the Mortgaged Property;
(E) material changes in any ancillary loan documents; or (F) the waiver of any notice provisions related to prepayment; (ii) the Special Servicer and/or the
Master Servicer will be required to consult with the holder of such 900 Fourth
Avenue Companion Loan or its designee (A) upon the occurrence of any event of default under the 900 Fourth Avenue Whole Loan and to consider alternative actions recommended by the holder of such 900 Fourth Avenue Companion Loan or its designee, and (B) at any time (whether or not an event of default has occurred) with respect to proposals to take any significant action with respect to the 900 Fourth Avenue Whole Loan or the Mortgaged Property and to consider alternative actions recommended by the holder of 900 Fourth Avenue Companion
Loan or its designee; and (iii) the holder of the 900 Fourth Avenue Companion
Loan or its designee will be entitled to exercise rights and powers with respect to the 900 Fourth Avenue Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and the following additional actions: (A) any modification or waiver of a monetary term of the loan and any modification of, or waiver with respect to, the loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the loan or a modification or waiver of any other monetary term of the loan relating to the timing or amount of any payment of principal or interest (other than default

                                     S-235

interest) or any other material sums due and payable under the loan documents or a modification or waiver of any provision of the loan which restricts the borrower or its equity owners from incurring additional indebtedness, any consent to the placement of additional liens encumbering the Mortgaged Property or the ownership interests in borrower or to the incurring of additional indebtedness at any level or tier of ownership, or any modification or waiver with respect to the obligation to deposit or maintain reserves or escrows or to the amounts required to be deposited therein or any establishment of additional material reserves not expressly provided for in the loan documents, (B) any modification of, or waiver with respect to, the loan that would result in a discounted pay off of the loan, (C) commencement or termination of any foreclosure upon or comparable conversion of the ownership of the Mortgaged
Property or any acquisition of the Mortgaged Property by deed in lieu of foreclosure or otherwise, (D) any sale of the Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the loan documents or in the Pooling Agreement) or, except, as specifically permitted in the loan documents, the transfer of any direct or indirect interest in borrower or any sale of the loan (other than pursuant to a purchase option contained in the loan documents or in the Pooling Agreement), (E) any action to bring the Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials, (F) any substitution or release of collateral for the loan (other than in accordance with the terms of, or upon satisfaction of, the loan), (G) any release of the borrower or any guarantor from liability with respect to the loan, (H) any substitution of the bank holding the central account, unless such bank agrees in writing (x) to comply with the relevant terms of the 900 Fourth Avenue Intercreditor Agreement to provide to co lender copies of the weekly reconciliation required to be prepared thereunder, (I) any determination (x) not to enforce a "due on sale"
or "due on encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) or (y) to permit an assumption of the loan, (J)
any material changes to or waivers of any of the insurance requirements, any additional funding obligations under the 900 Fourth Avenue Companion Loan, (L)
any determination to apply loss proceeds to the payment of the debt and with respect to the approval of any architects, contractors, plans and specifications or other material approvals which lender may give or withhold,
(M) any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower, and (N) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower.

     Notwithstanding the foregoing, the holders of the 17 Battery Place
Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the 17
Battery Place Whole Loan and the Controlling Class, and the Controlling Class
Representative will not have the consent and advice rights described in this prospectus supplement. Generally, the holder of the 17 Battery Place Companion
Loan will be entitled to such rights, but only so long as no 17 Battery Place
Control Appraisal Period is then in effect (taking into consideration any 17
Battery Place Reserve Collateral, if applicable). These rights include that (i)
the Special Servicer and/or the Master Servicer will be required to consult with the holder of the 17 Battery Place Companion Loan or its designee in connection with (A) any adoption or implementation of a business plan submitted by the borrower with respect to the Mortgaged Property; (B) the execution or renewal of any lease; (C) the release of any escrow, held in conjunction with the 17 Battery Place Whole Loan, to the borrower not expressly required by the terms of the loan documents or under applicable law; (D) alterations on the
Mortgaged Property; (E) material changes in any ancillary loan documents; or
(F) the waiver of any notice provisions related to prepayment; (ii) the Special
Servicer and/or the Master Servicer will be required to consult with the holder of such 17 Battery Place Companion Loan or its designee (A) upon the occurrence of any event of default under the 17 Battery Place Whole Loan and to consider alternative actions recommended by the holder of such 17 Battery Place
Companion Loan or its designee, (B) determination of the existence of an o&m operative period exists (C) at any time (whether or not an event of default has occurred) with respect to proposals to take any significant action with respect to the 17 Battery Place Whole Loan or the Mortgaged Property and to consider alternative actions recommended by the holder of 17 Battery Place Companion
Loan or its designee; and (iii) the holder of the 17 Battery Place Companion
Loan or its designee will be entitled to exercise rights and powers with respect to the 17 Battery Place Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and the following additional actions: (A) any modification or waiver of a monetary term of the loan and any modification of, or waiver with respect to, the loan that would result

                                     S-236

in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the loan or a modification or waiver of any other monetary term of the loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the loan documents or a modification or waiver of any provision of the loan which restricts the borrower or its equity owners from incurring additional indebtedness, any consent to the placement of additional liens encumbering the Mortgaged Property or the ownership interests in borrower or to the incurring of additional indebtedness at any level or tier of ownership, or any modification or waiver with respect to the obligation to deposit or maintain reserves or escrows or to the amounts required to be deposited therein or any establishment of additional material reserves not expressly provided for in the loan documents, (B) any modification of, or waiver with respect to, the loan that would result in a discounted pay off of the loan, (C) commencement or termination of any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the
Mortgaged Property by deed in lieu of foreclosure or otherwise, (D) any sale of the Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the loan documents or in the Pooling Agreement)
or, except, as specifically permitted in the loan documents, the transfer of any direct or indirect interest in borrower or any sale of the loan (other than pursuant to a purchase option contained in the loan documents or in the Pooling
Agreement), (E) any action to bring the Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials, (F) any substitution or release of collateral for the loan (other than in accordance with the terms of, or upon satisfaction of, the loan), (G) any release of the borrower or any guarantor from liability with respect to the loan, (H) any substitution of the bank holding the central account, unless such bank agrees in writing (x) to comply with the relevant terms of the 17 Battery Place Intercreditor Agreement to provide to co lender copies of the weekly reconciliation required to be prepared thereunder, (I) any determination (x) not to enforce a "due on sale"
or "due on encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) or (y) to permit an assumption of the loan, (J)
any material changes to or waivers of any of the insurance requirements, any additional funding obligations under the 17 Battery Place Companion Loan, (K)
any release of funds from the curtailment reserve escrow account or the designated lease reserve escrow account for the application of same to the repayment of the debt; provided, however, that (x) the operating advisor shall not have the right to consent to any such release after the occurrence of an event of default (unless such co- lender is continuously curing in accordance with Section 7 of the 17 Battery Place Intercreditor Agreement) and during the continuance thereof, and (y) the operating advisor shall be required to consent to the release of such funds and the application of same to the repayment of the debt, if lead lender delivers to the operating advisor a letter from any single Rating Agency stating that the failure to release funds from the curtailment reserve sub-account and to apply same to the repayment of the debt will result in the downgrading, withdrawal or qualification of any Class of
Certificates (L) any determination to apply loss proceeds to the payment of the debt and with respect to the approval of any architects, contractors, plans and specifications or other material approvals which lender may give or withhold,
(M) any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower, and (N) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower.

     In addition, the holder of the AON Office Building Companion Loan may exercise certain approval rights relating to a modification of the AON Office
Building Companion Loan that materially and adversely affects the holder of the
AON Office Building Companion Loan prior to the expiration of the related repurchase period. In addition, the holder of the AON Office Building Companion
Loan may exercise certain approval rights relating to a modification of the AON
Office Building Loan or the AON Office Building Companion Loan that materially and adversely affects the holder of the AON Office Building Companion Loan and certain other matters related to Defaulted Lease Claims. See "DESCRIPTION OF
THE MORTGAGE POOL--Co Lender Loans--Servicing Provisions of the AON Office
Building Intercreditor Agreements" in this prospectus supplement.

     Notwithstanding the rights of the Controlling Class Representative detailed above, the holder of a Mezz Cap Companion Loan may exercise certain approval rights relating to a modification of the related

                                     S-237

Mezz Cap Loan or such Mezz Cap Companion Loan that materially and adversely affects the holder of such Mezz Cap Companion Loan prior to the expiration of the related repurchase period. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender
Loans--Mezz Cap Loans--Servicing Provisions of the Mezz Cap Intercreditor
Agreements" in this prospectus supplement.

     Limitation on Liability of the Controlling Class Representative. The
Controlling Class Representative will not have any liability to the
Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Controlling
Class Representative will not be protected against any liability to a
Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the
Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the
Certificates; and each Certificateholder agrees to take no action against the
Controlling Class Representative or any of its respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict. Generally, the holders of the Subordinate Companion Loans or their respective designees, in connection with exercising the rights and powers described above with respect to the related Co-Lender Loan will be entitled to substantially the same liability limitations to which the Controlling Class
Representative is entitled.

DEFAULTED MORTGAGE LOANS; REO PROPERTIES; PURCHASE OPTION

     The Pooling Agreement contains provisions requiring, within 60 days after a Mortgage Loan (other than the 180 Maiden Lane Loan and the 175 West Jackson
Loan) becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. A
"Defaulted Mortgage Loan" is a Mortgage Loan (i) that is delinquent sixty days or more with respect to a Periodic Payment (not including the Balloon Payment)
or (ii) that is delinquent in respect of its Balloon Payment unless the Master
Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (iii) as to which the
Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the Special Servicer will update its determination of the fair value of a Defaulted Mortgage Loan at least once every 90 days.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the
Majority Subordinate Certificateholder will have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors or mezzanine lenders to purchase the related Mortgage Loan) (the
"Purchase Option") the Defaulted Mortgage Loan from the Trust Fund at a price
(the "Option Price") equal to (i) the outstanding principal balance of the
Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special
Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the
Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Majority
Subordinate Certificateholder or any assignee thereof within 60 days of a
Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority Subordinate
Certificateholder shall assign the Purchase Option to the Special Servicer for fifteen days. If the Purchase Option is not exercised by the Special Servicer or its assignee within such fifteen day period, then the Purchase Option shall revert to the Majority Subordinate Certificateholder.

                                     S-238

     Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special
Servicer generally will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted
Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the trust of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

     If (a) the Purchase Option is exercised with respect to a Defaulted
Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the
Special Servicer, or any affiliate of any of them (in other words, the Purchase
Option has not been assigned to another unaffiliated person) and (b) the Option
Price is based on the Special Servicer's determination of the fair value of the
Defaulted Mortgage Loan, the Trustee will be required to determine if the
Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling Agreement and may rely upon the opinion and report of an independent third party in making such determination, the cost of which will be advanced by the Master Servicer.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the
Special Servicer or otherwise, the Special Servicer, after notice to the
Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the Servicing
Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an
Extension or such opinion of counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO
Extension has been granted and the Special Servicer is unable to sell such REO
Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Controlling Class Representative, the
Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any such REO Property, and shall auction the REO
Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master
Servicer, Special Servicer, Majority Subordinate Certificateholder, any
independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling Agreement; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i)
the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the trust an appraisal of such REO
Property (or internal valuation in accordance with the procedures specified in the Pooling Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage
Loan, plus all accrued but unpaid interest and related fees and expenses.

     Subject to the REMIC provisions, the Special Servicer shall act on behalf of the trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property

                                     S-239

or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for any REO Property or purchase any Defaulted Mortgage
Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option)
or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the
Master Servicer or the Trust. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the
Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance with the Pooling Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a
Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate Account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer or the Master Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than the Mortgaged Property related to the 180 Maiden Lane Loan or the 175 West
Jackson Loan) as soon as practicable after the related Mortgage Loan becomes a
Specially Serviced Mortgage Loan or the related debt service coverage ratio is below 1.00x; provided, however, with respect to inspections prepared by the
Special Servicer, such expense will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund's expense. In addition, beginning in 2005, with respect to each Mortgaged Property securing a Mortgage Loan (other than the Mortgaged Property related to the 180 Maiden Lane Loan or the 175 West
Jackson Loan) with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer
(with respect to each such Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each Mortgaged Property securing a Specially Serviced Mortgage Loan) is required (and with respect to the Master Servicer at its expense) to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than
$2,000,000 once every other calendar year; provided that the Master Servicer is not obligated to inspect any Mortgaged Property that has been inspected by the
Special Servicer in the previous 6 months. The Special Servicer and the Master
Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged
Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer with respect to Specially Serviced Mortgage Loans and
REO Properties or the Master Servicer with respect to all other Mortgage Loans is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property (other than the Mortgaged Property related to the 180
Maiden Lane Loan or the 175 West Jackson Loan) and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement.
However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special
Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

                                     S-240

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master
Servicer, as applicable. See "DESCRIPTION OF THE CERTIFICATES--Reports to
Certificateholders; Available Information" in this prospectus supplement.

                                     S-241

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage
Pass-Through Certificates, Series 2005-C16 (the "Certificates") will be issued pursuant to a pooling and servicing agreement, dated as of January 1, 2005, among the Depositor, the Master Servicer, the Special Servicer and the Trustee
(the "Pooling Agreement"). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of such loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii)
any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the
Distribution Account, the REO accounts, the Additional Interest Account, the
Gain-on-Sale Reserve Account and the Interest Reserve Account (see "DESCRIPTION
OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in the
prospectus); and (iv) certain rights of the Depositor under each Mortgage Loan
Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the
Mortgage Loans.

     The Certificates consist of the following classes (each, a "Class")
designated as: (i) the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4
and Class A-1A Certificates (collectively, the "Class A Certificates"); (ii)
the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates
(collectively, the "Subordinate Certificates" and, together with the Class A
Certificates, the "Sequential Pay Certificates"); (iii) the Class X-C and Class
X-P Certificates (collectively, the "Class X Certificates"; (iv) the Class R-I and Class R-II Certificates (collectively, the "REMIC Residual Certificates");
(v) the Class EH Certificates (the "Class EH Certificates"), (vi) the Class TO
Certificates (the "Class TO Certificates" and, collectively with the Sequential
Pay Certificates, the Class EH Certificates and the Class X Certificates, the
"REMIC Regular Certificates"), and (vii) the Class Z Certificates. The Class EH
Certificates will be entitled to receive distributions only from collections on the Edgewater Hotel Non-Pooled Component in accordance with the Pooling
Agreement and will not be supported by the Edgewater Hotel Pooled Component or any other Mortgage Loan. The Class TO Certificates will be entitled to receive distributions only from collections on the Thousand Oaks Medical Office
Building Non-Pooled Component in accordance with the Pooling Agreement and will not be supported by the Thousand Oaks Medical Office Building Pooled Component
or any other Mortgage Loan.

     Only the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class
A-J, Class B, Class C and Class D Certificates (collectively, the "Offered
Certificates") are offered by this prospectus supplement. The Class A-1A, Class
E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class O, Class P, Class X-C, Class X-P, Class EH and Class TO Certificates
(collectively, the "Non-Offered Certificates"), the Class Z Certificates and
the REMIC Residual Certificates have not been registered under the Securities
Act of 1933, as amended (the "Securities Act") and are not offered by this prospectus supplement. Accordingly, information in this prospectus supplement regarding the terms of the Non-Offered Certificates, the Class Z Certificates
and the REMIC Residual Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company ("DTC"). The Offered
Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

     The holders of Offered Certificates may hold their Certificates through
DTC (in the United States) or Clearstream Banking, societe anonyme
("Clearstream") or Euroclear Bank S.A./N.V., as operator (the "Euroclear
Operator") of the Euroclear System (the "Euroclear System") (in Europe) if they are participants of such respective system ("Participants"), or indirectly through organizations that are Participants in such systems. Clearstream and
Euroclear Operator will hold omnibus positions on behalf

                                     S-242

of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in the name of Clearstream and Euroclear
Operator on the books of the respective depositaries (collectively, the
"Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a
"banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.
If the transaction complies with all relevant requirements, the Euroclear
Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream
Participant or Euroclear Participant on such business day. Cash received in
Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC
Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the
Euroclear Operator cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect
Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of Offered
Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the
Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to
Indirect Participants, Clearstream, the Euroclear Operator or holders of
Offered Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of
Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect
Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their

                                     S-243

respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered
Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of
Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such
Certificates, may be limited due to the lack of a physical certificate for such
Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the
Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Underwriters, the
Master Servicer and the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Clearstream is a limited liability company (a societe anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream
Participants through electronic book-entry changes in accounts of Clearstream
Participants, thereby eliminating the need for physical movement of certificates.

     The Euroclear System was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by
Euroclear.

     Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear
and the related Operating Procedures of the Euroclear System and applicable
Belgian law (collectively, the "Terms and Conditions"). The Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

     The information in this prospectus supplement concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor any of the
Underwriters takes any responsibility for the accuracy or completeness thereof.

                                     S-244

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     Subject to a permitted variance of plus or minus 5.0%, the respective
Classes of Sequential Pay Certificates described below will have the
Certificate Balances representing the approximate percentage of the Cut-Off
Date Pool Balance as set forth in the following table:

                                                                              CLOSING DATE     PERCENTAGE OF
                                                                               CERTIFICATE     CUT-OFF DATE
CLASS OF CERTIFICATES                                                            BALANCE       POOL BALANCE
--------------------------------------------------------------------------   --------------   --------------

Class A-1 Certificates ...................................................   $ 70,861,000          3.434%
Class A-2 Certificates ...................................................   $621,678,000         30.128%
Class A-3 Certificates ...................................................   $ 67,687,000          3.280%
Class A-PB Certificates ..................................................   $109,727,000          5.318%
Class A-4 Certificates ...................................................   $569,152,000         27.583%
Class A-1A Certificates ..................................................   $211,648,000         10.257%
Class A-J Certificates ...................................................   $131,545,000          6.375%
Class B Certificates .....................................................   $ 56,744,000          2.750%
Class C Certificates .....................................................   $ 25,793,000          1.250%
Class D Certificates .....................................................   $ 33,531,000          1.625%
Non-Offered Certificates (other than the Class A-1A Certificates) ........   $165,076,240          8.000%

     The "Certificate Balance" of any Class of Sequential Pay Certificates, the
Class EH Certificates and the Class TO Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage
Loans and the other assets in the Trust Fund. The Certificate Balance of each
Class of Sequential Pay Certificates, the Class EH Certificates and the Class
TO Certificates, in each case, will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such
Distribution Date, and further by any Realized Losses and Additional Trust Fund
Expenses actually allocated to such Class of Certificates on such Distribution
Date.

     The Class X-C and Class X-P Certificates do not have Certificate Balances, but represent the right to receive the distributions of interest in amounts equal to the aggregate interest accrued on the applicable notional amount
(each, a "Notional Amount") of the related Class of Class X-C and Class X-P
Certificates. On each Distribution Date, the Notional Amount of the Class X-C
Certificates generally will be equal to the aggregate outstanding Certificate
Balances of the Sequential Pay Certificates on such Distribution Date. The initial Notional Amount of the Class X-C Certificates will equal approximately
$2,063,442,240 (subject to a permitted variance of plus or minus 5.0%).

     The Notional Amount of the Class X-P Certificates will generally equal:

       (i) until the Distribution Date in July 2005, the sum of (a) the lesser of $67,036,000 and the Certificate Balance of the Class A-1 Certificates,
   (b) the lesser of $211,143,000 and the Certificate Balance of the Class
   A-1A Certificates and (c) the aggregate Certificate Balances of the Class
   A-2, Class A-3, Class A-PB, Class A-4, Class A-J, Class B, Class C, Class
   D, Class E, Class F, Class G and Class H Certificates;

       (ii) after the Distribution Date in July 2005, through and including the
   Distribution Date in January 2006, the sum of (a) the lesser of $62,292,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $210,543,000 and the Certificate Balance of the Class A-1A Certificates
   and (c) the aggregate Certificate Balances of the Class A-2, Class A-3,
   Class A-PB, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class
   F, Class G and Class H Certificates;

       (iii) after the Distribution Date in January 2006, through and including the Distribution Date in July 2006, the sum of (a) the lesser of
   $26,083,000 and the Certificate Balance of the Class A-1 Certificates, (b)
   the lesser of $206,456,000 and the Certificate Balance of the Class A-1A
   Certificates and (c) the aggregate Certificate Balances of the Class A-2,
   Class A-3, Class A-PB, Class A-4, Class A-J, Class B, Class C, Class D,
   Class E, Class F, Class G and Class H Certificates;

       (iv) after the Distribution Date in July 2006, through and including the
   Distribution Date in January 2007, the sum of (a) the lesser of
   $606,586,000 and the Certificate Balance of the Class A-2

                                     S-245

   Certificates, (b) the lesser of $201,751,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of the Class A-3, Class A-PB, Class A-4, Class A-J, Class B, Class C, Class D,
   Class E, Class F, Class G and Class H Certificates;

       (v) after the Distribution Date in January 2007, through and including the Distribution Date in July 2007, the sum of (a) the lesser of
   $565,664,000 and the Certificate Balance of the Class A-2 Certificates, (b)
   the lesser of $196,727,000 and the Certificate Balance of the Class A-1A
   Certificates and (c) the aggregate Certificate Balances of the Class A-3,
   Class A-PB, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class
   F, Class G and Class H Certificates;

       (vi) after the Distribution Date in July 2007, through and including the
   Distribution Date in January 2008, the sum of (a) the lesser of
   $525,676,000 and the Certificate Balance of the Class A-2 Certificates, (b)
   the lesser of $191,779,000 and the Certificate Balance of the Class A-1A
   Certificates (c) the aggregate Certificate Balances of the Class A-3, Class
   A-PB, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class F and
   Class G Certificates and (d) the lesser of $17,641,000 and the Certificate
   Balance of the Class H Certificates;

       (vii) after the Distribution Date in January 2008, through and including the Distribution Date in July 2008, the sum of (a) the lesser of
   $485,200,000 and the Certificate Balance of the Class A-2 Certificates, (b)
   the lesser of $186,791,000 and the Certificate Balance of the Class A-1A
   Certificates, (c) the aggregate Certificate Balances of the Class A-3,
   Class A-PB, Class A-4, Class A-J, Class B, Class C, Class D, Class E and
   Class F Certificates and (d) the lesser of $18,986,000 and the Certificate
   Balance of the Class G Certificates;

       (viii) after the Distribution Date in July 2008, through and including the Distribution Date in January 2009, the sum of (a) the lesser of
   $445,902,000 and the Certificate Balance of the Class A-2 Certificates, (b)
   the lesser of $181,949,000 and the Certificate Balance of the Class A-1A
   Certificates, (c) the aggregate Certificate Balances of the Class A-3,
   Class A-PB, Class A-4, Class A-J, Class B, Class C, Class D, Class E and
   Class F Certificates and (d) the lesser of $365,000 and the Certificate
   Balance of the Class G Certificates;

       (ix) after the Distribution Date in January 2009, through and including the Distribution Date in July 2009, the sum of (a) the lesser of
   $401,746,000 and the Certificate Balance of the Class A-2 Certificates, (b)
   the lesser of $177,223,000 and the Certificate Balance of the Class A-1A
   Certificates, (c) the aggregate Certificate Balances of the Class A-3,
   Class A-PB, Class A-4, Class A-J, Class B, Class C, Class D and Class E
   Certificates and (d) the lesser of $8,196,000 and the Certificate Balance of the Class F Certificates;

       (x) after the Distribution Date in July 2009, through and including the
   Distribution Date in January 2010, the sum of (a) the lesser of $64,951,000 and the Certificate Balance of the Class A-PB Certificates, (b) the lesser of $148,145,000 and the Certificate Balance of the Class A-1A Certificates,
   (c) the aggregate Certificate Balances of the Class A-4, Class A-J, Class
   B, Class C and Class D Certificates and (d) the lesser of $12,345,000 and the Certificate Balance of the Class E Certificates;

       (xi) after the Distribution Date in January 2010, through and including the Distribution Date in July 2010, the sum of (a) the lesser of
   $38,880,000 and the Certificate Balance of the Class A-PB Certificates, (b)
   the lesser of $144,379,000 and the Certificate Balance of the Class A-1A
   Certificates, (c) the aggregate Certificate Balances of the Class A-4,
   Class A-J, Class B, Class C and Class D Certificates and (d) the lesser of
   $1,081,000 and the Certificate Balance of the Class E Certificates;

       (xii) after the Distribution Date in July 2010, through and including the Distribution Date in January 2011, the sum of (a) the lesser of
   $9,579,000 and the Certificate Balance of the Class A-PB Certificates, (b)
   the lesser of $140,740,000 and the Certificate Balance of the Class A-1A
   Certificates, (c) the aggregate Certificate Balances of the Class A-4,
   Class A-J, Class B and Class C Certificates and (d) the lesser of
   $23,783,000 and the Certificate Balance of the Class D Certificates;

       (xiii) after the Distribution Date in January 2011, through and including the Distribution Date in July 2011, the sum of (a) the lesser of
   $530,946,000 and the Certificate Balance of the Class A-4 Certificates, (b)
   the lesser of $137,185,000 and the Certificate Balance of the Class A-1A
   Certificates, (c) the aggregate Certificate Balances of the Class A-J,
   Class B and Class C Certificates and (d) the lesser of $13,421,000 and the
   Certificate Balance of the Class D Certificates;

                                     S-246

       (xiv) after the Distribution Date in July 2011, through and including the Distribution Date in January 2012, the sum of (a) the lesser of
   $486,985,000 and the Certificate Balance of the Class A-4 Certificates, (b)
   the lesser of $133,749,000 and the Certificate Balance of the Class A-1A
   Certificates, (c) the aggregate Certificate Balances of the Class A-J,
   Class B and Class C Certificates and (d) the lesser of $3,501,000 and the
   Certificate Balance of the Class D Certificates; and

       (xiv) after the Distribution Date in January 2012, $0.

     The initial Notional Amount of the Class X-P Certificates will be
$1,989,471,000.

     The Certificate Balance of any Class of Sequential Pay Certificates may be
increased by the amount, if any, of Certificate Deferred Interest added to such
Class Certificate Balance. With respect to any Mortgage Loan as to which the
Mortgage Rate has been reduced through a modification on any Distribution Date,
"Mortgage Deferred Interest" is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan. On each Distribution Date the amount of interest distributable to a Class of Sequential Pay Certificates, the Class EH
Certificates or the Class TO Certificates, as applicable, will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, "Certificate Deferred Interest"). With respect to the Sequential Pay
Certificates, Certificate Deferred Interest will be allocated in reverse alphabetical order (except with respect to the Class A-1, Class A-2, Class A-3,
Class A-PB, Class A-4 and Class A-1A Certificates, which amounts shall be applied pro rata (based on remaining Class Certificate Balances) to such
Classes). Mortgage Deferred Interest with respect to the Edgewater Hotel Loan will be allocated first, to the Edgewater Hotel Non-Pooled Component and then, to the Edgewater Hotel Pooled Component. Only Certificate Deferred Interest
relating to the Edgewater Hotel Pooled Component will be allocated to the
Sequential Pay Certificates and Certificate Deferred Interest on the Class EH
Certificates will be equal to the Edgewater Hotel Non-Pooled Component's share of Mortgage Deferred Interest on the Edgewater Hotel Loan. Mortgage Deferred
Interest with respect to the Thousand Oaks Medical Office Building Loan will be allocated first, to the Thousand Oaks Medical Office Building Non-Pooled
Component and then, to the Thousand Oaks Medical Office Building Pooled
Component. Only Certificate Deferred Interest relating to the Thousand Oaks
Medical Office Building Pooled Component will be allocated to the Sequential
Pay Certificates and Certificate Deferred Interest on the Class TO Certificates
will be equal to the Thousand Oaks Medical Office Building Non-Pooled
Component's share of Mortgage Deferred Interest on the Thousand Oaks Medical
Office Building Loan. The Certificate Balance of each Class of Sequential Pay
Certificates to which Certificate Deferred Interest has been so allocated on a
Distribution Date will be increased by the amount of Certificate Deferred
Interest. Any increase in the Certificate Balance of a Class of Sequential Pay
Certificates will result in an increase in the Notional Amount of the Class X-C
Certificates, and to the extent there is an increase in the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G or Class H
Certificates and subject to the limits described in the description of the
Notional Amount of the Class X-P Certificates above, the Class X-P
Certificates.

     The REMIC Residual Certificates do not have Certificate Balances or
Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount, the Class EH Available
Distribution Amount and the Class TO Available Distribution Amount (each as defined below) for such date that remains after the required distributions have been made on all the REMIC Regular Certificates. It is not anticipated that any such portion of the Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

     The Class Z Certificates do not have Certificate Balances or Notional
Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period with respect to each ARD Loan other than amounts allocable on respect of the
Edgewater Hotel Non-Pooled Component.

     For purposes of calculating the allocation of collections on the Edgewater
Hotel Loan between the Edgewater Hotel Pooled Component, on the one hand, and the Edgewater Hotel Non-Pooled Component on the other, the Edgewater Hotel
Pooled Component and the Edgewater Hotel Non-Pooled

                                     S-247

Component will each be deemed to have a principal balance (a "Edgewater Hotel
Component Principal Balance") that is initially equal to $27,573,052 in the case of the Edgewater Hotel Pooled Component, and $2,997,071 in the case of the
Edgewater Hotel Non-Pooled Component, and each such component will accrue interest during each Interest Accrual Period on the amount of the Edgewater
Hotel Component Principal Balance thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to the Net Mortgage Rate in effect for the Edgewater Hotel Loan as of the commencement of such Interest
Accrual Period. The Edgewater Hotel Component Principal Balance of the
Edgewater Hotel Pooled Component will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution
Date, and the Edgewater Hotel Component Principal Balance of the Edgewater
Hotel Non-Pooled Component will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date, in each case as described under "DESCRIPTION OF THE
CERTIFICATES--Distributions."

     For purposes of calculating the allocation of collections on the Thousand
Oaks Medical Office Building Loan between the Thousand Oaks Medical Office
Building Pooled Component, on the one hand, and the Thousand Oaks Medical
Office Building Non-Pooled Component on the other, the Thousand Oaks Medical
Office Building Pooled Component and the Thousand Oaks Medical Office Building
Non-Pooled Component will each be deemed to have a principal balance (a
"Thousand Oaks Medical Office Building Component Principal Balance," and
collectively with the Edgewater Hotel Component Principal Balance, each a
"Component Principal Balance") that is initially equal to $23,451,817 in the case of the Thousand Oaks Medical Office Building Pooled Component, and
$498,975 in the case of the Thousand Oaks Medical Office Building Non-Pooled
Component, and each such component will accrue interest during each Interest
Accrual Period on the amount of the Thousand Oaks Medical Office Building
Component Principal Balance thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to the Net Mortgage Rate in effect for the Thousand Oaks Medical Office Building Loan as of the
commencement of such Interest Accrual Period. The Thousand Oaks Medical Office
Building Component Principal Balance of the Thousand Oaks Medical Office
Building Pooled Component will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date, and the Thousand Oaks Medical Office Building Component Principal Balance of
the Thousand Oaks Medical Office Building Non-Pooled Component will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date, in each case as described under "DESCRIPTION
OF THE CERTIFICATES--Distributions."

PASS-THROUGH RATES

     The Pass-Through Rate applicable to the Class A-1, Class A-2, Class A-3,
Class A-PB, Class A-4, Class A-J, Class B, Class C and Class D Certificates for
each Distribution Date will equal the respective rate per annum set forth on the front cover of this prospectus supplement. Each of the Class X-C Components and the Class X-P Components will be deemed to have a Pass-Through Rate equal to the Pass-Through Rate of the related Class of Certificates.

     The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date will equal approximately 0.173740% per annum.

     The Pass-Through Rate applicable to the Class X-C Certificates for each subsequent Distribution Date will equal the weighted average of the respective
Class X-C Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-C Components") of the Class X-C
Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the outstanding balances of those Class X-C Components immediately prior to the Distribution Date). Each Class X-C Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Sequential Pay Certificates. In general, the Certificate Balance of each Class of Sequential Pay Certificates will constitute a separate Class
X-C Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Sequential Pay Certificates is identified under
"--Certificate Balances and Notional Amounts" above as being part of the
Notional Amount of the Class X-P Certificates immediately prior to any
Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-C Components for purposes of

                                     S-248

calculating the Pass-Through Rate of the Class X-C Certificates, and the
remaining portion of the Certificate Balance will represent one or more other separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates. For each Distribution Date through and including the Distribution Date in January 2012, the "Class X-C Strip Rate" for each
Class X-C Component will be calculated as follows:

   (1)   if such Class X-C Component consists of the entire Certificate
         Balance of any Class of Sequential Pay Certificates, and if the
         Certificate Balance does not, in whole or in part, also constitute a
         Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of
         (a) the Weighted Average Net Mortgage Rate for the Distribution Date,
         over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates;

   (2)   if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay
         Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage
         Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of
         Sequential Pay Certificates;

   (3)   if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay
         Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-P Component immediately prior to the
         Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
         the Distribution Date, over (b) the sum of (i) the Class X-P Strip
         Rate for the applicable Class X-P Component, and (ii) the Pass-Through
         Rate in effect for the Distribution Date for the applicable Class of
         Sequential Pay Certificates; and

   (4)   if such Class X-C Component consists of the entire Certificate
         Balance of any Class of Sequential Pay Certificates, and if the
         Certificate Balance also constitutes, in its entirety, a Class X-P
         Component immediately prior to such Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a)
         the Weighted Average Net Mortgage Rate for the Distribution Date, over
         (b) the sum of (i) the Class X-P Strip Rate for the applicable Class
         X-P Component, and (ii) the Pass-Through Rate in effect for the
         Distribution Date for the applicable Class of Sequential Pay
         Certificates.

     For each Distribution Date after the Distribution Date in January 2012, the entire Certificate Balance of each Class of Sequential Pay Certificates will constitute one or more separate Class X-C Components, and the applicable
Class X-C Strip Rate with respect to each such Class X-C Component for each
Distribution Date will equal the excess, if any, of (a) the Weighted Average
Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the related Class of Sequential Pay
Certificates.

     The Pass-Through Rate applicable to the Class X-P Certificates for the initial Distribution Date will equal approximately 0.469646% per annum.

     The Pass-Through Rate applicable to the Class X-P Certificates for each subsequent Distribution Date will equal the weighted average of the respective
Class X-P Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-P Components") of the Class X-P
Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the balances of those Class X-P Components immediately prior to the Distribution Date). Each Class X-P Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of
Sequential Pay Certificates. If all or a designated portion of the Certificate
Balance of any Class of Sequential Pay Certificates is identified under
"--Certificate Balances and Notional Amounts" above as being part of the
Notional Amount of the Class X-P Certificates immediately prior to any
Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate Class X-P Components for purposes of calculating the Pass-Through Rate of the Class X-P Certificates.

                                     S-249

For each Distribution Date through and including the Distribution Date in
January 2012, the "Class X-P Strip Rate" for each Class X-P Component included in the Notional Amount of the Class X-P Certificates will equal (x) the lesser of (1) the Weighted Average Net Mortgage Rate for such Distribution Date, and
(2) the reference rate specified on Annex C to this prospectus supplement for such Distribution Date minus 0.03% per annum, minus (y) the Pass-Through Rate for such Component (but in no event will any Class X-P Strip Rate be less than zero).

     After the Distribution Date in January 2012, the Class X-P Certificates
will cease to accrue interest and will have a 0% Pass-Through Rate.

     In the case of each Class of REMIC Regular Certificates, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance
(or, in the case of the Class X Certificates, the respective Notional Amount)
of such Class of Certificates immediately following the Distribution Date in such Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC
Regular Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Class of REMIC Regular
Certificates and any Distribution Date, the "Interest Accrual Period" will be the preceding calendar month which will be deemed to consist of 30 days.

     The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest with respect to the Mortgage Loans other than the Edgewater Hotel Non-Pooled
Component.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans (excluding the Net Mortgage Rate and Component Principal Balance of the Edgewater Hotel
Non-Pooled Component and the Thousand Oaks Medical Office Building Non-Pooled
Component) as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances (excluding, with respect to the Edgewater Hotel Loan, the Component Principal Balance of the
Edgewater Hotel Non-Pooled Component and with respect to the Thousand Oaks
Medical Office Building Loan, the Component Principal Balance of the Thousand
Oaks Medical Office Building Non-Pooled Component) immediately following the preceding Distribution Date; provided that, for the purpose of determining the
Weighted Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage
Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate
for such Mortgage Loan will be calculated without regard to such event. The
"Net Mortgage Rate" for each Mortgage Loan, the Edgewater Hotel Pooled
Component, the Edgewater Hotel Non-Pooled Component the Thousand Oaks Medical
Office Building Pooled Component and the Thousand Oaks Medical Office Building
Non-Pooled Component will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan, or, (i) with respect to the components related to the
Edgewater Hotel Loan, such Edgewater Hotel Loan as of the Cut-Off Date and (ii)
with respect to the components related to the Thousand Oaks Medical Office
Building Loan, such Thousand Oaks Medical Office Building Loan as of the
Cut-Off Date minus (y) the applicable Administrative Cost Rate for such
Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan, other than the 30/360 Mortage Loan, accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each
Distribution Date, the Mortgage Rate of each Mortgage Loan, other than the
30/360 Mortgage Loan, which accrue interest on a 30/360 basis, and other than the Edgewater Hotel Non-Pooled Component and the Thousand Oaks Medical Office
Building Non-Pooled Component, in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that, other than the
Edgewater Hotel Non-Pooled Component and the Thousand Oaks Medical Office
Building Non-Pooled Component, the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note unless the final Distribution Date occurs in

                                     S-250

January or February immediately following such December or January and (b) in
February of each year will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December.
The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the
Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by
(i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any
Realized Loss incurred in respect of such Mortgage Loan during the related
Collection Period and (b) increased on each Distribution Date by any Mortgage
Deferred Interest added to the principal balance of such Mortgage Loan on such
Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. In addition, to the extent that principal from general collections is used to reimburse nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the
Stated Principal Balance (other than for purposes of computing the Weighted
Average Net Mortgage Rate). Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage
Loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan.

     The "Collection Period" for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such
Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period. The "Determination Date" will be, for any Distribution
Date, the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in February 2005.

DISTRIBUTIONS

     General. Except as described below with respect to the Class EH
Certificates, Class TO Certificates and Class Z Certificates, distributions on the Certificates are made by the Trustee, to the extent of the Available
Distribution Amount, on the fourth business day following the related
Determination Date (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the
Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related
Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate
(determined without regard to any possible future reimbursement of any Realized
Loss or Additional Trust Fund Expense previously allocated to such Certificate)
will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first
Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in February 2005.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders (other than Class
R-I, Class R-II and Class Z Certificateholders) on each Distribution Date (the
"Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the
     Mortgage Loans and any REO Properties (with respect to the Edgewater Hotel
     Loan, to the extent allocable to the Edgewater Hotel

                                     S-251

     Pooled Component and with respect to the Thousand Oaks Medical Office
     Building Loan, to the extent allocable to the Thousand Oaks Medical Office
     Building Pooled Component) by the Master Servicer as of the close of business on the last day of the related Collection Period and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

               (i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

               (ii) any Prepayment Premiums and Yield Maintenance Charges;

               (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans or
          Companion Loans;

               (iv) any amounts deposited in the Certificate Account in error;

               (v) any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates or to the Class EH
          Certificates to the extent allocable to the Edgewater Hotel Non-Pooled
          Component);

               (vi) if such Distribution Date occurs in February of any year or during January of any year that is not a leap year, the Interest
          Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution;

               (vii) any amounts distributable to the Class EH Certificates in respect of the Edgewater Hotel Non-Pooled Component as described below under "--Application of Class EH Available Distribution Amount"; and

               (viii) any amounts distributable to the Class TO Certificates in respect of the Thousand Oaks Medical Office Building Non-Pooled
          Component as described below under "--Application of Class TO
          Available Distribution Amount";

          (b) all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date (other than any P&I Advance allocable to the Edgewater Hotel Non-Pooled Component and/or the Thousand Oaks Medical
     Office Building Non-Pooled Component);

          (c) any Compensating Interest Payment (with respect to the Edgewater
     Hotel Loan, to the extent allocable to the Edgewater Hotel Pooled Component with respect to the Thousand Oaks Medical Office Building Loan, to the
     extent allocable to the Thousand Oaks Medical Office Building Pooled
     Component) made by the Master Servicer to cover the aggregate of any
     Prepayment Interest Shortfalls experienced during the related Collection
     Period; and

          (d) if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in
     February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts (with respect to the Edgewater Hotel Loan, to the extent allocable to the Edgewater Hotel Pooled Component with respect to the Thousand Oaks Medical Office Building Loan, to the extent allocable to the Thousand Oaks Medical Office Building Pooled Component) then on deposit in the Interest Reserve Account in respect of each Mortgage Loan.

     See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and
Payment of Expenses" and "DESCRIPTION OF THE CERTIFICATES--P&I Advances" in
this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Certificate Account" in the accompanying prospectus.

     Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See
"--Distributions--Allocation of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement.

     All amounts received by the trust with respect to any Co-Lender Loan will be applied to amounts due and owing under the related loan (including for principal and accrued and unpaid interest) in accordance with the provisions of the related loan documents, the related Intercreditor Agreement and the Pooling
Agreement.

                                     S-252

     The Class EH Available Distribution Amount. The aggregate amount available for distributions of interest and principal to the holders of the Class EH
Certificates on each Distribution Date (the "Class EH Available Distribution
Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received in respect of the Edgewater
     Hotel Loan and any REO Property related to the Edgewater Hotel Loan to the extent allocable to the Edgewater Hotel Non-Pooled Component in accordance with the terms of the Pooling Agreement and not previously distributed with respect to the Class EH Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

               (i) any Periodic Payments on the Edgewater Hotel Loan allocable to the Edgewater Hotel Non-Pooled Component collected but due on a Due
          Date after the related Collection Period;

               (ii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the holders of the Class EH
          Certificates, including any Servicing Fees and Trustee Fees on the
          Edgewater Hotel Non-Pooled Component;

               (iii) Yield Maintenance Charges allocable to the Edgewater Hotel
          Non-Pooled Component;

               (iv) Additional Interest allocable to the Edgewater Hotel
          Non-Pooled Component; and

               (v) any amounts deposited in the Certificate Account in error.

          (b) all P&I Advances of interest made by the Master Servicer or the
     Trustee with respect to such Distribution Date made on the Edgewater Hotel
     Loan and allocable to the Edgewater Hotel Non-Pooled Component; and

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period made on the Edgewater Hotel Loan and allocable to the Edgewater Hotel Non-Pooled Component.

     The Class TO Available Distribution Amount. The aggregate amount available for distributions of interest and principal to the holders of the Class TO
Certificates on each Distribution Date (the "Class TO Available Distribution
Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received in respect of the Thousand
     Oaks Medical Office Building Loan and any REO Property related to the
     Thousand Oaks Medical Office Building Loan to the extent allocable to the
     Thousand Oaks Medical Office Building Non-Pooled Component in accordance with the terms of the Pooling Agreement and not previously distributed with respect to the Class TO Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

               (i) any Periodic Payments on the Thousand Oaks Medical Office
          Building Loan allocable to the Thousand Oaks Medical Office Building
          Non-Pooled Component collected but due on a Due Date after the related
          Collection Period;

               (ii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the holders of the Class TO
          Certificates, including any Servicing Fees and Trustee Fees on the
          Thousand Oaks Medical Office Building Non-Pooled Component;

               (iii) any Yield Maintenance Charge (payable in connection with a default under the related loan documents) allocable to the Thousand
          Oaks Medical Office Building Non-Pooled Component; and

               (iv) any amounts deposited in the Certificate Account in error.

          (b) all P&I Advances of interest made by the Master Servicer or the
     Trustee with respect to such Distribution Date made on the Thousand Oaks
     Medical Office Building Loan and allocable to the Thousand Oaks Medical
     Office Building Non-Pooled Component; and

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period made on the Thousand Oaks Medical
     Office Building Loan and allocable to the Thousand Oaks Medical Office
     Building Non-Pooled Component.

                                     S-253

     Interest Reserve Account. The Trustee will establish and maintain an
"Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be withdrawn from the Certificate
Account and deposited to the Interest Reserve Account in respect of each
Mortgage Loan (not including the Edgewater Hotel Non-Pooled Component or the
Thousand Oaks Medical Office Building Non-Pooled Component) (the "Interest
Reserve Loans") which accrues interest on an Actual/360 basis an amount equal to one day's interest at the related Mortgage Rate on its Stated Principal
Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive
January (if applicable) and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount"). With respect to each Distribution Date occurring in March, or in the event the final Distribution Date occurs in
February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such
Distribution Date. For the second Distribution Date following the Closing Date, the Interest Reserve Amount will include one day of interest of the related
Mortgage Note for each Interest Reserve Loan deposited into the Interest
Reserve Account by the applicable Mortgage Loan Seller on or before the Closing
Date.

     Certificate Account. The Master Servicer will establish and will maintain a "Certificate Account" in the name of the Trustee for the benefit of the
Certificateholders and will maintain the Certificate Account as an eligible account pursuant to the terms of the Pooling Agreement. Funds on deposit in the
Certificate Account will be used to make distributions on the Certificates.

     Distribution Account. The Trustee will establish and will maintain a
"Distribution Account" in the name of the Trustee for the benefit of the
Certificateholders and will maintain the Distribution Account as an eligible account pursuant to the terms of the Pooling Agreement. Funds on deposit in the
Distribution Account, to the extent of the Available Distribution Amount (and, with respect to the Class EH Certificates, to the extent of the Class EH
Available Distribution Amount and, with respect to the Class TO Certificates, to the extent of the Class TO Available Distribution Amount), will be used to make distributions on the Certificates.

     Gain-on-Sale Reserve Account. The Trustee will establish and will maintain a "Gain-on-Sale Reserve Account" in the name of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged
Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future
Realized Losses, if any.

     Additional Interest Account. The Trustee will establish and will maintain an "Additional Interest Account" in the name of the Trustee for the benefit of the holders of the Class Z Certificates and the Class EH Certificates. Prior to
the applicable Distribution Date, an amount equal to the Additional Interest received in respect of the Mortgage Loans during the related Collection Period will be deposited into the Additional Interest Account.

     Application of the Available Distribution Amount. On each Distribution
Date, the Trustee will (except as otherwise described under "--Termination"
below) apply amounts on deposit in the Distribution Account (other than amounts payable on such date in respect of the Class EH Certificates or the Class TO
Certificates), to the extent of the Available Distribution Amount, in the following order of priority:

     (1)   concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the
           Class A-1 Certificates, Class A-2 Certificates, Class A-3
           Certificates, Class A-PB Certificates and Class A-4 Certificates, pro
           rata, in accordance with the amounts of Distributable Certificate
           Interest in respect of such classes of Certificates on such
           Distribution Date, in an amount equal to all Distributable
           Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available
           Distribution Amount for such Distribution Date attributable to
           Mortgage Loans in Loan Group 2, to the holders of the Class A-1A
           Certificates

                                     S-254

           in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates on such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such
           Distribution Date relating to the entire Mortgage Pool, to the holders of the Class X-C Certificates and the Class X-P Certificates,
           pro rata, in accordance with the amounts of Distributable Certificate
           Interest in respect of such Classes of Certificates on such
           Distribution Date, in an amount equal to all Distributable
           Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution
           Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available
           Distribution Amount will be allocated among the above Classes of
           Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (2)   to distributions of principal to the holders of the Class A-PB
           Certificates, in an amount equal to the Loan Group 1 Principal
           Distribution Amount for such Distribution Date and, after the Class
           A-1A Certificates have been retired, the Loan Group 2 Principal
           Distribution Amount remaining after payments to the Class A-1A
           Certificates have been made on such Distribution Date, until the
           Certificate Balance of the Class A-PB Certificates is reduced to the
           Class A-PB Planned Principal Balance set forth on Annex D to this prospectus supplement;

     (3)   after distributions of principal have been made from the Loan Group 1
           Principal Distribution Amount to the Class A-PB Certificates as set
           forth in clause (2) above, to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates)
           equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates on such
           Distribution Date;

     (4)   after distributions of principal have been made from the Loan Group 1
           Principal Distribution Amount to the Class A-PB Certificates and the
           Class A-1 Certificates as set forth in clauses (2) and (3) above, to distributions of principal to the holders of the Class A-2
           Certificates in an amount (not to exceed the then outstanding
           Certificate Balance of the Class A-2 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such
           Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
           Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates and the Class A-1
           Certificates on such Distribution Date;

     (5)   after distributions of principal have been made from the Loan Group 1
           Principal Distribution Amount to the Class A-PB Certificates, the
           Class A-1 Certificates and the Class A-2 Certificates as set forth in clauses (2), (3) and (4) above, to distributions of principal to the holders of the Class A-3 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-3 Certificates)
           equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the
           Class A-1 Certificates and the Class A-2 Certificates on such
           Distribution Date;

     (6)   after distributions of principal have been made from the Loan Group 1
           Principal Distribution Amount to the Class A-1, Class A-2, Class A-3
           and Class A-PB Certificates as set forth in

                                     S-255

           clauses (2), (3), (4) and (5) above, to distributions of principal to the holders of the Class A-PB Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-PB
           Certificates) equal to the remaining Loan Group 1 Principal
           Distribution Amount for such Distribution Date and, after the Class
           A-1A Certificates have been retired, the Loan Group 2 Principal
           Distribution Amount remaining after payments to the Class A-1A
           Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB
           Certificates, the Class A-1 Certificates, the Class A-2 Certificates
           and the Class A-3 Certificates on such Distribution Date;

     (7)   after distributions of principal have been made from the Loan Group 1
           Principal Distribution Amount to the Class A-1, Class A-2, Class A-3
           and Class A-PB Certificates as set forth in clauses (2), (3), (4),
           (5) and (6) above, to distributions of principal to the holders of the Class A-4 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-4 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such
           Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
           Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1
           Certificates, the Class A-2 Certificates and the Class A-3
           Certificates on such Distribution Date;

     (8)   to distributions of principal to the holders of the Class A-1A
           Certificates in an amount (not to exceed the then outstanding
           Certificate Balance of the Class A-1A Certificate) equal to the Loan
           Group 2 Principal Distribution Amount for such Distribution and, after the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4
           Certificates have been retired, the Loan Group 1 Principal
           Distribution Amount remaining after payments to the Class A-PB
           Certificates, Class A-1 Certificates, Class A-2 Certificates, Class
           A-3 Certificates and the Class A-4 Certificates have been made on such Distribution Date;

     (9)   to distributions to the holders of the Class A-1 Certificates, Class
           A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates,
           Class A-4 Certificates and Class A-1A Certificates, pro rata, in accordance with the respective amounts of Realized Losses and
           Additional Trust Fund Expenses, if any, previously allocated to such
           Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

     (10)  after the Class A Certificates have been retired, to distributions of principal to the holders of the Class A-J Certificates in an amount
           (not to exceed the then outstanding Certificate Balance of the Class
           A-J Certificates) equal to the Principal Distribution Amount for such
           Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3
           Certificates, Class A-PB Certificates, Class A-4 Certificates and/or
           Class A-1A Certificates on such Distribution Date;

     (11)  to distributions to the holders of the Class A-J Certificates to reimburse such holders for all Realized Losses and Additional Trust
           Fund Expenses, if any, previously allocated to such Class of
           Certificates and for which no reimbursement has previously been received;

     (12)  to distributions of interest to the holders of the Class B
           Certificates in an amount equal to all Distributable Certificate
           Interest in respect of such Class of Certificates for such
           Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (13)  after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class B Certificates in an amount
           (not to exceed the then outstanding Certificate Balance of the Class
           B Certificates) equal to the Principal Distribution Amount for such
           Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (14)  to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust
           Fund Expenses, if any, previously allocated to such Class of
           Certificates and for which no reimbursement has previously been received;

                                     S-256

     (15)  to distributions of interest to the holders of the Class C
           Certificates in an amount equal to all Distributable Certificate
           Interest in respect of such Class of Certificates for such
           Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (16)  after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class C Certificates in an amount
           (not to exceed the then outstanding Certificate Balance of the Class
           C Certificates) equal to the Principal Distribution Amount for such
           Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (17)  to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust
           Fund Expenses, if any, previously allocated to such Class of
           Certificates and for which no reimbursement has previously been received;

     (18)  to distributions of interest to the holders of the Class D
           Certificates in an amount equal to all Distributable Certificate
           Interest in respect of such Class of Certificates for such
           Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (19)  after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class D Certificates in an amount
           (not to exceed the then outstanding Certificate Balance of the Class
           D Certificates) equal to the Principal Distribution Amount for such
           Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (20)  to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust
           Fund Expenses, if any, previously allocated to such Class of
           Certificates and for which no reimbursement has previously been received;

     (21)  to distributions of interest to the holders of the Class E
           Certificates in an amount equal to all Distributable Certificate
           Interest in respect of such Class of Certificates for such
           Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (22)  after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class E Certificates in an amount
           (not to exceed the then outstanding Certificate Balance of the Class
           E Certificates) equal to the Principal Distribution Amount for such
           Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (23)  to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust
           Fund Expenses, if any, previously allocated to such Class of
           Certificates and for which no reimbursement has previously been received;

     (24)  to distributions of interest to the holders of the Class F
           Certificates in an amount equal to all Distributable Certificate
           Interest in respect of such Class of Certificates for such
           Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (25)  after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class F Certificates in an amount
           (not to exceed the then outstanding Certificate Balance of the Class
           F Certificates) equal to the Principal Distribution Amount for such
           Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (26)  to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust
           Fund Expenses, if any, previously allocated to such Class of
           Certificates and for which no reimbursement has previously been received;

                                     S-257

     (27)  to distributions of interest to the holders of the Class G
           Certificates in an amount equal to all Distributable Certificate
           Interest in respect of such Class of Certificates for such
           Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (28)  after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class G Certificates in an amount
           (not to exceed the then outstanding Certificate Balance of the Class
           G Certificates) equal to the Principal Distribution Amount for such
           Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (29)  to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust
           Fund Expenses, if any, previously allocated to such Class of
           Certificates and for which no reimbursement has previously been received;

     (30)  to distributions of interest to the holders of the Class H
           Certificates in an amount equal to all Distributable Certificate
           Interest in respect of such Class of Certificates for such
           Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (31)  after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class H Certificates in an amount
           (not to exceed the then outstanding Certificate Balance of the Class
           H Certificates) equal to the Principal Distribution Amount for such
           Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (32)  to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust
           Fund Expenses, if any, previously allocated to such Class of
           Certificates and for which no reimbursement has previously been received;

     (33)  to distributions of interest to the holders of the Class J
           Certificates in an amount equal to all Distributable Certificate
           Interest in respect of such Class of Certificates for such
           Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (34)  after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class J Certificates in an amount
           (not to exceed the then outstanding Certificate Balance of the Class
           J Certificates) equal to the Principal Distribution Amount for such
           Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (35)  to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust
           Fund Expenses, if any, previously allocated to such Class of
           Certificates and for which no reimbursement has previously been received;

     (36)  to distributions of interest to the holders of the Class K
           Certificates in an amount equal to all Distributable Certificate
           Interest in respect of such Class of Certificates for such
           Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (37)  after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class K Certificates in an amount
           (not to exceed the then outstanding Certificate Balance of the Class
           K Certificates) equal to the Principal Distribution Amount for such
           Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (38)  to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust
           Fund Expenses, if any, previously allocated to such Class of
           Certificates and for which no reimbursement has previously been received;

                                     S-258

     (39)  to distributions of interest to the holders of the Class L
           Certificates in an amount equal to all Distributable Certificate
           Interest in respect of such Class of Certificates for such
           Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (40)  after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class L Certificates in an amount
           (not to exceed the then outstanding Certificate Balance of the Class
           L Certificates) equal to the Principal Distribution Amount for such
           Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (41)  to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust
           Fund Expenses, if any, previously allocated to such Class of
           Certificates and for which no reimbursement has previously been received;

     (42)  to distributions of interest to the holders of the Class M
           Certificates in an amount equal to all Distributable Certificate
           Interest in respect of such Class of Certificates for such
           Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (43)  after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class M Certificates in an amount
           (not to exceed the then outstanding Certificate Balance of the Class
           M Certificates) equal to the Principal Distribution Amount for such
           Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (44)  to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust
           Fund Expenses, if any, previously allocated to such Class of
           Certificates and for which no reimbursement has previously been received;

     (45)  to distributions of interest to the holders of the Class N
           Certificates in an amount equal to all Distributable Certificate
           Interest in respect of such Class of Certificates for such
           Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (46)  after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class N Certificates in an amount
           (not to exceed the then outstanding Certificate Balance of the Class
           N Certificates) equal to the Principal Distribution Amount for such
           Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (47)  to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust
           Fund Expenses, if any, previously allocated to such Class of
           Certificates and for which no reimbursement has previously been received;

     (48)  to distributions of interest to the holders of the Class O
           Certificates in an amount equal to all Distributable Certificate
           Interest in respect of such Class of Certificates for such
           Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (49)  after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class O Certificates in an amount
           (not to exceed the then outstanding Certificate Balance of the Class
           O Certificates) equal to the Principal Distribution Amount for such
           Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (50)  to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust
           Fund Expenses, if any, previously allocated to such Class of
           Certificates and for which no reimbursement has previously been received;

                                     S-259

     (51)  to distributions of interest to the holders of the Class P
           Certificates in an amount equal to all Distributable Certificate
           Interest in respect of such Class of Certificates for such
           Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (52)  after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class P Certificates in an amount
           (not to exceed the then outstanding Certificate Balance of the Class
           P Certificates) equal to the Principal Distribution Amount for such
           Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (53)  to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust
           Fund Expenses, if any, previously allocated to such Class of
           Certificates and for which no reimbursement has previously been received; and

     (54)  to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution
           Amount remaining after the distributions to be made on such
           Distribution Date as described in clauses (1) through (53) above;

provided that, on each Distribution Date, if any, after the aggregate of the
Certificate Balances of the Subordinate Certificates has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund
Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Termination" below), the payments of principal to be made as contemplated by clauses (3), (4), (5), (6), (7) and (8)
above with respect to the Class A-1 Certificates, the Class A-2 Certificates,
the Class A-3 Certificates, the Class A-PB Certificates, the Class A-4
Certificates and the Class A-1A Certificates will be so made to the holders of the respective Classes of such Certificates which remain outstanding up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of
Certificates and without regard to the Principal Distribution Amount for such date.

     Application of Class EH Available Distribution Amount. The Class EH
Certificates will only be entitled to distributions from amounts collected on the Edgewater Hotel Non-Pooled Component. On each Distribution Date, the
Trustee will apply amounts on deposit in the Distribution Account in the following order of priority to the extent of the Class EH Available
Distribution Amount:

          (i) to distributions of interest to the holders of the Class EH
     Certificates in accordance with the amount of Distributable Certificate
     Interest in respect of such Class, in an amount equal to all Distributable
     Certificate Interest allocable to the Class EH Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

          (ii) to distributions of principal to the holders of the Class EH
     Certificates in an amount equal to the Class EH Principal Distribution
     Amount for such Distribution Date;

          (iii) to distributions to the holders of the Class EH Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund
     Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

          (iv) to distributions to the holders of the Class R-I Certificates in an amount equal to the balance, if any, of the Class EH Available
     Distribution Amount remaining after the distributions to be made on such
     Distribution Date as described in clauses (i) through (iii) above.

     Amounts payable on any Distribution Date which are part of the Class EH
Available Distribution Amount will not be available to make distributions on other Certificates (other than the Class R-I Certificates).

     The Class EH Certificates and the Edgewater Hotel Non-Pooled
Component. The Class EH Certificates will only be entitled to distributions from amounts collected on the Edgewater Hotel Loan allocable to the Edgewater
Hotel Non-Pooled Component. Prior to the occurrence and continuance of a monetary event of default, all collections of principal and interest in respect of the Edgewater Hotel Loan received during any Collection Period (net of any portion allocable to reimburse any outstanding P&I

                                     S-260

Advances, or pay any Servicing Fees, Trustee Fees, Workout Fees, Liquidation
Fees, interest on Advances and any other Additional Trust Fund Expenses in respect of such Mortgage Loan or otherwise payable to persons other than the
Certificateholders) will be applied on the related Distribution Date for the purposes and in the following order of priority:

          (i) to the Certificateholders (other than the holders of the Class EH,
     Class TO and Class Z Certificates) as part of the Available Distribution
     Amount for such Distribution Date, up to an amount equal to accrued and unpaid interest in respect of the Edgewater Hotel Pooled Component through the end of the related Interest Accrual Period;

          (ii) to the Certificateholders (other than the holders of the Class
     EH, Class TO and Class Z Certificates) as part of the Available
     Distribution Amount for such Distribution Date, up to an amount equal to its pro rata share of any principal payments until the Component Principal
     Balance of the Edgewater Hotel Pooled Component is reduced to zero;

          (iii) to the Certificateholders (other than the holders of the Class
     EH, Class TO and Class Z Certificates) as part of the Available
     Distribution Amount for such Distribution Date, to reimburse the Edgewater
     Hotel Pooled Component for all Realized Losses and Additional Trust Fund
     Expenses, if any, previously allocated to the Edgewater Hotel Pooled
     Component and for which no reimbursement has previously been received;

          (iv) to the holders of the Class EH Certificates, as part of the Class
     EH Available Distribution Amount, up to an amount equal to all accrued and unpaid interest in respect of the Edgewater Hotel Non-Pooled Component through the end of the related Interest Accrual Period;

          (v) to the holders of the Class EH Certificates, as part of the Class
     EH Available Amount, up to its pro rata share of any principal payments until the Component Principal Balance of the Edgewater Hotel Non-Pooled
     Component is reduced to zero;

          (vi) to the holders of the Class EH Certificates, as part of the Class
     EH Available Distribution Amount to reimburse the Class EH Certificates for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Edgewater Hotel Non-Pooled Component and for which no reimbursement has been previously received;

          (vii) to the Certificateholders (other than the holders of the Class
     EH, Class TO and Class Z Certificates) for allocation as described below in
     "--Allocation of Prepayment Premiums and Yield Maintenance Charges", an
     amount equal to a pro rata share, based on the outstanding Component
     Principal Balance, of Yield Maintenance Charges received in respect of the
     Edgewater Hotel Loan and allocable to the Edgewater Hotel Pooled Component;
     and

          (viii) to the holders of the Class EH Certificates, for allocation as described below in "--Allocation of Prepayment Premiums and Yield
     Maintenance Charges", an amount equal to a pro rata share, based on the outstanding Component Principal Balance, of Yield Maintenance Charges
     received in respect of the Edgewater Hotel Loan and allocable to the
     Edgewater Hotel Non-Pooled Component;

          (ix) to the Class R-I Certificates, amounts distributable in respect of the Edgewater Hotel Pooled Component and the Edgewater Hotel Non-Pooled
     Component in excess of amounts set forth in clauses (i) - (viii)
     immediately above and clauses (x) and (xi) immediately below:

          (x) to the Class Z Certificates allocated as described in
     "Distribution of Additional Interest" below, an amount equal to a pro rata share, based on the outstanding Component Principal Balance, of Additional
     Interest Amounts received in respect of the Edgewater Hotel Loan and allocable to the Edgewater Hotel Pooled Component; and

          (xi) to the holders of the Class EH Certificates allocated as described in "--Distribution of Additional Interest" below, an amount equal to a pro rata share, based on the outstanding Component Principal Balance, of Additional Interest Amounts received in respect of the Edgewater Hotel
     Loan and allocable to the Edgewater Hotel Non-Pooled Component.

     The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the subject
Distribution Date and will be applied as described above to make distributions on the Certificates (other than the Class EH, Class TO and Class Z
Certificates).

                                     S-261

     Under certain circumstances, the holders of the Certificates will be entitled to certain Advances to the extent described in "--P&I Advances" below.

     Amounts payable on any Distribution Date which are part of the Class EH
Available Distribution Amount will not be available to make distributions on the other Classes of REMIC Regular Certificates.

     Upon the occurrence and continuance of a monetary event of default in respect of the Edgewater Hotel Loan all collections of principal and interest in respect of the Edgewater Hotel Loan received during any Collection Period
(net of any portion allocated to reimburse any outstanding P&I Advances, or pay any Servicing Fees, Trustee Fees, Workout Fees, Liquidation Fees, interest on
Advances and other Additional Trust Fund Expenses in respect of such Mortgage
Loan or otherwise payable to persons other than Certificateholders) will be applied on the related Distribution Date for the purposes and in the following order of priority:

          (i) to the Certificateholders (other than the holders of the Class EH,
     Class TO and Class Z Certificates) as part of the Available Distribution
     Amount for such Distribution Date, up to an amount equal to accrued and unpaid interest in respect of the Edgewater Hotel Pooled Component through the end of the related Interest Accrual Period;

          (ii) to the Certificateholders (other than the holders of the Class
     EH, Class TO and Class Z Certificates) as part of the Available
     Distribution Amount for such Distribution Date, until the Component
     Principal Balance of the Edgewater Hotel Pooled Component is reduced to zero;

          (iii) to the Certificateholders (other than the holders of the Class
     EH, Class TO and Class Z Certificates) as part of the Available
     Distribution Amount for such Distribution Date, to reimburse the Edgewater
     Hotel Pooled Component for all Realized Losses and Additional Trust Fund
     Expenses, if any, previously allocated to the Edgewater Hotel Pooled
     Component and for which no reimbursement has previously been received;

          (iv) to the holders of the Class EH Certificates, as part of the Class
     EH Available Distribution Amount, up to an amount equal to all accrued and unpaid interest in respect of the Edgewater Hotel Non-Pooled Component through the end of the related Interest Accrual Period;

          (v) to the holders of the Class EH Certificates, as part of the Class
     EH Available Distribution Amount, until the Component Principal Balance of the Edgewater Hotel Non-Pooled Component is reduced to zero;

          (vi) to the holders of the Class EH Certificates, as part of the Class
     EH Available Distribution Amount, to reimburse the Class EH Certificates for all Realized Losses and Additional Trust Fund Expenses, if any,
     previously allocated to the Edgewater Hotel Non-Pooled Component and for
     which no reimbursement has been previously received;

          (vii) to the Certificateholders (other than the holders of the Class
     EH, Class TO and Class Z Certificates) for allocation as described below in
     "--Allocation of Prepayment Premiums and Yield Maintenance Charges", an
     amount equal to a pro rata share, based on the outstanding Component
     Principal Balance, of Yield Maintenance Charges received in respect of the
     Edgewater Hotel Loan and allocable to the Edgewater Hotel Pooled Component;

          (viii) to the holders of the Class EH Certificates, for allocation as described below in "--Allocation of Prepayment Premiums and Yield
     Maintenance Charges", an amount equal to a pro rata share, based on the outstanding Component Principal Balance, of Yield Maintenance Charges
     received in respect of the Edgewater Hotel Loan and allocable to the
     Edgewater Hotel Non-Pooled Component;

          (ix) to the Class R-I Certificates in respect of the Edgewater Hotel
     Pooled Component and the Edgewater Hotel Non-Pooled Component in excess of amounts set forth in clauses (i) through (viii) immediately above and clauses (x) and (xi) immediately below;

          (x) to the Class Z Certificates allocated as described in
     "--Distributions of Additional Interest" below, an amount equal to a pro rata share based on the Outstanding Component Principal Balance, of
     Additional Interest Amounts received in respect of the Edgewater Hotel Loan and allocable to the Edgewater Hotel Pooled Component; and

                                     S-262

          (xi) to the holders of the Class EH Certificates allocated or described in "--Distribution of Additional Interest" below, an amount equal to a pro rata share, based on the Outstanding Component Principal Balance, of Additional Interest Amounts received in respect of the Edgewater Hotel
     Loan and allocable to the Edgewater Hotel Non-Pooled Component.

     The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the subject
Distribution Date and will be applied as described above to make distributions on the Certificates (other than the Class EH, Class TO and Class Z
Certificates).

     Under certain circumstances, the holders of the Certificates will be entitled to certain Advances to the extent described in "--P&I Advances" below.

     Amounts payable on any Distribution Date which are part of the Class EH
Available Distribution Amount will not be available to make distributions on the other classes of REMIC Regular Certificates.

     Application of Class TO Available Distribution Amount. The Class TO
Certificates will only be entitled to distributions from amounts collected on the Thousand Oaks Medical Office Building Non-Pooled Component. On each
Distribution Date, the Trustee will apply amounts on deposit in the
Distribution Account in the following order of priority to the extent of the
Class TO Available Distribution Amount:

     (i) to distributions of interest to the holders of the Class TO
Certificates in accordance with the amount of Distributable Certificate
Interest in respect of such Class, in an amount equal to all Distributable
Certificate Interest allocable to the Class TO Certificates for such
Distribution Date and, to the extent not previously paid, for all prior
Distribution Dates;

     (ii) to distributions of principal to the holders of the Class TO
Certificates in an amount equal to the Class TO Principal Distribution Amount for such Distribution Date;

     (iii) to distributions to the holders of the Class TO Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund
Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

     (iv) to distributions to the holders of the Class R-I Certificates in an amount equal to the balance, if any, of the Class TO Available Distribution
Amount remaining after the distributions to be made on such Distribution Date as described in clauses (i) through (iii) above.

     Amounts payable on any Distribution Date which are part of the Class TO
Available Distribution Amount will not be available to make distributions on the other Classes of REMIC Regular Certificates.

     The Class TO Certificates and the Thousand Oaks Medical Office Building
Non-Pooled Component. The Class TO Certificates will only be entitled to distributions from amounts collected on the Thousand Oaks Medical Office
Building Loan allocable to the Thousand Oaks Medical Office Building Non-Pooled
Component. Prior to the occurrence and continuance of a monetary event of default, all collections of principal and interest in respect of the Thousand
Oaks Medical Office Building Loan received during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances, or pay any
Servicing Fees, Trustee Fees, Workout Fees, Liquidation Fees, interest on
Advances and any other Additional Trust Fund Expenses in respect of such
Mortgage Loan or otherwise payable to persons other than those
Certificateholders) will be applied on the related Distribution Date for the purposes and in the following order of priority:

     (i) to the Certificateholders (other than the holders of the Class EH,
Class TO and Class Z Certificates) as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to accrued and unpaid interest in respect of the Thousand Oaks Medical Office Building Pooled
Component through the end of the related Interest Accrual Period;

     (ii) to the Certificateholders (other than the holders of the Class EH,
Class TO and Class Z Certificates) as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to its pro rata share of any principal payments until the Component Principal Balance of the Thousand Oaks
Medical Office Building Pooled Component is reduced to zero;

     (iii) to the Certificateholders (other than the holders of the Class EH,
Class TO and Class Z Certificates) as part of the Available Distribution Amount for such Distribution Date, to reimburse the

                                     S-263

Thousand Oaks Medical Office Building Pooled Component for all Realized Losses
and Additional Trust Fund Expenses, if any, previously allocated to the
Thousand Oaks Medical Office Building Pooled Component and for which no reimbursement has previously been received;

     (iv) to the holders of the Class TO Certificates, as part of the Class TO
Available Distribution Amount, up to an amount equal to all accrued and unpaid interest in respect of the Thousand Oaks Medical Office Building Non-Pooled
Component through the end of the related Interest Accrual Period;

     (v) to the holders of the Class TO Certificates, as part of the Class TO
Available Distribution Amount, up to its pro rata share of any principal payments until the Component Principal Balance of the Thousand Oaks Medical
Office Building Non-Pooled Component is reduced to zero;

     (vi) to the holders of the Class TO Certificates, as part of the Class TO
Available Distribution Amount to reimburse the Class TO Certificates for all
Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Thousand Oaks Medical Office Building Non-Pooled Component and
for which no reimbursement has been previously received; and

     (vii) to the Class R-I Certificates, amounts distributable in respect of the Thousand Oaks Medical Office Building Pooled Component and the Thousand
Oaks Medical Office Building Non-Pooled Component in excess of the amounts set forth in clauses (i) - (vi) immediately above.

     The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the subject
Distribution Date and will be applied as described above to make distributions on the Certificates (other than the Class TO, Class EH and Class Z
Certificates).

     Under certain circumstances, the holders of the Certificates will be entitled to certain Advances to the extent described in "--P&I Advances" below.

     Amounts payable on any Distribution Date which are part of the Class TO
Available Distribution Amount will not be available to make distributions on the other Classes of REMIC Regular Certificates.

     Upon the occurrence and continuance of a monetary event of default in respect of the Thousand Oaks Medical Office Building Loan all collections of principal and interest in respect of the Thousand Oaks Medical Office Building
Loan received during any Collection Period (net of any portion allocated to reimburse any outstanding P&I Advances, or pay any Servicing Fees, Trustee
Fees, Workout Fees, Liquidation Fees, interest on Advances and other Additional
Trust Fund Expenses in respect of such Mortgage Loan) will be applied on the related Distribution Date for the purposes and in the following order of priority:

     (i) to the Certificateholders (other than the holders of the Class TO,
Class EH and Class Z Certificates) as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to accrued and unpaid interest in respect of the Thousand Oaks Medical Office Building Pooled
Component through the end of the related Interest Accrual Period;

     (ii) to the Certificateholders (other than the holders of the Class TO,
Class EH and Class Z Certificates) as part of the Available Distribution Amount for such Distribution Date, until the Component Principal Balance of the
Thousand Oaks Medical Office Building Pooled Component is reduced to zero;

     (iii) to the Certificateholders (other than the holders of the Class TO,
Class EH and Class Z Certificates) as part of the Available Distribution Amount for such Distribution Date, to reimburse the Thousand Oaks Medical Office
Building Pooled Component for all Realized Losses and Additional Trust Fund
Expenses, if any, previously allocated to the Thousand Oaks Medical Office
Building Pooled Component and for which no reimbursement has previously been received;

     (iv) to the holders of the Class TO Certificates, as part of the Class TO
Available Distribution Amount, up to an amount equal to all accrued and unpaid interest in respect of the Thousand Oaks Medical Office Building Non-Pooled
Component through the end of the related Interest Accrual Period;

     (v) to the holders of the Class TO Certificates, as part of the Class TO
Available Distribution Amount, until the Component Principal Balance of the
Thousand Oaks Medical Office Building Non-Pooled Component is reduced to zero;

                                     S-264

     (vi) to the holders of the Class TO Certificates, as part of the Class TO
Available Distribution Amount, to reimburse the Class TO Certificates for all
Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Thousand Oaks Medical Office Building Non-Pooled Component and
for which no reimbursement has been previously received;

     (vii) to the Certificateholders (other than the holders of the Class EH,
Class TO and Class Z Certificates) for allocation as described below in
"--Allocation of Prepayment Premiums and Yield Maintenance Charges", an amount equal to a pro rata share, based on the outstanding Component Principal
Balance, of Yield Maintenance Charges received in respect of the Thousand Oaks
Medical Office Building Loan and allocable to the Thousand Oaks Medical Office
Building Pooled Component;

     (viii) to the holders of the Class TO Certificates, for allocation as described below in "--Allocation of Prepayment Premiums and Yield Maintenance
Charges", an amount equal to a pro rata share, based on the outstanding
Component Principal Balance, of any Yield Maintenance Charge received in respect of a default under the loan documents for the Thousand Oaks Medical
Office Building Loan and allocable to the Thousand Oaks Medical Office Building
Non-Pooled Component; and

     (ix) to the Class R-I Certificates, amounts distributable in respect of the Thousand Oaks Medical Office Buildiing Pooled Component and the Thousand
Oaks Medical Office Building Non-Pooled Component in excess of amounts set forth in clauses (i) through (viii) immediately above.

     The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the subject
Distribution Date and will be applied as described above to make distributions on the Certificates (other than the Class TO, Class EH and Class Z
Certificates).

     Amounts payable on any Distribution Date which are part of the Class TO
Available Distribution Amount will not be available to make distributions on the other classes of REMIC Regular Certificates.

     Distributable Certificate Interest. The "Distributable Certificate
Interest" equals, with respect to each Class of Sequential Pay Certificates for each Distribution Date, the Accrued Certificate Interest in respect of such
Class of Certificates for such Distribution Date, reduced (to not less than zero) by (i) such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for
such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate
Prepayment Interest Shortfall") and (ii) any Certificate Deferred Interest
allocated to such Class of REMIC Regular Certificates.

     The "Accrued Certificate Interest" in respect of each Class of Sequential
Pay Certificates, the Class EH Certificates and the Class TO Certificates for
each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or
Component Principal Balance, as applicable, outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of the
Class X-C and Class X-P Certificates for any Distribution Date will equal the amount of one month's interest at the related Pass-Through Rate on the Notional
Amount of the Class X-C or Class X-P Certificates, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate
Interest will be calculated on a 30/360 basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to each Class of REMIC Regular Certificates
(other than the Class X, Class EH Certificates and the Class TO Certificates)
will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued
Certificate Interest in respect of such Class of Certificates for such
Distribution Date, and the denominator of which is equal to the aggregate
Accrued Certificate Interest in respect of all Classes of REMIC Regular
Certificates (other than the Class X Certificates, the Class EH Certificates and the Class TO Certificates) for such Distribution Date.

     Any such Prepayment Interest Shortfalls allocated to the Certificates, to the extent not covered by the Master Servicer's related Compensating Interest
Payment for such Distribution Date, will reduce the Distributable Certificate
Interest as described above.

                                     S-265

     With respect to each Co-Lender Loan, Prepayment Interest Shortfalls will be allocated, first, to the related Subordinate Companion Loan (provided, with respect to the 180 Maiden Lane Whole Loan, such Prepayment Interest Shortfalls will be allocated, first, to the 180 Maiden Lane Junior Subordinate Companion
Loan and then to the 180 Maiden Lane Subordinate Companion Loan), and, second, to the related Mortgage Loan (and any related Pari Passu Companion Loan). The portion of such Prepayment Interest Shortfall allocated to the related Mortgage
Loan, net of amounts payable, if any, by the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the 175 West Jackson Whole Loan to be allocated, first, to the 175 West Jackson Subordinate Companion Loan and
then pro rata between the 175 West Jackson Pari Passu Loan and the 175 West
Jackson Loan, with any Prepayment Interest Shortfall allocated to the 175 West
Jackson Loan, net of amounts payable by the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall. Further, a Prepayment Interest
Shortfall with respect to the 180 Maiden Lane Loan will be allocated, first, to the 180 Maiden Lane Junior Subordinate Companion Loan, second, to the 180
Maiden Lane Subordinate Companion Loan, and then pro rata between the 180
Maiden Lane Pari Passu Loan and the 180 Maiden Lane Loan (if any) with any
Prepayment Interest Shortfall allocated to the 180 Maiden Lane Loan, net of amounts payable by the Master Servicer, to be included in the Net Aggregate
Prepayment Interest Shortfall.

     With respect to the Edgewater Hotel Loan, the portion of such Prepayment
Interest Shortfall allocated to the Edgewater Hotel Loan will be allocated between the Edgewater Hotel Pooled Component and the Edgewater Hotel Non-Pooled
Component pro rata, based on the amount of interest each such component is otherwise entitled to receive on the related Distribution Date (without giving effect to any capitalization of interest). Compensating Interest Payments made by the Master Servicer with respect to the Edgewater Hotel Loan for any
Distribution Date will be used first, to cover the Prepayment Interest
Shortfalls incurred during the related Collection Period allocated to the
Edgewater Hotel Pooled Component, and second, to cover any Prepayment Interest
Shortfalls incurred during the related Collection Period allocated to the
Edgewater Hotel Non-Pooled Component. Any such Prepayment Interest Shortfalls allocated to the Edgewater Hotel Non-Pooled Component, to the extent not covered by the Master Servicer's Compensating Interest Payment for such
Distribution Date, will reduce the Edgewater Hotel Non-Pooled Component's interest entitlement for the related Distribution Date (without giving effect to any capitalization of interest). Any such Prepayment Interest Shortfalls allocated to the Edgewater Hotel Pooled Component, to the extent not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date, will reduce its Distributable Certificate Interest as described above.

     With respect to the Thousand Oaks Medical Office Building Loan, the
portion of such Prepayment Interest Shortfall allocated to the Thousand Oaks
Medical Office Building Loan will be allocated between the Thousand Oaks
Medical Office Building Pooled Component and the Thousand Oaks Medical Office
Building Non-Pooled Component pro rata, based on the amount of interest each such component is otherwise entitled to receive on the related Distribution
Date (without giving effect to any capitalization of interest). Compensating
Interest Payments made by the Master Servicer with respect to the Thousand Oaks
Medical Office Building Loan for any Distribution Date will be used first, to cover the Prepayment Interest Shortfalls incurred during the related Collection
Period allocated to the Thousand Oaks Medical Office Building Pooled Component,
and second, to cover any Prepayment Interest Shortfalls incurred during the related Collection Period allocated to the Thousand Oaks Medical Office
Building Non-Pooled Component. Any such Prepayment Interest Shortfalls allocated to the Thousand Oaks Medical Office Building Non-Pooled Component, to
the extent not covered by the Master Servicer's Compensating Interest Payment
for such Distribution Date, will reduce the Thousand Oaks Medical Office
Building Non-Pooled Component's interest entitlement for the related
Distribution Date (without giving effect to any capitalization of interest).
Any such Prepayment Interest Shortfalls allocated to the Thousand Oaks Medical
Office Building Pooled Component, to the extent not covered by the Master
Servicer's Compensating Interest Payment for such Distribution Date, will reduce its Distributable Certificate Interest as described above.

     Principal Distribution Amount. So long as both the Class A-4 and Class
A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan

                                     S-266

Group by Loan Group basis (the "Loan Group 1 Principal Distribution Amount" and the "Loan Group 2 Principal Distribution Amount", respectively). On each
Distribution Date after the Certificate Balances of either the Class A-4
Certificates or Class A-1A Certificates has been reduced to zero, a single
Principal Distribution Amount will be calculated in the aggregate for both Loan
Groups. The "Principal Distribution Amount" for each Distribution Date with respect to a Loan Group or the Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master
Servicer, the Trustee or the 2004-C15 Master Servicer, as applicable, but, in each case, exclusive of amounts allocable to principal of the Edgewater Hotel
Non-Pooled Component and the Thousand Oaks Medical Office Building Non-Pooled
Component:

          (a) the aggregate of the principal portions of all Scheduled Payments
     (other than Balloon Payments) and of any Assumed Scheduled Payments due or
     deemed due, on or in respect of the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable (with respect to the Edgewater Hotel Loan, to the extent allocable to the Edgewater Hotel Pooled Component and with respect to the Thousand Oaks Medical Office Building Loan, to the extent allocable to the Thousand Oaks Medical Office Building Pooled Component),
     for their respective Due Dates occurring during the related Collection
     Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer, the Trustee or the 2004-C15 Master
     Servicer, as applicable, prior to such Collection Period;

          (b) the aggregate of all principal prepayments received on the
     Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period;

          (c) with respect to any Mortgage Loan in such Loan Group or the
     Mortgage Pool, as applicable (with respect to the Edgewater Hotel Loan, to the extent allocable to the Edgewater Hotel Pooled Component and with respect to the Thousand Oaks Medical Office Building Loan, to the extent allocable to the Thousand Oaks Medical Office Building Pooled Component),
     as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period
     (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment
     (other than a Balloon Payment) due, or the principal portion of any Assumed
     Scheduled Payment deemed due, in respect of such Mortgage Loan (with respect to the Edgewater Hotel Loan, to the extent allocable to the
     Edgewater Hotel Pooled Component and with respect to the Thousand Oaks
     Medical Office Building Loan, to the extent allocable to the Thousand Oaks
     Medical Office Building Pooled Component) on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable (with respect to the Edgewater Hotel Loan, to the extent allocable to the Edgewater Hotel Pooled Component and with respect to the
     Thousand Oaks Medical Office Building Loan, to the extent allocable to the
     Thousand Oaks Medical Office Building Pooled Component) in the Mortgage
     Pool, and Substitution Shortfall Amounts with respect to Mortgage Loans in the Mortgage Pool or such Loan Group, as applicable, and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans in such Loan
     Group or the Mortgage Pool, as applicable (with respect to the Edgewater
     Hotel Loan, to the extent allocable to the Edgewater Hotel Pooled Component and with respect to the Thousand Oaks Medical Office Building Loan, to the
     extent allocable to the Thousand Oaks Medical Office Building Pooled
     Component), during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment)
     due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial
     Distribution Date, the excess, if any, of the Loan Group 1 Principal
     Distribution Amount, the Loan Group 2 Principal Distribution Amount

                                     S-267

     and the Principal Distribution Amount, as the case may be, for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding
     Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date and (ii) Workout-Delayed
Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date; provided, further, that in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal
Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     Notwithstanding the foregoing, unless otherwise noted, where Principal
Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

     Class EH Principal Distribution Amount. The "Class EH Principal
Distribution Amount" for each Distribution Date will generally equal the aggregate of the following (without duplication) to the extent paid by the borrower under the Edgewater Hotel Loan or advanced by the Master Servicer or
Trustee and allocable to the Edgewater Hotel Non-Pooled Component during the related Collection Period:

          (a) the aggregate of the principal portions (if any) of all Scheduled
     Payments (other than Balloon Payments) and of any Assumed Scheduled
     Payments due or deemed due, on or in respect of the Edgewater Hotel
     Non-Pooled Component for its Due Date occurring during the related
     Collection Period, to the extent not previously paid by the related borrower, prior to such Collection Period;

          (b) the aggregate of all principal prepayments received on or in respect of the Edgewater Hotel Non-Pooled Component during the related
     Collection Period;

          (c) if the stated maturity date of the Edgewater Hotel Loan occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the borrower during the related Collection Period
     (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment
     (other than a Balloon Payment) due, or the principal portion of any Assumed
     Scheduled Payment deemed due, in respect of the Edgewater Hotel Loan to the extent allocable to the Edgewater Hotel Non-Pooled Component on a Due Date
     during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases, with respect to the Edgewater Hotel Loan, to the extent allocable to the Edgewater Hotel Non-Pooled Component and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of the Edgewater Hotel Loan, to the extent allocable to the Edgewater Hotel Non-Pooled Component during the related Collection Period that were identified and applied by the Master
     Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any
     Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the
     Edgewater Hotel Loan, to the extent allocable to the Edgewater Hotel
     Non-Pooled Component, on a Due Date during or prior to the related
     Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial
     Distribution Date, the excess, if any, of the Class EH Principal
     Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Class EH Certificates on such immediately preceding Distribution Date.

                                     S-268

     Class TO Principal Distribution Amount. The "Class TO Principal
Distribution Amount" for each Distribution Date will generally equal the aggregate of the following (without duplication) to the extent paid by the borrower under the Thousand Oaks Medical Office Building Loan or advanced by the Master Servicer or Trustee and allocable to the Thousand Oaks Medical
Office Building Non-Pooled Component during the related Collection Period:

     (a) the aggregate of the principal portions (if any) of all Scheduled
Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Thousand Oaks Medical Office
Building Non-Pooled Component for its Due Date occurring during the related
Collection Period, to the extent not previously paid by the related borrower, prior to such Collection Period;

     (b) the aggregate of all principal prepayments received on or in respect of the Thousand Oaks Medical Office Building Non-Pooled Component during the related Collection Period;

     (c) if the stated maturity date of the Thousand Oaks Medical Office
Building Loan occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the borrower during the related
Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled
Payment (other than a Balloon Payment) due, or the principal portion of any
Assumed Scheduled Payment deemed due, in respect of the Thousand Oaks Medical
Office Building Loan to the extent allocable to the Thousand Oaks Medical
Office Building Non-Pooled Component on a Due Date during or prior to the related Collection Period and not previously recovered;

     (d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases, with respect to the Thousand Oaks Medical Office Building Loan, to the extent allocable to the Thousand Oaks Medical Office Building Non-Pooled Component
and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of the Thousand
Oaks Medical Office Building Loan, to the extent allocable to the Thousand Oaks
Medical Office Building Non-Pooled Component during the related Collection
Period that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a
Balloon Payment) due, or of the principal portion of any Assumed Scheduled
Payment deemed due, in respect of the Thousand Oaks Medical Office Building
Loan, to the extent allocable to the Thousand Oaks Medical Office Building
Non-Pooled Component, on a Due Date during or prior to the related Collection
Period and not previously recovered; and

     (e) if such Distribution Date is subsequent to the initial Distribution
Date, the excess, if any, of the Class TO Principal Distribution Amount for the
immediately preceding Distribution Date, over the aggregate distributions of principal made on the Class TO Certificates on such immediately preceding
Distribution Date.

     Class A-PB Planned Principal Balance. The "Class A-PB Planned Principal
Balance" for any Distribution Date is the balance shown for such Distribution
Date in the table set forth in Annex D to this prospectus supplement. Such balances were calculated using, among other things, the Table Assumptions.
Based on these assumptions, the Certificate Balance of the Class A-PB
Certificates on each Distribution Date would be reduced to the balance indicated for that Distribution Date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Table
Assumptions. Therefore, there can be no assurance that the balance of the Class
A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the
Certificate Balances of the Class A-1A Certificates, Class A-1 Certificates,
Class A-2 Certificates, and Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal
Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as
applicable, will be distributed on the Class A-PB Certificates until the
Certificate Balance of the Class A-PB Certificates is reduced to zero.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due

                                     S-269

thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner.
The "Assumed Scheduled Payment" is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first
Determination Date that follows its stated maturity date and (ii) on an REO
Mortgage Loan. The Assumed Scheduled Payment deemed due on any such Balloon
Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed
Scheduled Payment deemed due on any REO Mortgage Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled
Payment that would have been due in respect of such Mortgage Loan on such Due
Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount (or the Class EH
Principal Distribution Amount with respect to the Class EH Certificates , or the Class TO Principal Distribution Amount with respect to the Class TO
Certificates) will constitute the only distributions of principal on the
Certificates. Reimbursements of previously allocated Realized Losses and
Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the
Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property
(other than the Mortgaged Property related to the 180 Maiden Lane Loan or the
175 West Jackson Loan) may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage
Loan will be treated, for purposes of determining (i) distributions on the
Certificates, (ii) allocations of Realized Losses and Additional Trust Fund
Expenses to the Certificates, and (iii) the amount of Trustee Fees and
Servicing Fees payable under the Pooling Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the
definitions of "Principal Distribution Amount" and "Weighted Average Net
Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan").
For purposes of this paragraph, the term Mortgage Loan includes a related
Companion Loan, if applicable.

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the
event a borrower is required to pay any Prepayment Premium or Yield Maintenance
Charge, the amount of such payments actually collected (and, in the case of a
Co-Lender Loan, payable with respect to the related Mortgage Loan pursuant to the related Intercreditor Agreement) will be distributed in respect of the
Offered Certificates and the Class A-1A, Class E, Class F, Class G and Class H
Certificates as set forth below. "Yield Maintenance Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a
Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment;
provided, in most cases, a minimum fee is required by the Mortgage Loan documents (usually calculated as a percentage of the outstanding principal balance of the Mortgage Loan). Any other fees paid or payable, as the context

                                     S-270

requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time)
of the amount prepaid are considered "Prepayment Premiums".

     Any Prepayment Premiums or Yield Maintenance Charges collected on a
Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any
Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the
holders of each Class of Offered Certificates and the Class A-1A, Class E,
Class F, Class G and Class H Certificates then entitled to distributions of principal with respect to the related Loan Group on such Distribution Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield
Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the
Pass-Through Rate of such Class of Certificates over the relevant Discount Rate
(as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant
Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such
Distribution Date, and the denominator of which is the Principal Distribution
Amount for such Distribution Date. If there is more than one such Class of
Certificates entitled to distributions of principal with respect to the related
Loan Group on any particular Distribution Date on which a Prepayment Premium or
Yield Maintenance Charge is distributable, the aggregate amount of such
Prepayment Premium or Yield Maintenance Charge will be allocated among all such
Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph.
The portion, if any, of the Prepayment Premiums or Yield Maintenance Charges
remaining after any such payments described above will be distributed as follows: (a) on or before the Distribution Date in January 2012, 75% to the holders of the Class X-P Certificates and 25% to the holders of the Class X-C
Certificates and (b) thereafter, 100% to the holders of the Class X-C
Certificates. Any Yield Maintenance Charges payable in respect of the Edgewater
Hotel Loan will be allocated on a pro rata basis between the Edgewater Hotel
Pooled Component and the Edgewater Hotel Non-Pooled Component and, with respect to such amounts allocable to the Edgewater Hotel Non-Pooled Component, will be distributed to the holders of the Class EH Certificates. Any Yield Maintenance
Charge payable in connection with a default under the loan documents for the
Thousand Oaks Medical Office Building Loan will be allocated on a pro rata basis between the Thousand Oaks Medical Office Building Pooled Component and
the Thousand Oaks Medical Office Building Non-Pooled Component and, with respect to such amounts allocable to the Thousand Oaks Medical Office Building
Non-Pooled Component, will be distributed to the holders of the Class TO
Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates and the Class A-1A, Class E, Class F, Class G and Class H Certificates, will equal the yield (when compounded monthly) on the US Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Mortgage
Loan. In the event that there are two or more such US Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date will be utilized.

     For an example of the foregoing allocation of Prepayment Premiums and
Yield Maintenance Charges, see "SUMMARY OF PROSPECTUS SUPPLEMENT" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a
Prepayment Premium or Yield Maintenance Charge, or of the collectability of any
Prepayment Premium or Yield Maintenance Charge. See "DESCRIPTION OF THE
MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement.

     Distributions of Additional Interest. On each Distribution Date, any
Additional Interest collected on an ARD Loan other than Additional Interest allocable to the Edgewater Hotel Non-Pooled Component (and, with respect to any
Co-Lender Loan, payable on the related Mortgage Loan pursuant to the terms of the related Intercreditor Agreement) during the related Collection Period will be distributed to the holders of the Class Z Certificates. Additional Interest collected with respect to the

                                     S-271

Edgewater Hotel Loan will be allocated to the Edgewater Hotel Pooled Component and the Edgewater Hotel Non-Pooled Component on a pro rata basis and, with respect to Additional Interest allocable to the Edgewater Hotel Non-Pooled
Component, will be distributed to the Class EH Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Class A, Class X-C and Class X-P Certificates and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. The Class EH Certificates and the Class TO
Certificates will represent interests in, and will be payable only out of payments, advances and other amounts allocable to the Edgewater Hotel
Non-Pooled Component and the Thousand Oaks Medical Office Building Non-Pooled
Component, respectively . The rights of the holders of the Class EH
Certificates and the Class TO Certificates to receive distributions of amounts collected or advanced in respect of the Edgewater Hotel Non-Pooled Component and the Thousand Oaks Medical Office Building Non-Pooled Component,
respectively will be subordinated, to the extent provided in the Pooling
Agreement, to the rights of the holder of the Edgewater Hotel Pooled Component and the holder of the Thousand Oaks Medical Office Building Pooled Component,
respectively, and therefore the holders of the Class A Certificates, Class X
Certificates and the Subordinate Certificates. This subordination provided by the Subordinate Certificates and, to the extent provided herein, the Class EH
Certificates and the Class TO Certificates, is intended to enhance the likelihood of timely receipt by the holders of the Class A and Class X
Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance.
Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-J, Class
B, Class C and Class D Certificates of the full amount of Distributable
Certificate Interest payable in respect of such Classes of Certificates on each
Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the
Class D Certificates by means of the subordination of the Non-Offered
Certificates (other than the Class A-1A and the Class X Certificates), (b) to the holders of the Class C Certificates by means of the subordination of the
Class D and the Non-Offered Certificates (other than the Class A-1A and the
Class X Certificates), (c) to the holders of the Class B Certificates by means of the subordination of the Class C, the Class D and the Non-Offered
Certificates (other than the Class A-1A and the Class X Certificates), (d) to the holders of the Class A-J Certificates by means of the subordination of the
Class B, Class C, Class D and the Non-Offered Certificates (other than the
Class A-1A and the Class X Certificates) and (e) to the holders of the Class A and Class X Certificates by means of the subordination of the Subordinate
Certificates, will be accomplished by (i) the application of the Available
Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available
Distribution Amount" above and (ii) by the allocation of Realized Losses and
Additional Trust Fund Expenses as described below. Until the first Distribution
Date after the aggregate of the Certificate Balances of the Subordinate
Certificates has been reduced to zero, the Class A-4 Certificates will receive principal payments only after the Certificate Balance of each of the Class A-1,
Class A-2, Class A-3 and Class A-PB Certificates have been reduced to zero, the
Class A-3 Certificates will receive principal payments only after the
Certificate Balance of each of the Class A-1 and A-2 Certificates have been reduced to zero and the Certificate Balance of the Class A-PB Certificates has
been reduced to the Class A-PB Planned Principal Balance, the Class A-2
Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero and the Certificate
Balance of the Class A-PB Certificates has been reduced to the Class A-PB
Planned Principal Balance, and the Class A-1 Certificates will receive principal payments only after the Certificate Balance of the Class A-PB
Certificates has been reduced to the Class A-PB Planned Principal Balance.
However, after the Distribution Date on which the Certificate Balances of the
Subordinate Certificates have been reduced to zero, the Class A-1, Class A-2,
Class A-3, Class A-PB, Class A-4 and Class A-1A Certificates, to the

                                     S-272

extent such Certificates remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A-1, Class A-2, Class
A-3, Class A-PB, Class A-4, Class A-1A and Class X Certificates, to the extent such Certificates remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A-1, Class A-2, Class A-3, Class A-PB and Class
A-4 Certificates, for so long as they are outstanding, of the entire Principal
Distribution Amount with respect to the related Loan Group for each
Distribution Date in accordance with the priorities described under
"--Distributions--Application of the Available Distribution Amount" above will have the effect of reducing the aggregate Certificate Balance of the Class A-1,
Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A Certificates at a
proportionately faster rate than the rate at which the aggregate Stated
Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A-1, Class A-2, Class A-3, Class A-PB,
Class A-4 and Class A-1A Certificates, the percentage interest in the Trust
Fund evidenced by such Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate
Certificates), thereby increasing, relative to their respective Certificate
Balances, the subordination afforded such Class A-1, Class A-2, Class A-3,
Class A-PB, Class A-4 and Class A-1A Certificates by the Subordinate
Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional
Trust Fund Expenses related to all Mortgage Loans (without regard to Loan
Groups) that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential
Pay Certificates, and to the extent applicable, the Class EH Certificates or the Class TO Certificates (in each case, in reduction of their respective
Certificate Balances) as follows, but, with respect to the Classes of
Sequential Pay Certificates, in the aggregate only to the extent the aggregate
Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool (excluding the Edgewater Hotel Non-Pooled Component and the Thousand Oaks Medical Office
Building Non-Pooled Component) that will be outstanding immediately following such Distribution Date: first, to the Class P Certificates, until the remaining
Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class O Certificates, until the remaining Certificate Balance of such
Class of Certificates is reduced to zero; third, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class M Certificates, until the remaining
Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class J Certificates, until the remaining Certificate
Balance of such Class of Certificates is reduced to zero; eighth, to the Class
H Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; ninth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero;
tenth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class E
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; twelfth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; thirteenth, to the Class C Certificates, until the remaining Certificate
Balance of such Class of Certificates is reduced to zero; fourteenth, to the
Class B Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; fifteenth, to the Class A-J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and, last, to the Class A-1 Certificates, the Class A-2
Certificates, the Class A-3 Certificates, the Class A-PB Certificates, the
Class A-4 Certificates and the Class A-1A Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining
Certificate Balances of such Classes of Certificates are reduced to zero.

     Any losses and expenses with respect to the 175 West Jackson Whole Loan will be allocated in accordance with the related Intercreditor Agreement, first, to the 175 West Jackson Subordinate

                                     S-273

Companion Loan, and second, pro rata to the 175 West Jackson Senior Loans (and therefore, with respect to the 175 West Jackson Loan, to the holders of the
Sequential Pay Certificates). Any losses and expenses with respect to the 180
Maiden Lane Whole Loan will be allocated in accordance with the related
Intercreditor Agreement, first, to the 180 Maiden Lane Junior Subordinate
Companion Loan, second, to the 180 Maiden Lane Subordinate Companion Loan, and
then pro rata to the 180 Maiden Lane Senior Loans (and, therefore, with respect to the 180 Maiden Lane Loan, to the holders of the Sequential Pay
Certificates).

     Any losses and expenses that are associated with the Edgewater Hotel Loan will be allocated, first, to the Edgewater Hotel Non-Pooled Component (and therefore, to the Class EH Certificates) and second, to the Edgewater Hotel
Pooled Component (and therefore, to the Classes of Sequential Pay Certificates)
in the manner described above.

     Any losses and expenses that are associated with the Thousand Oaks Medical
Office Building Loan will be allocated, first, to the Thousand Oaks Medical
Office Building Non-Pooled Component (and therefore, to the Class TO
Certificates) and second, to the Thousand Oaks Medical Office Building Pooled
Component (and therefore, to the Classes of Sequential Pay Certificates) in the
manner described above.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The
Realized Loss in respect of a liquidated Mortgage Loan (or related REO
Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage
Rate, Additional Interest, Prepayment Premium or Yield Maintenance Charges) and
(ii) certain related unreimbursed servicing expenses (including any unreimbursed interest on any Advances), over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional
Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. The Realized Loss in respect of a Mortgage
Loan for which a Final Recovery Determination has been made includes nonrecoverable Advances (in each case, including interest on that nonrecoverable Advance) to the extent amounts have been paid from the Principal
Distribution Amount (or the Class EH Principal Distribution Amount with respect to the Class EH Certificates, or the Class TO Principal Distribution Amount
with respect to the Class TO Certificates) pursuant to the Pooling Agreement.

     "Additional Trust Fund Expenses" include, among other things, (i) any
Special Servicing Fees, Liquidation Fees, Determination Party fees (in certain circumstances) or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer and/or the Trustee in respect of unreimbursed
Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling
Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the
Collection Period during which such inspection related expenses were incurred)
and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters
Regarding the Trustee" in the prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor
of the type described under "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in
the prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under
"MATERIAL

                                     S-274

FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Residual
Certificates--Prohibited Transactions Tax and Other Taxes" in the prospectus and "SERVICING OF THE MORTGAGE LOANS--Defaulted Mortgage Loans; REO Properties;
Purchase Option" in this prospectus supplement. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more
Classes of Offered Certificates.

P&I ADVANCES

     On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described below, to make advances
(each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling Agreement, from funds held in the
Certificate Account that are not required to be distributed to
Certificateholders (or paid to any other Person pursuant to the Pooling
Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) (including interest payments on the Edgewater Hotel Non-Pooled Component and the Thousand
Oaks Medical Office Building Non-Pooled Component) and any Assumed Scheduled
Payments, net of related Master Servicing Fees, in respect of the Mortgage
Loans (other than the 180 Maiden Lane Loan and the 175 West Jackson Loan, as
provided below) and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer)
as of the close of business on the last day of the Collection Period. P&I
Advances are intended to maintain a regular flow of scheduled interest and principal payments to the holders of the Class or Classes of Certificates entitled thereto, rather than to insure against losses. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan (including on the Edgewater Hotel Non-Pooled Component and the Thousand Oaks Medical Office
Building Non-Pooled Component), subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO
Property acquired in respect thereof. However, if the Periodic Payment on any
Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the
Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an
Appraisal Reduction Amount exists with respect to any Required Appraisal Loan
(as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent
Distribution Date for so long as such Appraisal Reduction Amount exists, the
Master Servicer or the Trustee, as applicable will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I
Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction Amount and (b) the per annum
Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate)
applicable to the Class of Certificates, to which such Appraisal Reduction
Amount is allocated as described in "--Appraisal Reductions" below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling
Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee will then be required to make such P&I Advance, in such case, subject to the recoverability standard described below. Neither the Master
Servicer nor the Trustee will be required to make any P&I Advances with respect to any Companion Loan. In general, neither the Master Servicer nor the Trustee will be required to make any P&I Advances with respect to the 180 Maiden Lane
Loan or the 175 West Jackson Loan under the Pooling Agreement. Those advances will be made by the 2004-C15 Master Servicer in accordance with the 2004-C15
Pooling Agreement on generally the same terms and conditions as are applicable under the Pooling Agreement. Furthermore, the amount of principal and interest advances to be made with respect to the 180 Maiden Lane Loan and the 175 West
Jackson Loan may be reduced by an appraisal reduction amount as calculated under the 2004-C15 Pooling Agreement, which amount will be calculated in a manner generally the same as an Appraisal Reduction Amount. If the 2004-C15
Master Servicer or the 2004-C15 Trustee fails to make a required principal and interest advance on the 180 Maiden Lane Loan or the 175 West Jackson Loan
pursuant to the 2004-C15 Pooling Agreement (other

                                     S-275

than based on a determination that such advance will not be recoverable out of collections on the 180 Maiden Lane Loan or the 175 West Jackson Loan, as the
case may be), the Master Servicer will be required to make the P&I Advances on the 180 Maiden Lane Loan or the 175 West Jackson Loan, as the case may be, so long as it has received all information necessary to make a recoverability determination. If the Master Servicer fails to make the required P&I Advance, the Trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the Master
Servicer. The Master Servicer and the Trustee may conclusively rely on the non-recoverability determination of the 2004-C15 Master Servicer. If any principal and interest advances are made with respect to the 180 Maiden Lane
Loan or the 175 West Jackson Loan under the 2004-C15 Pooling Agreement or under the Pooling Agreement, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the 2004-C15 Pooling Agreement or the Pooling Agreement, as applicable, including in the event that the
2004-C15 Master Servicer has made a principal and interest advance on the 180
Maiden Lane Loan or the 175 West Jackson Loan that it or the 2004-C15 Special
Servicer subsequently determines is not recoverable from expected collections on the 180 Maiden Lane Loan or the 175 West Jackson Loan, as applicable, from general collections on all Mortgage Loans in the Trust. Notwithstanding
anything to the contrary, amounts advanced in respect of the Edgewater Hotel
Non-Pooled Component or the Thousand Oaks Medical Office Building Non-Pooled
Component will not be available for distributions on the REMIC Regular
Certificates (except for the Class EH Certificates or the Class TO
Certificates, as applicable).

     The Master Servicer (or the Trustee) is entitled to recover any P&I
Advance made out of its own funds from any amounts collected in respect of the
Mortgage Loan (including, with respect to the Edgewater Hotel Loan, the
Edgewater Hotel Non-Pooled Component and with respect to the Thousand Oaks
Medical Office Building Loan, the Thousand Oaks Medical Office Building
Non-Pooled Component) (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage Loan or REO Property ("Related Proceeds"). Neither the Master
Servicer nor the Trustee is obligated to make any P&I Advance that it determines, in accordance with the Servicing Standard (in the case of the
Master Servicer) or its good faith business judgment (in the case of the
Trustee), would, if made, not be recoverable from Related Proceeds (a
"Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee) is
entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. In addition, each of the Master Servicer and the Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that the related Mortgage Loan is modified in connection with such Mortgage Loan becoming a Corrected Mortgage
Loan and is not repaid in full in connection with such modification but instead becomes an obligation of the borrower to pay such amounts in the future (such
Advance, a "Workout-Delayed Reimbursement Amount") out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any
Workout-Delayed Reimbursement Amount may at any time be determined to constitute a nonrecoverable Advance and thereafter shall be recoverable as any other nonrecoverable Advance. A Workout-Delayed Reimbursement Amount will constitute a nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either
(a) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement
Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing Standard (in the case of the Master
Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the
Certificate Account. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the Trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an
Advance is nonrecoverable will be conclusive

                                     S-276

and binding on the Certificateholders, the Master Servicer and the Trustee. Any
requirement of the Master Servicer or the Trustee to make an Advance in the
Pooling Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans. See
"DESCRIPTION OF THE CERTIFICATES--Advances in Respect of Delinquencies" and
"DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in
the prospectus.

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the
Trustee of any reimbursable servicing expense (which may include nonrecoverable advances to the extent deemed to be in the best interest of the
Certificateholders) incurred by it (each such P&I Advance or expense, an
"Advance"), the Master Servicer or the Trustee, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the
Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan (including the Edgewater
Hotel Non-Pooled Component or the Thousand Oaks Medical Office Building
Non-Pooled Component, as applicable) in the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans
(including, with respect to the Edgewater Hotel Loan, the Edgewater Hotel
Non-Pooled Component and, with respect to the Thousand Oaks Medical Office
Building Loan, the Thousand Oaks Medical Office Building Non-Pooled Component)
then on deposit in the Certificate Account; provided, however, no P&I Advance shall accrue interest until after the expiration of any applicable grace period for the related Periodic Payment. In addition, to the extent the Master
Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The
"Reimbursement Rate" is equal to the "prime rate" published in the "Money
Rates" Section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the
Offered Certificates, subject to the distribution priorities described in this prospectus supplement.

     Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the
Master Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Master
Servicer and the Controlling Class Representative, each in its sole discretion)
and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other
Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard or contractual duty under the
Pooling Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling
Agreement. The Master Servicer or the Trustee, as applicable, will be required to give S&P and Moody's at least 15 days notice prior to any such reimbursement to it of nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans, unless the Master Servicer or the
Trustee, as applicable, makes a determination not to give such notice in accordance with the terms of the Pooling Agreement.

     If the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool (including with respect to the
Edgewater Hotel Loan, the Edgewater Hotel Pooled Component, solely to the extent principal and interest payments and collections on the Edgewater Hotel
Non-Pooled Component with respect to the Edgewater Hotel Loan are not sufficient and including with respect to the Thousand Oaks Medical Office
Building Loan, the Thousand Oaks Medical Office Building Pooled Component,
solely to the extent principal and interest payments and collections on the
Thousand

                                     S-277

Oaks Medical Office Building Non-Pooled Component with respect to the Thousand
Oaks Medical Office Building Loan are not sufficient) for any Advance that it has determined is not recoverable out of collections on the related Mortgage
Loan (including with respect to the Edgewater Hotel Loan and the Thousand Oaks
Medical Office Building Loan, the Edgewater Hotel Non-Pooled Component, and the
Thousand Oaks Medical Office Building Non-Pooled Component, respectively if applicable) or reimburses itself out of general collections, related to principal only, on the Mortgage Pool (including with respect to the Edgewater
Hotel Loan, the Edgewater Hotel Pooled Component, if applicable, solely to the extent principal payments and collections on the Edgewater Hotel Non-Pooled
Component with respect to the Edgewater Hotel Loan are not sufficient and including with respect to the Thousand Oaks Medical Office Building Loan, the
Thousand Oaks Medical Office Building Pooled Component, solely to the extent principal and interest payments and collections on the Thousand Oaks Medical
Office Building Non-Pooled Component with respect to the Thousand Oaks Medical
Office Building Loan are not sufficient) for any Workout-Delayed Reimbursement
Amount, then that Advance or Workout-Delayed Reimbursement Amount (together, in each case, with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling Agreement, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the applicable Certificates (prior to, in the case of nonrecoverable Advances only, being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the applicable
Certificates), thereby reducing the Principal Distribution Amount of such
Certificates. To the extent any Advance is determined to be nonrecoverable and to the extent of each Workout-Delayed Reimbursement Amount, if the Advance or
Workout-Delayed Reimbursement Amount is reimbursed out of the Principal
Distribution Amount as described above and the item for which the Advance or
Workout-Delayed Reimbursement Amount was originally made is subsequently collected from payments or other collections on the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date corresponding to the Collection Period in which this item was recovered will be increased by the lesser of (a) the amount of the item and (b) any previous reduction in the
Principal Distribution Amount for a prior Distribution Date pursuant to this paragraph. Amounts in respect of the Edgewater Hotel Non-Pooled Component are not available for distributions on the Certificates (other than the Class EH
Certificates), nor are they available for the reimbursement of nonrecoverable
Advances of principal and interest on the Certificates (other than the Class EH
Certificates) to the extent unrelated to the Edgewater Hotel Loan. If an
Advance by the Master Servicer or Trustee on the Edgewater Hotel Non-Pooled
Component becomes a nonrecoverable Advance (including, among other considerations set forth herein, the Master Servicer or the Trustee, as applicable, is unable to recover such amounts from amounts otherwise available for distribution on the Class EH Certificates), the Master Servicer or the
Trustee, as applicable, will be permitted to recover such nonrecoverable
Advance (including interest thereon) from the assets of the trust available for distribution on the certificates. This may result in shortfalls which will be allocated to the certificates.

     In addition, amounts in respect of the Thousand Oaks Medical Office
Building Non-Pooled Component are not available for distributions on the
Certificates (other than the Class TO Certificates), nor are they available for the reimbursement of nonrecoverable Advances of principal and interest on the
Certificates (other than the Class TO Certificates) to the extent unrelated to the Thousand Oaks Medical Office Building Loan. If an Advance by the Master
Servicer or Trustee on the Thousand Oaks Medical Office Building Non-Pooled
Component becomes a nonrecoverable Advance (including, among other considerations set forth herein, the Master Servicer or the Trustee, as applicable, is unable to recover such amounts from amounts otherwise available for distribution on the Class TO Certificates), the Master Servicer or the
Trustee, as applicable, will be permitted to recover such nonrecoverable
Advance (including interest thereon) from the assets of the trust available for distribution on the Certificates. This may result in shortfalls that will be allocated to the Certificates.

APPRAISAL REDUCTIONS

     Other than with respect to the 180 Maiden Lane Loan and the 175 West
Jackson Loan, upon the earliest of the date (each such date, a "Required
Appraisal Date") that (1) any Mortgage Loan is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the
Special Servicer to

                                     S-278

reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the
Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding, (6) a Balloon
Payment with respect to any Mortgage Loan has not been paid on its scheduled maturity date, unless the Master Servicer has, on or prior to 60 days following the scheduled maturity date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the Due Date of such Balloon Payment
(provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Required
Appraisal Loan) or (7) any Mortgage Loan is outstanding 60 days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage
Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special
Servicer is required to obtain (within 60 days of the applicable Required
Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A
"Qualified Appraiser" is an independent appraiser, selected by the Special
Servicer or the Master Servicer, that is a member in good standing of the
Appraisal Institute, and that, if the state in which the subject Mortgaged
Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction
Amount" exists with respect to the related Required Appraisal Loan, such determination to be made by the Master Servicer as described below. The
Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum (without duplication), as of the first
Determination Date immediately succeeding the Master Servicer's obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated
Principal Balance of such Required Appraisal Loan (including, with respect to the Edgewater Hotel Loan, the Edgewater Hotel Non-Pooled Component and with respect to the Thousand Oaks Medical Office Building Loan, the Thousand Oaks
Medical Office Building Non-Pooled Component) and any Companion Loans related thereto, (ii) to the extent not previously advanced by or on behalf of the
Master Servicer or the Trustee, all unpaid interest on the Required Appraisal
Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid
Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances
(plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal
Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged
Property as determined by such appraisal less any downward adjustments made by the Special Servicer (without implying any obligation to do so) based upon its review of the Appraisal and such other information as the Special Servicer deems appropriate. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal
25% of the principal balance of such Mortgage Loan (including, with respect to the Edgewater Hotel Loan, the Edgewater Hotel Non-Pooled Component and with respect to the Thousand Oaks Medical Office Building Loan, the

                                     S-279

Thousand Oaks Medical Office Building Non-Pooled Component), to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     As a result of calculating an Appraisal Reduction Amount with respect to a
Mortgage Loan, the P&I Advance for such Mortgage Loan for the related
Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse order of entitlement to distribution with respect to such Classes;
provided that with respect to any Appraisal Reduction Amount related to the
Edgewater Hotel Loan, such amounts will be allocated first to the Edgewater
Hotel Non-Pooled Component (which will be allocated to the Class EH
Certificates) prior to any application of such amounts to the Edgewater Hotel
Pooled Component (and as a result to the Offered Certificates) and provided further that with respect to any Appraisal Reduction Amount related to the
Thousand Oaks Medical Office Building Loan, such amounts will be allocated first to the Thousand Oaks Medical Office Building Non-Pooled Component (which will be allocated to the Class TO Certificates) prior to any application of such amounts to the Thousand Oaks Medical Office Building Pooled Component (and
as a result to the Offered Certificates). See "--P&I Advances" above. With respect to the 180 Maiden Lane Loan and the 175 West Jackson Loan, the
appraisal reduction amount will be calculated under the 2004-C15 Pooling
Agreement in a manner generally the same as an Appraisal Reduction Amount as described above. See "SERVICING OF THE MORTGAGE LOANS--Servicing of the 180
Maiden Lane Loan and the 175 West Jackson Loan" in this prospectus supplement.
For the purpose of calculating P&I Advances only, the aggregate Appraisal
Reduction Amounts will be allocated to the Certificate Balance of each Class of
Sequential Pay Certificates in reverse alphabetical order (except with respect to the Class A Certificates, to which such Appraisal Reduction Amounts will be allocated pro rata).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available either electronically (on the Trustee's internet website initially located at "www.ctslink.com/cmbs") or by first class mail on each Distribution Date to each Certificateholder:

          (a) A statement (a "Distribution Date Statement"), substantially in the form of Annex B to this prospectus supplement, setting forth, among other things, for each Distribution Date:

               (i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof;

               (ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate
          Interest;

               (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and
          Yield Maintenance Charges;

               (iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated
          Realized Losses and Additional Trust Fund Expenses;

               (v) the Available Distribution Amount, the Class EH Available
          Distribution Amount and the Class TO Available Distribution Amount for
          such Distribution Date;

               (vi) (a) the aggregate amount of P&I Advances (including any such advances made on the 180 Maiden Lane Loan or 175 West Jackson Loan under the 2004-C15 Pooling Agreement) made in respect of such
          Distribution Date with respect to the Mortgage Pool and each Loan
          Group, and (b) the aggregate amount of servicing advances with respect to the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

               (vii) the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related Determination Date;

               (viii) the aggregate Stated Principal Balance of the Mortgage
          Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

                                     S-280

               (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage
          Pool and each Loan Group as of the close of business on the related
          Determination Date;

               (x) the number and aggregate Stated Principal Balance
          (immediately after such Distribution Date) (and with respect to each delinquent Mortgage Loan, a brief description of the reason for delinquency, if known by the Master Servicer or Special Servicer, as applicable) of Mortgage Loans (a) delinquent 30-59 days, (b)
          delinquent 60-89 days, (c) delinquent 90 days or more, and (d) as to which foreclosure proceedings have been commenced;

               (xi) as to each Mortgage Loan referred to in the preceding clause
          (x) above: (a) the loan number thereof, (b) the Stated Principal
          Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

               (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

               (xiii) with respect to any REO Property included in the Trust
          Fund as to which the Special Servicer has determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to such property have been ultimately recovered (a "Final
          Recovery Determination") was made during the related Collection
          Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the
          Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery
          Determination;

               (xiv) the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date;

               (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

               (xvi) the Pass-Through Rate for each Class of REMIC Regular
          Certificates for such Distribution Date;

               (xvii) the Principal Distribution Amount, the Class EH Principal
          Distribution Amount, the Class TO Principal Distribution Amount, the
          Loan Group 1 Principal Distribution Amount and the Loan Group 2
          Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

               (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses
          incurred during the related Collection Period;

               (xix) the aggregate of all Realized Losses and Additional Trust
          Fund Expenses that were allocated to each Class on such Distribution
          Date;

               (xx) the Certificate Balance of each Class of REMIC Regular
          Certificates (other than the Class X-C and Class X-P Certificates) and the Notional Amount of the Class X-C and Class X-P Certificates
          immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of
          Realized Losses and Additional Trust Fund Expenses on such
          Distribution Date;

               (xxi) the certificate factor for each Class of REMIC Regular
          Certificates immediately following such Distribution Date;

               (xxii) the aggregate amount of interest on P&I Advances
          (including any such advances made on the 180 Maiden Lane Loan or 175
          West Jackson Loan under the 2004-C15 Pooling

                                     S-281

          Agreement) paid to the Master Servicer or the Trustee (or the 2004-C15
          Master Servicer or 2004-C15 Trustee, as applicable) with respect to the Mortgage Pool and each Loan Group during the related Collection
          Period;

               (xxiii) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee with respect to the Mortgage Pool and each Loan Group during the related
          Collection Period;

               (xxiv) the aggregate amount of servicing fees and Trustee Fees paid to the Master Servicer, the Special Servicer and the Trustee, as
          applicable, during the related Collection Period;

               (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination
          Date;

               (xxvi) the original and then current credit support levels for each Class of REMIC Regular Certificates;

               (xxvii) the original and then current ratings for each Class of
          REMIC Regular Certificates;

               (xxviii) the aggregate amount of Prepayment Premiums and Yield
          Maintenance Charges collected with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

               (xxix) the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates and Class Z
          Certificates on such Distribution Date; and

               (xxx) the value of any REO Property included in the Trust Fund at the end of the Collection Period, based on the most recent appraisal or valuation.

          (b) A "CMSA Loan Periodic Update File" and a "CMSA Property File" (in
     electronic form and substance as provided by the Master Servicer and/or the
     Special Servicer) setting forth certain information (with respect to CMSA
     Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

          (c) A "CMSA Collateral Summary File" and a "CMSA Bond File" setting forth certain information with respect to the Mortgage Loans and the
     Certificates, respectively.

          (d) A "CMSA Reconciliation of Funds Report" setting forth certain information with respect to the Mortgage Loans and the Certificates.

     The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and Master Servicer) to the Trustee
prior to each Distribution Date and the Trustee is required to provide or make available electronically or by first class mail to each Certificateholder, the
Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following reports:

          (a) CMSA Delinquent Loan Status Report;

          (b) CMSA Historical Loan Modification and Corrected Mortgage Loan
     Report;

          (c) CMSA Historical Liquidation Report;

          (d) CMSA REO Status Report;

          (e) CMSA Servicer Watch List/Portfolio Review Guidelines;

          (f) CMSA Operating Statement Analysis Report;

          (g) CMSA NOI Adjustment Worksheet;

          (h) CMSA Comparative Financial Status Report;

          (i) CMSA Loan Level Reserve/LOC Report; and

          (j) Monthly Additional Report on Recoveries and Reimbursements.

     Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association ("CMSA")
investor reporting package. Forms of these reports are available at the CMSA's website located at "www.cmbs.org".

                                     S-282

     The reports identified in clauses (a), (b), (c), (d), (i) and (j) above are referred to in this prospectus supplement as the "Unrestricted Servicer
Reports", and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this prospectus supplement as the "Restricted Servicer Reports".

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to
Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the
Special Servicer or the Master Servicer to the Trustee prior to the related
Distribution Date. Absent manifest error, none of the Master Servicer, the
Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as
applicable.

     Book-Entry Certificates. Until such time as definitive Offered
Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry
Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry
Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership)
at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its
Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Information Available Electronically. On or prior to each Distribution
Date, the Trustee will make available to the general public via its internet website initially located at "www.ctslink.com/cmbs", (i) the related
Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan
Setup File, CMSA Bond File and CMSA Collateral Summary File, (iii) the
Unrestricted Servicer Reports, (iv) as a convenience for the general public
(and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the accompanying prospectus and the Pooling
Agreement, and (v) any other items at the request of the Depositor.

     In addition, on each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer
Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon receipt of a certification in the form attached to the Pooling Agreement, to Certificate Owners and prospective transferees, and upon request to any other Privileged Person and to any other person upon the direction of the Depositor.

     The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor.
In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

     The Master Servicer may make available each month via the Master
Servicer's internet website, initially located at "www.wachovia.com" (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File
and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged
Person, the Restricted Servicer Reports and the CMSA Property File. For
assistance with the Master Servicer's internet website, investors may call
(800) 326-1334.

                                     S-283

     "Privileged Person" means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling Agreement), any Rating Agency, the Mortgage
Loan Sellers, any holder of a Companion Loan, the Depositor and its designees, the Underwriters or any party to the Pooling Agreement.

     In connection with providing access to the Trustee's internet website or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer.
Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling Agreement.

     Other Information. The Pooling Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or
Special Servicer, as the case may be, as a prospective transferee of an Offered
Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling Agreement and any amendments thereto, (b)
all Distribution Date Statements delivered to holders of the relevant Class of
Offered Certificates since the Closing Date, (c) all officer's certificates delivered by the Master Servicer since the Closing Date as described under
"DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Evidence as to
Compliance" in the prospectus, (d) all accountants' reports delivered with respect to the Master Servicer since the Closing Date as described under
"DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Evidence as to
Compliance" in the prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged
Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g)
any and all modifications, waivers and amendments of the terms of a Mortgage
Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers' certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from
Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to
Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

                                     S-284

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of REMIC
Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date
(except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table
Assumptions" set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted
Average Life" in this prospectus supplement, which Distribution Date shall in each case be as follows:

                                                               ASSUMED FINAL
                                                                DISTRIBUTION
CLASS DESIGNATION                                                   DATE
--------------------                                        -------------------
Class A-1 ..............................................    September 15, 2009
Class A-2 ..............................................     December 15, 2009
Class A-3 ..............................................     December 15, 2011
Class A-PB .............................................    September 15, 2014
Class A-4 ..............................................     November 15, 2014
Class A-J ..............................................     December 15, 2014
Class B ................................................     December 15, 2014
Class C ................................................     December 15, 2014
Class D ................................................     December 15, 2014

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be later, and could be substantially later, than the related
Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this prospectus supplement)
(except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the
Mortgage Loans. Because the rate of principal payments (including prepayments)
on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final
Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final
Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience.
Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See "YIELD AND MATURITY
CONSIDERATIONS" and "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "YIELD CONSIDERATIONS" and "DESCRIPTION OF THE TRUST FUNDS" in
the accompanying prospectus.

     The "Rated Final Distribution Date" with respect to each Class of Offered
Certificates is the Distribution Date in October 2041, the first Distribution
Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of
Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "RATINGS" in this prospectus supplement.

                                     S-285

VOTING RIGHTS

     At all times during the term of the Pooling Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificates as follows: (i) 4% in the aggregate in the case of the Class X Certificates (allocated, pro rata, between the Classes of
Class X Certificates based on Notional Amount) and (ii) in the case of any
Class of Sequential Pay Certificates, a percentage equal to the product of 96%
and a fraction, the numerator of which is equal to the aggregate Certificate
Balance of such Class of Certificates (as adjusted by treating any Appraisal
Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting
Rights) and the denominator of which is equal to the aggregate Certificate
Balances of all Classes of Sequential Pay Certificates, determined as of the
Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the
Controlling Class, the Controlling Class Representative or the Majority
Subordinate Certificateholder. The holders of the Class R-I, Class R-II, Class
Z, Class EH and Class TO Certificates will not be entitled to any Voting
Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1, Class
A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any
Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special
Servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the
prospectus.

TERMINATION

     The obligations created by the Pooling Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii)
the purchase of all of the Mortgage Loans (including the Edgewater Hotel
Non-Pooled Component and the Thousand Oaks Medical Office Building Non-Pooled
Component) and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer or any single Certificateholder
(so long as such Certificateholder is not an affiliate of the Depositor or a
Mortgage Loan Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the lowest payment priority then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority
Subordinate Certificateholder") and distribution or provision for distribution thereof to the Certificateholders. Written notice of termination of the Pooling
Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer or the
Majority Subordinate Certificateholder of all the Mortgage Loans and all of the
REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans
(other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling Agreement. Such purchase will effect early retirement of then outstanding Offered Certificates, but the right of the Master Servicer, the
Special Servicer or the Majority Subordinate Certificateholder to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans (including, with respect to the Edgewater Hotel Loan, the
Edgewater Hotel Non-Pooled Component and with respect to the Thousand Oaks
Medical Office Building Loan, the Thousand Oaks Medical Office Building
Non-Pooled Component) is less than 1% of the Cut-Off Date Pool Balance.

                                     S-286

     The purchase price paid in connection with the purchase of all Mortgage
Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the
Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the
final Distribution Date will be distributed by the Trustee generally as described under "--Distributions--Application of the Available Distribution
Amount" in this prospectus supplement except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding.

     An exchange by any Certificateholder of all of the then outstanding
Certificates (other than the Class Z Certificates, the Class EH Certificates, the Class TO Certificates and the REMIC Residual Certificates) for all of the
Mortgage Loans and each REO Property remaining in the Trust Fund may be made:
(i) if the then outstanding Certificates (other than the Class Z Certificates, the Class EH Certificates, the Class TO Certificates and the REMIC Residual
Certificates) are held by a single Certificateholder, (ii) after the Class A-1,
Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-J, Class B,
Class C and Class D Certificates have been paid in full, and (iii) by giving written notice to each of the parties to the Pooling Agreement no later than 30 days prior to the anticipated date of exchange; provided, however, that with respect to the Edgewater Hotel Loan or the Thousand Oaks Medical Office
Building Loan, contemporaneously with such exchange for the Mortgage Loans, the holder of the Class EH Certificates or the Class TO Certificates, as applicable and such related Certificateholder shall be required to enter into a participation and servicing agreement that provides the holder of the Class EH
Certificates or the Class TO Certificates, as applicable, substantially the same rights as provided to the Edgewater Hotel Non-Pooled Component or the
Thousand Oaks Medical Office Building Non-Pooled Component, as applicable, under the Pooling Agreement in consideration for the Class EH Certificates or the Class TO Certificates, as applicable. In the event that such
Certificateholder elects to exchange its Certificates for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund, such Certificateholder must deposit in the Certificate Account in immediately available funds in an amount equal to all amounts then due and owing to the Master Servicer, the
Special Servicer, the Trustee, the Certificate Registrar, the REMIC
Administrator and their respective agents under the Pooling Agreement.

     For purposes of the foregoing provisions relating to termination of the
Trust, with respect to the 180 Maiden Lane Loan and the 175 West Jackson Loan,
the term REO Property refers to the Trust's beneficial interest in the related
REO Property under the 2004-C15 Pooling Agreement.

THE TRUSTEE

     Wells Fargo Bank, N.A. (the "Trustee") is acting as trustee pursuant to the Pooling Agreement. See "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain Matters
Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the
accompanying prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution
Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and REO Loan for any Distribution Date equals one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee rate on the Stated Principal
Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee rate is a per annum rate set forth in the Pooling Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the
Pooling Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. The Trustee also has certain duties with respect to REMIC Administration (in such capacity, the "REMIC Administrator"). See "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Reporting and
Other Administrative Matters" in the prospectus.

                                     S-287

     The Trustee is also authorized to invest or direct the investment of funds held in the Distribution Account, the Interest Reserve Account, the Additional
Interest Account and the Gain-on-Sale Reserve Account maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling
Agreement.

                                     S-288

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and
(b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate,
(ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate
Balance, (iii) the rate, timing and severity of Realized Losses and Additional
Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable
Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of any Offered
Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the
Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal
Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the
Class A-PB Planned Principal Balance, then to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2
Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then to the Class A-PB Certificates until the Certificate Balance thereof has been reduced to zero and then, to the Class A-4 Certificates until the
Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal
Distribution Amount (and, after the Class A-4 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution
Date will generally be distributable first to the Class A-1A Certificates.
After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-J, Class B Certificates, the Class C Certificates, the
Class D Certificates and then the Non-Offered Certificates (other than the
Class X and the Class A-1A Certificates Certificates, Class EH Certificates,
Class TO Certificates and Class Z Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.
Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of
Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon
Payments are due, any extension of maturity dates by the Master Servicer, the
2004-C15 Master Servicer or the 2004-C15 Special Servicer, and the rate and timing of principal prepayments and other unscheduled collections thereon
(including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the
Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund).
Furthermore, because the amount of principal that will be distributed to the
Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A
Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1, Class
A-2, Class A-3, Class A-PB and Class A-4 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the
Class A-1A Certificates will be particularly sensitive to prepayments on
Mortgage Loans in Loan Group  2. With respect to the Class A-PB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-PB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2,
Class A-3 and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount
and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the
Class A-PB Certificates is reduced to zero. Accordingly, the Class A-PB
Certificates will become more sensitive to the rate of prepayments on the
Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3 and
Class A-1A Certificates

                                     S-289

were outstanding. In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the
ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the
Pooling Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided that the Master Servicer or the
Special Servicer, as the case may be, may take action to enforce the Trust
Fund's right to apply Excess Cash Flow to principal in accordance with the terms of the ARD Loans' documents.

     In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any
Advance that it or the Special Servicer has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal
Distribution Amount of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates may adversely affect the weighted average lives and yields to maturity of one or more Classes of
Certificates and, after a Final Recovery Determination has been made, will create Realized Losses.

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the
Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates)
while work-outs are negotiated or foreclosures are completed. See "SERVICING OF
THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Realization
Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND
LEASES--Foreclosure" in the prospectus.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans (and which of the Loan
Groups such Mortgage Loan is deemed to be in) with respect to the Class A-1,
Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A Certificates in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered
Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed to or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower)
than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage
Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the
Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans.

                                     S-290

Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the Edgewater Hotel Non-Pooled Component, with respect to the
Edgewater Hotel Loan and by the holders of the Thousand Oaks Medical Office
Building Non-Pooled Component, with respect to the Thousand Oaks Medical Office
Building Loan, and with respect to all other Mortgage Loans, the Edgewater
Hotel Pooled Component and the Thousand Oaks Medical Office Building Pooled
Component by the respective Classes of Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A
Certificates, which share such losses and shortfalls pro rata) to the extent of amounts otherwise distributable in respect of such Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional
Trust Fund Expenses will be allocated, as and to the extent described in this prospectus supplement, to the holders of the Edgewater Hotel Non-Pooled
Component, with respect to the Edgewater Hotel Loan and to the holders of the
Thousand Oaks Medical Office Building Non-Pooled Component, with respect to the
Thousand Oaks Medical Office Building Loan, and with respect to all other
Mortgage Loans, the Edgewater Hotel Pooled Component and the Thousand Oaks
Medical Office Building Pooled Component by the respective Classes of
Sequential Pay Certificates other than the Class A-1, Class A-2, Class A-3,
Class A-PB, Class A-4 and Class A-1A Certificates (in reduction of the
Certificate Balance of each such Class), in reverse alphabetical order of their
Class designations. In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 Certificates, Class A-2 Certificates, Class
A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates and Class
A-1A Certificates (and the Class X Certificates with respect to shortfalls of interest). As more fully described under "DESCRIPTION OF THE
CERTIFICATES--Distributions--Distributable Certificate Interest" in this prospectus supplement, Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates
(other than the Class X, Class EH and the Class TO Certificates) on a pro rata basis.

     Pass-Through Rate. The yield on the Class A-4, Class A-J, Class B, Class C and Class D Certificates could be adversely affected if Mortgage Loans with higher interest rates pay faster than Mortgage Loans with lower interest rates since these Classes bear interest at a rate limited by the Weighted Average Net
Mortgage Rate of the Mortgage Loans.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout
Periods, provisions requiring the payment of Prepayment Premiums, Yield
Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged
Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK
FACTORS--The Mortgage Loans", "--Prepayments Will Affect Your Yield" and
"DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "YIELD
CONSIDERATIONS--Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period, subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance
Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may

                                     S-291

be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage
Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related
Collection Period, the effective yield to the holders of the Offered
Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION
OF THE CERTIFICATES--Distributions--Application of the Available Distribution
Amount" in this prospectus supplement, if the portion of the Available
Distribution Amount distributable in respect of interest on any Class of
Offered Certificates on any Distribution Date is less than the Distributable
Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent
Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Optional Termination. Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges)
and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See "DESCRIPTION OF THE
CERTIFICATES--Termination" in this prospectus supplement.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1, Class A-2, Class A-3, Class
A-PB, Class A-4, Class A-J, Class B, Class C and Class D Certificate refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage
Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization. As described in this prospectus supplement, the Loan Group 1
Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each
Distribution Date will generally be distributable first to reduce the
Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned
Principal Balance, then to the Class A-1 Certificates until the Certificate
Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3
Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-PB Certificates until the Certificate Balance thereof has been reduced to zero and then, to the Class A-4 Certificates until the Certificate
Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution
Amount (and, after the Class A-4 Certificates have been retired, any remaining
Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the
Mortgage Pool will generally be distributable entirely in respect of the Class
A-J Certificates, the Class B Certificates, the Class C Certificates and the
Class D Certificates in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The tables below indicate the percentage of the initial Certificate
Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1,

                                     S-292

Class A-2, Class A-3, Class A-PB, Class A-4, Class A-J, Class B, Class C and
Class D Certificates may mature earlier or later than indicated by the tables.
With respect to the Class A-PB Certificates, although based on the Table
Assumptions (as defined below), the Certificate Balance of the Class A-PB
Certificates on each Distribution Date would be reduced to the Class A-PB
Planned Principal Amount for such Distribution Date, there is no assurance that the Mortgage Loans will perform in conformity with the Table Assumptions.
Therefore, there can be no assurance that the Certificate Balance of the Class
A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the
Certificate Balances of the Class A-1A Certificates, Class A-1, Class A-2 and
Class A-3 Certificates have been reduced to zero, any remaining portion on any
Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan
Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the Class A-PB
Certificates is reduced to zero. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate
Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment
Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed "0% CPR" assumes that none of the
Mortgage Loans is prepaid in whole or in part before maturity or the
Anticipated Repayment Date, as the case may be. The columns headed "25% CPR",
"50% CPR", "75% CPR" and "100% CPR", respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph
(each such scenario, a "Scenario"). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The tables below were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge or prepayment premium is required (otherwise, in the case of each table, each Mortgage Loan is assumed to prepay at the indicated level of
CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay
Certificates are as described in this prospectus supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized
Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are received timely, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have
Due Dates on the first day of each month and accrue interest on the respective basis described in this prospectus supplement (i.e., a 30/360 basis or an
Actual/360 basis), (viii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers' representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums and Yield
Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund and no party entitled thereto will exercise its option to purchase any Mortgage Loan from the Trust Fund described in this prospectus supplement, (xii) the borrowers under any Mortgage
Loans which permit the borrower to choose between defeasance or a yield maintenance charge choose to be subject to a yield maintenance charge,

                                     S-293

(xiii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in February 2005, and (xiv) the
Closing Date for the sale of the Offered Certificates is January 27, 2005.

     The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated
level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing
Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1
                                  CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
1/15/06 ..................................       87          87          87          87          87
1/15/07 ..................................       69          69          69          69          69
1/15/08 ..................................       47          47          47          47          47
1/15/09 ..................................       18          18          18          18          18
1/15/10 ..................................        0           0           0           0           0
                                                ---         ---         ---         ---         ---
Weighted Average Life (in years) .........      2.69        2.69        2.69        2.69        2.68

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-2
                                  CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
1/15/06 ..................................      100         100         100         100         100
1/15/07 ..................................      100         100         100         100         100
1/15/08 ..................................      100         100         100         100         100
1/15/09 ..................................      100         100         100         100         100
1/15/10 ..................................        0           0           0           0           0
                                                ---         ---         ---         ---         ---
Weighted Average Life (in years) .........      4.81        4.80        4.79        4.77        4.61

  PERCENTAGES OF CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
1/15/06 ..................................      100         100         100         100         100
1/15/07 ..................................      100         100         100         100         100
1/15/08 ..................................      100         100         100         100         100
1/15/09 ..................................      100         100         100         100         100
1/15/10 ..................................      100         100         100         100         100
1/15/11 ..................................      100         100          99          98          92
1/15/12 ..................................        0           0           0           0           0
                                                ---         ---         ---         ---         ---
Weighted Average Life (in years) .........      6.85        6.82        6.79        6.74        6.44

                                     S-294

 PERCENTAGES OF CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-PB CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
1/15/06 ..................................      100         100         100         100         100
1/15/07 ..................................      100         100         100         100         100
1/15/08 ..................................      100         100         100         100         100
1/15/09 ..................................      100         100         100         100         100
1/15/10 ..................................       98          98          98          98          98
1/15/11 ..................................       74          74          74          75          79
1/15/12 ..................................       57          57          57          57          57
1/15/13 ..................................       36          36          36          36          36
1/15/14 ..................................       14          14          14          14          14
1/15/15 ..................................        0           0           0           0           0
                                                ---         ---         ---         ---         ---
Weighted Average Life (in years) .........      7.29        7.29        7.29        7.29        7.30

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-4
                                  CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
1/15/06 ..................................      100         100         100         100         100
1/15/07 ..................................      100         100         100         100         100
1/15/08 ..................................      100         100         100         100         100
1/15/09 ..................................      100         100         100         100         100
1/15/10 ..................................      100         100         100         100         100
1/15/11 ..................................      100         100         100         100         100
1/15/12 ..................................      100         100         100         100         100
1/15/13 ..................................      100         100         100         100         100
1/15/14 ..................................      100         100         100         100         100
1/15/15 ..................................        0           0           0           0           0
                                                ---         ---         ---         ---         ---
Weighted Average Life (in years) .........      9.74        9.73        9.71        9.69        9.53

                                     S-295

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-J
                                  CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
1/15/06 ..................................      100         100         100         100         100
1/15/07 ..................................      100         100         100         100         100
1/15/08 ..................................      100         100         100         100         100
1/15/09 ..................................      100         100         100         100         100
1/15/10 ..................................      100         100         100         100         100
1/15/11 ..................................      100         100         100         100         100
1/15/12 ..................................      100         100         100         100         100
1/15/13 ..................................      100         100         100         100         100
1/15/14 ..................................      100         100         100         100         100
1/15/15 ..................................        0           0           0           0           0
                                                ---         ---         ---         ---         ---
Weighted Average Life (in years) .........      9.88        9.88        9.86        9.84        9.63

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
1/15/06 ..................................      100         100         100         100         100
1/15/07 ..................................      100         100         100         100         100
1/15/08 ..................................      100         100         100         100         100
1/15/09 ..................................      100         100         100         100         100
1/15/10 ..................................      100         100         100         100         100
1/15/11 ..................................      100         100         100         100         100
1/15/12 ..................................      100         100         100         100         100
1/15/13 ..................................      100         100         100         100         100
1/15/14 ..................................      100         100         100         100         100
1/15/15 ..................................        0           0           0           0           0
                                                ---         ---         ---         ---         ---
Weighted Average Life (in years) .........      9.88        9.88        9.88        9.88        9.68

                                     S-296

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
1/15/06 ..................................      100         100         100         100         100
1/15/07 ..................................      100         100         100         100         100
1/15/08 ..................................      100         100         100         100         100
1/15/09 ..................................      100         100         100         100         100
1/15/10 ..................................      100         100         100         100         100
1/15/11 ..................................      100         100         100         100         100
1/15/12 ..................................      100         100         100         100         100
1/15/13 ..................................      100         100         100         100         100
1/15/14 ..................................      100         100         100         100         100
1/15/15 ..................................        0           0           0           0           0
                                                ---         ---         ---         ---         ---
Weighted Average Life (in years) .........      9.88        9.88        9.88        9.88        9.72

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
1/15/06 ..................................      100         100         100         100         100
1/15/07 ..................................      100         100         100         100         100
1/15/08 ..................................      100         100         100         100         100
1/15/09 ..................................      100         100         100         100         100
1/15/10 ..................................      100         100         100         100         100
1/15/11 ..................................      100         100         100         100         100
1/15/12 ..................................      100         100         100         100         100
1/15/13 ..................................      100         100         100         100         100
1/15/14 ..................................      100         100         100         100         100
1/15/15 ..................................        0           0           0           0           0
                                                ---         ---         ---         ---         ---
Weighted Average Life (in years) .........      9.88        9.88        9.88        9.88        9.72

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered
Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                                     S-297

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Cadwalader, Wickersham & Taft LLP, counsel to the
Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"),
rulings and decisions now in effect or (with respect to the regulations)
proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered
Certificates.

     For federal income tax purposes, two separate REMIC elections ("REMIC I"
and "REMIC II") will be made with respect to segregated asset pools that make up the trust, other than the Edgewater Hotel Loan and the Thousand Oaks Medical
Building Loan and any Additional Interest on the ARD Loans. In addition, a separate REMIC election (the "Component Mortgage Loan REMIC") will be made with respect to the Edgewater Hotel Loan and the Thousand Oaks Medical Building Loan
(other than any related Additional Interest). Upon the issuance of the Offered
Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion generally to the effect that, assuming (1) the making of appropriate elections,
(2) compliance with all provisions of the Pooling Agreement, (3) compliance with the 2004-C15 Pooling Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed thereunder and (4) compliance with applicable changes in the Code, for federal income tax purposes, each such REMIC will qualify as a REMIC under the Code.
For federal income tax purposes, the REMIC Regular Certificates will represent ownership of the "regular interests" in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC. See "MATERIAL
FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the accompanying prospectus. The portion of the Trust Fund consisting of Additional Interest and the Additional
Interest Account will be treated as a grantor trust for federal income tax purposes, and the Class Z Certificates (and, with respect to Additional
Interest allocable to the Edgewater Hotel Non-Pooled Component, the Class EH
Certificates) will represent undivided beneficial interests in the related assets. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" and "--Grantor
Trust Funds" in the accompanying prospectus.

TAXATION OF THE OFFERED CERTIFICATES

     Based on expected issue prices, it is anticipated that the Offered
Certificates will be treated as having been issued at a premium for federal income tax reporting purposes. Whether any holder of a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such
Certificateholder. Holders of each Class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners
of REMIC Regular Certificates--Premium" in the accompanying prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of amortizable bond premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated
Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--REMICs" and "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" in the accompanying prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID
Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with

                                     S-298

original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate if such Offered Certificate were treated as issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the
Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"). In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by multifamily and mobile home park properties (approximately 14.2%
of the Cut-Off Date Pool Balance) and, accordingly, investment in the Offered
Certificates may not be suitable for certain thrift institutions. The Offered
Certificates will not qualify under the foregoing sections to the extent of any
Mortgage Loan that has been defeased with US government obligations.

     A portion of the Prepayment Premiums and Yield Maintenance Charges
actually collected will be distributed to the holders of the Offered
Certificates as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or
Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield
Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master
Servicer's actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and
Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment
Premiums in general.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--REMICs" in the accompanying prospectus.

                             ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA"), and Code consequences, each potential investor that is a
Plan (as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered
Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to
ERISA or Section 4975 of the Code (a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of
ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to materially similar provisions of applicable federal, state or local law ("Similar Law").

                                     S-299

     The US Department of Labor has issued individual exemptions to each of the
Underwriters (Prohibited Transaction Exemption ("PTE") 96-22 (April 3, 1996) to
Wachovia Corporation, and its subsidiaries and its affiliates, which include
Wachovia Capital Markets, LLC ("Wachovia Securities"), PTE 2000-55 (November
13, 2000) to Countrywide Securities Corporation, Final Authorization Number
98-08E (April 27, 1998) to ABN AMRO Incorporated ("ABN AMRO"), PTE 89-90
(November 23, 1990) to Credit Suisse First Boston LLC ("Credit Suisse First
Boston"), Final Authorization Number 97-03E (December 9, 1996) to Deutsche Bank
Securities Inc. ("Deutsche Bank") and PTE 90-59 (September 6, 1990) to
Greenwich Capital Markets, Inc. ("Greenwich Capital")) (each, an "Exemption"
and collectively, the "Exemptions"), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b)
and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an
Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term
"Underwriter" shall include (a) Wachovia Securities, (b) Countrywide Securities
Corporation, (c) ABN AMRO, (d) Credit Suisse First Boston, (e) Deutsche Bank,
(f) Greenwich Capital, (g) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with
Wachovia Securities, Countrywide Securities Corporation, ABN AMRO, Credit
Suisse First Boston, Deutsche Bank or Greenwich Capital, and (h) any member of the underwriting syndicate or selling group of which Wachovia Securities,
Countrywide Securities Corporation, ABN AMRO, Credit Suisse First Boston,
Deutsche Bank and Greenwich Capital or a person described in (g) is a manager or co-manager with respect to the Offered Certificates.

     The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions
(certain of which are described below) are met. The Exemptions would not apply directly to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

     The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the
Offered Certificates by a Plan to be eligible for exemptive relief thereunder.
First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard
& Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch")
or any successor thereto (each, an "NRSRO"). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group, other than an
Underwriter. The "Restricted Group" consists of each of the Underwriters, the
Depositor, the Master Servicer, the Special Servicer, the Trustee, any
sub-servicer and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any
Underwriter in connection with the distribution or placement of the Offered
Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust
Fund must represent not more than the fair market value of such obligations;
and the sum of all payments made to and retained by the Master Servicer, the
Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith.
Fifth, the investing Plan must be an accredited investor as defined in Rule
501(a)(1) of Regulation D of the Securities and Exchange Commission under the
Securities Act.

     A fiduciary of a Plan contemplating purchasing any Class of the Offered
Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

     The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates

                                     S-300

in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than
Plans for at least one year prior to any Plan's acquisition of the Offered
Certificates.

     If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the
Offered Certificates in the initial issuance of Certificates between the
Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the
Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a "Party in Interest," as defined in the accompanying prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the
Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the
Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of
Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section
4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan's assets in the Offered
Certificates (or such obligor's affiliate) only if, among other requirements
(i) such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the trust, (ii) the investing Plan is not an Excluded Plan, (iii) a Plan's investment in each Class of the Offered Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund)
containing assets sold or serviced by the Depositor or the Master Servicer and
(v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the
Trust Fund is acquired by persons independent of the Restricted Group.

     The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered
Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling Agreement.

     Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the
Exemptions and the other requirements set forth in the Exemptions would be satisfied.

     Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of
Regulation D under the Securities Act. No Plan may purchase

                                     S-301

or hold an interest in any Class of Offered Certificates unless (a) such
Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase or (b) such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited
Transaction Class Exemption 95-60.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER
PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT
TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS
WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY
PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR
ANY PARTICULAR PLAN.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the accompanying prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and Wachovia
Securities, Countrywide Securities Corporation, ABN AMRO, Credit Suisse First
Boston, Deutsche Bank and Greenwich Capital (collectively, the "Underwriters"), the Depositor has agreed to sell to each of Wachovia Securities, Countrywide
Securities Corporation, ABN AMRO, Credit Suisse First Boston, Deutsche Bank and
Greenwich Capital, and each of Wachovia Securities, Countrywide Securities
Corporation, ABN AMRO, Credit Suisse First Boston, Deutsche Bank and Greenwich
Capital has agreed to purchase, severally but not jointly, the respective
Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below, subject in each case to a variance of 5%:

                                          COUNTRYWIDE
                                           SECURITIES                 CREDIT SUISSE
       CLASS        WACHOVIA SECURITIES   CORPORATION     ABN AMRO    FIRST BOSTON   DEUTSCHE BANK   GREENWICH CAPITAL
------------------ --------------------- ------------- ------------- -------------- --------------- ------------------

Class A-1 ........      $ 70,861,000
Class A-2 ........      $511,278,000      $71,400,000   $10,000,000   $ 4,000,000     $25,000,000
Class A-3 ........      $ 52,687,000      $15,000,000
Class A-PB .......      $ 99,727,000      $10,000,000
Class A-4 ........      $472,152,000      $60,000,000   $15,000,000   $21,000,000                       $1,000,000
Class A-J ........      $ 81,545,000      $50,000,000
Class B ..........      $ 46,744,000      $10,000,000
Class C ..........      $ 25,793,000
Class D ..........      $ 23,531,000      $10,000,000

     Wachovia Securities is acting as sole lead manager for this offering and
Countrywide Securities Corporation, ABN AMRO, Credit Suisse First Boston,
Deutsche Bank and Greenwich Capital are acting as co-managers for this offering. Wachovia Securities is acting as sole bookrunner with respect to the
Offered Certificates.

                                     S-302

     Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately
$1,700,581,529, which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Wachovia Securities or one of its affiliates may purchase a portion of certain Classes of the Offered Certificates, purchase certain Offered Certificates for its own account or sell certain Offered
Certificates to one of its affiliates. Sales of the Offered Certificates may also occur on the Closing Date and other dates after the Closing Date, as agreed upon in negotiated transactions with various purchasers. Each
Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, Wachovia
Securities, Countrywide Securities Corporation, ABN AMRO, Credit Suisse First
Boston, Deutsche Bank and Greenwich Capital may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each
Underwriter and any dealers that participate with any Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, none of the Underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See "RISK FACTORS--Liquidity for Certificates May Be Limited" in this prospectus supplement and "RISK FACTORS--Your Ability to Resell Certificates
May Be Limited Because of Their Characteristics" in the accompanying prospectus.

     This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. Wachovia
Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the
Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

     Wachovia Securities, one of the Underwriters, is an affiliate of the
Depositor and Wachovia Bank, National Association, which is one of the Mortgage
Loan Sellers, a Special Servicer and the Master Servicer. Countrywide
Securities Corporation, one of the Underwriters, is an affiliate of Countrywide
Commercial Real Estate Finance, Inc., which is one of the Mortgage Loan
Sellers.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Cadwalader,
Wickersham & Taft LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Dechert LLP, Charlotte, North Carolina.

                                     S-303

                                    RATINGS

     The Offered Certificates are required as a condition of their issuance to have received the following ratings from S&P and Moody's (collectively, the
"Rating Agencies"):

                                                        EXPECTED RATINGS FROM
                       CLASS                                S&P/MOODY'S
----------------------------------------------------   ----------------------
Class A-1 ..........................................           AAA/Aaa
Class A-2 ..........................................           AAA/Aaa
Class A-3 ..........................................           AAA/Aaa
Class A-PB .........................................           AAA/Aaa
Class A-4 ..........................................           AAA/Aaa
Class A-J ..........................................           AAA/Aaa
Class B ............................................           AA/Aa2
Class C ............................................          AA--/Aa3
Class D ............................................            A/A2

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this prospectus supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back-up liquidity provider. A security rating does not represent any assessment of the yield to maturity that investors may experience. In addition, a rating does not address
(i) the likelihood or frequency of voluntary or mandatory prepayments of
Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment
Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors or (v) whether and to what extent Net Aggregate
Prepayment Interest Shortfalls will be realized or allocated to
Certificateholders.

     There can be no assurance that any rating agency not requested to rate the
Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS--
Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks" in the
accompanying prospectus.

                                     S-304

                             INDEX OF DEFINED TERMS

                                                                         PAGE
1% ( ) ...............................................................   S-131
17 Battery Place Companion Loan ......................................   S-109
17 Battery Place Control Appraisal Amount.............................   S-122
17 Battery Place Control Appraisal Period ............................   S-122
17 Battery Place Intercreditor Agreement .............................   S-111
17 Battery Place Loan ................................................   S-109
17 Battery Place Reserve Collateral ..................................   S-122
17 Battery Place Special Event of Default ............................   S-123
17 Battery Place Whole Loan ..........................................   S-110
175 West Jackson Loan ................................................   S-165
175 West Jackson Pari Passu Loan .....................................   S-165
175 West Jackson Subordinate Companion Loan ..........................   S-165
175 West Jackson Companion Loans .....................................   S-109
175 West Jackson Control Appraisal Period ............................   S-112
175 West Jackson Intercreditor Agreement .............................   S-110
175 West Jackson Loan ................................................   S-109
175 West Jackson Loan Option Price ...................................   S-112
175 West Jackson Pari Passu Loan .....................................   S-109
175 West Jackson Purchase Option .....................................   S-112
175 West Jackson Representative ......................................   S-224
175 West Jackson Senior Loans ........................................   S-109
175 West Jackson Subordinate Companion Loan ..........................   S-109
175 West Jackson Whole Loan ..........................................   S-109
175WJ Certificate Control Transfer Period ............................   S-112
180 Maiden Lane Junior Subordinate Companion Loan ....................   S-168
180 Maiden Lane Loan .................................................   S-168
180 Maiden Lane Pari Passu Loan ......................................   S-168
180 Maiden Lane Subordinate Companion Loan ...........................   S-168
180ML Certificate Control Transfer Period ............................   S-115
180 Maiden Lane Companion Loans ......................................   S-109
180 Maiden Lane Intercreditor Agreement ..............................   S-110
180 Maiden Lane Junior Subordinate Companion Loan ....................   S-109
180 Maiden Lane Loan .................................................   S-109
180 Maiden Lane Pari Passu Loan ......................................   S-109
180 Maiden Lane Senior Loans .........................................   S-109
180 Maiden Lane Subordinate Companion Loan ...........................   S-109
180 Maiden Lane Whole Loan ...........................................   S-109
2% ( ) ...............................................................   S-131
2004-C15 Controlling Class Representative ............................   S-233
2004-C15 Master Servicer .............................................   S-227
2004-C15 Pooling Agreement ...........................................   S-227
2004-C15 Special Servicer ............................................   S-227
2004-C15 Transaction .................................................   S-110
2004-C15 Trust Fund ..................................................   S-110
2004-C15 Trustee .....................................................   S-227
3% ( ) ...............................................................   S-131

900 Fourth Avenue Companion Loan................................. S-109, S-181
900 Fourth Avenue Control Appraisal Amount ...........................   S-119
900 Fourth Avenue Control Appraisal Period ...........................   S-119
900 Fourth Avenue Intercreditor Agreement.............................   S-111
900 Fourth Avenue Loan ........................................... S-109, S-181
900 Fourth Avenue Reserve Collateral .................................   S-119
900 Fourth Avenue Special Event of Default............................   S-120
900 Fourth Avenue Whole Loan .........................................   S-110
ABN AMRO .............................................................   S-300
Accrued Certificate Interest .........................................   S-265
Actual/360 basis .....................................................   S-102
Additional Interest ..................................................   S-103
Additional Interest Account ..........................................   S-254
Additional Trust Fund Expenses .......................................   S-274
ADG MHP Pool Three Loan ..............................................   S-109
ADG MHP Pool Two Loan ................................................   S-109
ADG -- Coachman's Terrace Loan .......................................   S-109
ADG -- Fifth Avenue Loan .............................................   S-109
ADG -- Oakridge Loan .................................................   S-109
ADG -- Northrup Court Apartments Loan ................................   S-109
Administrative Cost Rate .............................................   S-130
Advance ..............................................................   S-277
Anticipated Repayment Date ...........................................   S-103
Aon ..................................................................   S-165
AON ..................................................................   S-185
AON Office Building ..................................................   S-185
AON Office Building Companion Loan ...................................   S-109
AON Office Building Intercreditor Agreement ..........................   S-111
AON Office Building Loan .............................................   S-109
AON Office Building Whole Loan .......................................   S-110
Apple Hospitality ....................................................   S-175
Appraisal Reduction Amount ...........................................   S-279
ARD Loans ............................................................   S-103
Artesia ......................................................... S-102, S-212
Artesia Mortgage Loans ...............................................   S-212
Assumed Final Distribution Date ................................... S-2, S-285
Assumed Scheduled Payment ............................................   S-270
Available Distribution Amount ........................................   S-251
Balloon Loans ........................................................   S-103
Balloon Payment ......................................................   S-103
Breach ...............................................................   S-219
Capital Imp. Reserve .................................................   S-131

                                      S-305

                                                                          PAGE
Caplease .............................................................   S-110
Certificate Account ..................................................   S-254
Certificate Balance ..................................................   S-245
Certificate Deferred Interest ........................................   S-247
Certificateholders ...................................................   S-251
Certificates .........................................................   S-242
City of Los Angeles ..................................................   S-172
Class ................................................................   S-242
Class 175WJ Certificates .............................................   S-110
Class 180ML Certificates .............................................   S-110
Class A Certificates .................................................   S-242
Class A-PB Planned Principal Balance .................................   S-269
Class EH Available Distribution Amount ...............................   S-253
Class EH Certificates ................................................   S-242
Class EH Principal Distribution Amount ...............................   S-268
Class TO Available Distribution Amount ...............................   S-253
Class TO Certificates ................................................   S-242
Class TO Principal Distribution Amount ...............................   S-269
Class X Certificates .................................................   S-242
Class X-C Components .................................................   S-248
Class X-C Strip Rate .................................................   S-249
Class X-P Components .................................................   S-249
Class X-P Strip Rate .................................................   S-250
Clearstream ..........................................................   S-242
Clearstream Participants .............................................   S-244
CMSA .................................................................   S-282
CMSA Bond File .......................................................   S-282
CMSA Collateral Summary File .........................................   S-282
CMSA Loan Periodic Update File .......................................   S-282
CMSA Property File ...................................................   S-282
CMSA Reconciliation of Funds Report ..................................   S-282
Co-Lender Loans ......................................................   S-109
Collection Period ....................................................   S-251
Companion Loans ......................................................   S-110
Compass Group ........................................................   S-185
Compensating Interest Payment ........................................   S-228
Component Mortgage Loan REMIC .................................... S-30, S-298
Constant Prepayment Rate .............................................   S-293
Controlling Class ....................................................   S-224
Controlling Class Representative .....................................   S-224
Core Material Documents ..............................................   S-215
Corrected Mortgage Loan ..............................................   S-226
Countrywide ..................................................... S-102, S-212
Countrywide Mortgage Loans ...........................................   S-212
County of Los Angeles ................................................   S-172
CPR ..................................................................   S-293
Credit Suisse First Boston ...........................................   S-300
Crossed Group ........................................................   S-219
Crossed Loan .........................................................   S-219
Custodian ............................................................   S-214
Cut-Off Date .........................................................   S-100
Cut-Off Date Balance .................................................   S-100
Cut-Off Date Group 1 Balance .........................................   S-100
Cut-Off Date Group 2 Balance .........................................   S-100
Cut-Off Date Group Balances ..........................................   S-100
Cut-Off Date LTV .....................................................   S-130
Cut-Off Date LTV Ratio ...............................................   S-130
Cut-Off Date Pool Balance ............................................   S-100
D ( ) ................................................................   S-131
Defaulted Lease Claim ................................................   S-110
Defaulted Mortgage Loan ..............................................   S-238
Defeasance ...........................................................   S-131
Defeasance Collateral ................................................   S-104
Defect ...............................................................   S-219
Depositaries .........................................................   S-243
Determination Date ...................................................   S-251
Determination Party ..................................................   S-219
Deutsche Bank ........................................................   S-300
Discount Rate ........................................................   S-271
Distributable Certificate Interest ...................................   S-265
Distribution Account .................................................   S-254
Distribution Date ....................................................   S-251
Distribution Date Statement ..........................................   S-280
DSC Ratio ............................................................   S-128
DSCR .................................................................   S-128
DTC ..................................................................   S-242
Due Date .............................................................   S-102
Edgewater Hotel Component Principal Balance ..........................   S-248
Edgewater Hotel Non-Pooled Component .................................   S-100
Edgewater Hotel Pooled Component .....................................   S-100
ERISA ................................................................   S-299
Euroclear Operator ...................................................   S-242
Euroclear Participants ...............................................   S-244
Euroclear System .....................................................   S-242
Excess Cash Flow .....................................................   S-103
Excluded Plan ........................................................   S-301
Exemption ............................................................   S-300
Exemptions ...........................................................   S-300
Extra Space Self Storage Portfolio #1 Loans ..........................   S-188
Extra Space Self Storage Portfolio #2 Loans ..........................   S-191
Figueroa Plaza Loan ..................................................   S-172
Final Recovery Determination .........................................   S-281
Fitch ................................................................   S-300
Form 8-K .............................................................   S-220
Fully Amortizing Loan ................................................   S-103
Gain-on-Sale Reserve Account .........................................   S-254
GMAC Servicing Standard ..............................................   S-222
Greenwich Capital ....................................................   S-300
Grubb & Ellis ........................................................   S-185

                                      S-306

                                                                          PAGE
Hotel Gansevoort Loan ................................................   S-178
Indirect Participants ................................................   S-243
Intell ...............................................................   S-165
Intercreditor Agreement ..............................................   S-111
Intercreditor Agreements .............................................   S-111
Interest Accrual Period ..............................................   S-250
Interest Reserve Account .............................................   S-254
Interest Reserve Amount ..............................................   S-254
Interest Reserve Loans ...............................................   S-254
IRS ..................................................................   S-298
L ( ) ................................................................   S-131
LBBS .................................................................   S-172
Liquidation Fee ......................................................   S-229
Loan Group 1 .........................................................   S-100
Loan Group 1 Principal Distribution Amount ...........................   S-267
Loan Group 2 .........................................................   S-100
Loan Group 2 Principal Distribution Amount ...........................   S-267
Loan Groups ..........................................................   S-100
Loan Pair ............................................................   S-221
Loan per Sq. Ft., Unit, Pad or Room ..................................   S-130
Lockout ..............................................................   S-131
Lockout Period .......................................................   S-131
LTV at ARD or Maturity ...............................................   S-130
Majority Subordinate Certificateholder ...............................   S-286
Marriott .............................................................   S-175
Master Servicer ......................................................   S-223
Master Servicing Fee .................................................   S-228
Master Servicing Fee Rate ............................................   S-228
Maturity Date LTV Ratio ..............................................   S-130
Mezz Cap Companion Loans .............................................   S-110
Mezz Cap Intercreditor Agreement .....................................   S-111
Mezz Cap Intercreditor Agreements ....................................   S-111
Mezz Cap Loans .......................................................   S-110
Mezz Cap Whole Loans .................................................   S-110
Moody's ..............................................................   S-300
Mortgage .............................................................   S-101
Mortgage Deferred Interest ...........................................   S-247
Mortgage File ........................................................   S-214
Mortgage Loan Purchase Agreement .....................................   S-212
Mortgage Loan Purchase Agreements ....................................   S-212
Mortgage Loans ...................................................S-100, S-228
Mortgage Note ........................................................   S-101
Mortgage Pool ........................................................   S-100
Mortgage Rate ........................................................   S-102
Mortgaged Property ...................................................   S-101
MWH ..................................................................   S-165
NA ...................................................................   S-131
NAV ..................................................................   S-131
Net Aggregate Prepayment Interest Shortfall...........................   S-265
Net Cash Flow ........................................................   S-129
Net Mortgage Rate ....................................................   S-250
Non-Offered Certificates .............................................   S-242
Nonrecoverable P&I Advance ...........................................   S-276
Notional Amount ......................................................   S-245
NRSRO ................................................................   S-300
O ( ) ................................................................   S-131
Occupancy Percentage .................................................   S-131
Offered Certificates .................................................   S-242
OID Regulations ......................................................   S-298
Open Period ..........................................................   S-131
Option Price .........................................................   S-238
Original Term to Maturity ............................................   S-131
Pari Passu Companion Loans ...........................................   S-110
Participants .........................................................   S-242
Periodic Payments ....................................................   S-102
Plan .................................................................   S-299
Pooling Agreement ....................................................   S-242
Prepayment Interest Excess ...........................................   S-228
Prepayment Interest Shortfall ........................................   S-228
Prepayment Premiums ..................................................   S-271
Primary Collateral ...................................................   S-220
Principal Distribution Amount ........................................   S-267
Privileged Person ....................................................   S-284
PTE ..................................................................   S-300
Purchase Option ......................................................   S-238
Purchase Price .......................................................   S-215
P&I Advance ..........................................................   S-275
Qualified Appraiser ..................................................   S-279
Qualified Substitute Mortgage Loan ...................................   S-215
Rated Final Distribution Date ..................................... S-2, S-285
Rating Agencies ......................................................   S-304
Realized Losses ......................................................   S-274
Reimbursement Rate ...................................................   S-277
REIT .................................................................   S-299
Related Proceeds .....................................................   S-276
Remaining Amortization Term ..........................................   S-131
Remaining Term to Maturity ...........................................   S-131
REMIC ................................................................    S-30
REMIC Administrator ..................................................   S-287
REMIC I .......................................................... S-29, S-298
REMIC II ......................................................... S-29, S-298
REMIC Regular Certificates ...........................................   S-242
REMIC Regulations ....................................................   S-298
REMIC Residual Certificates ..........................................   S-242
Rental Property ......................................................   S-129
REO Extension ........................................................   S-239
REO Mortgage Loan ....................................................   S-270
REO Property .........................................................   S-226

                                      S-307

                                              PAGE
Replacement Reserve ..................................................   S-131
Required Appraisal Date ..............................................   S-278
Required Appraisal Loan ..............................................   S-279
Residence Inn Portfolio #2 Loans .....................................   S-175
Restricted Group .....................................................   S-300
Restricted Servicer Reports ..........................................   S-283
Rules ................................................................   S-243
Scenario .............................................................   S-293
Scheduled Payment ....................................................   S-269
Secure Computing .....................................................   S-181
Securities Act .......................................................   S-242
Sequential Pay Certificates ..........................................   S-242
Servicing Fees .......................................................   S-228
Servicing Standard ...................................................   S-222
Servicing Transfer Event .............................................   S-225
Similar Law ..........................................................   S-299
Special Servicer .....................................................   S-223
Special Servicing Fee ................................................   S-228
Special Servicing Fee Rate ...........................................   S-229
Specially Serviced Mortgage Loans ....................................   S-226
Specially Serviced Trust Fund Assets .................................   S-226
Stated Principal Balance .............................................   S-251
Stroock ..............................................................   S-168
Subordinate Certificates .............................................   S-242
Subordinate Companion Loans ..........................................   S-110
Substitution Shortfall Amount ........................................   S-215
S&P ..................................................................   S-300
Table Assumptions ............................................... S-285, S-293
Terms and Conditions .................................................   S-244
Thousand Oaks Medical Office Building Component Principal Balance ....   S-248
Thousand Oaks Medical Office Building Non-Pooled Component ...........   S-100
Thousand Oaks Medical Office Building Pooled Component ...............   S-100
TI/LC Reserve ........................................................   S-131
Trust Fund ...........................................................   S-242
Trustee ..............................................................   S-287
Trustee Fee ..........................................................   S-287
Underwriter ..........................................................   S-300
Underwriters .........................................................   S-302
Underwriting Agreement ...............................................   S-302
Underwritten Replacement Reserves ....................................   S-130
Union Bank of California .............................................   S-181
Unrestricted Servicer Reports ........................................   S-283
Voting Rights ........................................................   S-286
Wachovia ................................................. S-102, S-212, S-221
Wachovia Mortgage Loans ..............................................   S-212
Wachovia Securities ..................................................   S-300
Wachovia Servicing Standard ..........................................   S-221
Washington State Attorney General ....................................   S-181
Weighted Average Net Mortgage Rate ...................................   S-250
Weitz & Luxenberg ....................................................   S-168
Whole Loan ...........................................................   S-110
Whole Loans ..........................................................   S-110
Workout Fee ..........................................................   S-229
Workout-Delayed Reimbursement Amount .................................   S-276
Year Built ...........................................................   S-130
Yield Maintenance Charges ............................................   S-270
YM ( ) ...............................................................   S-131

                                     S-308

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C16

ANNEX A-1
---------

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

MORTGAGE
  LOAN   LOAN GROUP
 NUMBER    NUMBER                               PROPERTY NAME
--------------------------------------------------------------------------------------

   1          1     6 Times Square
   2          1     175 West Jackson(1)
   3          1     180 Maiden Lane(1)
   4          1     Figueroa Plaza
   5          1     Hotel Gansevoort
   6          1     900 Fourth Avenue
   7          1     AON Office Building
   8          1     116 Huntington Avenue
   9          1     17 Battery Place North
   10         1     Gilroy Crossing Shopping Center
   11         1     Cameron Village
   12         1     Beach Shopping Center
   13         1     Westgate Business Center
   14         2     Willowbrook Apartments
   15         1     The Hub Office Building
   16         1     The Edgewater Hotel
   17         1     ADG MHP Pool Two
  17.1              Bridgeview Gardens
  17.2              South Hills
  17.3              Country Crossing
  17.4              Lake Onalaska
  17.5              Manor Hill
  17.6              Camelot Acres
  17.7              Birch Terrace
  17.8              Spring Brook Village
  17.9              Lakeshore Terrace
 17.10              The Maples
 17.11              Parkview Terrace
   18         2     Boardwalk at Appleyard
   19         1     Jemal Pool
  19.1              700-702 7th Street, NW
  19.2              2715 M Corcoran Condominiums
  19.3              Orme Building
  19.4              Norman Jemal Building
  19.5              603-607 King Street
  19.6              1311-1313 F Street, NW
  19.7              Xando
  19.8              Tommy Joes
  19.9              1817 M Street, NW
   20         1     Thousand Oaks Medical Office Building
   21         1     Vista Del Lago
   22         2     Victory Village Apartments
   23         1     5 West 37th Street
   24         2     The Clairmont Apartments
   25         1     Anchorage Power Center
   26         1     Aiken Mall
   27         1     1007 Church Street
   28         1     Comfort Inn & Suites Hotel Circle
   29         1     Portofino Inn & Suites
   30         1     East Windsor Towne Center
   31         1     Residence Inn #2 - Arcadia, CA
   32         2     The Castilian
   33         2     Casa Bandera Apartments
   34         1     Residence Inn #2 - Irvine, CA
   35         1     Boulevard Crossing Shopping Center
   36         1     Coleman Village
   37         1     Hackettstown Mall
   38         2     Brookshire Square Apartments
   39         1     Washington Square Mall
   40         2     Fountain Village Apartments
   41         1     Country Village Shopping Center
   42         2     Rancho Del Rey Apartments
   43         2     Eagle Point Apartments
   44         1     Four Points Sheraton - Milwaukee, WI
   45         1     428-430 North Rodeo Drive
   46         1     Holcomb 400 Shopping Center
   47         1     The Village at Mirror Lake Shopping Center
   48         1     University Commons Shopping Center
   49         1     Shoppes at Westgate and Ground Lease
   50         1     Queen of the Valley Medical Arts Building
   51         1     Veterans Park Commons
   52         1     Randall's Center Southview
   53         2     Cypress Village Apartments
   54         1     Seminole Oaks Shopping Center
   55         1     Cross Station Center
   56         1     Northview Plaza
   57         1     Lyndon Plaza
   58         1     Extra Space Self Storage #1 - Atlanta (Cheshire Bridge Road), GA
   59         1     Residence Inn #2 - Deerfield, IL
   60         1     Lyncrest Manor Apartments
   61         2     The Heights Apartments
   62         1     Park Central Hotel
   63         1     Palmetto Pavilion
   64         1     Extra Space Self Storage #2 - New Orleans, LA
   65         1     One Monument
   66         1     Holiday Park Plaza
   67         2     ADG MHP Pool Three
  67.1              Evergreen Estates
  67.2              Cloverleaf
  67.3              Maplewood
  67.4              Alexandria
  67.5              Shamrock
   68         1     Anaheim Hills Medical Center
   69         1     Los Angeles Fine Arts & Wine Storage Company
   70         1     Stater Brothers 3 - Hesperia
   71         1     Tenaya Quail Commercial Center
   72         1     Edgewater on Lanier Apartments
   73         1     Wyndham Hotel - Mount Laurel, NJ (Ground Lease)
   74         1     Parkway Plaza
   75         1     Dover Esplanade Building 7
   76         1     Broad & Wood Business Center
   77         1     Extra Space Self Storage #1 - Dallas, TX
   78         1     Bell Station Apartments
   79         1     Silver Park Apartments
   80         1     Stater Brothers 2 - Victorville (Hook)
   81         1     Residence Inn #2 - Berwyn, PA
   82         1     Northern Lights Crossing
   83         1     Homewood Square Plaza
   84         1     Extra Space Self Storage #2 - Richmond, VA
   85         1     Andrews Avenue Office Building
   86         1     Extra Space Self Storage #2 - Metairie, LA
   87         1     Extra Space Self Storage #2 - Orlando, FL
   88         1     Extra Space Self Storage #1 - Snellville, GA
   89         1     Darden Restaurant (Pad)
   90         1     Breeze Realty
   91         1     Extra Space Self Storage #1 - Fort Myers, FL
   92         1     Stater Brothers 1 - Victorville (Bear Valley)
   93         1     910 & 1310 Camino Del Mar
  93.1              910  Camino Del Mar
  93.2              1310 Camino Del Mar
   94         1     Residence Inn #2 - Greensboro, NC
   95         1     Residence Inn #2 - Jacksonville, FL
   96         1     Extra Space Self Storage #2 - Madeira Beach, FL
   97         1     Lakeview Village Shopping Center
   98         2     Bridgewater Apartments
   99         1     Best Buy - Cerritos
  100         1     Walgreens - Seattle, WA
  101         1     CVS - Largo, FL
  102         1     Safeway Eagle Bend Marketplace
  103         1     Walgreens - Van Nuys
  104         1     The Shops at Bristol Commons
  105         1     Extra Space Self Storage #2 - Port Charlotte, FL
  106         1     Extra Space Self Storage #1 - Fort Lauderdale, FL
  107         1     Walgreens - Gardena
  108         1     Residence Inn #2 - Columbia, SC
  109         1     Extra Space Self Storage #2 - Valrico, FL
  110         1     Walgreens - Puyallup, WA
  111         1     Village Overlook I&II
  112         1     Extra Space Self Storage #2 - Stone Mountain, GA
  113         1     Moana West Annex
  114         1     Summit Crossing
  115         1     Extra Space Self Storage #1 - Goose Creek, SC
  116         2     Newberry Apartments/Pine Tree Village Pool
 116.1              Pine Tree Village Apartments
 116.2              Newberry Apartments
  117         2     Aspen Grove Apartments
  118         1     Extra Space Self Storage #1 - Austin, TX
  119         1     CVS - College Station, TX
  120         1     Boat Club Plaza Shopping Center(2)
  121         1     Extra Space Self Storage #1 - Fort Worth, TX
  122         1     Harbor Village Plaza
  123         1     Extra Space Self Storage #2 - Charleston, SC
  124         1     Residence Inn #2 - Boca Raton, FL
  125         1     West End Pointe Shopping Center
  126         1     Stor-n-Lock - Palm Desert, CA
  127         1     Walgreens - Chelmsford, MA
  128         1     Extra Space Self Storage #1 - Riverview, FL
  129         1     Extra Space Self Storage #2 - Summerville, SC
  130         1     Grenoble Square Shopping Center
  131         1     Eckerd - McDonough, GA
  132         1     Residence Inn #2 - Clearwater, FL
  133         1     Residence Inn #2 - Pensacola, FL
  134         1     Pointe West Apartments
  135         1     ADG - Oakridge
  136         1     Rose Plaza Shopping Center
  137         1     Extra Space Self Storage #1 - Columbia, SC
  138         1     CVS - Gulf Breeze, FL
  139         2     The Carolina Apartments
  140         1     1550 Airport Boulevard
  141         1     Office Depot & Verizon Wireless at Hickory Village
  142         1     Dumke Office Pool
 142.1              491 South Washburn Street
 142.2              450-480 North Koeller Street
  143         1     Commercial Arts Building
  144         1     Desert Hot Springs Town Center
  145         1     Eckerd - Lower Burrell, PA
  146         1     Eckerd - Kennesaw, GA
  147         1     Walgreens - Carrollton, GA
  148         2     Summerhill Townhomes & Miller Avenue Apartments
 148.1              Summerhill Townhomes
 148.2              Miller Avenue Apartments
  149         1     CVS - Miami, FL
  150         1     Extra Space Self Storage #2 - Atlanta (Roswell Road), GA
  151         1     CVS - Mesa, AZ
  152         1     Capital Plaza
  153         1     CVS - Katy, TX
  154         1     Residence Inn #2 - Lubbock, TX
  155         1     Extra Space Self Storage #2 - Alpharetta, GA
  156         1     ADG - Coachman's Terrace
  157         1     Orchard Plaza Shopping Center
  158         1     CVS - League City, TX
  159         1     Extra Space Self Storage #1 - Grand Prairie, TX
  160         1     Adams Plaza
  161         2     ADG - The Northrup Court Apartments
  162         1     U-Stor Spring Creek
  163         1     DeSoto Beach Hotel
  164         1     Extra Space Self Storage #1 - San Antonio (Culebra Road), TX
  165         1     Extra Space Self Storage #1 - Arlington, TX
  166         1     Park 720 Commercial Center
  167         1     Rita Ranch Building C
  168         1     Monticello Business Center I
  169         1     Extra Space Self Storage #1 - San Antonio (Westchase Drive), TX
  170         1     Stor-n-Lock - Salt Lake City, UT
  171         1     La-Z-Boy - Pembroke Pines, FL
  172         1     David's Bridal - Sunrise, FL
  173         2     Crestview Apartments
  174         1     Stor-All - Fort Pierce, FL
  175         1     Villa Rica Market Place
  176         1     Palm Beach Tan Building & Chase Bank (Pad)
  177         1     1615 York Road
  178         1     Stor-All - Roswell, GA
  179         1     Ridgely Professional Building
  180         1     Mt Vernon Retail
  181         1     ADG - Fifth Avenue
  182         1     Tower Records - Dallas, TX
  183         1     Blockbuster Video - Mount Dora, FL

MORTGAGE
  LOAN
 NUMBER                                                            ADDRESS                                      CITY
------------------------------------------------------------------------------------------------------------------------------

   1     1466 Broadway                                                                                New York
   2     175 West Jackson Boulevard                                                                   Chicago
   3     180 Maiden Lane                                                                              New York
   4     201 & 221 North Figueroa Street                                                              Los Angeles
   5     18 Ninth Avenue                                                                              New York
   6     900 Fourth Avenue                                                                            Seattle
   7     1000 Milwaukee Avenue                                                                        Glenview
   8     116 Huntington Avenue                                                                        Boston
   9     17 Battery Place                                                                             New York
   10    Southwest Corner Pacheco Pass Highway & Camino Arroyo                                        Gilroy
   11    Northeast Quadrant of Oberlin Road & Clark Avenue                                            Raleigh
   12    1895 East Main Street                                                                        Peekskill
   13    1933 Davis Street                                                                            San Leandro
   14    2601 South Pavilion Center Drive                                                             Las Vegas
   15    247 South State Street                                                                       Chicago
   16    2411 Alaskan Way                                                                             Seattle
   17    Various                                                                                      Various
  17.1   888 East Shady Lane                                                                          Neenah
  17.2   1217 Madison Street                                                                          Beaver Dam
  17.3   W6150 County BB                                                                              Appleton
  17.4   1004 Second Avenue North                                                                     Onalaska
  17.5   63 Manor Hill Drive                                                                          Eden
  17.6   32 Camelot Lane                                                                              Rice Lake
  17.7   N4791 State Road 25                                                                          Menomonie
  17.8   2601 South Colley Road                                                                       Beloit
  17.9   2136 20 1/8 Avenue                                                                           Rice Lake
 17.10   4610 8th Street South                                                                        Wisconsin Rapids
 17.11   2430 Mary Street                                                                             Marinette
   18    2526 West Tennessee Street                                                                   Tallahassee
   19    Various                                                                                      Various
  19.1   700-702 7th Street, NW                                                                       Washington
  19.2   2715-2731 M Street, NW                                                                       Washington
  19.3   1424 K Street, NW                                                                            Washington
  19.4   11611 Old Georgetown Road                                                                    Rockville
  19.5   603-607 King Street                                                                          Alexandria
  19.6   1311-1313 F Street, NW                                                                       Washington
  19.7   700 King Street                                                                              Alexandria
  19.8   4714 Montgomery Lane                                                                         Bethesda
  19.9   1817 M Street, NW                                                                            Washington
   20    401 and 415 E. Rolling Oaks Drive                                                            Thousand Oaks
   21    27772-27870 Vista Del Lago                                                                   Mission Viejo
   22    501 East Lake Mead Drive                                                                     Henderson
   23    5 West 37th Street                                                                           New York
   24    8413 George Washington Memorial Highway                                                      Yorktown
   25    8601-8701 Old Seward Highway                                                                 Anchorage
   26    2441 Whiskey Road                                                                            Aiken
   27    1007 Church Street                                                                           Evanston
   28    2201 Hotel Circle South                                                                      San Diego
   29    1831 South Harbor Boulevard                                                                  Anaheim
   30    370 Route 130                                                                                East Windsor
   31    321 East Huntington Drive                                                                    Arcadia
   32    2323 San Antonio Street                                                                      Austin
   33    855 East University Avenue                                                                   Las Cruces
   34    10 Morgan Street                                                                             Irvine
   35    U.S. Route 31 and East Boulevard                                                             Kokomo
   36    900 Marietta Highway                                                                         Roswell
   37    215 Mountain Avenue                                                                          Hackettstown
   38    12535 Brookshire Avenue                                                                      Downey
   39    719 West 15th Street                                                                         Washington
   40    1345 South Kolb Road                                                                         Tuscon
   41    8700-8800 Baseline Road                                                                      Rancho Cucamonga
   42    2701 North Decatur Boulevard                                                                 Las Vegas
   43    4401 Morris Street NE                                                                        Albuquerque
   44    4747 South Howell Avenue                                                                     Milwaukee
   45    428-430 North Rodeo Drive                                                                    Beverly Hills
   46    1475 Holcomb Bridge Road                                                                     Roswell
   47    2000 Mirror Lake Boulevard                                                                   Villa Rica
   48    6702-6738, 6800-6820, 6846, 6848, 6862 & 6900 North University Drive & 7450 West McNab Road  Tamarac
   49    11701 & 11681 West Broad Street                                                              Richmond
   50    1135 S. Sunset Avenue                                                                        West Covina
   51    161 Halyburton Memorial Parkway                                                              Wilmington
   52    11021 Fuqua Road                                                                             Houston
   53    6343 Lincoln Avenue                                                                          Buena Park
   54    10785-10835 102nd Avenue and 10330-10390 Seminole Boulevard                                  Seminole
   55    2800 Old Dawson Road                                                                         Albany
   56    10675-10677 E. Northwest Highway                                                             Dallas
   57    20 South Santa Cruz Avenue                                                                   Los Gatos
   58    2489 Cheshire Bridge Road                                                                    Atlanta
   59    530 Lake Cook Road                                                                           Deerfield
   60    6300, 6320 & 6500 South Avalon Avenue; 6401 South Lyncrest Avenue                            Sioux Falls
   61    102 23rd Avenue SW                                                                           Puyallup
   62    640 Ocean Drive                                                                              Miami Beach
   63    8409 Dorchester Road                                                                         North Charleston
   64    1120 South Jefferson Davis Parkway                                                           New Orleans
   65    421 Stuart Circle                                                                            Richmond
   66    1501-1621 East Sunrise Boulevard                                                             Fort Lauderdale
   67    Various                                                                                      Various
  67.1   415 Western Avenue                                                                           Faribault
  67.2   150 Highway 10 North                                                                         Saint Cloud
  67.3   1 Maplewood Park                                                                             Lake City
  67.4   2205 South Broadway                                                                          Alexandria
  67.5   1009 Shamrock Lane                                                                           Albany
   68    500 South Anaheim Hills Road                                                                 Anaheim Hills
   69    2290 South Centinela Avenue                                                                  Los Angeles
   70    14466 Main Street                                                                            Hesperia
   71    6635, 6655, 6675 South Tenaya Way                                                            Las Vegas
   72    2149 Old Thompson Bridge Road                                                                Gainesville
   73    1111 Route 73                                                                                Mount Laurel
   74    5265 South John Young Parkway                                                                Orlando
   75    1005 Hooper Avenue                                                                           Toms River
   76    603-699 East Broad Street                                                                    Bethlehem
   77    5701 East Northwest Highway                                                                  Dallas
   78    3201 Watchman Drive                                                                          Montgomery
   79    901 Bayshore Boulevard                                                                       San Francisco
   80    15235 Hook Boulevard                                                                         Victorville
   81    600 West Swedesford Road                                                                     Berwyn
   82    5340 Grand Avenue                                                                            Gurnee
   83    17729-17825 South Halsted Street                                                             Homewood
   84    6100 West Broad Street                                                                       Richmond
   85    6400 North Andrews Avenue                                                                    Ft. Lauderdale
   86    6005 Airline Drive                                                                           Metairie
   87    5592 LB McLeod Road                                                                          Orlando
   88    3942 Highway 78                                                                              Snellville
   89    2300 NW Executive Center Drive                                                               Boca Raton
   90    19-26 & 19-40 Hazen Street                                                                   East Elmhurst
   91    9321 Cypress Lake Drive                                                                      Fort Myers
   92    13760 Bear Valley Road                                                                       Victorville
   93    Various                                                                                      Del Mar
  93.1   910 Camino Del Mar                                                                           Del Mar
  93.2   1310 Camino Del Mar                                                                          Del Mar
   94    2000 Veasley Street                                                                          Greensboro
   95    8365 Dix Ellis Trail                                                                         Jacksonville
   96    4319 Duhme Road                                                                              Madeira Beach
   97    3680 Sangani Boulevard                                                                       D'Iberville
   98    720 22nd Avenue East                                                                         Alexandria
   99    12989 Park Plaza Drive                                                                       Cerritos
  100    Southeast Corner of NE 50th Street and 12th Avenue NE                                        Seattle
  101    8905 Bryan Dairy Road                                                                        Largo
  102    22675 East Aurora Parkway                                                                    Aurora
  103    13231 Victory Boulevard                                                                      Van Nuys
  104    3168-3170 Linden Drive                                                                       Bristol
  105    17960 Paulson Drive                                                                          Port Charlotte
  106    5201 Northwest 31st Avenue                                                                   Fort Lauderdale
  107    1344 West Redondo Beach Boulevard                                                            Gardena
  108    150 Stoneridge Drive                                                                         Columbia
  109    2402 Bloomingdale Avenue                                                                     Valrico
  110    10302 Sunrise Boulevard East                                                                 Puyallup
  111    7444 & 7445 Hanover Parkway                                                                  Stockbridge
  112    5151 Annistown Road                                                                          Stone Mountain
  113    901-971 West Moana Lane                                                                      Reno
  114    801 Summit Crossing Place                                                                    Gastonia
  115    427 Saint James Avenue                                                                       Goose Creek
  116    Various                                                                                      Various
 116.1   2861 Mercer-West Middlesex Road                                                              Shenango Township
 116.2   615 Flower Avenue                                                                            Grove City
  117    1210 - 1470 Aspen Drive, 1300-1320 Evelyn Drive & 2600-2655 Marilyn Drive                    Marysville
  118    6412 Burnet Road                                                                             Austin
  119    2411 Texas Avenue South                                                                      College Station
  120    4601 - 4625 Boat Club Road                                                                   Fort Worth
  121    5401 West Rosedale Street                                                                    Fort Worth
  122    12892-12952 Harbor Boulevard                                                                 Garden Grove
  123    3510 Glenn McConnell Parkway                                                                 Charleston
  124    525 NW 77th Street                                                                           Boca Raton
  125    1751 & 1795 Garth Brooks Boulevard                                                           Yukon
  126    74853 Hovley Lane East                                                                       Palm Desert
  127    86 Chelmsford Street                                                                         Chelmsford
  128    6506 US Highway 301 South                                                                    Riverview
  129    609 Old Trolley Road                                                                         Summerville
  130    3330 West 183rd Street                                                                       Hazel Crest
  131    SEC Highway 20 & Industrial Boulevard                                                        McDonough
  132    2233 Ulmerton Road                                                                           Clearwater
  133    7230 Plantation Road                                                                         Pensacola
  134    1815,1901 & 1921 West 18th Street                                                            Cedar Falls
  135    N3525 Trieloff Road                                                                          Fort Atkinson
  136    4700-4744 South Lincoln Highway                                                              Matteson
  137    115 Harban Court                                                                             Columbia
  138    713 Gulf Breeze Parkway                                                                      Gulf Breeze
  139    215 Paper Mill Road                                                                          Lawrenceville
  140    1550 Airport Boulevard                                                                       Santa Rosa
  141    2151 & 2155 N. Highland Avenue                                                               Jackson
  142    Various                                                                                      Oshkosh
 142.1   491 South Washburn Road                                                                      Oshkosh
 142.2   450 North Koeller Road                                                                       Oshkosh
  143    953 East Sahara Avenue                                                                       Las Vegas
  144    14100 Palm Drive                                                                             Desert Hot Springs
  145    3200 Oregon Drive                                                                            Lower Burrell
  146    SEC Kennesaw Due West Road & Stilesboro Road                                                 Kennesaw
  147    794 South Park Street                                                                        Carrollton
  148    Various                                                                                      Fayetteville
 148.1   704 Windy Hill Circle                                                                        Fayetteville
 148.2   712-906 Miller Avenue                                                                        Fayetteville
  149    14705 SW 42nd Street                                                                         Miami
  150    8115 Roswell Road                                                                            Atlanta
  151    1151 East McKellips Road                                                                     Mesa
  152    551 Washington Street                                                                        Weymouth
  153    3080 South Fry Road                                                                          Katy
  154    2551 South Loop 289                                                                          Lubbock
  155    2860 Holcomb Bridge Road                                                                     Alpharetta
  156    W3450 State Highway 50                                                                       Lake Geneva
  157    5001 & 5013 South 56th Street                                                                Tacoma
  158    5002 West Main Street                                                                        League City
  159    2255 North Highway 360                                                                       Grand Prairie
  160    976-1032 Eastern Avenue                                                                      Malden
  161    805 Applegrove Street NW                                                                     North Canton
  162    2310 South Circle Drive                                                                      Colorado Springs
  163    212 Butler Avenue                                                                            Tybee Island
  164    8300 Culebra Road                                                                            San Antonio
  165    1908 East Pioneer Parkway                                                                    Arlington
  166    748 N.E. 25th Avenue                                                                         Cape Coral
  167    9136 East Valencia Road                                                                      Tucson
  168    9230,9234, & 9240 State Highway 25 NE                                                        Monticello
  169    7820 Westchase Drive                                                                         San Antonio
  170    6861 South Whitmore Way                                                                      Salt Lake City
  171    11533 Pines Boulevard                                                                        Pembroke Pines
  172    12605 Sunrise Boulevard                                                                      Sunrise
  173    1020 Thompson Place                                                                          Nashville
  174    3125 South U.S. Highway 1                                                                    Fort Pierce
  175    901 S Carroll Road                                                                           Villa Rica
  176    2909 South Lake Forest Drive & 4990 Eldorado Parkway                                         McKinney
  177    1615 York Road                                                                               Lutherville
  178    4775 Alabama, NE                                                                             Roswell
  179    101 West Ridgely Road                                                                        Lutherville
  180    425 East College Way                                                                         Mt. Vernon
  181    8481 Fifth Avenue                                                                            Oak Creek
  182    3707 Lemmon Avenue                                                                           Dallas
  183    1650 U.S. Highway 441                                                                        Mount Dora

MORTGAGE
  LOAN                        CROSS COLLATERALIZED AND CROSS                       GENERAL PROPERTY         SPECIFIC PROPERTY
 NUMBER   STATE   ZIP CODE          DEFAULTED LOAN FLAG           LOAN ORIGINATOR        TYPE                     TYPE
------------------------------------------------------------------------------------------------------------------------------------

   1        NY      10036                                            Wachovia           Office                     CBD
   2        IL      60604                                            Wachovia           Office                     CBD
   3        NY      10038                                            Wachovia           Office                     CBD
   4        CA      90012                                            Wachovia           Office                     CBD
   5        NY      10014                                               CFC           Hospitality             Full Service
   6        WA      98164                                            Wachovia           Office                     CBD
   7        IL      60025                                            Wachovia           Office                  Suburban
   8        MA      02116                                            Wachovia           Office                     CBD
   9        NY      10004                                            Wachovia           Office                     CBD
   10       CA      95020                                            Wachovia           Retail                  Anchored
   11       NC      27605                                            Wachovia           Retail                  Anchored
   12       NY      10566                                            Wachovia           Retail                  Anchored
   13       CA      94577                                            Wachovia          Mixed Use        Retail/Office/Industrial
   14       NV      89135                                            Wachovia         Multifamily             Conventional
   15       IL      60604                                            Wachovia           Office                     CBD
   16       WA      98121                                            Wachovia         Hospitality             Full Service
   17       WI     Various             ADG Portfolio                 Wachovia      Mobile Home Park         Mobile Home Park
  17.1      WI      54956                                                          Mobile Home Park         Mobile Home Park
  17.2      WI      53916                                                          Mobile Home Park         Mobile Home Park
  17.3      WI      54915                                                          Mobile Home Park         Mobile Home Park
  17.4      WI      54650                                                          Mobile Home Park         Mobile Home Park
  17.5      WI      53019                                                          Mobile Home Park         Mobile Home Park
  17.6      WI      54868                                                          Mobile Home Park         Mobile Home Park
  17.7      WI      54751                                                          Mobile Home Park         Mobile Home Park
  17.8      WI      53511                                                          Mobile Home Park         Mobile Home Park
  17.9      WI      54868                                                          Mobile Home Park         Mobile Home Park
 17.10      WI      54495                                                          Mobile Home Park         Mobile Home Park
 17.11      WI      54143                                                          Mobile Home Park         Mobile Home Park
   18       FL      32304                                            Wachovia         Multifamily            Student Housing
   19    Various   Various                                           Wachovia           Various                  Various
  19.1      DC      20001                                                              Mixed Use              Office/Retail
  19.2      DC      20007                                                              Mixed Use        Office/Retail/Multifamily
  19.3      DC      20005                                                               Office                     CBD
  19.4      MD      20852                                                              Mixed Use              Office/Retail
  19.5      VA      22314                                                              Mixed Use              Retail/Office
  19.6      DC      20004                                                              Mixed Use              Office/Retail
  19.7      VA      22314                                                              Mixed Use              Retail/Office
  19.8      MD      20814                                                               Retail                 Unanchored
  19.9      DC      20036                                                               Retail                 Unanchored
   20       CA      91361                                               CFC            Mixed Use             Office/Medical
   21       CA      92692                                            Wachovia           Retail                 Unanchored
   22       NV      89015                                            Wachovia         Multifamily             Conventional
   23       NY      10016                                            Wachovia           Office                     CBD
   24       VA      23692                                            Wachovia         Multifamily             Conventional
   25       AK      99515                                              AMCC             Retail                  Anchored
   26       SC      29841                                            Wachovia           Retail                  Anchored
   27       IL      60201                                            Wachovia           Office                  Suburban
   28       CA      92108                                               CFC           Hospitality            Limited Service
   29       CA      92802                                               CFC           Hospitality            Limited Service
   30       NJ      08520                                            Wachovia           Retail                  Anchored
   31       CA      91006       Residence Inn Portfolio #2           Wachovia         Hospitality             Extended Stay
   32       TX      78705                                            Wachovia         Multifamily            Student Housing
   33       NM      88001                                              AMCC           Multifamily             Conventional
   34       CA      92618       Residence Inn Portfolio #2           Wachovia         Hospitality             Extended Stay
   35       IN      46902                                            Wachovia           Retail                  Anchored
   36       GA      30075                                            Wachovia           Retail                  Anchored
   37       NJ      07840                                            Wachovia           Retail                  Anchored
   38       CA      90242                                            Wachovia         Multifamily             Conventional
   39       NC      27889                                            Wachovia           Retail                  Anchored
   40       AZ      85710                                            Wachovia         Multifamily             Conventional
   41       CA      91701                                            Wachovia           Retail                  Anchored
   42       NV      89108                                            Wachovia         Multifamily             Conventional
   43       NM      87111                                            Wachovia         Multifamily             Conventional
   44       WI      53207                                            Wachovia         Hospitality             Full Service
   45       CA      90210                                               CFC             Retail                 Unanchored
   46       GA      30076                                            Wachovia           Retail                  Anchored
   47       GA      30180                                            Wachovia           Retail                  Anchored
   48       FL      33321                                              AMCC             Retail                  Anchored
   49       VA      23233                                            Wachovia           Retail               Shadow Anchored
   50       CA      91790                                              AMCC             Office                   Medical
   51       NC      28412                                            Wachovia         Multifamily             Conventional
   52       TX      77089                                               CFC             Retail                  Anchored
   53       CA      90260                                            Wachovia         Multifamily             Conventional
   54       FL      33778                                            Wachovia           Retail                  Anchored
   55       GA      31707                                              AMCC             Retail                  Anchored
   56       TX      75238                                               CFC             Retail                  Anchored
   57       CA      95030                                               CFC            Mixed Use              Office/Retail
   58       GA      30324  Extra Space Self Storage Portfolio #1     Wachovia        Self Storage             Self Storage
   59       IL      60015       Residence Inn Portfolio #2           Wachovia         Hospitality             Extended Stay
   60       SD      57108                                              AMCC           Multifamily             Conventional
   61       WA      98371                                            Wachovia         Multifamily             Conventional
   62       FL      33139                                               CFC           Hospitality             Full Service
   63       SC      29420                                            Wachovia           Retail                  Anchored
   64       LA      70125  Extra Space Self Storage Portfolio #2     Wachovia        Self Storage             Self Storage
   65       VA      23220                                            Wachovia         Multifamily             Conventional
   66       FL      33304                                            Wachovia           Retail                  Anchored
   67       MN     Various             ADG Portfolio                 Wachovia      Mobile Home Park         Mobile Home Park
  67.1      MN      55021                                                          Mobile Home Park         Mobile Home Park
  67.2      MN      56304                                                          Mobile Home Park         Mobile Home Park
  67.3      MN      55041                                                          Mobile Home Park         Mobile Home Park
  67.4      MN      56308                                                          Mobile Home Park         Mobile Home Park
  67.5      MN      56307                                                          Mobile Home Park         Mobile Home Park
   68       CA      92807                                               CFC             Office                   Medical
   69       CA      90064                                               CFC          Self Storage             Self Storage
   70       CA      92345                                               CFC             Retail                 Unanchored
   71       NV      89113                                               CFC            Mixed Use         Office/Warehouse/Retail
   72       GA      30501                                            Wachovia         Multifamily             Conventional
   73       NJ      08054                                            Wachovia            Land                  Hospitality
   74       FL      32839                                            Wachovia           Retail                  Anchored
   75       NJ      08753                                            Wachovia           Office                  Suburban
   76       PA      18018                                            Wachovia         Industrial                  Flex
   77       TX      75231  Extra Space Self Storage Portfolio #1     Wachovia        Self Storage             Self Storage
   78       AL      36116                                            Wachovia         Multifamily             Conventional
   79       CA      94124                                            Wachovia         Multifamily               Section 8
   80       CA      92394                                               CFC             Retail                 Unanchored
   81       PA      19312       Residence Inn Portfolio #2           Wachovia         Hospitality             Extended Stay
   82       IL      60031                                              AMCC             Retail                 Unanchored
   83       IL      60430             DIKA Portfolio                 Wachovia           Retail                  Anchored
   84       VA      23230  Extra Space Self Storage Portfolio #2     Wachovia        Self Storage             Self Storage
   85       FL      33309                                              AMCC             Office                  Suburban
   86       LA      70003  Extra Space Self Storage Portfolio #2     Wachovia        Self Storage             Self Storage
   87       FL      32811  Extra Space Self Storage Portfolio #2     Wachovia        Self Storage             Self Storage
   88       GA      30039  Extra Space Self Storage Portfolio #1     Wachovia        Self Storage             Self Storage
   89       FL      33431                                              AMCC              Land                    Retail
   90       NY      11370                                               CFC           Industrial                Warehouse
   91       FL      33919  Extra Space Self Storage Portfolio #1     Wachovia        Self Storage             Self Storage
   92       CA      92392                                               CFC             Retail                 Unanchored
   93       CA      92014                                               CFC             Office                  Suburban
  93.1      CA      92014                                                               Office                  Suburban
  93.2      CA      92014                                                               Office                  Suburban
   94       NC      27407       Residence Inn Portfolio #2           Wachovia         Hospitality             Extended Stay
   95       FL      32256       Residence Inn Portfolio #2           Wachovia         Hospitality             Extended Stay
   96       FL      33708  Extra Space Self Storage Portfolio #2     Wachovia        Self Storage             Self Storage
   97       MS      39532                                            Wachovia           Retail               Shadow Anchored
   98       MN      56308                                              AMCC           Multifamily             Conventional
   99       CA      90703                                               CFC             Retail                  Anchored
  100       WA      98105                                            Wachovia           Retail                  Anchored
  101       FL      33777                                              AMCC             Retail                  Anchored
  102       CO      80016                                            Wachovia           Retail                  Anchored
  103       CA      91401                                               CFC             Retail                  Anchored
  104       VA      24202                                            Wachovia           Retail                 Unanchored
  105       FL      33954  Extra Space Self Storage Portfolio #2     Wachovia        Self Storage             Self Storage
  106       FL      33309  Extra Space Self Storage Portfolio #1     Wachovia        Self Storage             Self Storage
  107       CA      90247                                               CFC             Retail                  Anchored
  108       SC      29210       Residence Inn Portfolio #2           Wachovia         Hospitality             Extended Stay
  109       FL      33594  Extra Space Self Storage Portfolio #2     Wachovia        Self Storage             Self Storage
  110       WA      98474                                            Wachovia           Retail                  Anchored
  111       GA      30281                                            Wachovia           Office                   Medical
  112       GA      30087  Extra Space Self Storage Portfolio #2     Wachovia        Self Storage             Self Storage
  113       NV      89509                                              AMCC             Retail                 Unanchored
  114       NC      28054                                            Wachovia           Office                  Suburban
  115       SC      29445  Extra Space Self Storage Portfolio #1     Wachovia        Self Storage             Self Storage
  116       PA     Various                                           Wachovia         Multifamily             Conventional
 116.1      PA      16159                                                             Multifamily             Conventional
 116.2      PA      16127                                                             Multifamily             Conventional
  117       MI      48040                                              AMCC           Multifamily             Conventional
  118       TX      78757  Extra Space Self Storage Portfolio #1     Wachovia        Self Storage             Self Storage
  119       TX      77840                                              AMCC             Retail                  Anchored
  120       TX      76135                                              AMCC             Retail                 Unanchored
  121       TX      76107  Extra Space Self Storage Portfolio #1     Wachovia        Self Storage             Self Storage
  122       CA      92840                                               CFC             Retail                  Anchored
  123       SC      29414  Extra Space Self Storage Portfolio #2     Wachovia        Self Storage             Self Storage
  124       FL      33487       Residence Inn Portfolio #2           Wachovia         Hospitality             Extended Stay
  125       OK      73099                                              AMCC             Retail               Shadow Anchored
  126       CA      92260                                            Wachovia        Self Storage             Self Storage
  127       MA      01824                                              AMCC             Retail                  Anchored
  128       FL      33569  Extra Space Self Storage Portfolio #1     Wachovia        Self Storage             Self Storage
  129       SC      29485  Extra Space Self Storage Portfolio #2     Wachovia        Self Storage             Self Storage
  130       IL      60429                                              AMCC             Retail                  Anchored
  131       GA      30253                                            Wachovia           Retail                 Unanchored
  132       FL      33760       Residence Inn Portfolio #2           Wachovia         Hospitality             Extended Stay
  133       FL      32504       Residence Inn Portfolio #2           Wachovia         Hospitality             Extended Stay
  134       IA      50613                                              AMCC           Multifamily             Conventional
  135       WI      53538              ADG Portfolio                 Wachovia      Mobile Home Park         Mobile Home Park
  136       IL      60443             DIKA Portfolio                 Wachovia           Retail               Shadow Anchored
  137       SC      29212  Extra Space Self Storage Portfolio #1     Wachovia        Self Storage             Self Storage
  138       FL      32561                                              AMCC             Retail                  Anchored
  139       GA      30045                                            Wachovia         Multifamily             Conventional
  140       CA      95403                                               CFC             Office                  Suburban
  141       TN      38305                                              AMCC             Retail                  Anchored
  142       WI     Various                                           Wachovia           Office                  Suburban
 142.1      WI      54904                                                               Office                  Suburban
 142.2      WI      54902                                                               Office                  Suburban
  143       NV      89104                                              AMCC            Mixed Use              Office/Retail
  144       CA      92240                                               CFC             Retail               Shadow Anchored
  145       PA      15068                                              AMCC             Retail                 Unanchored
  146       GA      30152                                            Wachovia           Retail                 Unanchored
  147       GA      30117                                              AMCC             Retail                  Anchored
  148       NC     Various                                             AMCC           Multifamily             Conventional
 148.1      NC      28303                                                             Multifamily             Conventional
 148.2      NC      28304                                                             Multifamily             Conventional
  149       FL      33185                                              AMCC             Retail                  Anchored
  150       GA      30324  Extra Space Self Storage Portfolio #2     Wachovia        Self Storage             Self Storage
  151       AZ      85203                                              AMCC             Retail                  Anchored
  152       MA      02188                                            Wachovia           Retail                 Unanchored
  153       TX      77450                                              AMCC             Retail                  Anchored
  154       TX      79423       Residence Inn Portfolio #2           Wachovia         Hospitality             Extended Stay
  155       GA      30022  Extra Space Self Storage Portfolio #2     Wachovia        Self Storage             Self Storage
  156       WI      53147              ADG Portfolio                 Wachovia      Mobile Home Park         Mobile Home Park
  157       WA      98409                                              AMCC             Retail                 Unanchored
  158       TX      77573                                              AMCC             Retail                  Anchored
  159       TX      75050  Extra Space Self Storage Portfolio #1     Wachovia        Self Storage             Self Storage
  160       MA      02148                                            Wachovia           Retail               Shadow Anchored
  161       OH      44720              ADG Portfolio                 Wachovia         Multifamily             Conventional
  162       CO      80910                                              AMCC          Self Storage             Self Storage
  163       GA      31328                                              AMCC           Hospitality       Limited Service Non Flag
  164       TX      78251  Extra Space Self Storage Portfolio #1     Wachovia        Self Storage             Self Storage
  165       TX      76010  Extra Space Self Storage Portfolio #1     Wachovia        Self Storage             Self Storage
  166       FL      33909                                              AMCC            Mixed Use           Self Storage/Office
  167       AZ      85747                                              AMCC             Retail               Shadow Anchored
  168       MN      55362                                              AMCC             Retail               Shadow Anchored
  169       TX      78240  Extra Space Self Storage Portfolio #1     Wachovia        Self Storage             Self Storage
  170       UT      84121                                            Wachovia        Self Storage             Self Storage
  171       FL      33026    Morgan Real Estate Fund Portfolio       Wachovia           Retail                 Unanchored
  172       FL      33323    Morgan Real Estate Fund Portfolio       Wachovia           Retail                 Unanchored
  173       TN      37217                                              AMCC           Multifamily             Conventional
  174       FL      34982                                            Wachovia        Self Storage             Self Storage
  175       GA      30180                                              AMCC             Retail                 Unanchored
  176       TX      75070                                              AMCC             Retail               Shadow Anchored
  177       MD      21093                                            Wachovia           Office                  Suburban
  178       GA      30075                                            Wachovia        Self Storage             Self Storage
  179       MD      21093                                            Wachovia           Office                  Suburban
  180       WA      98273                                              AMCC             Retail                 Unanchored
  181       WI      53154              ADG Portfolio                 Wachovia      Mobile Home Park         Mobile Home Park
  182       TX      75219                                              AMCC             Retail                 Unanchored
  183       FL      32757    Morgan Real Estate Fund Portfolio       Wachovia           Retail               Shadow Anchored

MORTGAGE   ORIGINAL LOAN     CUT-OFF DATE   % OF AGGREGATE  % OF LOAN   % OF LOAN
  LOAN      BALANCE ($)      LOAN BALANCE    CUT-OFF DATE    GROUP 1     GROUP 2    ORIGINATION    FIRST PAY   MATURITY DATE
 NUMBER                           ($)           BALANCE      BALANCE     BALANCE        DATE         DATE          OR ARD
----------------------------------------------------------------------------------------------------------------------------

   1      115,000,000.00    115,000,000.00       5.57%        6.21%                   11/15/04     01/11/05       12/11/09
   2      112,500,000.00    112,500,000.00       5.45%        6.08%                   08/26/04     10/11/04       09/11/14
   3       93,000,000.00     93,000,000.00       4.51%        5.02%                   08/19/04     10/11/04       11/11/09
   4       90,000,000.00     90,000,000.00       4.36%        4.86%                   11/19/04     01/11/05       12/11/09
   5       68,000,000.00     67,917,231.72       3.29%        3.67%                   12/22/04     01/11/05       12/11/14
   6       67,000,000.00     67,000,000.00       3.25%        3.62%                   10/19/04     12/11/04       11/11/09
   7       64,800,000.00     64,800,000.00       3.14%        3.50%                   10/28/04     12/11/04       11/11/14
   8       54,000,000.00     54,000,000.00       2.62%        2.92%                   11/23/04     01/11/05       12/11/09
   9       53,000,000.00     53,000,000.00       2.57%        2.86%                   10/29/04     12/11/04       11/11/09
   10      49,000,000.00     49,000,000.00       2.37%        2.65%                   09/20/04     11/11/04       10/11/14
   11      47,300,000.00     47,300,000.00       2.29%        2.55%                   10/01/04     11/11/04       10/11/14
   12      40,000,000.00     40,000,000.00       1.94%        2.16%                   12/10/04     01/11/05       12/11/14
   13      36,000,000.00     36,000,000.00       1.74%        1.94%                   11/23/04     01/11/05       12/11/11
   14      30,000,000.00     30,000,000.00       1.45%                    14.17%      09/30/04     11/11/04       10/11/14
   15      28,480,000.00     28,451,691.84       1.38%        1.54%                   11/22/04     01/11/05       12/11/14
   16      27,600,000.00     27,573,052.49       1.34%        1.49%                   12/01/04     01/11/05       12/11/14
   17      26,624,000.00     26,624,000.00       1.29%        1.44%                   10/01/04     11/11/04       10/11/14
  17.1
  17.2
  17.3
  17.4
  17.5
  17.6
  17.7
  17.8
  17.9
 17.10
 17.11
   18      25,500,000.00     25,445,896.96       1.23%                    12.02%      10/18/04     12/11/04       11/11/14
   19      24,600,000.00     24,552,329.76       1.19%        1.33%                   10/22/04     12/11/04       11/11/14
  19.1     5,209,944.74
  19.2     4,605,893.19
  19.3     4,303,867.40
  19.4     3,397,790.06
  19.5     2,114,180.48
  19.6     1,963,167.59
  19.7     1,283,609.58
  19.8     1,057,090.24
  19.9      664,456.72
   20      23,500,000.00     23,451,817.37       1.14%        1.27%                   11/23/04     12/06/04       11/11/14
   21      22,000,000.00     22,000,000.00       1.07%        1.19%                   09/27/04     11/11/04       10/11/14
   22      19,000,000.00     19,000,000.00       0.92%                    8.98%       09/20/04     11/11/04       10/11/14
   23      18,480,000.00     18,480,000.00       0.90%        1.00%                   11/17/04     01/11/05       12/11/14
   24      17,500,000.00     17,462,155.33       0.85%                    8.25%       11/09/04     12/11/04       11/11/14
   25      17,000,000.00     16,962,914.67       0.82%        0.92%                   11/01/04     01/11/05       12/11/14
   26      16,500,000.00     16,500,000.00       0.80%        0.89%                   12/13/04     02/11/05       01/11/15
   27      16,000,000.00     15,966,412.62       0.77%        0.86%                   11/01/04     12/11/04       11/11/14
   28      15,350,000.00     15,330,522.93       0.74%        0.83%                   12/27/04     01/11/05       12/11/14
   29      15,350,000.00     15,330,522.93       0.74%        0.83%                   12/28/04     01/11/05       12/11/14
   30      15,000,000.00     15,000,000.00       0.73%        0.81%                   10/05/04     11/11/04       10/11/14
   31      14,850,000.00     14,850,000.00       0.72%        0.80%                   11/10/04     12/11/04       11/11/14
   32      14,250,000.00     13,840,636.95       0.67%                    6.54%       07/02/03     08/11/03       07/11/13
   33      12,750,000.00     12,750,000.00       0.62%                    6.02%       12/12/04     02/11/05       01/11/15
   34      12,750,000.00     12,750,000.00       0.62%        0.69%                   11/10/04     12/11/04       11/11/14
   35      12,660,000.00     12,646,892.27       0.61%        0.68%                   12/09/04     01/11/05       12/11/09
   36      12,425,000.00     12,425,000.00       0.60%        0.67%                   11/22/04     01/11/05       12/11/14
   37      12,000,000.00     12,000,000.00       0.58%        0.65%                   10/05/04     11/11/04       10/11/14
   38      11,850,000.00     11,850,000.00       0.57%                    5.60%       11/18/04     01/11/05       12/11/09
   39      11,800,000.00     11,765,368.97       0.57%        0.64%                   11/01/04     12/11/04       11/11/14
   40      11,500,000.00     11,500,000.00       0.56%                    5.43%       11/01/04     12/11/04       11/11/09
   41      11,235,000.00     11,235,000.00       0.54%        0.61%                   10/21/04     12/11/04       11/11/09
   42      11,100,000.00     11,100,000.00       0.54%                    5.24%       09/30/04     11/11/04       10/11/14
   43      11,000,000.00     11,000,000.00       0.53%                    5.20%       11/15/04     01/11/05       12/11/14
   44      11,000,000.00     10,987,785.15       0.53%        0.59%                   11/23/04     01/11/05       12/11/14
   45      11,000,000.00     10,966,340.40       0.53%        0.59%                   10/27/04     11/06/04       10/11/14
   46      10,600,000.00     10,600,000.00       0.51%        0.57%                   11/08/04     12/11/04       11/11/14
   47      10,560,000.00     10,560,000.00       0.51%        0.57%                   10/27/04     12/11/04       11/11/14
   48      10,500,000.00     10,500,000.00       0.51%        0.57%                   12/13/04     02/11/05       01/11/15
   49      10,500,000.00     10,477,484.57       0.51%        0.57%                   11/04/04     12/11/04       11/11/14
   50      10,000,000.00     10,000,000.00       0.48%        0.54%                   12/08/04     02/11/05       01/11/15
   51      10,000,000.00     9,978,465.74        0.48%        0.54%                   11/02/04     12/11/04       11/11/14
   52      9,900,000.00      9,900,000.00        0.48%        0.53%                   12/27/04     01/11/05       12/11/11
   53      9,400,000.00      9,400,000.00        0.46%                    4.44%       12/06/04     01/11/05       12/11/09
   54      9,360,000.00      9,340,850.20        0.45%        0.50%                   11/10/04     12/11/04       11/11/14
   55      8,850,000.00      8,850,000.00        0.43%        0.48%                   11/12/04     01/11/05       12/11/14
   56      8,800,000.00      8,769,016.48        0.42%        0.47%                   10/12/04     11/06/04       10/11/11
   57      8,300,000.00      8,275,165.60        0.40%        0.45%                   10/01/04     11/11/04       10/11/14
   58      8,169,000.00      8,169,000.00        0.40%        0.44%                   08/27/04     10/11/04       09/11/09
   59      8,100,000.00      8,100,000.00        0.39%        0.44%                   11/10/04     12/11/04       11/11/14
   60      8,075,000.00      8,062,785.40        0.39%        0.44%                   12/01/04     01/11/05       12/11/14
   61      8,000,000.00      8,000,000.00        0.39%                    3.78%       11/02/04     12/11/04       11/11/14
   62      8,000,000.00      7,990,398.24        0.39%        0.43%                   12/15/04     01/11/05       12/11/14
   63      8,006,320.00      7,982,310.34        0.39%        0.43%                   09/30/04     11/11/04       10/11/14
   64      7,927,000.00      7,927,000.00        0.38%        0.43%                   08/27/04     10/11/04       09/11/09
   65      7,640,000.00      7,640,000.00        0.37%        0.41%                   10/20/04     12/11/04       11/11/09
   66      7,650,000.00      7,635,689.43        0.37%        0.41%                   10/21/04     12/11/04       11/11/11
   67      7,548,000.00      7,548,000.00        0.37%                    3.57%       10/01/04     11/11/04       10/11/14
  67.1
  67.2
  67.3
  67.4
  67.5
   68      7,500,000.00      7,500,000.00        0.36%        0.41%                   10/14/04     11/06/04       10/11/14
   69      7,500,000.00      7,477,458.02        0.36%        0.40%                   10/27/04     11/06/04       10/11/14
   70      7,360,000.00      7,360,000.00        0.36%        0.40%                   11/19/04     01/11/05       10/11/16
   71      7,300,000.00      7,293,294.46        0.35%        0.39%                   12/21/04     01/11/05       12/11/14
   72      7,000,000.00      7,000,000.00        0.34%        0.38%                   09/30/04     11/11/04       10/11/14
   73      7,000,000.00      7,000,000.00        0.34%        0.38%                   12/15/04     02/11/05       01/11/15
   74      6,790,000.00      6,790,000.00        0.33%        0.37%                   12/07/04     01/11/05       12/11/14
   75      6,750,000.00      6,743,468.18        0.33%        0.36%                   11/15/04     01/11/05       12/11/14
   76      6,500,000.00      6,376,996.02        0.31%        0.34%                   11/25/03     01/11/04       12/11/10
   77      6,332,000.00      6,332,000.00        0.31%        0.34%                   08/27/04     10/11/04       09/11/09
   78      6,300,000.00      6,300,000.00        0.31%        0.34%                   12/13/04     02/11/05       01/11/15
   79      6,200,000.00      6,194,517.09        0.30%        0.33%                   11/30/04     01/11/05       12/11/14
   80      6,000,000.00      6,000,000.00        0.29%        0.32%                   11/19/04     01/11/05       10/11/16
   81      5,979,000.00      5,979,000.00        0.29%        0.32%                   11/10/04     12/11/04       11/11/14
   82      5,887,500.00      5,881,941.51        0.29%        0.32%                   11/13/04     01/11/05       12/11/14
   83      5,840,000.00      5,840,000.00        0.28%        0.32%                   10/28/04     12/11/04       11/11/14
   84      5,723,000.00      5,723,000.00        0.28%        0.31%                   08/27/04     10/11/04       09/11/09
   85      5,500,000.00      5,500,000.00        0.27%        0.30%                   12/13/04     02/11/05       01/11/15
   86      5,419,000.00      5,419,000.00        0.26%        0.29%                   08/27/04     10/11/04       09/11/09
   87      5,290,000.00      5,290,000.00        0.26%        0.29%                   08/27/04     10/11/04       09/11/09
   88      5,210,000.00      5,210,000.00        0.25%        0.28%                   08/27/04     10/11/04       09/11/09
   89      5,100,000.00      5,100,000.00        0.25%        0.28%                   12/01/04     02/11/05       01/11/15
   90      5,100,000.00      5,094,405.22        0.25%        0.28%                   12/03/04     01/11/05       12/11/14
   91      5,082,000.00      5,082,000.00        0.25%        0.27%                   08/27/04     10/11/04       09/11/09
   92      4,960,000.00      4,960,000.00        0.24%        0.27%                   11/19/04     01/11/05       10/11/16
   93      4,925,000.00      4,914,771.29        0.24%        0.27%                   11/15/04     12/06/04       11/11/14
  93.1
  93.2
   94      4,875,000.00      4,875,000.00        0.24%        0.26%                   11/10/04     12/11/04       11/11/14
   95      4,875,000.00      4,875,000.00        0.24%        0.26%                   11/10/04     12/11/04       11/11/14
   96      4,857,000.00      4,857,000.00        0.24%        0.26%                   08/27/04     10/11/04       09/11/09
   97      4,840,000.00      4,829,422.27        0.23%        0.26%                   10/18/04     12/11/04       11/11/09
   98      4,800,000.00      4,800,000.00        0.23%                    2.27%       12/12/04     02/11/05       01/11/15
   99      4,800,000.00      4,785,960.33        0.23%        0.26%                   11/30/04     12/11/04       11/11/16
  100      4,700,000.00      4,690,751.87        0.23%        0.25%                   10/18/04     12/11/04       11/11/14
  101      4,650,000.00      4,650,000.00        0.23%        0.25%                   12/16/04     02/11/05       01/11/15
  102      4,600,000.00      4,590,094.24        0.22%        0.25%                   10/22/04     12/11/04       11/11/14
  103      4,600,000.00      4,586,907.91        0.22%        0.25%                   10/27/04     11/06/04       10/11/14
  104      4,500,000.00      4,496,270.23        0.22%        0.24%                   11/12/04     01/11/05       12/11/14
  105      4,481,000.00      4,481,000.00        0.22%        0.24%                   08/27/04     10/11/04       09/11/09
  106      4,457,000.00      4,457,000.00        0.22%        0.24%                   08/27/04     10/11/04       09/11/09
  107      4,400,000.00      4,395,937.99        0.21%        0.24%                   12/17/04     01/11/05       12/11/14
  108      4,380,000.00      4,380,000.00        0.21%        0.24%                   11/10/04     12/11/04       11/11/14
  109      4,272,000.00      4,272,000.00        0.21%        0.23%                   08/27/04     10/11/04       09/11/09
  110      4,270,000.00      4,261,597.97        0.21%        0.23%                   10/18/04     12/11/04       11/11/14
  111      4,280,000.00      4,260,925.52        0.21%        0.23%                   10/01/04     11/11/04       10/11/14
  112      4,256,000.00      4,256,000.00        0.21%        0.23%                   08/27/04     10/11/04       09/11/09
  113      4,250,000.00      4,241,342.22        0.21%        0.23%                   10/08/04     12/11/04       11/11/14
  114      4,200,000.00      4,200,000.00        0.20%        0.23%                   12/30/04     02/11/05       01/11/15
  115      4,184,000.00      4,184,000.00        0.20%        0.23%                   08/27/04     10/11/04       09/11/09
  116      4,100,000.00      4,100,000.00        0.20%                    1.94%       12/15/04     02/11/05       01/11/15
 116.1
 116.2
  117      4,050,000.00      4,050,000.00        0.20%                    1.91%       01/03/05     02/11/05       01/11/15
  118      3,944,000.00      3,944,000.00        0.19%        0.21%                   08/27/04     10/11/04       09/11/09
  119      3,910,000.00      3,910,000.00        0.19%        0.21%                   12/16/04     02/11/05       01/11/15
  120      3,900,000.00      3,900,000.00        0.19%        0.21%                   12/30/04     02/11/05       01/11/15
  121      3,880,000.00      3,880,000.00        0.19%        0.21%                   08/27/04     10/11/04       09/11/09
  122      3,815,000.00      3,810,073.35        0.18%        0.21%                   12/20/04     01/11/05       12/11/14
  123      3,791,000.00      3,791,000.00        0.18%        0.20%                   08/27/04     10/11/04       09/11/09
  124      3,750,000.00      3,750,000.00        0.18%        0.20%                   11/10/04     12/11/04       11/11/14
  125      3,750,000.00      3,738,863.69        0.18%        0.20%                   10/12/04     12/11/04       11/11/14
  126      3,700,000.00      3,700,000.00        0.18%        0.20%                   11/29/04     01/11/05       12/11/14
  127      3,600,000.00      3,592,650.54        0.17%        0.19%                   11/08/04     12/11/04       11/11/14
  128      3,591,000.00      3,591,000.00        0.17%        0.19%                   08/27/04     10/11/04       09/11/09
  129      3,591,000.00      3,591,000.00        0.17%        0.19%                   08/27/04     10/11/04       09/11/09
  130      3,600,000.00      3,586,944.22        0.17%        0.19%                   11/12/04     01/11/05       12/11/19
  131      3,557,000.00      3,554,075.05        0.17%        0.19%                   11/23/04     01/11/05       12/11/14
  132      3,540,000.00      3,540,000.00        0.17%        0.19%                   11/10/04     12/11/04       11/11/14
  133      3,540,000.00      3,540,000.00        0.17%        0.19%                   11/10/04     12/11/04       11/11/14
  134      3,500,000.00      3,500,000.00        0.17%        0.19%                   12/15/04     02/11/05       01/11/15
  135      3,440,000.00      3,440,000.00        0.17%        0.19%                   10/01/04     11/11/04       10/11/14
  136      3,210,000.00      3,210,000.00        0.16%        0.17%                   10/28/04     12/11/04       11/11/14
  137      3,182,000.00      3,182,000.00        0.15%        0.17%                   08/27/04     10/11/04       09/11/09
  138      3,160,000.00      3,160,000.00        0.15%        0.17%                   12/16/04     02/11/05       01/11/15
  139      3,100,000.00      3,097,080.48        0.15%                    1.46%       11/08/04     01/01/05       12/01/14
  140      3,100,000.00      3,091,437.91        0.15%        0.17%                   09/14/04     11/11/04       10/11/14
  141      3,085,000.00      3,085,000.00        0.15%        0.17%                   12/07/04     02/11/05       01/11/15
  142      3,011,000.00      3,008,157.26        0.15%        0.16%                   11/24/04     01/11/05       12/11/14
 142.1
 142.2
  143      3,000,000.00      3,000,000.00        0.15%        0.16%                   12/22/04     02/11/05       01/11/20
  144      3,000,000.00      2,993,888.62        0.15%        0.16%                   11/09/04     12/06/04       11/11/11
  145      2,949,600.00      2,940,834.00        0.14%        0.16%                   10/04/04     11/11/04       10/11/14
  146      2,925,348.00      2,925,348.00        0.14%        0.16%                   12/16/04     02/11/05       01/11/15
  147      2,925,000.00      2,914,088.72        0.14%        0.16%                   10/12/04     12/11/04       11/11/26
  148      2,900,000.00      2,891,387.92        0.14%                    1.37%       10/28/04     12/11/04       11/11/14
 148.1
 148.2
  149      2,835,000.00      2,835,000.00        0.14%        0.15%                   12/16/04     02/11/05       01/11/15
  150      2,813,000.00      2,813,000.00        0.14%        0.15%                   08/27/04     10/11/04       09/11/09
  151      2,715,000.00      2,705,126.82        0.13%        0.15%                   11/11/04     01/11/05       12/11/19
  152      2,600,000.00      2,600,000.00        0.13%        0.14%                   10/01/04     11/11/04       10/11/14
  153      2,510,000.00      2,510,000.00        0.12%        0.14%                   12/16/04     02/11/05       01/11/15
  154      2,500,000.00      2,500,000.00        0.12%        0.14%                   11/10/04     12/11/04       11/11/14
  155      2,445,000.00      2,445,000.00        0.12%        0.13%                   08/27/04     10/11/04       09/11/09
  156      2,376,000.00      2,376,000.00        0.12%        0.13%                   10/01/04     11/11/04       10/11/14
  157      2,345,000.00      2,342,947.35        0.11%        0.13%                   12/01/04     01/11/05       12/11/14
  158      2,250,000.00      2,250,000.00        0.11%        0.12%                   12/16/04     02/11/05       01/11/15
  159      2,204,000.00      2,204,000.00        0.11%        0.12%                   08/27/04     10/11/04       09/11/09
  160      2,200,000.00      2,200,000.00        0.11%        0.12%                   10/01/04     11/11/04       10/11/14
  161      2,140,000.00      2,140,000.00        0.10%                    1.01%       10/01/04     11/11/04       10/11/14
  162      2,100,000.00      2,100,000.00        0.10%        0.11%                   12/16/04     02/11/05       01/11/15
  163      2,100,000.00      2,096,516.78        0.10%        0.11%                   11/10/04     01/11/05       12/11/14
  164      2,068,000.00      2,068,000.00        0.10%        0.11%                   08/27/04     10/11/04       09/11/09
  165      2,020,000.00      2,020,000.00        0.10%        0.11%                   08/27/04     10/11/04       09/11/09
  166      2,000,000.00      2,000,000.00        0.10%        0.11%                   12/15/04     02/11/05       01/11/15
  167      1,950,000.00      1,948,042.93        0.09%        0.11%                   11/09/04     01/11/05       12/11/11
  168      1,850,000.00      1,847,347.16        0.09%        0.10%                   11/12/04     01/11/05       12/11/14
  169      1,812,000.00      1,812,000.00        0.09%        0.10%                   08/27/04     10/11/04       09/11/09
  170      1,800,000.00      1,797,981.96        0.09%        0.10%                   11/29/04     01/11/05       12/11/14
  171      1,800,000.00      1,794,888.77        0.09%        0.10%                   09/24/04     11/11/04       10/11/14
  172      1,700,000.00      1,695,172.72        0.08%        0.09%                   09/24/04     11/11/04       10/11/14
  173      1,675,000.00      1,672,891.30        0.08%                    0.79%       11/15/04     01/11/05       12/11/14
  174      1,475,000.00      1,471,956.21        0.07%        0.08%                   10/13/04     12/11/04       11/11/14
  175      1,425,000.00      1,423,707.41        0.07%        0.08%                   11/18/04     01/11/05       12/11/11
  176      1,300,000.00      1,290,677.08        0.06%        0.07%                   10/13/04     12/11/04       11/11/19
  177      1,250,000.00      1,248,699.63        0.06%        0.07%                   11/23/04     01/01/05       12/01/14
  178      1,250,000.00      1,247,319.59        0.06%        0.07%                   11/04/04     12/11/04       11/11/14
  179      1,220,000.00      1,218,730.84        0.06%        0.07%                   11/23/04     01/01/05       12/01/14
  180      1,200,000.00      1,197,705.06        0.06%        0.06%                   10/26/04     12/11/04       11/11/14
  181      1,160,000.00      1,160,000.00        0.06%        0.06%                   10/01/04     11/11/04       10/11/14
  182      1,075,000.00      1,067,389.58        0.05%        0.06%                   11/01/04     12/11/04       11/11/19
  183        525,000.00        523,509.22        0.03%        0.03%                   09/24/04     11/11/04       10/11/14

                                                        INTEREST     ORIGINAL       REMAINING
MORTGAGE                   LOAN         INTEREST        ACCRUAL       TERM TO        TERM TO    REMAINING     ORIGINAL    REMAINING
  LOAN     MORTGAGE   ADMINISTRATIVE    ACCRUAL          METHOD     MATURITY OR    MATURITY OR  IO PERIOD    AMORT TERM  AMORT TERM
 NUMBER      RATE        COST RATE       METHOD        DURING IO    ARD (MOS.)      ARD (MOS.)    (MOS.)       (MOS.)      (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

   1       4.6739%       0.04117%      Actual/360      Actual/360       60              59          35           360         360
   2       5.8600%       0.04117%      Actual/360      Actual/360       120            116          32           360         360
   3       5.4100%       0.04117%      Actual/360      Actual/360       62              58          58           IO          IO
   4       4.5300%       0.04117%      Actual/360      Actual/360       60              59          59           IO          IO
   5       6.2400%       0.04117%      Actual/360                       120            119                       300         299
   6       4.9600%       0.04117%      Actual/360      Actual/360       60              58          58           IO          IO
   7       5.2300%       0.04117%      Actual/360      Actual/360       120            118          34           322         322
   8       4.6100%       0.04117%      Actual/360      Actual/360       60              59          59           IO          IO
   9       4.6000%       0.04117%      Actual/360      Actual/360       60              58          58           IO          IO
   10      5.0100%       0.04117%      Actual/360      Actual/360       120            117          57           360         360
   11      5.0800%       0.04117%      Actual/360      Actual/360       120            117         117           IO          IO
   12      5.2500%       0.04117%      Actual/360      Actual/360       120            119          35           360         360
   13      5.1100%       0.04117%      Actual/360      Actual/360       84              83          23           360         360
   14      5.3900%       0.04117%      Actual/360      Actual/360       120            117          33           360         360
   15      5.2800%       0.04117%      Actual/360                       120            119                       360         359
   16      7.2900%       0.04117%      Actual/360                       120            119                       300         299
   17      5.6100%       0.04117%      Actual/360      Actual/360       120            117          21           360         360
  17.1
  17.2
  17.3
  17.4
  17.5
  17.6
  17.7
  17.8
  17.9
 17.10
 17.11
   18      5.3200%       0.04117%      Actual/360                       120            118                       360         358
   19      5.7400%       0.04117%      Actual/360                       120            118                       360         358
  19.1
  19.2
  19.3
  19.4
  19.5
  19.6
  19.7
  19.8
  19.9
   20      5.4800%       0.04117%      Actual/360                       120            118                       360         358
   21      5.6700%       0.04117%      Actual/360      Actual/360       120            117          21           360         360
   22      5.7850%       0.04117%      Actual/360      Actual/360       120            117          21           360         360
   23      5.2600%       0.04117%      Actual/360      Actual/360       120            119          23           360         360
   24      5.2300%       0.04117%      Actual/360                       120            118                       360         358
   25      5.3700%       0.04117%      Actual/360                       120            119                       240         239
   26      5.5000%       0.04117%      Actual/360                       120            120                       360         360
   27      5.3700%       0.04117%      Actual/360                       120            118                       360         358
   28      6.0300%       0.04117%      Actual/360                       120            119                       300         299
   29      6.0300%       0.04117%      Actual/360                       120            119                       300         299
   30      5.4700%       0.04117%      Actual/360      Actual/360       120            117          9            360         360
   31      6.8800%       0.04117%      Actual/360      Actual/360       120            118          10           300         300
   32      5.2500%       0.08117%      Actual/360      Actual/360       120            102                       300         282
   33      5.2800%       0.04117%      Actual/360      Actual/360       120            120          24           360         360
   34      6.8800%       0.04117%      Actual/360      Actual/360       120            118          10           300         300
   35      5.1100%       0.04117%      Actual/360                       60              59                       360         359
   36      5.2400%       0.04117%      Actual/360      Actual/360       120            119          23           360         360
   37      5.4700%       0.04117%      Actual/360      Actual/360       120            117          9            360         360
   38      4.6800%       0.04117%      Actual/360      Actual/360       60              59          23           360         360
   39      5.5700%       0.04117%      Actual/360                       120            118                       300         298
   40      4.8600%       0.04117%      Actual/360      Actual/360       60              58          22           360         360
   41      5.0200%       0.04117%      Actual/360      Actual/360       60              58          58           IO          IO
   42      5.3300%       0.04117%      Actual/360      Actual/360       120            117          33           360         360
   43      5.3100%       0.04117%      Actual/360      Actual/360       120            119          23           360         360
   44      6.6900%       0.04117%      Actual/360                       120            119                       300         299
   45      5.4000%       0.04117%      Actual/360                       120            117                       360         357
   46      5.3200%       0.04117%      Actual/360      Actual/360       120            118          34           360         360
   47      5.2600%       0.04117%      Actual/360      Actual/360       120            118          10           348         348
   48      5.2100%       0.04117%      Actual/360      Actual/360       120            120          12           360         360
   49      5.2700%       0.04117%      Actual/360                       120            118                       360         358
   50      5.5100%       0.04117%      Actual/360                       120            120                       360         360
   51      5.2500%       0.04117%      Actual/360                       120            118                       360         358
   52      5.0800%       0.04117%      Actual/360      Actual/360       84              83          23           360         360
   53      4.6750%       0.04117%      Actual/360      Actual/360       60              59          23           360         360
   54      5.4900%       0.04117%      Actual/360                       120            118                       360         358
   55      5.4500%       0.04117%      Actual/360      Actual/360       120            119          11           300         300
   56      5.1500%       0.04117%        30/360                         84              81                       360         357
   57      5.5000%       0.04117%      Actual/360                       120            117                       360         357
   58      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
   59      6.8800%       0.04117%      Actual/360      Actual/360       120            118          10           300         300
   60      5.1000%       0.04117%      Actual/360                       120            119                       300         299
   61      5.3000%       0.04117%      Actual/360      Actual/360       120            118          34           360         360
   62      6.3100%       0.04117%      Actual/360                       120            119                       300         299
   63      5.4900%       0.04117%      Actual/360                       120            117                       360         357
   64      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
   65      5.0000%       0.04117%      Actual/360      Actual/360       60              58          22           360         360
   66      5.9000%       0.04117%      Actual/360                       84              82                       360         358
   67      5.6100%       0.04117%      Actual/360      Actual/360       120            117          21           360         360
  67.1
  67.2
  67.3
  67.4
  67.5
   68      5.3600%       0.04117%      Actual/360      Actual/360       120            117          21           336         336
   69      5.4800%       0.04117%      Actual/360                       120            117                       360         357
   70      5.4200%       0.04117%      Actual/360      Actual/360       142            141          11           360         360
   71      5.6000%       0.04117%      Actual/360                       120            119                       360         359
   72      5.4800%       0.04117%      Actual/360      Actual/360       120            117          9            360         360
   73      5.4200%       0.04117%      Actual/360                       120            120                       360         360
   74      5.2600%       0.04117%      Actual/360      Actual/360       120            119         119           IO          IO
   75      5.3900%       0.04117%      Actual/360                       120            119                       360         359
   76      5.7500%       0.04117%      Actual/360                       84              71                       300         287
   77      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
   78      5.2400%       0.04117%      Actual/360      Actual/360       120            120          24           360         360
   79      5.7500%       0.04117%      Actual/360                       120            119                       360         359
   80      5.4200%       0.04117%      Actual/360      Actual/360       142            141          11           360         360
   81      6.8800%       0.04117%      Actual/360      Actual/360       120            118          10           300         300
   82      5.4900%       0.04117%      Actual/360                       120            119                       360         359
   83      5.3200%       0.04117%      Actual/360      Actual/360       120            118          22           336         336
   84      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
   85      5.2100%       0.04117%      Actual/360      Actual/360       120            120          12           360         360
   86      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
   87      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
   88      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
   89      5.3300%       0.04117%      Actual/360      Actual/360       120            120          5            360         360
   90      5.9000%       0.04117%      Actual/360                       120            119                       324         323
   91      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
   92      5.4200%       0.04117%      Actual/360      Actual/360       142            141          11           360         360
   93      5.4200%       0.04117%      Actual/360                       120            118                       360         358
  93.1
  93.2
   94      6.8800%       0.04117%      Actual/360      Actual/360       120            118          10           300         300
   95      6.8800%       0.04117%      Actual/360      Actual/360       120            118          10           300         300
   96      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
   97      5.1800%       0.04117%      Actual/360                       60              58                       360         358
   98      5.0800%       0.04117%      Actual/360                       120            120                       360         360
   99      5.5900%       0.04117%      Actual/360                       144            142                       300         298
  100      5.6700%       0.04117%      Actual/360                       120            118                       360         358
  101      5.3600%       0.04117%      Actual/360                       120            120                       360         360
  102      5.2500%       0.04117%      Actual/360                       120            118                       360         358
  103      5.7200%       0.04117%      Actual/360                       120            117                       360         357
  104      6.0000%       0.04117%      Actual/360                       120            119                       360         359
  105      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
  106      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
  107      5.5800%       0.04117%      Actual/360                       120            119                       360         359
  108      6.8800%       0.04117%      Actual/360      Actual/360       120            118          10           300         300
  109      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
  110      5.6700%       0.04117%      Actual/360                       120            118                       360         358
  111      5.4100%       0.04117%      Actual/360                       120            117                       300         297
  112      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
  113      5.5100%       0.04117%      Actual/360                       120            118                       360         358
  114      5.5800%       0.04117%      Actual/360                       120            120                       300         300
  115      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
  116      5.4500%       0.04117%      Actual/360                       120            120                       300         300
 116.1
 116.2
  117      6.3300%       0.04117%      Actual/360                       120            120                       300         300
  118      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
  119      5.3600%       0.04117%      Actual/360                       120            120                       360         360
  120      5.2500%       0.04117%      Actual/360                       120            120                       360         360
  121      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
  122      5.9400%       0.04117%      Actual/360                       120            119                       300         299
  123      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
  124      6.8800%       0.04117%      Actual/360      Actual/360       120            118          10           300         300
  125      5.5000%       0.04117%      Actual/360                       120            118                       300         298
  126      5.1000%       0.04117%      Actual/360      Actual/360       120            119          11           300         300
  127      5.5000%       0.04117%      Actual/360                       120            118                       360         358
  128      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
  129      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
  130      5.0400%       0.04117%      Actual/360                       180            179                       180         179
  131      6.0300%       0.04117%      Actual/360                       120            119                       360         359
  132      6.8800%       0.04117%      Actual/360      Actual/360       120            118          10           300         300
  133      6.8800%       0.04117%      Actual/360      Actual/360       120            118          10           300         300
  134      5.1800%       0.04117%      Actual/360                       120            120                       360         360
  135      5.6100%       0.04117%      Actual/360      Actual/360       120            117          21           360         360
  136      5.2700%       0.04117%      Actual/360      Actual/360       120            118          22           336         336
  137      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
  138      5.3600%       0.04117%      Actual/360                       120            120                       360         360
  139      5.5000%       0.09117%      Actual/360                       120            119                       360         359
  140      5.8500%       0.04117%      Actual/360                       120            117                       360         357
  141      5.2500%       0.10117%      Actual/360                       120            120                       360         360
  142      5.4900%       0.04117%      Actual/360                       120            119                       360         359
 142.1
 142.2
  143      5.7200%       0.04117%      Actual/360                       180            180                       180         180
  144      5.5100%       0.04117%      Actual/360                       84              82                       360         358
  145      5.5300%       0.04117%      Actual/360                       120            117                       360         357
  146      5.7200%       0.04117%      Actual/360                       120            120                       360         360
  147      5.7500%       0.04117%      Actual/360                       264            262                       264         262
  148      5.5000%       0.11117%      Actual/360                       120            118                       300         298
 148.1
 148.2
  149      5.3600%       0.04117%      Actual/360                       120            120                       360         360
  150      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
  151      5.0100%       0.04117%      Actual/360                       180            179                       180         179
  152      5.5800%       0.04117%      Actual/360      Actual/360       120            117          57           360         360
  153      5.3600%       0.04117%      Actual/360                       120            120                       360         360
  154      6.8800%       0.04117%      Actual/360      Actual/360       120            118          10           300         300
  155      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
  156      5.6100%       0.04117%      Actual/360      Actual/360       120            117          21           360         360
  157      5.7900%       0.04117%      Actual/360                       120            119                       360         359
  158      5.3600%       0.04117%      Actual/360                       120            120                       360         360
  159      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
  160      5.6000%       0.04117%      Actual/360      Actual/360       120            117          33           360         360
  161      5.6100%       0.04117%      Actual/360      Actual/360       120            117          21           360         360
  162      5.6000%       0.04117%      Actual/360                       120            120                       324         324
  163      6.0200%       0.04117%      Actual/360                       120            119                       264         263
  164      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
  165      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
  166      5.8900%       0.04117%      Actual/360                       120            120                       300         300
  167      5.2400%       0.04117%      Actual/360                       84              83                       360         359
  168      5.3900%       0.04117%      Actual/360                       120            119                       300         299
  169      4.6500%       0.04117%      Actual/360      Actual/360       60              56          56           IO          IO
  170      5.8000%       0.04117%      Actual/360                       120            119                       324         323
  171      5.7300%       0.04117%      Actual/360                       120            117                       360         357
  172      5.7300%       0.04117%      Actual/360                       120            117                       360         357
  173      6.0700%       0.04117%      Actual/360                       120            119                       300         299
  174      5.4500%       0.04117%      Actual/360                       120            118                       360         358
  175      5.6500%       0.04117%      Actual/360                       84              83                       360         359
  176      5.4200%       0.04117%      Actual/360                       180            178                       180         178
  177      5.0900%       0.09117%      Actual/360                       120            119                       360         359
  178      5.2700%       0.04117%      Actual/360                       120            118                       360         358
  179      5.0900%       0.09117%      Actual/360                       120            119                       360         359
  180      5.8000%       0.04117%      Actual/360                       120            118                       360         358
  181      5.6100%       0.04117%      Actual/360      Actual/360       120            117          21           360         360
  182      5.5700%       0.04117%      Actual/360                       180            178                       180         178
  183      5.7300%       0.04117%      Actual/360                       120            117                       360         357

MORTGAGE                MATURITY DATE OR
  LOAN    MONTHLY P&I      ARD BALLOON       ARD    PREPAYMENT                                     APPRAISAL            CUT-OFF DATE
 NUMBER   PAYMENTS ($)     BALANCE ($)       LOAN   PROVISIONS              APPRAISED VALUE ($)      DATE     DSCR (X)    LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------

   1       594,630.75    111,486,244.01       N     L(25),D(32),O(3)            160,000,000        10/01/04     1.32       71.88%
   2       664,401.87    101,388,543.24       N     L(28),D(88),L(1),O(3)       423,000,000        06/14/04     1.72       53.19%
   3           IO         93,000,000.00       N     L(28),D(31),O(3)            360,000,000        07/21/04     2.61       51.67%
   4           IO         90,000,000.00       N     YM1%(56),O(4)               134,400,000        11/01/04     2.00       66.96%
   5       448,154.94     53,072,130.12       N     L(25),D(91),O(4)            125,000,000        10/18/04     1.73       54.33%
   6           IO         67,000,000.00       N     YM1%(26),D(30),O(4)         101,000,000        10/04/04     2.28       66.34%
   7        Steps(3)      53,479,052.16       Y     L(26),D(91),O(3)             86,400,000        10/05/04     1.41       75.00%
   8           IO         54,000,000.00       N     YM1%(56),O(4)                77,600,000        11/05/04     1.82       69.59%
   9           IO         53,000,000.00       N     L(26),D(31),O(3)             70,000,000        10/20/04     1.96       75.71%
   10      263,342.14     45,196,365.17       N     L(27),D(90),O(3)             61,400,000        08/04/04     1.42       79.80%
   11          IO         47,300,000.00       N     L(27),D(89),O(4)            118,900,000        09/08/04     2.42       39.78%
   12      220,881.48     35,602,875.24       N     L(25),D(91),O(4)             55,000,000        11/01/05     1.36       72.73%
   13      195,683.19     33,255,496.97       N     L(25),D(52),O(7)             48,000,000        10/07/04     1.32       75.00%
   14      168,272.02     26,781,272.58       N     L(48),D(69),O(3)             47,080,000        08/29/04     1.55       63.72%
   15      157,797.23     23,623,764.04       N     L(25),D(92),O(3)             35,600,000        09/08/04     1.34       79.92%
   16      200,206.51     22,270,601.91       Y     L(25),D(92),O(3)             46,000,000        08/11/04     1.56       59.94%
   17      153,010.71     23,383,986.45       N     L(27),D(90),O(3)           33,300,000(4)       08/20/04     1.27       79.95%
  17.1                                                                           5,790,000         07/24/04
  17.2                                                                           4,200,000         07/21/04
  17.3                                                                           3,050,000         07/24/04
  17.4                                                                           2,840,000         07/25/04
  17.5                                                                           2,790,000         07/24/04
  17.6                                                                           2,680,000         07/24/04
  17.7                                                                           2,600,000         07/24/04
  17.8                                                                           2,320,000         07/31/04
  17.9                                                                           2,240,000         07/24/04
 17.10                                                                           1,860,000         07/25/04
 17.11                                                                           1,410,000         07/17/04
   18      141,919.56     21,177,254.44       N     L(48),D(69),O(3)             36,500,000        08/26/04     1.52       69.71%
   19      143,402.69     20,696,465.79       N     L(26),D(91),O(3)             32,580,000         Various     1.35       75.36%
  19.1                                                                           6,900,000         04/29/04
  19.2                                                                           6,100,000         05/05/04
  19.3                                                                           5,700,000         04/29/04
  19.4                                                                           4,500,000         04/29/04
  19.5                                                                           2,800,000         05/04/04
  19.6                                                                           2,600,000         04/29/04
  19.7                                                                           1,700,000         05/04/04
  19.8                                                                           1,400,000         04/29/04
  19.9                                                                            880,000          05/05/04
   20      133,135.68     19,614,258.46       N     L(26),D(90),O(4)             32,250,000        07/28/04     1.40       72.72%
   21      127,270.16     19,350,064.94       N     L(27),D(90),O(3)             29,200,000        09/02/04     1.29       75.34%
   22      111,301.65     16,756,356.18       N     L(27),D(90),O(3)             27,100,000        07/14/04     1.27       70.11%
   23      102,161.74     16,094,308.92       N     L(25),D(89),O(6)             23,100,000        10/21/04     1.32       80.00%
   24      96,418.98      14,491,999.91       N     L(48),D(68),O(4)             25,200,000        08/01/04     1.43       69.29%
   25      115,696.16     10,871,967.02       N     L(36),D(81),O(3)             25,800,000        02/01/05     1.39       65.75%
   26      93,685.19      13,779,937.91       N     L(24),D(89),O(7)             22,000,000        09/02/04     1.34       75.00%
   27      89,545.53      13,308,616.31       N     L(26),D(91),O(3)             20,700,000        09/17/04     1.26       77.13%
   28      99,181.96      11,896,676.71       N     L(25),D(91),O(4)             23,000,000        09/30/04     1.61       66.65%
   29      99,181.96      11,896,676.72       N     L(25),D(91),O(4)             23,200,000        09/30/04     1.72       66.08%
   30      84,886.23      12,832,323.58       N     L(27),D(89),O(4)             21,700,000        08/17/04     1.29       69.12%
   31      103,822.67     12,236,110.68       N     L(26),D(90),O(4)             19,800,000        08/19/04     1.69       75.00%
   32      85,392.80      11,190,755.27       Y     L(42),D(75),O(3)             21,500,000        01/01/04     1.42       64.38%
   33      70,643.07      11,108,792.26       N     L(36),D(81),O(3)             17,600,000        10/25/04     1.36       72.44%
   34      89,140.67      10,505,752.53       N     L(26),D(90),O(4)             17,000,000        08/23/04     1.41       75.00%
   35      68,815.25      11,694,580.24       N     L(25),D(32),O(3)             15,825,000        06/01/05     1.40       79.92%
   36      68,534.37      10,815,654.37       N     L(25),D(92),O(3)             16,300,000        08/26/04     1.29       76.23%
   37      67,908.98      10,265,859.42       N     L(27),D(89),O(4)             17,300,000        04/01/05     1.29       69.36%
   38      61,316.21      11,293,353.76       Y     L(25),D(32),O(3)             14,800,000        10/27/04     1.26       80.07%
   39      72,956.43      9,001,687.15        N     L(26),D(91),O(3)             15,800,000        09/10/04     1.42       74.46%
   40      60,754.29      10,977,594.35       N     L(48),D(9),O(3)              15,400,000        09/24/04     1.28       74.68%
   41          IO         11,235,000.00       Y     L(26),YM1%(31),O(3)          16,200,000        08/26/04     1.56       69.35%
   42      61,845.77      9,896,619.25        N     L(27),D(90),O(3)             14,700,000        08/20/04     1.21       75.51%
   43      61,151.84      9,591,707.99        N     L(48),D(69),O(3)             13,800,000        09/24/04     1.21       79.71%
   44      75,584.02      8,711,593.72        N     L(25),D(92),O(3)             17,000,000        09/13/04     1.54       64.63%
   45      61,768.39      9,159,118.05        N     L(27),D(89),O(4)             20,000,000        09/15/04     1.37       54.83%
   46      58,994.01      9,448,342.02        N     L(26),D(90),O(4)             13,300,000        09/21/04     1.38       79.70%
   47      59,211.53      8,865,435.46        N     L(26),D(91),O(3)             13,200,000        10/11/04     1.31       80.00%
   48      57,721.52      8,916,905.34        N     L(24),D(93),O(3)             14,000,000        10/30/04     1.46       75.00%
   49      58,111.53      8,706,261.96        N     L(26),D(91),O(3)             14,300,000        09/23/04     1.36       73.27%
   50      56,841.66      8,354,062.44        N     L(24),D(93),O(3)             14,000,000        11/02/04     1.36       71.43%
   51      55,220.37      8,286,414.56        N     L(26),D(91),O(3)             13,575,000        08/11/04     1.25       73.51%
   52      53,630.43      9,141,162.64        Y     L(25),D(55),O(4)             13,500,000        05/20/04     1.56       73.33%
   53      48,610.81      8,958,028.91        Y     L(25),D(32),O(3)             12,400,000        10/27/04     1.31       75.81%
   54      53,086.34      7,814,740.90        N     L(26),D(91),O(3)             11,700,000        11/01/04     1.31       79.84%
   55      54,082.80      6,993,154.17        N     L(36),D(81),O(3)             11,800,000        05/01/05     1.47       75.00%
   56      48,050.31      7,762,592.81        N     L(27),D(53),O(4)             11,500,000        08/15/04     1.46       76.25%
   57      47,126.49      6,932,539.74        N     L(27),D(89),O(4)             12,700,000        08/18/04     1.30       65.16%
   58          IO         8,169,000.00        N     L(28),D(29),O(3)             10,190,000        07/01/04     1.90       80.17%
   59      56,630.55      6,674,241.78        N     L(26),D(90),O(4)             10,800,000        08/25/04     1.52       75.00%
   60      47,677.31      6,058,665.37        N     L(36),D(81),O(3)             12,300,000        11/04/04     1.58       65.55%
   61      44,424.37      7,127,820.92        N     L(26),D(91),O(3)             10,770,000        09/19/04     1.36       74.28%
   62      53,070.65      6,258,205.54        Y     L(25),D(91),O(4)             16,000,000        12/01/04     1.70       49.94%
   63      45,408.78      6,685,172.14        N     L(27),D(90),O(3)             10,250,000        06/01/05     1.29       77.88%
   64          IO         7,927,000.00        N     L(28),D(29),O(3)             9,890,000         07/01/04     1.61       80.15%
   65      41,013.17      7,302,029.18        N     L(26),D(28),O(6)             12,000,000        08/03/04     1.35       63.67%
   66      45,374.94      6,898,010.65        N     L(48),D(32),O(4)             11,200,000        11/01/04     1.49       68.18%
   67      43,379.09      6,629,444.23        N     L(27),D(90),O(3)             9,435,000          Various     1.35       80.00%
  67.1                                                                           3,260,000         08/04/04
  67.2                                                                           3,220,000         08/03/04
  67.3                                                                           1,275,000         08/04/04
  67.4                                                                           1,220,000         08/03/04
  67.5                                                                            460,000          08/03/04
   68      43,153.32      6,400,891.81        N     L(27),D(89),O(4)             10,000,000        08/27/04     1.40       75.00%
   69      42,490.12      6,260,456.99        N     L(27),D(89),O(4)             10,000,000        09/22/04     1.56       74.77%
   70      41,420.60      5,996,792.24        N     L(25),D(113),O(4)            9,200,000         10/08/04     1.26       80.00%
   71      41,907.77      6,115,981.54        N     L(59),YM1%(60),O(1)          9,800,000         12/14/04     1.51       74.42%
   72      39,657.44      5,990,063.86        N     L(36),D(81),O(3)             8,800,000         07/08/04     1.23       79.55%
   73      39,394.59      5,831,511.80        N     L(24),D(92),O(4)             8,800,000         10/01/04     1.48       79.55%
   74          IO         6,790,000.00        Y     L(25),YM1%(92),O(3)          9,800,000         10/07/04     1.86       69.29%
   75      37,861.20      5,618,483.86        Y     L(25),D(92),O(3)             8,600,000         10/01/04     1.28       78.41%
   76      40,891.92      5,539,265.16        N     L(48),D(33),O(3)             10,000,000        08/19/03     1.32       63.77%
   77          IO         6,332,000.00        N     L(28),D(29),O(3)             7,900,000         07/12/04     2.15       80.15%
   78      34,749.82      5,483,654.38        N     L(24),D(89),O(7)             7,900,000         08/26/04     1.35       79.75%
   79      36,181.52      5,218,160.35        N     L(25),D(91),O(4)             9,000,000         09/10/04     1.25       68.83%
   80      33,766.79      4,888,689.95        N     L(25),D(113),O(4)            7,500,000         10/08/04     1.25       80.00%
   81      41,801.73      4,926,580.05        N     L(26),D(90),O(4)             8,500,000         09/03/04     1.33       70.34%
   82      33,391.65      4,915,872.46        N     L(36),D(81),O(3)             7,850,000         10/11/04     1.30       74.93%
   83      33,459.39      4,978,727.03        N     L(26),D(91),O(3)             7,300,000         08/17/04     1.28       80.00%
   84          IO         5,723,000.00        N     L(28),D(29),O(3)             7,140,000         07/08/04     2.07       80.15%
   85      30,235.08      4,670,760.27        N     L(24),D(93),O(3)             7,400,000         10/29/04     1.32       74.32%
   86          IO         5,419,000.00        N     L(28),D(29),O(3)             6,760,000         07/01/04     1.84       80.16%
   87          IO         5,290,000.00        N     L(28),D(29),O(3)             6,600,000         07/13/04     1.90       80.15%
   88          IO         5,210,000.00        N     L(28),D(29),O(3)             6,500,000         07/01/04     1.90       80.15%
   89      28,415.62      4,284,198.73        N     L(36),D(81),O(3)             7,000,000         10/26/04     1.34       72.86%
   90      31,505.61      4,106,070.23        N     L(25),D(91),O(4)             8,400,000         11/05/04     1.25       60.65%
   91          IO         5,082,000.00        N     L(28),D(29),O(3)             6,340,000         07/12/04     1.49       80.16%
   92      27,913.88      4,041,316.98        N     L(25),D(113),O(4)            6,200,000         10/08/04     1.25       80.00%
   93      27,716.91      4,102,976.50        N     L(26),D(90),O(4)             7,050,000         09/08/04     1.45       69.71%
  93.1                                                                           3,550,000         09/08/04
  93.2                                                                           3,500,000         09/08/04
   94      34,083.20      4,016,904.98        N     L(26),D(90),O(4)             6,500,000         08/19/04     1.60       75.00%
   95      34,083.20      4,016,904.98        N     L(26),D(90),O(4)             6,500,000         09/16/04     1.37       75.00%
   96          IO         4,857,000.00        N     L(28),D(29),O(3)             6,060,000         06/28/04     1.72       80.15%
   97      26,517.20      4,475,449.47        N     L(11),YM1%(48),O(1)          6,050,000         07/30/04     1.47       79.83%
   98      26,002.63      3,955,775.88        N     L(36),D(81),O(3)             6,000,000         11/02/04     1.48       80.00%
   99      29,734.75      3,349,680.08        Y     L(26),D(114),O(4)            7,400,000         10/11/04     1.61       64.68%
  100      27,189.53      3,945,822.12        N     L(26),D(91),O(3)             7,250,000         09/23/04     1.41       64.70%
  101      25,995.20      3,866,516.42        Y     L(24),D(93),O(3)             6,950,000         10/28/04     1.42       66.91%
  102      25,401.37      3,811,750.73        N     L(26),D(91),O(3)             9,100,000         09/01/04     1.99       50.44%
  103      26,756.75      3,868,122.68        N     L(27),D(89),O(4)             6,200,000         09/09/04     1.25       73.98%
  104      26,979.77      3,815,697.20        N     L(48),D(69),O(3)             6,000,000         08/01/04     1.34       74.94%
  105          IO         4,481,000.00        N     L(28),D(29),O(3)             5,590,000         07/12/04     2.10       80.16%
  106          IO         4,457,000.00        N     L(28),D(29),O(3)             5,560,000         07/12/04     1.81       80.16%
  107      25,204.01      3,684,082.91        N     L(25),D(91),O(4)             5,900,000         10/11/04     1.27       74.51%
  108      30,622.44      3,609,035.28        N     L(26),D(90),O(4)             7,300,000         08/18/04     1.67       60.00%
  109          IO         4,272,000.00        N     L(28),D(29),O(3)             5,330,000         07/13/04     1.80       80.15%
  110      24,701.98      3,584,820.92        N     L(26),D(91),O(3)             6,100,000         09/23/04     1.41       69.86%
  111      26,053.40      3,247,118.45        N     L(27),D(90),O(3)             5,300,000         08/18/04     1.27       80.39%
  112          IO         4,256,000.00        N     L(28),D(29),O(3)             5,310,000         07/02/04     1.93       80.15%
  113      24,157.70      3,550,559.19        N     L(36),YM1%(81),O(3)          5,900,000         09/03/04     1.62       71.89%
  114      25,992.72      3,205,015.55        N     L(24),D(93),O(3)             5,250,000         10/07/04     1.25       80.00%
  115          IO         4,184,000.00        N     L(28),D(29),O(3)             5,220,000         07/14/04     1.92       80.15%
  116      25,055.31      3,114,517.11        N     L(24),D(92),O(4)             5,200,000         10/05/04     1.28       78.85%
 116.1                                                                           3,400,000         10/05/04
 116.2                                                                           1,800,000         10/05/04
  117      26,917.24      3,169,847.73        N     L(36),D(81),O(3)             5,550,000         09/10/04     1.35       72.97%
  118          IO         3,944,000.00        N     L(28),D(29),O(3)             4,920,000         07/06/04     2.11       80.16%
  119      21,858.33      3,251,199.81        Y     L(24),D(93),O(3)             5,570,000         11/02/04     1.42       70.20%
  120      21,535.94      3,231,634.03        N     L(24),D(93),O(3)             6,200,000         10/08/05     1.84       62.90%
  121          IO         3,880,000.00        N     L(28),D(29),O(3)             4,840,000         07/13/04     2.07       80.17%
  122      24,440.37      2,947,768.32        N     L(25),D(91),O(4)             5,600,000         08/02/04     1.52       68.04%
  123          IO         3,791,000.00        N     L(28),D(29),O(3)             4,730,000         07/14/04     1.81       80.15%
  124      26,217.85      3,089,926.33        N     L(26),D(90),O(4)             5,000,000         08/28/04     1.54       75.00%
  125      23,028.28      2,853,721.77        N     L(36),D(81),O(3)             6,140,000         09/20/04     1.47       60.89%
  126      21,845.95      2,891,554.66        N     L(48),D(69),O(3)             10,000,000        10/09/04     2.20       37.00%
  127      20,440.40      3,006,601.77        N     L(36),D(81),O(3)             5,570,000         08/28/04     1.50       64.50%
  128          IO         3,591,000.00        N     L(28),D(29),O(3)             4,480,000         07/13/04     1.98       80.16%
  129          IO         3,591,000.00        N     L(28),D(29),O(3)             4,480,000         07/14/04     2.05       80.16%
  130      28,679.78          0.00            N     L(36),D(141),O(3)            6,185,000         10/19/04     1.40       57.99%
  131      21,394.67      3,018,753.76        N     L(25),D(92),O(3)             4,650,000         11/01/04     1.30       76.43%
  132      24,749.65      2,916,890.52        N     L(26),D(90),O(4)             5,900,000         09/10/04     1.49       60.00%
  133      24,749.65      2,916,890.52        N     L(26),D(90),O(4)             4,720,000         09/07/04     1.70       75.00%
  134      19,175.66      2,893,716.09        N     L(36),D(81),O(3)             4,700,000         11/01/04     1.52       74.47%
  135      19,770.01      3,021,368.88        N     L(27),D(90),O(3)             4,300,000         07/22/04     1.21       80.00%
  136      18,293.42      2,733,080.61        N     L(26),D(91),O(3)             4,550,000         08/18/04     1.39       70.55%
  137          IO         3,182,000.00        N     L(28),D(29),O(3)             3,970,000         07/14/04     1.68       80.15%
  138      17,665.55      2,627,569.10        Y     L(24),D(93),O(3)             4,550,000         10/26/04     1.42       69.45%
  139      17,601.46      2,589,202.71        N     L(25),D(91),O(4)             3,875,000         06/03/04     1.37       79.92%
  140      18,288.18      2,616,993.57        N     L(27),D(89),O(4)             4,360,000         07/29/04     1.49       70.90%
  141      17,035.48      2,556,305.52        N     L(36),D(81),O(3)             3,950,000         10/27/04     1.41       78.10%
  142      17,077.24      2,514,088.01        N     L(48),D(69),O(3)             3,900,000         09/15/04     1.30       77.13%
 142.1                                                                           2,700,000         09/15/04
 142.2                                                                           1,200,000         09/15/04
  143      24,993.88          0.00            N     L(36),D(141),O(3)            4,652,500         10/25/04     1.19       64.48%
  144      17,052.50      2,684,023.85        N     L(26),D(54),O(4)             4,900,000         08/27/04     1.31       61.10%
  145      16,803.07      2,465,928.90        Y     L(27),D(90),O(3)             4,920,000         09/09/04     1.62       59.77%
  146      17,015.83      2,459,604.35        N     L(24),D(93),O(3)             3,900,000         11/15/04     1.34       75.01%
  147      19,690.81          0.00            N     L(48),YM1%(213),O(3)         4,500,000         09/25/04     1.22       64.76%
  148      17,808.54      2,206,877.62        N     L(36),D(81),O(3)             3,860,000         08/19/04     1.40       74.91%
 148.1                                                                           3,250,000         08/19/04
 148.2                                                                            610,000          08/19/04
  149      15,848.68      2,357,328.80        Y     L(24),D(93),O(3)             4,100,000         11/02/04     1.42       69.15%
  150          IO         2,813,000.00        N     L(28),D(29),O(3)             3,510,000         07/13/04     2.01       80.14%
  151      21,586.14          0.00            N     L(25),D(152),O(3)            5,200,000         09/29/04     1.38       52.02%
  152      14,893.28      2,418,184.72        N     L(36),D(77),O(7)             5,400,000         08/23/04     1.88       48.15%
  153      14,031.82      2,087,086.93        Y     L(24),D(93),O(3)             3,580,000         11/03/04     1.42       70.11%
  154      17,478.56      2,059,951.89        N     L(26),D(90),O(4)             5,000,000         09/01/04     1.37       50.00%
  155          IO         2,445,000.00        N     L(28),D(29),O(3)             3,250,000         07/01/04     2.12       75.23%
  156      13,655.10      2,086,852.45        N     L(27),D(90),O(3)             2,970,000         07/31/04     1.34       80.00%
  157      13,744.43      1,976,023.02        N     L(60),YM1%(57),O(3)          3,170,000         10/15/04     1.32       73.91%
  158      12,578.32      1,870,895.49        Y     L(24),D(93),O(3)             3,200,000         11/02/04     1.42       70.31%
  159          IO         2,204,000.00        N     L(28),D(29),O(3)             2,750,000         07/13/04     1.96       80.15%
  160      12,629.74      1,972,486.50        N     L(36),D(77),O(7)             3,200,000         09/14/04     1.71       68.75%
  161      12,298.79      1,879,571.93        N     L(27),D(90),O(3)             2,675,000         08/09/04     1.21       80.00%
  162      12,584.19      1,674,077.86        N     L(36),D(81),O(3)             2,800,000         10/20/04     1.33       75.00%
  163      14,369.39      1,492,933.35        N     L(36),D(81),O(3)             3,775,000         09/21/04     1.64       55.54%
  164          IO         2,068,000.00        N     L(28),D(29),O(3)             2,580,000         07/06/04     2.05       80.16%
  165          IO         2,020,000.00        N     L(28),D(29),O(3)             2,600,000         07/13/04     2.02       77.69%
  166      12,751.88      1,542,544.94        N     L(48),YM1%(69),O(3)          6,000,000         11/12/04     1.98       33.33%
  167      10,755.90      1,734,888.41        N     L(36),YM1%(45),O(3)          2,640,000         03/29/05     1.31       73.79%
  168      11,239.41      1,402,516.22        N     L(36),D(81),O(3)             2,450,000         10/06/04     1.28       75.40%
  169          IO         1,812,000.00        N     L(28),D(29),O(3)             2,260,000         07/06/04     2.06       80.18%
  170      11,008.04      1,444,519.49        N     L(48),D(69),O(3)             2,300,000         10/06/04     1.29       78.17%
  171      10,481.45      1,514,072.13        N     L(48),D(68),O(4)             3,400,000         12/31/04     1.99       52.79%
  172       9,899.15      1,429,956.56        N     L(48),D(68),O(4)             3,050,000         10/01/04     1.88       55.58%
  173      10,863.83      1,299,916.43        N     L(36),D(81),O(3)             2,700,000         09/17/04     1.74       61.96%
  174       8,328.68      1,229,959.40        N     L(26),D(91),O(3)             3,600,000         08/24/04     2.31       40.89%
  175       8,225.61      1,278,606.35        N     L(25),D(56),O(3)             1,900,000         10/23/04     1.55       74.93%
  176      10,619.91          0.00            N     L(26),D(151),O(3)            1,985,000         09/13/04     1.18       65.02%
  177       6,779.19      1,030,568.77        N     L(25),D(91),O(4)             1,900,000         10/12/04     1.61       65.72%
  178       6,918.04      1,036,459.64        N     L(26),D(91),O(3)             3,100,000         09/20/04     3.00       40.24%
  179       6,616.49      1,005,835.03        N     L(25),D(91),O(4)             1,700,000         10/12/04     1.50       71.69%
  180       7,041.04      1,011,408.45        N     L(36),D(81),O(3)             1,800,000         09/20/04     1.39       66.54%
  181       6,666.63      1,018,833.85        N     L(27),D(90),O(3)             1,450,000         07/28/04     1.29       80.00%
  182       8,868.86          0.00            N     L(26),D(151),O(3)            2,850,000         10/08/04     1.28       37.45%
  183       3,057.09       441,604.30         N     L(48),D(68),O(4)             1,000,000         10/01/04     2.20       52.35%

 MORTGAGE   LTV RATIO AT                                                      CUT-OFF DATE
   LOAN     MATURITY OR     YEAR       YEAR       NUMBER OF       UNIT OF      LOAN AMOUNT       OCCUPANCY     OCCUPANCY
  NUMBER        ARD         BUILT    RENOVATED      UNITS         MEASURE    PER (UNIT) ($)         RATE      "AS OF" DATE
-------------------------------------------------------------------------------------------------------------------------------

    1          69.68%       1907       2004        298,695        Sq. Ft.          385             88.42%       11/15/04
    2          47.94%       1912       2002       1,449,067       Sq. Ft.          78              90.00%       12/01/04
    3          51.67%       1984       2000       1,088,763       Sq. Ft.          85             100.00%       12/01/04
    4          66.96%       1986       1991        611,992        Sq. Ft.          147             97.32%       12/01/04
    5          42.46%       2004                     187           Rooms         363,194           72.46%       11/01/04
    6          66.34%       1973       1998        534,751        Sq. Ft.          125             73.90%       10/31/04
    7          61.90%       1975       1998        412,411        Sq. Ft.          157            100.00%       11/01/04
    8          69.59%       1991                   264,098        Sq. Ft.          204             96.59%       06/01/05
    9          75.71%       1972       1993        398,354        Sq. Ft.          133            100.00%       10/08/04
    10         73.61%       2004                   322,955        Sq. Ft.          152             98.05%       11/23/04
    11         39.78%       1949       2003        630,123        Sq. Ft.          75              85.36%       11/23/04
    12         64.73%       1958       2003        229,231        Sq. Ft.          174             92.45%       11/15/04
    13         69.28%       1954       1991        577,009        Sq. Ft.          62              88.15%       09/01/04
    14         56.88%       2001                     364           Units         82,418            90.11%       10/13/04
    15         66.36%       1911       2001        272,233        Sq. Ft.          105             85.78%       11/01/04
    16         48.41%       1962       2000          236           Rooms         116,835           79.49%       10/31/04
    17         70.22%      Various                  1,614          Pads          16,496            90.89%       07/31/04
   17.1                     1974                     192           Pads                            93.23%       07/31/04
   17.2                     1980                     170           Pads                            95.88%       07/31/04
   17.3                     1960                     126           Pads                            93.65%       07/31/04
   17.4                     1960                     125           Pads                            92.00%       07/31/04
   17.5                     1964                     147           Pads                            84.35%       07/31/04
   17.6                     1970                     135           Pads                            94.81%       07/31/04
   17.7                     1960                     192           Pads                            88.54%       07/31/04
   17.8                     1972                     137           Pads                            90.51%       07/31/04
   17.9                     1970                     135           Pads                            93.33%       07/31/04
  17.10                     1964                     124           Pads                            82.26%       07/31/04
  17.11                     1965                     131           Pads                            90.08%       07/31/04
    18         58.02%       2003                     936           Beds          27,186            99.47%       10/12/04
    19         63.53%      Various    Various      146,772        Sq. Ft.          167             91.84%       Various
   19.1                     1900       1990         21,474        Sq. Ft.                         100.00%       10/01/04
   19.2                     1985                    28,121        Sq. Ft.                          87.55%       10/20/04
   19.3                     1905       2001         40,459        Sq. Ft.                          97.04%       09/03/04
   19.4                     1969                    17,976        Sq. Ft.                         100.00%       09/03/04
   19.5                     1954                    13,556        Sq. Ft.                          88.20%       09/03/04
   19.6                     1910       1988         11,107        Sq. Ft.                          75.24%       09/03/04
   19.7                     1940                    5,050         Sq. Ft.                         100.00%       09/03/04
   19.8                     1955                    4,918         Sq. Ft.                         100.00%       09/03/04
   19.9                     1889                    4,111         Sq. Ft.                          28.63%       09/03/04
    20         60.82%       2004                    85,828        Sq. Ft.          273             96.50%       08/25/04
    21         66.27%       1983       1999         97,534        Sq. Ft.          226             87.96%       12/09/04
    22         61.83%       1996                     320           Units         59,375            96.88%       08/22/04
    23         69.67%       1921                    95,200        Sq. Ft.          194            100.00%       10/13/04
    24         57.51%       2004                     216           Units         80,843            72.69%       11/01/04
    25         42.14%       1993       2004        174,511        Sq. Ft.          97              77.07%       11/01/04
    26         62.64%       1989                   281,973        Sq. Ft.          59              90.40%       09/28/04
    27         64.29%       1984                   153,184        Sq. Ft.          104             88.26%       12/01/04
    28         51.72%       1968       2001          216           Rooms         70,975            80.50%       10/31/04
    29         51.28%       1961       2000          190           Rooms         80,687            80.40%       10/31/04
    30         59.14%       1973       2002        152,555        Sq. Ft.          98              92.77%       03/30/05
    31         61.80%       1989       2003          120           Rooms         123,750           87.07%       10/08/04
    32         52.05%       1966       2003          711           Beds          19,466            81.35%       11/01/04
    33         63.12%       2002                     232           Units         54,957           100.00%       10/01/04
    34         61.80%       1989       2003          112           Rooms         113,839           85.66%       10/08/04
    35         73.90%       2004                   112,696        Sq. Ft.          112             90.30%       09/13/04
    36         66.35%       2001                    90,958        Sq. Ft.          137             90.66%       10/01/04
    37         59.34%       1971       2004        187,236        Sq. Ft.          64             100.00%       12/31/05
    38         76.31%       1965       2003          112           Units         105,804           91.65%       09/28/04
    39         56.97%       1971       1995        252,566        Sq. Ft.          47              98.32%       12/07/04
    40         71.28%       1972                     410           Units         28,049            89.76%       11/29/04
    41         69.35%       1974                    88,839        Sq. Ft.          126             99.66%       09/01/04
    42         67.32%       1996                     192           Units         57,813            96.88%       09/22/04
    43         69.51%       1985                     332           Units         33,133            85.84%       11/29/04
    44         51.24%       1958                     508           Rooms         21,629            69.08%       09/30/04
    45         45.80%       1953       1980         7,719         Sq. Ft.         1,421           100.00%       09/30/04
    46         71.04%       1990                   103,616        Sq. Ft.          102             94.55%       09/01/04
    47         67.16%       2004                    76,178        Sq. Ft.          139            100.00%       09/02/04
    48         63.69%       1977       2004         93,218        Sq. Ft.          113            100.00%       11/05/04
    49         60.88%       2004                    36,914        Sq. Ft.          284             81.78%       10/04/04
    50         59.67%       1987                    84,973        Sq. Ft.          118             95.78%       12/09/04
    51         61.04%       2003                     213           Units         46,847            95.78%       10/25/04
    52         67.71%       1984       1999        114,996        Sq. Ft.          86             100.00%       12/21/04
    53         72.24%       1962       2003           88           Units         106,818           93.18%       09/28/04
    54         66.79%       2004                    63,572        Sq. Ft.          147             95.60%       11/30/04
    55         59.26%       1983       2005        166,593        Sq. Ft.          53              96.38%       09/01/04
    56         67.50%       1984       1991        116,015        Sq. Ft.          76              88.82%       10/12/04
    57         54.59%       1979       2003         42,936        Sq. Ft.          193             96.35%       09/01/04
    58         80.17%       1996                   105,838        Sq. Ft.          77              81.26%       11/30/04
    59         61.80%       1988       2004          128           Rooms         63,281            80.28%       10/08/04
    60         49.26%       2000                     207           Units         38,951            90.34%       10/01/04
    61         66.18%       2003                     106           Units         75,472            91.51%       10/20/04
    62         39.11%       1937       2004          125           Rooms         63,923            61.90%       10/31/04
    63         65.22%       2003                    66,481        Sq. Ft.          120            100.00%       10/05/04
    64         80.15%       2000                    80,050        Sq. Ft.          99              89.79%       11/30/04
    65         60.85%       1913       2001           34           Units         224,706          100.00%       10/20/04
    66         61.59%       1985       2004         40,500        Sq. Ft.          189            100.00%       11/01/04
    67         70.26%      Various                   524           Pads          14,405            94.28%       07/31/04
   67.1                     1969                     161           Pads                            98.76%       07/31/04
   67.2                     1953                     168           Pads                            89.29%       07/31/04
   67.3                     1974                      75           Pads                            97.33%       07/31/04
   67.4                     1968                      89           Pads                            91.01%       07/31/04
   67.5                     1971                      31           Pads                           100.00%       07/31/04
    68         64.01%       1982       2003         43,680        Sq. Ft.          172             95.21%       08/01/04
    69         62.60%       1954       1990         38,170        Sq. Ft.          196             91.80%       09/30/04
    70         65.18%       1994                    40,639        Sq. Ft.          181            100.00%       10/01/04
    71         62.41%       2004                    55,501        Sq. Ft.          131            100.00%       11/10/04
    72         68.07%       1986                     180           Units         38,889            91.67%       09/27/04
    73         66.27%                              801,068        Sq. Ft.           9             100.00%       10/01/04
    74         69.29%       1997                    64,688        Sq. Ft.          105            100.00%       11/01/04
    75         65.33%       1991                    26,242        Sq. Ft.          257            100.00%       11/01/04
    76         55.39%       1939       2003        225,495        Sq. Ft.          28              68.07%       10/19/04
    77         80.15%       2000                    94,108        Sq. Ft.          67              89.33%       11/30/04
    78         69.41%       1988                     152           Units         41,447            94.08%       07/02/04
    79         57.98%       2003                      40           Units         154,863           97.50%       11/08/04
    80         65.18%       1994                    40,639        Sq. Ft.          148            100.00%       10/01/04
    81         57.96%       1988       2004           88           Rooms         67,943            67.44%       10/08/04
    82         62.62%       1992       2003         57,860        Sq. Ft.          102            100.00%       10/25/04
    83         68.20%       2000                    48,342        Sq. Ft.          121            100.00%       12/09/04
    84         80.15%       2000                    67,010        Sq. Ft.          85              95.40%       11/30/04
    85         63.12%       1985       2004         55,697        Sq. Ft.          99              96.04%       11/05/04
    86         80.16%       1999                    67,850        Sq. Ft.          80              81.61%       11/30/04
    87         80.15%       2000                    92,611        Sq. Ft.          57              97.87%       11/30/04
    88         80.15%       1998                    85,656        Sq. Ft.          61              86.18%       11/30/04
    89         61.20%                               8,400         Sq. Ft.          607            100.00%       11/24/04
    90         48.88%       1958                    78,068        Sq. Ft.          65             100.00%       11/29/04
    91         80.16%       2000                    73,728        Sq. Ft.          69              97.56%       11/30/04
    92         65.18%       1991                    38,722        Sq. Ft.          128            100.00%       10/01/04
    93         58.20%      Various    Various       14,228        Sq. Ft.          345             85.35%       11/09/04
   93.1                     1984                    8,387         Sq. Ft.                          81.11%       11/09/04
   93.2                     1985                    5,841         Sq. Ft.                          91.44%       11/09/04
    94         61.80%       1987       1998          128           Rooms         38,086            74.81%       10/08/04
    95         61.80%       1986       2004          112           Rooms         43,527            79.57%       10/08/04
    96         80.15%       1999                    56,939        Sq. Ft.          85              94.51%       11/30/04
    97         73.97%       2003                    35,291        Sq. Ft.          137             91.73%       09/28/04
    98         65.93%       2001                      80           Units         60,000            96.25%       10/04/04
    99         45.27%       1995       2004         46,248        Sq. Ft.          103            100.00%       07/31/04
   100         54.43%       2004                    14,500        Sq. Ft.          324            100.00%       10/06/04
   101         55.63%       2003                    13,824        Sq. Ft.          336            100.00%       11/01/04
   102         41.89%       2002                    58,409        Sq. Ft.          79             100.00%       08/01/04
   103         62.39%       2004                    13,435        Sq. Ft.          341            100.00%       10/22/04
   104         63.59%       2003                    48,800        Sq. Ft.          92              84.63%       11/29/04
   105         80.16%       1999                    69,660        Sq. Ft.          64              97.42%       11/30/04
   106         80.16%       2000                    58,250        Sq. Ft.          77              87.42%       11/30/04
   107         62.44%       2004                    11,687        Sq. Ft.          376            100.00%       11/01/04
   108         49.44%       1988       2003          128           Rooms         34,219            81.95%       10/08/04
   109         80.15%       2000                    53,800        Sq. Ft.          79              97.17%       11/30/04
   110         58.77%       2004                    14,560        Sq. Ft.          293            100.00%       10/07/04
   111         61.27%       1993                    34,830        Sq. Ft.          122             95.12%       09/23/04
   112         80.15%       1998                    72,120        Sq. Ft.          59              89.05%       11/30/04
   113         60.18%       1973       2003         43,051        Sq. Ft.          99              86.70%       10/18/04
   114         61.05%       2002       2003         35,592        Sq. Ft.          118            100.00%       12/21/04
   115         80.15%       2000                    67,440        Sq. Ft.          62              90.33%       11/30/04
   116         59.89%      Various                   180           Units         22,778            99.44%       10/01/04
  116.1                     1982                     128           Units                           99.22%       10/01/04
  116.2                     1985                      52           Units                          100.00%       10/01/04
   117         57.11%       1985                     218           Units         18,578            87.16%       08/31/04
   118         80.16%       2000                    59,755        Sq. Ft.          66              87.48%       11/30/04
   119         58.37%       2000                    12,738        Sq. Ft.          307            100.00%       11/01/04
   120         52.12%       2004                    36,175        Sq. Ft.          108             62.31%       11/29/04
   121         80.17%       1999                    70,785        Sq. Ft.          55              90.15%       11/30/04
   122         52.64%       1981       2001         43,385        Sq. Ft.          88              91.53%       12/08/04
   123         80.15%       2000                    49,354        Sq. Ft.          77              93.78%       11/30/04
   124         61.80%       1987       2005          120           Rooms         31,250            85.84%       10/08/04
   125         46.48%       2002                    30,950        Sq. Ft.          121            100.00%       09/16/04
   126         28.92%       2001                    66,728        Sq. Ft.          55              93.72%       12/08/04
   127         53.98%       2004                    14,259        Sq. Ft.          252            100.00%       08/20/04
   128         80.16%       2000                    57,245        Sq. Ft.          63              88.38%       11/30/04
   129         80.16%       2000                    70,525        Sq. Ft.          51              89.97%       11/30/04
   130         0.00%        1982                    93,276        Sq. Ft.          38              96.25%       09/01/04
   131         64.92%       2004                    13,813        Sq. Ft.          257            100.00%       11/22/04
   132         49.44%       1986       2003           88           Rooms         40,227            79.75%       10/08/04
   133         61.80%       1985       2003           64           Rooms         55,313            83.96%       10/08/04
   134         61.57%       1993       2004           75           Units         46,667           100.00%       11/15/04
   135         70.26%       1971                     141           Pads          24,397            95.04%       07/31/04
   136         60.07%       1989       2002         25,314        Sq. Ft.          127            100.00%       07/30/04
   137         80.15%       2000                    59,650        Sq. Ft.          53              80.55%       11/30/04
   138         57.75%       2001                    10,908        Sq. Ft.          290            100.00%       11/22/04
   139         66.82%       1970       2004           82           Units         37,769            96.34%       07/10/04
   140         60.02%       2003                    24,070        Sq. Ft.          128             87.84%       07/31/04
   141         64.72%       1998                    36,954        Sq. Ft.          83             100.00%       11/22/04
   142         64.46%       2002                    31,153        Sq. Ft.          97              90.37%       10/31/04
  142.1                     2002                    21,553        Sq. Ft.                         100.00%       10/31/04
  142.2                     2002                    9,600         Sq. Ft.                          68.75%       10/31/04
   143         0.00%        1964                    58,958        Sq. Ft.          51              84.21%       11/01/04
   144         54.78%       1982       2001         40,540        Sq. Ft.          74              97.63%       08/01/04
   145         50.12%       2004                    13,813        Sq. Ft.          213            100.00%       09/16/04
   146         63.07%       2004                    10,908        Sq. Ft.          268            100.00%       12/14/04
   147         0.00%        2003                    14,136        Sq. Ft.          206            100.00%       09/27/04
   148         57.17%      Various                    88           Units         32,857            98.86%       Various
  148.1                     1978                      64           Units                          100.00%       07/19/04
  148.2                     1970                      24           Units                           95.83%       09/12/04
   149         57.50%       2001                    10,908        Sq. Ft.          260            100.00%       11/22/04
   150         80.14%       1997                    41,416        Sq. Ft.          68              83.33%       11/30/04
   151         0.00%        2004                    13,050        Sq. Ft.          207            100.00%       09/30/04
   152         44.78%       1950                    43,140        Sq. Ft.          60             100.00%       09/30/04
   153         58.30%       2000                    10,908        Sq. Ft.          230            100.00%       11/22/04
   154         41.20%       1986       2004           80           Rooms         31,250            76.07%       10/08/04
   155         75.23%       1995                    52,158        Sq. Ft.          47              81.84%       11/30/04
   156         70.26%       1970                     128           Pads          18,563            81.25%       07/31/04
   157         62.34%       2002                    17,950        Sq. Ft.          131             93.04%       12/01/04
   158         58.47%       2000                    10,908        Sq. Ft.          206            100.00%       11/22/04
   159         80.15%       1999                    70,300        Sq. Ft.          31              78.81%       11/30/04
   160         61.64%       1986       1989         20,570        Sq. Ft.          107            100.00%       09/30/04
   161         70.26%       1986                      90           Units         23,778            92.22%       07/31/04
   162         59.79%       2001                    64,200        Sq. Ft.          33              90.65%       09/21/04
   163         39.55%       1998       2000           37           Rooms         56,663            84.42%       06/30/04
   164         80.16%       1985                    49,955        Sq. Ft.          41              82.78%       11/30/04
   165         77.69%       1999                    69,665        Sq. Ft.          29              72.60%       11/30/04
   166         25.71%       2002                   192,220        Sq. Ft.          10              97.79%       11/26/04
   167         65.72%       2003                    9,107         Sq. Ft.          214             85.65%       09/01/04
   168         57.25%       2003                    18,624        Sq. Ft.          99             100.00%       11/10/04
   169         80.18%       2000                    49,925        Sq. Ft.          36              80.57%       11/30/04
   170         62.81%       1999                    53,100        Sq. Ft.          34              90.32%       12/08/04
   171         44.53%       1995                    15,000        Sq. Ft.          120            100.00%       09/03/04
   172         46.88%       1995                    15,000        Sq. Ft.          113            100.00%       09/21/04
   173         48.15%       1965       2004          125           Units         13,383            96.00%       11/02/04
   174         34.17%       1988                    63,770        Sq. Ft.          23              96.28%       08/22/04
   175         67.30%       2004                    16,000        Sq. Ft.          89              91.25%       11/12/04
   176         0.00%        2004                    8,241         Sq. Ft.          157            100.00%       09/30/04
   177         54.24%       1985                    14,816        Sq. Ft.          84             100.00%       09/15/04
   178         33.43%       1998                    50,750        Sq. Ft.          25              94.93%       12/09/04
   179         59.17%       1977                    12,986        Sq. Ft.          94              93.03%       11/16/04
   180         56.19%       1969       2002         7,800         Sq. Ft.          154            100.00%       10/26/04
   181         70.26%       1950                      50           Pads          23,200            92.00%       07/31/04
   182         0.00%        1951       1998         12,695        Sq. Ft.          84             100.00%       10/07/04
   183         44.16%       1994                    6,500         Sq. Ft.          81             100.00%       09/15/04

MORTGAGE
  LOAN                                           MOST RECENT     MOST RECENT  MOST RECENT MOST RECENT   UW REVENUES       UW
 NUMBER            MOST RECENT PERIOD            REVENUES ($)   EXPENSES ($)    NOI ($)     NCF ($)         ($)      EXPENSES ($)
-----------------------------------------------------------------------------------------------------------------------------------

   1                      2003                   11,835,679      5,072,423    6,763,256   6,718,452     14,570,872    4,668,389
   2                  TTM 05/31/04               38,211,847     15,695,308    22,516,539  22,226,726    45,840,045   17,236,093
   3                      2003                   43,639,914     19,700,776    23,939,138  23,775,701    44,723,263   18,228,003
   4           T-9 01/04-09/04 Annualized        14,184,914      6,539,146    7,645,768   7,645,768     15,479,905    6,862,046
   5                                                                                                    22,305,788   13,010,392
   6           T-9 01/04-09/04 Annualized        11,786,333      4,129,381    7,656,952   7,550,002     12,834,745    4,492,757
   7                                                                                                    11,005,109    4,626,318
   8           T-9 01/04-09/04 Annualized        8,043,728       3,637,342    4,406,386   4,353,566     8,843,421     3,901,393
   9                  TTM 09/30/04               10,686,168      5,976,375    4,709,793   4,688,774     10,351,550    5,334,664
   10         T-10 01/04-10/04 Annualized        5,648,859       1,582,792    4,066,067   4,043,460     6,166,604     1,603,502
   11          T-8 01/04-08/04 Annualized        9,007,847       2,153,978    6,853,869   6,727,844     9,144,320     2,802,328
   12                                                                                                   4,899,073     1,174,995
   13         T-10 01/04-10/04 Annualized        6,844,669       2,117,317    4,727,352   4,623,490     5,966,627     2,442,660
   14                 In-Place UW                4,153,188       1,290,912    2,862,276   2,771,276     4,526,766     1,296,899
   15          T-8 01/04-08/04 Annualized        5,188,053       2,619,427    2,568,626   2,530,270     5,647,829     2,632,203
   16                 TTM 07/31/04               19,076,150     14,551,825    4,524,326   3,761,286     17,932,640   13,289,435
   17                 TTM 07/31/04               4,105,537       1,713,148    2,392,389   2,327,829     4,105,537     1,713,148
  17.1                TTM 07/31/04                586,262         154,249      432,013     424,333       586,262       154,249
  17.2                TTM 07/31/04                525,602         201,940      323,661     316,861       525,602       201,940
  17.3                TTM 07/31/04                460,377         224,400      235,978     230,938       460,377       224,400
  17.4                TTM 07/31/04                320,915         99,522       221,393     216,393       320,915       99,522
  17.5                TTM 07/31/04                386,599         138,216      248,383     242,503       386,599       138,216
  17.6                TTM 07/31/04                335,228         146,103      189,125     183,725       335,228       146,103
  17.7                TTM 07/31/04                394,364         202,653      191,712     184,032       394,364       202,653
  17.8                TTM 07/31/04                332,453         176,932      155,522     150,042       332,453       176,932
  17.9                TTM 07/31/04                296,938         129,522      167,416     162,016       296,938       129,522
 17.10                TTM 07/31/04                271,688         153,322      118,366     113,406       271,688       153,322
 17.11                TTM 07/31/04                195,110         86,290       108,820     103,580       195,110       86,290
   18                                                                                                   5,524,100     2,817,857
   19          T-8 01/04-08/04 Annualized        3,183,801       1,192,406    1,991,395   1,958,802     3,821,437     1,303,916
  19.1         T-8 01/04-08/04 Annualized         196,382         113,677       82,704      81,201       868,480       258,317
  19.2         T-8 01/04-08/04 Annualized         835,553         354,961      480,592     467,721       710,258       316,282
  19.3         T-8 01/04-08/04 Annualized         684,530         305,721      378,808     371,812       766,138       216,459
  19.4         T-8 01/04-08/04 Annualized         477,057         116,957      360,100     359,796       479,817       138,474
  19.5         T-8 01/04-08/04 Annualized         332,613         107,157      225,456     222,904       347,965       109,939
  19.6         T-8 01/04-08/04 Annualized         300,638         105,737      194,901     193,303       270,736       123,103
  19.7         T-8 01/04-08/04 Annualized         179,804         27,817       151,986     149,812       185,713       56,528
  19.8         T-8 01/04-08/04 Annualized         134,241         33,993       100,248      99,133       141,586       45,204
  19.9         T-8 01/04-08/04 Annualized          42,986         26,387        16,599      13,120        50,744       39,611
   20                 TTM 09/30/04                487,567         69,386       418,181     408,575      3,012,457      635,170
   21          T-8 01/04-08/04 Annualized        2,526,207        946,365     1,579,842   1,570,162     2,939,363      904,729
   22          T-3 06/04-08/04 Annualized        3,044,525        997,047     2,047,478   1,967,478     2,862,111     1,091,992
   23                2004 Forecast               2,711,058        959,304     1,751,754   1,727,954     2,765,490      971,425
   24              In-Place 11/30/04             1,771,860        606,338     1,165,522   1,111,522     2,334,440      628,877
   25               2004 Annualized              1,650,736        663,179      987,557     987,557      2,894,199      838,286
   26                 TTM 08/31/04               3,488,347       1,535,110    1,953,237   1,871,465     3,251,211     1,519,666
   27                 2005 Budget                4,111,635       1,989,488    2,122,147   2,091,510     3,725,343     2,157,767
   28                 TTM 10/31/04               5,409,207       3,079,892    2,329,315   2,329,315     5,297,569     3,377,182
   29                 TTM 10/31/04               5,486,386       3,169,316    2,317,070   2,317,070     5,430,793     3,384,483
   30                 2005 Budget                2,266,274        677,952     1,588,322   1,505,263     2,069,751      666,479
   31                 TTM 10/08/04               4,684,901       2,429,137    2,255,764   2,021,666     4,715,198     2,368,111
   32                 TTM 04/30/04               3,755,391       2,833,019     922,372     744,622      4,795,082     3,160,303
   33         T-10 01/04-10/04 Annualized        1,554,268        491,367     1,062,901   1,057,237     1,800,391      586,503
   34                 TTM 10/08/04               3,990,282       2,172,997    1,817,285   1,617,903     3,814,480     2,116,014
   35                   In-Place                 1,475,160        429,303     1,045,857   1,034,587     1,676,442      442,384
   36               2004 Annualized              1,433,690        441,820      991,869     979,624      1,470,098      366,980
   37                 2005 Budget                1,950,949        683,038     1,267,911   1,251,137     1,731,432      649,465
   38                 TTM 10/31/04               1,438,065        566,542      871,523     843,523      1,515,155      563,532
   39          T-7 01/04-07/04 Annualized        2,175,900        454,376     1,721,524   1,444,839     1,802,983      499,149
   40                  Annualized                2,575,896       1,678,320     897,576     815,576      2,566,723     1,552,217
   41                     2003                   1,302,605        359,156      943,449     924,793      1,450,083      474,870
   42    T3 Inc Annualized, T12 Exp, Thru 8/04   1,662,080        698,208      963,872     915,872      1,657,636      709,420
   43                     TTM                    1,930,752       1,047,834     882,918     824,818      1,942,851      994,261
   44                 TTM 09/30/04               12,411,794     10,458,457    1,953,337   1,332,859     12,411,794   10,397,094
   45                 TTM 05/31/04               1,137,567        106,173     1,031,394   1,031,394     1,163,186      112,035
   46                                                                                                   1,424,785      362,121
   47                2004 Forecast                918,344         222,032      696,312     649,387      1,254,222      272,968
   48          T-8 01/04-08/04 Annualized         896,784         144,819      751,965     751,965      1,438,605      392,634
   49                                                                                                   1,221,105      224,243
   50          T-8 01/04-08/04 Annualized        1,837,412        448,262     1,389,150   1,383,418     1,851,220      804,366
   51         Rolling 2 months Annualized        1,449,512        612,057      837,455     796,559      1,449,377      567,466
   52                 TTM 09/30/04               1,621,760        503,015     1,118,745   1,118,745     1,473,111      383,093
   53         T-10 01/04-10/04 Annualized        1,150,528        435,534      714,994     693,434      1,224,285      438,585
   54                   Proforma                  951,782         31,267       920,515     914,157      1,198,643      350,942
   55                     2003                   1,010,140        224,937      785,203     785,203      1,262,534      235,238
   56                 TTM 09/30/04               1,393,671        505,847      887,824     887,824      1,418,662      505,815
   57                 TTM 07/31/04               1,143,750        527,712      616,038     616,038      1,311,864      523,770
   58                     2003                   1,129,866        384,233      745,633     731,666      1,183,707      449,230
   59                 TTM 10/08/04               3,276,028       2,321,824     954,204     790,429      3,703,247     2,484,493
   60          T-9 01/04-09/04 Annualized        1,551,351        592,353      958,998     958,998      1,605,432      652,500
   61          T-3 05/04-07/04 Annualized        1,054,637        378,553      676,084     652,234      1,131,422      381,844
   62                 TTM 10/31/04               4,014,251       2,445,427    1,568,824   1,568,824     3,933,031     2,852,787
   63                     2003                    653,196         94,910       558,286     551,638       918,147       199,418
   64                     2003                    920,126         267,573      652,553     641,085      1,056,420      450,803
   65              Stabilized Budget             1,195,681        323,377      872,304     860,307      1,001,395      315,106
   66                                                                                                   1,310,330      487,782
   67                 TTM 07/31/04               1,360,382        643,987      716,395     703,295      1,360,382      643,987
  67.1                TTM 07/31/04                473,070         208,949      264,121     260,096       473,070       208,949
  67.2                TTM 07/31/04                451,959         229,898      222,061     217,861       451,959       229,898
  67.3                TTM 07/31/04                168,710         74,705        94,005      92,130       168,710       74,705
  67.4                TTM 07/31/04                196,333         97,191        99,142      96,917       196,333       97,191
  67.5                TTM 07/31/04                 70,310         33,244        37,066      36,291        70,310       33,244
   68                 TTM 08/31/04               1,160,428        409,561      750,867     750,867      1,204,730      414,850
   69                 TTM 07/31/04               1,203,448        409,388      794,060     794,060      1,222,916      419,262
   70                                                                                                    654,180        6,542
   71                                                                                                    975,775       159,731
   72          T-6 03/04-08/04 Annualized        1,280,870        643,671      637,199     577,439      1,265,727      621,434
   73                                                                                                    713,368       14,267
   74                     2003                    850,924         272,032      578,892     572,423       970,627       267,264
   75          T-9 01/04-09/04 Annualized         710,351         101,875      608,476     604,277       690,371       104,174
   76                 TTM 09/30/03               1,195,159        358,066      837,093     803,269      1,103,610      346,531
   77                     2003                   1,058,210        408,762      649,449     635,335      1,149,672      503,382
   78          T-6 01/04-06/04 Annualized        1,176,444        525,464      650,980     608,572      1,153,424      547,964
   79          T-3 08/04-10/04 Annualized         850,136         264,189      585,947     576,867       813,586       262,727
   80                                                                                                    531,069        5,311
   81                 TTM 10/08/04               2,213,133       1,810,531     402,602     291,941      2,747,469     1,943,109
   82          T-6 01/04-06/04 Annualized         804,064         179,566      624,498     624,498       772,533       196,079
   83          T-8 01/04-08/04 Annualized         959,133         314,834      644,299     638,981       925,102       384,895
   84                     2003                    623,667         221,481      402,186     392,053       836,016       276,002
   85         T-10 01/04-10/04 Annualized        1,109,210        377,164      732,045     732,045      1,030,230      510,955
   86                     2003                    710,200         264,167      446,033     435,856       787,776       313,551
   87                     2003                    676,349         311,911      364,438     351,923       851,187       370,707
   88                     2003                    680,392         234,863      445,529     432,962       737,214       264,534
   89                                                                                                    465,500        9,310
   90                 TTM 09/30/04                320,504         113,410      207,094     207,094       686,897       166,065
   91                     2003                    568,378         234,513      333,865     324,512       686,279       325,212
   92                                                                                                    439,339        4,393
   93                 TTM 07/31/04                556,153         96,820       459,333     459,333       628,209       117,795
  93.1                TTM 07/04/04                223,851         50,374       173,477     173,477       312,336       63,601
  93.2                TTM 07/14/04                332,302         46,446       285,856     285,856       315,873       54,194
   94                 TTM 10/08/04               2,799,327       2,066,641     732,686     592,719      2,873,855     2,075,304
   95                 TTM 10/08/04               2,710,922       2,015,982     694,940     559,394      2,711,176     2,016,278
   96                     2003                    648,338         244,514      403,824     395,278       730,678       334,181
   97                 2005 Budget                 592,323         114,920      477,403     472,109       599,580       106,051
   98                 TTM 09/30/04                526,200         176,859      349,341     342,925       709,835       230,534
   99                 TTM 08/31/04                964,982         394,971      570,011     570,011      1,128,806      516,754
  100                                                                                                    475,020       14,251
  101         T-10 01/04-10/04 Annualized         402,674         10,312       392,362     392,362       459,594       13,788
  102          T-6 01/04-06/04 Annualized         677,186         53,170       624,016     618,175       664,361       52,844
  103                                                                                                    405,900        4,059
  104                                                                                                    552,459       89,550
  105                     2003                    596,334         261,538      334,796     325,024       712,634       264,656
  106                     2003                    652,817         326,982      325,835     317,097       759,001       374,841
  107                                                                                                    391,050        6,611
  108                 TTM 10/08/04               2,911,117       2,259,123     651,994     506,438      3,044,429     2,277,242
  109                     2003                    603,678         255,914      347,764     339,694       696,099       330,003
  110                                                                                                    433,014       12,990
  111          T-8 01/04-08/04 Annualized         742,139         315,455      426,684     416,932       754,844       311,972
  112                     2003                    601,451         210,538      390,913     380,094       629,564       236,717
  113          T-7 01/04-07/04 Annualized         598,402         189,478      408,924     381,000       685,521       188,927
  114                     2003                    435,290         36,925       398,365     397,653       479,452       86,867
  115                     2003                    562,217         204,077      358,140     349,374       619,904       238,478
  116               2004 Annualized              1,154,200        663,858      490,342     439,542      1,130,686      696,344
 116.1
 116.2
  117          T-8 01/04-08/04 Annualized        1,163,667        671,372      492,295     412,996      1,175,052      684,648
  118                     2003                    656,003         306,023      349,980     341,119       715,899       319,586
  119          T-8 01/04-08/04 Annualized         373,649         11,264       362,385     362,385       386,374       11,591
  120          T-8 01/04-08/04 Annualized         271,938         32,770       239,168     239,168       525,254       154,221
  121                     2003                    726,128         339,250      386,878     376,258       749,394       364,858
  122                 TTM 10/31/04                799,651         316,266      483,385     483,385       856,993       365,707
  123                     2003                    537,658         195,083      342,575     335,174       573,717       247,561
  124                 TTM 10/08/04               3,086,204       2,366,166     720,038     565,735      2,936,909     2,305,981
  125          T-6 01/04-06/04 Annualized         390,332         65,058       325,274     325,274       559,447       125,680
  126          T-8 01/04-08/04 Annualized        1,034,789        355,466      679,323     675,850       935,987       355,336
  127                                                                                                    382,200       11,466
  128                     2003                    464,018         242,188      221,830     213,243       636,998       297,603
  129                     2003                    508,749         222,665      286,084     275,504       587,737       234,535
  130                 TTM 06/30/04                635,210         79,917       555,293     550,185       938,131       395,804
  131                                                                                                    345,427       10,363
  132                 TTM 10/08/04               2,356,516       1,791,906     564,610     446,784      2,356,516     1,795,004
  133                 TTM 10/08/04               1,747,697       1,154,526     593,171     505,783      1,747,697     1,154,522
  134          T-9 01/04-09/04 Annualized         652,175         211,895      440,280     373,613       635,949       251,549
  135                 TTM 07/31/04                436,489         159,073      277,416     272,481       452,934       159,897
  136          T-8 01/04-08/04 Annualized         598,856         218,793      380,063     376,266       576,750       245,150
  137                     2003                    421,478         227,065      194,413     185,467       515,441       258,089
  138          T-8 01/04-08/04 Annualized         302,313         132,729      169,584     169,584       312,726        9,382
  139                 TTM 05/31/04                516,776         213,479      303,297     289,685       516,680       213,474
  140                 TTM 07/31/04                411,953         91,749       320,204     320,204       513,769       161,103
  141      2004 YTD (1/1 - 11/15) Annualized      423,359         87,057       336,302     336,302       435,542       132,540
  142                                                                                                    504,778       207,929
 142.1
 142.2
  143          T-9 01/04-09/04 Annualized         507,346         159,959      347,387     343,771       604,011       191,204
  144                 TTM 09/30/04                373,998         130,400      243,598     243,598       480,274       172,117
  145          T-9 01/04-09/04 Annualized         361,269          1,830       359,438     359,438       374,296       40,349
  146                                                                                                    283,624        8,509
  147         T-10 01/04-10/04 Annualized         309,919           466        309,453     309,453       298,900        8,967
  148                 TTM 06/30/04                516,983         191,071      325,912     325,912       517,327       191,336
 148.1                TTM 06/30/04                406,319         170,087      236,232     236,232       408,229       147,013
 148.2                TTM 06/30/04                110,664         20,984        89,680      89,680       109,098       44,323
  149         T-10 01/04-10/04 Annualized         271,457         10,468       260,989     260,989       280,807        8,424
  150                     2003                    460,741         198,919      261,822     255,609       474,987       205,706
  151                                                                                                    374,774       11,243
  152               2004 Annualized               611,426         172,891      438,535     432,064       541,357       166,668
  153         T-10 01/04-10/04 Annualized         240,405          3,816       236,589     236,589       248,536        7,456
  154                 TTM 10/08/04               1,818,910       1,437,746     381,165     290,223      1,818,910     1,440,105
  155                     2003                    439,451         215,581      223,870     216,048       461,844       213,013
  156                 TTM 07/31/04                393,359         168,723      224,636     218,913       393,359       168,722
  157                     2003                    109,908         52,458        57,450      33,420       323,728       94,460
  158         T-10 01/04-10/04 Annualized         215,954         30,367       185,587     185,587       222,617        6,679
  159                     2003                    498,268         314,039      184,229     173,727       521,807       310,482
  160               2004 Annualized               496,824         170,659      326,165     322,051       466,669       182,310
  161                 TTM 07/31/04                406,601         226,218      180,383     158,222       406,601       205,422
  162                 TTM 09/30/04                390,904         196,420      194,484     191,540       413,513       200,373
  163                     2003                   1,407,483        882,835      524,648     506,811      1,228,123      886,187
  164                     2003                    428,826         242,730      186,096     172,644       471,743       261,220
  165                     2003                    447,438         258,459      188,979     178,904       452,983       253,019
  166         T-10 01/04-10/04 Annualized         785,914         392,797      393,117     393,117       736,436       394,369
  167          T-8 01/04-08/04 Annualized         232,430         48,689       183,741     183,741       240,020       61,714
  168                                                                                                    286,629       100,805
  169                     2003                    334,520         172,841      161,679     154,386       382,996       202,121
  170          T-6 01/04-06/04 Annualized         269,140         78,110       191,030     188,900       253,093       80,138
  171                                                                                                    263,625       10,545
  172                                                                                                    235,125        9,405
  173          T-9 01/04-09/04 Annualized         606,340         335,388      270,951     170,657       606,950       348,241
  174                 TTM 07/31/04                499,262         230,397      268,865     259,697       504,159       263,756
  175                                                                                                    207,657       40,214
  176                                                                                                    194,982       40,751
  177                 TTM 08/31/04                193,034         51,758       141,276     138,313       215,969       52,198
  178                YTD Annualized               469,586         208,237      261,349     251,524       466,939       208,078
  179         T-10 01/04-10/04 Annualized         136,918         23,096       113,822     111,225       177,364       37,832
  180                                                                                                    159,580       35,676
  181                 TTM 07/31/04                172,296         78,349        93,947      92,697       183,631       78,916
  182          T-9 01/04-09/04 Annualized         145,000         11,820       133,180     133,180       145,305        5,001
  183                                                                                                     89,537        3,581

MORTGAGE    UW NET                                                                        LARGEST      LARGEST
  LOAN     OPERATING    UW NET CASH                                                     TENANT SQ.      TENANT    LARGEST TENANT
 NUMBER   INCOME ($)     FLOW ($)        LARGEST TENANT NAME                                FT.        % OF NRA      EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------

   1       9,902,482     9,451,026       The Gap, Inc.                                    39,589        13.25%       01/31/11
   2      28,603,952    27,398,334       MWH Energy & Infrastructure                      139,067       9.60%        06/30/15
   3      26,495,260    26,222,621       Goldman Sachs                                    803,223       73.77%       04/30/14
   4       8,617,859     8,170,985       City of Los Angeles                              317,515       51.88%       08/31/10
   5       9,295,396     9,295,396
   6       8,341,988     7,562,841       Attorney General - State of Washington           115,501       21.60%       06/30/07
   7       6,378,791     6,332,982       AON Corporation                                  405,041       98.21%       04/30/17
   8       4,942,028     4,535,021       IDX Systems                                      143,686       54.41%    Multiple Spaces
   9       5,016,887     4,784,377       The City of New York                             249,854       62.72%       12/31/12
   10      4,563,102     4,476,207       Kohl's                                           88,408        27.37%       01/31/25
   11      6,341,992     5,824,874       Harris Teeter                                    63,000        10.00%       03/31/13
   12      3,724,078     3,608,536       Stop & Shop                                      65,568        28.60%       03/31/29
   13      3,523,968     3,093,806       The Home Depot                                   157,020       27.21%    Multiple Spaces
   14      3,229,867     3,138,867
   15      3,015,626     2,539,577       Corinthian College                               47,346        17.39%    Multiple Spaces
   16      4,643,205     3,746,573
   17      2,392,389     2,327,829
  17.1      432,013       424,333
  17.2      323,661       316,861
  17.3      235,978       230,938
  17.4      221,393       216,393
  17.5      248,383       242,503
  17.6      189,125       183,725
  17.7      191,712       184,032
  17.8      155,522       150,042
  17.9      167,416       162,016
 17.10      118,366       113,406
 17.11      108,820       103,580
   18      2,706,243     2,580,819
   19      2,517,521     2,325,087       Various                                          Various      Various        Various
  19.1      610,163       574,807        IndyBleu                                          9,090        42.33%       11/30/14
  19.2      393,976       351,177        Quercus Properties                                5,557        19.76%       03/31/12
  19.3      549,680       514,719        Partners of The Americas                         11,354        28.06%       11/30/09
  19.4      341,343       318,963        Mid-Atlantic Operating Company                    9,150        50.90%       03/31/10
  19.5      238,027       221,737        VA Beverage                                       5,525        40.76%       07/31/05
  19.6      147,634       133,279        Swapdrive.com                                     3,200        28.81%          MTM
  19.7      129,184       118,669        Xando, Inc.                                       4,000        79.21%       08/31/09
  19.8      96,382        88,398         Matthew James & Associates                        4,918       100.00%       11/30/07
  19.9      11,133         3,337         Signature Enterprises, Inc.                       1,177        28.63%       12/31/07
   20      2,377,287     2,242,321       Thousand Oaks Surgical Hospital                  52,254        60.88%       08/14/24
   21      2,034,634     1,964,104       Century 21 Beachside Realtors                    10,000        10.25%       05/07/05
   22      1,770,119     1,690,119
   23      1,794,066     1,618,325       REIS Reports                                     23,000        24.16%       03/31/08
   24      1,705,563     1,651,563
   25      2,055,913     1,929,398       Sportsman's Warehouse                            57,491        32.94%       02/28/19
   26      1,731,545     1,501,851       Belk, Inc.                                       71,906        25.50%       10/10/09
   27      1,567,576     1,353,617       Solucient, LLC                                   42,981        28.06%       06/30/14
   28      1,920,387     1,920,387
   29      2,046,310     2,046,310
   30      1,403,272     1,310,791       Burlington Coat Factory                          70,200        46.02%       01/31/10
   31      2,347,086     2,111,326
   32      1,634,779     1,457,029
   33      1,213,888     1,155,888
   34      1,698,465     1,507,741
   35      1,234,058     1,158,386       TJ Maxx                                          26,000        23.07%       03/31/14
   36      1,103,118     1,062,906       Kroger                                           45,627        50.16%       01/31/21
   37      1,081,966     1,050,387       Lowes                                            158,340       84.57%       02/28/25
   38       951,623       923,623
   39      1,303,834     1,240,845       Belk, Inc.                                       51,960        20.57%       02/01/08
   40      1,014,506      932,506
   41       975,213       880,971        Stater Brothers Market                           25,565        28.78%       06/30/14
   42       948,215       900,215
   43       948,590       890,490
   44      2,014,700     1,394,110
   45      1,051,151     1,015,554       Art Brilliant Co. LTD                             5,385        69.76%       10/31/09
   46      1,062,664      973,508        L.A. Fitness                                     36,466        35.19%       12/31/17
   47       981,254       934,329        Publix                                           38,997        51.19%       03/31/24
   48      1,045,971     1,014,378       Beall's Outlet                                   18,919        20.30%       04/30/10
   49       996,862       948,296        Bertucci's Restaurant                             6,298        17.06%       10/01/14
   50      1,046,855      928,480        West Covina Medical Clinic,Inc.                  45,698        53.78%       03/31/06
   51       881,911       828,661
   52      1,090,018     1,003,461       Randall's Food Market                            52,990        46.08%       07/31/14
   53       785,700       763,700
   54       847,701       832,810        Sweetbay                                         46,872        73.73%       11/01/24
   55      1,027,296      950,790        Winn-Dixie                                       42,000        25.21%       09/01/08
   56       912,847       843,982        The Kroger Company                               58,890        50.76%       11/30/11
   57       788,094       734,181        Willow Street Pizza of Los Gatos                  5,290        12.32%       03/31/13
   58       734,477       720,528
   59      1,218,754     1,033,592
   60       952,932       906,357
   61       749,578       725,728
   62      1,080,244     1,080,244
   63       718,730       700,907        Publix                                           44,271        66.59%       12/31/22
   64       605,617       594,150
   65       686,289       663,389
   66       822,548       813,684        Walgreens                                        15,120        37.33%       08/31/79
   67       716,395       703,295
  67.1      264,121       260,096
  67.2      222,061       217,861
  67.3      94,005        92,130
  67.4      99,142        96,917
  67.5      37,066        36,291
   68       789,880       725,366        Drs. Jason and Mary Berry                         3,225        7.38%        08/31/07
   69       803,654       797,000
   70       647,638       625,016        Stater Brothers Markets                          40,639       100.00%       10/17/16
   71       816,044       758,971        BMW Motorcycles                                  13,337        24.03%       07/31/11
   72       644,293       584,533
   73       699,101       699,101
   74       703,363       664,531        Publix                                           37,912        58.61%       08/31/17
   75       586,197       581,998        Board of Social Services (Ocean County)          26,242       100.00%       07/01/22
   76       757,079       645,398        Corporate Environments                           66,427        29.46%       03/31/07
   77       646,291       632,176
   78       605,460       563,052
   79       550,859       541,779
   80       525,758       505,626        Stater Brothers Markets                          40,639       100.00%       10/17/16
   81       804,360       666,986
   82       576,454       521,026        Amish Furniture Shoppe                           29,568        51.10%       03/31/08
   83       540,207       514,037        Office Max                                       23,500        48.61%       01/31/16
   84       560,014       549,881
   85       519,274       479,058        American Recruiters                               7,274        13.06%       04/30/08
   86       474,226       464,048
   87       480,480       467,965
   88       472,680       460,114
   89       456,190       456,190
   90       520,832       473,830        Doorect Windows Doors Corp.                      22,750        29.14%       11/30/13
   91       361,068       351,714
   92       434,946       417,117        Stater Brothers Markets                          38,722       100.00%       10/17/16
   93       510,414       481,779        Various                                          Various      Various        Various
  93.1      248,735       232,965        Euston Management                                 2,751        32.80%       10/14/16
  93.2      261,679       248,814        Coldwell Banker Residential                       2,271        38.88%       02/28/05
   94       798,551       654,858
   95       694,898       559,339
   96       396,497       387,951
   97       493,529       466,828        Anna's Linens                                     7,500        21.25%       08/31/08
   98       479,301       461,301
   99       612,052       576,068        Best Buy                                         46,248       100.00%       11/30/10
  100       460,769       460,044        Walgreens                                        14,500       100.00%       07/31/79
  101       445,806       443,684        CVS                                              13,824       100.00%       01/15/23
  102       611,517       605,677        Safeway Stores Inc                               58,409       100.00%       06/25/27
  103       401,841       400,497        Walgreens                                        13,435       100.00%       11/30/79
  104       462,909       432,646        Christian Book Warehouse                         10,000        20.49%       11/30/08
  105       447,978       438,207
  106       384,160       375,422
  107       384,439       383,270        Walgreens                                        11,687       100.00%       02/28/24
  108       767,187       614,966
  109       366,096       358,026
  110       420,024       419,296        Walgreens                                        14,560       100.00%       10/31/79
  111       442,872       397,770        Kid's First Pediatric Group                       4,745        13.62%       02/28/05
  112       392,847       382,028
  113       496,594       468,760        Josef Vienna Bakery                               5,663        13.15%       09/30/14
  114       392,585       389,026        United States Government - USDA                  35,592       100.00%       06/30/22
  115       381,427       372,661
  116       434,342       383,542
 116.1
 116.2
  117       490,404       434,596
  118       396,313       387,452
  119       374,783       372,926        CVS                                              12,738       100.00%       10/26/20
  120       371,033       332,852        Healthfirst lmaging Center                        4,990        13.79%       02/28/19
  121       384,536       373,917
  122       491,286       446,885        Wells Fargo Bank                                  8,000        18.44%       01/31/11
  123       326,156       318,756
  124       630,928       484,083
  125       433,767       407,154        Alfredo's Mexican Cafe                            5,914        19.11%       08/31/07
  126       580,650       577,177
  127       370,734       368,595        Walgreens                                        14,259       100.00%       10/31/79
  128       339,394       330,808
  129       353,202       342,622
  130       542,327       481,270        Your Meat Store & More                           49,748        53.33%       12/31/12
  131       335,063       333,682        Eckerd                                           13,813       100.00%       11/17/24
  132       561,513       443,687
  133       593,175       505,790
  134       384,400       350,800
  135       293,038       288,103
  136       331,599       305,208        The Bedding Experts                               2,700        10.67%       07/31/08
  137       257,352       248,406
  138       303,344       301,685        CVS                                              10,908       100.00%       06/27/21
  139       303,206       289,594
  140       352,666       326,528        Christopherson Homes, Inc.                        7,854        32.63%       10/31/08
  141       303,002       287,543        Office Depot                                     29,754        80.52%       09/30/13
  142       296,848       265,895        Various                                          Various      Various        Various
 142.1                                   Virchow Krause & Co. LLC                          8,000        37.12%       07/31/09
 142.2                                   Govindaraju Subramani, MD                         3,400        35.42%       12/31/07
  143       412,807       357,662        Property Mgmt & Dev.                              4,360        7.40%        09/30/07
  144       308,157       269,052        Burke's Outlet                                   17,640        43.51%       05/31/08
  145       333,947       327,208        Eckerd                                           13,813       100.00%       01/20/24
  146       275,116       274,025        Eckerd                                           10,908       100.00%       11/30/24
  147       289,933       287,794        Walgreens                                        14,136       100.00%       12/27/78
  148       325,991       299,591
 148.1      261,216       242,016
 148.2      64,775        57,575
  149       272,383       270,585        CVS                                              10,908       100.00%       07/11/21
  150       269,281       263,068
  151       363,530       357,122        CVS                                              13,050       100.00%       06/14/24
  152       374,689       335,860        TSI Weymouth, Inc.                               21,280        49.33%       09/30/13
  153       241,080       239,444        CVS                                              10,908       100.00%       07/04/20
  154       378,805       287,860
  155       248,831       241,009
  156       224,637       218,914
  157       229,268       217,881        Biomat                                            7,200        40.11%       11/30/09
  158       215,938       214,330        CVS                                              10,908       100.00%       06/29/20
  159       211,325       200,823
  160       284,359       259,528        Salem Laundry Company, Inc.                       3,000        14.58%       06/30/07
  161       201,179       179,018
  162       213,140       200,750
  163       341,936       283,376
  164       210,523       197,071
  165       199,964       189,889
  166       342,067       302,232        Affordable Floors & Walls                         4,200        2.18%        04/01/07
  167       178,306       169,456        Saing Thai Cuisine                                1,503        16.50%       12/31/08
  168       185,824       172,732        Edina Realty                                      9,209        49.45%       09/30/13
  169       180,875       173,582
  170       172,956       170,825
  171       253,080       250,830        La-Z-Boy Furniture                               15,000       100.00%       12/31/14
  172       225,720       223,470        David's Bridal                                   15,000       100.00%       09/30/14
  173       258,710       227,460
  174       240,403       231,235
  175       167,442       152,884        Ingle Home Furnishing                             5,600        35.00%    Multiple Spaces
  176       154,231       150,726        Chase Bank of Texas (Pad Lease)                   4,241        51.46%       02/28/19
  177       163,771       131,023        Prosperity Mortgage                               5,440        36.72%       05/31/08
  178       258,861       249,036
  179       139,533       118,880        Dr. Robinson & Max                                1,904        14.66%       01/31/08
  180       123,904       117,364        Pawn X-Change                                     3,900        50.00%       09/30/12
  181       104,716       103,466
  182       140,303       135,893        MTS, Inc.                                        12,695       100.00%       02/01/10
  183       85,956        80,777         Blockbuster Video                                 6,500       100.00%       09/30/09

                                                                                         2ND
MORTGAGE                                                            2ND LARGEST        LARGEST         2ND LARGEST
  LOAN                                                              TENANT SQ.         TENANT %           TENANT
 NUMBER       2ND LARGEST TENANT NAME                                   FT.             OF NRA          EXP. DATE
------------------------------------------------------------------------------------------------------------------------

   1          Vincent Equities                                        19,777            6.62%        Multiple Spaces
   2          Aon Service Corporation                                 135,029           9.32%            04/30/12
   3          Stroock & Stroock                                       231,932           21.30%       Multiple Spaces
   4          Lewis, Brisbois, Bisgaard & Smith, LLP                  143,156           23.39%           11/30/12
   5
   6          Union Bank of California, N.A.                          44,678            8.35%            01/31/14
   7          Compass Group                                            7,370            1.79%            12/31/10
   8          American Towers                                         20,574            7.79%            12/31/12
   9          Wildcat Service Co.                                     42,044            10.55%           06/30/09
   10         Sportmart Inc.                                          35,000            10.84%           01/31/15
   11         Great Outdoors                                          31,001            4.92%        Multiple Spaces
   12         Silverman Furniture                                     15,510            6.77%            07/31/06
   13         JBR, Inc.                                               78,816            13.66%       Multiple Spaces
   14
   15         Metropolitan Family Services                            39,063            14.35%           03/31/06
   16
   17
  17.1
  17.2
  17.3
  17.4
  17.5
  17.6
  17.7
  17.8
  17.9
 17.10
 17.11
   18
   19         Various                                                 Various          Various           Various
  19.1        Faison                                                   5,190            24.17%           10/25/14
  19.2        Kennedy Comm & Buying Time                               4,328            15.39%           01/31/08
  19.3        U.S. Service Industries                                  6,090            15.05%           10/31/07
  19.4        New England Audio Company, Inc.                          8,826            49.10%           01/31/12
  19.5        Legal Services of NVA                                    2,740            20.21%           06/30/12
  19.6        Bethesda Retail Partners                                 2,750            24.76%           09/30/09
  19.7        Strategic Futures                                        1,050            20.79%           05/31/05
  19.8
  19.9
   20         Dr. Taheri and Dr. Khadavi                               4,710            5.49%            08/14/14
   21         Tortilla Flats Restaurants, LLC                          8,000            8.20%            12/31/09
   22
   23         Phoenix Jewelry                                         14,100            14.81%       Multiple Spaces
   24
   25         Michaels                                                40,020            22.93%           02/28/20
   26         Sears                                                   53,275            18.89%           10/06/09
   27         Fluent, Inc.                                            10,492            6.85%            05/31/10
   28
   29
   30         CVS                                                     15,225            9.98%            01/31/30
   31
   32
   33
   34
   35         Petco                                                   13,560            12.03%           01/31/15
   36         Kauffman Tire                                            6,500            7.15%            04/30/31
   37         Marshalls                                               24,346            13.00%           01/31/10
   38
   39         Winn-Dixie                                              44,984            17.81%           07/01/15
   40
   41         Hancock Fabrics                                         13,450            15.14%           01/31/08
   42
   43
   44
   45         Galerie Michael                                          2,334            30.24%           09/30/09
   46         Ballards Backroom                                       18,000            17.37%           12/31/08
   47         La Fiesta Mexican Restaurant                             3,850            5.05%            11/30/09
   48         Big Al's Aquarium                                       17,742            19.03%           09/30/14
   49         Panera, LLC                                              5,004            13.56%           06/01/14
   50         Citrus Dialysis Administrative Office                    4,793            5.64%            04/30/11
   51
   52         CVS                                                     10,356            9.01%            07/28/09
   53
   54         Leslie's Poolmart                                        2,700            4.25%            03/01/10
   55         Goody's                                                 35,250            21.16%           03/02/09
   56         Amam Trading Corp.                                       9,813            8.46%            01/31/06
   57         Starker Services, Inc.                                   4,374            10.19%           04/30/05
   58
   59
   60
   61
   62
   63         Tire Kingdom                                             6,656            10.01%           02/13/24
   64
   65
   66         Crown Liquors                                           10,580            26.12%           10/31/14
   67
  67.1
  67.2
  67.3
  67.4
  67.5
   68         Star Care Medical Group, Inc. (Gateway)                  2,930            6.71%            12/31/05
   69
   70
   71         Ambiance Design                                          8,000            14.41%           09/30/09
   72
   73
   74         Washington Mutual                                        4,000            6.18%            09/21/09
   75
   76         Lehigh Valley Charter High School                       36,443            16.16%           08/31/13
   77
   78
   79
   80
   81
   82         Monster Golf                                            10,834            18.72%           08/31/08
   83         Fashion Bug                                              9,140            18.91%           05/31/11
   84
   85         Paramount                                                5,510            9.89%            02/28/09
   86
   87
   88
   89
   90         Prison Health Services                                  22,750            29.14%           01/31/08
   91
   92
   93         Various                                                 Various          Various           Various
  93.1        North American Production                                1,706            20.34%           05/31/05
  93.2        Prudential                                               1,405            24.05%           11/30/07
   94
   95
   96
   97         Hallmark Gold Crown                                      4,500            12.75%           11/30/08
   98
   99
  100
  101
  102
  103
  104         Silver Dollar                                            7,500            15.37%           06/30/08
  105
  106
  107
  108
  109
  110
  111         Atlanta Cancer Care, P.C.                                4,348            12.48%           09/30/07
  112
  113         Soundwave CD                                             4,035            9.37%            05/30/06
  114
  115
  116
 116.1
 116.2
  117
  118
  119
  120         SporTherapy                                              4,230            11.69%           03/31/14
  121
  122         Red Lobster                                              7,383            17.02%           02/28/12
  123
  124
  125         Bank One, N.A.                                           3,500            11.31%           10/31/13
  126
  127
  128
  129
  130         Family Dollar                                            8,195            8.79%            12/31/07
  131
  132
  133
  134
  135
  136         American General Finance                                 2,700            10.67%             MTM
  137
  138
  139
  140         Norby Construction                                       7,707            32.02%           01/16/13
  141         Verizon                                                  7,200            19.48%           09/30/05
  142         Various                                                 Various          Various           Various
 142.1        Cumulus Broadcasting, Inc.                               6,894            31.99%           07/31/13
 142.2        Oak Park Dental, LLC                                     3,200            33.33%           04/30/09
  143         G.S.M.C. Inc                                             3,960            6.72%            09/30/07
  144         Carol's Hair & Beauty                                    7,800            19.24%           06/30/07
  145
  146
  147
  148
 148.1
 148.2
  149
  150
  151
  152         AutoZone                                                17,660            40.94%           06/30/09
  153
  154
  155
  156
  157         Papa Johns                                               1,300            7.24%            05/31/08
  158
  159
  160         Christy's                                                2,800            13.61%           09/30/06
  161
  162
  163
  164
  165
  166         Intense Gymnastics                                       4,200            2.18%            02/01/05
  167         Javalina's Coffee and Sweets                             1,461            16.04%           12/31/08
  168         Hirshfields                                              4,883            26.22%           12/31/13
  169
  170
  171
  172
  173
  174
  175         Little by Little Fitness                                 3,200            20.00%           12/01/08
  176         Palm Beach Tan, Inc.                                     4,000            48.54%           05/31/14
  177         Long & Foster                                            5,000            33.75%           05/31/07
  178
  179         Community Insurance Group                                1,500            11.55%           04/30/09
  180         MoneyTree, Inc.                                          2,600            33.33%           04/30/12
  181
  182
  183

                                                                                    3RD          3RD
MORTGAGE                                                                          LARGEST       LARGEST         3RD LARGEST
  LOAN                                                                             TENANT       TENANT %         TENANT EXP.
 NUMBER       3RD LARGEST TENANT NAME                                              SQ. FT        OF NRA             DATE
------------------------------------------------------------------------------------------------------------------------------

   1          Jones Apparel                                                        14,939         5.00%           10/31/13
   2          Intell Management and Investment Company                            129,473         8.93%           07/31/14
   3          Weitz & Luxenberg                                                    28,000         2.57%           04/30/09
   4          County of Los Angeles                                                84,607        13.82%        Multiple Spaces
   5
   6          Secure Computing Corporation                                         38,724         7.24%           08/31/05
   7
   8          McBer/Hay Group                                                      16,837         6.38%           02/28/10
   9          New York Association for New Americans                               41,567        10.43%           12/31/08
   10         Ross Dress for Less                                                  30,187         9.35%           01/31/15
   11         Eckerd                                                               30,500         4.84%           05/31/10
   12         Jembro                                                               15,500         6.76%           01/30/15
   13         Sportmart Inc.                                                       57,360         9.94%           04/30/06
   14
   15         Hubbard One                                                          31,564        11.59%        Multiple Spaces
   16
   17
  17.1
  17.2
  17.3
  17.4
  17.5
  17.6
  17.7
  17.8
  17.9
 17.10
 17.11
   18
   19         Various                                                             Various        Various           Various
  19.1        Gibson Guitars                                                       4,400         20.49%           08/31/14
  19.2        Fenn & King                                                          3,000         10.67%           08/31/08
  19.3        Clicks Copy Service, Inc.                                            5,384         13.31%           11/30/05
  19.4
  19.5        Moore-Poe Architects PC                                              1,577         11.63%              MTM
  19.6        Don Schaaf & Friends, Inc.                                           2,407         21.67%           01/31/14
  19.7
  19.8
  19.9
   20         Dr. Himsl/Dr. McMurray                                               4,187          4.88%           03/14/14
   21         Washington Mutual Bank, FA                                           7,000          7.18%           06/30/13
   22
   23         Clinical Directors                                                   7,500          7.88%           07/31/13
   24
   25         Petco                                                                26,400        15.13%           01/31/15
   26         JCPenney                                                             34,340        12.18%           03/31/10
   27         Northwestern University Traffic Institute                            9,857          6.43%           03/31/10
   28
   29
   30         Party Fair                                                           11,720         7.68%           08/31/11
   31
   32
   33
   34
   35         Shoe Carnival, Inc.                                                  12,000        10.65%           01/01/09
   36         El Porton Mexican                                                    3,874          4.26%           10/31/06
   37         Wendy's                                                              3,500          1.87%           12/31/15
   38
   39         North Carolina Department of Energy, Health & Natural Resources      36,380        14.40%           02/01/11
   40
   41         Bank of America                                                      9,195         10.35%           07/25/06
   42
   43
   44
   45
   46         Southeaster Endocrine & Diabetes                                     11,449        11.05%           10/30/14
   47         Bean Town Coffee                                                     1,680          2.21%           09/09/09
   48         CVS                                                                  13,013        13.96%           01/31/25
   49         America's Moneyline                                                  3,675          9.96%           06/01/09
   50         Joel Streng &  Sohanjeel Bassi                                       3,156          3.71%           03/10/07
   51
   52         Joe Blake Texas Pub Inc.                                             4,800          4.17%           01/11/07
   53
   54         Subway                                                               1,740          2.74%           11/30/09
   55         Ross Dress for Less                                                  32,367        19.43%           06/30/15
   56         Blockbuster Video                                                    4,795          4.13%           07/31/08
   57         Data ID Systems                                                      3,101          7.22%           05/31/07
   58
   59
   60
   61
   62
   63         Subway                                                               2,000          3.01%           09/30/07
   64
   65
   66         Hollywood Video                                                      5,950         14.69%           08/31/14
   67
  67.1
  67.2
  67.3
  67.4
  67.5
   68         Donna Frisch, M.D.                                                   2,705          6.19%           02/28/07
   69
   70
   71         Better Office                                                        6,338         11.42%           10/31/07
   72
   73
   74         Video Planet                                                         2,450          3.79%           11/30/09
   75
   76         St. Lukes                                                            9,398          4.17%        Multiple Spaces
   77
   78
   79
   80
   81
   82         EPCO                                                                 7,856         13.58%           06/30/08
   83         Dollar Tree                                                          5,516         11.41%           04/30/06
   84
   85         Equity Residential                                                   5,471          9.82%           04/14/08
   86
   87
   88
   89
   90         Paradise Distributors                                                17,000        21.78%           08/31/13
   91
   92
   93         Various                                                             Various        Various           Various
  93.1        Nail Salon and Spa                                                   1,584         18.89%           03/31/12
  93.2        CRS Marketing Group                                                   865          14.81%           07/31/07
   94
   95
   96
   97         Biloxi Regional Medical Center                                       4,183         11.85%           01/31/09
   98
   99
  100
  101
  102
  103
  104         Outback                                                              6,300         12.91%           11/30/12
  105
  106
  107
  108
  109
  110
  111         Futures Home Assistance Program                                      3,646         10.47%           05/31/06
  112
  113         Little Ceasars                                                       3,618          8.40%           09/30/10
  114
  115
  116
 116.1
 116.2
  117
  118
  119
  120         Healthfirst Services I, Ltd.                                         2,908          8.04%           02/28/14
  121
  122         Blockbuster Video                                                    5,500         12.68%           01/31/06
  123
  124
  125         Genteel Reflections                                                  2,560          8.27%           07/08/09
  126
  127
  128
  129
  130         US Beauty Supply                                                     5,987          6.42%        Multiple Spaces
  131
  132
  133
  134
  135
  136         Panda Express                                                        2,350          9.28%           08/31/12
  137
  138
  139
  140         Nordby Wine Caves                                                    2,476         10.29%           03/31/07
  141
  142         Various                                                             Various        Various           Various
 142.1        First Federal Savings Bank                                           5,612         26.04%           02/28/13
 142.2
  143         University Church Inst.                                              3,847          6.52%           05/27/07
  144         Tarbell Realtors                                                     4,000          9.87%           08/01/09
  145
  146
  147
  148
 148.1
 148.2
  149
  150
  151
  152         Dogs Rule, Inc                                                       4,200          9.74%           06/30/08
  153
  154
  155
  156
  157         Teriyaki Restaurant                                                  1,200          6.69%           09/30/12
  158
  159
  160         US Alliance Federal Credit Union                                     2,100         10.21%           04/30/09
  161
  162
  163
  164
  165
  166         Sisto Romano Shutters                                                2,800          1.46%        Multiple Spaces
  167         Dollar Oasis                                                         1,307         14.35%           12/31/08
  168         A. E. Michaels                                                       4,532         24.33%           12/31/16
  169
  170
  171
  172
  173
  174
  175         Bella Hair Salon                                                     2,400         15.00%           09/01/09
  176
  177         C&T Mortgage Corporation                                             1,426          9.62%           12/31/06
  178
  179         Columbia Beauty Supply                                               1,454         11.20%           03/31/09
  180         Georgio's Subs                                                       1,300         16.67%           11/30/12
  181
  182
  183

MORTGAGE
  LOAN                                         LARGEST AFFILIATED SPONSOR FLAG
 NUMBER          LOCKBOX                             (> THAN 4% OF POOL)
-------------------------------------------------------------------------------------------------

   1              Day 1                  Ralph Sitt, Marilyn Sitt and Sharon Sutton
   2              Day 1            Gary Barnett & Strategic Investment Property Fund, Inc.
   3              Day 1                                Joseph Moinian
   4              Day 1                  Beacon Capital Strategic Partners III, L.P.
   5              Day 1
   6              Day 1                  Beacon Capital Strategic Partners III, L.P.
   7              Day 1
   8              Day 1                  Beacon Capital Strategic Partners III, L.P.
   9              Day 1                                Joseph Moinian
   10
   11
   12           Springing
   13           Springing
   14           Springing
   15
   16           Springing
   17
  17.1
  17.2
  17.3
  17.4
  17.5
  17.6
  17.7
  17.8
  17.9
 17.10
 17.11
   18
   19
  19.1
  19.2
  19.3
  19.4
  19.5
  19.6
  19.7
  19.8
  19.9
   20             Day 1
   21
   22
   23
   24           Springing
   25
   26
   27           Springing
   28             Day 1
   29             Day 1
   30             Day 1
   31
   32           Springing
   33
   34
   35
   36
   37             Day 1
   38           Springing
   39
   40
   41             Day 1
   42
   43
   44
   45             Day 1
   46           Springing
   47
   48
   49
   50
   51
   52             Day 1
   53           Springing
   54
   55
   56             Day 1
   57
   58           Springing                          Extra Space Storage LP
   59
   60
   61
   62             Day 1
   63
   64           Springing                          Extra Space Storage LP
   65
   66
   67
  67.1
  67.2
  67.3
  67.4
  67.5
   68             Day 1
   69           Springing
   70             Day 1
   71
   72
   73
   74             Day 1
   75
   76             Day 1
   77           Springing                          Extra Space Storage LP
   78
   79
   80             Day 1
   81
   82
   83
   84           Springing                          Extra Space Storage LP
   85
   86           Springing                          Extra Space Storage LP
   87           Springing                          Extra Space Storage LP
   88           Springing                          Extra Space Storage LP
   89             Day 1
   90
   91           Springing                          Extra Space Storage LP
   92             Day 1
   93
  93.1
  93.2
   94
   95
   96           Springing                          Extra Space Storage LP
   97
   98
   99             Day 1
  100
  101           Springing
  102
  103
  104
  105           Springing                          Extra Space Storage LP
  106           Springing                          Extra Space Storage LP
  107
  108
  109           Springing                          Extra Space Storage LP
  110
  111
  112           Springing                          Extra Space Storage LP
  113
  114
  115           Springing                          Extra Space Storage LP
  116
 116.1
 116.2
  117
  118           Springing                          Extra Space Storage LP
  119           Springing
  120
  121           Springing                          Extra Space Storage LP
  122
  123           Springing                          Extra Space Storage LP
  124
  125
  126
  127           Springing
  128           Springing                          Extra Space Storage LP
  129           Springing                          Extra Space Storage LP
  130
  131
  132
  133
  134
  135
  136
  137           Springing                          Extra Space Storage LP
  138           Springing
  139
  140
  141           Springing
  142           Springing
 142.1
 142.2
  143
  144
  145           Springing
  146
  147
  148
 148.1
 148.2
  149           Springing
  150           Springing                          Extra Space Storage LP
  151
  152           Springing
  153           Springing
  154
  155           Springing                          Extra Space Storage LP
  156
  157
  158           Springing
  159           Springing                          Extra Space Storage LP
  160           Springing
  161
  162
  163
  164           Springing                          Extra Space Storage LP
  165           Springing                          Extra Space Storage LP
  166
  167
  168
  169           Springing                          Extra Space Storage LP
  170
  171
  172
  173
  174
  175
  176           Springing
  177
  178
  179
  180
  181
  182           Springing
  183

(1) Two Mortgage Loans (loan numbrs 2 and 3), representing 10.0% of the Cut-Off
Date Pool Balance (11.1% of Loan Group 1 Balance), are part of a split loan structure and the related pari passu companion loans are not included in the trust fund. With respect to these Mortgage Loans, unless otherwise specified, the calculation of Balance per SF, LTV ratios and DSC ratios were based upon the aggregate indebtedness of these Mortgage Loans and the related pari passu companion loans.

(2) For purposes of determining the DSC Ratio of 1 Mortgage Loan (loan number
120), representing 0.2% of the Cut-Off Date Pool Balance (0.2% of Loan Group 1
Balance), the debt service payments were adjusted by taking into account amounts available in cash reserves.

(3) Pursuant to the Annex A-6 AON Payment Schedule, monthly debt service payments increase to coincide with applicable rent bumps.

(4) ADG Pool Two Appraisal Value is $1,520,000 greater than the sum of the individual Mortgaged Property appraisal values pursuant to a letter dated August
20, 2004, from Joseph J. Blake and Associates, Inc., that cites increased value through the realization of economies of scale in the management of the individual properties as a portfolio.

See "DESCRIPTION OF THE MORTGAGE POOL - Additional Mortgage Loan Information" in
the prospectus supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C16

ANNEX A-1A
----------

           CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
                           PROPERTIES IN LOAN GROUP 1

MORTGAGE              LOAN
  LOAN                GROUP
 NUMBER              NUMBER                                            PROPERTY NAME
-------------------------------------------------------------------------------------------------------------------------

   1                    1           6 Times Square
   2                    1           175 West Jackson(1)
   3                    1           180 Maiden Lane(1)
   4                    1           Figueroa Plaza
   5                    1           Hotel Gansevoort
   6                    1           900 Fourth Avenue
   7                    1           AON Office Building
   8                    1           116 Huntington Avenue
   9                    1           17 Battery Place North
   10                   1           Gilroy Crossing Shopping Center
   11                   1           Cameron Village
   12                   1           Beach Shopping Center
   13                   1           Westgate Business Center
   15                   1           The Hub Office Building
   16                   1           The Edgewater Hotel
   17                   1           ADG MHP Pool Two
  17.1                              Bridgeview Gardens
  17.2                              South Hills
  17.3                              Country Crossing
  17.4                              Lake Onalaska
  17.5                              Manor Hill
  17.6                              Camelot Acres
  17.7                              Birch Terrace
  17.8                              Spring Brook Village
  17.9                              Lakeshore Terrace
 17.10                              The Maples
 17.11                              Parkview Terrace
   19                   1           Jemal Pool
  19.1                              700-702 7th Street, NW
  19.2                              2715 M Corcoran Condominiums
  19.3                              Orme Building
  19.4                              Norman Jemal Building
  19.5                              603-607 King Street
  19.6                              1311-1313 F Street, NW
  19.7                              Xando
  19.8                              Tommy Joes
  19.9                              1817 M Street, NW
   20                   1           Thousand Oaks Medical Office Building
   21                   1           Vista Del Lago
   23                   1           5 West 37th Street
   25                   1           Anchorage Power Center
   26                   1           Aiken Mall
   27                   1           1007 Church Street
   28                   1           Comfort Inn & Suites Hotel Circle
   29                   1           Portofino Inn & Suites
   30                   1           East Windsor Towne Center
   31                   1           Residence Inn #2 - Arcadia, CA
   34                   1           Residence Inn #2 - Irvine, CA
   35                   1           Boulevard Crossing Shopping Center
   36                   1           Coleman Village
   37                   1           Hackettstown Mall
   39                   1           Washington Square Mall
   41                   1           Country Village Shopping Center
   44                   1           Four Points Sheraton - Milwaukee, WI
   45                   1           428-430 North Rodeo Drive
   46                   1           Holcomb 400 Shopping Center
   47                   1           The Village at Mirror Lake Shopping Center
   48                   1           University Commons Shopping Center
   49                   1           Shoppes at Westgate and Ground Lease
   50                   1           Queen of the Valley Medical Arts Building
   51                   1           Veterans Park Commons
   52                   1           Randall's Center Southview
   54                   1           Seminole Oaks Shopping Center
   55                   1           Cross Station Center
   56                   1           Northview Plaza
   57                   1           Lyndon Plaza
   58                   1           Extra Space Self Storage #1 - Atlanta (Cheshire Bridge Road), GA
   59                   1           Residence Inn #2 - Deerfield, IL
   60                   1           Lyncrest Manor Apartments
   62                   1           Park Central Hotel
   63                   1           Palmetto Pavilion
   64                   1           Extra Space Self Storage #2 - New Orleans, LA
   65                   1           One Monument
   66                   1           Holiday Park Plaza
   68                   1           Anaheim Hills Medical Center
   69                   1           Los Angeles Fine Arts & Wine Storage Company
   70                   1           Stater Brothers 3 - Hesperia
   71                   1           Tenaya Quail Commercial Center
   72                   1           Edgewater on Lanier Apartments
   73                   1           Wyndham Hotel - Mount Laurel, NJ (Ground Lease)
   74                   1           Parkway Plaza
   75                   1           Dover Esplanade Building 7
   76                   1           Broad & Wood Business Center
   77                   1           Extra Space Self Storage #1 - Dallas, TX
   78                   1           Bell Station Apartments
   79                   1           Silver Park Apartments
   80                   1           Stater Brothers 2 - Victorville (Hook)
   81                   1           Residence Inn #2 - Berwyn, PA
   82                   1           Northern Lights Crossing
   83                   1           Homewood Square Plaza
   84                   1           Extra Space Self Storage #2 - Richmond, VA
   85                   1           Andrews Avenue Office Building
   86                   1           Extra Space Self Storage #2 - Metairie, LA
   87                   1           Extra Space Self Storage #2 - Orlando, FL
   88                   1           Extra Space Self Storage #1 - Snellville, GA
   89                   1           Darden Restaurant (Pad)
   90                   1           Breeze Realty
   91                   1           Extra Space Self Storage #1 - Fort Myers, FL
   92                   1           Stater Brothers 1 - Victorville (Bear Valley)
   93                   1           910 & 1310 Camino Del Mar
  93.1                              910  Camino Del Mar
  93.2                              1310 Camino Del Mar
   94                   1           Residence Inn #2 - Greensboro, NC
   95                   1           Residence Inn #2 - Jacksonville, FL
   96                   1           Extra Space Self Storage #2 - Madeira Beach, FL
   97                   1           Lakeview Village Shopping Center
   99                   1           Best Buy - Cerritos
  100                   1           Walgreens - Seattle, WA
  101                   1           CVS - Largo, FL
  102                   1           Safeway Eagle Bend Marketplace
  103                   1           Walgreens - Van Nuys
  104                   1           The Shops at Bristol Commons
  105                   1           Extra Space Self Storage #2 - Port Charlotte, FL
  106                   1           Extra Space Self Storage #1 - Fort Lauderdale, FL
  107                   1           Walgreens - Gardena
  108                   1           Residence Inn #2 - Columbia, SC
  109                   1           Extra Space Self Storage #2 - Valrico, FL
  110                   1           Walgreens - Puyallup, WA
  111                   1           Village Overlook I&II
  112                   1           Extra Space Self Storage #2 - Stone Mountain, GA
  113                   1           Moana West Annex
  114                   1           Summit Crossing
  115                   1           Extra Space Self Storage #1 - Goose Creek, SC
  118                   1           Extra Space Self Storage #1 - Austin, TX
  119                   1           CVS - College Station, TX
  120                   1           Boat Club Plaza Shopping Center(2)
  121                   1           Extra Space Self Storage #1 - Fort Worth, TX
  122                   1           Harbor Village Plaza
  123                   1           Extra Space Self Storage #2 - Charleston, SC
  124                   1           Residence Inn #2 - Boca Raton, FL
  125                   1           West End Pointe Shopping Center
  126                   1           Stor-n-Lock - Palm Desert, CA
  127                   1           Walgreens - Chelmsford, MA
  128                   1           Extra Space Self Storage #1 - Riverview, FL
  129                   1           Extra Space Self Storage #2 - Summerville, SC
  130                   1           Grenoble Square Shopping Center
  131                   1           Eckerd - McDonough, GA
  132                   1           Residence Inn #2 - Clearwater, FL
  133                   1           Residence Inn #2 - Pensacola, FL
  134                   1           Pointe West Apartments
  135                   1           ADG - Oakridge
  136                   1           Rose Plaza Shopping Center
  137                   1           Extra Space Self Storage #1 - Columbia, SC
  138                   1           CVS - Gulf Breeze, FL
  140                   1           1550 Airport Boulevard
  141                   1           Office Depot & Verizon Wireless at Hickory Village
  142                   1           Dumke Office Pool
 142.1                              491 South Washburn Street
 142.2                              450-480 North Koeller Street
  143                   1           Commercial Arts Building
  144                   1           Desert Hot Springs Town Center
  145                   1           Eckerd - Lower Burrell, PA
  146                   1           Eckerd - Kennesaw, GA
  147                   1           Walgreens - Carrollton, GA
  149                   1           CVS - Miami, FL
  150                   1           Extra Space Self Storage #2 - Atlanta (Roswell Road), GA
  151                   1           CVS - Mesa, AZ
  152                   1           Capital Plaza
  153                   1           CVS - Katy, TX
  154                   1           Residence Inn #2 - Lubbock, TX
  155                   1           Extra Space Self Storage #2 - Alpharetta, GA
  156                   1           ADG - Coachman's Terrace
  157                   1           Orchard Plaza Shopping Center
  158                   1           CVS - League City, TX
  159                   1           Extra Space Self Storage #1 - Grand Prairie, TX
  160                   1           Adams Plaza
  162                   1           U-Stor Spring Creek
  163                   1           DeSoto Beach Hotel
  164                   1           Extra Space Self Storage #1 - San Antonio (Culebra Road), TX
  165                   1           Extra Space Self Storage #1 - Arlington, TX
  166                   1           Park 720 Commercial Center
  167                   1           Rita Ranch Building C
  168                   1           Monticello Business Center I
  169                   1           Extra Space Self Storage #1 - San Antonio (Westchase Drive), TX
  170                   1           Stor-n-Lock - Salt Lake City, UT
  171                   1           La-Z-Boy - Pembroke Pines, FL
  172                   1           David's Bridal - Sunrise, FL
  174                   1           Stor-All - Fort Pierce, FL
  175                   1           Villa Rica Market Place
  176                   1           Palm Beach Tan Building & Chase Bank (Pad)
  177                   1           1615 York Road
  178                   1           Stor-All - Roswell, GA
  179                   1           Ridgely Professional Building
  180                   1           Mt Vernon Retail
  181                   1           ADG - Fifth Avenue
  182                   1           Tower Records - Dallas, TX
  183                   1           Blockbuster Video - Mount Dora, FL

MORTGAGE
  LOAN
 NUMBER                                                          ADDRESS                                                CITY
------------------------------------------------------------------------------------------------------------------------------------

   1          1466 Broadway                                                                                       New York
   2          175 West Jackson Boulevard                                                                          Chicago
   3          180 Maiden Lane                                                                                     New York
   4          201 & 221 North Figueroa Street                                                                     Los Angeles
   5          18 Ninth Avenue                                                                                     New York
   6          900 Fourth Avenue                                                                                   Seattle
   7          1000 Milwaukee Avenue                                                                               Glenview
   8          116 Huntington Avenue                                                                               Boston
   9          17 Battery Place                                                                                    New York
   10         Southwest Corner Pacheco Pass Highway & Camino Arroyo                                               Gilroy
   11         Northeast Quadrant of Oberlin Road & Clark Avenue                                                   Raleigh
   12         1895 East Main Street                                                                               Peekskill
   13         1933 Davis Street                                                                                   San Leandro
   15         247 South State Street                                                                              Chicago
   16         2411 Alaskan Way                                                                                    Seattle
   17         Various                                                                                             Various
  17.1        888 East Shady Lane                                                                                 Neenah
  17.2        1217 Madison Street                                                                                 Beaver Dam
  17.3        W6150 County BB                                                                                     Appleton
  17.4        1004 Second Avenue North                                                                            Onalaska
  17.5        63 Manor Hill Drive                                                                                 Eden
  17.6        32 Camelot Lane                                                                                     Rice Lake
  17.7        N4791 State Road 25                                                                                 Menomonie
  17.8        2601 South Colley Road                                                                              Beloit
  17.9        2136 20 1/8 Avenue                                                                                  Rice Lake
 17.10        4610 8th Street South                                                                               Wisconsin Rapids
 17.11        2430 Mary Street                                                                                    Marinette
   19         Various                                                                                             Various
  19.1        700-702 7th Street, NW                                                                              Washington
  19.2        2715-2731 M Street, NW                                                                              Washington
  19.3        1424 K Street, NW                                                                                   Washington
  19.4        11611 Old Georgetown Road                                                                           Rockville
  19.5        603-607 King Street                                                                                 Alexandria
  19.6        1311-1313 F Street, NW                                                                              Washington
  19.7        700 King Street                                                                                     Alexandria
  19.8        4714 Montgomery Lane                                                                                Bethesda
  19.9        1817 M Street, NW                                                                                   Washington
   20         401 and 415 E. Rolling Oaks Drive                                                                   Thousand Oaks
   21         27772-27870 Vista Del Lago                                                                          Mission Viejo
   23         5 West 37th Street                                                                                  New York
   25         8601-8701 Old Seward Highway                                                                        Anchorage
   26         2441 Whiskey Road                                                                                   Aiken
   27         1007 Church Street                                                                                  Evanston
   28         2201 Hotel Circle South                                                                             San Diego
   29         1831 South Harbor Boulevard                                                                         Anaheim
   30         370 Route 130                                                                                       East Windsor
   31         321 East Huntington Drive                                                                           Arcadia
   34         10 Morgan Street                                                                                    Irvine
   35         U.S. Route 31 and East Boulevard                                                                    Kokomo
   36         900 Marietta Highway                                                                                Roswell
   37         215 Mountain Avenue                                                                                 Hackettstown
   39         719 West 15th Street                                                                                Washington
   41         8700-8800 Baseline Road                                                                             Rancho Cucamonga
   44         4747 South Howell Avenue                                                                            Milwaukee
   45         428-430 North Rodeo Drive                                                                           Beverly Hills
   46         1475 Holcomb Bridge Road                                                                            Roswell
   47         2000 Mirror Lake Boulevard                                                                          Villa Rica
   48         6702-6738, 6800-6820, 6846, 6848, 6862 & 6900 North University Drive & 7450 West McNab Road         Tamarac
   49         11701 & 11681 West Broad Street                                                                     Richmond
   50         1135 S. Sunset Avenue                                                                               West Covina
   51         161 Halyburton Memorial Parkway                                                                     Wilmington
   52         11021 Fuqua Road                                                                                    Houston
   54         10785-10835 102nd Avenue and 10330-10390 Seminole Boulevard                                         Seminole
   55         2800 Old Dawson Road                                                                                Albany
   56         10675-10677 E. Northwest Highway                                                                    Dallas
   57         20 South Santa Cruz Avenue                                                                          Los Gatos
   58         2489 Cheshire Bridge Road                                                                           Atlanta
   59         530 Lake Cook Road                                                                                  Deerfield
   60         6300, 6320 & 6500 South Avalon Avenue; 6401 South Lyncrest Avenue                                   Sioux Falls
   62         640 Ocean Drive                                                                                     Miami Beach
   63         8409 Dorchester Road                                                                                North Charleston
   64         1120 South Jefferson Davis Parkway                                                                  New Orleans
   65         421 Stuart Circle                                                                                   Richmond
   66         1501-1621 East Sunrise Boulevard                                                                    Fort Lauderdale
   68         500 South Anaheim Hills Road                                                                        Anaheim Hills
   69         2290 South Centinela Avenue                                                                         Los Angeles
   70         14466 Main Street                                                                                   Hesperia
   71         6635, 6655, 6675 South Tenaya Way                                                                   Las Vegas
   72         2149 Old Thompson Bridge Road                                                                       Gainesville
   73         1111 Route 73                                                                                       Mount Laurel
   74         5265 South John Young Parkway                                                                       Orlando
   75         1005 Hooper Avenue                                                                                  Toms River
   76         603-699 East Broad Street                                                                           Bethlehem
   77         5701 East Northwest Highway                                                                         Dallas
   78         3201 Watchman Drive                                                                                 Montgomery
   79         901 Bayshore Boulevard                                                                              San Francisco
   80         15235 Hook Boulevard                                                                                Victorville
   81         600 West Swedesford Road                                                                            Berwyn
   82         5340 Grand Avenue                                                                                   Gurnee
   83         17729-17825 South Halsted Street                                                                    Homewood
   84         6100 West Broad Street                                                                              Richmond
   85         6400 North Andrews Avenue                                                                           Ft. Lauderdale
   86         6005 Airline Drive                                                                                  Metairie
   87         5592 LB McLeod Road                                                                                 Orlando
   88         3942 Highway 78                                                                                     Snellville
   89         2300 NW Executive Center Drive                                                                      Boca Raton
   90         19-26 & 19-40 Hazen Street                                                                          East Elmhurst
   91         9321 Cypress Lake Drive                                                                             Fort Myers
   92         13760 Bear Valley Road                                                                              Victorville
   93         Various                                                                                             Del Mar
  93.1        910 Camino Del Mar                                                                                  Del Mar
  93.2        1310 Camino Del Mar                                                                                 Del Mar
   94         2000 Veasley Street                                                                                 Greensboro
   95         8365 Dix Ellis Trail                                                                                Jacksonville
   96         4319 Duhme Road                                                                                     Madeira Beach
   97         3680 Sangani Boulevard                                                                              D'Iberville
   99         12989 Park Plaza Drive                                                                              Cerritos
  100         Southeast Corner of NE 50th Street and 12th Avenue NE                                               Seattle
  101         8905 Bryan Dairy Road                                                                               Largo
  102         22675 East Aurora Parkway                                                                           Aurora
  103         13231 Victory Boulevard                                                                             Van Nuys
  104         3168-3170 Linden Drive                                                                              Bristol
  105         17960 Paulson Drive                                                                                 Port Charlotte
  106         5201 Northwest 31st Avenue                                                                          Fort Lauderdale
  107         1344 West Redondo Beach Boulevard                                                                   Gardena
  108         150 Stoneridge Drive                                                                                Columbia
  109         2402 Bloomingdale Avenue                                                                            Valrico
  110         10302 Sunrise Boulevard East                                                                        Puyallup
  111         7444 & 7445 Hanover Parkway                                                                         Stockbridge
  112         5151 Annistown Road                                                                                 Stone Mountain
  113         901-971 West Moana Lane                                                                             Reno
  114         801 Summit Crossing Place                                                                           Gastonia
  115         427 Saint James Avenue                                                                              Goose Creek
  118         6412 Burnet Road                                                                                    Austin
  119         2411 Texas Avenue South                                                                             College Station
  120         4601 - 4625 Boat Club Road                                                                          Fort Worth
  121         5401 West Rosedale Street                                                                           Fort Worth
  122         12892-12952 Harbor Boulevard                                                                        Garden Grove
  123         3510 Glenn McConnell Parkway                                                                        Charleston
  124         525 NW 77th Street                                                                                  Boca Raton
  125         1751 & 1795 Garth Brooks Boulevard                                                                  Yukon
  126         74853 Hovley Lane East                                                                              Palm Desert
  127         86 Chelmsford Street                                                                                Chelmsford
  128         6506 US Highway 301 South                                                                           Riverview
  129         609 Old Trolley Road                                                                                Summerville
  130         3330 West 183rd Street                                                                              Hazel Crest
  131         SEC Highway 20 & Industrial Boulevard                                                               McDonough
  132         2233 Ulmerton Road                                                                                  Clearwater
  133         7230 Plantation Road                                                                                Pensacola
  134         1815,1901 & 1921 West 18th Street                                                                   Cedar Falls
  135         N3525 Trieloff Road                                                                                 Fort Atkinson
  136         4700-4744 South Lincoln Highway                                                                     Matteson
  137         115 Harban Court                                                                                    Columbia
  138         713 Gulf Breeze Parkway                                                                             Gulf Breeze
  140         1550 Airport Boulevard                                                                              Santa Rosa
  141         2151 & 2155 N. Highland Avenue                                                                      Jackson
  142         Various                                                                                             Oshkosh
 142.1        491 South Washburn Road                                                                             Oshkosh
 142.2        450 North Koeller Road                                                                              Oshkosh
  143         953 East Sahara Avenue                                                                              Las Vegas
  144         14100 Palm Drive                                                                                    Desert Hot Springs
  145         3200 Oregon Drive                                                                                   Lower Burrell
  146         SEC Kennesaw Due West Road & Stilesboro Road                                                        Kennesaw
  147         794 South Park Street                                                                               Carrollton
  149         14705 SW 42nd Street                                                                                Miami
  150         8115 Roswell Road                                                                                   Atlanta
  151         1151 East McKellips Road                                                                            Mesa
  152         551 Washington Street                                                                               Weymouth
  153         3080 South Fry Road                                                                                 Katy
  154         2551 South Loop 289                                                                                 Lubbock
  155         2860 Holcomb Bridge Road                                                                            Alpharetta
  156         W3450 State Highway 50                                                                              Lake Geneva
  157         5001 & 5013 South 56th Street                                                                       Tacoma
  158         5002 West Main Street                                                                               League City
  159         2255 North Highway 360                                                                              Grand Prairie
  160         976-1032 Eastern Avenue                                                                             Malden
  162         2310 South Circle Drive                                                                             Colorado Springs
  163         212 Butler Avenue                                                                                   Tybee Island
  164         8300 Culebra Road                                                                                   San Antonio
  165         1908 East Pioneer Parkway                                                                           Arlington
  166         748 N.E. 25th Avenue                                                                                Cape Coral
  167         9136 East Valencia Road                                                                             Tucson
  168         9230,9234, & 9240 State Highway 25 NE                                                               Monticello
  169         7820 Westchase Drive                                                                                San Antonio
  170         6861 South Whitmore Way                                                                             Salt Lake City
  171         11533 Pines Boulevard                                                                               Pembroke Pines
  172         12605 Sunrise Boulevard                                                                             Sunrise
  174         3125 South U.S. Highway 1                                                                           Fort Pierce
  175         901 S Carroll Road                                                                                  Villa Rica
  176         2909 South Lake Forest Drive & 4990 Eldorado Parkway                                                McKinney
  177         1615 York Road                                                                                      Lutherville
  178         4775 Alabama, NE                                                                                    Roswell
  179         101 West Ridgely Road                                                                               Lutherville
  180         425 East College Way                                                                                Mt. Vernon
  181         8481 Fifth Avenue                                                                                   Oak Creek
  182         3707 Lemmon Avenue                                                                                  Dallas
  183         1650 U.S. Highway 441                                                                               Mount Dora

MORTGAGE
  LOAN                             CROSS COLLATERALIZED AND CROSS                       GENERAL PROPERTY      SPECIFIC PROPERTY
 NUMBER    STATE     ZIP CODE           DEFAULTED LOAN FLAG           LOAN ORIGINATOR         TYPE                  TYPE
------------------------------------------------------------------------------------------------------------------------------------

   1         NY       10036                                              Wachovia            Office                  CBD
   2         IL       60604                                              Wachovia            Office                  CBD
   3         NY       10038                                              Wachovia            Office                  CBD
   4         CA       90012                                              Wachovia            Office                  CBD
   5         NY       10014                                                 CFC           Hospitality           Full Service
   6         WA       98164                                              Wachovia            Office                  CBD
   7         IL       60025                                              Wachovia            Office               Suburban
   8         MA       02116                                              Wachovia            Office                  CBD
   9         NY       10004                                              Wachovia            Office                  CBD
   10        CA       95020                                              Wachovia            Retail               Anchored
   11        NC       27605                                              Wachovia            Retail               Anchored
   12        NY       10566                                              Wachovia            Retail               Anchored
   13        CA       94577                                              Wachovia          Mixed Use      Retail/Office/Industrial
   15        IL       60604                                              Wachovia            Office                  CBD
   16        WA       98121                                              Wachovia         Hospitality           Full Service
   17        WI      Various               ADG Portfolio                 Wachovia       Mobile Home Park      Mobile Home Park
  17.1       WI       54956                                                             Mobile Home Park      Mobile Home Park
  17.2       WI       53916                                                             Mobile Home Park      Mobile Home Park
  17.3       WI       54915                                                             Mobile Home Park      Mobile Home Park
  17.4       WI       54650                                                             Mobile Home Park      Mobile Home Park
  17.5       WI       53019                                                             Mobile Home Park      Mobile Home Park
  17.6       WI       54868                                                             Mobile Home Park      Mobile Home Park
  17.7       WI       54751                                                             Mobile Home Park      Mobile Home Park
  17.8       WI       53511                                                             Mobile Home Park      Mobile Home Park
  17.9       WI       54868                                                             Mobile Home Park      Mobile Home Park
 17.10       WI       54495                                                             Mobile Home Park      Mobile Home Park
 17.11       WI       54143                                                             Mobile Home Park      Mobile Home Park
   19     Various    Various                                             Wachovia           Various                Various
  19.1       DC       20001                                                                Mixed Use            Office/Retail
  19.2       DC       20007                                                                Mixed Use      Office/Retail/Multifamily
  19.3       DC       20005                                                                  Office                  CBD
  19.4       MD       20852                                                                Mixed Use            Office/Retail
  19.5       VA       22314                                                                Mixed Use            Retail/Office
  19.6       DC       20004                                                                Mixed Use            Office/Retail
  19.7       VA       22314                                                                Mixed Use            Retail/Office
  19.8       MD       20814                                                                  Retail              Unanchored
  19.9       DC       20036                                                                  Retail              Unanchored
   20        CA       91361                                                 CFC            Mixed Use           Office/Medical
   21        CA       92692                                              Wachovia            Retail              Unanchored
   23        NY       10016                                              Wachovia            Office                  CBD
   25        AK       99515                                                AMCC              Retail               Anchored
   26        SC       29841                                              Wachovia            Retail               Anchored
   27        IL       60201                                              Wachovia            Office               Suburban
   28        CA       92108                                                 CFC           Hospitality          Limited Service
   29        CA       92802                                                 CFC           Hospitality          Limited Service
   30        NJ       08520                                              Wachovia            Retail               Anchored
   31        CA       91006          Residence Inn Portfolio #2          Wachovia         Hospitality           Extended Stay
   34        CA       92618          Residence Inn Portfolio #2          Wachovia         Hospitality           Extended Stay
   35        IN       46902                                              Wachovia            Retail               Anchored
   36        GA       30075                                              Wachovia            Retail               Anchored
   37        NJ       07840                                              Wachovia            Retail               Anchored
   39        NC       27889                                              Wachovia            Retail               Anchored
   41        CA       91701                                              Wachovia            Retail               Anchored
   44        WI       53207                                              Wachovia         Hospitality           Full Service
   45        CA       90210                                                 CFC              Retail              Unanchored
   46        GA       30076                                              Wachovia            Retail               Anchored
   47        GA       30180                                              Wachovia            Retail               Anchored
   48        FL       33321                                                AMCC              Retail               Anchored
   49        VA       23233                                              Wachovia            Retail            Shadow Anchored
   50        CA       91790                                                AMCC              Office                Medical
   51        NC       28412                                              Wachovia         Multifamily           Conventional
   52        TX       77089                                                 CFC              Retail               Anchored
   54        FL       33778                                              Wachovia            Retail               Anchored
   55        GA       31707                                                AMCC              Retail               Anchored
   56        TX       75238                                                 CFC              Retail               Anchored
   57        CA       95030                                                 CFC            Mixed Use            Office/Retail
   58        GA       30324    Extra Space Self Storage Portfolio #1     Wachovia         Self Storage          Self Storage
   59        IL       60015          Residence Inn Portfolio #2          Wachovia         Hospitality           Extended Stay
   60        SD       57108                                                AMCC           Multifamily           Conventional
   62        FL       33139                                                 CFC           Hospitality           Full Service
   63        SC       29420                                              Wachovia            Retail               Anchored
   64        LA       70125    Extra Space Self Storage Portfolio #2     Wachovia         Self Storage          Self Storage
   65        VA       23220                                              Wachovia         Multifamily           Conventional
   66        FL       33304                                              Wachovia            Retail               Anchored
   68        CA       92807                                                 CFC              Office                Medical
   69        CA       90064                                                 CFC           Self Storage          Self Storage
   70        CA       92345                                                 CFC              Retail              Unanchored
   71        NV       89113                                                 CFC            Mixed Use       Office/Warehouse/Retail
   72        GA       30501                                              Wachovia         Multifamily           Conventional
   73        NJ       08054                                              Wachovia             Land               Hospitality
   74        FL       32839                                              Wachovia            Retail               Anchored
   75        NJ       08753                                              Wachovia            Office               Suburban
   76        PA       18018                                              Wachovia          Industrial               Flex
   77        TX       75231    Extra Space Self Storage Portfolio #1     Wachovia         Self Storage          Self Storage
   78        AL       36116                                              Wachovia         Multifamily           Conventional
   79        CA       94124                                              Wachovia         Multifamily             Section 8
   80        CA       92394                                                 CFC              Retail              Unanchored
   81        PA       19312          Residence Inn Portfolio #2          Wachovia         Hospitality           Extended Stay
   82        IL       60031                                                AMCC              Retail              Unanchored
   83        IL       60430                DIKA Portfolio                Wachovia            Retail               Anchored
   84        VA       23230    Extra Space Self Storage Portfolio #2     Wachovia         Self Storage          Self Storage
   85        FL       33309                                                AMCC              Office               Suburban
   86        LA       70003    Extra Space Self Storage Portfolio #2     Wachovia         Self Storage          Self Storage
   87        FL       32811    Extra Space Self Storage Portfolio #2     Wachovia         Self Storage          Self Storage
   88        GA       30039    Extra Space Self Storage Portfolio #1     Wachovia         Self Storage          Self Storage
   89        FL       33431                                                AMCC               Land                 Retail
   90        NY       11370                                                 CFC            Industrial             Warehouse
   91        FL       33919    Extra Space Self Storage Portfolio #1     Wachovia         Self Storage          Self Storage
   92        CA       92392                                                 CFC              Retail              Unanchored
   93        CA       92014                                                 CFC              Office               Suburban
  93.1       CA       92014                                                                  Office               Suburban
  93.2       CA       92014                                                                  Office               Suburban
   94        NC       27407          Residence Inn Portfolio #2          Wachovia         Hospitality           Extended Stay
   95        FL       32256          Residence Inn Portfolio #2          Wachovia         Hospitality           Extended Stay
   96        FL       33708    Extra Space Self Storage Portfolio #2     Wachovia         Self Storage          Self Storage
   97        MS       39532                                              Wachovia            Retail            Shadow Anchored
   99        CA       90703                                                 CFC              Retail               Anchored
  100        WA       98105                                              Wachovia            Retail               Anchored
  101        FL       33777                                                AMCC              Retail               Anchored
  102        CO       80016                                              Wachovia            Retail               Anchored
  103        CA       91401                                                 CFC              Retail               Anchored
  104        VA       24202                                              Wachovia            Retail              Unanchored
  105        FL       33954    Extra Space Self Storage Portfolio #2     Wachovia         Self Storage          Self Storage
  106        FL       33309    Extra Space Self Storage Portfolio #1     Wachovia         Self Storage          Self Storage
  107        CA       90247                                                 CFC              Retail               Anchored
  108        SC       29210          Residence Inn Portfolio #2          Wachovia         Hospitality           Extended Stay
  109        FL       33594    Extra Space Self Storage Portfolio #2     Wachovia         Self Storage          Self Storage
  110        WA       98474                                              Wachovia            Retail               Anchored
  111        GA       30281                                              Wachovia            Office                Medical
  112        GA       30087    Extra Space Self Storage Portfolio #2     Wachovia         Self Storage          Self Storage
  113        NV       89509                                                AMCC              Retail              Unanchored
  114        NC       28054                                              Wachovia            Office               Suburban
  115        SC       29445    Extra Space Self Storage Portfolio #1     Wachovia         Self Storage          Self Storage
  118        TX       78757    Extra Space Self Storage Portfolio #1     Wachovia         Self Storage          Self Storage
  119        TX       77840                                                AMCC              Retail               Anchored
  120        TX       76135                                                AMCC              Retail              Unanchored
  121        TX       76107    Extra Space Self Storage Portfolio #1     Wachovia         Self Storage          Self Storage
  122        CA       92840                                                 CFC              Retail               Anchored
  123        SC       29414    Extra Space Self Storage Portfolio #2     Wachovia         Self Storage          Self Storage
  124        FL       33487          Residence Inn Portfolio #2          Wachovia         Hospitality           Extended Stay
  125        OK       73099                                                AMCC              Retail            Shadow Anchored
  126        CA       92260                                              Wachovia         Self Storage          Self Storage
  127        MA       01824                                                AMCC              Retail               Anchored
  128        FL       33569    Extra Space Self Storage Portfolio #1     Wachovia         Self Storage          Self Storage
  129        SC       29485    Extra Space Self Storage Portfolio #2     Wachovia         Self Storage          Self Storage
  130        IL       60429                                                AMCC              Retail               Anchored
  131        GA       30253                                              Wachovia            Retail              Unanchored
  132        FL       33760          Residence Inn Portfolio #2          Wachovia         Hospitality           Extended Stay
  133        FL       32504          Residence Inn Portfolio #2          Wachovia         Hospitality           Extended Stay
  134        IA       50613                                                AMCC           Multifamily           Conventional
  135        WI       53538                ADG Portfolio                 Wachovia       Mobile Home Park      Mobile Home Park
  136        IL       60443                DIKA Portfolio                Wachovia            Retail            Shadow Anchored
  137        SC       29212    Extra Space Self Storage Portfolio #1     Wachovia         Self Storage          Self Storage
  138        FL       32561                                                AMCC              Retail               Anchored
  140        CA       95403                                                 CFC              Office               Suburban
  141        TN       38305                                                AMCC              Retail               Anchored
  142        WI      Various                                             Wachovia            Office               Suburban
 142.1       WI       54904                                                                  Office               Suburban
 142.2       WI       54902                                                                  Office               Suburban
  143        NV       89104                                                AMCC            Mixed Use            Office/Retail
  144        CA       92240                                                 CFC              Retail            Shadow Anchored
  145        PA       15068                                                AMCC              Retail              Unanchored
  146        GA       30152                                              Wachovia            Retail              Unanchored
  147        GA       30117                                                AMCC              Retail               Anchored
  149        FL       33185                                                AMCC              Retail               Anchored
  150        GA       30324    Extra Space Self Storage Portfolio #2     Wachovia         Self Storage          Self Storage
  151        AZ       85203                                                AMCC              Retail               Anchored
  152        MA       02188                                              Wachovia            Retail              Unanchored
  153        TX       77450                                                AMCC              Retail               Anchored
  154        TX       79423          Residence Inn Portfolio #2          Wachovia         Hospitality           Extended Stay
  155        GA       30022    Extra Space Self Storage Portfolio #2     Wachovia         Self Storage          Self Storage
  156        WI       53147                ADG Portfolio                 Wachovia       Mobile Home Park      Mobile Home Park
  157        WA       98409                                                AMCC              Retail              Unanchored
  158        TX       77573                                                AMCC              Retail               Anchored
  159        TX       75050    Extra Space Self Storage Portfolio #1     Wachovia         Self Storage          Self Storage
  160        MA       02148                                              Wachovia            Retail            Shadow Anchored
  162        CO       80910                                                AMCC           Self Storage          Self Storage
  163        GA       31328                                                AMCC           Hospitality     Limited Service Non Flag
  164        TX       78251    Extra Space Self Storage Portfolio #1     Wachovia         Self Storage          Self Storage
  165        TX       76010    Extra Space Self Storage Portfolio #1     Wachovia         Self Storage          Self Storage
  166        FL       33909                                                AMCC            Mixed Use         Self Storage/Office
  167        AZ       85747                                                AMCC              Retail            Shadow Anchored
  168        MN       55362                                                AMCC              Retail            Shadow Anchored
  169        TX       78240    Extra Space Self Storage Portfolio #1     Wachovia         Self Storage          Self Storage
  170        UT       84121                                              Wachovia         Self Storage          Self Storage
  171        FL       33026      Morgan Real Estate Fund Portfolio       Wachovia            Retail              Unanchored
  172        FL       33323      Morgan Real Estate Fund Portfolio       Wachovia            Retail              Unanchored
  174        FL       34982                                              Wachovia         Self Storage          Self Storage
  175        GA       30180                                                AMCC              Retail              Unanchored
  176        TX       75070                                                AMCC              Retail            Shadow Anchored
  177        MD       21093                                              Wachovia            Office               Suburban
  178        GA       30075                                              Wachovia         Self Storage          Self Storage
  179        MD       21093                                              Wachovia            Office               Suburban
  180        WA       98273                                                AMCC              Retail              Unanchored
  181        WI       53154                ADG Portfolio                 Wachovia       Mobile Home Park      Mobile Home Park
  182        TX       75219                                                AMCC              Retail              Unanchored
  183        FL       32757      Morgan Real Estate Fund Portfolio       Wachovia            Retail            Shadow Anchored

MORTGAGE                    CUT-OFF DATE     % OF AGGREGATE   % OF LOAN
  LOAN     ORIGINAL LOAN    LOAN BALANCE      CUT-OFF DATE     GROUP 1   ORIGINATION    FIRST PAY     MATURITY DATE     MORTGAGE
 NUMBER     BALANCE ($)          ($)             BALANCE       BALANCE       DATE         DATE           OR ARD           RATE
------------------------------------------------------------------------------------------------------------------------------------

   1      115,000,000.00   115,000,000.00         5.57%         6.21%      11/15/04     01/11/05        12/11/09        4.6739%
   2      112,500,000.00   112,500,000.00         5.45%         6.08%      08/26/04     10/11/04        09/11/14        5.8600%
   3       93,000,000.00    93,000,000.00         4.51%         5.02%      08/19/04     10/11/04        11/11/09        5.4100%
   4       90,000,000.00    90,000,000.00         4.36%         4.86%      11/19/04     01/11/05        12/11/09        4.5300%
   5       68,000,000.00    67,917,231.72         3.29%         3.67%      12/22/04     01/11/05        12/11/14        6.2400%
   6       67,000,000.00    67,000,000.00         3.25%         3.62%      10/19/04     12/11/04        11/11/09        4.9600%
   7       64,800,000.00    64,800,000.00         3.14%         3.50%      10/28/04     12/11/04        11/11/14        5.2300%
   8       54,000,000.00    54,000,000.00         2.62%         2.92%      11/23/04     01/11/05        12/11/09        4.6100%
   9       53,000,000.00    53,000,000.00         2.57%         2.86%      10/29/04     12/11/04        11/11/09        4.6000%
   10      49,000,000.00    49,000,000.00         2.37%         2.65%      09/20/04     11/11/04        10/11/14        5.0100%
   11      47,300,000.00    47,300,000.00         2.29%         2.55%      10/01/04     11/11/04        10/11/14        5.0800%
   12      40,000,000.00    40,000,000.00         1.94%         2.16%      12/10/04     01/11/05        12/11/14        5.2500%
   13      36,000,000.00    36,000,000.00         1.74%         1.94%      11/23/04     01/11/05        12/11/11        5.1100%
   15      28,480,000.00    28,451,691.84         1.38%         1.54%      11/22/04     01/11/05        12/11/14        5.2800%
   16      27,600,000.00    27,573,052.49         1.34%         1.49%      12/01/04     01/11/05        12/11/14        7.2900%
   17      26,624,000.00    26,624,000.00         1.29%         1.44%      10/01/04     11/11/04        10/11/14        5.6100%
  17.1
  17.2
  17.3
  17.4
  17.5
  17.6
  17.7
  17.8
  17.9
 17.10
 17.11
   19      24,600,000.00    24,552,329.76         1.19%         1.33%      10/22/04     12/11/04        11/11/14        5.7400%
  19.1     5,209,944.74
  19.2     4,605,893.19
  19.3     4,303,867.40
  19.4     3,397,790.06
  19.5     2,114,180.48
  19.6     1,963,167.59
  19.7     1,283,609.58
  19.8     1,057,090.24
  19.9      664,456.72
   20      23,500,000.00    23,451,817.37         1.14%         1.27%      11/23/04     12/06/04        11/11/14        5.4800%
   21      22,000,000.00    22,000,000.00         1.07%         1.19%      09/27/04     11/11/04        10/11/14        5.6700%
   23      18,480,000.00    18,480,000.00         0.90%         1.00%      11/17/04     01/11/05        12/11/14        5.2600%
   25      17,000,000.00    16,962,914.67         0.82%         0.92%      11/01/04     01/11/05        12/11/14        5.3700%
   26      16,500,000.00    16,500,000.00         0.80%         0.89%      12/13/04     02/11/05        01/11/15        5.5000%
   27      16,000,000.00    15,966,412.62         0.77%         0.86%      11/01/04     12/11/04        11/11/14        5.3700%
   28      15,350,000.00    15,330,522.93         0.74%         0.83%      12/27/04     01/11/05        12/11/14        6.0300%
   29      15,350,000.00    15,330,522.93         0.74%         0.83%      12/28/04     01/11/05        12/11/14        6.0300%
   30      15,000,000.00    15,000,000.00         0.73%         0.81%      10/05/04     11/11/04        10/11/14        5.4700%
   31      14,850,000.00    14,850,000.00         0.72%         0.80%      11/10/04     12/11/04        11/11/14        6.8800%
   34      12,750,000.00    12,750,000.00         0.62%         0.69%      11/10/04     12/11/04        11/11/14        6.8800%
   35      12,660,000.00    12,646,892.27         0.61%         0.68%      12/09/04     01/11/05        12/11/09        5.1100%
   36      12,425,000.00    12,425,000.00         0.60%         0.67%      11/22/04     01/11/05        12/11/14        5.2400%
   37      12,000,000.00    12,000,000.00         0.58%         0.65%      10/05/04     11/11/04        10/11/14        5.4700%
   39      11,800,000.00    11,765,368.97         0.57%         0.64%      11/01/04     12/11/04        11/11/14        5.5700%
   41      11,235,000.00    11,235,000.00         0.54%         0.61%      10/21/04     12/11/04        11/11/09        5.0200%
   44      11,000,000.00    10,987,785.15         0.53%         0.59%      11/23/04     01/11/05        12/11/14        6.6900%
   45      11,000,000.00    10,966,340.40         0.53%         0.59%      10/27/04     11/06/04        10/11/14        5.4000%
   46      10,600,000.00    10,600,000.00         0.51%         0.57%      11/08/04     12/11/04        11/11/14        5.3200%
   47      10,560,000.00    10,560,000.00         0.51%         0.57%      10/27/04     12/11/04        11/11/14        5.2600%
   48      10,500,000.00    10,500,000.00         0.51%         0.57%      12/13/04     02/11/05        01/11/15        5.2100%
   49      10,500,000.00    10,477,484.57         0.51%         0.57%      11/04/04     12/11/04        11/11/14        5.2700%
   50      10,000,000.00    10,000,000.00         0.48%         0.54%      12/08/04     02/11/05        01/11/15        5.5100%
   51      10,000,000.00    9,978,465.74          0.48%         0.54%      11/02/04     12/11/04        11/11/14        5.2500%
   52      9,900,000.00     9,900,000.00          0.48%         0.53%      12/27/04     01/11/05        12/11/11        5.0800%
   54      9,360,000.00     9,340,850.20          0.45%         0.50%      11/10/04     12/11/04        11/11/14        5.4900%
   55      8,850,000.00     8,850,000.00          0.43%         0.48%      11/12/04     01/11/05        12/11/14        5.4500%
   56      8,800,000.00     8,769,016.48          0.42%         0.47%      10/12/04     11/06/04        10/11/11        5.1500%
   57      8,300,000.00     8,275,165.60          0.40%         0.45%      10/01/04     11/11/04        10/11/14        5.5000%
   58      8,169,000.00     8,169,000.00          0.40%         0.44%      08/27/04     10/11/04        09/11/09        4.6500%
   59      8,100,000.00     8,100,000.00          0.39%         0.44%      11/10/04     12/11/04        11/11/14        6.8800%
   60      8,075,000.00     8,062,785.40          0.39%         0.44%      12/01/04     01/11/05        12/11/14        5.1000%
   62      8,000,000.00     7,990,398.24          0.39%         0.43%      12/15/04     01/11/05        12/11/14        6.3100%
   63      8,006,320.00     7,982,310.34          0.39%         0.43%      09/30/04     11/11/04        10/11/14        5.4900%
   64      7,927,000.00     7,927,000.00          0.38%         0.43%      08/27/04     10/11/04        09/11/09        4.6500%
   65      7,640,000.00     7,640,000.00          0.37%         0.41%      10/20/04     12/11/04        11/11/09        5.0000%
   66      7,650,000.00     7,635,689.43          0.37%         0.41%      10/21/04     12/11/04        11/11/11        5.9000%
   68      7,500,000.00     7,500,000.00          0.36%         0.41%      10/14/04     11/06/04        10/11/14        5.3600%
   69      7,500,000.00     7,477,458.02          0.36%         0.40%      10/27/04     11/06/04        10/11/14        5.4800%
   70      7,360,000.00     7,360,000.00          0.36%         0.40%      11/19/04     01/11/05        10/11/16        5.4200%
   71      7,300,000.00     7,293,294.46          0.35%         0.39%      12/21/04     01/11/05        12/11/14        5.6000%
   72      7,000,000.00     7,000,000.00          0.34%         0.38%      09/30/04     11/11/04        10/11/14        5.4800%
   73      7,000,000.00     7,000,000.00          0.34%         0.38%      12/15/04     02/11/05        01/11/15        5.4200%
   74      6,790,000.00     6,790,000.00          0.33%         0.37%      12/07/04     01/11/05        12/11/14        5.2600%
   75      6,750,000.00     6,743,468.18          0.33%         0.36%      11/15/04     01/11/05        12/11/14        5.3900%
   76      6,500,000.00     6,376,996.02          0.31%         0.34%      11/25/03     01/11/04        12/11/10        5.7500%
   77      6,332,000.00     6,332,000.00          0.31%         0.34%      08/27/04     10/11/04        09/11/09        4.6500%
   78      6,300,000.00     6,300,000.00          0.31%         0.34%      12/13/04     02/11/05        01/11/15        5.2400%
   79      6,200,000.00     6,194,517.09          0.30%         0.33%      11/30/04     01/11/05        12/11/14        5.7500%
   80      6,000,000.00     6,000,000.00          0.29%         0.32%      11/19/04     01/11/05        10/11/16        5.4200%
   81      5,979,000.00     5,979,000.00          0.29%         0.32%      11/10/04     12/11/04        11/11/14        6.8800%
   82      5,887,500.00     5,881,941.51          0.29%         0.32%      11/13/04     01/11/05        12/11/14        5.4900%
   83      5,840,000.00     5,840,000.00          0.28%         0.32%      10/28/04     12/11/04        11/11/14        5.3200%
   84      5,723,000.00     5,723,000.00          0.28%         0.31%      08/27/04     10/11/04        09/11/09        4.6500%
   85      5,500,000.00     5,500,000.00          0.27%         0.30%      12/13/04     02/11/05        01/11/15        5.2100%
   86      5,419,000.00     5,419,000.00          0.26%         0.29%      08/27/04     10/11/04        09/11/09        4.6500%
   87      5,290,000.00     5,290,000.00          0.26%         0.29%      08/27/04     10/11/04        09/11/09        4.6500%
   88      5,210,000.00     5,210,000.00          0.25%         0.28%      08/27/04     10/11/04        09/11/09        4.6500%
   89      5,100,000.00     5,100,000.00          0.25%         0.28%      12/01/04     02/11/05        01/11/15        5.3300%
   90      5,100,000.00     5,094,405.22          0.25%         0.28%      12/03/04     01/11/05        12/11/14        5.9000%
   91      5,082,000.00     5,082,000.00          0.25%         0.27%      08/27/04     10/11/04        09/11/09        4.6500%
   92      4,960,000.00     4,960,000.00          0.24%         0.27%      11/19/04     01/11/05        10/11/16        5.4200%
   93      4,925,000.00     4,914,771.29          0.24%         0.27%      11/15/04     12/06/04        11/11/14        5.4200%
  93.1
  93.2
   94      4,875,000.00     4,875,000.00          0.24%         0.26%      11/10/04     12/11/04        11/11/14        6.8800%
   95      4,875,000.00     4,875,000.00          0.24%         0.26%      11/10/04     12/11/04        11/11/14        6.8800%
   96      4,857,000.00     4,857,000.00          0.24%         0.26%      08/27/04     10/11/04        09/11/09        4.6500%
   97      4,840,000.00     4,829,422.27          0.23%         0.26%      10/18/04     12/11/04        11/11/09        5.1800%
   99      4,800,000.00     4,785,960.33          0.23%         0.26%      11/30/04     12/11/04        11/11/16        5.5900%
  100      4,700,000.00     4,690,751.87          0.23%         0.25%      10/18/04     12/11/04        11/11/14        5.6700%
  101      4,650,000.00     4,650,000.00          0.23%         0.25%      12/16/04     02/11/05        01/11/15        5.3600%
  102      4,600,000.00     4,590,094.24          0.22%         0.25%      10/22/04     12/11/04        11/11/14        5.2500%
  103      4,600,000.00     4,586,907.91          0.22%         0.25%      10/27/04     11/06/04        10/11/14        5.7200%
  104      4,500,000.00     4,496,270.23          0.22%         0.24%      11/12/04     01/11/05        12/11/14        6.0000%
  105      4,481,000.00     4,481,000.00          0.22%         0.24%      08/27/04     10/11/04        09/11/09        4.6500%
  106      4,457,000.00     4,457,000.00          0.22%         0.24%      08/27/04     10/11/04        09/11/09        4.6500%
  107      4,400,000.00     4,395,937.99          0.21%         0.24%      12/17/04     01/11/05        12/11/14        5.5800%
  108      4,380,000.00     4,380,000.00          0.21%         0.24%      11/10/04     12/11/04        11/11/14        6.8800%
  109      4,272,000.00     4,272,000.00          0.21%         0.23%      08/27/04     10/11/04        09/11/09        4.6500%
  110      4,270,000.00     4,261,597.97          0.21%         0.23%      10/18/04     12/11/04        11/11/14        5.6700%
  111      4,280,000.00     4,260,925.52          0.21%         0.23%      10/01/04     11/11/04        10/11/14        5.4100%
  112      4,256,000.00     4,256,000.00          0.21%         0.23%      08/27/04     10/11/04        09/11/09        4.6500%
  113      4,250,000.00     4,241,342.22          0.21%         0.23%      10/08/04     12/11/04        11/11/14        5.5100%
  114      4,200,000.00     4,200,000.00          0.20%         0.23%      12/30/04     02/11/05        01/11/15        5.5800%
  115      4,184,000.00     4,184,000.00          0.20%         0.23%      08/27/04     10/11/04        09/11/09        4.6500%
  118      3,944,000.00     3,944,000.00          0.19%         0.21%      08/27/04     10/11/04        09/11/09        4.6500%
  119      3,910,000.00     3,910,000.00          0.19%         0.21%      12/16/04     02/11/05        01/11/15        5.3600%
  120      3,900,000.00     3,900,000.00          0.19%         0.21%      12/30/04     02/11/05        01/11/15        5.2500%
  121      3,880,000.00     3,880,000.00          0.19%         0.21%      08/27/04     10/11/04        09/11/09        4.6500%
  122      3,815,000.00     3,810,073.35          0.18%         0.21%      12/20/04     01/11/05        12/11/14        5.9400%
  123      3,791,000.00     3,791,000.00          0.18%         0.20%      08/27/04     10/11/04        09/11/09        4.6500%
  124      3,750,000.00     3,750,000.00          0.18%         0.20%      11/10/04     12/11/04        11/11/14        6.8800%
  125      3,750,000.00     3,738,863.69          0.18%         0.20%      10/12/04     12/11/04        11/11/14        5.5000%
  126      3,700,000.00     3,700,000.00          0.18%         0.20%      11/29/04     01/11/05        12/11/14        5.1000%
  127      3,600,000.00     3,592,650.54          0.17%         0.19%      11/08/04     12/11/04        11/11/14        5.5000%
  128      3,591,000.00     3,591,000.00          0.17%         0.19%      08/27/04     10/11/04        09/11/09        4.6500%
  129      3,591,000.00     3,591,000.00          0.17%         0.19%      08/27/04     10/11/04        09/11/09        4.6500%
  130      3,600,000.00     3,586,944.22          0.17%         0.19%      11/12/04     01/11/05        12/11/19        5.0400%
  131      3,557,000.00     3,554,075.05          0.17%         0.19%      11/23/04     01/11/05        12/11/14        6.0300%
  132      3,540,000.00     3,540,000.00          0.17%         0.19%      11/10/04     12/11/04        11/11/14        6.8800%
  133      3,540,000.00     3,540,000.00          0.17%         0.19%      11/10/04     12/11/04        11/11/14        6.8800%
  134      3,500,000.00     3,500,000.00          0.17%         0.19%      12/15/04     02/11/05        01/11/15        5.1800%
  135      3,440,000.00     3,440,000.00          0.17%         0.19%      10/01/04     11/11/04        10/11/14        5.6100%
  136      3,210,000.00     3,210,000.00          0.16%         0.17%      10/28/04     12/11/04        11/11/14        5.2700%
  137      3,182,000.00     3,182,000.00          0.15%         0.17%      08/27/04     10/11/04        09/11/09        4.6500%
  138      3,160,000.00     3,160,000.00          0.15%         0.17%      12/16/04     02/11/05        01/11/15        5.3600%
  140      3,100,000.00     3,091,437.91          0.15%         0.17%      09/14/04     11/11/04        10/11/14        5.8500%
  141      3,085,000.00     3,085,000.00          0.15%         0.17%      12/07/04     02/11/05        01/11/15        5.2500%
  142      3,011,000.00     3,008,157.26          0.15%         0.16%      11/24/04     01/11/05        12/11/14        5.4900%
 142.1
 142.2
  143      3,000,000.00     3,000,000.00          0.15%         0.16%      12/22/04     02/11/05        01/11/20        5.7200%
  144      3,000,000.00     2,993,888.62          0.15%         0.16%      11/09/04     12/06/04        11/11/11        5.5100%
  145      2,949,600.00     2,940,834.00          0.14%         0.16%      10/04/04     11/11/04        10/11/14        5.5300%
  146      2,925,348.00     2,925,348.00          0.14%         0.16%      12/16/04     02/11/05        01/11/15        5.7200%
  147      2,925,000.00     2,914,088.72          0.14%         0.16%      10/12/04     12/11/04        11/11/26        5.7500%
  149      2,835,000.00     2,835,000.00          0.14%         0.15%      12/16/04     02/11/05        01/11/15        5.3600%
  150      2,813,000.00     2,813,000.00          0.14%         0.15%      08/27/04     10/11/04        09/11/09        4.6500%
  151      2,715,000.00     2,705,126.82          0.13%         0.15%      11/11/04     01/11/05        12/11/19        5.0100%
  152      2,600,000.00     2,600,000.00          0.13%         0.14%      10/01/04     11/11/04        10/11/14        5.5800%
  153      2,510,000.00     2,510,000.00          0.12%         0.14%      12/16/04     02/11/05        01/11/15        5.3600%
  154      2,500,000.00     2,500,000.00          0.12%         0.14%      11/10/04     12/11/04        11/11/14        6.8800%
  155      2,445,000.00     2,445,000.00          0.12%         0.13%      08/27/04     10/11/04        09/11/09        4.6500%
  156      2,376,000.00     2,376,000.00          0.12%         0.13%      10/01/04     11/11/04        10/11/14        5.6100%
  157      2,345,000.00     2,342,947.35          0.11%         0.13%      12/01/04     01/11/05        12/11/14        5.7900%
  158      2,250,000.00     2,250,000.00          0.11%         0.12%      12/16/04     02/11/05        01/11/15        5.3600%
  159      2,204,000.00     2,204,000.00          0.11%         0.12%      08/27/04     10/11/04        09/11/09        4.6500%
  160      2,200,000.00     2,200,000.00          0.11%         0.12%      10/01/04     11/11/04        10/11/14        5.6000%
  162      2,100,000.00     2,100,000.00          0.10%         0.11%      12/16/04     02/11/05        01/11/15        5.6000%
  163      2,100,000.00     2,096,516.78          0.10%         0.11%      11/10/04     01/11/05        12/11/14        6.0200%
  164      2,068,000.00     2,068,000.00          0.10%         0.11%      08/27/04     10/11/04        09/11/09        4.6500%
  165      2,020,000.00     2,020,000.00          0.10%         0.11%      08/27/04     10/11/04        09/11/09        4.6500%
  166      2,000,000.00     2,000,000.00          0.10%         0.11%      12/15/04     02/11/05        01/11/15        5.8900%
  167      1,950,000.00     1,948,042.93          0.09%         0.11%      11/09/04     01/11/05        12/11/11        5.2400%
  168      1,850,000.00     1,847,347.16          0.09%         0.10%      11/12/04     01/11/05        12/11/14        5.3900%
  169      1,812,000.00     1,812,000.00          0.09%         0.10%      08/27/04     10/11/04        09/11/09        4.6500%
  170      1,800,000.00     1,797,981.96          0.09%         0.10%      11/29/04     01/11/05        12/11/14        5.8000%
  171      1,800,000.00     1,794,888.77          0.09%         0.10%      09/24/04     11/11/04        10/11/14        5.7300%
  172      1,700,000.00     1,695,172.72          0.08%         0.09%      09/24/04     11/11/04        10/11/14        5.7300%
  174      1,475,000.00     1,471,956.21          0.07%         0.08%      10/13/04     12/11/04        11/11/14        5.4500%
  175      1,425,000.00     1,423,707.41          0.07%         0.08%      11/18/04     01/11/05        12/11/11        5.6500%
  176      1,300,000.00     1,290,677.08          0.06%         0.07%      10/13/04     12/11/04        11/11/19        5.4200%
  177      1,250,000.00     1,248,699.63          0.06%         0.07%      11/23/04     01/01/05        12/01/14        5.0900%
  178      1,250,000.00     1,247,319.59          0.06%         0.07%      11/04/04     12/11/04        11/11/14        5.2700%
  179      1,220,000.00     1,218,730.84          0.06%         0.07%      11/23/04     01/01/05        12/01/14        5.0900%
  180      1,200,000.00     1,197,705.06          0.06%         0.06%      10/26/04     12/11/04        11/11/14        5.8000%
  181      1,160,000.00     1,160,000.00          0.06%         0.06%      10/01/04     11/11/04        10/11/14        5.6100%
  182      1,075,000.00     1,067,389.58          0.05%         0.06%      11/01/04     12/11/04        11/11/19        5.5700%
  183       525,000.00       523,509.22           0.03%         0.03%      09/24/04     11/11/04        10/11/14        5.7300%

                                         INTEREST      ORIGINAL      REMAINING
MORTGAGE       LOAN        INTEREST      ACCRUAL        TERM TO       TERM TO      REMAINING    ORIGINAL     REMAINING
  LOAN    ADMINISTRATIVE   ACCRUAL        METHOD      MATURITY OR   MATURITY OR    IO PERIOD   AMORT TERM   AMORT TERM  MONTHLY P&I
 NUMBER      COST RATE      METHOD      DURING IO     ARD (MOS.)     ARD (MOS.)      (MOS.)      (MOS.)       (MOS.)    PAYMENTS ($)
------------------------------------------------------------------------------------------------------------------------------------

   1         0.04117%     Actual/360    Actual/360        60             59            35          360          360      594,630.75
   2         0.04117%     Actual/360    Actual/360        120           116            32          360          360      664,401.87
   3         0.04117%     Actual/360    Actual/360        62             58            58          IO           IO           IO
   4         0.04117%     Actual/360    Actual/360        60             59            59          IO           IO           IO
   5         0.04117%     Actual/360                      120           119                        300          299      448,154.94
   6         0.04117%     Actual/360    Actual/360        60             58            58          IO           IO           IO
   7         0.04117%     Actual/360    Actual/360        120           118            34          322          322       Steps(3)
   8         0.04117%     Actual/360    Actual/360        60             59            59          IO           IO           IO
   9         0.04117%     Actual/360    Actual/360        60             58            58          IO           IO           IO
   10        0.04117%     Actual/360    Actual/360        120           117            57          360          360      263,342.14
   11        0.04117%     Actual/360    Actual/360        120           117           117          IO           IO           IO
   12        0.04117%     Actual/360    Actual/360        120           119            35          360          360      220,881.48
   13        0.04117%     Actual/360    Actual/360        84             83            23          360          360      195,683.19
   15        0.04117%     Actual/360                      120           119                        360          359      157,797.23
   16        0.04117%     Actual/360                      120           119                        300          299      200,206.51
   17        0.04117%     Actual/360    Actual/360        120           117            21          360          360      153,010.71
  17.1
  17.2
  17.3
  17.4
  17.5
  17.6
  17.7
  17.8
  17.9
 17.10
 17.11
   19        0.04117%     Actual/360                      120           118                        360          358      143,402.69
  19.1
  19.2
  19.3
  19.4
  19.5
  19.6
  19.7
  19.8
  19.9
   20        0.04117%     Actual/360                      120           118                        360          358      133,135.68
   21        0.04117%     Actual/360    Actual/360        120           117            21          360          360      127,270.16
   23        0.04117%     Actual/360    Actual/360        120           119            23          360          360      102,161.74
   25        0.04117%     Actual/360                      120           119                        240          239      115,696.16
   26        0.04117%     Actual/360                      120           120                        360          360      93,685.19
   27        0.04117%     Actual/360                      120           118                        360          358      89,545.53
   28        0.04117%     Actual/360                      120           119                        300          299      99,181.96
   29        0.04117%     Actual/360                      120           119                        300          299      99,181.96
   30        0.04117%     Actual/360    Actual/360        120           117            9           360          360      84,886.23
   31        0.04117%     Actual/360    Actual/360        120           118            10          300          300      103,822.67
   34        0.04117%     Actual/360    Actual/360        120           118            10          300          300      89,140.67
   35        0.04117%     Actual/360                      60             59                        360          359      68,815.25
   36        0.04117%     Actual/360    Actual/360        120           119            23          360          360      68,534.37
   37        0.04117%     Actual/360    Actual/360        120           117            9           360          360      67,908.98
   39        0.04117%     Actual/360                      120           118                        300          298      72,956.43
   41        0.04117%     Actual/360    Actual/360        60             58            58          IO           IO           IO
   44        0.04117%     Actual/360                      120           119                        300          299      75,584.02
   45        0.04117%     Actual/360                      120           117                        360          357      61,768.39
   46        0.04117%     Actual/360    Actual/360        120           118            34          360          360      58,994.01
   47        0.04117%     Actual/360    Actual/360        120           118            10          348          348      59,211.53
   48        0.04117%     Actual/360    Actual/360        120           120            12          360          360      57,721.52
   49        0.04117%     Actual/360                      120           118                        360          358      58,111.53
   50        0.04117%     Actual/360                      120           120                        360          360      56,841.66
   51        0.04117%     Actual/360                      120           118                        360          358      55,220.37
   52        0.04117%     Actual/360    Actual/360        84             83            23          360          360      53,630.43
   54        0.04117%     Actual/360                      120           118                        360          358      53,086.34
   55        0.04117%     Actual/360    Actual/360        120           119            11          300          300      54,082.80
   56        0.04117%       30/360                        84             81                        360          357      48,050.31
   57        0.04117%     Actual/360                      120           117                        360          357      47,126.49
   58        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
   59        0.04117%     Actual/360    Actual/360        120           118            10          300          300      56,630.55
   60        0.04117%     Actual/360                      120           119                        300          299      47,677.31
   62        0.04117%     Actual/360                      120           119                        300          299      53,070.65
   63        0.04117%     Actual/360                      120           117                        360          357      45,408.78
   64        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
   65        0.04117%     Actual/360    Actual/360        60             58            22          360          360      41,013.17
   66        0.04117%     Actual/360                      84             82                        360          358      45,374.94
   68        0.04117%     Actual/360    Actual/360        120           117            21          336          336      43,153.32
   69        0.04117%     Actual/360                      120           117                        360          357      42,490.12
   70        0.04117%     Actual/360    Actual/360        142           141            11          360          360      41,420.60
   71        0.04117%     Actual/360                      120           119                        360          359      41,907.77
   72        0.04117%     Actual/360    Actual/360        120           117            9           360          360      39,657.44
   73        0.04117%     Actual/360                      120           120                        360          360      39,394.59
   74        0.04117%     Actual/360    Actual/360        120           119           119          IO           IO           IO
   75        0.04117%     Actual/360                      120           119                        360          359      37,861.20
   76        0.04117%     Actual/360                      84             71                        300          287      40,891.92
   77        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
   78        0.04117%     Actual/360    Actual/360        120           120            24          360          360      34,749.82
   79        0.04117%     Actual/360                      120           119                        360          359      36,181.52
   80        0.04117%     Actual/360    Actual/360        142           141            11          360          360      33,766.79
   81        0.04117%     Actual/360    Actual/360        120           118            10          300          300      41,801.73
   82        0.04117%     Actual/360                      120           119                        360          359      33,391.65
   83        0.04117%     Actual/360    Actual/360        120           118            22          336          336      33,459.39
   84        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
   85        0.04117%     Actual/360    Actual/360        120           120            12          360          360      30,235.08
   86        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
   87        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
   88        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
   89        0.04117%     Actual/360    Actual/360        120           120            5           360          360      28,415.62
   90        0.04117%     Actual/360                      120           119                        324          323      31,505.61
   91        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
   92        0.04117%     Actual/360    Actual/360        142           141            11          360          360      27,913.88
   93        0.04117%     Actual/360                      120           118                        360          358      27,716.91
  93.1
  93.2
   94        0.04117%     Actual/360    Actual/360        120           118            10          300          300      34,083.20
   95        0.04117%     Actual/360    Actual/360        120           118            10          300          300      34,083.20
   96        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
   97        0.04117%     Actual/360                      60             58                        360          358      26,517.20
   99        0.04117%     Actual/360                      144           142                        300          298      29,734.75
  100        0.04117%     Actual/360                      120           118                        360          358      27,189.53
  101        0.04117%     Actual/360                      120           120                        360          360      25,995.20
  102        0.04117%     Actual/360                      120           118                        360          358      25,401.37
  103        0.04117%     Actual/360                      120           117                        360          357      26,756.75
  104        0.04117%     Actual/360                      120           119                        360          359      26,979.77
  105        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
  106        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
  107        0.04117%     Actual/360                      120           119                        360          359      25,204.01
  108        0.04117%     Actual/360    Actual/360        120           118            10          300          300      30,622.44
  109        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
  110        0.04117%     Actual/360                      120           118                        360          358      24,701.98
  111        0.04117%     Actual/360                      120           117                        300          297      26,053.40
  112        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
  113        0.04117%     Actual/360                      120           118                        360          358      24,157.70
  114        0.04117%     Actual/360                      120           120                        300          300      25,992.72
  115        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
  118        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
  119        0.04117%     Actual/360                      120           120                        360          360      21,858.33
  120        0.04117%     Actual/360                      120           120                        360          360      21,535.94
  121        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
  122        0.04117%     Actual/360                      120           119                        300          299      24,440.37
  123        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
  124        0.04117%     Actual/360    Actual/360        120           118            10          300          300      26,217.85
  125        0.04117%     Actual/360                      120           118                        300          298      23,028.28
  126        0.04117%     Actual/360    Actual/360        120           119            11          300          300      21,845.95
  127        0.04117%     Actual/360                      120           118                        360          358      20,440.40
  128        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
  129        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
  130        0.04117%     Actual/360                      180           179                        180          179      28,679.78
  131        0.04117%     Actual/360                      120           119                        360          359      21,394.67
  132        0.04117%     Actual/360    Actual/360        120           118            10          300          300      24,749.65
  133        0.04117%     Actual/360    Actual/360        120           118            10          300          300      24,749.65
  134        0.04117%     Actual/360                      120           120                        360          360      19,175.66
  135        0.04117%     Actual/360    Actual/360        120           117            21          360          360      19,770.01
  136        0.04117%     Actual/360    Actual/360        120           118            22          336          336      18,293.42
  137        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
  138        0.04117%     Actual/360                      120           120                        360          360      17,665.55
  140        0.04117%     Actual/360                      120           117                        360          357      18,288.18
  141        0.10117%     Actual/360                      120           120                        360          360      17,035.48
  142        0.04117%     Actual/360                      120           119                        360          359      17,077.24
 142.1
 142.2
  143        0.04117%     Actual/360                      180           180                        180          180      24,993.88
  144        0.04117%     Actual/360                      84             82                        360          358      17,052.50
  145        0.04117%     Actual/360                      120           117                        360          357      16,803.07
  146        0.04117%     Actual/360                      120           120                        360          360      17,015.83
  147        0.04117%     Actual/360                      264           262                        264          262      19,690.81
  149        0.04117%     Actual/360                      120           120                        360          360      15,848.68
  150        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
  151        0.04117%     Actual/360                      180           179                        180          179      21,586.14
  152        0.04117%     Actual/360    Actual/360        120           117            57          360          360      14,893.28
  153        0.04117%     Actual/360                      120           120                        360          360      14,031.82
  154        0.04117%     Actual/360    Actual/360        120           118            10          300          300      17,478.56
  155        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
  156        0.04117%     Actual/360    Actual/360        120           117            21          360          360      13,655.10
  157        0.04117%     Actual/360                      120           119                        360          359      13,744.43
  158        0.04117%     Actual/360                      120           120                        360          360      12,578.32
  159        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
  160        0.04117%     Actual/360    Actual/360        120           117            33          360          360      12,629.74
  162        0.04117%     Actual/360                      120           120                        324          324      12,584.19
  163        0.04117%     Actual/360                      120           119                        264          263      14,369.39
  164        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
  165        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
  166        0.04117%     Actual/360                      120           120                        300          300      12,751.88
  167        0.04117%     Actual/360                      84             83                        360          359      10,755.90
  168        0.04117%     Actual/360                      120           119                        300          299      11,239.41
  169        0.04117%     Actual/360    Actual/360        60             56            56          IO           IO           IO
  170        0.04117%     Actual/360                      120           119                        324          323      11,008.04
  171        0.04117%     Actual/360                      120           117                        360          357      10,481.45
  172        0.04117%     Actual/360                      120           117                        360          357       9,899.15
  174        0.04117%     Actual/360                      120           118                        360          358       8,328.68
  175        0.04117%     Actual/360                      84             83                        360          359       8,225.61
  176        0.04117%     Actual/360                      180           178                        180          178      10,619.91
  177        0.09117%     Actual/360                      120           119                        360          359       6,779.19
  178        0.04117%     Actual/360                      120           118                        360          358       6,918.04
  179        0.09117%     Actual/360                      120           119                        360          359       6,616.49
  180        0.04117%     Actual/360                      120           118                        360          358       7,041.04
  181        0.04117%     Actual/360    Actual/360        120           117            21          360          360       6,666.63
  182        0.04117%     Actual/360                      180           178                        180          178       8,868.86
  183        0.04117%     Actual/360                      120           117                        360          357       3,057.09

MORTGAGE  MATURITY DATE OR
  LOAN      ARD BALLOON       ARD    PREPAYMENT                                   APPRAISAL            CUT-OFF DATE
 NUMBER     BALANCE ($)      LOAN    PROVISIONS             APPRAISED VALUE ($)      DATE    DSCR (X)    LTV RATIO
-------------------------------------------------------------------------------------------------------------------

   1       111,486,244.01      N     L(25),D(32),O(3)           160,000,000        10/01/04    1.32       71.88%
   2       101,388,543.24      N     L(28),D(88),L(1),O(3)      423,000,000        06/14/04    1.72       53.19%
   3       93,000,000.00       N     L(28),D(31),O(3)           360,000,000        07/21/04    2.61       51.67%
   4       90,000,000.00       N     YM1%(56),O(4)              134,400,000        11/01/04    2.00       66.96%
   5       53,072,130.12       N     L(25),D(91),O(4)           125,000,000        10/18/04    1.73       54.33%
   6       67,000,000.00       N     YM1%(26),D(30),O(4)        101,000,000        10/04/04    2.28       66.34%
   7       53,479,052.16       Y     L(26),D(91),O(3)           86,400,000         10/05/04    1.41       75.00%
   8       54,000,000.00       N     YM1%(56),O(4)              77,600,000         11/05/04    1.82       69.59%
   9       53,000,000.00       N     L(26),D(31),O(3)           70,000,000         10/20/04    1.96       75.71%
   10      45,196,365.17       N     L(27),D(90),O(3)           61,400,000         08/04/04    1.42       79.80%
   11      47,300,000.00       N     L(27),D(89),O(4)           118,900,000        09/08/04    2.42       39.78%
   12      35,602,875.24       N     L(25),D(91),O(4)           55,000,000         11/01/05    1.36       72.73%
   13      33,255,496.97       N     L(25),D(52),O(7)           48,000,000         10/07/04    1.32       75.00%
   15      23,623,764.04       N     L(25),D(92),O(3)           35,600,000         09/08/04    1.34       79.92%
   16      22,270,601.91       Y     L(25),D(92),O(3)           46,000,000         08/11/04    1.56       59.94%
   17      23,383,986.45       N     L(27),D(90),O(3)          33,300,000(4)       08/20/04    1.27       79.95%
  17.1                                                           5,790,000         07/24/04
  17.2                                                           4,200,000         07/21/04
  17.3                                                           3,050,000         07/24/04
  17.4                                                           2,840,000         07/25/04
  17.5                                                           2,790,000         07/24/04
  17.6                                                           2,680,000         07/24/04
  17.7                                                           2,600,000         07/24/04
  17.8                                                           2,320,000         07/31/04
  17.9                                                           2,240,000         07/24/04
 17.10                                                           1,860,000         07/25/04
 17.11                                                           1,410,000         07/17/04
   19      20,696,465.79       N     L(26),D(91),O(3)           32,580,000         Various     1.35       75.36%
  19.1                                                           6,900,000         04/29/04
  19.2                                                           6,100,000         05/05/04
  19.3                                                           5,700,000         04/29/04
  19.4                                                           4,500,000         04/29/04
  19.5                                                           2,800,000         05/04/04
  19.6                                                           2,600,000         04/29/04
  19.7                                                           1,700,000         05/04/04
  19.8                                                           1,400,000         04/29/04
  19.9                                                            880,000          05/05/04
   20      19,614,258.46       N     L(26),D(90),O(4)           32,250,000         07/28/04    1.40       72.72%
   21      19,350,064.94       N     L(27),D(90),O(3)           29,200,000         09/02/04    1.29       75.34%
   23      16,094,308.92       N     L(25),D(89),O(6)           23,100,000         10/21/04    1.32       80.00%
   25      10,871,967.02       N     L(36),D(81),O(3)           25,800,000         02/01/05    1.39       65.75%
   26      13,779,937.91       N     L(24),D(89),O(7)           22,000,000         09/02/04    1.34       75.00%
   27      13,308,616.31       N     L(26),D(91),O(3)           20,700,000         09/17/04    1.26       77.13%
   28      11,896,676.71       N     L(25),D(91),O(4)           23,000,000         09/30/04    1.61       66.65%
   29      11,896,676.72       N     L(25),D(91),O(4)           23,200,000         09/30/04    1.72       66.08%
   30      12,832,323.58       N     L(27),D(89),O(4)           21,700,000         08/17/04    1.29       69.12%
   31      12,236,110.68       N     L(26),D(90),O(4)           19,800,000         08/19/04    1.69       75.00%
   34      10,505,752.53       N     L(26),D(90),O(4)           17,000,000         08/23/04    1.41       75.00%
   35      11,694,580.24       N     L(25),D(32),O(3)           15,825,000         06/01/05    1.40       79.92%
   36      10,815,654.37       N     L(25),D(92),O(3)           16,300,000         08/26/04    1.29       76.23%
   37      10,265,859.42       N     L(27),D(89),O(4)           17,300,000         04/01/05    1.29       69.36%
   39       9,001,687.15       N     L(26),D(91),O(3)           15,800,000         09/10/04    1.42       74.46%
   41      11,235,000.00       Y     L(26),YM1%(31),O(3)        16,200,000         08/26/04    1.56       69.35%
   44       8,711,593.72       N     L(25),D(92),O(3)           17,000,000         09/13/04    1.54       64.63%
   45       9,159,118.05       N     L(27),D(89),O(4)           20,000,000         09/15/04    1.37       54.83%
   46       9,448,342.02       N     L(26),D(90),O(4)           13,300,000         09/21/04    1.38       79.70%
   47       8,865,435.46       N     L(26),D(91),O(3)           13,200,000         10/11/04    1.31       80.00%
   48       8,916,905.34       N     L(24),D(93),O(3)           14,000,000         10/30/04    1.46       75.00%
   49       8,706,261.96       N     L(26),D(91),O(3)           14,300,000         09/23/04    1.36       73.27%
   50       8,354,062.44       N     L(24),D(93),O(3)           14,000,000         11/02/04    1.36       71.43%
   51       8,286,414.56       N     L(26),D(91),O(3)           13,575,000         08/11/04    1.25       73.51%
   52       9,141,162.64       Y     L(25),D(55),O(4)           13,500,000         05/20/04    1.56       73.33%
   54       7,814,740.90       N     L(26),D(91),O(3)           11,700,000         11/01/04    1.31       79.84%
   55       6,993,154.17       N     L(36),D(81),O(3)           11,800,000         05/01/05    1.47       75.00%
   56       7,762,592.81       N     L(27),D(53),O(4)           11,500,000         08/15/04    1.46       76.25%
   57       6,932,539.74       N     L(27),D(89),O(4)           12,700,000         08/18/04    1.30       65.16%
   58       8,169,000.00       N     L(28),D(29),O(3)           10,190,000         07/01/04    1.90       80.17%
   59       6,674,241.78       N     L(26),D(90),O(4)           10,800,000         08/25/04    1.52       75.00%
   60       6,058,665.37       N     L(36),D(81),O(3)           12,300,000         11/04/04    1.58       65.55%
   62       6,258,205.54       Y     L(25),D(91),O(4)           16,000,000         12/01/04    1.70       49.94%
   63       6,685,172.14       N     L(27),D(90),O(3)           10,250,000         06/01/05    1.29       77.88%
   64       7,927,000.00       N     L(28),D(29),O(3)            9,890,000         07/01/04    1.61       80.15%
   65       7,302,029.18       N     L(26),D(28),O(6)           12,000,000         08/03/04    1.35       63.67%
   66       6,898,010.65       N     L(48),D(32),O(4)           11,200,000         11/01/04    1.49       68.18%
   68       6,400,891.81       N     L(27),D(89),O(4)           10,000,000         08/27/04    1.40       75.00%
   69       6,260,456.99       N     L(27),D(89),O(4)           10,000,000         09/22/04    1.56       74.77%
   70       5,996,792.24       N     L(25),D(113),O(4)           9,200,000         10/08/04    1.26       80.00%
   71       6,115,981.54       N     L(59),YM1%(60),O(1)         9,800,000         12/14/04    1.51       74.42%
   72       5,990,063.86       N     L(36),D(81),O(3)            8,800,000         07/08/04    1.23       79.55%
   73       5,831,511.80       N     L(24),D(92),O(4)            8,800,000         10/01/04    1.48       79.55%
   74       6,790,000.00       Y     L(25),YM1%(92),O(3)         9,800,000         10/07/04    1.86       69.29%
   75       5,618,483.86       Y     L(25),D(92),O(3)            8,600,000         10/01/04    1.28       78.41%
   76       5,539,265.16       N     L(48),D(33),O(3)           10,000,000         08/19/03    1.32       63.77%
   77       6,332,000.00       N     L(28),D(29),O(3)            7,900,000         07/12/04    2.15       80.15%
   78       5,483,654.38       N     L(24),D(89),O(7)            7,900,000         08/26/04    1.35       79.75%
   79       5,218,160.35       N     L(25),D(91),O(4)            9,000,000         09/10/04    1.25       68.83%
   80       4,888,689.95       N     L(25),D(113),O(4)           7,500,000         10/08/04    1.25       80.00%
   81       4,926,580.05       N     L(26),D(90),O(4)            8,500,000         09/03/04    1.33       70.34%
   82       4,915,872.46       N     L(36),D(81),O(3)            7,850,000         10/11/04    1.30       74.93%
   83       4,978,727.03       N     L(26),D(91),O(3)            7,300,000         08/17/04    1.28       80.00%
   84       5,723,000.00       N     L(28),D(29),O(3)            7,140,000         07/08/04    2.07       80.15%
   85       4,670,760.27       N     L(24),D(93),O(3)            7,400,000         10/29/04    1.32       74.32%
   86       5,419,000.00       N     L(28),D(29),O(3)            6,760,000         07/01/04    1.84       80.16%
   87       5,290,000.00       N     L(28),D(29),O(3)            6,600,000         07/13/04    1.90       80.15%
   88       5,210,000.00       N     L(28),D(29),O(3)            6,500,000         07/01/04    1.90       80.15%
   89       4,284,198.73       N     L(36),D(81),O(3)            7,000,000         10/26/04    1.34       72.86%
   90       4,106,070.23       N     L(25),D(91),O(4)            8,400,000         11/05/04    1.25       60.65%
   91       5,082,000.00       N     L(28),D(29),O(3)            6,340,000         07/12/04    1.49       80.16%
   92       4,041,316.98       N     L(25),D(113),O(4)           6,200,000         10/08/04    1.25       80.00%
   93       4,102,976.50       N     L(26),D(90),O(4)            7,050,000         09/08/04    1.45       69.71%
  93.1                                                           3,550,000         09/08/04
  93.2                                                           3,500,000         09/08/04
   94       4,016,904.98       N     L(26),D(90),O(4)            6,500,000         08/19/04    1.60       75.00%
   95       4,016,904.98       N     L(26),D(90),O(4)            6,500,000         09/16/04    1.37       75.00%
   96       4,857,000.00       N     L(28),D(29),O(3)            6,060,000         06/28/04    1.72       80.15%
   97       4,475,449.47       N     L(11),YM1%(48),O(1)         6,050,000         07/30/04    1.47       79.83%
   99       3,349,680.08       Y     L(26),D(114),O(4)           7,400,000         10/11/04    1.61       64.68%
  100       3,945,822.12       N     L(26),D(91),O(3)            7,250,000         09/23/04    1.41       64.70%
  101       3,866,516.42       Y     L(24),D(93),O(3)            6,950,000         10/28/04    1.42       66.91%
  102       3,811,750.73       N     L(26),D(91),O(3)            9,100,000         09/01/04    1.99       50.44%
  103       3,868,122.68       N     L(27),D(89),O(4)            6,200,000         09/09/04    1.25       73.98%
  104       3,815,697.20       N     L(48),D(69),O(3)            6,000,000         08/01/04    1.34       74.94%
  105       4,481,000.00       N     L(28),D(29),O(3)            5,590,000         07/12/04    2.10       80.16%
  106       4,457,000.00       N     L(28),D(29),O(3)            5,560,000         07/12/04    1.81       80.16%
  107       3,684,082.91       N     L(25),D(91),O(4)            5,900,000         10/11/04    1.27       74.51%
  108       3,609,035.28       N     L(26),D(90),O(4)            7,300,000         08/18/04    1.67       60.00%
  109       4,272,000.00       N     L(28),D(29),O(3)            5,330,000         07/13/04    1.80       80.15%
  110       3,584,820.92       N     L(26),D(91),O(3)            6,100,000         09/23/04    1.41       69.86%
  111       3,247,118.45       N     L(27),D(90),O(3)            5,300,000         08/18/04    1.27       80.39%
  112       4,256,000.00       N     L(28),D(29),O(3)            5,310,000         07/02/04    1.93       80.15%
  113       3,550,559.19       N     L(36),YM1%(81),O(3)         5,900,000         09/03/04    1.62       71.89%
  114       3,205,015.55       N     L(24),D(93),O(3)            5,250,000         10/07/04    1.25       80.00%
  115       4,184,000.00       N     L(28),D(29),O(3)            5,220,000         07/14/04    1.92       80.15%
  118       3,944,000.00       N     L(28),D(29),O(3)            4,920,000         07/06/04    2.11       80.16%
  119       3,251,199.81       Y     L(24),D(93),O(3)            5,570,000         11/02/04    1.42       70.20%
  120       3,231,634.03       N     L(24),D(93),O(3)            6,200,000         10/08/05    1.84       62.90%
  121       3,880,000.00       N     L(28),D(29),O(3)            4,840,000         07/13/04    2.07       80.17%
  122       2,947,768.32       N     L(25),D(91),O(4)            5,600,000         08/02/04    1.52       68.04%
  123       3,791,000.00       N     L(28),D(29),O(3)            4,730,000         07/14/04    1.81       80.15%
  124       3,089,926.33       N     L(26),D(90),O(4)            5,000,000         08/28/04    1.54       75.00%
  125       2,853,721.77       N     L(36),D(81),O(3)            6,140,000         09/20/04    1.47       60.89%
  126       2,891,554.66       N     L(48),D(69),O(3)           10,000,000         10/09/04    2.20       37.00%
  127       3,006,601.77       N     L(36),D(81),O(3)            5,570,000         08/28/04    1.50       64.50%
  128       3,591,000.00       N     L(28),D(29),O(3)            4,480,000         07/13/04    1.98       80.16%
  129       3,591,000.00       N     L(28),D(29),O(3)            4,480,000         07/14/04    2.05       80.16%
  130           0.00           N     L(36),D(141),O(3)           6,185,000         10/19/04    1.40       57.99%
  131       3,018,753.76       N     L(25),D(92),O(3)            4,650,000         11/01/04    1.30       76.43%
  132       2,916,890.52       N     L(26),D(90),O(4)            5,900,000         09/10/04    1.49       60.00%
  133       2,916,890.52       N     L(26),D(90),O(4)            4,720,000         09/07/04    1.70       75.00%
  134       2,893,716.09       N     L(36),D(81),O(3)            4,700,000         11/01/04    1.52       74.47%
  135       3,021,368.88       N     L(27),D(90),O(3)            4,300,000         07/22/04    1.21       80.00%
  136       2,733,080.61       N     L(26),D(91),O(3)            4,550,000         08/18/04    1.39       70.55%
  137       3,182,000.00       N     L(28),D(29),O(3)            3,970,000         07/14/04    1.68       80.15%
  138       2,627,569.10       Y     L(24),D(93),O(3)            4,550,000         10/26/04    1.42       69.45%
  140       2,616,993.57       N     L(27),D(89),O(4)            4,360,000         07/29/04    1.49       70.90%
  141       2,556,305.52       N     L(36),D(81),O(3)            3,950,000         10/27/04    1.41       78.10%
  142       2,514,088.01       N     L(48),D(69),O(3)            3,900,000         09/15/04    1.30       77.13%
 142.1                                                           2,700,000         09/15/04
 142.2                                                           1,200,000         09/15/04
  143           0.00           N     L(36),D(141),O(3)           4,652,500         10/25/04    1.19       64.48%
  144       2,684,023.85       N     L(26),D(54),O(4)            4,900,000         08/27/04    1.31       61.10%
  145       2,465,928.90       Y     L(27),D(90),O(3)            4,920,000         09/09/04    1.62       59.77%
  146       2,459,604.35       N     L(24),D(93),O(3)            3,900,000         11/15/04    1.34       75.01%
  147           0.00           N     L(48),YM1%(213),O(3)        4,500,000         09/25/04    1.22       64.76%
  149       2,357,328.80       Y     L(24),D(93),O(3)            4,100,000         11/02/04    1.42       69.15%
  150       2,813,000.00       N     L(28),D(29),O(3)            3,510,000         07/13/04    2.01       80.14%
  151           0.00           N     L(25),D(152),O(3)           5,200,000         09/29/04    1.38       52.02%
  152       2,418,184.72       N     L(36),D(77),O(7)            5,400,000         08/23/04    1.88       48.15%
  153       2,087,086.93       Y     L(24),D(93),O(3)            3,580,000         11/03/04    1.42       70.11%
  154       2,059,951.89       N     L(26),D(90),O(4)            5,000,000         09/01/04    1.37       50.00%
  155       2,445,000.00       N     L(28),D(29),O(3)            3,250,000         07/01/04    2.12       75.23%
  156       2,086,852.45       N     L(27),D(90),O(3)            2,970,000         07/31/04    1.34       80.00%
  157       1,976,023.02       N     L(60),YM1%(57),O(3)         3,170,000         10/15/04    1.32       73.91%
  158       1,870,895.49       Y     L(24),D(93),O(3)            3,200,000         11/02/04    1.42       70.31%
  159       2,204,000.00       N     L(28),D(29),O(3)            2,750,000         07/13/04    1.96       80.15%
  160       1,972,486.50       N     L(36),D(77),O(7)            3,200,000         09/14/04    1.71       68.75%
  162       1,674,077.86       N     L(36),D(81),O(3)            2,800,000         10/20/04    1.33       75.00%
  163       1,492,933.35       N     L(36),D(81),O(3)            3,775,000         09/21/04    1.64       55.54%
  164       2,068,000.00       N     L(28),D(29),O(3)            2,580,000         07/06/04    2.05       80.16%
  165       2,020,000.00       N     L(28),D(29),O(3)            2,600,000         07/13/04    2.02       77.69%
  166       1,542,544.94       N     L(48),YM1%(69),O(3)         6,000,000         11/12/04    1.98       33.33%
  167       1,734,888.41       N     L(36),YM1%(45),O(3)         2,640,000         03/29/05    1.31       73.79%
  168       1,402,516.22       N     L(36),D(81),O(3)            2,450,000         10/06/04    1.28       75.40%
  169       1,812,000.00       N     L(28),D(29),O(3)            2,260,000         07/06/04    2.06       80.18%
  170       1,444,519.49       N     L(48),D(69),O(3)            2,300,000         10/06/04    1.29       78.17%
  171       1,514,072.13       N     L(48),D(68),O(4)            3,400,000         12/31/04    1.99       52.79%
  172       1,429,956.56       N     L(48),D(68),O(4)            3,050,000         10/01/04    1.88       55.58%
  174       1,229,959.40       N     L(26),D(91),O(3)            3,600,000         08/24/04    2.31       40.89%
  175       1,278,606.35       N     L(25),D(56),O(3)            1,900,000         10/23/04    1.55       74.93%
  176           0.00           N     L(26),D(151),O(3)           1,985,000         09/13/04    1.18       65.02%
  177       1,030,568.77       N     L(25),D(91),O(4)            1,900,000         10/12/04    1.61       65.72%
  178       1,036,459.64       N     L(26),D(91),O(3)            3,100,000         09/20/04    3.00       40.24%
  179       1,005,835.03       N     L(25),D(91),O(4)            1,700,000         10/12/04    1.50       71.69%
  180       1,011,408.45       N     L(36),D(81),O(3)            1,800,000         09/20/04    1.39       66.54%
  181       1,018,833.85       N     L(27),D(90),O(3)            1,450,000         07/28/04    1.29       80.00%
  182           0.00           N     L(26),D(151),O(3)           2,850,000         10/08/04    1.28       37.45%
  183        441,604.30        N     L(48),D(68),O(4)            1,000,000         10/01/04    2.20       52.35%

 MORTGAGE  LTV RATIO AT                                                                CUT-OFF DATE
   LOAN    MATURITY OR         YEAR          YEAR         NUMBER OF         UNIT OF     LOAN AMOUNT      OCCUPANCY    OCCUPANCY
  NUMBER       ARD            BUILT        RENOVATED        UNITS           MEASURE   PER (UNIT) ($)       RATE      "AS OF" DATE
------------------------------------------------------------------------------------------------------------------------------------

    1         69.68%           1907          2004          298,695          Sq. Ft.         385           88.42%       11/15/04
    2         47.94%           1912          2002         1,449,067         Sq. Ft.         78            90.00%       12/01/04
    3         51.67%           1984          2000         1,088,763         Sq. Ft.         85            100.00%      12/01/04
    4         66.96%           1986          1991          611,992          Sq. Ft.         147           97.32%       12/01/04
    5         42.46%           2004                          187             Rooms        363,194         72.46%       11/01/04
    6         66.34%           1973          1998          534,751          Sq. Ft.         125           73.90%       10/31/04
    7         61.90%           1975          1998          412,411          Sq. Ft.         157           100.00%      11/01/04
    8         69.59%           1991                        264,098          Sq. Ft.         204           96.59%       06/01/05
    9         75.71%           1972          1993          398,354          Sq. Ft.         133           100.00%      10/08/04
    10        73.61%           2004                        322,955          Sq. Ft.         152           98.05%       11/23/04
    11        39.78%           1949          2003          630,123          Sq. Ft.         75            85.36%       11/23/04
    12        64.73%           1958          2003          229,231          Sq. Ft.         174           92.45%       11/15/04
    13        69.28%           1954          1991          577,009          Sq. Ft.         62            88.15%       09/01/04
    15        66.36%           1911          2001          272,233          Sq. Ft.         105           85.78%       11/01/04
    16        48.41%           1962          2000            236             Rooms        116,835         79.49%       10/31/04
    17        70.22%         Various                        1,614             Pads        16,496          90.89%       07/31/04
   17.1                        1974                          192              Pads                        93.23%       07/31/04
   17.2                        1980                          170              Pads                        95.88%       07/31/04
   17.3                        1960                          126              Pads                        93.65%       07/31/04
   17.4                        1960                          125              Pads                        92.00%       07/31/04
   17.5                        1964                          147              Pads                        84.35%       07/31/04
   17.6                        1970                          135              Pads                        94.81%       07/31/04
   17.7                        1960                          192              Pads                        88.54%       07/31/04
   17.8                        1972                          137              Pads                        90.51%       07/31/04
   17.9                        1970                          135              Pads                        93.33%       07/31/04
  17.10                        1964                          124              Pads                        82.26%       07/31/04
  17.11                        1965                          131              Pads                        90.08%       07/31/04
    19        63.53%         Various        Various        146,772          Sq. Ft.         167           91.84%       Various
   19.1                        1900          1990          21,474           Sq. Ft.                       100.00%      10/01/04
   19.2                        1985                        28,121           Sq. Ft.                       87.55%       10/20/04
   19.3                        1905          2001          40,459           Sq. Ft.                       97.04%       09/03/04
   19.4                        1969                        17,976           Sq. Ft.                       100.00%      09/03/04
   19.5                        1954                        13,556           Sq. Ft.                       88.20%       09/03/04
   19.6                        1910          1988          11,107           Sq. Ft.                       75.24%       09/03/04
   19.7                        1940                         5,050           Sq. Ft.                       100.00%      09/03/04
   19.8                        1955                         4,918           Sq. Ft.                       100.00%      09/03/04
   19.9                        1889                         4,111           Sq. Ft.                       28.63%       09/03/04
    20        60.82%           2004                        85,828           Sq. Ft.         273           96.50%       08/25/04
    21        66.27%           1983          1999          97,534           Sq. Ft.         226           87.96%       12/09/04
    23        69.67%           1921                        95,200           Sq. Ft.         194           100.00%      10/13/04
    25        42.14%           1993          2004          174,511          Sq. Ft.         97            77.07%       11/01/04
    26        62.64%           1989                        281,973          Sq. Ft.         59            90.40%       09/28/04
    27        64.29%           1984                        153,184          Sq. Ft.         104           88.26%       12/01/04
    28        51.72%           1968          2001            216             Rooms        70,975          80.50%       10/31/04
    29        51.28%           1961          2000            190             Rooms        80,687          80.40%       10/31/04
    30        59.14%           1973          2002          152,555          Sq. Ft.         98            92.77%       03/30/05
    31        61.80%           1989          2003            120             Rooms        123,750         87.07%       10/08/04
    34        61.80%           1989          2003            112             Rooms        113,839         85.66%       10/08/04
    35        73.90%           2004                        112,696          Sq. Ft.         112           90.30%       09/13/04
    36        66.35%           2001                        90,958           Sq. Ft.         137           90.66%       10/01/04
    37        59.34%           1971          2004          187,236          Sq. Ft.         64            100.00%      12/31/05
    39        56.97%           1971          1995          252,566          Sq. Ft.         47            98.32%       12/07/04
    41        69.35%           1974                        88,839           Sq. Ft.         126           99.66%       09/01/04
    44        51.24%           1958                          508             Rooms        21,629          69.08%       09/30/04
    45        45.80%           1953          1980           7,719           Sq. Ft.        1,421          100.00%      09/30/04
    46        71.04%           1990                        103,616          Sq. Ft.         102           94.55%       09/01/04
    47        67.16%           2004                        76,178           Sq. Ft.         139           100.00%      09/02/04
    48        63.69%           1977          2004          93,218           Sq. Ft.         113           100.00%      11/05/04
    49        60.88%           2004                        36,914           Sq. Ft.         284           81.78%       10/04/04
    50        59.67%           1987                        84,973           Sq. Ft.         118           95.78%       12/09/04
    51        61.04%           2003                          213             Units        46,847          95.78%       10/25/04
    52        67.71%           1984          1999          114,996          Sq. Ft.         86            100.00%      12/21/04
    54        66.79%           2004                        63,572           Sq. Ft.         147           95.60%       11/30/04
    55        59.26%           1983          2005          166,593          Sq. Ft.         53            96.38%       09/01/04
    56        67.50%           1984          1991          116,015          Sq. Ft.         76            88.82%       10/12/04
    57        54.59%           1979          2003          42,936           Sq. Ft.         193           96.35%       09/01/04
    58        80.17%           1996                        105,838          Sq. Ft.         77            81.26%       11/30/04
    59        61.80%           1988          2004            128             Rooms        63,281          80.28%       10/08/04
    60        49.26%           2000                          207             Units        38,951          90.34%       10/01/04
    62        39.11%           1937          2004            125             Rooms        63,923          61.90%       10/31/04
    63        65.22%           2003                        66,481           Sq. Ft.         120           100.00%      10/05/04
    64        80.15%           2000                        80,050           Sq. Ft.         99            89.79%       11/30/04
    65        60.85%           1913          2001            34              Units        224,706         100.00%      10/20/04
    66        61.59%           1985          2004          40,500           Sq. Ft.         189           100.00%      11/01/04
    68        64.01%           1982          2003          43,680           Sq. Ft.         172           95.21%       08/01/04
    69        62.60%           1954          1990          38,170           Sq. Ft.         196           91.80%       09/30/04
    70        65.18%           1994                        40,639           Sq. Ft.         181           100.00%      10/01/04
    71        62.41%           2004                        55,501           Sq. Ft.         131           100.00%      11/10/04
    72        68.07%           1986                          180             Units        38,889          91.67%       09/27/04
    73        66.27%                                       801,068          Sq. Ft.          9            100.00%      10/01/04
    74        69.29%           1997                        64,688           Sq. Ft.         105           100.00%      11/01/04
    75        65.33%           1991                        26,242           Sq. Ft.         257           100.00%      11/01/04
    76        55.39%           1939          2003          225,495          Sq. Ft.         28            68.07%       10/19/04
    77        80.15%           2000                        94,108           Sq. Ft.         67            89.33%       11/30/04
    78        69.41%           1988                          152             Units        41,447          94.08%       07/02/04
    79        57.98%           2003                          40              Units        154,863         97.50%       11/08/04
    80        65.18%           1994                        40,639           Sq. Ft.         148           100.00%      10/01/04
    81        57.96%           1988          2004            88              Rooms        67,943          67.44%       10/08/04
    82        62.62%           1992          2003          57,860           Sq. Ft.         102           100.00%      10/25/04
    83        68.20%           2000                        48,342           Sq. Ft.         121           100.00%      12/09/04
    84        80.15%           2000                        67,010           Sq. Ft.         85            95.40%       11/30/04
    85        63.12%           1985          2004          55,697           Sq. Ft.         99            96.04%       11/05/04
    86        80.16%           1999                        67,850           Sq. Ft.         80            81.61%       11/30/04
    87        80.15%           2000                        92,611           Sq. Ft.         57            97.87%       11/30/04
    88        80.15%           1998                        85,656           Sq. Ft.         61            86.18%       11/30/04
    89        61.20%                                        8,400           Sq. Ft.         607           100.00%      11/24/04
    90        48.88%           1958                        78,068           Sq. Ft.         65            100.00%      11/29/04
    91        80.16%           2000                        73,728           Sq. Ft.         69            97.56%       11/30/04
    92        65.18%           1991                        38,722           Sq. Ft.         128           100.00%      10/01/04
    93        58.20%         Various        Various        14,228           Sq. Ft.         345           85.35%       11/09/04
   93.1                        1984                         8,387           Sq. Ft.                       81.11%       11/09/04
   93.2                        1985                         5,841           Sq. Ft.                       91.44%       11/09/04
    94        61.80%           1987          1998            128             Rooms        38,086          74.81%       10/08/04
    95        61.80%           1986          2004            112             Rooms        43,527          79.57%       10/08/04
    96        80.15%           1999                        56,939           Sq. Ft.         85            94.51%       11/30/04
    97        73.97%           2003                        35,291           Sq. Ft.         137           91.73%       09/28/04
    99        45.27%           1995          2004          46,248           Sq. Ft.         103           100.00%      07/31/04
   100        54.43%           2004                        14,500           Sq. Ft.         324           100.00%      10/06/04
   101        55.63%           2003                        13,824           Sq. Ft.         336           100.00%      11/01/04
   102        41.89%           2002                        58,409           Sq. Ft.         79            100.00%      08/01/04
   103        62.39%           2004                        13,435           Sq. Ft.         341           100.00%      10/22/04
   104        63.59%           2003                        48,800           Sq. Ft.         92            84.63%       11/29/04
   105        80.16%           1999                        69,660           Sq. Ft.         64            97.42%       11/30/04
   106        80.16%           2000                        58,250           Sq. Ft.         77            87.42%       11/30/04
   107        62.44%           2004                        11,687           Sq. Ft.         376           100.00%      11/01/04
   108        49.44%           1988          2003            128             Rooms        34,219          81.95%       10/08/04
   109        80.15%           2000                        53,800           Sq. Ft.         79            97.17%       11/30/04
   110        58.77%           2004                        14,560           Sq. Ft.         293           100.00%      10/07/04
   111        61.27%           1993                        34,830           Sq. Ft.         122           95.12%       09/23/04
   112        80.15%           1998                        72,120           Sq. Ft.         59            89.05%       11/30/04
   113        60.18%           1973          2003          43,051           Sq. Ft.         99            86.70%       10/18/04
   114        61.05%           2002          2003          35,592           Sq. Ft.         118           100.00%      12/21/04
   115        80.15%           2000                        67,440           Sq. Ft.         62            90.33%       11/30/04
   118        80.16%           2000                        59,755           Sq. Ft.         66            87.48%       11/30/04
   119        58.37%           2000                        12,738           Sq. Ft.         307           100.00%      11/01/04
   120        52.12%           2004                        36,175           Sq. Ft.         108           62.31%       11/29/04
   121        80.17%           1999                        70,785           Sq. Ft.         55            90.15%       11/30/04
   122        52.64%           1981          2001          43,385           Sq. Ft.         88            91.53%       12/08/04
   123        80.15%           2000                        49,354           Sq. Ft.         77            93.78%       11/30/04
   124        61.80%           1987          2005            120             Rooms        31,250          85.84%       10/08/04
   125        46.48%           2002                        30,950           Sq. Ft.         121           100.00%      09/16/04
   126        28.92%           2001                        66,728           Sq. Ft.         55            93.72%       12/08/04
   127        53.98%           2004                        14,259           Sq. Ft.         252           100.00%      08/20/04
   128        80.16%           2000                        57,245           Sq. Ft.         63            88.38%       11/30/04
   129        80.16%           2000                        70,525           Sq. Ft.         51            89.97%       11/30/04
   130        0.00%            1982                        93,276           Sq. Ft.         38            96.25%       09/01/04
   131        64.92%           2004                        13,813           Sq. Ft.         257           100.00%      11/22/04
   132        49.44%           1986          2003            88              Rooms        40,227          79.75%       10/08/04
   133        61.80%           1985          2003            64              Rooms        55,313          83.96%       10/08/04
   134        61.57%           1993          2004            75              Units        46,667          100.00%      11/15/04
   135        70.26%           1971                          141              Pads        24,397          95.04%       07/31/04
   136        60.07%           1989          2002          25,314           Sq. Ft.         127           100.00%      07/30/04
   137        80.15%           2000                        59,650           Sq. Ft.         53            80.55%       11/30/04
   138        57.75%           2001                        10,908           Sq. Ft.         290           100.00%      11/22/04
   140        60.02%           2003                        24,070           Sq. Ft.         128           87.84%       07/31/04
   141        64.72%           1998                        36,954           Sq. Ft.         83            100.00%      11/22/04
   142        64.46%           2002                        31,153           Sq. Ft.         97            90.37%       10/31/04
  142.1                        2002                        21,553           Sq. Ft.                       100.00%      10/31/04
  142.2                        2002                         9,600           Sq. Ft.                       68.75%       10/31/04
   143        0.00%            1964                        58,958           Sq. Ft.         51            84.21%       11/01/04
   144        54.78%           1982          2001          40,540           Sq. Ft.         74            97.63%       08/01/04
   145        50.12%           2004                        13,813           Sq. Ft.         213           100.00%      09/16/04
   146        63.07%           2004                        10,908           Sq. Ft.         268           100.00%      12/14/04
   147        0.00%            2003                        14,136           Sq. Ft.         206           100.00%      09/27/04
   149        57.50%           2001                        10,908           Sq. Ft.         260           100.00%      11/22/04
   150        80.14%           1997                        41,416           Sq. Ft.         68            83.33%       11/30/04
   151        0.00%            2004                        13,050           Sq. Ft.         207           100.00%      09/30/04
   152        44.78%           1950                        43,140           Sq. Ft.         60            100.00%      09/30/04
   153        58.30%           2000                        10,908           Sq. Ft.         230           100.00%      11/22/04
   154        41.20%           1986          2004            80              Rooms        31,250          76.07%       10/08/04
   155        75.23%           1995                        52,158           Sq. Ft.         47            81.84%       11/30/04
   156        70.26%           1970                          128              Pads        18,563          81.25%       07/31/04
   157        62.34%           2002                        17,950           Sq. Ft.         131           93.04%       12/01/04
   158        58.47%           2000                        10,908           Sq. Ft.         206           100.00%      11/22/04
   159        80.15%           1999                        70,300           Sq. Ft.         31            78.81%       11/30/04
   160        61.64%           1986          1989          20,570           Sq. Ft.         107           100.00%      09/30/04
   162        59.79%           2001                        64,200           Sq. Ft.         33            90.65%       09/21/04
   163        39.55%           1998          2000            37              Rooms        56,663          84.42%       06/30/04
   164        80.16%           1985                        49,955           Sq. Ft.         41            82.78%       11/30/04
   165        77.69%           1999                        69,665           Sq. Ft.         29            72.60%       11/30/04
   166        25.71%           2002                        192,220          Sq. Ft.         10            97.79%       11/26/04
   167        65.72%           2003                         9,107           Sq. Ft.         214           85.65%       09/01/04
   168        57.25%           2003                        18,624           Sq. Ft.         99            100.00%      11/10/04
   169        80.18%           2000                        49,925           Sq. Ft.         36            80.57%       11/30/04
   170        62.81%           1999                        53,100           Sq. Ft.         34            90.32%       12/08/04
   171        44.53%           1995                        15,000           Sq. Ft.         120           100.00%      09/03/04
   172        46.88%           1995                        15,000           Sq. Ft.         113           100.00%      09/21/04
   174        34.17%           1988                        63,770           Sq. Ft.         23            96.28%       08/22/04
   175        67.30%           2004                        16,000           Sq. Ft.         89            91.25%       11/12/04
   176        0.00%            2004                         8,241           Sq. Ft.         157           100.00%      09/30/04
   177        54.24%           1985                        14,816           Sq. Ft.         84            100.00%      09/15/04
   178        33.43%           1998                        50,750           Sq. Ft.         25            94.93%       12/09/04
   179        59.17%           1977                        12,986           Sq. Ft.         94            93.03%       11/16/04
   180        56.19%           1969          2002           7,800           Sq. Ft.         154           100.00%      10/26/04
   181        70.26%           1950                          50               Pads        23,200          92.00%       07/31/04
   182        0.00%            1951          1998          12,695           Sq. Ft.         84            100.00%      10/07/04
   183        44.16%           1994                         6,500           Sq. Ft.         81            100.00%      09/15/04

MORTGAGE
  LOAN                                      MOST RECENT     MOST RECENT  MOST RECENT   MOST RECENT   UW REVENUES     UW EXPENSES
 NUMBER           MOST RECENT PERIOD        REVENUES ($)   EXPENSES ($)    NOI ($)       NCF ($)         ($)             ($)
------------------------------------------------------------------------------------------------------------------------------------

   1                     2003                11,835,679      5,072,423    6,763,256     6,718,452     14,570,872      4,668,389
   2                 TTM 05/31/04            38,211,847     15,695,308    22,516,539   22,226,726     45,840,045     17,236,093
   3                     2003                43,639,914     19,700,776    23,939,138   23,775,701     44,723,263     18,228,003
   4          T-9 01/04-09/04 Annualized     14,184,914      6,539,146    7,645,768     7,645,768     15,479,905      6,862,046
   5                                                                                                  22,305,788     13,010,392
   6          T-9 01/04-09/04 Annualized     11,786,333      4,129,381    7,656,952     7,550,002     12,834,745      4,492,757
   7                                                                                                  11,005,109      4,626,318
   8          T-9 01/04-09/04 Annualized     8,043,728       3,637,342    4,406,386     4,353,566     8,843,421       3,901,393
   9                 TTM 09/30/04            10,686,168      5,976,375    4,709,793     4,688,774     10,351,550      5,334,664
   10        T-10 01/04-10/04 Annualized     5,648,859       1,582,792    4,066,067     4,043,460     6,166,604       1,603,502
   11         T-8 01/04-08/04 Annualized     9,007,847       2,153,978    6,853,869     6,727,844     9,144,320       2,802,328
   12                                                                                                 4,899,073       1,174,995
   13        T-10 01/04-10/04 Annualized     6,844,669       2,117,317    4,727,352     4,623,490     5,966,627       2,442,660
   15         T-8 01/04-08/04 Annualized     5,188,053       2,619,427    2,568,626     2,530,270     5,647,829       2,632,203
   16                TTM 07/31/04            19,076,150     14,551,825    4,524,326     3,761,286     17,932,640     13,289,435
   17                TTM 07/31/04            4,105,537       1,713,148    2,392,389     2,327,829     4,105,537       1,713,148
  17.1               TTM 07/31/04             586,262         154,249      432,013       424,333       586,262         154,249
  17.2               TTM 07/31/04             525,602         201,940      323,661       316,861       525,602         201,940
  17.3               TTM 07/31/04             460,377         224,400      235,978       230,938       460,377         224,400
  17.4               TTM 07/31/04             320,915         99,522       221,393       216,393       320,915         99,522
  17.5               TTM 07/31/04             386,599         138,216      248,383       242,503       386,599         138,216
  17.6               TTM 07/31/04             335,228         146,103      189,125       183,725       335,228         146,103
  17.7               TTM 07/31/04             394,364         202,653      191,712       184,032       394,364         202,653
  17.8               TTM 07/31/04             332,453         176,932      155,522       150,042       332,453         176,932
  17.9               TTM 07/31/04             296,938         129,522      167,416       162,016       296,938         129,522
 17.10               TTM 07/31/04             271,688         153,322      118,366       113,406       271,688         153,322
 17.11               TTM 07/31/04             195,110         86,290       108,820       103,580       195,110         86,290
   19         T-8 01/04-08/04 Annualized     3,183,801       1,192,406    1,991,395     1,958,802     3,821,437       1,303,916
  19.1        T-8 01/04-08/04 Annualized      196,382         113,677       82,704       81,201        868,480         258,317
  19.2        T-8 01/04-08/04 Annualized      835,553         354,961      480,592       467,721       710,258         316,282
  19.3        T-8 01/04-08/04 Annualized      684,530         305,721      378,808       371,812       766,138         216,459
  19.4        T-8 01/04-08/04 Annualized      477,057         116,957      360,100       359,796       479,817         138,474
  19.5        T-8 01/04-08/04 Annualized      332,613         107,157      225,456       222,904       347,965         109,939
  19.6        T-8 01/04-08/04 Annualized      300,638         105,737      194,901       193,303       270,736         123,103
  19.7        T-8 01/04-08/04 Annualized      179,804         27,817       151,986       149,812       185,713         56,528
  19.8        T-8 01/04-08/04 Annualized      134,241         33,993       100,248       99,133        141,586         45,204
  19.9        T-8 01/04-08/04 Annualized       42,986         26,387        16,599       13,120         50,744         39,611
   20                TTM 09/30/04             487,567         69,386       418,181       408,575      3,012,457        635,170
   21         T-8 01/04-08/04 Annualized     2,526,207        946,365     1,579,842     1,570,162     2,939,363        904,729
   23               2004 Forecast            2,711,058        959,304     1,751,754     1,727,954     2,765,490        971,425
   25              2004 Annualized           1,650,736        663,179      987,557       987,557      2,894,199        838,286
   26                TTM 08/31/04            3,488,347       1,535,110    1,953,237     1,871,465     3,251,211       1,519,666
   27                2005 Budget             4,111,635       1,989,488    2,122,147     2,091,510     3,725,343       2,157,767
   28                TTM 10/31/04            5,409,207       3,079,892    2,329,315     2,329,315     5,297,569       3,377,182
   29                TTM 10/31/04            5,486,386       3,169,316    2,317,070     2,317,070     5,430,793       3,384,483
   30                2005 Budget             2,266,274        677,952     1,588,322     1,505,263     2,069,751        666,479
   31                TTM 10/08/04            4,684,901       2,429,137    2,255,764     2,021,666     4,715,198       2,368,111
   34                TTM 10/08/04            3,990,282       2,172,997    1,817,285     1,617,903     3,814,480       2,116,014
   35                  In-Place              1,475,160        429,303     1,045,857     1,034,587     1,676,442        442,384
   36              2004 Annualized           1,433,690        441,820      991,869       979,624      1,470,098        366,980
   37                2005 Budget             1,950,949        683,038     1,267,911     1,251,137     1,731,432        649,465
   39         T-7 01/04-07/04 Annualized     2,175,900        454,376     1,721,524     1,444,839     1,802,983        499,149
   41                    2003                1,302,605        359,156      943,449       924,793      1,450,083        474,870
   44                TTM 09/30/04            12,411,794     10,458,457    1,953,337     1,332,859     12,411,794     10,397,094
   45                TTM 05/31/04            1,137,567        106,173     1,031,394     1,031,394     1,163,186        112,035
   46                                                                                                 1,424,785        362,121
   47               2004 Forecast             918,344         222,032      696,312       649,387      1,254,222        272,968
   48         T-8 01/04-08/04 Annualized      896,784         144,819      751,965       751,965      1,438,605        392,634
   49                                                                                                 1,221,105        224,243
   50         T-8 01/04-08/04 Annualized     1,837,412        448,262     1,389,150     1,383,418     1,851,220        804,366
   51        Rolling 2 months Annualized     1,449,512        612,057      837,455       796,559      1,449,377        567,466
   52                TTM 09/30/04            1,621,760        503,015     1,118,745     1,118,745     1,473,111        383,093
   54                  Proforma               951,782         31,267       920,515       914,157      1,198,643        350,942
   55                    2003                1,010,140        224,937      785,203       785,203      1,262,534        235,238
   56                TTM 09/30/04            1,393,671        505,847      887,824       887,824      1,418,662        505,815
   57                TTM 07/31/04            1,143,750        527,712      616,038       616,038      1,311,864        523,770
   58                    2003                1,129,866        384,233      745,633       731,666      1,183,707        449,230
   59                TTM 10/08/04            3,276,028       2,321,824     954,204       790,429      3,703,247       2,484,493
   60         T-9 01/04-09/04 Annualized     1,551,351        592,353      958,998       958,998      1,605,432        652,500
   62                TTM 10/31/04            4,014,251       2,445,427    1,568,824     1,568,824     3,933,031       2,852,787
   63                    2003                 653,196         94,910       558,286       551,638       918,147         199,418
   64                    2003                 920,126         267,573      652,553       641,085      1,056,420        450,803
   65             Stabilized Budget          1,195,681        323,377      872,304       860,307      1,001,395        315,106
   66                                                                                                 1,310,330        487,782
   68                TTM 08/31/04            1,160,428        409,561      750,867       750,867      1,204,730        414,850
   69                TTM 07/31/04            1,203,448        409,388      794,060       794,060      1,222,916        419,262
   70                                                                                                  654,180          6,542
   71                                                                                                  975,775         159,731
   72         T-6 03/04-08/04 Annualized     1,280,870        643,671      637,199       577,439      1,265,727        621,434
   73                                                                                                  713,368         14,267
   74                    2003                 850,924         272,032      578,892       572,423       970,627         267,264
   75         T-9 01/04-09/04 Annualized      710,351         101,875      608,476       604,277       690,371         104,174
   76                TTM 09/30/03            1,195,159        358,066      837,093       803,269      1,103,610        346,531
   77                    2003                1,058,210        408,762      649,449       635,335      1,149,672        503,382
   78         T-6 01/04-06/04 Annualized     1,176,444        525,464      650,980       608,572      1,153,424        547,964
   79         T-3 08/04-10/04 Annualized      850,136         264,189      585,947       576,867       813,586         262,727
   80                                                                                                  531,069          5,311
   81                TTM 10/08/04            2,213,133       1,810,531     402,602       291,941      2,747,469       1,943,109
   82         T-6 01/04-06/04 Annualized      804,064         179,566      624,498       624,498       772,533         196,079
   83         T-8 01/04-08/04 Annualized      959,133         314,834      644,299       638,981       925,102         384,895
   84                    2003                 623,667         221,481      402,186       392,053       836,016         276,002
   85        T-10 01/04-10/04 Annualized     1,109,210        377,164      732,045       732,045      1,030,230        510,955
   86                    2003                 710,200         264,167      446,033       435,856       787,776         313,551
   87                    2003                 676,349         311,911      364,438       351,923       851,187         370,707
   88                    2003                 680,392         234,863      445,529       432,962       737,214         264,534
   89                                                                                                  465,500          9,310
   90                TTM 09/30/04             320,504         113,410      207,094       207,094       686,897         166,065
   91                    2003                 568,378         234,513      333,865       324,512       686,279         325,212
   92                                                                                                  439,339          4,393
   93                TTM 07/31/04             556,153         96,820       459,333       459,333       628,209         117,795
  93.1               TTM 07/04/04             223,851         50,374       173,477       173,477       312,336         63,601
  93.2               TTM 07/14/04             332,302         46,446       285,856       285,856       315,873         54,194
   94                TTM 10/08/04            2,799,327       2,066,641     732,686       592,719      2,873,855       2,075,304
   95                TTM 10/08/04            2,710,922       2,015,982     694,940       559,394      2,711,176       2,016,278
   96                    2003                 648,338         244,514      403,824       395,278       730,678         334,181
   97                2005 Budget              592,323         114,920      477,403       472,109       599,580         106,051
   99                TTM 08/31/04             964,982         394,971      570,011       570,011      1,128,806        516,754
  100                                                                                                  475,020         14,251
  101        T-10 01/04-10/04 Annualized      402,674         10,312       392,362       392,362       459,594         13,788
  102         T-6 01/04-06/04 Annualized      677,186         53,170       624,016       618,175       664,361         52,844
  103                                                                                                  405,900          4,059
  104                                                                                                  552,459         89,550
  105                    2003                 596,334         261,538      334,796       325,024       712,634         264,656
  106                    2003                 652,817         326,982      325,835       317,097       759,001         374,841
  107                                                                                                  391,050          6,611
  108                TTM 10/08/04            2,911,117       2,259,123     651,994       506,438      3,044,429       2,277,242
  109                    2003                 603,678         255,914      347,764       339,694       696,099         330,003
  110                                                                                                  433,014         12,990
  111         T-8 01/04-08/04 Annualized      742,139         315,455      426,684       416,932       754,844         311,972
  112                    2003                 601,451         210,538      390,913       380,094       629,564         236,717
  113         T-7 01/04-07/04 Annualized      598,402         189,478      408,924       381,000       685,521         188,927
  114                    2003                 435,290         36,925       398,365       397,653       479,452         86,867
  115                    2003                 562,217         204,077      358,140       349,374       619,904         238,478
  118                    2003                 656,003         306,023      349,980       341,119       715,899         319,586
  119         T-8 01/04-08/04 Annualized      373,649         11,264       362,385       362,385       386,374         11,591
  120         T-8 01/04-08/04 Annualized      271,938         32,770       239,168       239,168       525,254         154,221
  121                    2003                 726,128         339,250      386,878       376,258       749,394         364,858
  122                TTM 10/31/04             799,651         316,266      483,385       483,385       856,993         365,707
  123                    2003                 537,658         195,083      342,575       335,174       573,717         247,561
  124                TTM 10/08/04            3,086,204       2,366,166     720,038       565,735      2,936,909       2,305,981
  125         T-6 01/04-06/04 Annualized      390,332         65,058       325,274       325,274       559,447         125,680
  126         T-8 01/04-08/04 Annualized     1,034,789        355,466      679,323       675,850       935,987         355,336
  127                                                                                                  382,200         11,466
  128                    2003                 464,018         242,188      221,830       213,243       636,998         297,603
  129                    2003                 508,749         222,665      286,084       275,504       587,737         234,535
  130                TTM 06/30/04             635,210         79,917       555,293       550,185       938,131         395,804
  131                                                                                                  345,427         10,363
  132                TTM 10/08/04            2,356,516       1,791,906     564,610       446,784      2,356,516       1,795,004
  133                TTM 10/08/04            1,747,697       1,154,526     593,171       505,783      1,747,697       1,154,522
  134         T-9 01/04-09/04 Annualized      652,175         211,895      440,280       373,613       635,949         251,549
  135                TTM 07/31/04             436,489         159,073      277,416       272,481       452,934         159,897
  136         T-8 01/04-08/04 Annualized      598,856         218,793      380,063       376,266       576,750         245,150
  137                    2003                 421,478         227,065      194,413       185,467       515,441         258,089
  138         T-8 01/04-08/04 Annualized      302,313         132,729      169,584       169,584       312,726          9,382
  140                TTM 07/31/04             411,953         91,749       320,204       320,204       513,769         161,103
  141     2004 YTD (1/1 - 11/15) Annualized   423,359         87,057       336,302       336,302       435,542         132,540
  142                                                                                                  504,778         207,929
 142.1
 142.2
  143         T-9 01/04-09/04 Annualized      507,346         159,959      347,387       343,771       604,011         191,204
  144                TTM 09/30/04             373,998         130,400      243,598       243,598       480,274         172,117
  145         T-9 01/04-09/04 Annualized      361,269          1,830       359,438       359,438       374,296         40,349
  146                                                                                                  283,624          8,509
  147        T-10 01/04-10/04 Annualized      309,919           466        309,453       309,453       298,900          8,967
  149        T-10 01/04-10/04 Annualized      271,457         10,468       260,989       260,989       280,807          8,424
  150                    2003                 460,741         198,919      261,822       255,609       474,987         205,706
  151                                                                                                  374,774         11,243
  152              2004 Annualized            611,426         172,891      438,535       432,064       541,357         166,668
  153        T-10 01/04-10/04 Annualized      240,405          3,816       236,589       236,589       248,536          7,456
  154                TTM 10/08/04            1,818,910       1,437,746     381,165       290,223      1,818,910       1,440,105
  155                    2003                 439,451         215,581      223,870       216,048       461,844         213,013
  156                TTM 07/31/04             393,359         168,723      224,636       218,913       393,359         168,722
  157                    2003                 109,908         52,458        57,450       33,420        323,728         94,460
  158        T-10 01/04-10/04 Annualized      215,954         30,367       185,587       185,587       222,617          6,679
  159                    2003                 498,268         314,039      184,229       173,727       521,807         310,482
  160              2004 Annualized            496,824         170,659      326,165       322,051       466,669         182,310
  162                TTM 09/30/04             390,904         196,420      194,484       191,540       413,513         200,373
  163                    2003                1,407,483        882,835      524,648       506,811      1,228,123        886,187
  164                    2003                 428,826         242,730      186,096       172,644       471,743         261,220
  165                    2003                 447,438         258,459      188,979       178,904       452,983         253,019
  166        T-10 01/04-10/04 Annualized      785,914         392,797      393,117       393,117       736,436         394,369
  167         T-8 01/04-08/04 Annualized      232,430         48,689       183,741       183,741       240,020         61,714
  168                                                                                                  286,629         100,805
  169                    2003                 334,520         172,841      161,679       154,386       382,996         202,121
  170         T-6 01/04-06/04 Annualized      269,140         78,110       191,030       188,900       253,093         80,138
  171                                                                                                  263,625         10,545
  172                                                                                                  235,125          9,405
  174                TTM 07/31/04             499,262         230,397      268,865       259,697       504,159         263,756
  175                                                                                                  207,657         40,214
  176                                                                                                  194,982         40,751
  177                TTM 08/31/04             193,034         51,758       141,276       138,313       215,969         52,198
  178               YTD Annualized            469,586         208,237      261,349       251,524       466,939         208,078
  179        T-10 01/04-10/04 Annualized      136,918         23,096       113,822       111,225       177,364         37,832
  180                                                                                                  159,580         35,676
  181                TTM 07/31/04             172,296         78,349        93,947       92,697        183,631         78,916
  182         T-9 01/04-09/04 Annualized      145,000         11,820       133,180       133,180       145,305          5,001
  183                                                                                                   89,537          3,581

MORTGAGE      UW NET                                                               LARGEST      LARGEST
  LOAN       OPERATING    UW NET CASH                                            TENANT SQ.     TENANT      LARGEST TENANT
 NUMBER     INCOME ($)     FLOW ($)    LARGEST TENANT NAME                           FT.       % OF NRA        EXP. DATE
---------------------------------------------------------------------------------------------------------------------------------

   1         9,902,482     9,451,026   The Gap, Inc.                               39,589       13.25%         01/31/11
   2        28,603,952    27,398,334   MWH Energy & Infrastructure                 139,067       9.60%         06/30/15
   3        26,495,260    26,222,621   Goldman Sachs                               803,223      73.77%         04/30/14
   4         8,617,859     8,170,985   City of Los Angeles                         317,515      51.88%         08/31/10
   5         9,295,396     9,295,396
   6         8,341,988     7,562,841   Attorney General - State of Washington      115,501      21.60%         06/30/07
   7         6,378,791     6,332,982   AON Corporation                             405,041      98.21%         04/30/17
   8         4,942,028     4,535,021   IDX Systems                                 143,686      54.41%      Multiple Spaces
   9         5,016,887     4,784,377   The City of New York                        249,854      62.72%         12/31/12
   10        4,563,102     4,476,207   Kohl's                                      88,408       27.37%         01/31/25
   11        6,341,992     5,824,874   Harris Teeter                               63,000       10.00%         03/31/13
   12        3,724,078     3,608,536   Stop & Shop                                 65,568       28.60%         03/31/29
   13        3,523,968     3,093,806   The Home Depot                              157,020      27.21%      Multiple Spaces
   15        3,015,626     2,539,577   Corinthian College                          47,346       17.39%      Multiple Spaces
   16        4,643,205     3,746,573
   17        2,392,389     2,327,829
  17.1        432,013       424,333
  17.2        323,661       316,861
  17.3        235,978       230,938
  17.4        221,393       216,393
  17.5        248,383       242,503
  17.6        189,125       183,725
  17.7        191,712       184,032
  17.8        155,522       150,042
  17.9        167,416       162,016
 17.10        118,366       113,406
 17.11        108,820       103,580
   19        2,517,521     2,325,087   Various                                     Various      Various         Various
  19.1        610,163       574,807    IndyBleu                                     9,090       42.33%         11/30/14
  19.2        393,976       351,177    Quercus Properties                           5,557       19.76%         03/31/12
  19.3        549,680       514,719    Partners of The Americas                    11,354       28.06%         11/30/09
  19.4        341,343       318,963    Mid-Atlantic Operating Company               9,150       50.90%         03/31/10
  19.5        238,027       221,737    VA Beverage                                  5,525       40.76%         07/31/05
  19.6        147,634       133,279    Swapdrive.com                                3,200       28.81%            MTM
  19.7        129,184       118,669    Xando, Inc.                                  4,000       79.21%         08/31/09
  19.8        96,382        88,398     Matthew James & Associates                   4,918       100.00%        11/30/07
  19.9        11,133         3,337     Signature Enterprises, Inc.                  1,177       28.63%         12/31/07
   20        2,377,287     2,242,321   Thousand Oaks Surgical Hospital             52,254       60.88%         08/14/24
   21        2,034,634     1,964,104   Century 21 Beachside Realtors               10,000       10.25%         05/07/05
   23        1,794,066     1,618,325   REIS Reports                                23,000       24.16%         03/31/08
   25        2,055,913     1,929,398   Sportsman's Warehouse                       57,491       32.94%         02/28/19
   26        1,731,545     1,501,851   Belk, Inc.                                  71,906       25.50%         10/10/09
   27        1,567,576     1,353,617   Solucient, LLC                              42,981       28.06%         06/30/14
   28        1,920,387     1,920,387
   29        2,046,310     2,046,310
   30        1,403,272     1,310,791   Burlington Coat Factory                     70,200       46.02%         01/31/10
   31        2,347,086     2,111,326
   34        1,698,465     1,507,741
   35        1,234,058     1,158,386   TJ Maxx                                     26,000       23.07%         03/31/14
   36        1,103,118     1,062,906   Kroger                                      45,627       50.16%         01/31/21
   37        1,081,966     1,050,387   Lowes                                       158,340      84.57%         02/28/25
   39        1,303,834     1,240,845   Belk, Inc.                                  51,960       20.57%         02/01/08
   41         975,213       880,971    Stater Brothers Market                      25,565       28.78%         06/30/14
   44        2,014,700     1,394,110
   45        1,051,151     1,015,554   Art Brilliant Co. LTD                        5,385       69.76%         10/31/09
   46        1,062,664      973,508    L.A. Fitness                                36,466       35.19%         12/31/17
   47         981,254       934,329    Publix                                      38,997       51.19%         03/31/24
   48        1,045,971     1,014,378   Beall's Outlet                              18,919       20.30%         04/30/10
   49         996,862       948,296    Bertucci's Restaurant                        6,298       17.06%         10/01/14
   50        1,046,855      928,480    West Covina Medical Clinic,Inc.             45,698       53.78%         03/31/06
   51         881,911       828,661
   52        1,090,018     1,003,461   Randall's Food Market                       52,990       46.08%         07/31/14
   54         847,701       832,810    Sweetbay                                    46,872       73.73%         11/01/24
   55        1,027,296      950,790    Winn-Dixie                                  42,000       25.21%         09/01/08
   56         912,847       843,982    The Kroger Company                          58,890       50.76%         11/30/11
   57         788,094       734,181    Willow Street Pizza of Los Gatos             5,290       12.32%         03/31/13
   58         734,477       720,528
   59        1,218,754     1,033,592
   60         952,932       906,357
   62        1,080,244     1,080,244
   63         718,730       700,907    Publix                                      44,271       66.59%         12/31/22
   64         605,617       594,150
   65         686,289       663,389
   66         822,548       813,684    Walgreens                                   15,120       37.33%         08/31/79
   68         789,880       725,366    Drs. Jason and Mary Berry                    3,225        7.38%         08/31/07
   69         803,654       797,000
   70         647,638       625,016    Stater Brothers Markets                     40,639       100.00%        10/17/16
   71         816,044       758,971    BMW Motorcycles                             13,337       24.03%         07/31/11
   72         644,293       584,533
   73         699,101       699,101
   74         703,363       664,531    Publix                                      37,912       58.61%         08/31/17
   75         586,197       581,998    Board of Social Services (Ocean County)     26,242       100.00%        07/01/22
   76         757,079       645,398    Corporate Environments                      66,427       29.46%         03/31/07
   77         646,291       632,176
   78         605,460       563,052
   79         550,859       541,779
   80         525,758       505,626    Stater Brothers Markets                     40,639       100.00%        10/17/16
   81         804,360       666,986
   82         576,454       521,026    Amish Furniture Shoppe                      29,568       51.10%         03/31/08
   83         540,207       514,037    Office Max                                  23,500       48.61%         01/31/16
   84         560,014       549,881
   85         519,274       479,058    American Recruiters                          7,274       13.06%         04/30/08
   86         474,226       464,048
   87         480,480       467,965
   88         472,680       460,114
   89         456,190       456,190
   90         520,832       473,830    Doorect Windows Doors Corp.                 22,750       29.14%         11/30/13
   91         361,068       351,714
   92         434,946       417,117    Stater Brothers Markets                     38,722       100.00%        10/17/16
   93         510,414       481,779    Various                                     Various      Various         Various
  93.1        248,735       232,965    Euston Management                            2,751       32.80%         10/14/16
  93.2        261,679       248,814    Coldwell Banker Residential                  2,271       38.88%         02/28/05
   94         798,551       654,858
   95         694,898       559,339
   96         396,497       387,951
   97         493,529       466,828    Anna's Linens                                7,500       21.25%         08/31/08
   99         612,052       576,068    Best Buy                                    46,248       100.00%        11/30/10
  100         460,769       460,044    Walgreens                                   14,500       100.00%        07/31/79
  101         445,806       443,684    CVS                                         13,824       100.00%        01/15/23
  102         611,517       605,677    Safeway Stores Inc                          58,409       100.00%        06/25/27
  103         401,841       400,497    Walgreens                                   13,435       100.00%        11/30/79
  104         462,909       432,646    Christian Book Warehouse                    10,000       20.49%         11/30/08
  105         447,978       438,207
  106         384,160       375,422
  107         384,439       383,270    Walgreens                                   11,687       100.00%        02/28/24
  108         767,187       614,966
  109         366,096       358,026
  110         420,024       419,296    Walgreens                                   14,560       100.00%        10/31/79
  111         442,872       397,770    Kid's First Pediatric Group                  4,745       13.62%         02/28/05
  112         392,847       382,028
  113         496,594       468,760    Josef Vienna Bakery                          5,663       13.15%         09/30/14
  114         392,585       389,026    United States Government - USDA             35,592       100.00%        06/30/22
  115         381,427       372,661
  118         396,313       387,452
  119         374,783       372,926    CVS                                         12,738       100.00%        10/26/20
  120         371,033       332,852    Healthfirst lmaging Center                   4,990       13.79%         02/28/19
  121         384,536       373,917
  122         491,286       446,885    Wells Fargo Bank                             8,000       18.44%         01/31/11
  123         326,156       318,756
  124         630,928       484,083
  125         433,767       407,154    Alfredo's Mexican Cafe                       5,914       19.11%         08/31/07
  126         580,650       577,177
  127         370,734       368,595    Walgreens                                   14,259       100.00%        10/31/79
  128         339,394       330,808
  129         353,202       342,622
  130         542,327       481,270    Your Meat Store & More                      49,748       53.33%         12/31/12
  131         335,063       333,682    Eckerd                                      13,813       100.00%        11/17/24
  132         561,513       443,687
  133         593,175       505,790
  134         384,400       350,800
  135         293,038       288,103
  136         331,599       305,208    The Bedding Experts                          2,700       10.67%         07/31/08
  137         257,352       248,406
  138         303,344       301,685    CVS                                         10,908       100.00%        06/27/21
  140         352,666       326,528    Christopherson Homes, Inc.                   7,854       32.63%         10/31/08
  141         303,002       287,543    Office Depot                                29,754       80.52%         09/30/13
  142         296,848       265,895    Various                                     Various      Various         Various
 142.1                                 Virchow Krause & Co. LLC                     8,000       37.12%         07/31/09
 142.2                                 Govindaraju Subramani, MD                    3,400       35.42%         12/31/07
  143         412,807       357,662    Property Mgmt & Dev.                         4,360        7.40%         09/30/07
  144         308,157       269,052    Burke's Outlet                              17,640       43.51%         05/31/08
  145         333,947       327,208    Eckerd                                      13,813       100.00%        01/20/24
  146         275,116       274,025    Eckerd                                      10,908       100.00%        11/30/24
  147         289,933       287,794    Walgreens                                   14,136       100.00%        12/27/78
  149         272,383       270,585    CVS                                         10,908       100.00%        07/11/21
  150         269,281       263,068
  151         363,530       357,122    CVS                                         13,050       100.00%        06/14/24
  152         374,689       335,860    TSI Weymouth, Inc.                          21,280       49.33%         09/30/13
  153         241,080       239,444    CVS                                         10,908       100.00%        07/04/20
  154         378,805       287,860
  155         248,831       241,009
  156         224,637       218,914
  157         229,268       217,881    Biomat                                       7,200       40.11%         11/30/09
  158         215,938       214,330    CVS                                         10,908       100.00%        06/29/20
  159         211,325       200,823
  160         284,359       259,528    Salem Laundry Company, Inc.                  3,000       14.58%         06/30/07
  162         213,140       200,750
  163         341,936       283,376
  164         210,523       197,071
  165         199,964       189,889
  166         342,067       302,232    Affordable Floors & Walls                    4,200        2.18%         04/01/07
  167         178,306       169,456    Saing Thai Cuisine                           1,503       16.50%         12/31/08
  168         185,824       172,732    Edina Realty                                 9,209       49.45%         09/30/13
  169         180,875       173,582
  170         172,956       170,825
  171         253,080       250,830    La-Z-Boy Furniture                          15,000       100.00%        12/31/14
  172         225,720       223,470    David's Bridal                              15,000       100.00%        09/30/14
  174         240,403       231,235
  175         167,442       152,884    Ingle Home Furnishing                        5,600       35.00%      Multiple Spaces
  176         154,231       150,726    Chase Bank of Texas (Pad Lease)              4,241       51.46%         02/28/19
  177         163,771       131,023    Prosperity Mortgage                          5,440       36.72%         05/31/08
  178         258,861       249,036
  179         139,533       118,880    Dr. Robinson & Max                           1,904       14.66%         01/31/08
  180         123,904       117,364    Pawn X-Change                                3,900       50.00%         09/30/12
  181         104,716       103,466
  182         140,303       135,893    MTS, Inc.                                   12,695       100.00%        02/01/10
  183         85,956        80,777     Blockbuster Video                            6,500       100.00%        09/30/09

                                                                                             2ND
MORTGAGE                                                              2ND LARGEST          LARGEST         2ND LARGEST
  LOAN                                                                TENANT SQ.          TENANT %            TENANT
 NUMBER       2ND LARGEST TENANT NAME                                     FT.              OF NRA           EXP. DATE
----------------------------------------------------------------------------------------------------------------------------

   1          Vincent Equities                                          19,777              6.62%        Multiple Spaces
   2          Aon Service Corporation                                   135,029             9.32%            04/30/12
   3          Stroock & Stroock                                         231,932            21.30%        Multiple Spaces
   4          Lewis, Brisbois, Bisgaard & Smith, LLP                    143,156            23.39%            11/30/12
   5
   6          Union Bank of California, N.A.                            44,678              8.35%            01/31/14
   7          Compass Group                                              7,370              1.79%            12/31/10
   8          American Towers                                           20,574              7.79%            12/31/12
   9          Wildcat Service Co.                                       42,044             10.55%            06/30/09
   10         Sportmart Inc.                                            35,000             10.84%            01/31/15
   11         Great Outdoors                                            31,001              4.92%        Multiple Spaces
   12         Silverman Furniture                                       15,510              6.77%            07/31/06
   13         JBR, Inc.                                                 78,816             13.66%        Multiple Spaces
   15         Metropolitan Family Services                              39,063             14.35%            03/31/06
   16
   17
  17.1
  17.2
  17.3
  17.4
  17.5
  17.6
  17.7
  17.8
  17.9
 17.10
 17.11
   19         Various                                                   Various            Various           Various
  19.1        Faison                                                     5,190             24.17%            10/25/14
  19.2        Kennedy Comm & Buying Time                                 4,328             15.39%            01/31/08
  19.3        U.S. Service Industries                                    6,090             15.05%            10/31/07
  19.4        New England Audio Company, Inc.                            8,826             49.10%            01/31/12
  19.5        Legal Services of NVA                                      2,740             20.21%            06/30/12
  19.6        Bethesda Retail Partners                                   2,750             24.76%            09/30/09
  19.7        Strategic Futures                                          1,050             20.79%            05/31/05
  19.8
  19.9
   20         Dr. Taheri and Dr. Khadavi                                 4,710              5.49%            08/14/14
   21         Tortilla Flats Restaurants, LLC                            8,000              8.20%            12/31/09
   23         Phoenix Jewelry                                           14,100             14.81%        Multiple Spaces
   25         Michaels                                                  40,020             22.93%            02/28/20
   26         Sears                                                     53,275             18.89%            10/06/09
   27         Fluent, Inc.                                              10,492              6.85%            05/31/10
   28
   29
   30         CVS                                                       15,225              9.98%            01/31/30
   31
   34
   35         Petco                                                     13,560             12.03%            01/31/15
   36         Kauffman Tire                                              6,500              7.15%            04/30/31
   37         Marshalls                                                 24,346             13.00%            01/31/10
   39         Winn-Dixie                                                44,984             17.81%            07/01/15
   41         Hancock Fabrics                                           13,450             15.14%            01/31/08
   44
   45         Galerie Michael                                            2,334             30.24%            09/30/09
   46         Ballards Backroom                                         18,000             17.37%            12/31/08
   47         La Fiesta Mexican Restaurant                               3,850              5.05%            11/30/09
   48         Big Al's Aquarium                                         17,742             19.03%            09/30/14
   49         Panera, LLC                                                5,004             13.56%            06/01/14
   50         Citrus Dialysis Administrative Office                      4,793              5.64%            04/30/11
   51
   52         CVS                                                       10,356              9.01%            07/28/09
   54         Leslie's Poolmart                                          2,700              4.25%            03/01/10
   55         Goody's                                                   35,250             21.16%            03/02/09
   56         Amam Trading Corp.                                         9,813              8.46%            01/31/06
   57         Starker Services, Inc.                                     4,374             10.19%            04/30/05
   58
   59
   60
   62
   63         Tire Kingdom                                               6,656             10.01%            02/13/24
   64
   65
   66         Crown Liquors                                             10,580             26.12%            10/31/14
   68         Star Care Medical Group, Inc. (Gateway)                    2,930              6.71%            12/31/05
   69
   70
   71         Ambiance Design                                            8,000             14.41%            09/30/09
   72
   73
   74         Washington Mutual                                          4,000              6.18%            09/21/09
   75
   76         Lehigh Valley Charter High School                         36,443             16.16%            08/31/13
   77
   78
   79
   80
   81
   82         Monster Golf                                              10,834             18.72%            08/31/08
   83         Fashion Bug                                                9,140             18.91%            05/31/11
   84
   85         Paramount                                                  5,510              9.89%            02/28/09
   86
   87
   88
   89
   90         Prison Health Services                                    22,750             29.14%            01/31/08
   91
   92
   93         Various                                                   Various            Various           Various
  93.1        North American Production                                  1,706             20.34%            05/31/05
  93.2        Prudential                                                 1,405             24.05%            11/30/07
   94
   95
   96
   97         Hallmark Gold Crown                                        4,500             12.75%            11/30/08
   99
  100
  101
  102
  103
  104         Silver Dollar                                              7,500             15.37%            06/30/08
  105
  106
  107
  108
  109
  110
  111         Atlanta Cancer Care, P.C.                                  4,348             12.48%            09/30/07
  112
  113         Soundwave CD                                               4,035              9.37%            05/30/06
  114
  115
  118
  119
  120         SporTherapy                                                4,230             11.69%            03/31/14
  121
  122         Red Lobster                                                7,383             17.02%            02/28/12
  123
  124
  125         Bank One, N.A.                                             3,500             11.31%            10/31/13
  126
  127
  128
  129
  130         Family Dollar                                              8,195              8.79%            12/31/07
  131
  132
  133
  134
  135
  136         American General Finance                                   2,700             10.67%              MTM
  137
  138
  140         Norby Construction                                         7,707             32.02%            01/16/13
  141         Verizon                                                    7,200             19.48%            09/30/05
  142         Various                                                   Various            Various           Various
 142.1        Cumulus Broadcasting, Inc.                                 6,894             31.99%            07/31/13
 142.2        Oak Park Dental, LLC                                       3,200             33.33%            04/30/09
  143         G.S.M.C. Inc                                               3,960              6.72%            09/30/07
  144         Carol's Hair & Beauty                                      7,800             19.24%            06/30/07
  145
  146
  147
  149
  150
  151
  152         AutoZone                                                  17,660             40.94%            06/30/09
  153
  154
  155
  156
  157         Papa Johns                                                 1,300              7.24%            05/31/08
  158
  159
  160         Christy's                                                  2,800             13.61%            09/30/06
  162
  163
  164
  165
  166         Intense Gymnastics                                         4,200              2.18%            02/01/05
  167         Javalina's Coffee and Sweets                               1,461             16.04%            12/31/08
  168         Hirshfields                                                4,883             26.22%            12/31/13
  169
  170
  171
  172
  174
  175         Little by Little Fitness                                   3,200             20.00%            12/01/08
  176         Palm Beach Tan, Inc.                                       4,000             48.54%            05/31/14
  177         Long & Foster                                              5,000             33.75%            05/31/07
  178
  179         Community Insurance Group                                  1,500             11.55%            04/30/09
  180         MoneyTree, Inc.                                            2,600             33.33%            04/30/12
  181
  182
  183

                                                                                    3RD             3RD
MORTGAGE                                                                          LARGEST         LARGEST         3RD LARGEST
  LOAN                                                                             TENANT        TENANT %         TENANT EXP.
 NUMBER       3RD LARGEST TENANT NAME                                              SQ. FT         OF NRA             DATE
----------------------------------------------------------------------------------------------------------------------------------

   1          Jones Apparel                                                        14,939          5.00%           10/31/13
   2          Intell Management and Investment Company                            129,473          8.93%           07/31/14
   3          Weitz & Luxenberg                                                    28,000          2.57%           04/30/09
   4          County of Los Angeles                                                84,607         13.82%        Multiple Spaces
   5
   6          Secure Computing Corporation                                         38,724          7.24%           08/31/05
   7
   8          McBer/Hay Group                                                      16,837          6.38%           02/28/10
   9          New York Association for New Americans                               41,567         10.43%           12/31/08
   10         Ross Dress for Less                                                  30,187          9.35%           01/31/15
   11         Eckerd                                                               30,500          4.84%           05/31/10
   12         Jembro                                                               15,500          6.76%           01/30/15
   13         Sportmart Inc.                                                       57,360          9.94%           04/30/06
   15         Hubbard One                                                          31,564         11.59%        Multiple Spaces
   16
   17
  17.1
  17.2
  17.3
  17.4
  17.5
  17.6
  17.7
  17.8
  17.9
 17.10
 17.11
   19         Various                                                             Various         Various           Various
  19.1        Gibson Guitars                                                       4,400          20.49%           08/31/14
  19.2        Fenn & King                                                          3,000          10.67%           08/31/08
  19.3        Clicks Copy Service, Inc.                                            5,384          13.31%           11/30/05
  19.4
  19.5        Moore-Poe Architects PC                                              1,577          11.63%              MTM
  19.6        Don Schaaf & Friends, Inc.                                           2,407          21.67%           01/31/14
  19.7
  19.8
  19.9
   20         Dr. Himsl/Dr. McMurray                                               4,187           4.88%           03/14/14
   21         Washington Mutual Bank, FA                                           7,000           7.18%           06/30/13
   23         Clinical Directors                                                   7,500           7.88%           07/31/13
   25         Petco                                                                26,400         15.13%           01/31/15
   26         JCPenney                                                             34,340         12.18%           03/31/10
   27         Northwestern University Traffic Institute                            9,857           6.43%           03/31/10
   28
   29
   30         Party Fair                                                           11,720          7.68%           08/31/11
   31
   34
   35         Shoe Carnival, Inc.                                                  12,000         10.65%           01/01/09
   36         El Porton Mexican                                                    3,874           4.26%           10/31/06
   37         Wendy's                                                              3,500           1.87%           12/31/15
   39         North Carolina Department of Energy, Health & Natural Resources      36,380         14.40%           02/01/11
   41         Bank of America                                                      9,195          10.35%           07/25/06
   44
   45
   46         Southeaster Endocrine & Diabetes                                     11,449         11.05%           10/30/14
   47         Bean Town Coffee                                                     1,680           2.21%           09/09/09
   48         CVS                                                                  13,013         13.96%           01/31/25
   49         America's Moneyline                                                  3,675           9.96%           06/01/09
   50         Joel Streng &  Sohanjeel Bassi                                       3,156           3.71%           03/10/07
   51
   52         Joe Blake Texas Pub Inc.                                             4,800           4.17%           01/11/07
   54         Subway                                                               1,740           2.74%           11/30/09
   55         Ross Dress for Less                                                  32,367         19.43%           06/30/15
   56         Blockbuster Video                                                    4,795           4.13%           07/31/08
   57         Data ID Systems                                                      3,101           7.22%           05/31/07
   58
   59
   60
   62
   63         Subway                                                               2,000           3.01%           09/30/07
   64
   65
   66         Hollywood Video                                                      5,950          14.69%           08/31/14
   68         Donna Frisch, M.D.                                                   2,705           6.19%           02/28/07
   69
   70
   71         Better Office                                                        6,338          11.42%           10/31/07
   72
   73
   74         Video Planet                                                         2,450           3.79%           11/30/09
   75
   76         St. Lukes                                                            9,398           4.17%        Multiple Spaces
   77
   78
   79
   80
   81
   82         EPCO                                                                 7,856          13.58%           06/30/08
   83         Dollar Tree                                                          5,516          11.41%           04/30/06
   84
   85         Equity Residential                                                   5,471           9.82%           04/14/08
   86
   87
   88
   89
   90         Paradise Distributors                                                17,000         21.78%           08/31/13
   91
   92
   93         Various                                                             Various         Various           Various
  93.1        Nail Salon and Spa                                                   1,584          18.89%           03/31/12
  93.2        CRS Marketing Group                                                   865           14.81%           07/31/07
   94
   95
   96
   97         Biloxi Regional Medical Center                                       4,183          11.85%           01/31/09
   99
  100
  101
  102
  103
  104         Outback                                                              6,300          12.91%           11/30/12
  105
  106
  107
  108
  109
  110
  111         Futures Home Assistance Program                                      3,646          10.47%           05/31/06
  112
  113         Little Ceasars                                                       3,618           8.40%           09/30/10
  114
  115
  118
  119
  120         Healthfirst Services I, Ltd.                                         2,908           8.04%           02/28/14
  121
  122         Blockbuster Video                                                    5,500          12.68%           01/31/06
  123
  124
  125         Genteel Reflections                                                  2,560           8.27%           07/08/09
  126
  127
  128
  129
  130         US Beauty Supply                                                     5,987           6.42%        Multiple Spaces
  131
  132
  133
  134
  135
  136         Panda Express                                                        2,350           9.28%           08/31/12
  137
  138
  140         Nordby Wine Caves                                                    2,476          10.29%           03/31/07
  141
  142         Various                                                             Various         Various           Various
 142.1        First Federal Savings Bank                                           5,612          26.04%           02/28/13
 142.2
  143         University Church Inst.                                              3,847           6.52%           05/27/07
  144         Tarbell Realtors                                                     4,000           9.87%           08/01/09
  145
  146
  147
  149
  150
  151
  152         Dogs Rule, Inc                                                       4,200           9.74%           06/30/08
  153
  154
  155
  156
  157         Teriyaki Restaurant                                                  1,200           6.69%           09/30/12
  158
  159
  160         US Alliance Federal Credit Union                                     2,100          10.21%           04/30/09
  162
  163
  164
  165
  166         Sisto Romano Shutters                                                2,800           1.46%        Multiple Spaces
  167         Dollar Oasis                                                         1,307          14.35%           12/31/08
  168         A. E. Michaels                                                       4,532          24.33%           12/31/16
  169
  170
  171
  172
  174
  175         Bella Hair Salon                                                     2,400          15.00%           09/01/09
  176
  177         C&T Mortgage Corporation                                             1,426           9.62%           12/31/06
  178
  179         Columbia Beauty Supply                                               1,454          11.20%           03/31/09
  180         Georgio's Subs                                                       1,300          16.67%           11/30/12
  181
  182
  183

MORTGAGE
  LOAN                                         LARGEST AFFILIATED SPONSOR FLAG
 NUMBER          LOCKBOX                             (> THAN 4% OF POOL)
-------------------------------------------------------------------------------------------------

   1              Day 1                  Ralph Sitt, Marilyn Sitt and Sharon Sutton
   2              Day 1            Gary Barnett & Strategic Investment Property Fund, Inc.
   3              Day 1                                Joseph Moinian
   4              Day 1                  Beacon Capital Strategic Partners III, L.P.
   5              Day 1
   6              Day 1                  Beacon Capital Strategic Partners III, L.P.
   7              Day 1
   8              Day 1                  Beacon Capital Strategic Partners III, L.P.
   9              Day 1                                Joseph Moinian
   10
   11
   12           Springing
   13           Springing
   15
   16           Springing
   17
  17.1
  17.2
  17.3
  17.4
  17.5
  17.6
  17.7
  17.8
  17.9
 17.10
 17.11
   19
  19.1
  19.2
  19.3
  19.4
  19.5
  19.6
  19.7
  19.8
  19.9
   20             Day 1
   21
   23
   25
   26
   27           Springing
   28             Day 1
   29             Day 1
   30             Day 1
   31
   34
   35
   36
   37             Day 1
   39
   41             Day 1
   44
   45             Day 1
   46           Springing
   47
   48
   49
   50
   51
   52             Day 1
   54
   55
   56             Day 1
   57
   58           Springing                          Extra Space Storage LP
   59
   60
   62             Day 1
   63
   64           Springing                          Extra Space Storage LP
   65
   66
   68             Day 1
   69           Springing
   70             Day 1
   71
   72
   73
   74             Day 1
   75
   76             Day 1
   77           Springing                          Extra Space Storage LP
   78
   79
   80             Day 1
   81
   82
   83
   84           Springing                          Extra Space Storage LP
   85
   86           Springing                          Extra Space Storage LP
   87           Springing                          Extra Space Storage LP
   88           Springing                          Extra Space Storage LP
   89             Day 1
   90
   91           Springing                          Extra Space Storage LP
   92             Day 1
   93
  93.1
  93.2
   94
   95
   96           Springing                          Extra Space Storage LP
   97
   99             Day 1
  100
  101           Springing
  102
  103
  104
  105           Springing                          Extra Space Storage LP
  106           Springing                          Extra Space Storage LP
  107
  108
  109           Springing                          Extra Space Storage LP
  110
  111
  112           Springing                          Extra Space Storage LP
  113
  114
  115           Springing                          Extra Space Storage LP
  118           Springing                          Extra Space Storage LP
  119           Springing
  120
  121           Springing                          Extra Space Storage LP
  122
  123           Springing                          Extra Space Storage LP
  124
  125
  126
  127           Springing
  128           Springing                          Extra Space Storage LP
  129           Springing                          Extra Space Storage LP
  130
  131
  132
  133
  134
  135
  136
  137           Springing                          Extra Space Storage LP
  138           Springing
  140
  141           Springing
  142           Springing
 142.1
 142.2
  143
  144
  145           Springing
  146
  147
  149           Springing
  150           Springing                          Extra Space Storage LP
  151
  152           Springing
  153           Springing
  154
  155           Springing                          Extra Space Storage LP
  156
  157
  158           Springing
  159           Springing                          Extra Space Storage LP
  160           Springing
  162
  163
  164           Springing                          Extra Space Storage LP
  165           Springing                          Extra Space Storage LP
  166
  167
  168
  169           Springing                          Extra Space Storage LP
  170
  171
  172
  174
  175
  176           Springing
  177
  178
  179
  180
  181
  182           Springing
  183

(1) Two Mortgage Loans (loan numbrs 2 and 3), representing 10.0% of the Cut-Off
Date Pool Balance (11.1% of Loan Group 1 Balance), are part of a split loan structure and the related pari passu companion loans are not included in the trust fund. With respect to these Mortgage Loans, unless otherwise specified, the calculation of Balance per SF, LTV ratios and DSC ratios were based upon the aggregate indebtedness of these Mortgage Loans and the related pari passu companion loans.

(2) For purposes of determining the DSC Ratio of 1 Mortgage Loan (loan number
120), representing 0.2% of the Cut-Off Date Pool Balance (0.2% of Loan Group 1
Balance), the debt service payments were adjusted by taking into account amounts available in cash reserves.

(3) Pursuant to the Annex A-6 AON Payment Schedule, monthly debt service payments increase to coincide with applicable rent bumps.

(4) ADG Pool Two Appraisal Value is $1,520,000 greater than the sum of the individual Mortgaged Property appraisal values pursuant to a letter dated August
20, 2004, from Joseph J. Blake and Associates, Inc., that cites increased value through the realization of economies of scale in the management of the individual properties as a portfolio.

See "DESCRIPTION OF THE MORTGAGE POOL - Additional Mortgage Loan Information" in
the prospectus supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C16

ANNEX A-1B
----------

           CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
                           PROPERTIES IN LOAN GROUP 2

MORTGAGE  LOAN
  LOAN   GROUP
 NUMBER  NUMBER                          PROPERTY NAME
-------------------------------------------------------------------------------

   14      2     Willowbrook Apartments
   18      2     Boardwalk at Appleyard
   22      2     Victory Village Apartments
   24      2     The Clairmont Apartments
   32      2     The Castilian
   33      2     Casa Bandera Apartments
   38      2     Brookshire Square Apartments
   40      2     Fountain Village Apartments
   42      2     Rancho Del Rey Apartments
   43      2     Eagle Point Apartments
   53      2     Cypress Village Apartments
   61      2     The Heights Apartments
   67      2     ADG MHP Pool Three
  67.1           Evergreen Estates
  67.2           Cloverleaf
  67.3           Maplewood
  67.4           Alexandria
  67.5           Shamrock
   98      2     Bridgewater Apartments
  116      2     Newberry Apartments/Pine Tree Village Pool
 116.1           Pine Tree Village Apartments
 116.2           Newberry Apartments
  117      2     Aspen Grove Apartments
  139      2     The Carolina Apartments
  148      2     Summerhill Townhomes & Miller Avenue Apartments
 148.1           Summerhill Townhomes
 148.2           Miller Avenue Apartments
  161      2     ADG - The Northrup Court Apartments
  173      2     Crestview Apartments

MORTGAGE
  LOAN
 NUMBER                                              ADDRESS                                   CITY        STATE       ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------

   14     2601 South Pavilion Center Drive                                           Las Vegas               NV          89135
   18     2526 West Tennessee Street                                                 Tallahassee             FL          32304
   22     501 East Lake Mead Drive                                                   Henderson               NV          89015
   24     8413 George Washington Memorial Highway                                    Yorktown                VA          23692
   32     2323 San Antonio Street                                                    Austin                  TX          78705
   33     855 East University Avenue                                                 Las Cruces              NM          88001
   38     12535 Brookshire Avenue                                                    Downey                  CA          90242
   40     1345 South Kolb Road                                                       Tuscon                  AZ          85710
   42     2701 North Decatur Boulevard                                               Las Vegas               NV          89108
   43     4401 Morris Street NE                                                      Albuquerque             NM          87111
   53     6343 Lincoln Avenue                                                        Buena Park              CA          90260
   61     102 23rd Avenue SW                                                         Puyallup                WA          98371
   67     Various                                                                    Various                 MN         Various
  67.1    415 Western Avenue                                                         Faribault               MN          55021
  67.2    150 Highway 10 North                                                       Saint Cloud             MN          56304
  67.3    1 Maplewood Park                                                           Lake City               MN          55041
  67.4    2205 South Broadway                                                        Alexandria              MN          56308
  67.5    1009 Shamrock Lane                                                         Albany                  MN          56307
   98     720 22nd Avenue East                                                       Alexandria              MN          56308
  116     Various                                                                    Various                 PA         Various
 116.1    2861 Mercer-West Middlesex Road                                            Shenango Township       PA          16159
 116.2    615 Flower Avenue                                                          Grove City              PA          16127
  117     1210 - 1470 Aspen Drive, 1300-1320 Evelyn Drive & 2600-2655 Marilyn Drive  Marysville              MI          48040
  139     215 Paper Mill Road                                                        Lawrenceville           GA          30045
  148     Various                                                                    Fayetteville            NC         Various
 148.1    704 Windy Hill Circle                                                      Fayetteville            NC          28303
 148.2    712-906 Miller Avenue                                                      Fayetteville            NC          28304
  161     805 Applegrove Street NW                                                   North Canton            OH          44720
  173     1020 Thompson Place                                                        Nashville               TN          37217

MORTGAGE                                                                                                              CUT-OFF DATE
  LOAN    CROSS COLLATERALIZED AND        LOAN      GENERAL PROPERTY    SPECIFIC PROPERTY       ORIGINAL LOAN         LOAN BALANCE
 NUMBER   CROSS DEFAULTED LOAN FLAG    ORIGINATOR         TYPE                 TYPE              BALANCE ($)               ($)
------------------------------------------------------------------------------------------------------------------------------------

   14                                   Wachovia       Multifamily         Conventional         30,000,000.00         30,000,000.00
   18                                   Wachovia       Multifamily       Student Housing        25,500,000.00         25,445,896.96
   22                                   Wachovia       Multifamily         Conventional         19,000,000.00         19,000,000.00
   24                                   Wachovia       Multifamily         Conventional         17,500,000.00         17,462,155.33
   32                                   Wachovia       Multifamily       Student Housing        14,250,000.00         13,840,636.95
   33                                     AMCC         Multifamily         Conventional         12,750,000.00         12,750,000.00
   38                                   Wachovia       Multifamily         Conventional         11,850,000.00         11,850,000.00
   40                                   Wachovia       Multifamily         Conventional         11,500,000.00         11,500,000.00
   42                                   Wachovia       Multifamily         Conventional         11,100,000.00         11,100,000.00
   43                                   Wachovia       Multifamily         Conventional         11,000,000.00         11,000,000.00
   53                                   Wachovia       Multifamily         Conventional         9,400,000.00          9,400,000.00
   61                                   Wachovia       Multifamily         Conventional         8,000,000.00          8,000,000.00
   67           ADG Portfolio           Wachovia    Mobile Home Park     Mobile Home Park       7,548,000.00          7,548,000.00
  67.1                                              Mobile Home Park     Mobile Home Park
  67.2                                              Mobile Home Park     Mobile Home Park
  67.3                                              Mobile Home Park     Mobile Home Park
  67.4                                              Mobile Home Park     Mobile Home Park
  67.5                                              Mobile Home Park     Mobile Home Park
   98                                     AMCC         Multifamily         Conventional         4,800,000.00          4,800,000.00
  116                                   Wachovia       Multifamily         Conventional         4,100,000.00          4,100,000.00
 116.1                                                 Multifamily         Conventional
 116.2                                                 Multifamily         Conventional
  117                                     AMCC         Multifamily         Conventional         4,050,000.00          4,050,000.00
  139                                   Wachovia       Multifamily         Conventional         3,100,000.00          3,097,080.48
  148                                     AMCC         Multifamily         Conventional         2,900,000.00          2,891,387.92
 148.1                                                 Multifamily         Conventional
 148.2                                                 Multifamily         Conventional
  161           ADG Portfolio           Wachovia       Multifamily         Conventional         2,140,000.00          2,140,000.00
  173                                     AMCC         Multifamily         Conventional         1,675,000.00          1,672,891.30

                                                                                                                           INTEREST
MORTGAGE    % OF AGGREGATE   % OF LOAN                                                          LOAN         INTEREST       ACCRUAL
  LOAN       CUT-OFF DATE     GROUP 2   ORIGINATION  FIRST PAY   MATURITY DATE  MORTGAGE   ADMINISTRATIVE    ACCRUAL        METHOD
 NUMBER        BALANCE        BALANCE       DATE        DATE        OR ARD        RATE        COST RATE       METHOD       DURING IO
------------------------------------------------------------------------------------------------------------------------------------

   14           1.45%          14.17%     09/30/04    11/11/04     10/11/14     5.3900%       0.04117%      Actual/360    Actual/360
   18           1.23%          12.02%     10/18/04    12/11/04     11/11/14     5.3200%       0.04117%      Actual/360
   22           0.92%          8.98%      09/20/04    11/11/04     10/11/14     5.7850%       0.04117%      Actual/360    Actual/360
   24           0.85%          8.25%      11/09/04    12/11/04     11/11/14     5.2300%       0.04117%      Actual/360
   32           0.67%          6.54%      07/02/03    08/11/03     07/11/13     5.2500%       0.08117%      Actual/360    Actual/360
   33           0.62%          6.02%      12/12/04    02/11/05     01/11/15     5.2800%       0.04117%      Actual/360    Actual/360
   38           0.57%          5.60%      11/18/04    01/11/05     12/11/09     4.6800%       0.04117%      Actual/360    Actual/360
   40           0.56%          5.43%      11/01/04    12/11/04     11/11/09     4.8600%       0.04117%      Actual/360    Actual/360
   42           0.54%          5.24%      09/30/04    11/11/04     10/11/14     5.3300%       0.04117%      Actual/360    Actual/360
   43           0.53%          5.20%      11/15/04    01/11/05     12/11/14     5.3100%       0.04117%      Actual/360    Actual/360
   53           0.46%          4.44%      12/06/04    01/11/05     12/11/09     4.6750%       0.04117%      Actual/360    Actual/360
   61           0.39%          3.78%      11/02/04    12/11/04     11/11/14     5.3000%       0.04117%      Actual/360    Actual/360
   67           0.37%          3.57%      10/01/04    11/11/04     10/11/14     5.6100%       0.04117%      Actual/360    Actual/360
  67.1
  67.2
  67.3
  67.4
  67.5
   98           0.23%          2.27%      12/12/04    02/11/05     01/11/15     5.0800%       0.04117%      Actual/360
  116           0.20%          1.94%      12/15/04    02/11/05     01/11/15     5.4500%       0.04117%      Actual/360
 116.1
 116.2
  117           0.20%          1.91%      01/03/05    02/11/05     01/11/15     6.3300%       0.04117%      Actual/360
  139           0.15%          1.46%      11/08/04    01/01/05     12/01/14     5.5000%       0.09117%      Actual/360
  148           0.14%          1.37%      10/28/04    12/11/04     11/11/14     5.5000%       0.11117%      Actual/360
 148.1
 148.2
  161           0.10%          1.01%      10/01/04    11/11/04     10/11/14     5.6100%       0.04117%      Actual/360    Actual/360
  173           0.08%          0.79%      11/15/04    01/11/05     12/11/14     6.0700%       0.04117%      Actual/360

            ORIGINAL      REMAINING
MORTGAGE     TERM TO       TERM TO     REMAINING   ORIGINAL     REMAINING                 MATURITY DATE OR
  LOAN     MATURITY OR   MATURITY OR   IO PERIOD  AMORT TERM   AMORT TERM    MONTHLY P&I    ARD BALLOON      ARD       PREPAYMENT
 NUMBER    ARD (MOS.)     ARD (MOS.)     (MOS.)     (MOS.)       (MOS.)     PAYMENTS ($)    BALANCE ($)     LOAN       PROVISIONS
------------------------------------------------------------------------------------------------------------------------------------

   14          120           117           33         360          360       168,272.02    26,781,272.58      N     L(48),D(69),O(3)
   18          120           118                      360          358       141,919.56    21,177,254.44      N     L(48),D(69),O(3)
   22          120           117           21         360          360       111,301.65    16,756,356.18      N     L(27),D(90),O(3)
   24          120           118                      360          358        96,418.98    14,491,999.91      N     L(48),D(68),O(4)
   32          120           102                      300          282        85,392.80    11,190,755.27      Y     L(42),D(75),O(3)
   33          120           120           24         360          360        70,643.07    11,108,792.26      N     L(36),D(81),O(3)
   38          60             59           23         360          360        61,316.21    11,293,353.76      Y     L(25),D(32),O(3)
   40          60             58           22         360          360        60,754.29    10,977,594.35      N     L(48),D(9),O(3)
   42          120           117           33         360          360        61,845.77     9,896,619.25      N     L(27),D(90),O(3)
   43          120           119           23         360          360        61,151.84     9,591,707.99      N     L(48),D(69),O(3)
   53          60             59           23         360          360        48,610.81     8,958,028.91      Y     L(25),D(32),O(3)
   61          120           118           34         360          360        44,424.37     7,127,820.92      N     L(26),D(91),O(3)
   67          120           117           21         360          360        43,379.09     6,629,444.23      N     L(27),D(90),O(3)
  67.1
  67.2
  67.3
  67.4
  67.5
   98          120           120                      360          360        26,002.63     3,955,775.88      N     L(36),D(81),O(3)
  116          120           120                      300          300        25,055.31     3,114,517.11      N     L(24),D(92),O(4)
 116.1
 116.2
  117          120           120                      300          300        26,917.24     3,169,847.73      N     L(36),D(81),O(3)
  139          120           119                      360          359        17,601.46     2,589,202.71      N     L(25),D(91),O(4)
  148          120           118                      300          298        17,808.54     2,206,877.62      N     L(36),D(81),O(3)
 148.1
 148.2
  161          120           117           21         360          360        12,298.79     1,879,571.93      N     L(27),D(90),O(3)
  173          120           119                      300          299        10,863.83     1,299,916.43      N     L(36),D(81),O(3)

 MORTGAGE                                                                  LTV RATIO AT
   LOAN                            APPRAISAL                CUT-OFF DATE    MATURITY OR    YEAR       YEAR
  NUMBER    APPRAISED VALUE ($)       DATE      DSCR (X)     LTV RATIO          ARD       BUILT     RENOVATED
-------------------------------------------------------------------------------------------------------------

    14          47,080,000          08/29/04      1.55         63.72%         56.88%       2001
    18          36,500,000          08/26/04      1.52         69.71%         58.02%       2003
    22          27,100,000          07/14/04      1.27         70.11%         61.83%       1996
    24          25,200,000          08/01/04      1.43         69.29%         57.51%       2004
    32          21,500,000          01/01/04      1.42         64.38%         52.05%       1966       2003
    33          17,600,000          10/25/04      1.36         72.44%         63.12%       2002
    38          14,800,000          10/27/04      1.26         80.07%         76.31%       1965       2003
    40          15,400,000          09/24/04      1.28         74.68%         71.28%       1972
    42          14,700,000          08/20/04      1.21         75.51%         67.32%       1996
    43          13,800,000          09/24/04      1.21         79.71%         69.51%       1985
    53          12,400,000          10/27/04      1.31         75.81%         72.24%       1962       2003
    61          10,770,000          09/19/04      1.36         74.28%         66.18%       2003
    67           9,435,000          Various       1.35         80.00%         70.26%     Various
   67.1          3,260,000          08/04/04                                               1969
   67.2          3,220,000          08/03/04                                               1953
   67.3          1,275,000          08/04/04                                               1974
   67.4          1,220,000          08/03/04                                               1968
   67.5           460,000           08/03/04                                               1971
    98           6,000,000          11/02/04      1.48         80.00%         65.93%       2001
   116           5,200,000          10/05/04      1.28         78.85%         59.89%     Various
  116.1          3,400,000          10/05/04                                               1982
  116.2          1,800,000          10/05/04                                               1985
   117           5,550,000          09/10/04      1.35         72.97%         57.11%       1985
   139           3,875,000          06/03/04      1.37         79.92%         66.82%       1970       2004
   148           3,860,000          08/19/04      1.40         74.91%         57.17%     Various
  148.1          3,250,000          08/19/04                                               1978
  148.2           610,000           08/19/04                                               1970
   161           2,675,000          08/09/04      1.21         80.00%         70.26%       1986
   173           2,700,000          09/17/04      1.74         61.96%         48.15%       1965       2004

MORTGAGE                                   CUT-OFF DATE
  LOAN         NUMBER OF     UNIT OF       LOAN AMOUNT           OCCUPANCY     OCCUPANCY
 NUMBER          UNITS       MEASURE      PER (UNIT) ($)           RATE       "AS OF" DATE               MOST RECENT PERIOD
-----------------------------------------------------------------------------------------------------------------------------------

   14             364         Units           82,418              90.11%        10/13/04                    In-Place UW
   18             936         Beds            27,186              99.47%        10/12/04
   22             320         Units           59,375              96.88%        08/22/04             T-3 06/04-08/04 Annualized
   24             216         Units           80,843              72.69%        11/01/04                 In-Place 11/30/04
   32             711         Beds            19,466              81.35%        11/01/04                    TTM 04/30/04
   33             232         Units           54,957              100.00%       10/01/04            T-10 01/04-10/04 Annualized
   38             112         Units          105,804              91.65%        09/28/04                    TTM 10/31/04
   40             410         Units           28,049              89.76%        11/29/04                     Annualized
   42             192         Units           57,813              96.88%        09/22/04       T3 Inc Annualized, T12 Exp, Thru 8/04
   43             332         Units           33,133              85.84%        11/29/04                        TTM
   53             88          Units          106,818              93.18%        09/28/04            T-10 01/04-10/04 Annualized
   61             106         Units           75,472              91.51%        10/20/04             T-3 05/04-07/04 Annualized
   67             524         Pads            14,405              94.28%        07/31/04                    TTM 07/31/04
  67.1            161         Pads                                98.76%        07/31/04                    TTM 07/31/04
  67.2            168         Pads                                89.29%        07/31/04                    TTM 07/31/04
  67.3            75          Pads                                97.33%        07/31/04                    TTM 07/31/04
  67.4            89          Pads                                91.01%        07/31/04                    TTM 07/31/04
  67.5            31          Pads                                100.00%       07/31/04                    TTM 07/31/04
   98             80          Units           60,000              96.25%        10/04/04                    TTM 09/30/04
  116             180         Units           22,778              99.44%        10/01/04                  2004 Annualized
 116.1            128         Units                               99.22%        10/01/04
 116.2            52          Units                               100.00%       10/01/04
  117             218         Units           18,578              87.16%        08/31/04             T-8 01/04-08/04 Annualized
  139             82          Units           37,769              96.34%        07/10/04                    TTM 05/31/04
  148             88          Units           32,857              98.86%        Various                     TTM 06/30/04
 148.1            64          Units                               100.00%       07/19/04                    TTM 06/30/04
 148.2            24          Units                               95.83%        09/12/04                    TTM 06/30/04
  161             90          Units           23,778              92.22%        07/31/04                    TTM 07/31/04
  173             125         Units           13,383              96.00%        11/02/04             T-9 01/04-09/04 Annualized

MORTGAGE                                                                                                 UW NET
  LOAN    MOST RECENT      MOST RECENT    MOST RECENT    MOST RECENT    UW REVENUES          UW        OPERATING       UW NET CASH
 NUMBER   REVENUES ($)     EXPENSES ($)     NOI ($)        NCF ($)          ($)         EXPENSES ($)   INCOME ($)        FLOW ($)
------------------------------------------------------------------------------------------------------------------------------------

   14      4,153,188        1,290,912      2,862,276      2,771,276      4,526,766        1,296,899    3,229,867        3,138,867
   18                                                                    5,524,100        2,817,857    2,706,243        2,580,819
   22      3,044,525         997,047       2,047,478      1,967,478      2,862,111        1,091,992    1,770,119        1,690,119
   24      1,771,860         606,338       1,165,522      1,111,522      2,334,440         628,877     1,705,563        1,651,563
   32      3,755,391        2,833,019       922,372        744,622       4,795,082        3,160,303    1,634,779        1,457,029
   33      1,554,268         491,367       1,062,901      1,057,237      1,800,391         586,503     1,213,888        1,155,888
   38      1,438,065         566,542        871,523        843,523       1,515,155         563,532      951,623          923,623
   40      2,575,896        1,678,320       897,576        815,576       2,566,723        1,552,217    1,014,506         932,506
   42      1,662,080         698,208        963,872        915,872       1,657,636         709,420      948,215          900,215
   43      1,930,752        1,047,834       882,918        824,818       1,942,851         994,261      948,590          890,490
   53      1,150,528         435,534        714,994        693,434       1,224,285         438,585      785,700          763,700
   61      1,054,637         378,553        676,084        652,234       1,131,422         381,844      749,578          725,728
   67      1,360,382         643,987        716,395        703,295       1,360,382         643,987      716,395          703,295
  67.1      473,070          208,949        264,121        260,096        473,070          208,949      264,121          260,096
  67.2      451,959          229,898        222,061        217,861        451,959          229,898      222,061          217,861
  67.3      168,710           74,705         94,005         92,130        168,710          74,705        94,005           92,130
  67.4      196,333           97,191         99,142         96,917        196,333          97,191        99,142           96,917
  67.5       70,310           33,244         37,066         36,291        70,310           33,244        37,066           36,291
   98       526,200          176,859        349,341        342,925        709,835          230,534      479,301          461,301
  116      1,154,200         663,858        490,342        439,542       1,130,686         696,344      434,342          383,542
 116.1
 116.2
  117      1,163,667         671,372        492,295        412,996       1,175,052         684,648      490,404          434,596
  139       516,776          213,479        303,297        289,685        516,680          213,474      303,206          289,594
  148       516,983          191,071        325,912        325,912        517,327          191,336      325,991          299,591
 148.1      406,319          170,087        236,232        236,232        408,229          147,013      261,216          242,016
 148.2      110,664           20,984         89,680         89,680        109,098          44,323        64,775           57,575
  161       406,601          226,218        180,383        158,222        406,601          205,422      201,179          179,018
  173       606,340          335,388        270,951        170,657        606,950          348,241      258,710          227,460

MORTGAGE                                                      LARGEST          LARGEST
  LOAN                                                       TENANT SQ.         TENANT        LARGEST TENANT
 NUMBER       LARGEST TENANT NAME                                FT.           % OF NRA          EXP. DATE
----------------------------------------------------------------------------------------------------------------

   14
   18
   22
   24
   32
   33
   38
   40
   42
   43
   53
   61
   67
  67.1
  67.2
  67.3
  67.4
  67.5
   98
  116
 116.1
 116.2
  117
  139
  148
 148.1
 148.2
  161
  173

                                                                                      2ND
MORTGAGE                                                        2ND LARGEST         LARGEST         2ND LARGEST
  LOAN                                                           TENANT SQ.         TENANT %          TENANT
 NUMBER       2ND LARGEST TENANT NAME                                FT.             OF NRA          EXP. DATE
--------------------------------------------------------------------------------------------------------------------

   14
   18
   22
   24
   32
   33
   38
   40
   42
   43
   53
   61
   67
  67.1
  67.2
  67.3
  67.4
  67.5
   98
  116
 116.1
 116.2
  117
  139
  148
 148.1
 148.2
  161
  173

                                                             3RD      3RD
MORTGAGE                                                   LARGEST  LARGEST   3RD LARGEST
  LOAN                                                     TENANT   TENANT %  TENANT EXP.            LARGEST AFFILIATED SPONSOR FLAG
 NUMBER  3RD LARGEST TENANT NAME                           SQ. FT    OF NRA       DATE     LOCKBOX         (> THAN 4% OF POOL)
------------------------------------------------------------------------------------------------------------------------------------

   14                                                                                     Springing
   18
   22
   24                                                                                     Springing
   32                                                                                     Springing
   33
   38                                                                                     Springing
   40
   42
   43
   53                                                                                     Springing
   61
   67
  67.1
  67.2
  67.3
  67.4
  67.5
   98
  116
 116.1
 116.2
  117
  139
  148
 148.1
 148.2
  161
  173

See "DESCRIPTION OF THE MORTGAGE POOL - Additional Mortgage Loan Information" in
the prospectus supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C16

ANNEX A-2
---------

         CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

MORTGAGE         LOAN
  LOAN           GROUP
 NUMBER         NUMBER    PROPERTY NAME
-------------------------------------------------------------------------------------

   14              2      Willowbrook Apartments
   18              2      Boardwalk at Appleyard
   22              2      Victory Village Apartments
   24              2      The Clairmont Apartments
   32              2      The Castilian
   33              2      Casa Bandera Apartments
   38              2      Brookshire Square Apartments
   40              2      Fountain Village Apartments
   42              2      Rancho Del Rey Apartments
   43              2      Eagle Point Apartments
   51              1      Veterans Park Commons
   53              2      Cypress Village Apartments
   60              1      Lyncrest Manor Apartments
   61              2      The Heights Apartments
   65              1      One Monument
   72              1      Edgewater on Lanier Apartments
   78              1      Bell Station Apartments
   79              1      Silver Park Apartments
   98              2      Bridgewater Apartments
  116              2      Newberry Apartments/Pine Tree Village Pool
 116.1                    Pine Tree Village Apartments
 116.2                    Newberry Apartments
  117              2      Aspen Grove Apartments
  134              1      Pointe West Apartments
  139              2      The Carolina Apartments
  148              2      Summerhill Townhomes & Miller Avenue Apartments
 148.1                    Summerhill Townhomes
 148.2                    Miller Avenue Apartments
  161              2      ADG - The Northrup Court Apartments
  173              2      Crestview Apartments

MORTGAGE
  LOAN                                                                                                                      PROPERTY
 NUMBER       PROPERTY ADDRESS                                                                   PROPERTY CITY                STATE
------------------------------------------------------------------------------------------------------------------------------------

   14         2601 South Pavilion Center Drive                                                   Las Vegas                     NV
   18         2526 West Tennessee Street                                                         Tallahassee                   FL
   22         501 East Lake Mead Drive                                                           Henderson                     NV
   24         8413 George Washington Memorial Highway                                            Yorktown                      VA
   32         2323 San Antonio Street                                                            Austin                        TX
   33         855 East University Avenue                                                         Las Cruces                    NM
   38         12535 Brookshire Avenue                                                            Downey                        CA
   40         1345 South Kolb Road                                                               Tuscon                        AZ
   42         2701 North Decatur Boulevard                                                       Las Vegas                     NV
   43         4401 Morris Street NE                                                              Albuquerque                   NM
   51         161 Halyburton Memorial Parkway                                                    Wilmington                    NC
   53         6343 Lincoln Avenue                                                                Buena Park                    CA
   60         6300, 6320 & 6500 South Avalon Avenue; 6401 South Lyncrest Avenue                  Sioux Falls                   SD
   61         102 23rd Avenue SW                                                                 Puyallup                      WA
   65         421 Stuart Circle                                                                  Richmond                      VA
   72         2149 Old Thompson Bridge Road                                                      Gainesville                   GA
   78         3201 Watchman Drive                                                                Montgomery                    AL
   79         901 Bayshore Boulevard                                                             San Francisco                 CA
   98         720 22nd Avenue East                                                               Alexandria                    MN
  116         Various                                                                            Various                       PA
 116.1        2861 Mercer-West Middlesex Road                                                    Shenango Township             PA
 116.2        615 Flower Avenue                                                                  Grove City                    PA
  117         1210 - 1470 Aspen Drive, 1300-1320 Evelyn Drive & 2600-2655 Marilyn Drive          Marysville                    MI
  134         1815,1901 & 1921 West 18th Street                                                  Cedar Falls                   IA
  139         215 Paper Mill Road                                                                Lawrenceville                 GA
  148         Various                                                                            Fayetteville                  NC
 148.1        704 Windy Hill Circle                                                              Fayetteville                  NC
 148.2        712-906 Miller Avenue                                                              Fayetteville                  NC
  161         805 Applegrove Street NW                                                           North Canton                  OH
  173         1020 Thompson Place                                                                Nashville                     TN

MORTGAGE                                  GENERAL                                                  NUMBER      NUMBER       NUMBER
  LOAN      PROPERTY                     PROPERTY    SPECIFIC PROPERTY   ELEVATOR   UTILITIES    OF STUDIO   OF 1 BR      OF 2 BR
 NUMBER     ZIP CODE      COUNTY           TYPE            TYPE         BUILDINGS  TENANT PAYS      UNITS      UNITS        UNITS
------------------------------------------------------------------------------------------------------------------------------------

   14         89135       Clark         Multifamily    Conventional         N        E,W,S,T                     64          208
   18         32304        Leon         Multifamily   Student Housing       N          None
   22         89015       Clark         Multifamily    Conventional         N          E,G                       56          184
   24         23692        York         Multifamily    Conventional         N         E,P,C                      36          132
   32         78705       Travis        Multifamily   Student Housing       Y          P,I                       31          340
   33         88001      Dona Ana       Multifamily    Conventional         N                                    36          148
   38         90242    Los Angeles      Multifamily    Conventional         N          E,G                       30           40
   40         85710        Pima         Multifamily    Conventional         N          P,C           33          87          210
   42         89108       Clark         Multifamily    Conventional         N       E,G,W,S,T                    80           96
   43         87111     Bernalillo      Multifamily    Conventional         N        E,G,P,C         34         166          132
   51         28412    New Hanover      Multifamily    Conventional         N        E,G,P,C                     37          175
   53         90260       Orange        Multifamily    Conventional         N          E,G                                    88
   60         57108      Lincoln        Multifamily    Conventional         Y          E,G                      120           87
   61         98371       Pierce        Multifamily    Conventional         N         E,W,S                      42           58
   65         23220   Richmond City     Multifamily    Conventional         Y           E                                     15
   72         30501        Hall         Multifamily    Conventional         N           E                        60          108
   78         36116     Montgomery      Multifamily    Conventional         N        W,E,P,C                     64           56
   79         94124   San Francisco     Multifamily      Section 8          Y          E,G                       39           1
   98         56308      Douglas        Multifamily    Conventional         Y           E                        28           42
  116        Various      Mercer        Multifamily    Conventional         N        Various                  Various      Various
 116.1        16159       Mercer        Multifamily    Conventional         N         Varies                     36           76
 116.2        16127       Mercer        Multifamily    Conventional         N        E,G,W,S                     42           10
  117         48040     St. Clair       Multifamily    Conventional         N           E            24         152           42
  134         50613     Black Hawk      Multifamily    Conventional         N           E                        15           57
  139         30045      Gwinnett       Multifamily    Conventional         N       E,W,S,P,C                                 82
  148        Various    Cumberland      Multifamily    Conventional         N        Various                  Various      Various
 148.1        28303     Cumberland      Multifamily    Conventional         N         W,E,G                                   64
 148.2        28304     Cumberland      Multifamily    Conventional         N           E                        24
  161         44720       Stark         Multifamily    Conventional         N           E            24          58           7
  173         37217      Davidson       Multifamily    Conventional         N          W,E           42          79           4

                                        AVERAGE              AVERAGE              AVERAGE            AVERAGE            AVERAGE
MORTGAGE      NUMBER       NUMBER      RENT; RENT          RENT; RENT           RENT; RENT          RENT; RENT         RENT; RENT
  LOAN        OF 3 BR     OF 4+ BR      RANGES -           RANGES - 1           RANGES - 2          RANGES - 3        RANGES - 4+
 NUMBER        UNITS        UNITS     STUDIO UNITS          BR UNITS             BR UNITS            BR UNITS           BR UNITS
------------------------------------------------------------------------------------------------------------------------------------

   14           92                                         859;842-876         1139;950-1352      1326;1183-1413
   18                        234                                                                                      515;515-515
   22           80                                         710;710-710          805;805-805        915;915-915
   24           48                                         840;825-855         1016;995-1055      1165;1150-1180
   32                                                      944;944-944          634;634-634
   33           48                                         588;585-605          666;660-720        797;795-840
   38           42                                         849;799-899        1174;1049-1299      1374;1199-1549
   40           80                    449;449-449          546;530-555          681;620-745        780;780-780
   42           16                                         670;670-670          805;805-805        970;970-970
   43                                 435;435-435          518;505-548          653;625-660
   51            1                                         500;495-695          695;695-695        725;725-725
   53                                                                         1300;1300-1300
   60                                                      660;595-700          771;725-860
   61            6                                         835;775-915         997;916-1025       1248;1205-1290
   65           19                                                            1733;1100-2600      2353;1300-2900
   72           12                                         625;625-625          735;735-735        850;850-850
   78           32                                         585;585-585          665;665-665        765;765-765
   79                                                    1513;1040-1600       2000;2000-2000
   98           10                                         649;584-720          751;710-795        911;865-945
  116         Various                                        Various              Various            Various
 116.1          16                                         486;400-695          575;515-725        662;590-946
 116.2                                                     454;414-515          581;545-608
  117                                 397;380-400          475;450-645          599;575-675
  134            3                                         571;550-595          773;675-850       1050;1050-1050
  139                                                                           600;575-625
  148                                                        Various              Various
 148.1                                                                          534;470-595
 148.2                                                     399;395-425
  161                                 325;325-325          415;415-415          549;549-549
  173                                 365;365-365          430;430-430          495;495-495

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C16

ANNEX A-3
---------

                           RESERVE ACCOUNT INFORMATION

MORTGAGE    LOAN
  LOAN     GROUP                                                                          GENERAL PROPERTY     SPECIFIC PROPERTY
 NUMBER    NUMBER PROPERTY NAME                                                                 TYPE                 TYPE
------------------------------------------------------------------------------------------------------------------------------------

   1         1    6 Times Square                                                               Office                 CBD
   2         1    175 West Jackson                                                             Office                 CBD
   3         1    180 Maiden Lane                                                              Office                 CBD
   4         1    Figueroa Plaza                                                               Office                 CBD
   5         1    Hotel Gansevoort                                                          Hospitality          Full Service
   6         1    900 Fourth Avenue                                                            Office                 CBD
   7         1    AON Office Building                                                          Office              Suburban
   8         1    116 Huntington Avenue                                                        Office                 CBD
   9         1    17 Battery Place North                                                       Office                 CBD
   10        1    Gilroy Crossing Shopping Center                                              Retail              Anchored
   11        1    Cameron Village                                                              Retail              Anchored
   12        1    Beach Shopping Center                                                        Retail              Anchored
   13        1    Westgate Business Center                                                   Mixed Use     Retail/Office/Industrial
   14        2    Willowbrook Apartments                                                    Multifamily          Conventional
   15        1    The Hub Office Building                                                      Office                 CBD
   16        1    The Edgewater Hotel                                                       Hospitality          Full Service
   17        1    ADG MHP Pool Two                                                        Mobile Home Park     Mobile Home Park
  17.1            Bridgeview Gardens                                                      Mobile Home Park     Mobile Home Park
  17.2            South Hills                                                             Mobile Home Park     Mobile Home Park
  17.3            Country Crossing                                                        Mobile Home Park     Mobile Home Park
  17.4            Lake Onalaska                                                           Mobile Home Park     Mobile Home Park
  17.5            Manor Hill                                                              Mobile Home Park     Mobile Home Park
  17.6            Camelot Acres                                                           Mobile Home Park     Mobile Home Park
  17.7            Birch Terrace                                                           Mobile Home Park     Mobile Home Park
  17.8            Spring Brook Village                                                    Mobile Home Park     Mobile Home Park
  17.9            Lakeshore Terrace                                                       Mobile Home Park     Mobile Home Park
 17.10            The Maples                                                              Mobile Home Park     Mobile Home Park
 17.11            Parkview Terrace                                                        Mobile Home Park     Mobile Home Park
   18        2    Boardwalk at Appleyard                                                    Multifamily         Student Housing
   19        1    Jemal Pool                                                                  Various               Various
  19.1            700-702 7th Street, NW                                                     Mixed Use           Office/Retail
  19.2            2715 M Corcoran Condominiums                                               Mixed Use     Office/Retail/Multifamily
  19.3            Orme Building                                                                Office                 CBD
  19.4            Norman Jemal Building                                                      Mixed Use           Office/Retail
  19.5            603-607 King Street                                                        Mixed Use           Retail/Office
  19.6            1311-1313 F Street, NW                                                     Mixed Use           Office/Retail
  19.7            Xando                                                                      Mixed Use           Retail/Office
  19.8            Tommy Joes                                                                   Retail             Unanchored
  19.9            1817 M Street, NW                                                            Retail             Unanchored
   20        1    Thousand Oaks Medical Office Building                                      Mixed Use          Office/Medical
   21        1    Vista Del Lago                                                               Retail             Unanchored
   22        2    Victory Village Apartments                                                Multifamily          Conventional
   23        1    5 West 37th Street                                                           Office                 CBD
   24        2    The Clairmont Apartments                                                  Multifamily          Conventional
   25        1    Anchorage Power Center                                                       Retail              Anchored
   26        1    Aiken Mall                                                                   Retail              Anchored
   27        1    1007 Church Street                                                           Office              Suburban
   28        1    Comfort Inn & Suites Hotel Circle                                         Hospitality         Limited Service
   29        1    Portofino Inn & Suites                                                    Hospitality         Limited Service
   30        1    East Windsor Towne Center                                                    Retail              Anchored
   31        1    Residence Inn #2 - Arcadia, CA                                            Hospitality          Extended Stay
   32        2    The Castilian                                                             Multifamily         Student Housing
   33        2    Casa Bandera Apartments                                                   Multifamily          Conventional
   34        1    Residence Inn #2 - Irvine, CA                                             Hospitality          Extended Stay
   35        1    Boulevard Crossing Shopping Center                                           Retail              Anchored
   36        1    Coleman Village                                                              Retail              Anchored
   37        1    Hackettstown Mall                                                            Retail              Anchored
   38        2    Brookshire Square Apartments                                              Multifamily          Conventional
   39        1    Washington Square Mall                                                       Retail              Anchored
   40        2    Fountain Village Apartments                                               Multifamily          Conventional
   41        1    Country Village Shopping Center                                              Retail              Anchored
   42        2    Rancho Del Rey Apartments                                                 Multifamily          Conventional
   43        2    Eagle Point Apartments                                                    Multifamily          Conventional
   44        1    Four Points Sheraton - Milwaukee, WI                                      Hospitality          Full Service
   45        1    428-430 North Rodeo Drive                                                    Retail             Unanchored
   46        1    Holcomb 400 Shopping Center                                                  Retail              Anchored
   47        1    The Village at Mirror Lake Shopping Center                                   Retail              Anchored
   48        1    University Commons Shopping Center                                           Retail              Anchored
   49        1    Shoppes at Westgate and Ground Lease                                         Retail           Shadow Anchored
   50        1    Queen of the Valley Medical Arts Building                                    Office               Medical
   51        1    Veterans Park Commons                                                     Multifamily          Conventional
   52        1    Randall's Center Southview                                                   Retail              Anchored
   53        2    Cypress Village Apartments                                                Multifamily          Conventional
   54        1    Seminole Oaks Shopping Center                                                Retail              Anchored
   55        1    Cross Station Center                                                         Retail              Anchored
   56        1    Northview Plaza                                                              Retail              Anchored
   57        1    Lyndon Plaza                                                               Mixed Use           Office/Retail
   58        1    Extra Space Self Storage #1 - Atlanta (Cheshire Bridge Road), GA          Self Storage         Self Storage
   59        1    Residence Inn #2 - Deerfield, IL                                          Hospitality          Extended Stay
   60        1    Lyncrest Manor Apartments                                                 Multifamily          Conventional
   61        2    The Heights Apartments                                                    Multifamily          Conventional
   62        1    Park Central Hotel                                                        Hospitality          Full Service
   63        1    Palmetto Pavilion                                                            Retail              Anchored
   64        1    Extra Space Self Storage #2 - New Orleans, LA                             Self Storage         Self Storage
   65        1    One Monument                                                              Multifamily          Conventional
   66        1    Holiday Park Plaza                                                           Retail              Anchored
   67        2    ADG MHP Pool Three                                                      Mobile Home Park     Mobile Home Park
  67.1            Evergreen Estates                                                       Mobile Home Park     Mobile Home Park
  67.2            Cloverleaf                                                              Mobile Home Park     Mobile Home Park
  67.3            Maplewood                                                               Mobile Home Park     Mobile Home Park
  67.4            Alexandria                                                              Mobile Home Park     Mobile Home Park
  67.5            Shamrock                                                                Mobile Home Park     Mobile Home Park
   68        1    Anaheim Hills Medical Center                                                 Office               Medical
   69        1    Los Angeles Fine Arts & Wine Storage Company                              Self Storage         Self Storage
   70        1    Stater Brothers 3 - Hesperia                                                 Retail            Single Tenant
   71        1    Tenaya Quail Commercial Center                                             Mixed Use      Office/Warehouse/Retail
   72        1    Edgewater on Lanier Apartments                                            Multifamily          Conventional
   73        1    Wyndham Hotel - Mount Laurel, NJ (Ground Lease)                               Land              Hospitality
   74        1    Parkway Plaza                                                                Retail              Anchored
   75        1    Dover Esplanade Building 7                                                   Office              Suburban
   76        1    Broad & Wood Business Center                                               Industrial              Flex
   77        1    Extra Space Self Storage #1 - Dallas, TX                                  Self Storage         Self Storage
   78        1    Bell Station Apartments                                                   Multifamily          Conventional
   79        1    Silver Park Apartments                                                    Multifamily            Section 8
   80        1    Stater Brothers 2 - Victorville (Hook)                                       Retail            Single Tenant
   81        1    Residence Inn #2 - Berwyn, PA                                             Hospitality          Extended Stay
   82        1    Northern Lights Crossing                                                     Retail             Unanchored
   83        1    Homewood Square Plaza                                                        Retail              Anchored
   84        1    Extra Space Self Storage #2 - Richmond, VA                                Self Storage         Self Storage
   85        1    Andrews Avenue Office Building                                               Office              Suburban
   86        1    Extra Space Self Storage #2 - Metairie, LA                                Self Storage         Self Storage
   87        1    Extra Space Self Storage #2 - Orlando, FL                                 Self Storage         Self Storage
   88        1    Extra Space Self Storage #1 - Snellville, GA                              Self Storage         Self Storage
   89        1    Darden Restaurant (Pad)                                                       Land                Retail
   90        1    Breeze Realty                                                              Industrial            Warehouse
   91        1    Extra Space Self Storage #1 - Fort Myers, FL                              Self Storage         Self Storage
   92        1    Stater Brothers 1 - Victorville (Bear Valley)                                Retail            Single Tenant
   93        1    910 & 1310 Camino Del Mar                                                    Office              Suburban
  93.1            910  Camino Del Mar                                                          Office              Suburban
  93.2            1310 Camino Del Mar                                                          Office              Suburban
   94        1    Residence Inn #2 - Greensboro, NC                                         Hospitality          Extended Stay
   95        1    Residence Inn #2 - Jacksonville, FL                                       Hospitality          Extended Stay
   96        1    Extra Space Self Storage #2 - Madeira Beach, FL                           Self Storage         Self Storage
   97        1    Lakeview Village Shopping Center                                             Retail           Shadow Anchored
   98        2    Bridgewater Apartments                                                    Multifamily          Conventional
   99        1    Best Buy - Cerritos                                                          Retail            Single Tenant
  100        1    Walgreens - Seattle, WA                                                      Retail              Anchored
  101        1    CVS - Largo, FL                                                              Retail              Anchored
  102        1    Safeway Eagle Bend Marketplace                                               Retail              Anchored
  103        1    Walgreens - Van Nuys                                                         Retail            Single Tenant
  104        1    The Shops at Bristol Commons                                                 Retail             Unanchored
  105        1    Extra Space Self Storage #2 - Port Charlotte, FL                          Self Storage         Self Storage
  106        1    Extra Space Self Storage #1 - Fort Lauderdale, FL                         Self Storage         Self Storage
  107        1    Walgreens - Gardena                                                          Retail            Single Tenant
  108        1    Residence Inn #2 - Columbia, SC                                           Hospitality          Extended Stay
  109        1    Extra Space Self Storage #2 - Valrico, FL                                 Self Storage         Self Storage
  110        1    Walgreens - Puyallup, WA                                                     Retail              Anchored
  111        1    Village Overlook I&II                                                        Office               Medical
  112        1    Extra Space Self Storage #2 - Stone Mountain, GA                          Self Storage         Self Storage
  113        1    Moana West Annex                                                             Retail             Unanchored
  114        1    Summit Crossing                                                              Office              Suburban
  115        1    Extra Space Self Storage #1 - Goose Creek, SC                             Self Storage         Self Storage
  116        2    Newberry Apartments/Pine Tree Village Pool                                Multifamily          Conventional
 116.1            Pine Tree Village Apartments                                              Multifamily          Conventional
 116.2            Newberry Apartments                                                       Multifamily          Conventional
  117        2    Aspen Grove Apartments                                                    Multifamily          Conventional
  118        1    Extra Space Self Storage #1 - Austin, TX                                  Self Storage         Self Storage
  119        1    CVS - College Station, TX                                                    Retail              Anchored
  120        1    Boat Club Plaza Shopping Center                                              Retail             Unanchored
  121        1    Extra Space Self Storage #1 - Fort Worth, TX                              Self Storage         Self Storage
  122        1    Harbor Village Plaza                                                         Retail              Anchored
  123        1    Extra Space Self Storage #2 - Charleston, SC                              Self Storage         Self Storage
  124        1    Residence Inn #2 - Boca Raton, FL                                         Hospitality          Extended Stay
  125        1    West End Pointe Shopping Center                                              Retail           Shadow Anchored
  126        1    Stor-n-Lock - Palm Desert, CA                                             Self Storage         Self Storage
  127        1    Walgreens - Chelmsford, MA                                                   Retail              Anchored
  128        1    Extra Space Self Storage #1 - Riverview, FL                               Self Storage         Self Storage
  129        1    Extra Space Self Storage #2 - Summerville, SC                             Self Storage         Self Storage
  130        1    Grenoble Square Shopping Center                                              Retail              Anchored
  131        1    Eckerd - McDonough, GA                                                       Retail             Unanchored
  132        1    Residence Inn #2 - Clearwater, FL                                         Hospitality          Extended Stay
  133        1    Residence Inn #2 - Pensacola, FL                                          Hospitality          Extended Stay
  134        1    Pointe West Apartments                                                    Multifamily          Conventional
  135        1    ADG - Oakridge                                                          Mobile Home Park     Mobile Home Park
  136        1    Rose Plaza Shopping Center                                                   Retail           Shadow Anchored
  137        1    Extra Space Self Storage #1 - Columbia, SC                                Self Storage         Self Storage
  138        1    CVS - Gulf Breeze, FL                                                        Retail              Anchored
  139        2    The Carolina Apartments                                                   Multifamily          Conventional
  140        1    1550 Airport Boulevard                                                       Office              Suburban
  141        1    Office Depot & Verizon Wireless at Hickory Village                           Retail              Anchored
  142        1    Dumke Office Pool                                                            Office              Suburban
 142.1            491 South Washburn Street                                                    Office              Suburban
 142.2            450-480 North Koeller Street                                                 Office              Suburban
  143        1    Commercial Arts Building                                                   Mixed Use           Office/Retail
  144        1    Desert Hot Springs Town Center                                               Retail           Shadow Anchored
  145        1    Eckerd - Lower Burrell, PA                                                   Retail             Unanchored
  146        1    Eckerd - Kennesaw, GA                                                        Retail             Unanchored
  147        1    Walgreens - Carrollton, GA                                                   Retail              Anchored
  148        2    Summerhill Townhomes & Miller Avenue Apartments                           Multifamily          Conventional
 148.1            Summerhill Townhomes                                                      Multifamily          Conventional
 148.2            Miller Avenue Apartments                                                  Multifamily          Conventional
  149        1    CVS - Miami, FL                                                              Retail              Anchored
  150        1    Extra Space Self Storage #2 - Atlanta (Roswell Road), GA                  Self Storage         Self Storage
  151        1    CVS - Mesa, AZ                                                               Retail              Anchored
  152        1    Capital Plaza                                                                Retail             Unanchored
  153        1    CVS - Katy, TX                                                               Retail              Anchored
  154        1    Residence Inn #2 - Lubbock, TX                                            Hospitality          Extended Stay
  155        1    Extra Space Self Storage #2 - Alpharetta, GA                              Self Storage         Self Storage
  156        1    ADG - Coachman's Terrace                                                Mobile Home Park     Mobile Home Park
  157        1    Orchard Plaza Shopping Center                                                Retail             Unanchored
  158        1    CVS - League City, TX                                                        Retail              Anchored
  159        1    Extra Space Self Storage #1 - Grand Prairie, TX                           Self Storage         Self Storage
  160        1    Adams Plaza                                                                  Retail           Shadow Anchored
  161        2    ADG - The Northrup Court Apartments                                       Multifamily          Conventional
  162        1    U-Stor Spring Creek                                                       Self Storage         Self Storage
  163        1    DeSoto Beach Hotel                                                        Hospitality    Limited Service Non Flag
  164        1    Extra Space Self Storage #1 - San Antonio (Culebra Road), TX              Self Storage         Self Storage
  165        1    Extra Space Self Storage #1 - Arlington, TX                               Self Storage         Self Storage
  166        1    Park 720 Commercial Center                                                 Mixed Use        Self Storage/Office
  167        1    Rita Ranch Building C                                                        Retail           Shadow Anchored
  168        1    Monticello Business Center I                                                 Retail           Shadow Anchored
  169        1    Extra Space Self Storage #1 - San Antonio (Westchase Drive), TX           Self Storage         Self Storage
  170        1    Stor-n-Lock - Salt Lake City, UT                                          Self Storage         Self Storage
  171        1    La-Z-Boy - Pembroke Pines, FL                                                Retail             Unanchored
  172        1    David's Bridal - Sunrise, FL                                                 Retail             Unanchored
  173        2    Crestview Apartments                                                      Multifamily          Conventional
  174        1    Stor-All - Fort Pierce, FL                                                Self Storage         Self Storage
  175        1    Villa Rica Market Place                                                      Retail             Unanchored
  176        1    Palm Beach Tan Building & Chase Bank (Pad)                                   Retail           Shadow Anchored
  177        1    1615 York Road                                                               Office              Suburban
  178        1    Stor-All - Roswell, GA                                                    Self Storage         Self Storage
  179        1    Ridgely Professional Building                                                Office              Suburban
  180        1    Mt Vernon Retail                                                             Retail             Unanchored
  181        1    ADG - Fifth Avenue                                                      Mobile Home Park     Mobile Home Park
  182        1    Tower Records - Dallas, TX                                                   Retail             Unanchored
  183        1    Blockbuster Video - Mount Dora, FL                                           Retail           Shadow Anchored

                                                     ANNUAL           INITIAL DEPOSIT
MORTGAGE                           MONTHLY         DEPOSIT TO            TO CAPITAL         INITIAL      ONGOING
  LOAN          MONTHLY TAX       INSURANCE        REPLACEMENT          IMPROVEMENTS         TI/LC        TI/LC
 NUMBER            ESCROW           ESCROW          RESERVES              RESERVE           ESCROW       FOOTNOTE
---------------------------------------------------------------------------------------------------------------------

   1              185,590           16,118           44,804                8,688           1,700,000       (1)
   2              549,931           45,996           145,200                                               (1)
   3              616,386           53,595           163,314                                984,714
   4
   5               76,369           18,614           463,670
   6
   7              125,837           14,144           41,241                38,125
   8
   9              132,959           18,719           63,058                20,625
   10
   11
   12              54,992                            22,944                38,125           800,000
   13              22,273           17,008           103,862
   14              23,814                            63,720
   15              59,833                            38,355                                                (1)
   16              32,931           23,928           717,306
   17              24,949           3,977            64,560               103,906
  17.1
  17.2
  17.3
  17.4
  17.5
  17.6
  17.7
  17.8
  17.9
 17.10
 17.11
   18              53,280           9,999            125,424
   19              32,697           2,740            32,593                14,219
  19.1
  19.2
  19.3
  19.4
  19.5
  19.6
  19.7
  19.8
  19.9
   20              24,681           1,821                                                   189,840        (1)
   21              13,105           8,052            10,404                                 500,000        (1)
   22              15,597           4,015            80,004
   23              36,574                            23,800                                                (1)
   24              11,772                            54,000
   25              25,833                            47,118
   26              24,228           6,991            73,313
   27              34,811           2,841            30,637                                                (1)
   28              8,734                             216,368
   29              7,366                             219,455               1,519
   30              29,567                            22,883                                                (1)
   31
   32              36,156           13,479           92,750               864,367
   33              7,954            5,389                                  39,058
   34
   35              3,967            2,064            11,270
   36              8,587            2,094             9,096                6,250                           (1)
   37              21,661                                                                                  (1)
   38              12,452           3,775            27,960                29,624
   39              9,249            3,837            25,257                5,000            800,000
   40              12,255           4,910            35,670                62,438
   41              7,843            3,562            18,276                16,973
   42              10,034           3,279            48,000
   43              9,361            3,605            58,100                78,450
   44              21,838           12,280           600,253
   45              3,258             485              1,467
   46              10,192                            25,311                9,375                           (1)
   47              5,094             988              4,571
   48              13,390           7,505            14,026                                 160,000        (1)
   49                                                 3,691
   50              13,708           1,200            17,844                                 300,000        (1)
   51              7,843            3,740            53,250
   52              18,259           3,556                                  18,750
   53              9,990            2,272            21,576
   54
   55              8,883                             24,989                                                (1)
   56              22,336           3,734            23,203                23,750
   57              13,822           2,930             8,587                1,250
   58              9,315             599             15,888
   59
   60              17,354           1,694
   61              7,784            1,811            21,200
   62              16,952           15,217         5% of Gross             2,750
                            Revenue generated
                            from room revenue
   63
   64              1,631            1,218            12,024
   65              1,172            2,051            11,996
   66              4,832            2,052             5,670
   67              5,435            1,339            13,100               125,280
  67.1
  67.2
  67.3
  67.4
  67.5
   68              5,897            1,324             8,736                19,431            5,460         (1)
   69              1,243            2,568             6,654               121,988
   70
   71              2,416             851              8,325                                 41,600
   72              5,411            4,031            59,760                3,125
   73                                                       TBD--reasonable
                                                             discretion of
                                                               Mortgagee
   74              7,707            2,163             4,944                42,750
   75
   76              4,280            4,746            33,824                                 100,000        (1)
   77              7,681             584             14,112
   78              4,232            4,876            42,408
   79              6,011            1,473
   80
   81
   82              6,198             728              8,679                                                (1)
   83              23,060            896              5,318                                                (1)
   84              3,445             432             11,004
   85              12,710           2,378            11,339                                 160,000        (1)
   86              3,780             993             10,188
   87              5,952            1,895            13,896
   88              3,476             467             12,852
   89
   90              9,800            1,888            14,052                                 100,000
   91              3,544            1,739            11,064
   92                                                 7,744
   93              2,289            1,369             3,557                10,250           41,775         (1)
  93.1
  93.2
   94
   95
   96              4,297            3,045             8,544
   97              3,340             729                                                                   (1)
   98              3,830            1,370            18,000
   99                                                 6,937
  100
  101                                527
  102
  103                                                                      15,000
  104              2,688             493              4,880                1,313                           (1)
  105              5,382            1,334            10,260
  106              6,112            1,430             8,748
  107                                                                      15,000
  108
  109              4,043            1,416             8,076
  110
  111              5,075             802              9,752                14,031
  112              2,181             395             10,824
  113              2,668             676              6,458                68,865           50,000         (1)
  114              4,222            1,237                                  1,250
  115              2,636             321             10,116
  116              10,551           3,959            15,600                75,000
 116.1
 116.2
  117              8,483            5,448            55,727               200,000
  118              7,324             399              8,928
  119                                896
  120              5,675             936              5,426                                                (1)
  121              7,910             496             10,620
  122              5,918            1,657             8,677               154,945            3,615         (1)
  123              1,838             487              7,404
  124
  125              3,002            1,456             4,643                                                (1)
  126              3,388             867              3,272
  127                                                 2,139
  128              3,946            1,262             8,592
  129              4,835             350             10,572
  130              19,174           1,454                                  40,000
  131
  132
  133
  134              13,001            861             26,250               323,866
  135              1,449             407              4,935
  136              14,838            870              3,797                15,075                          (1)
  137              2,743             417              8,952
  138                                303
  139              2,600            1,940            20,496
  140              4,768             425              4,814                                  2,267         (1)
  141              3,822            1,503             5,543                                 150,000        (1)
  142              5,710             643              3,115                                                (1)
 142.1
 142.2
  143                               1,681             9,765                29,375           50,000         (1)
  144              5,728            1,638             8,108                                                (1)
  145                                242              2,072                                                (1)
  146
  147
  148              3,609            1,494            26,400                11,375
 148.1
 148.2
  149                                711
  150              2,739             331              6,216
  151
  152              5,233            1,229             6,471
  153                                584
  154
  155              3,942             364              7,812
  156              1,577             373              5,760                18,900
  157              2,388            1,203             2,693                                 50,000         (1)
  158                                571
  159              7,327             389             10,536
  160              5,007             574              4,114
  161              2,572             925             22,250                1,688
  162              5,879             497              9,392
  163              2,717            2,413            120,000               17,582
  164              3,767             354             14,424
  165              5,303             354             10,452
  166              5,833            1,135            19,320
  167              2,583             215              1,366                                                (1)
  168              4,500             834              2,794                                 55,872         (1)
  169              3,042             325              7,308
  170              2,255             642              2,134
  171                                                                                                      (1)
  172                                                                                                      (1)
  173              3,553            1,575            31,250
  174
  175              1,834             283              2,400                                                (1)
  176                                                                      3,125
  177                                                 2,964                                                (1)
  178                                                                      8,125
  179                                                 2,592                                                (1)
  180              1,079             495              2,262                39,760                          (1)
  181              1,016             189              1,250
  182                                 87
  183                                                                                                      (1)

(1) In addition to any such escrows funded at loan closing for potential TI/LC, these Mortgage Loans require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C16

ANNEX A-4
---------

                           COMMERCIAL TENANT SCHEDULE

MORTGAGE   LOAN                                                                                                       CUT-OFF DATE
  LOAN     GROUP                                                      GENERAL PROPERTY       SPECIFIC PROPERTY            LOAN
 NUMBER   NUMBER                        PROPERTY NAME                       TYPE                    TYPE               BALANCE ($)
----------------------------------------------------------------------------------------------------------------------------------

    1        1    6 Times Square                                           Office                   CBD              115,000,000.00
    2        1    175 West Jackson                                         Office                   CBD              112,500,000.00
    3        1    180 Maiden Lane                                          Office                   CBD               93,000,000.00
    4        1    Figueroa Plaza                                           Office                   CBD               90,000,000.00
    6        1    900 Fourth Avenue                                        Office                   CBD               67,000,000.00
    7        1    AON Office Building                                      Office                 Suburban            64,800,000.00
    8        1    116 Huntington Avenue                                    Office                   CBD               54,000,000.00
    9        1    17 Battery Place North                                   Office                   CBD               53,000,000.00
   10        1    Gilroy Crossing Shopping Center                          Retail                 Anchored            49,000,000.00
   11        1    Cameron Village                                          Retail                 Anchored            47,300,000.00
   12        1    Beach Shopping Center                                    Retail                 Anchored            40,000,000.00
   13        1    Westgate Business Center                                Mixed Use       Retail/Office/Industrial    36,000,000.00
   15        1    The Hub Office Building                                  Office                   CBD               28,451,691.84
   19        1    Jemal Pool                                               Various                Various             24,552,329.76
  19.1            700-702 7th Street, NW                                  Mixed Use            Office/Retail
  19.2            2715 M Corcoran Condominiums                            Mixed Use      Office/Retail/Multifamily
  19.3            Orme Building                                            Office                   CBD
  19.4            Norman Jemal Building                                   Mixed Use            Office/Retail
  19.5            603-607 King Street                                     Mixed Use            Retail/Office
  19.6            1311-1313 F Street, NW                                  Mixed Use            Office/Retail
  19.7            Xando                                                   Mixed Use            Retail/Office
  19.8            Tommy Joes                                               Retail                Unanchored
  19.9            1817 M Street, NW                                        Retail                Unanchored
   20        1    Thousand Oaks Medical Office Building                   Mixed Use            Office/Medical         23,451,817.37
   21        1    Vista Del Lago                                           Retail                Unanchored           22,000,000.00
   23        1    5 West 37th Street                                       Office                   CBD               18,480,000.00
   25        1    Anchorage Power Center                                   Retail                 Anchored            16,962,914.67
   26        1    Aiken Mall                                               Retail                 Anchored            16,500,000.00
   27        1    1007 Church Street                                       Office                 Suburban            15,966,412.62
   30        1    East Windsor Towne Center                                Retail                 Anchored            15,000,000.00
   35        1    Boulevard Crossing Shopping Center                       Retail                 Anchored            12,646,892.27
   36        1    Coleman Village                                          Retail                 Anchored            12,425,000.00
   37        1    Hackettstown Mall                                        Retail                 Anchored            12,000,000.00
   39        1    Washington Square Mall                                   Retail                 Anchored            11,765,368.97
   41        1    Country Village Shopping Center                          Retail                 Anchored            11,235,000.00
   45        1    428-430 North Rodeo Drive                                Retail                Unanchored           10,966,340.40
   46        1    Holcomb 400 Shopping Center                              Retail                 Anchored            10,600,000.00
   47        1    The Village at Mirror Lake Shopping Center               Retail                 Anchored            10,560,000.00
   48        1    University Commons Shopping Center                       Retail                 Anchored            10,500,000.00
   49        1    Shoppes at Westgate and Ground Lease                     Retail             Shadow Anchored         10,477,484.57
   50        1    Queen of the Valley Medical Arts Building                Office                 Medical             10,000,000.00
   52        1    Randall's Center Southview                               Retail                 Anchored            9,900,000.00
   54        1    Seminole Oaks Shopping Center                            Retail                 Anchored            9,340,850.20
   55        1    Cross Station Center                                     Retail                 Anchored            8,850,000.00
   56        1    Northview Plaza                                          Retail                 Anchored            8,769,016.48
   57        1    Lyndon Plaza                                            Mixed Use            Office/Retail          8,275,165.60
   63        1    Palmetto Pavilion                                        Retail                 Anchored            7,982,310.34
   66        1    Holiday Park Plaza                                       Retail                 Anchored            7,635,689.43
   68        1    Anaheim Hills Medical Center                             Office                 Medical             7,500,000.00
   70        1    Stater Brothers 3 - Hesperia                             Retail              Single Tenant          7,360,000.00
   71        1    Tenaya Quail Commercial Center                          Mixed Use       Office/Warehouse/Retail     7,293,294.46
   74        1    Parkway Plaza                                            Retail                 Anchored            6,790,000.00
   75        1    Dover Esplanade Building 7                               Office                 Suburban            6,743,468.18
   76        1    Broad & Wood Business Center                           Industrial                 Flex              6,376,996.02
   80        1    Stater Brothers 2 - Victorville (Hook)                   Retail              Single Tenant          6,000,000.00
   82        1    Northern Lights Crossing                                 Retail                Unanchored           5,881,941.51
   83        1    Homewood Square Plaza                                    Retail                 Anchored            5,840,000.00
   85        1    Andrews Avenue Office Building                           Office                 Suburban            5,500,000.00
   90        1    Breeze Realty                                          Industrial              Warehouse            5,094,405.22
   92        1    Stater Brothers 1 - Victorville (Bear Valley)            Retail              Single Tenant          4,960,000.00
   93        1    910 & 1310 Camino Del Mar                                Office                 Suburban            4,914,771.29
  93.1            910  Camino Del Mar                                      Office                 Suburban
  93.2            1310 Camino Del Mar                                      Office                 Suburban
   97        1    Lakeview Village Shopping Center                         Retail             Shadow Anchored         4,829,422.27
   99        1    Best Buy - Cerritos                                      Retail              Single Tenant          4,785,960.33
   100       1    Walgreens - Seattle, WA                                  Retail                 Anchored            4,690,751.87
   101       1    CVS - Largo, FL                                          Retail                 Anchored            4,650,000.00
   102       1    Safeway Eagle Bend Marketplace                           Retail                 Anchored            4,590,094.24
   103       1    Walgreens - Van Nuys                                     Retail              Single Tenant          4,586,907.91
   104       1    The Shops at Bristol Commons                             Retail                Unanchored           4,496,270.23
   107       1    Walgreens - Gardena                                      Retail              Single Tenant          4,395,937.99
   110       1    Walgreens - Puyallup, WA                                 Retail                 Anchored            4,261,597.97
   111       1    Village Overlook I&II                                    Office                 Medical             4,260,925.52
   113       1    Moana West Annex                                         Retail                Unanchored           4,241,342.22
   114       1    Summit Crossing                                          Office                 Suburban            4,200,000.00
   119       1    CVS - College Station, TX                                Retail                 Anchored            3,910,000.00
   120       1    Boat Club Plaza Shopping Center                          Retail                Unanchored           3,900,000.00
   122       1    Harbor Village Plaza                                     Retail                 Anchored            3,810,073.35
   125       1    West End Pointe Shopping Center                          Retail             Shadow Anchored         3,738,863.69
   127       1    Walgreens - Chelmsford, MA                               Retail                 Anchored            3,592,650.54
   130       1    Grenoble Square Shopping Center                          Retail                 Anchored            3,586,944.22
   131       1    Eckerd - McDonough, GA                                   Retail                Unanchored           3,554,075.05
   136       1    Rose Plaza Shopping Center                               Retail             Shadow Anchored         3,210,000.00
   138       1    CVS - Gulf Breeze, FL                                    Retail                 Anchored            3,160,000.00
   140       1    1550 Airport Boulevard                                   Office                 Suburban            3,091,437.91
   141       1    Office Depot & Verizon Wireless at Hickory Village       Retail                 Anchored            3,085,000.00
   142       1    Dumke Office Pool                                        Office                 Suburban            3,008,157.26
  142.1           491 South Washburn Street                                Office                 Suburban
  142.2           450-480 North Koeller Street                             Office                 Suburban
   143       1    Commercial Arts Building                                Mixed Use            Office/Retail          3,000,000.00
   144       1    Desert Hot Springs Town Center                           Retail             Shadow Anchored         2,993,888.62
   145       1    Eckerd - Lower Burrell, PA                               Retail                Unanchored           2,940,834.00
   146       1    Eckerd - Kennesaw, GA                                    Retail                Unanchored           2,925,348.00
   147       1    Walgreens - Carrollton, GA                               Retail                 Anchored            2,914,088.72
   149       1    CVS - Miami, FL                                          Retail                 Anchored            2,835,000.00
   151       1    CVS - Mesa, AZ                                           Retail                 Anchored            2,705,126.82
   152       1    Capital Plaza                                            Retail                Unanchored           2,600,000.00
   153       1    CVS - Katy, TX                                           Retail                 Anchored            2,510,000.00
   157       1    Orchard Plaza Shopping Center                            Retail                Unanchored           2,342,947.35
   158       1    CVS - League City, TX                                    Retail                 Anchored            2,250,000.00
   160       1    Adams Plaza                                              Retail             Shadow Anchored         2,200,000.00
   166       1    Park 720 Commercial Center                              Mixed Use         Self Storage/Office       2,000,000.00
   167       1    Rita Ranch Building C                                    Retail             Shadow Anchored         1,948,042.93
   168       1    Monticello Business Center I                             Retail             Shadow Anchored         1,847,347.16
   171       1    La-Z-Boy - Pembroke Pines, FL                            Retail                Unanchored           1,794,888.77
   172       1    David's Bridal - Sunrise, FL                             Retail                Unanchored           1,695,172.72
   175       1    Villa Rica Market Place                                  Retail                Unanchored           1,423,707.41
   176       1    Palm Beach Tan Building & Chase Bank (Pad)               Retail             Shadow Anchored         1,290,677.08
   177       1    1615 York Road                                           Office                 Suburban            1,248,699.63
   179       1    Ridgely Professional Building                            Office                 Suburban            1,218,730.84
   180       1    Mt Vernon Retail                                         Retail                Unanchored           1,197,705.06
   182       1    Tower Records - Dallas, TX                               Retail                Unanchored           1,067,389.58
   183       1    Blockbuster Video - Mount Dora, FL                       Retail             Shadow Anchored          523,509.22

 MORTGAGE       NUMBER                                                                     LARGEST
   LOAN        OF UNITS      UNIT OF                                                        TENANT        LARGEST TENANT
  NUMBER        (UNITS)      MEASURE    LARGEST TENANT                                     % OF NRA          EXP. DATE
 ----------------------------------------------------------------------------------------------------------------------------

     1          298,695      Sq. Ft.    The Gap, Inc.                                       13.25%           01/31/11
     2         1,449,067     Sq. Ft.    MWH Energy & Infrastructure                         9.60%            06/30/15
     3         1,088,763     Sq. Ft.    Goldman Sachs                                       73.77%           04/30/14
     4          611,992      Sq. Ft.    City of Los Angeles                                 51.88%           08/31/10
     6          534,751      Sq. Ft.    Attorney General - State of Washington              21.60%           06/30/07
     7          412,411      Sq. Ft.    AON Corporation                                     98.21%           04/30/17
     8          264,098      Sq. Ft.    IDX Systems                                         54.41%        Multiple Spaces
     9          398,354      Sq. Ft.    The City of New York                                62.72%           12/31/12
    10          322,955      Sq. Ft.    Kohl's                                              27.37%           01/31/25
    11          630,123      Sq. Ft.    Harris Teeter                                       10.00%           03/31/13
    12          229,231      Sq. Ft.    Stop & Shop                                         28.60%           03/31/29
    13          577,009      Sq. Ft.    The Home Depot                                      27.21%        Multiple Spaces
    15          272,233      Sq. Ft.    Corinthian College                                  17.39%        Multiple Spaces
    19          146,772      Sq. Ft.    Various                                            Various            Various
   19.1         21,474       Sq. Ft.    IndyBleu                                            42.33%           11/30/14
   19.2         28,121       Sq. Ft.    Quercus Properties                                  19.76%           03/31/12
   19.3         40,459       Sq. Ft.    Partners of The Americas                            28.06%           11/30/09
   19.4         17,976       Sq. Ft.    Mid-Atlantic Operating Company                      50.90%           03/31/10
   19.5         13,556       Sq. Ft.    VA Beverage                                         40.76%           07/31/05
   19.6         11,107       Sq. Ft.    Swapdrive.com                                       28.81%              MTM
   19.7          5,050       Sq. Ft.    Xando, Inc.                                         79.21%           08/31/09
   19.8          4,918       Sq. Ft.    Matthew James & Associates                         100.00%           11/30/07
   19.9          4,111       Sq. Ft.    Signature Enterprises, Inc.                         28.63%           12/31/07
    20          85,828       Sq. Ft.    Thousand Oaks Surgical Hospital                     60.88%           08/14/24
    21          97,534       Sq. Ft.    Century 21 Beachside Realtors                       10.25%           05/07/05
    23          95,200       Sq. Ft.    REIS Reports                                        24.16%           03/31/08
    25          174,511      Sq. Ft.    Sportsman's Warehouse                               32.94%           02/28/19
    26          281,973      Sq. Ft.    Belk, Inc.                                          25.50%           10/10/09
    27          153,184      Sq. Ft.    Solucient, LLC                                      28.06%           06/30/14
    30          152,555      Sq. Ft.    Burlington Coat Factory                             46.02%           01/31/10
    35          112,696      Sq. Ft.    TJ Maxx                                             23.07%           03/31/14
    36          90,958       Sq. Ft.    Kroger                                              50.16%           01/31/21
    37          187,236      Sq. Ft.    Lowes                                               84.57%           02/28/25
    39          252,566      Sq. Ft.    Belk, Inc.                                          20.57%           02/01/08
    41          88,839       Sq. Ft.    Stater Brothers Market                              28.78%           06/30/14
    45           7,719       Sq. Ft.    Art Brilliant Co. LTD                               69.76%           10/31/09
    46          103,616      Sq. Ft.    L.A. Fitness                                        35.19%           12/31/17
    47          76,178       Sq. Ft.    Publix                                              51.19%           03/31/24
    48          93,218       Sq. Ft.    Beall's Outlet                                      20.30%           04/30/10
    49          36,914       Sq. Ft.    Bertucci's Restaurant                               17.06%           10/01/14
    50          84,973       Sq. Ft.    West Covina Medical Clinic,Inc.                     53.78%           03/31/06
    52          114,996      Sq. Ft.    Randall's Food Market                               46.08%           07/31/14
    54          63,572       Sq. Ft.    Sweetbay                                            73.73%           11/01/24
    55          166,593      Sq. Ft.    Winn-Dixie                                          25.21%           09/01/08
    56          116,015      Sq. Ft.    The Kroger Company                                  50.76%           11/30/11
    57          42,936       Sq. Ft.    Willow Street Pizza of Los Gatos                    12.32%           03/31/13
    63          66,481       Sq. Ft.    Publix                                              66.59%           12/31/22
    66          40,500       Sq. Ft.    Walgreens                                           37.33%           08/31/79
    68          43,680       Sq. Ft.    Drs. Jason and Mary Berry                           7.38%            08/31/07
    70          40,639       Sq. Ft.    Stater Brothers Markets                            100.00%           10/17/16
    71          55,501       Sq. Ft.    BMW Motorcycles                                     24.03%           07/31/11
    74          64,688       Sq. Ft.    Publix                                              58.61%           08/31/17
    75          26,242       Sq. Ft.    Board of Social Services (Ocean County)            100.00%           07/01/22
    76          225,495      Sq. Ft.    Corporate Environments                              29.46%           03/31/07
    80          40,639       Sq. Ft.    Stater Brothers Markets                            100.00%           10/17/16
    82          57,860       Sq. Ft.    Amish Furniture Shoppe                              51.10%           03/31/08
    83          48,342       Sq. Ft.    Office Max                                          48.61%           01/31/16
    85          55,697       Sq. Ft.    American Recruiters                                 13.06%           04/30/08
    90          78,068       Sq. Ft.    Doorect Windows Doors Corp.                         29.14%           11/30/13
    92          38,722       Sq. Ft.    Stater Brothers Markets                            100.00%           10/17/16
    93          14,228       Sq. Ft.    Various                                            Various            Various
   93.1          8,387       Sq. Ft.    Euston Management                                   32.80%           10/14/16
   93.2          5,841       Sq. Ft.    Coldwell Banker Residential                         38.88%           02/28/05
    97          35,291       Sq. Ft.    Anna's Linens                                       21.25%           08/31/08
    99          46,248       Sq. Ft.    Best Buy                                           100.00%           11/30/10
    100         14,500       Sq. Ft.    Walgreens                                          100.00%           07/31/79
    101         13,824       Sq. Ft.    CVS                                                100.00%           01/15/23
    102         58,409       Sq. Ft.    Safeway Stores Inc                                 100.00%           06/25/27
    103         13,435       Sq. Ft.    Walgreens                                          100.00%           11/30/79
    104         48,800       Sq. Ft.    Christian Book Warehouse                            20.49%           11/30/08
    107         11,687       Sq. Ft.    Walgreens                                          100.00%           02/28/24
    110         14,560       Sq. Ft.    Walgreens                                          100.00%           10/31/79
    111         34,830       Sq. Ft.    Kid's First Pediatric Group                         13.62%           02/28/05
    113         43,051       Sq. Ft.    Josef Vienna Bakery                                 13.15%           09/30/14
    114         35,592       Sq. Ft.    United States Government - USDA                    100.00%           06/30/22
    119         12,738       Sq. Ft.    CVS                                                100.00%           10/26/20
    120         36,175       Sq. Ft.    Healthfirst lmaging Center                          13.79%           02/28/19
    122         43,385       Sq. Ft.    Wells Fargo Bank                                    18.44%           01/31/11
    125         30,950       Sq. Ft.    Alfredo's Mexican Cafe                              19.11%           08/31/07
    127         14,259       Sq. Ft.    Walgreens                                          100.00%           10/31/79
    130         93,276       Sq. Ft.    Your Meat Store & More                              53.33%           12/31/12
    131         13,813       Sq. Ft.    Eckerd                                             100.00%           11/17/24
    136         25,314       Sq. Ft.    The Bedding Experts                                 10.67%           07/31/08
    138         10,908       Sq. Ft.    CVS                                                100.00%           06/27/21
    140         24,070       Sq. Ft.    Christopherson Homes, Inc.                          32.63%           10/31/08
    141         36,954       Sq. Ft.    Office Depot                                        80.52%           09/30/13
    142         31,153       Sq. Ft.    Various                                            Various            Various
   142.1        21,553       Sq. Ft.    Virchow Krause & Co. LLC                            37.12%           07/31/09
   142.2         9,600       Sq. Ft.    Govindaraju Subramani, MD                           35.42%           12/31/07
    143         58,958       Sq. Ft.    Property Mgmt & Dev.                                7.40%            09/30/07
    144         40,540       Sq. Ft.    Burke's Outlet                                      43.51%           05/31/08
    145         13,813       Sq. Ft.    Eckerd                                             100.00%           01/20/24
    146         10,908       Sq. Ft.    Eckerd                                             100.00%           11/30/24
    147         14,136       Sq. Ft.    Walgreens-Carrollton                               100.00%           12/27/78
    149         10,908       Sq. Ft.    CVS                                                100.00%           07/11/21
    151         13,050       Sq. Ft.    CVS                                                100.00%           06/14/24
    152         43,140       Sq. Ft.    TSI Weymouth, Inc.                                  49.33%           09/30/13
    153         10,908       Sq. Ft.    CVS                                                100.00%           07/04/20
    157         17,950       Sq. Ft.    Biomat                                              40.11%           11/30/09
    158         10,908       Sq. Ft.    CVS                                                100.00%           06/29/20
    160         20,570       Sq. Ft.    Salem Laundry Company, Inc.                         14.58%           06/30/07
    166         192,220      Sq. Ft.    Affordable Floors & Walls                           2.18%            04/01/07
    167          9,107       Sq. Ft.    Saing Thai Cuisine                                  16.50%           12/31/08
    168         18,624       Sq. Ft.    Edina Realty                                        49.45%           09/30/13
    171         15,000       Sq. Ft.    La-Z-Boy Furniture                                 100.00%           12/31/14
    172         15,000       Sq. Ft.    David's Bridal                                     100.00%           09/30/14
    175         16,000       Sq. Ft.    Ingle Home Furnishing                               35.00%        Multiple Spaces
    176          8,241       Sq. Ft.    Chase Bank of Texas (Pad Lease)                     51.46%           02/28/19
    177         14,816       Sq. Ft.    Prosperity Mortgage                                 36.72%           05/31/08
    179         12,986       Sq. Ft.    Dr. Robinson & Max                                  14.66%           01/31/08
    180          7,800       Sq. Ft.    Pawn X-Change                                       50.00%           09/30/12
    182         12,695       Sq. Ft.    MTS, Inc.                                          100.00%           02/01/10
    183          6,500       Sq. Ft.    Blockbuster Video                                  100.00%           09/30/09

                                                                  2ND
MORTGAGE                                                        LARGEST        2ND LARGEST
  LOAN                                                         TENANT %        TENANT EXP.
 NUMBER      2ND LARGEST TENANT NAME                            OF NRA            DATE
-----------------------------------------------------------------------------------------------

    1        Vincent Equities                                    6.62%       Multiple Spaces
    2        Aon Service Corporation                             9.32%          04/30/12
    3        Stroock & Stroock                                  21.30%       Multiple Spaces
    4        Lewis, Brisbois, Bisgaard & Smith, LLP             23.39%          11/30/12
    6        Union Bank of California, N.A.                      8.35%          01/31/14
    7        Compass Group                                       1.79%          12/31/10
    8        American Towers                                     7.79%          12/31/12
    9        Wildcat Service Co.                                10.55%          06/30/09
   10        Sportmart Inc.                                     10.84%          01/31/15
   11        Great Outdoors                                      4.92%       Multiple Spaces
   12        Silverman Furniture                                 6.77%          07/31/06
   13        JBR, Inc.                                          13.66%       Multiple Spaces
   15        Metropolitan Family Services                       14.35%          03/31/06
   19        Various                                            Various          Various
  19.1       Faison                                             24.17%          10/25/14
  19.2       Kennedy Comm & Buying Time                         15.39%          01/31/08
  19.3       U.S. Service Industries                            15.05%          10/31/07
  19.4       New England Audio Company, Inc.                    49.10%          01/31/12
  19.5       Legal Services of NVA                              20.21%          06/30/12
  19.6       Bethesda Retail Partners                           24.76%          09/30/09
  19.7       Strategic Futures                                  20.79%          05/31/05
  19.8
  19.9
   20        Dr. Taheri and Dr. Khadavi                          5.49%          08/14/14
   21        Tortilla Flats Restaurants, LLC                     8.20%          12/31/09
   23        Phoenix Jewelry                                    14.81%       Multiple Spaces
   25        Michaels                                           22.93%          02/28/20
   26        Sears                                              18.89%          10/06/09
   27        Fluent, Inc.                                        6.85%          05/31/10
   30        CVS                                                 9.98%          01/31/30
   35        Petco                                              12.03%          01/31/15
   36        Kauffman Tire                                       7.15%          04/30/31
   37        Marshalls                                          13.00%          01/31/10
   39        Winn-Dixie                                         17.81%          07/01/15
   41        Hancock Fabrics                                    15.14%          01/31/08
   45        Galerie Michael                                    30.24%          09/30/09
   46        Ballards Backroom                                  17.37%          12/31/08
   47        La Fiesta Mexican Rest.                             5.05%          11/30/09
   48        Big Al's Aquarium                                  19.03%          09/30/14
   49        Panera, LLC                                        13.56%          06/01/14
   50        Citrus Dialysis Administrative Office               5.64%          04/30/11
   52        CVS                                                 9.01%          07/28/09
   54        Leslie's Poolmart                                   4.25%          03/01/10
   55        Goody's                                            21.16%          03/02/09
   56        Amam Trading Corp.                                  8.46%          01/31/06
   57        Starker Services, Inc.                             10.19%          04/30/05
   63        Tire Kingdom                                       10.01%          02/13/24
   66        Crown Liquors                                      26.12%          10/31/14
   68        Star Care Medical Group, Inc. (Gateway)             6.71%          12/31/05
   70
   71        Ambiance Design                                    14.41%          09/30/09
   74        Washington Mutual                                   6.18%          09/21/09
   75
   76        Lehigh Valley Charter High School                  16.16%          08/31/13
   80
   82        Monster Golf                                       18.72%          08/31/08
   83        Fashion Bug                                        18.91%          05/31/11
   85        Paramount                                           9.89%          02/28/09
   90        Prison Health Services                             29.14%          01/31/08
   92
   93        Various                                            Various          Various
  93.1       North American Production                          20.34%          05/31/05
  93.2       Prudential                                         24.05%          11/30/07
   97        Hallmark Gold Crown                                12.75%          11/30/08
   99
   100
   101
   102
   103
   104       Silver Dollar                                      15.37%          06/30/08
   107
   110
   111       Atlanta Cancer Care, P.C.                          12.48%          09/30/07
   113       Soundwave CD                                        9.37%          05/30/06
   114
   119
   120       SporTherapy                                        11.69%          03/31/14
   122       Red Lobster                                        17.02%          02/28/12
   125       Bank One, N.A.                                     11.31%          10/31/13
   127
   130       Family Dollar                                       8.79%          12/31/07
   131
   136       American General Finance                           10.67%             MTM
   138
   140       Norby Construction                                 32.02%          01/16/13
   141       Verizon                                            19.48%          09/30/05
   142       Various                                            Various          Various
  142.1      Cumulus Broadcasting, Inc.                         31.99%          07/31/13
  142.2      Oak Park Dental, LLC                               33.33%          04/30/09
   143       G.S.M.C. Inc                                        6.72%          09/30/07
   144       Carol's Hair & Beauty                              19.24%          06/30/07
   145
   146
   147
   149
   151
   152       AutoZone                                           40.94%          06/30/09
   153
   157       Papa Johns                                          7.24%          05/31/08
   158
   160       Christy's                                          13.61%          09/30/06
   166       Intense Gymnastics                                  2.18%          02/01/05
   167       Javalina's Coffee and Sweets                       16.04%          12/31/08
   168       Hirshfields                                        26.22%          12/31/13
   171
   172
   175       Little by Little Fitness                           20.00%          12/01/08
   176       Palm Beach Tan, Inc.                               48.54%          05/31/14
   177       Long & Foster                                      33.75%          05/31/07
   179       Community Insurance Group                          11.55%          04/30/09
   180       MoneyTree, Inc.                                    33.33%          04/30/12
   182
   183

                                                                                               3RD
MORTGAGE                                                                                     LARGEST       3RD LARGEST
  LOAN                                                                                       TENANT %       TENANT EXP.
 NUMBER      3RD LARGEST TENANT NAME                                                          OF NRA            DATE
----------------------------------------------------------------------------------------------------------------------------

    1        Jones Apparel                                                                     5.00%          10/31/13
    2        Intell Management and Investment Company                                          8.93%          07/31/14
    3        Weitz & Luxenberg                                                                 2.57%          04/30/09
    4        County of Los Angeles                                                            13.82%      Multiple Spaces
    6        Secure Computing Corporation                                                      7.24%          08/31/05
    7
    8        McBer/Hay Group                                                                   6.38%          02/28/10
    9        New York Association for New Americans                                           10.43%          12/31/08
   10        Ross Dress for Less                                                               9.35%          01/31/15
   11        Eckerd                                                                            4.84%          05/31/10
   12        Jembro                                                                            6.76%          01/30/15
   13        Sportmart Inc.                                                                    9.94%          04/30/06
   15        Hubbard One                                                                      11.59%      Multiple Spaces
   19        Various                                                                          Various         Various
  19.1       Gibson Guitars                                                                   20.49%          08/31/14
  19.2       Fenn & King                                                                      10.67%          08/31/08
  19.3       Clicks Copy Service, Inc.                                                        13.31%          11/30/05
  19.4
  19.5       Moore-Poe Architects PC                                                          11.63%            MTM
  19.6       Don Schaaf & Friends, Inc.                                                       21.67%          01/31/14
  19.7
  19.8
  19.9
   20        Dr. Himsl/Dr. McMurray                                                            4.88%          03/14/14
   21        Washington Mutual Bank, FA                                                        7.18%          06/30/13
   23        Clinical Directors                                                                7.88%          07/31/13
   25        Petco                                                                            15.13%          01/31/15
   26        JCPenney                                                                         12.18%          03/31/10
   27        Northwestern University Traffic Institute                                         6.43%          03/31/10
   30        Party Fair                                                                        7.68%          08/31/11
   35        Shoe Carnival, Inc.                                                              10.65%          01/01/09
   36        El Porton Mexican                                                                 4.26%          10/31/06
   37        Wendy's                                                                           1.87%          12/31/15
   39        North Carolina Department of Energy, Health & Natural Resources                  14.40%          02/01/11
   41        Bank of America                                                                  10.35%          07/25/06
   45
   46        Southeaster Endocrine & Diabetes                                                 11.05%          10/30/14
   47        Bean Town Coffee                                                                  2.21%          09/09/09
   48        CVS                                                                              13.96%          01/31/25
   49        America's Moneyline                                                               9.96%          06/01/09
   50        Joel Streng &  Sohanjeel Bassi                                                    3.71%          03/10/07
   52        Joe Blake Texas Pub Inc.                                                          4.17%          01/11/07
   54        Subway                                                                            2.74%          11/30/09
   55        Ross Dress for Less                                                              19.43%          06/30/15
   56        Blockbuster Video                                                                 4.13%          07/31/08
   57        Data ID Systems                                                                   7.22%          05/31/07
   63        Subway                                                                            3.01%          09/30/07
   66        Hollywood Video                                                                  14.69%          08/31/14
   68        Donna Frisch, M.D.                                                                6.19%          02/28/07
   70
   71        Better Office                                                                    11.42%          10/31/07
   74        Video Planet                                                                      3.79%          11/30/09
   75
   76        St. Lukes                                                                         4.17%      Multiple Spaces
   80
   82        EPCO                                                                             13.58%          06/30/08
   83        Dollar Tree                                                                      11.41%          04/30/06
   85        Equity Residential                                                                9.82%          04/14/08
   90        Paradise Distributors                                                            21.78%          08/31/13
   92
   93        Various                                                                          Various         Various
  93.1       Nail Salon and Spa                                                               18.89%          03/31/12
  93.2       CRS Marketing Group                                                              14.81%          07/31/07
   97        Biloxi Regional Medical Center                                                   11.85%          01/31/09
   99
   100
   101
   102
   103
   104       Outback                                                                          12.91%          11/30/12
   107
   110
   111       Futures Home Assistance Program                                                  10.47%          05/31/06
   113       Little Ceasars                                                                    8.40%          09/30/10
   114
   119
   120       Healthfirst Services I, Ltd.                                                      8.04%          02/28/14
   122       Blockbuster Video                                                                12.68%          01/31/06
   125       Genteel Reflections                                                               8.27%          07/08/09
   127
   130       US Beauty Supply                                                                  6.42%      Multiple Spaces
   131
   136       Panda Express                                                                     9.28%          08/31/12
   138
   140       Nordby Wine Caves                                                                10.29%          03/31/07
   141
   142       Various                                                                          Various         Various
  142.1      First Federal Savings Bank                                                       26.04%          02/28/13
  142.2
   143       University Church Inst.                                                           6.52%          05/27/07
   144       Tarbell Realtors                                                                  9.87%          08/01/09
   145
   146
   147
   149
   151
   152       Dogs Rule, Inc                                                                    9.74%          06/30/08
   153
   157       Teriyaki Restaurant                                                               6.69%          09/30/12
   158
   160       US Alliance Federal Credit Union                                                 10.21%          04/30/09
   166       Sisto Romano Shutters                                                             1.46%      Multiple Spaces
   167       Dollar Oasis                                                                     14.35%          12/31/08
   168       A. E. Michaels                                                                   24.33%          12/31/16
   171
   172
   175       Bella Hair Salon                                                                 15.00%          09/01/09
   176
   177       C&T Mortgage Corporation                                                          9.62%          12/31/06
   179       Columbia Beauty Supply                                                           11.20%          03/31/09
   180       Georgio's Subs                                                                   16.67%          11/30/12
   182
   183

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C16

ANNEX A-5
---------

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
                             (CROSSED & PORTFOLIOS)

MORTGAGE        LOAN
  LOAN          GROUP
 NUMBER        NUMBER                             PROPERTY NAME                                CITY         STATE
---------------------------------------------------------------------------------------------------------------------

 Various          1      Residence Inn Portfolio #2                                           Various       Various
---------------------------------------------------------------------------------------------------------------------

   31             1      Residence Inn #2 - Arcadia, CA                                       Arcadia          CA
   34             1      Residence Inn #2 - Irvine, CA                                         Irvine          CA
   59             1      Residence Inn #2 - Deerfield, IL                                    Deerfield         IL
   81             1      Residence Inn #2 - Berwyn, PA                                         Berwyn          PA
   94             1      Residence Inn #2 - Greensboro, NC                                   Greensboro        NC
   95             1      Residence Inn #2 - Jacksonville, FL                                Jacksonville       FL
   108            1      Residence Inn #2 - Columbia, SC                                      Columbia         SC
   124            1      Residence Inn #2 - Boca Raton, FL                                   Boca Raton        FL
   132            1      Residence Inn #2 - Clearwater, FL                                   Clearwater        FL
   133            1      Residence Inn #2 - Pensacola, FL                                    Pensacola         FL
   154            1      Residence Inn #2 - Lubbock, TX                                       Lubbock          TX

 Various          1      Extra Space Self Storage Portfolio #1                                Various       Various
---------------------------------------------------------------------------------------------------------------------
   58             1      Extra Space Self Storage #1 - Atlanta (Cheshire Bridge Road), GA     Atlanta          GA
   77             1      Extra Space Self Storage #1 - Dallas, TX                              Dallas          TX
   88             1      Extra Space Self Storage #1 - Snellville, GA                        Snellville        GA
   91             1      Extra Space Self Storage #1 - Fort Myers, FL                        Fort Myers        FL
   106            1      Extra Space Self Storage #1 - Fort Lauderdale, FL                Fort Lauderdale      FL
   115            1      Extra Space Self Storage #1 - Goose Creek, SC                      Goose Creek        SC
   118            1      Extra Space Self Storage #1 - Austin, TX                              Austin          TX
   121            1      Extra Space Self Storage #1 - Fort Worth, TX                        Fort Worth        TX
   128            1      Extra Space Self Storage #1 - Riverview, FL                         Riverview         FL
   137            1      Extra Space Self Storage #1 - Columbia, SC                           Columbia         SC
   159            1      Extra Space Self Storage #1 - Grand Prairie, TX                   Grand Prairie       TX
   164            1      Extra Space Self Storage #1 - San Antonio (Culebra Road), TX       San Antonio        TX
   165            1      Extra Space Self Storage #1 - Arlington, TX                         Arlington         TX
   169            1      Extra Space Self Storage #1 - San Antonio (Westchase Drive), TX    San Antonio        TX

 Various          1      Extra Space Self Storage Portfolio #2                                Various       Various
---------------------------------------------------------------------------------------------------------------------
   64             1      Extra Space Self Storage #2 - New Orleans, LA                      New Orleans        LA
   84             1      Extra Space Self Storage #2 - Richmond, VA                           Richmond         VA
   86             1      Extra Space Self Storage #2 - Metairie, LA                           Metairie         LA
   87             1      Extra Space Self Storage #2 - Orlando, FL                            Orlando          FL
   96             1      Extra Space Self Storage #2 - Madeira Beach, FL                   Madeira Beach       FL
   105            1      Extra Space Self Storage #2 - Port Charlotte, FL                  Port Charlotte      FL
   109            1      Extra Space Self Storage #2 - Valrico, FL                            Valrico          FL
   112            1      Extra Space Self Storage #2 - Stone Mountain, GA                  Stone Mountain      GA
   123            1      Extra Space Self Storage #2 - Charleston, SC                        Charleston        SC
   129            1      Extra Space Self Storage #2 - Summerville, SC                      Summerville        SC
   150            1      Extra Space Self Storage #2 - Atlanta (Roswell Road), GA             Atlanta          GA
   155            1      Extra Space Self Storage #2 - Alpharetta, GA                        Alpharetta        GA

 Various       Various   ADG Portfolio                                                        Various       Various
---------------------------------------------------------------------------------------------------------------------
   17             1      ADG MHP Pool Two                                                     Various          WI
  17.1                   Bridgeview Gardens                                                    Neenah          WI
  17.2                   South Hills                                                         Beaver Dam        WI
  17.3                   Country Crossing                                                     Appleton         WI
  17.4                   Lake Onalaska                                                        Onalaska         WI
  17.5                   Manor Hill                                                             Eden           WI
  17.6                   Camelot Acres                                                       Rice Lake         WI
  17.7                   Birch Terrace                                                       Menomonie         WI
  17.8                   Spring Brook Village                                                  Beloit          WI
  17.9                   Lakeshore Terrace                                                   Rice Lake         WI
  17.10                  The Maples                                                       Wisconsin Rapids     WI
  17.11                  Parkview Terrace                                                    Marinette         WI
   67             2      ADG MHP Pool Three                                                   Various          MN
  67.1                   Evergreen Estates                                                   Faribault         MN
  67.2                   Cloverleaf                                                         Saint Cloud        MN
  67.3                   Maplewood                                                           Lake City         MN
  67.4                   Alexandria                                                          Alexandria        MN
  67.5                   Shamrock                                                              Albany          MN
   135            1      ADG - Oakridge                                                    Fort Atkinson       WI
   156            1      ADG - Coachman's Terrace                                           Lake Geneva        WI
   161            2      ADG - The Northrup Court Apartments                                North Canton       OH
   181            1      ADG - Fifth Avenue                                                  Oak Creek         WI

   19             1      Jemal Pool                                                           Various       Various
---------------------------------------------------------------------------------------------------------------------
  19.1                   700-702 7th Street, NW                                            Washington DC       DC
  19.2                   2715 M Corcoran Condominiums                                      Washington DC       DC
  19.3                   Orme Building                                                     Washington DC       DC
  19.4                   Norman Jemal Building                                               Rockville         MD
  19.5                   603-607 King Street                                                 Alexandria        VA
  19.6                   1311-1313 F Street, NW                                            Washington DC       DC
  19.7                   Xando                                                               Alexandria        VA
  19.8                   Tommy Joes                                                           Bethesda         MD
  19.9                   1817 M Street, NW                                                 Washington DC       DC

 Various          1      DIKA Portfolio                                                       Various          IL
---------------------------------------------------------------------------------------------------------------------
   83             1      Homewood Square Plaza                                                Homewood         IL
   136            1      Rose Plaza Shopping Center                                           Matteson         IL

   93             1      910 & 1310 Camino Del Mar                                            Del Mar          CA
---------------------------------------------------------------------------------------------------------------------
  93.1                   910  Camino Del Mar                                                  Del Mar          CA
  93.2                   1310 Camino Del Mar                                                  Del Mar          CA

   116            2      Newberry Apartments/Pine Tree Village Pool                           Various          PA
---------------------------------------------------------------------------------------------------------------------
  116.1                  Pine Tree Village Apartments                                    Shenango Township     PA
  116.2                  Newberry Apartments                                                 Grove City        PA

 Various          1      Morgan Real Estate Fund Portfolio                                    Various          FL
---------------------------------------------------------------------------------------------------------------------
   171            1      La-Z-Boy - Pembroke Pines, FL                                     Pembroke Pines      FL
   172            1      David's Bridal - Sunrise, FL                                         Sunrise          FL
   183            1      Blockbuster Video - Mount Dora, FL                                  Mount Dora        FL

   142            1      Dumke Office Pool                                                    Oshkosh          WI
---------------------------------------------------------------------------------------------------------------------
  142.1                  491 South Washburn Street                                            Oshkosh          WI
  142.2                  450-480 North Koeller Street                                         Oshkosh          WI

   148            2      Summerhill Townhomes & Miller Avenue Apartments Pool               Fayetteville       NC
---------------------------------------------------------------------------------------------------------------------
  148.1                  Summerhill Townhomes                                               Fayetteville       NC
  148.2                  Miller Avenue Apartments                                           Fayetteville       NC

                                                                                           % OF         ORIGINAL      REMAINING
MORTGAGE                                                                CUT-OFF DATE    AGGREGATE        TERM TO       TERM TO
  LOAN             CROSS COLLATERALIZED AND          ORIGINAL LOAN          LOAN       CUT-OFF DATE    MATURITY OR   MATURITY OR
 NUMBER           CROSS DEFAULTED LOAN FLAG           BALANCE ($)        BALANCE ($)     BALANCE       ARD (MOS.)    ARD (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

 Various          Residence Inn Portfolio #2         69,139,000.00      69,139,000.00     3.35%            120           118
------------------------------------------------------------------------------------------------------------------------------------
   31             Residence Inn Portfolio #2         14,850,000.00      14,850,000.00     0.72%            120           118
   34             Residence Inn Portfolio #2         12,750,000.00      12,750,000.00     0.62%            120           118
   59             Residence Inn Portfolio #2         8,100,000.00       8,100,000.00      0.39%            120           118
   81             Residence Inn Portfolio #2         5,979,000.00       5,979,000.00      0.29%            120           118
   94             Residence Inn Portfolio #2         4,875,000.00       4,875,000.00      0.24%            120           118
   95             Residence Inn Portfolio #2         4,875,000.00       4,875,000.00      0.24%            120           118
   108            Residence Inn Portfolio #2         4,380,000.00       4,380,000.00      0.21%            120           118
   124            Residence Inn Portfolio #2         3,750,000.00       3,750,000.00      0.18%            120           118
   132            Residence Inn Portfolio #2         3,540,000.00       3,540,000.00      0.17%            120           118
   133            Residence Inn Portfolio #2         3,540,000.00       3,540,000.00      0.17%            120           118
   154            Residence Inn Portfolio #2         2,500,000.00       2,500,000.00      0.12%            120           118

 Various     Extra Space Self Storage Portfolio #1   56,135,000.00      56,135,000.00     2.72%            60            56
------------------------------------------------------------------------------------------------------------------------------------
   58        Extra Space Self Storage Portfolio #1   8,169,000.00       8,169,000.00      0.40%            60            56
   77        Extra Space Self Storage Portfolio #1   6,332,000.00       6,332,000.00      0.31%            60            56
   88        Extra Space Self Storage Portfolio #1   5,210,000.00       5,210,000.00      0.25%            60            56
   91        Extra Space Self Storage Portfolio #1   5,082,000.00       5,082,000.00      0.25%            60            56
   106       Extra Space Self Storage Portfolio #1   4,457,000.00       4,457,000.00      0.22%            60            56
   115       Extra Space Self Storage Portfolio #1   4,184,000.00       4,184,000.00      0.20%            60            56
   118       Extra Space Self Storage Portfolio #1   3,944,000.00       3,944,000.00      0.19%            60            56
   121       Extra Space Self Storage Portfolio #1   3,880,000.00       3,880,000.00      0.19%            60            56
   128       Extra Space Self Storage Portfolio #1   3,591,000.00       3,591,000.00      0.17%            60            56
   137       Extra Space Self Storage Portfolio #1   3,182,000.00       3,182,000.00      0.15%            60            56
   159       Extra Space Self Storage Portfolio #1   2,204,000.00       2,204,000.00      0.11%            60            56
   164       Extra Space Self Storage Portfolio #1   2,068,000.00       2,068,000.00      0.10%            60            56
   165       Extra Space Self Storage Portfolio #1   2,020,000.00       2,020,000.00      0.10%            60            56
   169       Extra Space Self Storage Portfolio #1   1,812,000.00       1,812,000.00      0.09%            60            56

 Various     Extra Space Self Storage Portfolio #2   54,865,000.00      54,865,000.00     2.66%            60            56
------------------------------------------------------------------------------------------------------------------------------------
   64        Extra Space Self Storage Portfolio #2   7,927,000.00       7,927,000.00      0.38%            60            56
   84        Extra Space Self Storage Portfolio #2   5,723,000.00       5,723,000.00      0.28%            60            56
   86        Extra Space Self Storage Portfolio #2   5,419,000.00       5,419,000.00      0.26%            60            56
   87        Extra Space Self Storage Portfolio #2   5,290,000.00       5,290,000.00      0.26%            60            56
   96        Extra Space Self Storage Portfolio #2   4,857,000.00       4,857,000.00      0.24%            60            56
   105       Extra Space Self Storage Portfolio #2   4,481,000.00       4,481,000.00      0.22%            60            56
   109       Extra Space Self Storage Portfolio #2   4,272,000.00       4,272,000.00      0.21%            60            56
   112       Extra Space Self Storage Portfolio #2   4,256,000.00       4,256,000.00      0.21%            60            56
   123       Extra Space Self Storage Portfolio #2   3,791,000.00       3,791,000.00      0.18%            60            56
   129       Extra Space Self Storage Portfolio #2   3,591,000.00       3,591,000.00      0.17%            60            56
   150       Extra Space Self Storage Portfolio #2   2,813,000.00       2,813,000.00      0.14%            60            56
   155       Extra Space Self Storage Portfolio #2   2,445,000.00       2,445,000.00      0.12%            60            56

 Various                ADG Portfolio                43,288,000.00      43,288,000.00     2.10%            120           117
------------------------------------------------------------------------------------------------------------------------------------
   17                   ADG Portfolio                26,624,000.00      26,624,000.00     1.29%            120           117
  17.1
  17.2
  17.3
  17.4
  17.5
  17.6
  17.7
  17.8
  17.9
  17.10
  17.11
   67                   ADG Portfolio                7,548,000.00       7,548,000.00      0.37%            120           117
  67.1
  67.2
  67.3
  67.4
  67.5
   135                  ADG Portfolio                3,440,000.00       3,440,000.00      0.17%            120           117
   156                  ADG Portfolio                2,376,000.00       2,376,000.00      0.12%            120           117
   161                  ADG Portfolio                2,140,000.00       2,140,000.00      0.10%            120           117
   181                  ADG Portfolio                1,160,000.00       1,160,000.00      0.06%            120           117

   19                                                24,600,000.00      24,552,329.76     1.19%            120           118
------------------------------------------------------------------------------------------------------------------------------------
  19.1                                               5,209,944.74
  19.2                                               4,605,893.19
  19.3                                               4,303,867.40
  19.4                                               3,397,790.06
  19.5                                               2,114,180.48
  19.6                                               1,963,167.59
  19.7                                               1,283,609.58
  19.8                                               1,057,090.24
  19.9                                                664,456.72

 Various                DIKA Portfolio               9,050,000.00       9,050,000.00      0.44%            120           118
------------------------------------------------------------------------------------------------------------------------------------
   83                   DIKA Portfolio               5,840,000.00       5,840,000.00      0.28%            120           118
   136                  DIKA Portfolio               3,210,000.00       3,210,000.00      0.16%            120           118

   93                                                4,925,000.00       4,914,771.29      0.24%            120           118
------------------------------------------------------------------------------------------------------------------------------------
  93.1
  93.2

   116                                               4,100,000.00       4,100,000.00      0.20%            120           120
------------------------------------------------------------------------------------------------------------------------------------
  116.1
  116.2

 Various      Morgan Real Estate Fund Portfolio      4,025,000.00       4,013,570.71      0.19%            120           117
------------------------------------------------------------------------------------------------------------------------------------
   171        Morgan Real Estate Fund Portfolio      1,800,000.00       1,794,888.77      0.09%            120           117
   172        Morgan Real Estate Fund Portfolio      1,700,000.00       1,695,172.72      0.08%            120           117
   183        Morgan Real Estate Fund Portfolio       525,000.00         523,509.22       0.03%            120           117

   142                                               3,011,000.00       3,008,157.26      0.15%            120           119
------------------------------------------------------------------------------------------------------------------------------------
  142.1
  142.2

   148                                               2,900,000.00       2,891,387.92      0.14%            120           118
------------------------------------------------------------------------------------------------------------------------------------
  148.1
  148.2

                              ORIGINAL     REMAINING       MONTHLY        MATURITY DATE
MORTGAGE       REMAINING       AMORT         AMORT           P&I             OR ARD
  LOAN         IO PERIOD        TERM          TERM         PAYMENTS          BALLOON          APPRAISED
 NUMBER          (MOS.)        (MOS.)        (MOS.)          ($)           BALANCE ($)         VALUE ($)     DSCR (X)
-------------------------------------------------------------------------------------------------------------------------

 Various           10           300           300         483,380.17      56,969,189.54     97,020,000.00      1.53
-------------------------------------------------------------------------------------------------------------------------
   31              10           300           300         103,822.67      12,236,110.68     19,800,000.00      1.69
   34              10           300           300         89,140.67       10,505,752.53     17,000,000.00      1.41
   59              10           300           300         56,630.55       6,674,241.78      10,800,000.00      1.52
   81              10           300           300         41,801.73       4,926,580.05      8,500,000.00       1.33
   94              10           300           300         34,083.20       4,016,904.98      6,500,000.00       1.60
   95              10           300           300         34,083.20       4,016,904.98      6,500,000.00       1.37
   108             10           300           300         30,622.44       3,609,035.28      7,300,000.00       1.67
   124             10           300           300         26,217.85       3,089,926.33      5,000,000.00       1.54
   132             10           300           300         24,749.65       2,916,890.52      5,900,000.00       1.49
   133             10           300           300         24,749.65       2,916,890.52      4,720,000.00       1.70
   154             10           300           300         17,478.56       2,059,951.89      5,000,000.00       1.37

 Various           56            IO            IO             IO          56,135,000.00     70,110,000.00      1.92
-------------------------------------------------------------------------------------------------------------------------
   58              56            IO            IO             IO          8,169,000.00      10,190,000.00      1.90
   77              56            IO            IO             IO          6,332,000.00      7,900,000.00       2.15
   88              56            IO            IO             IO          5,210,000.00      6,500,000.00       1.90
   91              56            IO            IO             IO          5,082,000.00      6,340,000.00       1.49
   106             56            IO            IO             IO          4,457,000.00      5,560,000.00       1.81
   115             56            IO            IO             IO          4,184,000.00      5,220,000.00       1.92
   118             56            IO            IO             IO          3,944,000.00      4,920,000.00       2.11
   121             56            IO            IO             IO          3,880,000.00      4,840,000.00       2.07
   128             56            IO            IO             IO          3,591,000.00      4,480,000.00       1.98
   137             56            IO            IO             IO          3,182,000.00      3,970,000.00       1.68
   159             56            IO            IO             IO          2,204,000.00      2,750,000.00       1.96
   164             56            IO            IO             IO          2,068,000.00      2,580,000.00       2.05
   165             56            IO            IO             IO          2,020,000.00      2,600,000.00       2.02
   169             56            IO            IO             IO          1,812,000.00      2,260,000.00       2.06

 Various           56            IO            IO             IO          54,865,000.00     68,650,000.00      1.88
-------------------------------------------------------------------------------------------------------------------------
   64              56            IO            IO             IO          7,927,000.00      9,890,000.00       1.61
   84              56            IO            IO             IO          5,723,000.00      7,140,000.00       2.07
   86              56            IO            IO             IO          5,419,000.00      6,760,000.00       1.84
   87              56            IO            IO             IO          5,290,000.00      6,600,000.00       1.90
   96              56            IO            IO             IO          4,857,000.00      6,060,000.00       1.72
   105             56            IO            IO             IO          4,481,000.00      5,590,000.00       2.10
   109             56            IO            IO             IO          4,272,000.00      5,330,000.00       1.80
   112             56            IO            IO             IO          4,256,000.00      5,310,000.00       1.93
   123             56            IO            IO             IO          3,791,000.00      4,730,000.00       1.81
   129             56            IO            IO             IO          3,591,000.00      4,480,000.00       2.05
   150             56            IO            IO             IO          2,813,000.00      3,510,000.00       2.01
   155             56            IO            IO             IO          2,445,000.00      3,250,000.00       2.12

 Various           21           360           360         248,780.33      38,020,057.79     54,130,000.00      1.28
-------------------------------------------------------------------------------------------------------------------------
   17              21           360           360         153,010.71      23,383,986.45    33,300,000.00*      1.27
  17.1                                                                                      5,790,000.00
  17.2                                                                                      4,200,000.00
  17.3                                                                                      3,050,000.00
  17.4                                                                                      2,840,000.00
  17.5                                                                                      2,790,000.00
  17.6                                                                                      2,680,000.00
  17.7                                                                                      2,600,000.00
  17.8                                                                                      2,320,000.00
  17.9                                                                                      2,240,000.00
  17.10                                                                                     1,860,000.00
  17.11                                                                                     1,410,000.00
   67              21           360           360         43,379.09       6,629,444.23      9,435,000.00       1.35
  67.1                                                                                      3,260,000.00
  67.2                                                                                      3,220,000.00
  67.3                                                                                      1,275,000.00
  67.4                                                                                      1,220,000.00
  67.5                                                                                       460,000.00
   135             21           360           360         19,770.01       3,021,368.88      4,300,000.00       1.21
   156             21           360           360         13,655.10       2,086,852.45      2,970,000.00       1.34
   161             21           360           360         12,298.79       1,879,571.93      2,675,000.00       1.21
   181             21           360           360          6,666.63       1,018,833.85      1,450,000.00       1.29

   19                           360           358         143,402.69      20,696,465.79     32,580,000.00      1.35
-------------------------------------------------------------------------------------------------------------------------
  19.1                                                                                      6,900,000.00
  19.2                                                                                      6,100,000.00
  19.3                                                                                      5,700,000.00
  19.4                                                                                      4,500,000.00
  19.5                                                                                      2,800,000.00
  19.6                                                                                      2,600,000.00
  19.7                                                                                      1,700,000.00
  19.8                                                                                      1,400,000.00
  19.9                                                                                       880,000.00

 Various           22           336           336         51,752.81       7,711,807.64      11,850,000.00      1.32
-------------------------------------------------------------------------------------------------------------------------
   83              22           336           336         33,459.39       4,978,727.03      7,300,000.00       1.28
   136             22           336           336         18,293.42       2,733,080.61      4,550,000.00       1.39

   93                           360           358         27,716.91       4,102,976.50      7,050,000.00       1.45
-------------------------------------------------------------------------------------------------------------------------
  93.1                                                                                      3,550,000.00
  93.2                                                                                      3,500,000.00

   116                          300           300         25,055.31       3,114,517.11      5,200,000.00       1.28
-------------------------------------------------------------------------------------------------------------------------
  116.1                                                                                     3,400,000.00
  116.2                                                                                     1,800,000.00

 Various                        360           357         23,437.69       3,385,632.99      7,450,000.00       1.97
-------------------------------------------------------------------------------------------------------------------------
   171                          360           357         10,481.45       1,514,072.13      3,400,000.00       1.99
   172                          360           357          9,899.15       1,429,956.56      3,050,000.00       1.88
   183                          360           357          3,057.09        441,604.30       1,000,000.00       2.20

   142                          360           359         17,077.24       2,514,088.01      3,900,000.00       1.30
-------------------------------------------------------------------------------------------------------------------------
  142.1                                                                                     2,700,000.00
  142.2                                                                                     1,200,000.00

   148                          300           298         17,808.54       2,206,877.62      3,860,000.00       1.40
-------------------------------------------------------------------------------------------------------------------------
  148.1                                                                                     3,250,000.00
  148.2                                                                                      610,000.00

                                                                               CUT-OFF DATE
   MORTGAGE                          LTV RATIO       NUMBER                        LOAN            UW NET
     LOAN         CUT-OFF DATE      AT MATURITY     OF UNITS     UNIT OF        AMOUNT PER       CASH FLOW
    NUMBER          LTV RATIO         OR ARD        (UNITS)      MEASURE        (UNIT) ($)          ($)
--------------------------------------------------------------------------------------------------------------

    Various          71.26%           58.72%         1,168        Rooms         59,194.35       8,870,229.10
--------------------------------------------------------------------------------------------------------------
      31             75.00%           61.80%          120         Rooms         123,750.00      2,111,326.49
      34             75.00%           61.80%          112         Rooms         113,839.29      1,507,741.44
      59             75.00%           61.80%          128         Rooms         63,281.25       1,033,591.92
      81             70.34%           57.96%           88         Rooms         67,943.18        666,986.29
      94             75.00%           61.80%          128         Rooms         38,085.94        654,857.89
      95             75.00%           61.80%          112         Rooms         43,526.79        559,339.19
      108            60.00%           49.44%          128         Rooms         34,218.75        614,965.80
      124            75.00%           61.80%          120         Rooms         31,250.00        484,082.76
      132            60.00%           49.44%           88         Rooms         40,227.27        443,687.12
      133            75.00%           61.80%           64         Rooms         55,312.50        505,790.42
      154            50.00%           41.20%           80         Rooms         31,250.00        287,859.78

    Various          80.07%           80.07%        972,300      Sq. Ft.          57.73         5,014,562.69
--------------------------------------------------------------------------------------------------------------
      58             80.17%           80.17%        105,838      Sq. Ft.          77.18          720,527.65
      77             80.15%           80.15%         94,108      Sq. Ft.          67.28          632,176.35
      88             80.15%           80.15%         85,656      Sq. Ft.          60.82          460,113.78
      91             80.16%           80.16%         73,728      Sq. Ft.          68.93          351,714.41
      106            80.16%           80.16%         58,250      Sq. Ft.          76.52          375,422.00
      115            80.15%           80.15%         67,440      Sq. Ft.          62.04          372,660.72
      118            80.16%           80.16%         59,755      Sq. Ft.          66.00          387,451.67
      121            80.17%           80.17%         70,785      Sq. Ft.          54.81          373,916.73
      128            80.16%           80.16%         57,245      Sq. Ft.          62.73          330,807.73
      137            80.15%           80.15%         59,650      Sq. Ft.          53.34          248,405.55
      159            80.15%           80.15%         70,300      Sq. Ft.          31.35          200,823.08
      164            80.16%           80.16%         49,955      Sq. Ft.          41.40          197,071.09
      165            77.69%           77.69%         69,665      Sq. Ft.          29.00          189,889.44
      169            80.18%           80.18%         49,925      Sq. Ft.          36.29          173,582.48

    Various          79.92%           79.92%        773,493      Sq. Ft.          70.93         4,807,710.41
--------------------------------------------------------------------------------------------------------------
      64             80.15%           80.15%         80,050      Sq. Ft.          99.03          594,149.63
      84             80.15%           80.15%         67,010      Sq. Ft.          85.41          549,881.12
      86             80.16%           80.16%         67,850      Sq. Ft.          79.87          464,048.23
      87             80.15%           80.15%         92,611      Sq. Ft.          57.12          467,964.83
      96             80.15%           80.15%         56,939      Sq. Ft.          85.30          387,951.33
      105            80.16%           80.16%         69,660      Sq. Ft.          64.33          438,206.71
      109            80.15%           80.15%         53,800      Sq. Ft.          79.41          358,025.87
      112            80.15%           80.15%         72,120      Sq. Ft.          59.01          382,027.60
      123            80.15%           80.15%         49,354      Sq. Ft.          76.81          318,755.69
      129            80.16%           80.16%         70,525      Sq. Ft.          50.92          342,622.42
      150            80.14%           80.14%         41,416      Sq. Ft.          67.92          263,068.43
      155            75.23%           75.23%         52,158      Sq. Ft.          46.88          241,008.55

    Various          79.97%           70.23%         2,547       Various        16,995.68       3,820,623.78
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
      17             79.95%           70.22%         1,614         Pads         16,495.66       2,327,829.11
     17.1                                             192          Pads                          424,333.30
     17.2                                             170          Pads                          316,861.33
     17.3                                             126          Pads                          230,937.64
     17.4                                             125          Pads                          216,393.39
     17.5                                             147          Pads                          242,502.73
     17.6                                             135          Pads                          183,725.42
     17.7                                             192          Pads                          184,031.64
     17.8                                             137          Pads                          150,041.80
     17.9                                             135          Pads                          162,016.15
     17.10                                            124          Pads                          113,406.02
     17.11                                            131          Pads                          103,579.67
      67             80.00%           70.26%          524          Pads         14,404.58        703,294.70
     67.1                                             161          Pads                          260,095.56
     67.2                                             168          Pads                          217,860.80
     67.3                                              75          Pads                          92,129.54
     67.4                                              89          Pads                          96,917.35
     67.5                                              31          Pads                          36,291.46
      135            80.00%           70.26%          141          Pads         24,397.16        288,102.70
      156            80.00%           70.26%          128          Pads         18,562.50        218,913.72
      161            80.00%           70.26%           90         Units         23,777.78        179,017.97
      181            80.00%           70.26%           50          Pads         23,200.00        103,465.58

      19             75.36%           63.53%        146,772      Sq. Ft.          167.28        2,325,086.54
--------------------------------------------------------------------------------------------------------------
     19.1                                            21,474      Sq. Ft.                         574,807.29
     19.2                                            28,121      Sq. Ft.                         351,177.08
     19.3                                            40,459      Sq. Ft.                         514,718.95
     19.4                                            17,976      Sq. Ft.                         318,962.51
     19.5                                            13,556      Sq. Ft.                         221,736.82
     19.6                                            11,107      Sq. Ft.                         133,279.32
     19.7                                            5,050       Sq. Ft.                         118,669.18
     19.8                                            4,918       Sq. Ft.                         88,398.12
     19.9                                            4,111       Sq. Ft.                          3,337.47

    Various          76.37%           65.08%         73,656      Sq. Ft.          122.87         819,245.11
--------------------------------------------------------------------------------------------------------------
      83             80.00%           68.20%         48,342      Sq. Ft.          120.81         514,037.22
      136            70.55%           60.07%         25,314      Sq. Ft.          126.81         305,207.89

      93             69.71%           58.20%         14,228      Sq. Ft.          345.43         481,779.00
--------------------------------------------------------------------------------------------------------------
     93.1                                            8,387       Sq. Ft.                         232,965.00
     93.2                                            5,841       Sq. Ft.                         248,814.00

      116            78.85%           59.89%          180         Units         22,777.78        383,541.56
--------------------------------------------------------------------------------------------------------------
     116.1                                            128         Units
     116.2                                             52         Units

    Various          53.87%           45.44%         36,500      Sq. Ft.          109.96         555,076.50
--------------------------------------------------------------------------------------------------------------
      171            52.79%           44.53%         15,000      Sq. Ft.          119.66         250,830.00
      172            55.58%           46.88%         15,000      Sq. Ft.          113.01         223,470.00
      183            52.35%           44.16%         6,500       Sq. Ft.          80.54          80,776.50

      142            77.13%           64.46%         31,153      Sq. Ft.          96.56          265,895.22
--------------------------------------------------------------------------------------------------------------
     142.1                                           21,553      Sq. Ft.
     142.2                                           9,600       Sq. Ft.

      148            74.91%           57.17%           88         Units         32,856.68        299,590.89
--------------------------------------------------------------------------------------------------------------
     148.1                                             64         Units                          242,015.79
     148.2                                             24         Units                          57,575.10

* ADG Pool Two Appraisal Value is $1,520,000 greater than the sum of the individual Mortgaged Property appraisal values pursuant to a letter dated August
20, 2004, from Joseph J. Blake and Associates, Inc., that cites increased value through the realization of economies of scale in the management of the individual properties as a portfolio.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C16

ANNEX A-6
---------

              DEBT SERVICE PAYMENT SCHEDULE FOR AON OFFICE BUILDING

LOAN PAY PERIOD       DEBT SERVICE ($)     LOAN PAY PERIOD   DEBT SERVICE ($)
---------------       ----------------     ---------------   ----------------
       1                   282,420.00            61               392,270.18
       2                   291,834.00            62               392,270.18
       3                   291,834.00            63               392,270.18
       4                   263,592.00            64               392,270.18
       5                   291,834.00            65               392,270.18
       6                   282,420.00            66               392,270.18
       7                   291,834.00            67               392,270.18
       8                   282,420.00            68               392,270.18
       9                   291,834.00            69               392,270.18
      10                   291,834.00            70               392,270.18
      11                   282,420.00            71               392,270.18
      12                   291,834.00            72               392,270.18
      13                   282,420.00            73               398,232.04
      14                   291,834.00            74               398,232.04
      15                   291,834.00            75               398,232.04
      16                   263,592.00            76               398,232.04
      17                   291,834.00            77               398,232.04
      18                   282,420.00            78               398,232.04
      19                   291,834.00            79               398,232.04
      20                   282,420.00            80               398,232.04
      21                   291,834.00            81               398,232.04
      22                   291,834.00            82               398,232.04
      23                   282,420.00            83               398,232.04
      24                   291,834.00            84               398,232.04
      25                   282,420.00            85               404,205.03
      26                   291,834.00            86               404,205.03
      27                   291,834.00            87               404,205.03
      28                   263,592.00            88               404,205.03
      29                   291,834.00            89               404,205.03
      30                   282,420.00            90               404,205.03
      31                   291,834.00            91               404,205.03
      32                   282,420.00            92               404,205.03
      33                   291,834.00            93               404,205.03
      34                   291,834.00            94               404,205.03
      35                   282,420.00            95               404,205.03
      36                   291,834.00            96               404,205.03
      37                   374,787.75            97               415,780.30
      38                   374,787.75            98               415,780.30
      39                   374,787.75            99               415,780.30
      40                   374,787.75            100              415,780.30
      41                   374,787.75            101              415,780.30
      42                   374,787.75            102              415,780.30
      43                   374,787.75            103              415,780.30
      44                   374,787.75            104              415,780.30
      45                   374,787.75            105              415,780.30
      46                   374,787.75            106              415,780.30
      47                   374,787.75            107              415,780.30
      48                   374,787.75            108              415,780.30
      49                   386,319.13            109              427,367.39
      50                   386,319.13            110              427,367.39
      51                   386,319.13            111              427,367.39
      52                   386,319.13            112              427,367.39
      53                   386,319.13            113              427,367.39
      54                   386,319.13            114              427,367.39
      55                   386,319.13            115              427,367.39
      56                   386,319.13            116              427,367.39
      57                   386,319.13            117              427,367.39
      58                   386,319.13            118              427,367.39
      59                   386,319.13            119              427,367.39
      60                   386,319.13            120           53,906,419.55

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX B

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C16                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  02/17/2005
                                                                                          RECORD DATE:   01/31/2005

------------------------------------------------------------------------------------------------------------------------------------
                                                     DISTRIBUTION DATE STATEMENT

                                 ===================================================================
                                 STATEMENT SECTIONS                                          PAGE(s)
                                 ------------------                                          -------

                                 Certificate Distribution Detail                               2
                                 Certificate Factor Detail                                     3
                                 Reconciliation Detail                                         4
                                 Other Required Information                                    5
                                 Cash Reconciliation                                           6
                                 Ratings Detail                                                7
                                 Current Mortgage Loan and Property Stratification Tables     8-10
                                 Mortgage Loan Detail                                          11
                                 Principal Prepayment Detail                                   12
                                 Historical Detail                                             13
                                 Delinquency Loan Detail                                       14
                                 Specially Serviced Loan Detail                               15-16
                                 Modified Loan Detail                                          17
                                 Liquidated Loan Detail                                        18
                                 ===================================================================

                 DEPOSITOR                                        MASTER SERVICER                         SPECIAL SERVICER
================================================  =========================================  =======================================
Wachovia Commercial Mortgage Securities, Inc.     Wachovia Bank, National Association        GMAC Commercial Mortgage Corporation
301 South College Street                          8739 Research Drive                        335 Witmer Road
Charlotte, NC 28288-1016                          URP 4, NC1075                              Horsham, PA 19044-8015
                                                  Charlotte, NC 28262

Contact:      Tim Steward                         Contact:      Timothy S. Ryan              Contact:      Darri Cunningham
Phone Number: (704) 593-7822                      Phone Number: (704) 593-7878               Phone Number: (215) 328-1784
================================================  =========================================  =======================================

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 1 of 18

                                      B-1

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C16                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  02/17/2005
                                                                                          RECORD DATE:   01/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                         CERTIFICATE DISTRIBUTION DETAIL

==============================================================================================================

                      Pass-Through     Original    Beginning      Principal        Interest      Prepayment
Class       CUSIP         Rate          Balance     Balance      Distribution    Distribution     Premium
==============================================================================================================

==============================================================================================================
Totals
==============================================================================================================

=================================================================
       Realized Loss/                                   Current
      Additional Trust       Total        Ending    Subordination
Class  Fund Expenses      Distribution    Balance        Level(1)
=================================================================

=================================================================
Totals
=================================================================

=====================================================================================================================
                                       Original    Beginning                                                 Ending
                      Pass-Through     Notional    Notional         Interest      Prepayment     Total      Notional
Class       CUSIP         Rate          Amount      Amount        Distribution     Premium    Distribution   Amount
=====================================================================================================================

=====================================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 2 of 18

                                      B-2

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C16                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  02/17/2005
                                                                                          RECORD DATE:   01/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                            CERTIFICATE FACTOR DETAIL

=================================================================================================================
                                                                                    Realized Loss/
                  Beginning       Principal        Interest         Prepayment     Additional Trust     Ending
Class  CUSIP      Balance         Distribution     Distribution     Premium         Fund Expenses       Balance
=================================================================================================================

=================================================================================================================

============================================================================
                    Beginning                                     Ending
                    Notional         Interest     Prepayment     Notional
Class    CUSIP       Amount         Distribution   Premium        Amount
============================================================================

============================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 3 of 18

                                      B-3

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C16                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  02/17/2005
                                                                                          RECORD DATE:   01/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                               RECONCILIATION DETAIL

                  ADVANCE SUMMARY                                                 SERVICING FEE SUMMARY

P & I Advances Outstanding                     0.00            Current Period Accrued Servicing Fees                          0.00

Servicing Advances Outstanding                 0.00            Less Delinquent Servicing Fees                                 0.00

Reimbursement for Interest on Advances         0.00            Less Reductions to Servicing Fees                              0.00
paid from general collections
                                                               Plus Servicing Fees for Delinquent Payments Received           0.00
Reimbursement for Interest on Servicing        0.00
Advances paid from general collections                         Plus Adjustments for Prior Servicing Calculation               0.00

Aggregate Amount of Nonrecoverable Advances    0.00            Total Servicing Fees Collected                                 0.00

CERTIFICATE INTEREST RECONCILIATION
====================================================================================================================================

          Accrued      Net Aggregate     Distributable     Distributable      Additional                     Remaining Unpaid
        Certificate      Prepayment      Certificate   Certificate Interest   Trust Fund      Interest         Distributable
Class     Interest   Interest Shortfall    Interest         Adjustment         Expenses      Distribution  Certificate Interest
====================================================================================================================================
A-1
A-2
A-3
A-4
A-5
A-6
X-C
X-P
A-J
B
C
D
E
F
G
H
J
K
L
M
N
O
P
EH
TO
====================================================================================================================================
Total
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 4 of 18

                                      B-4

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C16                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  02/17/2005
                                                                                          RECORD DATE:   01/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                           OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

                                                                                Appraisal Reduction Amount
Available Distribution Amount                                        0.00       ====================================================
                                                                                          Appraisal     Cumulative     Most Recent
                                                                                 Loan     Reduction        ASER         App. Red.
                                                                                Number     Amount         Amount           Date
                                                                                ====================================================
Aggregate Number of Outstanding Loans                                   0

Aggregate Stated Principal Balance of Loans before Distributions     0.00

Aggregate Stated Principal Balance of Loans after Distributions      0.00

Aggregate Unpaid Principal Balance of Loans                          0.00

Net Swap Payment received from Counterparty                          0.00

Net Swap Payment made to Counterparty                                0.00

Aggregate Amount of Servicing Fee                                    0.00

Aggregate Amount of Special Servicing Fee                            0.00

Aggregate Amount of Trustee Fee                                      0.00

Aggregate Trust Fund Expenses                                        0.00

Interest Reserve Deposit                                             0.00

Interest Reserve Withdrawal                                          0.00

Specially Serviced Loans not Delinquent

    Number of Outstanding Loans                                         0       ====================================================
                                                                                  Total
    Aggregate Unpaid Principal Balance                               0.00       ====================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 5 of 18

                                      B-5

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C16                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  02/17/2005
                                                                                          RECORD DATE:   01/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                           CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED                                               TOTAL FUNDS DISTRIBUTED
  INTEREST:                                                           FEES:
    Interest paid or advanced                         0.00              Master Servicing Fee                             0.00
    Interest reductions due to Non-Recoverability                       Trustee Fee                                      0.00
       Determinations                                 0.00              Certificate Administration Fee                   0.00
    Interest Adjustments                              0.00              Insurer Fee                                      0.00
    Deferred Interest                                 0.00              Miscellaneous Fee                                0.00
    Net Prepayment Interest Shortfall                 0.00                                                                    ------
    Net Prepayment Interest Excess                    0.00                TOTAL FEES                                            0.00
    Extension Interest                                0.00
    Interest Reserve Withdrawal                       0.00            ADDITIONAL TRUST FUND EXPENSES:
                                                           ------
      TOTAL INTEREST COLLECTED                               0.00       Reimbursement for Interest on Advances           0.00
                                                                        ASER Amount                                      0.00
                                                                        Special Servicing Fee                            0.00
  PRINCIPAL:                                                            Rating Agency Expenses                           0.00
    Scheduled Principal                               0.00              Attorney Fees & Expenses                         0.00
    Unscheduled Principal                             0.00              Bankruptcy Expense                               0.00
      Principal Prepayments                           0.00              Taxes Imposed on Trust Fund                      0.00
      Collection of Principal after Maturity Date     0.00              Non-Recoverable Advances                         0.00
      Recoveries from Liquidation and Insurance                         Other Expenses                                   0.00
         Proceeds                                     0.00                                                                    ------
      Excess of Prior Principal Amounts paid          0.00                TOTAL ADDITIONAL TRUST FUND EXPENSES                  0.00
      Curtailments                                    0.00
    Negative Amortization                             0.00            INTEREST RESERVE DEPOSIT                                  0.00
    Principal Adjustments                             0.00
                                                           ------
      TOTAL PRINCIPAL COLLECTED                              0.00
                                                                      PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
  OTHER:                                                                Interest Distribution                            0.00
    Prepayment Penalties/Yield Maintenance            0.00              Principal Distribution                           0.00
    Repayment Fees                                    0.00              Prepayment Penalties/Yield Maintenance           0.00
    Borrower Option Extension Fees                    0.00              Borrower Option Extension Fees                   0.00
    Equity Payments Received                          0.00              Equity Payments Paid                             0.00
    Net Swap Counterparty Payments Received           0.00              Net Swap Counterparty Payments Paid              0.00
                                                           ------                                                             ------
      TOTAL OTHER COLLECTED                                  0.00         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS         0.00
                                                           ------                                                             ------
TOTAL FUNDS COLLECTED                                        0.00   TOTAL FUNDS DISTRIBUTED                                     0.00
                                                           ======                                                             ======

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 6 of 18

                                      B-6

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C16                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  02/17/2005
                                                                                          RECORD DATE:   01/31/2005

------------------------------------------------------------------------------------------------------------------------------------
                                                           RATINGS DETAIL
                           ===============================================================================
                                                        Original Ratings            Current Ratings (1)
                                                   -------------------------     -------------------------
                           Class       CUSIP       Fitch     Moody's     S&P     Fitch     Moody's     S&P
                           ===============================================================================
                           A-1
                           A-2
                           A-3
                           A-4
                           A-5
                           A-6
                           X-C
                           X-P
                           A-J
                           B
                           C
                           D
                           E
                           F
                           G
                           H
                           J
                           K
                           L
                           M
                           N
                           O
                           P
                           EH
                           TO
                           ===============================================================================

                           NR    - Designates that the class was not rated by the above agency at the time of original issuance.

                           X     - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

                           N/A   - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                           Moody's Investors Service                    Standard & Poor's Rating Services
One State Street Plaza                                99 Church Street                             55 Water Street
New York, New York 10004                              New York, New York 10007                     New York, New York 10041
(212) 908-0500                                        (212) 553-0300                               (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 7 of 18

                                      B-7

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C16                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  02/17/2005
                                                                                          RECORD DATE:   01/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                             CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                       SCHEDULED BALANCE                                                     STATE (3)
===============================================================   ===============================================================
                                % of                                                              % of
Scheduled    # of   Scheduled   Agg.   WAM          Weighted                   # of   Scheduled   Agg.   WAM          Weighted
 Balance     Loans   Balance    Bal.   (2)   WAC    Avg DSCR (1)  State        Props   Balance    Bal.   (2)   WAC   Avg DSCR (1)
===============================================================   ===============================================================

===============================================================   ===============================================================
Totals                                                            Totals
===============================================================   ===============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 8 of 18

                                      B-8

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C16                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  02/17/2005
                                                                                          RECORD DATE:   01/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                 DEBT SERVICE COVERAGE RATIO (1)                                           PROPERTY TYPE (3)
================================================================   ================================================================
                                    % of                                                               % of
 Debt Service   # of    Scheduled   Agg.  WAM        Weighted      Property        # of    Scheduled   Agg.  WAM        Weighted
Coverage Ratio  Loans    Balance    Bal.  (2)  WAC  Avg DSCR (1)     Type          Props   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================   ================================================================

================================================================   ================================================================
Totals                                                             Totals
================================================================   ================================================================

                            NOTE RATE                                                          SEASONING
================================================================   ================================================================
                                    % of                                                               % of
Note            # of    Scheduled   Agg.  WAM        Weighted                      # of    Scheduled   Agg.  WAM        Weighted
Rate            Loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)   Seasoning       Loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================   ================================================================

================================================================   ================================================================
Totals                                                             Totals
================================================================   ================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 9 of 18

                                      B-9

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C16                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  02/17/2005
                                                                                          RECORD DATE:   01/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

           ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                  REMAINING STATED TERM (FULLY AMORTIZING LOANS)
======================================================================  ============================================================
                                          % of                          Remaining                      % of
Anticipated Remaining   # of   Scheduled  Agg.  WAM        Weighted       Stated      # of   Scheduled  Agg.  WAM        Weighted
        Term (2)        Loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)     Term       Loans  Balance    Bal.  (2)  WAC  Avg DSCR (1)
======================================================================  ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

           REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                           AGE OF MOST RECENT NOI
======================================================================  ============================================================
                                          % of                                                         % of
Remaining Amortization  # of   Scheduled  Agg.  WAM        Weighted     Age of Most  # of   Scheduled  Agg.  WAM        Weighted
         Term           Loans  Balance    Bal.  (2)  WAC  Avg DSCR (1)  Recent NOI   Loans  Balance    Bal.  (2)  WAC  Avg DSCR (1)
======================================================================  ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 10 of 18

                                      B-10

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C16                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  02/17/2005
                                                                                          RECORD DATE:   01/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                              MORTGAGE LOAN DETAIL

==========================================================================================================
                                                                          Anticipated              Neg.
Loan            Property                  Interest   Principal   Gross     Repayment    Maturity   Amort
Number   ODCR   Type (1)   City   State   Payment    Payment     Coupon       Date        Date     (Y/N)
==========================================================================================================

==========================================================================================================
Totals
==========================================================================================================

=============================================================================
         Beginning    Ending     Paid   Appraisal   Appraisal   Res.     Mod.
Loan     Scheduled   Scheduled   Thru   Reduction   Reduction   Strat.   Code
Number    Balance     Balance    Date      Date       Amount     (2)     (3)
=============================================================================

=============================================================================
Totals
=============================================================================

------------------------------------------------------------------------------------------------------------------------------------
         (1) Property Type Code                           (2) Resolution Strategy Code                     (3) Modification Code
         ----------------------                           ----------------------------                     ---------------------

MF - Multi-Family       OF -  Office               1 - Modification       9 - Pending Return to         1 - Maturity Date Extension
RT - Retail             MU -  Mixed Use            2 - Foreclosure             Master Servicer          2 - Amortization Change
HC - Health Care        LO -  Lodging              3 - Bankruptcy        10 - Deed in Lieu Of           3 - Principal Write-Off
IN - Industrial         SS -  Self Storage         4 - Extension               Foreclosure              4 - Combination
WH - Warehouse          OT -  Other                5 - Note Sale         11 - Full Payoff
MH - Mobile Home Park                              6 - DPO               12 - Reps and Warranties
                                                   7 - REO               13 - Other or TBD
                                                   8 - Resolved
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 11 of 18

                                      B-11

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C16                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  02/17/2005
                                                                                          RECORD DATE:   01/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                           PRINCIPAL PREPAYMENT DETAIL

   ==============================================================================================================================
                                              Principal Prepayment Amount                         Prepayment Penalties
                   Offering Document     ------------------------------------     -----------------------------------------------
   Loan Number      Cross-Reference      Payoff Amount     Curtailment Amount     Prepayment Premium    Yield Maintenance Premium
   ==============================================================================================================================

   ==============================================================================================================================
   Totals
   ==============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 12 of 18

                                      B-12

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C16                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  02/17/2005
                                                                                          RECORD DATE:   01/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                               HISTORICAL DETAIL
===================================================================================================
                                              Delinquencies
---------------------------------------------------------------------------------------------------
Distribution   30-59 Days   60-89 Days   90 Days or More   Foreclosure      REO       Modifications
Date           #  Balance   #  Balance     #   Balance     #   Balance   #  Balance     #  Balance
===================================================================================================

===================================================================================================

======================================   =========================
                    Prepayments             Rate and Maturities
--------------------------------------   -------------------------
Distribution Curtailments     Payoff     Next Weighted Avg.
Date          #   Amount    #   Amount    Coupon    Remit    WAM
======================================   =========================

======================================   =========================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 13 of 18

                                      B-13

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C16                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  02/17/2005
                                                                                          RECORD DATE:   01/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                            DELINQUENCY LOAN DETAIL

=================================================================================================================================
                   Offering        # of                     Current     Outstanding    Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy        Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances**    Loan (1)      Code(2)      Transfer Date
=================================================================================================================================

=================================================================================================================================
Totals
=================================================================================================================================

===========================================================================
                               Actual      Outstanding
               Foreclosure    Principal     Servicing     Bankruptcy   REO
Loan Number        Date        Balance       Advances        Date      Date
===========================================================================

===========================================================================
Totals
===========================================================================

------------------------------------------------------------------------------------------------------------------------------------
                (1) Status of Mortgage Loan                                         (2) Resolution Strategy Code
                ---------------------------                                         ----------------------------

A - Payment Not Received         0 - Current                                   1 - Modification     9 - Pending Return to
     But Still in Grace Period   1 - One Month Delinquent                      2 - Foreclosure           Master Servicer
B - Late Payment But Less        2 - Two Months Delinquent                     3 - Bankruptcy      10 - Deed In Lieu Of
     Than 1 Month Delinquent     3 - Three or More Months Delinquent           4 - Extension             Foreclosure
                                 4 - Assumed Scheduled Payment                 5 - Note Sale       11 - Full Payoff
                                     (Performing Matured Balloon)              6 - DPO             12 - Reps and Warranties
                                 7 - Foreclosure                               7 - REO             13 - Other or TBD
                                 9 - REO                                       8 - Resolved

** Outstanding P & I Advances include the current period advance.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 14 of 18

                                      B-14

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C16                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  02/17/2005
                                                                                          RECORD DATE:   01/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                     SPECIALLY SERVICED LOAN DETAIL - PART 1

================================================================================================================
              Offering       Servicing    Resolution
Loan          Document       Transfer      Strategy     Scheduled    Property             Interest    Actual
Number    Cross-Reference      Date        Code(1)       Balance     Type (2)    State      Rate      Balance
================================================================================================================

================================================================================================================

======================================================================
            Net                                            Remaining
Loan     Operating    DSCR            Note    Maturity    Amortization
Number    Income      Date    DSCR    Date      Date          Term
======================================================================

======================================================================

                   (1) Resolution Strategy Code                                             (2) Property Type Code
                   ----------------------------                                             ----------------------

1 - Modification   6  - DPO                     10 -  Deed in Lieu Of              MF  -  Multi-Family       OF  -  Office
2 - Foreclosure    7  - REO                            Foreclosure                 RT  -  Retail             MU  -  Mixed Use
3 - Bankruptcy     8  - Resolved                11 -  Full Payoff                  HC  -  Health Care        LO  -  Lodging
4 - Extension      9  - Pending Return          12 -  Reps and Warranties          IN  -  Industrial         SS  -  Self Storage
5 - Note Sale            to Master Servicer     13 -  Other or TBD                 WH  -  Warehouse          OT  -  Other
                                                                                   MH  -  Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 15 of 18

                                      B-15

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C16                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  02/17/2005
                                                                                          RECORD DATE:   01/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                    SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
             Offering         Resolution        Site
Loan         Document          Strategy      Inspection                    Appraisal    Appraisal       Other REO
Number    Cross-Reference      Code (1)         Date       Phase 1 Date      Date         Value      Property Revenue    Comment
====================================================================================================================================

====================================================================================================================================

                                           (1) Resolution Strategy Code
                                           ----------------------------

                        1 - Modification   6  - DPO                     10 -  Deed in Lieu Of
                        2 - Foreclosure    7  - REO                            Foreclosure
                        3 - Bankruptcy     8  - Resolved                11 -  Full Payoff
                        4 - Extension      9  - Pending Return          12 -  Reps and Warranties
                        5 - Note Sale            to Master Servicer     13 -  Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 16 of 18

                                      B-16

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C16                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  02/17/2005
                                                                                          RECORD DATE:   01/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                             MODIFIED LOAN DETAIL

====================================================================================================================================
               Offering
 Loan          Document         Pre-Modification
Number     Cross-Reference          Balance          Modification Date                    Modification Description
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 17 of 18

                                      B-17

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C16                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  02/17/2005
                                                                                          RECORD DATE:   01/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                            LIQUIDATED LOAN DETAIL

====================================================================================================================================
           Final Recovery        Offering                                                             Gross Proceeds     Aggregate
Loan       Determination         Document        Appraisal     Appraisal     Actual      Gross          as a % of        Liquidation
Number         Date          Cross-Reference        Date          Value      Balance     Proceeds     Actual Balance     Expenses *
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

=================================================================================
                             Net        Net Proceeds                  Repurchased
Loan                    Liquidation       as a % of       Realized     by Seller
Number                    Proceeds      Actual Balance      Loss         (Y/N)
=================================================================================

=================================================================================
Current Total
=================================================================================
Cumulative Total
=================================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 18 of 18

                                      B-18

                                                                        ANNEX C

                       CLASS X-P REFERENCE RATE SCHEDULE

    INTEREST                                 CLASS X-P          INTEREST                                CLASS X-P
 ACCRUAL PERIOD     DISTRIBUTION DATE     REFERENCE RATE     ACCRUAL PERIOD     DISTRIBUTION DATE     REFERENCE RATE
----------------   -------------------   ----------------   ----------------   -------------------   ---------------

         1              2/15/2005             5.17506%             43               8/15/2008             5.34424%
         2              3/15/2005             5.17370%             44               9/15/2008             5.34404%
         3              4/15/2005             5.35226%             45              10/15/2008             5.16660%
         4              5/15/2005             5.17465%             46              11/15/2008             5.34361%
         5              6/15/2005             5.35200%             47              12/15/2008             5.16618%
         6              7/15/2005             5.17440%             48               1/15/2009             5.16595%
         7              8/15/2005             5.35174%             49               2/15/2009             5.16574%
         8              9/15/2005             5.35161%             50               3/15/2009             5.16608%
         9             10/15/2005             5.17402%             51               4/15/2009             5.34245%
        10             11/15/2005             5.35135%             52               5/15/2009             5.16504%
        11             12/15/2005             5.17376%             53               6/15/2009             5.34199%
        12              1/15/2006             5.17355%             54               7/15/2009             5.16459%
        13              2/15/2006             5.17337%             55               8/15/2009             5.34152%
        14              3/15/2006             5.17346%             56               9/15/2009             5.34130%
        15              4/15/2006             5.35035%             57              10/15/2009             5.20461%
        16              5/15/2006             5.17273%             58              11/15/2009             5.38286%
        17              6/15/2006             5.34994%             59              12/15/2009             5.25303%
        18              7/15/2006             5.17233%             60               1/15/2010             5.42366%
        19              8/15/2006             5.34952%             61               2/15/2010             5.42362%
        20              9/15/2006             5.34932%             62               3/15/2010             5.42437%
        21             10/15/2006             5.17173%             63               4/15/2010             5.60896%
        22             11/15/2006             5.34890%             64               5/15/2010             5.42344%
        23             12/15/2006             5.17130%             65               6/15/2010             5.60884%
        24              1/15/2007             5.17107%             66               7/15/2010             5.42332%
        25              2/15/2007             5.17088%             67               8/15/2010             5.60873%
        26              3/15/2007             5.17105%             68               9/15/2010             5.60867%
        27              4/15/2007             5.34777%             69              10/15/2010             5.42315%
        28              5/15/2007             5.17022%             70              11/15/2010             5.60785%
        29              6/15/2007             5.34734%             71              12/15/2010             5.42236%
        30              7/15/2007             5.16980%             72               1/15/2011             5.42230%
        31              8/15/2007             5.34690%             73               2/15/2011             5.42224%
        32              9/15/2007             5.34670%             74               3/15/2011             5.42306%
        33             10/15/2007             5.16917%             75               4/15/2011             5.60752%
        34             11/15/2007             5.34622%             76               5/15/2011             5.42204%
        35             12/15/2007             5.16868%             77               6/15/2011             5.60739%
        36              1/15/2008             5.34572%             78               7/15/2011             5.42191%
        37              2/15/2008             5.16824%             79               8/15/2011             5.60726%
        38              3/15/2008             5.16822%             80               9/15/2011             5.60719%
        39              4/15/2008             5.34509%             81              10/15/2011             5.42171%
        40              5/15/2008             5.16762%             82              11/15/2011             5.61089%
        41              6/15/2008             5.34467%             83              12/15/2011             5.42279%
        42              7/15/2008             5.16721%             84               1/15/2012             5.62744%

                                      C-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX D

                                   CLASS A-PB
                       PLANNED PRINCIPAL BALANCE SCHEDULE

    PERIOD
    TOTAL                   DATE                    BALANCE
-------------   ---------------------------   -------------------

      0                    1/27/05              109,727,000.00
      1                    2/15/05              109,727,000.00
      2                    3/15/05              109,727,000.00
      3                    4/15/05              109,727,000.00
      4                    5/15/05              109,727,000.00
      5                    6/15/05              109,727,000.00
      6                    7/15/05              109,727,000.00
      7                    8/15/05              109,727,000.00
      8                    9/15/05              109,727,000.00
      9                   10/15/05              109,727,000.00
      10                  11/15/05              109,727,000.00
      11                  12/15/05              109,727,000.00
      12                   1/15/06              109,727,000.00
      13                   2/15/06              109,727,000.00
      14                   3/15/06              109,727,000.00
      15                   4/15/06              109,727,000.00
      16                   5/15/06              109,727,000.00
      17                   6/15/06              109,727,000.00
      18                   7/15/06              109,727,000.00
      19                   8/15/06              109,727,000.00
      20                   9/15/06              109,727,000.00
      21                  10/15/06              109,727,000.00
      22                  11/15/06              109,727,000.00
      23                  12/15/06              109,727,000.00
      24                   1/15/07              109,727,000.00
      25                   2/15/07              109,727,000.00
      26                   3/15/07              109,727,000.00
      27                   4/15/07              109,727,000.00
      28                   5/15/07              109,727,000.00
      29                   6/15/07              109,727,000.00
      30                   7/15/07              109,727,000.00
      31                   8/15/07              109,727,000.00
      32                   9/15/07              109,727,000.00
      33                  10/15/07              109,727,000.00
      34                  11/15/07              109,727,000.00
      35                  12/15/07              109,727,000.00
      36                   1/15/08              109,727,000.00
      37                   2/15/08              109,727,000.00
      38                   3/15/08              109,727,000.00
      39                   4/15/08              109,727,000.00
      40                   5/15/08              109,727,000.00
      41                   6/15/08              109,727,000.00
      42                   7/15/08              109,727,000.00
      43                   8/15/08              109,727,000.00
      44                   9/15/08              109,727,000.00

    PERIOD
    TOTAL                   DATE                    BALANCE
-------------   ---------------------------   -------------------

      45                  10/15/08              109,727,000.00
      46                  11/15/08              109,727,000.00
      47                  12/15/08              109,727,000.00
      48                   1/15/09              109,727,000.00
      49                   2/15/09              109,727,000.00
      50                   3/15/09              109,727,000.00
      51                   4/15/09              109,727,000.00
      52                   5/15/09              109,727,000.00
      53                   6/15/09              109,727,000.00
      54                   7/15/09              109,727,000.00
      55                   8/15/09              109,727,000.00
      56                   9/15/09              109,727,000.00
      57                  10/15/09              109,727,000.00
      58                  11/15/09              109,727,000.00
      59                  12/15/09              109,726,576.58
      60                   1/15/10              108,069,125.42
      61                   2/15/10              106,403,596.17
      62                   3/15/10              104,214,819.14
      63                   4/15/10              102,530,485.74
      64                   5/15/10              100,666,837.77
      65                   6/15/10               98,965,203.30
      66                   7/15/10               97,084,726.17
      67                   8/15/10               95,365,622.67
      68                   9/15/10               93,638,137.65
      69                  10/15/10               91,732,515.01
      70                  11/15/10               89,987,310.00
      71                  12/15/10               82,519,223.70
      72                   1/15/11               80,763,602.78
      73                   2/15/11               78,999,423.50
      74                   3/15/11               76,724,418.58
      75                   4/15/11               74,940,531.12
      76                   5/15/11               72,981,172.67
      77                   6/15/11               71,179,028.85
      78                   7/15/11               69,201,912.00
      79                   8/15/11               67,381,334.53
      80                   9/15/11               65,551,878.93
      81                  10/15/11               65,251,000.01
      82                  11/15/11               64,951,000.00
      83                  12/15/11               64,650,136.39
      84                   1/15/12               62,874,616.78
      85                   2/15/12               61,090,400.23
      86                   3/15/12               58,985,798.95
      87                   4/15/12               57,182,523.78
      88                   5/15/12               55,215,209.84
      89                   6/15/12               53,393,457.87

                                      D-1

    PERIOD
    TOTAL                   DATE                    BALANCE
-------------   ---------------------------   ------------------

      90                   7/15/12              51,408,174.73
      91                   8/15/12              49,567,765.71
      92                   9/15/12              47,718,338.82
      93                  10/15/12              45,706,141.04
      94                  11/15/12              43,837,787.10
      95                  12/15/12              41,795,606.93
      96                   1/15/13              39,896,513.84
      97                   2/15/13              37,988,117.74
      98                   3/15/13              35,613,861.57
      99                   4/15/13              33,684,472.12
     100                   5/15/13              31,594,140.00
     101                   6/15/13              29,645,051.73
     102                   7/15/13              27,535,561.94
     103                   8/15/13              25,566,582.65

    PERIOD
    TOTAL                   DATE                    BALANCE
-------------   ---------------------------   ------------------

     104                   9/15/13              23,587,954.66
     105                  10/15/13              21,449,736.64
     106                  11/15/13              19,450,929.40
     107                  12/15/13              17,281,499.37
     108                   1/15/14              15,250,676.68
     109                   2/15/14              13,209,904.49
     110                   3/15/14              10,714,374.67
     111                   4/15/14               8,651,364.66
     112                   5/15/14               6,430,713.84
     113                   6/15/14               4,346,709.62
     114                   7/15/14               2,105,641.32
     115                   8/15/14                     438.02
     116                   9/15/14                       0.00

                                      D-2

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.

                                    DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     Neither the certificates nor any assets in the related trust fund will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

     o    multifamily and commercial mortgage loans, including participations therein;

     o    mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o    direct obligations of the United States or other government agencies;
          or

     o    a combination of the assets described above.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" ON PAGE 14 AND IN THE
PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED
THAT THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS ACCURATE OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                January 19, 2005

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

 Distributions on the Certificates in Respect of Prepayment Premiums or in

                                       2

                                       3

                                       4

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     o    this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o    the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

     This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     Some capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page 116 in this prospectus.

     In this prospectus, the terms "depositor", "we", "us" and "our" refer to
Wachovia Commercial Mortgage Securities, Inc.

                              ---------------------

     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     You should rely only on any information or representations contained or incorporated by reference in this prospectus and the related prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

                                       5

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement do not contain all of the information set forth in the registration statement. For further information, you should refer to the registration statement and the exhibits attached thereto. Copies of the
Registration Statement may be obtained from the Public Reference Room of the
Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and
Exchange Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549.
Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities
and Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system.

     We will file or cause to be filed with the Securities and Exchange
Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We are incorporating in this prospectus by reference all documents and reports filed by us with respect to a trust fund pursuant to Section 13(a),
13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. You may obtain, without charge, a copy of any or all documents or reports incorporated in this prospectus by reference, to the extent such documents or reports relate to an offered certificate. Exhibits to those documents will be provided to you only if such exhibits were specifically incorporated by reference in those documents. Requests to the depositor should be directed in writing to Wachovia
Commercial Mortgage Securities, Inc., 301 South College Street, Charlotte, North
Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

                                       6

                              SUMMARY OF PROSPECTUS

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets..............   Each series of certificates will represent the
                                 entire beneficial ownership interest in a trust
                                 fund consisting primarily of any of the
                                 following:

                                 o  mortgage assets;

                                 o  certificate accounts;

                                 o  forms of credit support;

                                 o  cash flow agreements; and

                                 o  amounts on deposit in a pre-funding account.

The Mortgage Assets...........   The mortgage assets with respect to each series
                                 of certificates may consist of any of the
                                 following:

                                 o  multifamily and commercial mortgage loans,
                                    including participations therein;

                                 o  commercial mortgage-backed securities,
                                    including participations therein;

                                 o  direct obligations of the United States or
                                    other government agencies; and

                                 o  a combination of the assets described above.

                                 The mortgage loans will not be guaranteed or
                                 insured by us or any of our affiliates or,
                                 unless otherwise provided in the prospectus
                                 supplement, by any governmental agency or
                                 instrumentality or other person. The mortgage
                                 loans will be primarily secured by first or
                                 junior liens on, or security interests in fee
                                 simple, leasehold or a similar interest in,
                                 any of the following types of properties:

                                 o  residential properties consisting of five or
                                    more rental or cooperatively owned dwelling
                                    units;

                                 o  shopping centers;

                                 o  retail buildings or centers;

                                 o  hotels and motels;

                                 o  office buildings;

                                 o  nursing homes;

                                 o  hospitals or other health-care related
                                    facilities;

                                 o  industrial properties;

                                 o  warehouse, mini-warehouse or self-storage
                                    facilities;

                                 o  mobile home parks;

                                       7

                                 o  mixed use properties; and

                                 o  other types of commercial properties.

                                 Some or all of the mortgage loans may also be
                                 secured by an assignment of one or more leases
                                 of all or a portion of the related mortgaged
                                 properties. A significant or the sole source
                                 of payments on certain mortgage loans will be
                                 the rental payments due under the related
                                 leases.

                                 A mortgage loan may have an interest rate that
                                 has any of the following features:

                                 o  is fixed over its term;

                                 o  adjusts from time to time;

                                 o  is partially fixed and partially floating;

                                 o  is floating based on one or more formulae or
                                    indices;

                                 o  may be converted from a floating to a fixed
                                    interest rate;

                                 o  may be converted from a fixed to a floating
                                    interest rate; or

                                 o  interest is not paid currently but is
                                    accrued and added to the principal balance.

                                 A mortgage loan may provide for any of the
                                 following:

                                 o  scheduled payments to maturity;

                                 o  payments that adjust from time to time;

                                 o  negative amortization or accelerated
                                    amortization;

                                 o  full amortization or require a balloon
                                    payment due on its stated maturity date;

                                 o  prohibitions on prepayment;

                                 o  releases or substitutions of collateral,
                                    including defeasance thereof with direct
                                    obligations of the United States; and

                                 o  payment of a premium or a yield maintenance
                                    penalty in connection with a principal
                                    prepayment.

                                 Unless otherwise described in the prospectus
                                 supplement for a series of certificates:

                                 o  the mortgaged properties may be located in
                                    any one of the 50 states, the District of
                                    Columbia or the Commonwealth of Puerto Rico;

                                 o  all mortgage loans will have original terms
                                    to maturity of not more than 40 years;

                                 o  all mortgage loans will have individual
                                    principal balances at origination of not
                                    less than $100,000;

                                       8

                                 o  all mortgage loans will have been originated
                                    by persons other than the depositor; and

                                 o  all mortgage assets will have been
                                    purchased, either directly or indirectly, by
                                    the depositor on or before the date of
                                    initial issuance of the related series of
                                    certificates.

                                 Any commercial mortgage-backed securities
                                 included in a trust fund will evidence
                                 ownership interests in or be secured by
                                 mortgage loans similar to those described above
                                 and other mortgage-backed securities. Some
                                 commercial mortgage-backed securities included
                                 in a trust fund may be guaranteed or insured by
                                 an affiliate of the depositor, Freddie Mac,
                                 Fannie Mae, Ginnie Mae, Farmer Mac or any other
                                 person specified in the prospectus supplement.

Certificate Accounts..........   Each trust fund will include one or more
                                 accounts established and maintained on behalf
                                 of the certificateholders. All payments and
                                 collections received or advanced with respect
                                 to the mortgage assets and other assets in the
                                 trust fund will be deposited into those
                                 accounts. A certificate account may be
                                 maintained as an interest bearing or a
                                 non-interest bearing account, and funds may be
                                 held as cash or reinvested.

Credit Support................   The following types of credit support may be
                                 used to enhance the likelihood of distributions
                                 on certain classes of certificates:

                                 o  subordination of junior certificates;

                                 o  over collateralization;

                                 o  letters of credit;

                                 o  issurance policies;

                                 o  guarantees;

                                 o  reserve funds; and/or

                                 o  other types of credit support described in
                                    the prospectus supplement and a combination
                                    of any of the above.

Cash Flow Agreements..........   Cash flow agreements are used to reduce the
                                 effects of interest rate or currency exchange
                                 rate fluctuations on the underlying mortgage
                                 assets or on one or more classes of
                                 certificates and increase the likelihood of
                                 timely distributions on the certificates or
                                 such classes of certificates, as the case may
                                 be. The trust fund may include any of the
                                 following types of cash flow agreements:

                                 o  guaranteed investment contracts;

                                 o  interest rate swap or exchange contracts;

                                 o  interest rate cap or floor agreements;

                                 o  currency exchange agreements;

                                 o  yield supplement agreements; or

                                       9

                                 o  other types of similar agreements described
                                    in the prospectus supplement.

Pre-Funding Account;
 Capitalized Interest
 Account.......................  A trust fund may use monies deposited into a pre-funding account to acquire additional
                                 mortgage assets following a closing date for
                                 the related series of certificates. The amount
                                 on deposit in a pre-funding account will not
                                 exceed 25% of the pool balance of the trust
                                 fund as of the cut-off date on which the
                                 ownership of the mortgage loans and rights to
                                 payment thereon are deemed transferred to the
                                 trust fund, as specified in the related
                                 prospectus supplement. The depositor will
                                 select any additional mortgage assets using
                                 criteria that is substantially similar to the
                                 criteria used to select the mortgage assets
                                 included in the trust fund on the closing date.

                                 If provided in the prospectus supplement, a
                                 trust fund also may include amounts on deposit
                                 in a separate capitalized interest account.
                                 The depositor may use amounts on deposit in a
                                 capitalized interest account to supplement
                                 investment earnings, if any, of amounts on
                                 deposit in the pre-funding account, supplement
                                 interest collections of the trust fund, or
                                 such other purpose as specified in the
                                 prospectus supplement.

                                 Amounts on deposit in any pre-funding account
                                 or any capitalized interest account will be
                                 held in cash or invested in short-term
                                 investment grade obligations. Amounts
                                 remaining on deposit in any pre-funding
                                 account and any capitalized interest account
                                 after the end of the related pre-funding
                                 period will be distributed to
                                 certificateholders as described in the
                                 prospectus supplement.

Description of Certificates...   Each series of certificates will include one
                                 or more classes. Each series of certificates
                                 will represent in the aggregate the entire
                                 beneficial ownership interest in the related
                                 trust fund. The offered certificates are the
                                 classes of certificates being offered to you
                                 pursuant to the prospectus supplement. The
                                 non-offered certificates are the classes of
                                 certificates not being offered to you pursuant
                                 to the prospectus supplement. Information on
                                 the non-offered certificates is being provided
                                 solely to assist you in your understanding of
                                 the offered certificates.

Distributions on
 Certificates..................  The certificates may provide for different methods of distributions to specific classes.
                                 Any class of certificates may:

                                 o  provide for the accrual of interest thereon
                                    based on fixed, variable or floating rates;

                                 o  be senior or subordinate to one or more
                                    other classes of certificates with respect
                                    to interest or principal distribution and
                                    the allocation of losses on the assets of
                                    the trust fund;

                                       10

                                 o  be entitled to principal distributions, with
                                    disproportionately low, nominal or no
                                    interest distributions;

                                 o  be entitled to interest distributions, with
                                    disproportionately low, nominal or no
                                    principal distributions;

                                 o  provide for distributions of principal or
                                    accrued interest only after the occurrence
                                    of certain events, such as the retirement of
                                    one or more other classes of certificates;

                                 o  provide for distributions of principal to be
                                    made at a rate that is faster or slower than
                                    the rate at which payments are received on
                                    the mortgage assets in the related trust
                                    fund;

                                 o  provide for distributions of principal
                                    sequentially, based on specified payment
                                    schedules or other methodologies; and

                                 o  provide for distributions based on a
                                    combination of any of the above features.

                                 Interest on each class of offered certificates
                                 of each series will accrue at the applicable
                                 pass-through rate on the outstanding
                                 certificate balance or notional amount.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other contingencies described in this
                                 prospectus and the prospectus supplement.

                                 The certificate balance of a certificate
                                 outstanding from time to time represents the
                                 maximum amount that the holder thereof is then
                                 entitled to receive in respect of principal
                                 from future cash flow on the assets in the
                                 related trust fund. Unless otherwise specified
                                 in the prospectus supplement, distributions of
                                 principal will be made on each distribution
                                 date to the class or classes of certificates
                                 entitled thereto until the certificate balance
                                 of such certificates is reduced to zero.
                                 Distributions of principal to any class of
                                 certificates will be made on a pro rata basis
                                 among all of the certificates of such class.

Advances......................   A servicer may be obligated as part of its
                                 servicing responsibilities to make certain
                                 advances with respect to delinquent scheduled
                                 payments and property related expenses which it
                                 deems recoverable. The trust fund may be
                                 charged interest for any advance. We will not
                                 have any responsibility to make such advances.
                                 One of our affiliates may have the
                                 responsibility to make such advances, but only
                                 if that affiliate is acting as a servicer or
                                 master servicer for the related series of
                                 certificates.

Termination...................   A series of certificates may be subject to
                                 optional early termination through the
                                 repurchase of the mortgage assets in the
                                 related trust fund.

                                       11

Registration of Certificates...  One or more classes of the offered certificates may be initially represented by one or more
                                 certificates registered in the name of Cede &
                                 Co. as the nominee of The Depository Trust
                                 Company. If your offered certificates are so
                                 registered, you will not be entitled to receive
                                 a definitive certificate representing your
                                 interest except in the event that physical
                                 certificates are issued under the limited
                                 circumstances described in this prospectus and
                                 the prospectus supplement.

Tax Status of
 the Certificates..............  The certificates of each series will constitute either:

                                 o  "regular interests" or "residual interests"
                                    in a trust fund treated as a "real estate
                                    mortgage investment conduit" under the
                                    Internal Revenue Code of 1986, as amended;

                                 o  interests in a trust fund treated as a
                                    grantor trust under applicable provisions of
                                    the Internal Revenue Code of 1986, as
                                    amended; or

                                 o  any combination of any of the above
                                    features.

ERISA Considerations..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement
                                 that is subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or
                                 Section 4975 of the Internal Revenue Code of
                                 1986, as amended, or any materially similar
                                 federal, state or local law, or any person who
                                 proposes to use "plan assets" of any of these
                                 plans to acquire any offered certificates, you
                                 should carefully review with your legal counsel
                                 whether the purchase or holding of any offered
                                 certificates could give rise to transactions
                                 not permitted under these laws. The prospectus
                                 supplement will specify if investment in some
                                 certificates may require a representation that
                                 the investor is not (or is not investing on
                                 behalf of) a plan or similar arrangement or if
                                 other restrictions apply.

Legal Investment..............   The prospectus supplement will specify whether
                                 the offered certificates will constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended. If your investment
                                 activities are subject to legal investment laws
                                 and regulations, regulatory capital
                                 requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" herein.

                                       12

Rating........................   At the date of issuance, as to each series,
                                 each class of offered certificates will not be
                                 rated lower than investment grade by one or
                                 more nationally recognized statistical rating
                                 agencies. A security rating is not a
                                 recommendation to buy, sell or hold securities
                                 and may be subject to qualification, revision
                                 or withdrawal at any time by the assigning
                                 rating organization.

                                       13

                                  RISK FACTORS

     You should consider the following risk factors, in addition to the risk factors in the prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the prospectus supplement under "Risk Factors", summarize the material risks relating to your certificates.

Your Ability to Resell
 Certificates May  Be Limited
 Because of Their
 Characteristics..............   You may not be able to resell your certificates
                                 and the value of your certificates may be less
                                 than you anticipated for a variety of reasons
                                 including:

                                 o  a secondary market for your certificates may
                                    not develop;

                                 o  interest rate fluctuations;

                                 o  the absence of redemption rights; and

                                 o  the limited sources of information about the
                                    certificates other than that provided in
                                    this prospectus, the prospectus supplement
                                    and the monthly report to
                                    certificateholders.

The Assets of the Trust Fund
 May Not Be Sufficient to Pay
 Your Certificates............   Unless otherwise specified in the prospectus
                                 supplement, neither the offered certificates of
                                 any series nor the mortgage assets in the
                                 related trust fund will be guaranteed or
                                 insured by us or any of our affiliates, by any
                                 governmental agency or instrumentality or by
                                 any other person. No offered certificate of any
                                 series will represent a claim against or
                                 security interest in the trust fund for any
                                 other series. Accordingly, if the related trust
                                 fund has insufficient assets to make payments
                                 on the certificates, there will be no other
                                 assets available for payment of the deficiency.

                                 Additionally, the trustee, master servicer,
                                 special servicer or other specified person may
                                 under certain circumstances withdraw some
                                 amounts on deposit in certain funds or accounts
                                 constituting part of a trust fund, including
                                 the certificate account and any accounts
                                 maintained as credit support, as described in
                                 the prospectus supplement. The trustee, master
                                 servicer, special servicer or other specified
                                 person may have the authority to make these
                                 withdrawals for purposes other than the payment
                                 of principal of or interest on the related
                                 series of certificates.

                                 The prospectus supplement for a series of
                                 certificates may provide for one or more
                                 classes of certificates that are subordinate to
                                 one or more other classes of certificates in
                                 entitlement to certain distributions on the
                                 certificates. On any distribution date in which
                                 the related trust fund has incurred losses or
                                 shortfalls in collections on the mortgage
                                 assets, the subordinate certificates initially
                                 will bear the amount of such losses or
                                 shortfalls and, thereafter, the remaining
                                 classes of certificates will bear the remaining
                                 amount of such losses or shortfalls. The
                                 priority, manner and limitations on the
                                 allocation of losses and shortfalls will be
                                 specified in the prospectus supplement.

                                       14

Prepayments and Repurchases
 of the  Mortgage Assets Will
 Affect the  Timing of Your
 Cash Flow and May Affect Your
 Yield........................   Prepayments (including those caused by defaults
                                 on the mortgage loans and repurchases for
                                 breach of representation or warranty) on the
                                 mortgage loans in a trust fund generally will
                                 result in a faster rate of principal payments
                                 on one or more classes of the related
                                 certificates than if payments on such mortgage
                                 assets were made as scheduled. Thus, the
                                 prepayment experience on the mortgage assets
                                 may affect the average life of each class of
                                 related certificates. The rate of principal
                                 payments on mortgage loans varies between pools
                                 and from time to time is influenced by a
                                 variety of economic, demographic, geographic,
                                 social, tax, legal and other factors.

                                 We cannot provide any assurance as to the rate
                                 of prepayments on the mortgage loans in any
                                 trust fund or that such rate will conform to
                                 any model described in this prospectus or in
                                 any prospectus supplement. As a result,
                                 depending on the anticipated rate of prepayment
                                 for the mortgage loans in any trust fund, the
                                 retirement of any class of certificates could
                                 occur significantly earlier or later than you
                                 expected.

                                 The rate of voluntary prepayments will also be
                                 affected by:

                                 o  the voluntary prepayment terms of the
                                    mortgage loan, including prepayment lock-out
                                    periods and prepayment premiums;

                                 o  then-current interest rates being charged on
                                    similar mortgage loans; and

                                 o  the availability of mortgage credit.

                                 A series of certificates may include one or
                                 more classes of certificates with entitlements
                                 to payments prior to other classes of
                                 certificates. As a result, yields on classes of
                                 certificates with a lower priority of payment,
                                 including classes of offered certificates, of
                                 such series may be more sensitive to
                                 prepayments on mortgage assets. A series of
                                 certificates may include one or more classes
                                 offered at a significant premium or discount.
                                 Yields on such classes of certificates will be
                                 sensitive, and in some cases extremely
                                 sensitive, to prepayments on mortgage assets
                                 and, where the amount of interest payable with
                                 respect to a class is disproportionately high,
                                 as compared to the amount of principal, a
                                 holder might, in some prepayment scenarios,
                                 fail to recoup its original investment.

                                 If a mortgage loan is in default, it may not be
                                 possible to collect a prepayment premium. No
                                 person will be required to pay any premium if a
                                 mortgage loan is repurchased for a breach of
                                 representation or warranty.

                                       15

                                 The yield on your certificates may be less than
                                 anticipated because:

                                 o  the prepayment premium or yield maintenance
                                    required under certain prepayment scenarios
                                    may not be enforceable in some states or
                                    under federal bankruptcy laws; and

                                 o  some courts may consider the prepayment
                                    premium to be usurious.

Optional Early Termination of
 the Trust  Fund May Result
 in an Adverse  Impact on
 Your Yield or May Result
 in a Loss....................   A series of certificates may be subject to
                                 optional early termination by means of the
                                 repurchase of the mortgage assets in the
                                 related trust fund. We cannot assure you that
                                 the proceeds from a sale of the mortgage assets
                                 will be sufficient to distribute the
                                 outstanding certificate balance plus accrued
                                 interest and any undistributed shortfalls in
                                 interest accrued on the certificates that are
                                 subject to the termination. Accordingly, the
                                 holders of such certificates may suffer an
                                 adverse impact on the overall yield on their
                                 certificates, may experience repayment of their
                                 investment at an unpredictable and inopportune
                                 time or may even incur a loss on their
                                 investment.

Ratings Do Not Guarantee
 Payment and Do Not Address
 Prepayment Risks.............   Any rating assigned by a rating agency to a
                                 class of offered certificates will reflect only
                                 its assessment of the likelihood that holders
                                 of certificates of such class will receive
                                 payments to which such certificateholders are
                                 entitled under the related pooling and
                                 servicing agreement. Ratings do not address:

                                 o  the likelihood that principal prepayments
                                    (including those caused by defaults) on the
                                    related mortgage loans will be made;

                                 o  the degree to which the rate of prepayments
                                    on the related mortgage loans might differ
                                    from that originally anticipated;

                                 o  the likelihood of early optional termination
                                    of the related trust fund;

                                 o  the possibility that prepayments on the
                                    related mortgage loans at a higher or lower
                                    rate than anticipated by an investor may
                                    cause such investor to experience a lower
                                    than anticipated yield; or

                                 o  the possibility that an investor that
                                    purchases an offered certificate at a
                                    significant premium might fail to recoup its
                                    initial investment under certain prepayment
                                    scenarios.

                                 The amount, type and nature of credit support,
                                 if any, provided with respect to a series of
                                 certificates will be determined on the basis
                                 of criteria established by each rating

                                       16

                                 agency rating classes of certificates of such
                                 series. Those criteria are sometimes based
                                 upon an actuarial analysis of the behavior of
                                 mortgage loans in a larger group. However, we
                                 cannot provide assurance that the historical
                                 data supporting any such actuarial analysis
                                 will accurately reflect future experience, or
                                 that the data derived from a large pool of
                                 mortgage loans will accurately predict the
                                 delinquency, foreclosure or loss experience of
                                 any particular pool of mortgage loans. In
                                 other cases, a rating agency may base their
                                 criteria upon determinations of the values of
                                 the mortgaged properties that provide security
                                 for the mortgage loans. However, we cannot
                                 provide assurance that those values will not
                                 decline in the future.

Unused Amounts in Pre-Funding
 Accounts May Be Returned to
 You as a Prepayment..........   The prospectus supplement will disclose when we
                                 are using a pre-funding account to purchase
                                 additional mortgage assets in connection with
                                 the issuance of certificates. Amounts on
                                 deposit in a pre-funding account that are not
                                 used to acquire additional mortgage assets by
                                 the end of the pre-funding period for a series
                                 of certificates may be distributed to holders
                                 of those certificates as a prepayment of
                                 principal, which may materially and adversely
                                 affect the yield on those certificates.

Additional Mortgage Assets
 Acquired  in Connection with
 the Use of a Pre-Funding
 Account May Change the
 Aggregate Characteristics
 of a Trust Fund..............   Any additional mortgage assets acquired by a
                                 trust fund with funds in a pre-funding account
                                 may possess substantially different
                                 characteristics than the mortgage assets in the
                                 trust fund on the closing date for a series of
                                 certificates. Therefore, the aggregate
                                 characteristics of a trust fund following the
                                 pre-funding period may be substantially
                                 different than the characteristics of a trust
                                 fund on the closing date for that series of
                                 certificates.

Net Operating Income Produced
 by a Mortgaged Property May
 Be Inadequate to Repay the
 Mortgage Loans...............   The value of a mortgage loan secured by a
                                 multifamily or commercial property is directly
                                 related to the net operating income derived
                                 from that property because the ability of a
                                 borrower to repay a loan secured by an
                                 income-producing property typically depends
                                 primarily upon the successful operation of that
                                 property rather than upon the existence of
                                 independent income or assets of the borrower.
                                 The reduction in the net operating income of
                                 the property may impair the borrower's ability
                                 to repay the loan.

                                 Many of the mortgage loans included in a trust
                                 fund may be secured by liens on owner-occupied
                                 mortgaged properties or

                                       17

                                 on mortgaged properties leased to a single
                                 tenant. Accordingly, a decline in the financial
                                 condition of the borrower or single tenant may
                                 have a disproportionately greater affect on the
                                 net operating income from such mortgaged
                                 properties than would be the case with respect
                                 to mortgaged properties with multiple tenants.

Future Value of a Mortgaged
 Property  and its Net
 Operating Income and Cash
 Flow Is Not Predictable......   Commercial and multifamily property values and
                                 cash flows and net operating income from such
                                 mortgaged properties are volatile and may be
                                 insufficient to cover debt service on the
                                 related mortgage loan at any given time.
                                 Property value, cash flow and net operating
                                 income depend upon a number of factors,
                                 including:

                                 o  changes in general or local economic
                                    conditions and/or specific industry
                                    segments;

                                 o  declines in real estate values;

                                 o  an oversupply of commercial or multifamily
                                    properties in the relevant market;

                                 o  declines in rental or occupancy rates;

                                 o  increases in interest rates, real estate tax
                                    rates and other operating expenses;

                                 o  changes in governmental rules, regulations
                                    and fiscal policies, including environmental
                                    legislation;

                                 o  perceptions by prospective tenants and, if
                                    applicable, their customers, of the safety,
                                    convenience, services and attractiveness of
                                    the property;

                                 o  the age, construction quality and design of
                                    a particular property;

                                 o  whether the mortgaged properties are readily
                                    convertible to alternative uses;

                                 o  acts of God; and

                                 o  other factors beyond our control or the
                                    control of a servicer.

Nonrecourse Loans Limit the
 Remedies  Available Following
 a Mortgagor Default..........   The mortgage loans will not be an obligation
                                 of, or be insured or guaranteed by, any
                                 governmental entity, by any private mortgage
                                 insurer, or by the depositor, the originators,
                                 the master servicer, the special servicer, the
                                 trustee or any of their respective affiliates.

                                 Each mortgage loan included in a trust fund
                                 generally will be a nonrecourse loan. If there
                                 is a default (other than a default resulting
                                 from voluntary bankruptcy, fraud or willful
                                 misconduct) there will generally only be
                                 recourse against the specific mortgaged
                                 properties and other assets that have been
                                 pledged

                                       18

                                 to secure such mortgage loan. Even if a
                                 mortgage loan provides for recourse to a
                                 mortgagor or its affiliates, it is unlikely the
                                 trust fund ultimately could recover any amounts
                                 not covered by the mortgaged property.

Special Risks of Mortgage
 Loans Secured by
 Multifamily Properties.......   Mortgage loans secured by multifamily
                                 properties may constitute a material
                                 concentration of the mortgage loans in a trust
                                 fund. Adverse economic conditions, either
                                 local, regional or national, may limit the
                                 amount of rent that a borrower may charge for
                                 rental units, and may result in a reduction in
                                 timely rent payments or a reduction in
                                 occupancy levels. Occupancy and rent levels may
                                 also be affected by:

                                 o  construction of additional housing units;

                                 o  local military base closings;

                                 o  developments at local colleges and
                                    universities;

                                 o  national, regional and local politics,
                                    including, in the case of multifamily rental
                                    properties, current or future rent
                                    stabilization and rent control laws and
                                    agreements;

                                 o  the level of mortgage interest rates, which
                                    may encourage tenants in multifamily rental
                                    properties to purchase housing;

                                 o  tax credit and city, state and federal
                                    housing subsidy or similar programs which
                                    may impose rent limitations and may
                                    adversely affect the ability of the
                                    applicable borrowers to increase rents to
                                    maintain the mortgaged properties in proper
                                    condition during periods of rapid inflation
                                    or declining market value of the mortgaged
                                    properties;

                                 o  tax credit and city, state and federal
                                    housing subsidy or similar programs which
                                    may impose income restrictions on tenants
                                    and which may reduce the number of eligible
                                    tenants in such mortgaged properties and
                                    result in a reduction in occupancy rates
                                    applicable thereto; and

                                 o  the possibility that some eligible tenants
                                    may not find any differences in rents
                                    between subsidized or supported properties
                                    and other multifamily rental properties in
                                    the same area to be a sufficient economic
                                    incentive to reside at a subsidized or
                                    supported property, which may have fewer
                                    amenities or otherwise be less attractive as
                                    a residence.

                                 All of these conditions and events may increase
                                 the possibility that a borrower may be unable
                                 to meet its obligations under its mortgage
                                 loan.

                                 The multifamily projects market is
                                 characterized generally by low barriers to
                                 entry. Thus, a particular apartment market with
                                 historically low vacancies could experience
                                 substantial new construction, and a resultant
                                 oversupply of units, in a

                                       19

                                 relatively short period of time. Because
                                 multifamily apartment units are typically
                                 leased on a short-term basis, the tenants who
                                 reside in a particular project within such a
                                 market may easily move to alternative projects
                                 with more desirable amenities or locations.

Special Risks of Mortgage
 Loans Secured by Retail
 Properties...................   Mortgage loans secured by retail properties may
                                 constitute a material concentration of the
                                 mortgage loans in a trust fund. Significant
                                 factors determining the value of retail
                                 properties are:

                                 o  the quality of the tenants; and

                                 o  the fundamental aspects of real estate such
                                    as location and market demographics.

                                 The correlation between the success of tenant
                                 businesses and property value is more direct
                                 with respect to retail properties than other
                                 types of commercial property because a
                                 significant component of the total rent paid by
                                 retail tenants is often tied to a percentage of
                                 gross sales. Significant tenants at a retail
                                 property play an important part in generating
                                 customer traffic and making a retail property a
                                 desirable location for other tenants at that
                                 property. Accordingly, retail properties may be
                                 adversely affected if a significant tenant
                                 ceases operations at those locations, which may
                                 occur on account of a voluntary decision not to
                                 renew a lease, bankruptcy or insolvency of the
                                 tenant, the tenant's general cessation of
                                 business activities or for other reasons. In
                                 addition, some tenants at retail properties may
                                 be entitled to terminate their leases or pay
                                 reduced rent if an anchor tenant ceases
                                 operations at the property. In those cases, we
                                 cannot provide assurance that any anchor
                                 tenants will continue to occupy space in the
                                 related shopping centers.

                                 Shopping centers, in general, are affected by
                                 the health of the retail industry. In addition,
                                 a shopping center may be adversely affected by
                                 the bankruptcy or decline in drawing power of
                                 an anchor tenant, the risk that an anchor
                                 tenant may vacate notwithstanding that tenant's
                                 continuing obligation to pay rent, a shift in
                                 consumer demand due to demographic changes (for
                                 example, population decreases or changes in
                                 average age or income) and/or changes in
                                 consumer preference (for example, to discount
                                 retailers).

                                 Unlike other income producing properties,
                                 retail properties also face competition from
                                 sources outside a given real estate market,
                                 such as:

                                 o  catalogue retailers;

                                 o  home shopping networks;

                                 o  the internet;

                                 o  telemarketing; and

                                 o  outlet centers.

                                       20

                                 Continued growth of these alternative retail
                                 outlets (which are often characterized by
                                 lower operating costs) could adversely affect
                                 the rents collectible at the retail properties
                                 which secure mortgage loans in a trust fund.

Special Risks of Mortgage
 Loans Secured by
 Hospitality Properties.......   Mortgage loans secured by hospitality
                                 properties (e.g., a hotel or motel) may
                                 constitute a material concentration of the
                                 mortgage loans in a trust fund. Various factors
                                 affect the economic viability of a hospitality
                                 property, including:

                                 o  location, quality and franchise affiliation
                                    (or lack thereof);

                                 o  adverse economic conditions, either local,
                                    regional or national, which may limit the
                                    amount that a consumer is willing to pay for
                                    a room and may result in a reduction in
                                    occupancy levels;

                                 o  the construction of competing hospitality
                                    properties, which may result in a reduction
                                    in occupancy levels;

                                 o  the increased sensitivity of hospitality
                                    properties (relative to other commercial
                                    properties) to adverse economic conditions
                                    and competition, as hotel rooms generally
                                    are rented for short periods of time;

                                 o  the financial strength and capabilities of
                                    the owner and operator of a hospitality
                                    property, which may have a substantial
                                    impact on the property's quality of service
                                    and economic performance; and

                                 o  the generally seasonal nature of the
                                    hospitality industry, which can be expected
                                    to cause periodic fluctuations in room and
                                    other revenues, occupancy levels, room rates
                                    and operating expenses.

                                 In addition, the successful operation of a
                                 hospitality property with a franchise
                                 affiliation may depend in part upon the
                                 strength of the franchisor, the public
                                 perception of the franchise service mark and
                                 the continued existence of any franchise
                                 license agreement. The transferability of a
                                 franchise license agreement may be restricted,
                                 and a lender or other person that acquires
                                 title to a hospitality property as a result of
                                 foreclosure may be unable to succeed to the
                                 borrower's rights under the franchise license
                                 agreement. Moreover, the transferability of a
                                 hospitality property's operating, liquor and
                                 other licenses upon a transfer of the
                                 hospitality property, whether through purchase
                                 or foreclosure, is subject to local law
                                 requirements and may not be transferable.

Special Risks of Mortgage Loans
 Secured by Office Buildings...  Mortgage loans secured by office buildings may constitute a material concentration of the
                                 mortgage loans in a trust fund. Significant
                                 factors determining the value of office
                                 buildings include:

                                 o  the quality of the tenants in the building;

                                       21

                                 o  the physical attributes of the building in
                                    relation to competing buildings; and

                                 o  the strength and stability of the market
                                    area as a desirable business location.

                                 An economic decline in the business operated
                                 by the tenants may adversely affect an office
                                 building. That risk is increased if revenue is
                                 dependent on a single tenant or if there is a
                                 significant concentration of tenants in a
                                 particular business or industry.

                                 Office buildings are also subject to
                                 competition with other office properties in
                                 the same market. Competition is affected by a
                                 property's:

                                 o  age;

                                 o  condition;

                                 o  design (e.g., floor sizes and layout);

                                 o  access to transportation; and

                                 o  ability or inability to offer certain
                                    amenities to its tenants, including
                                    sophisticated building systems (such as
                                    fiber optic cables, satellite communications
                                    or other base building technological
                                    features).

                                 The success of an office building also depends
                                 on the local economy. A company's decision to
                                 locate office headquarters in a given area,
                                 for example, may be affected by such factors
                                 as labor cost and quality, tax environment and
                                 quality of life issues such as schools and
                                 cultural amenities. A central business
                                 district may have an economy which is markedly
                                 different from that of a suburb. The local
                                 economy and the financial condition of the
                                 owner will impact on an office building's
                                 ability to attract stable tenants on a
                                 consistent basis. In addition, the cost of
                                 refitting office space for a new tenant is
                                 often more costly than for other property
                                 types.

Special Risks of Mortgage
 Loans Secured by Warehouse
 and Self Storage Facilities..   Mortgage loans secured by warehouse and storage
                                 facilities may constitute a material
                                 concentration of the mortgage loans in a trust
                                 fund. The storage facilities market contains
                                 low barriers to entry.

                                 Increased competition among self storage
                                 facilities may reduce income available to repay
                                 mortgage loans secured by a self storage
                                 facility. Furthermore, the inability of a
                                 borrower to police what is stored in a self
                                 storage facility due to privacy considerations
                                 may increase environmental risks.

                                       22

Special Risks of Mortgage
 Loans Secured by Healthcare-
 Related Properties...........   The mortgaged properties may include health
                                 care-related facilities, including senior
                                 housing, assisted living facilities, skilled
                                 nursing facilities and acute care facilities.

                                 o  Senior housing generally consists of
                                    facilities with respect to which the
                                    residents are ambulatory, handle their own
                                    affairs and typically are couples whose
                                    children have left the home and at which the
                                    accommodations are usually apartment style;

                                 o  Assisted living facilities are typically
                                    single or double room occupancy,
                                    dormitory-style housing facilities which
                                    provide food service, cleaning and some
                                    personal care and with respect to which the
                                    tenants are able to medicate themselves but
                                    may require assistance with certain daily
                                    routines;

                                 o  Skilled nursing facilities provide services
                                    to post trauma and frail residents with
                                    limited mobility who require extensive
                                    medical treatment; and

                                 o  Acute care facilities generally consist of
                                    hospital and other facilities providing
                                    short-term, acute medical care services.

                                 Certain types of health care-related
                                 properties, particularly acute care facilities,
                                 skilled nursing facilities and some assisted
                                 living facilities, typically receive a
                                 substantial portion of their revenues from
                                 government reimbursement programs, primarily
                                 Medicaid and Medicare. Medicaid and Medicare
                                 are subject to statutory and regulatory
                                 changes, retroactive rate adjustments,
                                 administrative rulings, policy interpretations,
                                 delays by fiscal intermediaries and government
                                 funding restrictions. Moreover, governmental
                                 payors have employed cost-containment measures
                                 that limit payments to health care providers,
                                 and there exist various proposals for national
                                 health care reform that could further limit
                                 those payments. Accordingly, we cannot provide
                                 assurance that payments under government
                                 reimbursement programs will, in the future, be
                                 sufficient to fully reimburse the cost of
                                 caring for program beneficiaries. If those
                                 payments are insufficient, net operating income
                                 of health care-related facilities that receive
                                 revenues from those sources may decline, which
                                 consequently could have an adverse affect on
                                 the ability of the related borrowers to meet
                                 their obligations under any mortgage loans
                                 secured by health care-related facilities.

                                 Moreover, health care-related facilities are
                                 generally subject to federal and state laws
                                 that relate to the adequacy of medical care,
                                 distribution of pharmaceuticals, rate setting,
                                 equipment, personnel, operating policies and
                                 additions to facilities and services. In
                                 addition, facilities where such care or other
                                 medical services are provided are subject to
                                 periodic

                                       23

                                 inspection by governmental authorities to
                                 determine compliance with various standards
                                 necessary to continued licensing under state
                                 law and continued participation in the Medicaid
                                 and Medicare reimbursement programs.
                                 Furthermore, under applicable federal and state
                                 laws and regulations, Medicare and Medicaid
                                 reimbursements are generally not permitted to
                                 be made to any person other than the provider
                                 who actually furnished the related medical
                                 goods and services. Accordingly, in the event
                                 of foreclosure, the trustee, the master
                                 servicer, the special servicer or a subsequent
                                 lessee or operator of any health care-related
                                 facility securing a defaulted mortgage loan
                                 generally would not be entitled to obtain from
                                 federal or state governments any outstanding
                                 reimbursement payments relating to services
                                 furnished at such property prior to
                                 foreclosure. Any of the aforementioned events
                                 may adversely affect the ability of the related
                                 borrowers to meet their mortgage loan
                                 obligations.

                                 Providers of assisted living services are also
                                 subject to state licensing requirements in
                                 certain states. The failure of an operator to
                                 maintain or renew any required license or
                                 regulatory approval could prevent it from
                                 continuing operations at a health care-related
                                 facility or, if applicable, bar it from
                                 participation in government reimbursement
                                 programs. In the event of foreclosure, we
                                 cannot provide assurance that the trustee or
                                 any other purchaser at a foreclosure sale would
                                 be entitled to the rights under the licenses,
                                 and the trustee or other purchaser may have to
                                 apply in its own right for the applicable
                                 license. We cannot provide assurance that the
                                 trustee or other purchaser could obtain the
                                 applicable license or that the related
                                 mortgaged property would be adaptable to other
                                 uses.

                                 Government regulation applying specifically to
                                 acute care facilities, skilled nursing
                                 facilities and certain types of assisted living
                                 facilities includes health planning
                                 legislation, enacted by most states, intended,
                                 at least in part, to regulate the supply of
                                 nursing beds. The most common method of control
                                 is the requirement that a state authority first
                                 make a determination of need, evidenced by its
                                 issuance of a certificate of need, before a
                                 long-term care provider can establish a new
                                 facility, add beds to an existing facility or,
                                 in some states, take certain other actions (for
                                 example, acquire major medical equipment, make
                                 major capital expenditures, add services,
                                 refinance long-term debt, or transfer ownership
                                 of a facility). States also regulate nursing
                                 bed supply in other ways. For example, some
                                 states have imposed moratoria on the licensing
                                 of new beds, or on the certification of new
                                 Medicaid beds, or have discouraged the
                                 construction of new nursing facilities by
                                 limiting Medicaid reimbursements allocable to
                                 the cost of new construction and equipment. In
                                 general, a certificate of need is site specific
                                 and operator specific; it cannot be transferred
                                 from one site to another, or to another
                                 operator, without the approval of the
                                 appropriate state agency. Accordingly, in the
                                 case of foreclosure upon a mortgage loan

                                       24

                                 secured by a lien on a health care-related
                                 mortgaged property, the purchaser at
                                 foreclosure might be required to obtain a new
                                 certificate of need or an appropriate
                                 exemption. In addition, compliance by a
                                 purchaser with applicable regulations may in
                                 any case require the engagement of a new
                                 operator and the issuance of a new operating
                                 license. Upon a foreclosure, a state regulatory
                                 agency may be willing to expedite any necessary
                                 review and approval process to avoid
                                 interruption of care to a facility's residents,
                                 but we cannot provide assurance that any state
                                 regulatory agency will do so or that the state
                                 regulatory agency will issue any necessary
                                 licenses or approvals.

                                 Federal and state government "fraud and abuse"
                                 laws also apply to health care-related
                                 facilities. "Fraud and abuse" laws generally
                                 prohibit payment or fee-splitting arrangements
                                 between health care providers that are designed
                                 to induce or encourage the referral of patients
                                 to, or the recommendation of, a particular
                                 provider for medical products or services.
                                 Violation of these restrictions can result in
                                 license revocation, civil and criminal
                                 penalties, and exclusion from participation in
                                 Medicare or Medicaid programs. The state law
                                 restrictions in this area vary considerably
                                 from state to state. Moreover, the federal
                                 anti-kickback law includes broad language that
                                 potentially could be applied to a wide range of
                                 referral arrangements, and regulations designed
                                 to create "safe harbors" under the law provide
                                 only limited guidance. Accordingly, we cannot
                                 provide assurance that such laws will be
                                 interpreted in a manner consistent with the
                                 practices of the owners or operators of the
                                 health care-related mortgaged properties that
                                 are subject to those laws.

                                 The operators of health care-related facilities
                                 are likely to compete on a local and regional
                                 basis with others that operate similar
                                 facilities, some of which competitors may be
                                 better capitalized, may offer services not
                                 offered by such operators, or may be owned by
                                 non-profit organizations or government agencies
                                 supported by endowments, charitable
                                 contributions, tax revenues and other sources
                                 not available to such operators. The successful
                                 operation of a health care-related facility
                                 will generally depend upon:

                                 o  the number of competing facilities in the
                                    local market;

                                 o  the facility's age and appearance;

                                 o  the reputation and management of the
                                    facility;

                                 o  the types of services the facility provides;
                                    and

                                 o  where applicable, the quality of care and
                                    the cost of that care.

                                 The inability of a health care-related
                                 mortgaged property to flourish in a competitive
                                 market may increase the likelihood of
                                 foreclosure on the related mortgage loan,
                                 possibly affecting the yield on one or more
                                 classes of the related series of offered
                                 certificates.

                                       25

Special Risks of Mortgage
 Loans Secured by Industrial
 and Mixed-Use Facilities.....   Mortgage loans secured by industrial and
                                 mixed-use facilities may constitute a material
                                 concentration of the mortgage loans in a trust
                                 fund. Significant factors determining the value
                                 of industrial properties include:

                                 o  the quality of tenants;

                                 o  building design and adaptability; and

                                 o  the location of the property.

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in both
                                 office properties and industrial properties,
                                 although industrial properties are more
                                 frequently dependent on a single tenant. In
                                 addition, properties used for many industrial
                                 purposes are more prone to environmental
                                 concerns than other property types.

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial
                                 property. Site characteristics which are
                                 valuable to an industrial property include
                                 clear heights, column spacing, zoning
                                 restrictions, number of bays and bay depths,
                                 divisibility, truck turning radius and overall
                                 functionality and accessibility. Location is
                                 also important because an industrial property
                                 requires the availability of labor sources,
                                 proximity to supply sources and customers and
                                 accessibility to rail lines, major roadways and
                                 other distribution channels.

                                 Industrial properties may be adversely affected
                                 by reduced demand for industrial space
                                 occasioned by a decline in a particular
                                 industry segment (e.g. a decline in defense
                                 spending), and a particular industrial property
                                 that suited the needs of its original tenant
                                 may be difficult to relet to another tenant or
                                 may become functionally obsolete relative to
                                 newer properties.

Poor Property Management Will
 Adversely Affect the
 Performance of the Related
 Mortgaged Property...........   Each mortgaged property securing a mortgage
                                 loan which has been sold into a trust fund is
                                 managed by a property manager (which generally
                                 is an affiliate of the borrower) or by the
                                 borrower itself. The successful operation of a
                                 real estate project is largely dependent on the
                                 performance and viability of the management of
                                 such project. The property manager is
                                 responsible for:

                                 o  operating the property;

                                 o  providing building services;

                                 o  responding to changes in the local market;
                                    and

                                 o  planning and implementing the rental
                                    structure, including establishing levels of
                                    rent payments and advising the borrowers so
                                    that maintenance and capital improvements
                                    can be carried out in a timely fashion.

                                       26

                                 We cannot provide assurance regarding the
                                 performance of any operators, leasing agents
                                 and/or property managers or persons who may
                                 become operators and/or property managers upon
                                 the expiration or termination of management
                                 agreements or following any default or
                                 foreclosure under a mortgage loan. In addition,
                                 the property managers are usually operating
                                 companies and unlike limited purpose entities,
                                 may not be restricted from incurring debt and
                                 other liabilities in the ordinary course of
                                 business or otherwise. There can be no
                                 assurance that the property managers will at
                                 all times be in a financial condition to
                                 continue to fulfill their management
                                 responsibilities under the related management
                                 agreements throughout the terms of those
                                 agreements.

Balloon Payments on Mortgage
 Loans  Result in Heightened
 Risk of Borrower Default.....   Some of the mortgage loans included in a trust
                                 fund may not be fully amortizing (or may not
                                 amortize at all) over their terms to maturity
                                 and, thus, will require substantial principal
                                 payments (that is, balloon payments) at their
                                 stated maturity. Mortgage loans of this type
                                 involve a greater degree of risk than
                                 self-amortizing loans because the ability of a
                                 borrower to make a balloon payment typically
                                 will depend upon either:

                                 o  its ability to fully refinance the loan; or

                                 o  its ability to sell the related mortgaged
                                    property at a price sufficient to permit the
                                    borrower to make the balloon payment.

                                 The ability of a borrower to accomplish either
                                 of these goals will be affected by a number of
                                 factors, including:

                                 o  the value of the related mortgaged property;

                                 o  the level of available mortgage interest
                                    rates at the time of sale or refinancing;

                                 o  the borrower's equity in the related
                                    mortgaged property;

                                 o  the financial condition and operating
                                    history of the borrower and the related
                                    mortgaged property;

                                 o  tax laws;

                                 o  rent control laws (with respect to certain
                                    residential properties);

                                 o  Medicaid and Medicare reimbursement rates
                                    (with respect to hospitals and nursing
                                    homes);

                                 o  prevailing general economic conditions; and

                                 o  the availability of credit for loans secured
                                    by commercial or multifamily, as the case
                                    may be, real properties generally.

                                       27

The Servicer Will Have
 Discretion to Handle or Avoid
 Obligor Defaults in a Manner
 Which May Be Adverse to
 Your Interests...............   If and to the extent specified in the
                                 prospectus supplement defaulted mortgage loans
                                 exist or are imminent, in order to maximize
                                 recoveries on defaulted mortgage loans, the
                                 related pooling and servicing agreement will
                                 permit (within prescribed limits) the master
                                 servicer or a special servicer to extend and
                                 modify mortgage loans that are in default or as
                                 to which a payment default is imminent. While
                                 the related pooling and servicing agreement
                                 generally will require a master servicer to
                                 determine that any such extension or
                                 modification is reasonably likely to produce a
                                 greater recovery on a present value basis than
                                 liquidation, we cannot provide assurance that
                                 any such extension or modification will in fact
                                 increase the present value of receipts from or
                                 proceeds of the affected mortgage loans.

                                 In addition, a master servicer or a special
                                 servicer may receive a workout fee based on
                                 receipts from or proceeds of such mortgage
                                 loans that would otherwise be payable to the
                                 certificateholders.

Proceeds Received upon
 Foreclosure of Mortgage Loans
 Secured Primarily by Junior
 Mortgages May Result in
 Losses.......................   To the extent specified in the prospectus
                                 supplement, some of the mortgage loans included
                                 in a trust fund may be secured primarily by
                                 junior mortgages. When liquidated, mortgage
                                 loans secured by junior mortgages are entitled
                                 to satisfaction from proceeds that remain from
                                 the sale of the related mortgaged property
                                 after the mortgage loans senior to such
                                 mortgage loans have been satisfied. If there
                                 are insufficient funds to satisfy both the
                                 junior mortgage loans and senior mortgage
                                 loans, the junior mortgage loans would suffer a
                                 loss and, accordingly, one or more classes of
                                 certificates would bear such loss. Therefore,
                                 any risks of deficiencies associated with first
                                 mortgage loans will be greater with respect to
                                 junior mortgage loans.

Credit Support May Not Cover
 Losses or Risks Which Could
 Adversely Affect Payment on
 Your Certificates.............  The prospectus supplement for the offered certificates of each series will describe any
                                 credit support provided with respect to those
                                 certificates. Use of credit support will be
                                 subject to the conditions and limitations
                                 described in this prospectus and in the related
                                 prospectus supplement. Moreover, credit support
                                 may not cover all potential losses or risks;
                                 for example, credit support may or may not
                                 cover fraud or negligence by a mortgage loan
                                 originator or other parties.

                                 A series of certificates may include one or
                                 more classes of subordinate certificates (which
                                 may include offered certificates), if so
                                 provided in the prospectus supplement. Although
                                 subordination is intended to reduce the risk to
                                 holders of

                                       28

                                 senior certificates of delinquent distributions
                                 or ultimate losses, the amount of subordination
                                 will be limited and may decline under certain
                                 circumstances. In addition, if principal
                                 payments on one or more classes of certificates
                                 of a series are made in a specified order of
                                 priority, any limits with respect to the
                                 aggregate amount of claims under any related
                                 credit support may be exhausted before the
                                 principal of the lower priority classes of
                                 certificates of such series has been fully
                                 repaid. As a result, the impact of losses and
                                 shortfalls experienced with respect to the
                                 mortgage assets may fall primarily upon those
                                 classes of certificates having a lower priority
                                 of payment. Moreover, if a form of credit
                                 support covers more than one series of
                                 certificates, holders of certificates of one
                                 series will be subject to the risk that such
                                 credit support will be exhausted by the claims
                                 of the holders of certificates of one or more
                                 other series.

                                 Regardless of the form of credit enhancement
                                 provided, the amount of coverage will be
                                 limited in amount and in most cases will be
                                 subject to periodic reduction in accordance
                                 with a schedule or formula. The master servicer
                                 will generally be permitted to reduce,
                                 terminate or substitute all or a portion of the
                                 credit enhancement for any series of
                                 certificates if the applicable rating agency
                                 indicates that the then-current rating of those
                                 certificates will not be adversely affected.
                                 The rating of any series of certificates by any
                                 applicable rating agency may be lowered
                                 following the initial issuance of those
                                 certificates as a result of the downgrading of
                                 the obligations of any applicable credit
                                 support provider, or as a result of losses on
                                 the related mortgage assets substantially in
                                 excess of the levels contemplated by that
                                 rating agency at the time of its initial rating
                                 analysis. None of the depositor, the master
                                 servicer or any of our or the master servicer's
                                 affiliates will have any obligation to replace
                                 or supplement any credit enhancement, or to
                                 take any other action to maintain any rating of
                                 any series of certificates.

Mortgagors of Commercial
 Mortgage Loans Are
 Sophisticated and May Take
 Actions Adverse to Your
 Interests....................   Mortgage loans made to partnerships,
                                 corporations or other entities may entail risks
                                 of loss from delinquency and foreclosure that
                                 are greater than those of mortgage loans made
                                 to individuals. The mortgagor's sophistication
                                 and form of organization may increase the
                                 likelihood of protracted litigation or
                                 bankruptcy in default situations.

Some Actions Allowed by the
 Mortgage May Be Limited by
 Law..........................   Mortgages securing mortgage loans included in a
                                 trust fund may contain a due-on-sale clause,
                                 which permits the lender to accelerate the
                                 maturity of the mortgage loan if the borrower
                                 sells, transfers or conveys the related
                                 mortgaged property or its interest in the
                                 mortgaged property. Mortgages securing mortgage
                                 loans included in a trust fund may also include
                                 a

                                       29

                                 debt-acceleration clause, which permits the
                                 lender to accelerate the debt upon a monetary
                                 or non-monetary default of the borrower. Such
                                 clauses are not always enforceable. The courts
                                 of all states will enforce clauses providing
                                 for acceleration in the event of a material
                                 payment default. The equity courts of any
                                 state, however, may refuse the foreclosure of a
                                 mortgage or deed of trust when an acceleration
                                 of the indebtedness would be inequitable or
                                 unjust or the circumstances would render the
                                 acceleration unconscionable.

Assignment of Leases and Rents
 to Provide Further Security
 for Mortgage Loans Poses
 Special Risks................   The mortgage loans included in any trust fund
                                 typically will be secured by an assignment of
                                 leases and rents pursuant to which the borrower
                                 assigns to the lender its right, title and
                                 interest as landlord under the leases of the
                                 related mortgaged property, and the income
                                 derived therefrom, as further security for the
                                 related mortgage loan, while retaining a
                                 license to collect rents for so long as there
                                 is no default. If the borrower defaults, the
                                 license terminates and the lender is entitled
                                 to collect rents. Some state laws may require
                                 that the lender take possession of the
                                 mortgaged property and obtain a judicial
                                 appointment of a receiver before becoming
                                 entitled to collect the rents. In addition,
                                 bankruptcy or the commencement of similar
                                 proceedings by or in respect of the borrower
                                 may adversely affect the lender's ability to
                                 collect the rents.

Inclusion in a Trust Fund of
 Delinquent  Mortgage Loans
 May Adversely  Affect the
 Rate of Defaults and
 Prepayments on the Mortgage
 Loans........................   If so provided in the prospectus supplement,
                                 the trust fund for a series of certificates may
                                 include mortgage loans that are delinquent as
                                 of the date they are deposited in the trust
                                 fund. A mortgage loan will be considered
                                 "delinquent" if it is 30 days or more past its
                                 most recently contractual scheduled payment
                                 date in payment of all amounts due according to
                                 its terms. In any event, at the time of its
                                 creation, the trust fund will not include
                                 delinquent loans which by principal amount are
                                 more than 20% of the aggregate principal amount
                                 of all mortgage loans in the trust fund. If so
                                 specified in the prospectus supplement, the
                                 servicing of such mortgage loans will be
                                 performed by a special servicer.

                                 Credit support provided with respect to a
                                 series of certificates may not cover all losses
                                 related to delinquent mortgage loans, and
                                 investors should consider the risk that the
                                 inclusion of such mortgage loans in the trust
                                 fund may adversely affect the rate of defaults
                                 and prepayments on the mortgage loans in the
                                 trust fund and the yield on the offered
                                 certificates of such series.

                                       30

Environmental Liability May
 Affect the  Lien on a
 Mortgaged Property and
 Expose the Lender to Costs...   Under certain laws, contamination of real
                                 property may give rise to a lien on the
                                 property to assure the costs of cleanup. In
                                 several states, that lien has priority over an
                                 existing mortgage lien on a property. In
                                 addition, under the laws of some states and
                                 under the federal Comprehensive Environmental
                                 Response, Compensation, and Liability Act of
                                 1980, a lender may be liable, as an "owner" or
                                 "operator," for costs of addressing releases or
                                 threatened releases of hazardous substances at
                                 a property, if agents or employees of the
                                 lender have become sufficiently involved in the
                                 operations of the borrower, regardless of
                                 whether or not the environmental damage or
                                 threat was caused by the borrower. A lender
                                 also risks such liability on foreclosure of the
                                 mortgage. In addition, liabilities imposed upon
                                 a borrower by CERCLA or other environmental
                                 laws may adversely affect a borrower's ability
                                 to repay a loan. If a trust fund includes
                                 mortgage loans and the prospectus supplement
                                 does not otherwise specify, the related pooling
                                 and servicing agreement will contain provisions
                                 generally to the effect that the master
                                 servicer, acting on behalf of the trust fund,
                                 may not acquire title to a mortgaged property
                                 or assume control of its operation unless the
                                 master servicer, based upon a report prepared
                                 by a person who regularly conducts
                                 environmental site assessments, has made the
                                 determination that it is appropriate to do so.
                                 These provisions are designed to reduce
                                 substantially the risk of liability for costs
                                 associated with remediation of hazardous
                                 substances, but we cannot provide assurance in
                                 a given case that those risks can be eliminated
                                 entirely. In addition, it is likely that any
                                 recourse against the person preparing the
                                 environmental report, and such person's ability
                                 to satisfy a judgment, will be limited.

One Action Jurisdiction May
 Limit the  Ability of the
 Special Servicer to Foreclose
 on a Mortgaged Property......   Several states (including California) have laws
                                 that prohibit more than one "judicial action"
                                 to enforce a mortgage obligation, and some
                                 courts have construed the term "judicial
                                 action" broadly. The special servicer may need
                                 to obtain advice of counsel prior to enforcing
                                 any of the trust fund's rights under any of the
                                 mortgage loans that include mortgaged
                                 properties where the rule could be applicable.

                                 In the case of a mortgage loan secured by
                                 mortgaged properties located in multiple
                                 states, the special servicer may be required to
                                 foreclose first on properties located in states
                                 where "one action" rules apply (and where
                                 non-judicial foreclosure is permitted) before
                                 foreclosing on properties located in states
                                 where judicial foreclosure is the only
                                 permitted method of foreclosure.

                                       31

Rights Against Tenants May Be
 Limited if Leases Are Not
 Subordinate to the Mortgage
 or Do Not Contain Attornment
 Provisions..................    Some of the tenant leases contain provisions
                                 that require the tenant to attorn to (that is,
                                 recognize as landlord under the lease) a
                                 successor owner of the property following
                                 foreclosure. Some of the leases may be either
                                 subordinate to the liens created by the
                                 mortgage loans or else contain a provision that
                                 requires the tenant to subordinate the lease if
                                 the mortgagee agrees to enter into a
                                 non-disturbance agreement.

                                 In some states, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage loans and such leases do not contain
                                 attornment provisions, such leases may
                                 terminate upon the transfer of the property to
                                 a foreclosing lender or purchaser at
                                 foreclosure. Accordingly, in the case of the
                                 foreclosure of a mortgaged property located in
                                 such a state and leased to one or more
                                 desirable tenants under leases that do not
                                 contain attornment provisions, such mortgaged
                                 property could experience a further decline in
                                 value if such tenants' leases were terminated
                                 (e.g., if such tenants were paying above-market
                                 rents).

                                 If a lease is senior to a mortgage, the lender
                                 will not (unless it has otherwise agreed with
                                 the tenant) possess the right to dispossess the
                                 tenant upon foreclosure of the property, and if
                                 the lease contains provisions inconsistent with
                                 the mortgage (e.g., provisions relating to
                                 application of insurance proceeds or
                                 condemnation awards), the provisions of the
                                 lease will take precedence over the provisions
                                 of the mortgage.

If Mortgaged Properties Are
 Not in Compliance With
 Current Zoning  Laws, You
 May Not Be Able to Restore
 Compliance Following a
 Casualty Loss................   Due to changes in applicable building and
                                 zoning ordinances and codes which have come
                                 into effect after the construction of
                                 improvements on certain of the mortgaged
                                 properties, some improvements may not comply
                                 fully with current zoning laws (including
                                 density, use, parking and set-back
                                 requirements) but may qualify as permitted
                                 non-confirming uses. Such changes may limit the
                                 ability of the related mortgagor to rebuild the
                                 premises "as is" in the event of a substantial
                                 casualty loss. Such limitations may adversely
                                 affect the ability of the mortgagor to meet its
                                 mortgage loan obligations from cash flow.
                                 Insurance proceeds may not be sufficient to pay
                                 off such mortgage loan in full. In addition, if
                                 the mortgaged property were to be repaired or
                                 restored in conformity with then current law,
                                 its value could be less than the remaining
                                 balance on the mortgage loan and it may produce
                                 less revenue than before such repair or
                                 restoration.

                                       32

Inspections of the Mortgaged
 Properties Were Limited......   The mortgaged properties were inspected by
                                 licensed engineers in connection with the
                                 origination of the mortgage loans to assess the
                                 structure, exterior walls, roofing interior
                                 construction, mechanical and electrical systems
                                 and general condition of the site, buildings
                                 and other improvements located on the mortgaged
                                 properties. We cannot provide assurance that
                                 all conditions requiring repair or replacement
                                 have been identified in such inspections.

Litigation Concerns...........   There may be legal proceedings pending and,
                                 from time to time, threatened against the
                                 mortgagors or their affiliates relating to the
                                 business, or arising out of the ordinary course
                                 of business, of the mortgagors and their
                                 affiliates. We cannot provide assurance that
                                 such litigation will not have a material
                                 adverse effect on the distributions to you on
                                 your certificates.

                                       33

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans--Leases," unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

MORTGAGE LOANS--LEASES

     General. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

     If so specified in the prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Leases. To the extent specified in the prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See
"Certain Legal Aspects of the Mortgage Loans and Leases--Leases and Rents."
Alternatively, to the extent specified in the prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

     To the extent described in the prospectus supplement, the leases, which may include "bond-type" or "credit-type" leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata

                                       34

share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A
"credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases
(other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

     If so specified in the prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgage property occurs, or if the ingress or egress to the leased space has been materially impaired.

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the prospectus supplement, the Debt
Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i)
the Net Operating Income of the mortgaged property for a twelve-month period to
(ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the prospectus supplement, Net
Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover

                                       35

debt service on the mortgage loan at any given time. An insufficiency of Net
Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health-care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net
Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense"
provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default.
The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method
(recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from

                                       36

such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Net Operating Income
Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans"
and "--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower
Default."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv)
may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated
maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off
Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date)
of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii)
the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants

                                       37

of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

     CMBS may include (i) private (that is, not guaranteed or insured by the
United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii)
certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or
Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the CMBS will be made by the CMBS servicer or the
CMBS trustee on the dates specified in the prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

     The prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated
maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the
CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Leases--Mortgage
Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

     To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities
Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the
Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the prospectus supplement.

                                       38

CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable)
and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for the certificates of each series. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See "Risk Factors--Credit Support May Not
Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates"
and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the prospectus supplement.

PRE-FUNDING

     If so provided in the prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the
Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the prospectus supplement.

     In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the prospectus supplement. See "Risk
Factors--Unused Amounts in Pre-Funding Accounts May Be Returned to You as a
Prepayment."

                                       39

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments and
Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and
May Affect Your Yield." The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST RESULTING FROM PREPAYMENTS

     When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees)
may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls.
See "Description of the Pooling and Servicing Agreements--Servicing Compensation
and Payment of Expenses."

PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal

                                       40

balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of
Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies
(e.g., prepayment and default rates with respect to the mortgage loans).

     In general, the notional amount of a class of Stripped Interest
Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of
Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal
Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped
Interest Certificates.

     The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any

                                       41

trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the prospectus supplement. The tables and assumptions will illustrate the

                                       42

sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class.
Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk", that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their

                                       43

terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

     A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the prospectus supplement. As described in the prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

     Additional Certificate Amortization. In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the prospectus supplement. As specifically set forth in the prospectus supplement, "excess funds" generally will represent that portion of the amounts distributable in respect

                                       44

of the certificates of any series on any distribution date that represent (i)
interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

                                  THE DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North
Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National
Bank), a national banking association with its main office located in Charlotte,
North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia
Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte,
North Carolina 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                       45

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as
Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a
Stripped Interest Certificate component, to the extent of available funds, in each case as described in the prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of
Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the prospectus supplement. As provided in the prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the prospectus supplement, at the location specified in the prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be
Limited Because of Their Characteristics," and "--The Assets of the Trust Fund
May Not Be Sufficient to Pay Your Certificates."

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the prospectus supplement from the Available Distribution Amount for such series and such distribution date.

     Except as otherwise specified in the prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided

                                       46

in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class
(other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the
Available Distribution Amount allocable to such class on such distribution date.
Prior to the time interest is distributable on any class of Accrual
Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates),
Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period
(generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

     If so specified in the prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the certificate balance of)
one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield
Considerations--Shortfalls in Collections of Interest Resulting from
Prepayments" exceed the amount of any sums (including, if and to the extent specified in the prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund.
Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Prepayment and Repurchases of the Mortgage Assets Will
Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield
Considerations."

                                       47

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual
Certificates are required to commence, by the amount of any Accrued Certificate
Interest in respect thereof (reduced as described above). Unless otherwise provided in the prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

     As and to the extent described in the prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster
(and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Certificates"
and "--Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in

                                       48

collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the
Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

     If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

     If and to the extent so provided in the prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

                                       49

          (i) the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

          (ii) the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

          (iii) the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

          (iv) the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

          (v) the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

          (vi) the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

          (vii) the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

          (viii) with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund
     (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

          (ix) with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B)
     the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

          (x) the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby)
     immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

          (xi) the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

          (xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

          (xiii) the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

          (xiv) if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

     Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the

                                       50

calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however,
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

     If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the prospectus supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the prospectus supplement. See
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See
"Description of the Pooling and Servicing Agreements--Events of Default,"
"--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i)
the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. In any event, unless otherwise disclosed in the prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or

                                       51

certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Securities Exchange
Act of 1934. DTC holds securities that its participating organizations deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and
the National Association of Securities Dealers, Inc. Access to the DTC system also is available to indirect participants in the DTC system such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant in the DTC system, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants in the DTC system, which will receive a credit for the book-entry certificates on DTC's records. A certificate owner's ownership interest as an actual purchaser of a book-entry certificate will in turn be recorded on the records of direct participants and indirect participants. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the direct participant or indirect participant through which each certificate owner entered into the transaction.
Transfers of ownership interest in the book-entry certificates will be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC will not know the identity of actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants in the DTC system to whose accounts such certificates are credited.
The participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to direct participants in the DTC system, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on such date.
Disbursement of such distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in
"street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, certificate owners may receive payments after the related distribution date.

     As may be provided in the prospectus supplement, the only
"certificateholder" (as such term is used in the related pooling and servicing agreement) of a book-entry certificate will be the nominee of DTC,

                                       52

and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of direct participants in the DTC system, who in turn act on behalf of indirect participants and certain certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the
DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if
(i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or
(ii) the depositor notifies DTC of its intent to terminate the book-entry system through DTC with respect to such certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee or other designated party will be required to issue to the certificate owners identified in such instructions the definitive certificates to which they are entitled, and thereafter the holders of such definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement.
In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement.
However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the prospectus supplement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the prospectus supplement. As used in this prospectus with respect to any series, the term
"certificate" refers to all of the certificates of that series, whether or not offered hereby and by the prospectus supplement, unless the context otherwise requires.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     As set forth in the prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans

                                       53

to be included in the related trust fund, together with, unless otherwise specified in the prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;
the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt
Service Coverage Ratio as of the date indicated.

     With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof)
with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

     The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the prospectus supplement.

     If so provided in the prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

     With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the

                                       54

accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the prospectus supplement.

     Unless otherwise provided in the prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.
This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a warranting party will be specified in the prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made.
However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

     General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

                                       55

          (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

          (ii) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

          (iii) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer
     (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support;"

          (v) any advances made as described under "Description of the
     Certificate--Advances in Respect of Delinquencies;"

          (vi) any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

          (vii) all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under
     "--Assignment of Mortgage Assets; Repurchases" and "--Representations and
     Warranties; Repurchases," all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under "--Realization
     Upon Defaulted Mortgage Loans," and all liquidation proceeds resulting from any mortgage asset purchased as described under "Description of the
     Certificates--Termination;"

          (viii) any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses;"

          (ix) to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

          (x) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies;"

          (xi) any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

          (xii) any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

          (i) to make distributions to the certificateholders on each distribution date;

          (ii) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified

                                       56

     and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

          (iii) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

          (iv) to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

          (v) if and to the extent described in the prospectus supplement, to pay the master servicer, a special servicer or another specified entity
     (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

          (vi) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization
     Upon Defaulted Mortgage Loans;"

          (vii) to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor;"

          (viii) if and to the extent described in the prospectus supplement, to pay the fees of the trustee;

          (ix) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under
     "--Certain Matters Regarding the Trustee;"

          (x) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

          (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

          (xii) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
     Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited
     Transactions Tax and Other Taxes;"

                                       57

          (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of such mortgage loan or property;

          (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

          (xv) to pay for the cost of recording the pooling and servicing agreement if recorded in accordance with the pooling and servicing agreement;

          (xvi) to make any other withdrawals permitted by the related pooling and servicing agreement and described in the prospectus supplement; and

          (xvii) to clear and terminate the certificate account upon the termination of the trust fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     Master Servicer. The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the pooling and servicing agreement.

     The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of
Credit Support."

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.
A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

     Sub-Servicers. A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement.
See "--Certificate Account" and "--Servicing Compensation and Payment of
Expenses."

     Special Servicers. If and to the extent specified in the prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or

                                       58

another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the prospectus supplement.

     Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and
Leases."

     A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

     If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such mortgaged property within the meaning of certain federal environmental laws, unless

                                       59

the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

          (i) either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

          (ii) either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans and
     Leases--Environmental Considerations."

     If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal
Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.
Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

HAZARD INSURANCE POLICIES

     Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy
(except for amounts to be applied to the restoration or repair of the

                                       60

mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.
The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of
Mortgage Loans and Leases--Due-on-Sale and Due-on-Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of

                                       61

expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

     See "Yield Considerations--Shortfalls in Collections of Interest Resulting
from Prepayments."

EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement may require that, on or before a specified date in each year, the master servicer cause a firm of independent public accountants to furnish a statement to the trustee to the effect that, based on an examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related pooling and servicing agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, paragraph 4 of the Uniform Single Audit Program for
Mortgage Bankers requires it to report. Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a master servicer will be made available to certificateholders upon written request to the master servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer's resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation,

                                       62

warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability.
However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

     Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than
25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less

                                       63

than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or (v) for any other purpose; provided that such amendment
(other than an amendment for the purpose specified in clause (iv) above) may not
(as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to at least 51%
(or such other percentage specified in the prospectus supplement) of the voting rights for the related series allocated to the affected classes; provided, however, that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

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LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.
As and to the extent described in the prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and

                                       65

appoint a successor trustee. In addition, unless otherwise provided in the prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

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                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of credit support described in the prospectus supplement, or any combination of the foregoing. If so provided in the prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the prospectus supplement.

     The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk
Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely
Affect Payment on Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

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LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and
Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the
Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement.

     If so specified in the prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund.
However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the

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types of credit support described in this prospectus. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

               CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any
CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust
Funds--Mortgage Loans--Leases." For purposes of the following discussion,
"mortgage loan" includes a mortgage loan underlying a CMBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as "mortgages" in this prospectus and, unless otherwise specified, in any prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.
The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office.
However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

     The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary
(the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At

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origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See
"--Environmental Considerations." In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform
Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See "--Bankruptcy Laws."

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

COOPERATIVE LOANS

     If specified in the prospectus supplement, the mortgage loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations. If specified in the prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such

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tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii)
arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

     An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares.
The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See
"--Foreclosure--Cooperative Loans" below.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state

                                       71

law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property.
Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all

                                       72

parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.
In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

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     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real

                                       74

property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

     Regulated Healthcare Facilities. A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

     Cross-Collateralization. Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will

                                       75

recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial
Code and the security agreement relating to those shares. Article 9 of the
Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a
"commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.
Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.
Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition.
This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the

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Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents."

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%
of the remaining term of the lease, but not more than three years.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise

                                       77

accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the
Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal
(assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

     Superlien Laws. Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation, and
Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators"

                                       78

of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property.
However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The federal Asset Conservation, Lender Liability and Deposit Insurance
Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender
Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management." However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA,
(2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or
(4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

     Certain Other State Laws. Many states have statutes similar to CERCLA and
RCRA, and not all of those statutes provide for a secured creditor exemption.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization upon Defaulted Mortgage Loans."

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     If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations.
Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository
Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in

                                       80

material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

     In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption)
be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service or the National Oceanic and
Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such

                                       81

as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE IN DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the
OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing
(notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank's transactions with its affiliates.

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     While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the
Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (e.g., banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns
(including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences." Certificateholders
are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     The following discussion addresses securities of two general types: (i)
REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G (the
"REMIC Provisions") of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a
REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all
"regular interests" and "residual interests" in each REMIC. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and
1275 of the Code and in the Treasury regulations issued thereunder (the "OID
Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICS

     Classification of REMICs. It is the opinion of Cadwalader, Wickersham &
Taft LLP, counsel to the depositor, that upon the issuance of each series of
REMIC Certificates, assuming compliance with all provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of
"regular interests" ("REMIC Regular Certificates") or "residual interests"
("REMIC Residual Certificates") under the REMIC Provisions.

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     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a
REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section
7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95%
or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the
REMIC Regular Certificates and income allocated to the class of REMIC Residual
Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC
Regular Certificates will be "qualified mortgages" within the meaning of section
860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.
The related prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will ach qualify as a REMIC and the REMIC Certificates issued by the tiered
REMICs, respectively, will be considered to evidence ownership of REMIC Regular
Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     For purposes of determining whether the REMIC Certificates are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

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TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the
Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6)
of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued.
The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters).
If less than a substantial amount of a particular class of REMIC Regular
Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the
OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than
"qualified stated interest." "Qualified stated interest" includes interest payable unconditionally at least annually at a single fixed rate, at a
"qualified floating rate," or at an "objective rate," or a combination of a single fixed rate and one or more "qualified floating rates," or one "qualified inverse floating rates," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

     It is not entirely clear under the Code that interest paid to the REMIC
Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated
interest". However, unless disclosed otherwise in the prospectus supplement, the trust fund intends to treat stated interest as "qualified stated interest" for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular
Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated
interest" under the Code.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the related prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the "IRS").

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a

                                       86

REMIC Regular Certificate will reflect accrued interest. The OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC
Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated
redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption)
by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID
Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC
Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" for a description of such election under the OID
Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the
REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular
Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular
Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular
Certificate in prior accrual periods of amounts included in the stated
redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue

                                       87

price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

     The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

     Market Discount. A certificateholder that purchases a REMIC Regular
Certificate at a market discount, that is, in the case of a REMIC Regular
Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular
Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the
Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID
Regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

     Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

     o    on the basis of a constant yield method;

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     o    in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

     o    in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

     Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular
Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.
For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC
Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The
OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market
Discount." The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

     Realized Losses. Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular
Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be "events which have occurred before the close of the accrued period" that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

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     The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual
Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless the related prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable
Income of the REMIC" and will be taxable to the REMIC Residual
Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be
"portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual
Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual
Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period.
Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions,"
residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual
Certificateholders' after-tax rate of return.

     On May 11, 2004 the Internal Revenue Service published final Treasury regulations (the "Inducement Fee Regulations") under Sections 446(b), 860C, and
863(a) of the Code relating to the proper method of accounting for, and source of income from, fees ("inducement fees") received by taxpayers to induce the acquisition of "noneconomic" REMIC Residual Certificates. These regulations apply to taxpayers who receive inducement fees in connection with becoming the holder of a noneconomic REMIC Residual Certificate for taxable years ending on or after May 11, 2004.

     Proposed Treasury Regulation section 1.863-1(e) provides that an inducement fee is treated as U.S. source income. Proposed Treasury Regulation section
1.446-6(c) sets forth a general rule (the "General

                                       90

Rule") which provides that a taxpayer must recognize in income an inducement fee received for acquiring a noneconomic REMIC Residual Certificate "over the remaining expected life of the applicable REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that noneconomic residual interest."

     Under the Inducement Fee Regulations, a taxpayer is generally permitted to adopt an accounting method for the recognition of inducement fees that meets the
General Rule described above. The Proposed Treasury Regulations state, however, that the treatment of inducement fees received on noneconomic REMIC Residual
Certificates constitutes a method of accounting for purposes of Internal Revenue
Code sections 446 and 481. Thus, under the Inducement Fee Regulations, once an accounting method is adopted it must be consistently applied to all inducement fees received by the taxpayer in respect of noneconomic REMIC Residual
Certificates, and may not be changed without the consent of the Commissioner, pursuant to section 446(e) of the Code and the Treasury Regulations and other procedures thereunder.

     The Inducement Fee Regulations set forth two alternative safe harbor methods of accounting for meeting the General Rule described above. The
Commissioner is authorized to provide additional safe harbor methods by revenue ruling or revenue procedure.

     Under one safe harbor method of accounting set forth in the Inducement Fee
Regulations (the "Book Method"), a taxpayer includes an inducement fee in income in accordance with the same accounting method and time period used by the taxpayer for financial reporting purposes, provided that the period over which such inducement fee is included in income is not less than the period the related REMIC is expected to generate taxable income.

     Under the second safe harbor accounting method (the "Modified REMIC
Regulatory Method"), a taxpayer recognizes inducement fee income ratably over the remaining anticipated weighted average life of the REMIC. For this purpose, the REMIC's remaining anticipated weighted average life is determined as of the date of acquisition of the noneconomic REMIC Residual Certificate using the methodology provided in current Treasury Regulation section 1.860E-1(a)(3)(iv).

     The Inducement Fee Regulations also provide that upon a sale or other disposition of a noneconomic REMIC Residual Certificate (other than in a transaction to which section 381(c)(4) of the Code applies) the holder must include currently in income the balance of any previously unrecognized inducement fee amounts attributable to such residual interest.

     Holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such inducement fee payments for income tax purposes.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to
REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the related prospectus supplement will be determined in the manner described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." If one or more classes of REMIC
Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC's interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds

                                       91

will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC
Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular
Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September
27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest on the REMIC Regular
Certificates equal to the deductions that would be allowed if the REMIC Regular
Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of
Owners of REMIC Regular Certificate--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular
Certificates described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC
Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue
Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.
The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See "--Possible Pass-Through of
Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC
Residual Certificate will be equal to the amount paid for such REMIC Residual
Certificate, increased by amounts included in the income of the REMIC Residual
Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC
Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual
Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

                                       92

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain
REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC
Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC
Residual Certificates will initially equal the amount paid for such REMIC
Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual
Certificateholders. To the extent such REMIC Residual Certificateholders'
initial bases are less than the distributions to such REMIC Residual
Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC
Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual
Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual
Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual
Certificate for any calendar quarter will be the excess, if any, of:

     o    the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

     o    the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual
          Certificateholder.

     The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased
(but not below zero) by any distributions made with respect to such REMIC
Residual Certificate before the beginning of such quarter. The issue price of a
REMIC Residual Certificate is the initial offering price to the public
(excluding bond houses and brokers) at which a substantial amount of the REMIC
Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     o    will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

     o    will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, "--Foreign
          Investors in REMIC Certificates" below.

                                       93

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

     In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual
Certificateholder. First, alternative minimum taxable income for a REMIC
Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions.
Second, a REMIC Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC
Residual Certificate. The REMIC regulations provide that a REMIC Residual
Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the "applicable
Federal rate" on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. Under the REMIC regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person.
Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

     In addition to the three conditions set forth above, a fourth condition must be satisfied in one of two alternative ways for the transferor to have a
"safe harbor" against ignoring the transfer. Either:

          (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

               (i) the present value of any consideration given the transferee to acquire the interest;

               (ii) the present value of the expected future distributions on the interest; and

               (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

                                       94

     For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee;
or

          (b) the following requirements are satisfied:

               (i) the transferee is a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

               (ii) the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

               (iii) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual
Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations;
provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See
"--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC
Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a
REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to the holders of the related
REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates
which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain "pass-through entity," an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     o    3% of the excess of the individual's adjusted gross income over such amount; and

     o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However the section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

                                       95

     In determining the alternative minimum taxable income of such a holder of a
REMIC Certificate that is an individual, estate or trust, or a "pass-through entity," beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate.
The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular
Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under
"--Basis Rules, Net Losses and Distributions". Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset within the meaning of section 1221 of the Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

     o    the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" determined as of the date of purchase of such REMIC Regular
          Certificate, over

     o    the amount of ordinary income actually includible in the seller's income prior to such sale.

     In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC

                                       96

or any similar interest in a "taxable mortgage pool" during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual
Certificateholder's adjusted basis in the newly acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on
REMICs equal to 100% of the net income derived from "prohibited transactions".
In general, subject to certain specified exceptions, a prohibited transaction means:

     o    the disposition of a mortgage loan;

     o    the receipt of income from a source other than a mortgage loan or certain other permitted investments;

     o    the receipt of compensation for services; or

     o    gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

     It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.
A REMIC may recognize "net income from foreclosure property" subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, "net income from foreclosure property" or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain
Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

     o    the present value discounted using the "applicable Federal rate" of the total anticipated excess inclusions with respect to such REMIC
          Residual Certificate for periods after the transfer; and

     o    the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual
Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such

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agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available.
Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual
Certificate.

     In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" generally means:

     o    the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as
          instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the
          Code);

     o    any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

     o    any organization described in section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular
Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC
Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual
Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of section 1091 of the Code.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners.
Unless otherwise stated in the related prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual
Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the
REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification.

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REMIC Residual Certificateholders will generally be required to report such
REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual
Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any
REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the related prospectus supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" at a rate of 28% (increasing to 30% after 2010)
if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder
that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular
Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed under penalties of perjury, certifying that such certificateholder is not a
United States Person and providing the name and address of such certificateholder). For these purposes, "United States Person" means:

     o    a citizen or resident of the United States;

                                       99

     o    a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes)
          created or organized in, or under the laws of, the United States, any
          State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

     o    an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

     o    a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular
Certificate that is held by:

     o    a REMIC Residual Certificateholder that owns directly or indirectly a
          10% or greater interest in the REMIC Residual Certificates; or

     o    to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgage or a controlled foreign corporation of which such mortgagor is a "United
          States shareholder" within the meaning of section 951(b) of the Code.

     If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a
REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes.
However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual
Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

     The Treasury Department issued final regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their own tax advisors regarding these regulations.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

     For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. Except as discussed in the related prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

                                      100

     o    assets described in section 7701(a)(19)(C) of the Code;

     o    "obligation[s] which...[are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the
          Code; and

     o    "real estate assets" within the meaning of section 856(c)(5)(B) of the
          Code.

     In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the
Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, "real estate assets"
within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which[are]
principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans
(including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see "--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through
of Miscellaneous Itemized Deductions".

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the
"stripped bond" rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain
"safe harbors." The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation.
The related prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of

                                      101

section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See "--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--Market Discount." Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report "qualified stated interest" from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued
(based on the holder's method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than "qualified stated
interest," and the certificate's share of reasonable servicing and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month
(see "--Sales of Grantor Trust Certificates") and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

     With respect to certain categories of debt instruments, section 1272(a)(6)
of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.
In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted

                                      102

for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     In light of the application of section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than "qualified stated interest." "Qualified stated interest" generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a
"qualified floating rate" or at an "objective rate." In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

                                      103

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID Regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID
Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated
redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust
Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount." If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that

                                      104

has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular
Certificates-- Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see "Taxation of Owners of REMIC Regular
Certificates--Market Discount".

     Because the mortgage loans will provide for periodic payments of stated
redemption price, such discount may be required to be included in income at a rate that is not significantly lower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--If Stripped Bond Rules Do Not Apply."
Further, under the rules described in "--Taxation of Owners of REMIC Regular
Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular
Certificates. See

                                      105

"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."
It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

     The OID Regulations insofar as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6)
applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible
Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--If Stripped Bond Rules Apply" above.

     As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates.
However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption.
However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

                                      106

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non-contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced
(but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction"
within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. As may be provided in the related prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--Taxation of
Owners of REMIC Residual Certificates--Backup Withholding with Respect to REMIC
Certificates" will also apply to grantor trust certificates.

     Foreign Investor. In general, the discussion with respect to REMIC Regular
Certificates in "--Taxation of Owners of REMIC Residual Certificates--Foreign
Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in

                                      107

the related prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.
However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S.
certificateholders and potential U.S. taxation.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

     On June 20, 2002, the IRS published regulations which will, when effective, and if finalized in their proposed form, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulation Section
301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

REPORTABLE TRANSACTIONS

     Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.
Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                      108

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

     Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by
"benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not
"significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

     Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     Wachovia Corporation ("Wachovia") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA
Considerations,"

                                      109

the term "underwriter" includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See "Method of
Distribution."

     The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the
Exemption:

     First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard &
Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard
& Poor's"), Moody's Investors Service, Inc. ("Moody's"), or Fitch, Inc.
("Fitch").

     Third, the trustee cannot be an affiliate of any other member of the
Restricted Group other than an underwriter. The "Restricted Group" consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac, Farmer Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

     Fourth, the sum of all payments made to and retained by the underwriter(s)
in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Fifth, the investing Plan must be an accredited investor as defined in Rule
501(a)(1) of Regulation D of the Securities and Exchange Commission under the
Securities Act of 1933, as amended.

     In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii)
the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates.
Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The prospectus supplement will discuss whether pre-funding accounts will be used.

     The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of
Standard & Poor's, Moody's, or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in

                                      110

Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

     If the general conditions set forth in the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii)
the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for
the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by
Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i)
such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than
25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a "Pooling and Servicing Agreement" as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

     The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the
"Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from
Standard & Poor's, Moody's, or Fitch. In addition to the foregoing Class
Exemption, relief may be available to certain insurance company general accounts, which support

                                      111

policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under
Section 401(c) of ERISA, that became applicable on July 5, 2001.

     Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an "accredited investor"
as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited
Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of
Prohibited Transaction Class Exemption 95-60. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended
("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates")
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment activities are subject to investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA
Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds)
created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for such entities.

     Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to

                                      112

Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as
"mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the
Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part
1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain
"Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain
"commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and
"residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a
"commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 (e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the
"OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities" and
Thrift Bulletin 73a (December 18, 2001) "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit
Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the
NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal and state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or

                                      113

prohibit investment in securities which are not "interest-bearing" or
"income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             METHOD OF DISTRIBUTION

     The offered certificates offered by the prospectus and the related prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC, acting as underwriter with other underwriters, if any, named in the prospectus supplement. Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Wachovia
Capital Markets, LLC acting as agent. If Wachovia Capital Markets, LLC acts as agent in the sale of offered certificates, Wachovia Capital Markets, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the prospectus supplement. To the extent that Wachovia Capital
Markets, LLC elects to purchase offered certificates as principal, Wachovia
Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

     This prospectus and prospectus supplements also may be used by the depositor, Wachovia Capital Markets, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions.
Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     If so specified in a prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC to one or more affiliates of the depositor. This prospectus and prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC.

                                      114

     The depositor will agree to indemnify Wachovia Capital Markets, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates.
Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

                                  LEGAL MATTERS

     Unless otherwise specified in the prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by
Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the prospectus supplement.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest
Certificates in extreme cases might fail to recoup their initial investments.

     There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

                                      115

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

     "Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped
Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under "Distributions of Interest on the Certificates" in this prospectus.

     "Available Distribution Amount" means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the prospectus supplement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis)
relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-Off Date" means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time and as more fully set forth in the prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Farmer Mac" or "FAMC" means the Federal Agricultural Mortgage Corporation.

     "Loan-to-Value Ratio" means, as more fully set forth in the prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

     "Net Operating Income" means, as more fully set forth in the prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans
(including the mortgage loan) secured by liens on the mortgaged property.

     "REMIC" means a "real estate mortgage investment conduit" under the Code.

     "REMIC Certificate" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a
REMIC.

     "REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

                                      116

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "Standard Prepayment Assumption" or "SPA" means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

                                      117

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     The file "WBCMT 2005-C16 Prospectus Annexes A1-6.xls", which is a Microsoft
Excel*, Version 5.0 spreadsheet, that provides in electronic format certain information shown in Annexes A-1, A-1A, A-1B, A-2, A-3, A-4, A-5 and A-6. In
addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available
Information" in this prospectus supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the "WBCMT 2005-C16
Prospectus Annexes A1-6.xls" file.

     To open the file, insert the diskette into your floppy drive. Copy the file
"WBCMT 2005-C16 Prospectus Annexes A1-6.xls" to your hard drive or network drive. Copy the file "WBCMT 2005-C16 Prospectus Annexes A1-6.xls" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Disclaimer" and "A-1 Loan and Property
Schedule" or "A-1A Loan and Property Schedule" or "A-1B Loan and Property
Schedule" or "A-2 Multifamily Data" or "A-3 Reserve Accounts" or "A-4 Commercial
Tenant Schedule" or "A-5 Cross-Collateralized Pool" or "A-6 AON Office Building
Debt Service Payment Schedule", respectively.

     * Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

       UNTIL APRIL 19, 2005, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE
OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE
REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION
TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS
WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.

                             -----------------------

                                                                          PAGE
                                                                         ------

                              PROSPECTUS SUPPLEMENT

ANNEX A-1A ...........................................................    A-1A
ANNEX A-1B ...........................................................    A-1B

                                   PROSPECTUS

================================================================================

================================================================================

                                 $1,686,718,000
                                  (APPROXIMATE)

                               WACHOVIA COMMERCIAL
                            MORTGAGE SECURITIES, INC.
                                   (DEPOSITOR)

                            WACHOVIA BANK COMMERCIAL
                                 MORTGAGE TRUST

                               COMMERCIAL MORTGAGE
                                  PASS-THROUGH
                          CERTIFICATES SERIES 2005-C16

                             ----------------------
                              PROSPECTUS SUPPLEMENT
                             ----------------------

                               WACHOVIA SECURITIES

                       COUNTRYWIDE SECURITIES CORPORATION

                              ABN AMRO INCORPORATED
                           CREDIT SUISSE FIRST BOSTON
                            DEUTSCHE BANK SECURITIES
                              RBS GREENWICH CAPITAL

                                JANUARY 19, 2005

================================================================================